Exhibit 4.10

Handbook Season 2021/ 22

The Football Association Premier League Limited Season 2021/22 Board of Directors (as at August 2021) Gary Hoffman (Chair) Richard Masters (Chief Executive) Kevin Beeston (Non-Executive Director) Auditors Deloitte LLP 1 New Street Square London EC4A 3BZ Bankers Barclays Bank plc 27th Floor 1 Churchill Place London E14 5HP Registered Office Brunel Building 57 North Wharf Road London W2 1HQ Regd. No. 02719699 Telephone 020 7864 9000 Website www.premierleague.com Published by The Football Association Premier League Limited © The Football Association Premier League Limited 2021

Club Directory Fixtures Rules Premier League Rules Premier League Forms Youth Development Rules Youth Development Forms Appendices to the Rules 79 259 349 437 479 Match Officials Memorandum & Articles of Association Miscellaneous Statistics 643 613 585 579 63 43 01

Club Directory

Club Directory: Arsenal

Arsenal

Highbury House
75 Drayton Park
London N5 1BU

Main Switchboard: 020 7619 5003
Contact Centre / Ticket Office: 020 7619 5000
www.arsenal.com

Chief Executive Officer
Vinai Venkatesham

Acting Club Secretary
Zayna Perkins

First Team Manager
Mikel Arteta

Assistant Coaches
Albert Stuivenberg
Stephen Round

Technical Director
Edu Gaspar

Academy Manager
Per Mertesacker

Director of Football Operations
Richard Garlick

Chief Financial Officer
Stuart Wisely

General Counsel
Svenja Geissmar

People Director
Karen Ann Josephides

Commercial Director
Peter Silverstone

Communications Director and Community Affairs
Mark Gonnella

Operations Director
Hywel Sloman

Stadium and Facilities Director
John Beattie

Venue Director
Tom McCann

Supporter Liaison Officer
Mark Brindle

Disability Liaison Officer
Caroline Lemmon

Disability Access Officer
Alun Francis

Event Safety and Security Manager
Sharon Cicco

Medical Director
Dr Gary O'Driscoll
MBBS, BSc, DipSEM, FFSEM

Grounds Manager, Stadium and Hale End
Paul Ashcroft
National Diploma in Turf, Science and Grounds Management

Managing Editor (Publications)
Andy Exley

Shirt Sponsor
Emirates

Kit Manufacturer
adidas

Ground Capacity at start of the Season
60,704

Pitch Dimensions
Length: 105 metres Width: 68 metres

Directors
Stanley Kroenke
Josh Kroenke
Richard Carr
Lord Harris of Peckham
Tim Lewis

Official Company Name and Number
The Arsenal Football Club Plc
No. 109244

Home kit



Shirts: Red and White
Shorts: White
Socks: White and Red

Alternative kit 1



Shirts: Dark Blue
Shorts: Dark Blue
Socks: Dark Blue

Alternative kit 2



Shirts: Yellow
Shorts: Yellow
Socks: Yellow

Home Goalkeeper



Shirts: Green
Shorts: Green
Socks: Green

Goalkeeper Alt kit 1



Shirts: Orange
Shorts: Orange
Socks: Orange

Goalkeeper Alt kit 2



Shirts: Yellow
Shorts: Yellow
Socks: Yellow

3

4

Aston Villa

Villa Park
Birmingham
B6 6HE

Main Switchboard: 0121 327 2299
Ticket Office No: 0333 323 1874
postmaster@avfc.co.uk
www.avfc.co.uk

Joint Chairmen
Nassef Sawiris
Wesley Edens

Chief Executive Officer
Christian Purslow

Head of Football Administration
Sharon Barnhurst

Head Coach
Dean Smith

Academy Manager
Mark Harrison

Finance Director
Ian Hopson

Chief Commercial Officer
Nicola Ibbetson

Communications Director
Tommy Jordan

Editorial Content Manager
Drew Williams

Marketing Manager
Adam Lowe

Head of Ticketing Operations
Lynne O'Reardon

Head of Facilities and Estates
Troy Griffin

Home kit



CAZOO

Shirts: Claret with Pinstripe and Azure/Claret Sleeves
Shorts: White
Socks: Azure

Alternative kit 1



CAZOO

Shirts: White with Claret Pinstripe
Shorts: Claret
Socks: White

5

Club Directory: Aston Villa

Head of Foundation and Community Partnerships
Guy Rippon

Head of Security and Crowd Safety
Keith Wiseman

Supporter Liaison Manager
Lee Preece

Disability Access Officer
Anthony Richards

Head of Safeguarding and Welfare
Christine Kane

Team Doctor
Dr Ricky Shamji
MBChB, MRCGP, FFSEM (UK), DipSEM (UK), DFSRH

Physiotherapist
Alan Smith
BSc (Hons) Physiotherapy and AACP Acupuncture Association of Chartered Physiotherapy

Head Groundsman
Karl Prescott
NVQ Level 1,2,3 4 Sports Turf and NVQ level 4 in Sports Turf Management

Shirt Sponsor
Cazoo

Kit Manufacturer
Kappa

Ground Capacity at start of the Season
42,749

Pitch Dimensions
Length: 105 metres Width: 68 metres

Directors
Nassef Sawiris
Wesley Edens
Christian Purslow

Official Company Name and Number
Aston Villa FC Limited
No. 2502822

Home Goalkeeper



CAZOO

Shirts: Yellow
Shorts: Yellow
Socks: Yellow

Goalkeeper Alt kit 1



CAZOO

Shirts: Green
Shorts: Green
Socks: Green

6

Brentford FC

Brentford Community Stadium
Lionel Road South
Brentford
TW8 0RU
Correspondence Address: 6th Floor, 27 Great West Road, Brentford,Middlesex TW8 9BW

Main Switchboard: 0208 847 2511
Ticket Office No: 0333 005 8521
enquiries@brentfordfc.com
www.brentfordfc.com

Chairman
Cliff Crown FCA

Chief Executive
Jon Varney

Club Secretary
Lisa Skelhorn
0208 380 9913

Head Coach
Thomas Frank

Co-Directors of Football
Phil Giles and Rasmus Ankersen

Head of Recruitment
Lee Dykes

B Team Technical Lead
Allan Steele

Head of Medical
Neil Greig

Team Doctor
Dr Stephen Thompson

Finance Director
David Joyes
0208 380 9905

Commercial Director
James Parkinson
0208 380 9930

Home kit



Shirts: Red and White Stripes
Shorts: Black
Socks: Black with Red and White Trim

Alternative kit 1



Shirts: Yellow
Shorts: Yellow
Socks: Yellow

7

Club Directory: Brentford FC

Communications Director
Chris Wickham
0208 380 9934

Operations Director
Alan Walsh
0208 380 9907

Safety Officer
Barney McGhee

Marketing Services Director
Steve Watts

Senior Safeguarding Manager
Sally Stephens
0208 380 9933

Designated Safeguarding Officer
Jon Burr
0208 380 9921

Head of Diversity and Inclusion
Kevin Coleman

Shirt Sponsor
Hollywood Bets

Kit Manufacturers
Umbro

Ground Capacity at start of the Season
17,250

Pitch Dimensions
Length: 105 metres Width: 68 metres

Directors
Cliff Crown FCA
Donald Kerr
Nity Raj
Phil Giles
Rasmus Ankersen
Monique Choudhuri
Mike Power
Stewart Purvis
Preeti Shetty
Deji Adam Davies

Official Company Name and Number
Brentford FC Limited
No. 3642327

Home Goalkeeper



Shirts: Blue
Shorts: Blue
Socks: Blue

Goalkeeper Alt kit 1



Shirts: Pink
Shorts: Pink
Socks: Pink

8

Club Directory: Brighton & Hove Albion

Brighton & Hove Albion

The American Express Community Stadium
Village Way, Falmer
Brighton, East Sussex
BN1 9BL

Main Switchboard: 01273 668855
Ticket Office No: 0844 3271901
supporter.services@bhafc.co.uk
www.brightonandhovealbion.com

Chairman
Tony Bloom

Chief Executive and Deputy Chairman
Paul Barber

Club Secretary
Brett Baker
07557 419009

Head Coach
Graham Potter

Academy Manager
John Morling

Finance and Operations Director
To be advised

Ticket Office Manager
Joel Spicer
01273 668855 (Option 1)

Head of Media and Communications
Paul Camillin
07747 773692

Technical Director
Dan Ashworth

Head of Commercial
Russell Wood
07879 428274

General Counsel
To be advised

Supporter Liaison Officer
Sarah Gould
01273 668855 (Option 1)

Head of Safety and Security
Adrian Morris
07785 460346

Albion in the Community Chairman
Martin Perry
01273 878248

Disability Liaison Officer
Millie Crowhurst
01273 668855 option 1

Head of Medicine and Performance
Adam Brett
BSc (Hons) Sports Science, BSc (Hons) Physiotherapy, MSc Sports Physiotherapy, MCSP, MACPSEM (Gold Level)

Team Doctor
Dr Stephen Lewis
BSc (Hons), MBBS, AFRCSEd, MScSEM, MFSEM (UK), PGDipMedUS

Groundsman
Steve Winterburn
IOG Diploma (Intermediate)

Shirt Sponsor
American Express

Kit Manufacturers
Nike

Ground Capacity at start of the Season
31,780

Pitch Dimensions
Length: 105 metres Width: 68 metres

Directors
Tony Bloom (Chairman)
Paul Barber (Chief Executive and Deputy Chairman)
Ray Bloom
Derek Chapman
Robert Comer
Adam Franks
Peter Godfrey
Marc Sugarman
Michelle Walder
Paul Mullen

Official Company Name and Number
The Brighton and Hove Albion Football Club Limited
No. 81077

Home kit



Shirts: Blue and White Stripes with Gold Trim
Shorts: Blue with Gold Trim
Socks: White

Alternative kit 1



Shirts: Hyper Turq
Shorts: Black
Socks: Hyper Turq

Alternative kit 2



Shirts: Yellow
Shorts: Blue
Socks: Yellow

Home Goalkeeper



Shirts: Black
Shorts: Black
Socks: Black

Goalkeeper Alt kit 1



Shirts: Volt Yellow
Shorts: Volt Yellow
Socks: Volt Yellow

Goalkeeper Alt kit 2



Shirts: Orange
Shorts: Orange
Socks: Orange

9
10

Club Directory: Burnley

Burnley

Turf Moor
Harry Potts Way
Burnley
Lancashire BB10 4BX

General Enquiries: 01282 446800
Ticket Enquiries: 01282 446800 option 2 or 3
info@burnleyfc.com
www.burnleyfc.com

Chairman
Alan Pace

Chief Operating Officer/ Club Secretary
Matt Williams

Manager
Sean Dyche

Assistant Manager
Ian Woan

Academy Manager
To be advised

Finance Director
Ian Hargreaves
01282 704714

Head of Commercial Partnerships
Ella Cummins
01282 700007

Head of Marketing
Nick Taylor
01282 704717

Ticket Office Manager
Elaine Clare
01282 700020

Head of Operations/Covid-19 Officer
Doug Metcalfe
01282 700021

Safety and Security Officer
Julian Bowran
01282 446800

Media and Publications Manager
Darren Bentley
01282 704701

Disability/Supporter Liaison Officer
Anita Goodenough
01282 704 717

Medical Officer
Dr Simon Morris
M.B., Ch.B., Dip SEM, AREA Course

Head Physiotherapist
Alasdair Beattie
BSc Hons Physiotherapy, MCSP, SRP AREA Course

Stadium Head Groundsman
Barry O'Brien
NVQ Level 3 Sports Turf, Pa1, Pa2 and Pa6 Pesticide Certificates

Shirt Sponsor
Spreadex

Kit Manufacturer
Umbro

Ground Capacity at start of the Season
21,744

Pitch Dimensions
Length: 105 metres Width: 68 metres

Directors
Alan Pace (Chairman)
John Banaszkiewicz
Mike Smith
Stuart Hunt
Dave Checketts
Prof. Antonio Dávila
Mike Garlick

Official Company Name and Number
Burnley Football & Athletic Company Limited (The)
No. 54222

Home kit



Shirts: Claret with Sky Blue and White Sleeves
Shorts: Sky Blue and Claret
Socks: Sky Blue and Claret

Home Goalkeeper



Shirts: White with Black and White Sleeves
Shorts: Black
Socks: Black and White

11
12

Chelsea

Stamford Bridge
Fulham Road
London SW6 1HS
Correspondence Address: 60 Stoke Road, Stoke D'Abernon, Cobham, Surrey, KT11 3PT

Main Switchboard: 0371 811 1955
Call Centre / Ticket Sales: 0371 811 1905
enquiries@chelseafc.com
www.chelseafc.com

Chairman
Bruce Buck

Member of Board of Directors in Charge of Football
Marina Granovskaia

Chief Executive Officer
Guy Laurence

Director of Football Operations
David Barnard

Head Coach
Thomas Tuchel

Head of Youth Development
Neil Bath

Director of Communications and Public Affairs
Steve Atkins
01932 596 108

Director of Finance
Paul Ramos
020 7565 1472

First Team Doctor
Dr Dimitris Kalogiannidis
MBBS, MRCEM, FRCEM, MSc SEM

Head Physiotherapist
Jason Palmer
BPHTY, BHMS (Ed) Hons, MCSP

Home kit



Shirts: Rush Blue
Shorts: Rush Blue
Socks: White

Alternative kit 1



Shirts: Opti Yellow
Shorts: Black
Socks: Opti Yellow

Head Groundsman
Jason Griffin
NVQ Levels 1 & 2

Safety Officer
Chris Baker
020 7957 8267

Head of Ticketing and Supporter Liaison Officer
Graham Smith
020 7958 2166

Head of Ticket Operations
Kelly Webster
020 7915 1941

Director of Operations and Disability Access Officer
Paul Kingsmore
07799 895100

Facilities Manager
Jamie Gray
020 7386 3375

Head of Publishing
Simon Meehan
07715 813082

Shirt Sponsor
Three

Kit Manufacturer
Nike

Ground Capacity at start of the Season
40,267

Pitch Dimensions
Length: 103 metres Width: 67.5 metres

Directors
Bruce Buck
Marina Granovskaia
Eugene Tenenbaum
Guy Laurence
David Barnard

Official Company Name and Number
Chelsea Football Club Limited
No. 01965149

Home Goalkeeper



Shirts: Ghost Grey
Shorts: Ghost Grey
Socks: Ghost Grey

Goalkeeper Alt kit 1



Shirts: Green Spark
Shorts: Green Spark
Socks: Green Spark

Club Directory: Chelsea

13
14

Club Directory: Crystal Palace

Crystal Palace

Selhurst Park Stadium
London
SE25 6PU

Main Switchboard: 020 8768 6000
Ticket Office: 0871 200 0071
info@cpfc.co.uk
www.cpfc.co.uk

Chairman
Steve Parish

Chief Executive Officer
Phil Alexander

Club Secretary
Christine Dowdeswell

Manager
Patrick Vieira

Assistant Manager
To be advised

Academy Director
Gary Issott

Chief Financial Officer
Sean O'Loughlin
020 8768 6030

Head of Content and Production
James Woodroof
020 8768 6083

Head of Consumer Sales
Mike Pink
07903 593836

Head of Ticketing
Dan Clarke
0208 768 6084

Head of Security and Safety Officer
Ben Collins
020 8768 6082

Operations Director
Sharon Lacey
020 8634 5416

Supporter Liaison Officer
Nicola Gibbons
020 8634 5114

Disability Access Officer
Guy Wickett
020 8768 6000

Head of Sports Medicine
Dr Zafar Iqbal
MBBS, BSc, DCH, DRCOG, MRCGP, MSc (SEM), MFSEM (UK), DIP PCR

Head of Grounds and Estates
Bruce Elliot
020 8768 6000

Commercial Director
Barry Webber
020 8634 6053

Press Officer
Harriet Edkins
0208 634 5262

Production Manager
Terry Byfield
020 8768 6020

Shirt Sponsor
W88

Kit Manufacturer
PUMA

Ground Capacity at start of the Season
25,486

Pitch Dimensions
Length: 101 metres   Width: 68 metres

Directors
Steve Parish
David Blitzer
Joshua Harris

Official Company Name and Number
CPFC Limited
No. 7270793

Home kit



Shirts: Red and Blue Diagonal Stripes
Shorts: Blue
Socks: Blue with Red Top

Alternative kit 1



Shirts: Yellow with Red and Blue Vertical Stripe
Shorts: Yellow
Socks: Yellow with Red and Blue Stripe

Alternative kit 2



Shirts: Sky Blue and White
Shorts: Sky Blue
Socks: Sky Blue and White

Home Goalkeeper



Shirts: Green
Shorts: Green
Socks: Green

Goalkeeper Alt kit 1



Shirts: Pink
Shorts: Pink
Socks: Pink

Goalkeeper Alt kit 2



Shirts: Black
Shorts: Black
Socks: Black

15
16

Club Directory: Everton

Everton

Goodison Park
Goodison Road
Liverpool L4 4EL
Correspondence Address: 7th Floor, Royal Liver Building,
Pier Head, Liverpool Waterfront, Liverpool, L3 1HU

Main Switchboard: 0151 556 1878
Ticket Office: 0151 556 1878
Credit Card Bookings: 0151 556 1878
everton@evertonfc.com
www.evertonfc.com

Chairman
Bill Kenwright CBE

Chief Executive
Dr Denise Barrett-Baxendale
MBE BA (Hons) MBA, EdD, FRSA

Club Secretary/
Director of Football Operations
David Harrison

Manager
Rafael Benitez

Director of Academy
David Unsworth

Finance Director
Grant Ingles

Director of Marketing,
Communications and Community
Richard Kenyon

Chief Finance and Commercial Officer
Alexander Ryazantsev

Head of Marketing and Ticketing
Tom Rowell

Community Chief Executive
Richard Kenyon

Head of Security and
Stadium Safety Officer
David Lewis

Operations Director
Alan Bowen

Head of Engagement and
Communications
Scott McLeod

Fan Engagement Manager
Christine Prior

Accessibility Advisor
Rachael Lomax

Club Doctor
John Hollingsworth
Bsc MB ChB, FRCSEd (A&E)
FRCEM, Dip SEM

Director of Medical Services
Daniel Donachie
BSc (Hons), CSP, HCPC

Head Groundsman
Bob Lennon OND, NDH, RHS

Broadcast and Liaison Manager
Darren Griffiths

Shirt Sponsor
Cazoo

Kit Manufacturer
Hummel

Ground Capacity at start of the Season
39,414

Pitch Dimensions
Length: 100.48 metres Width: 68 metres

Directors
Bill Kenwright CBE (Chairman)
Alexander Ryazantsev (Chief Finance and Commercial Officer)
Dr Denise Barrett-Baxendale (Chief Executive)
Marcel Brands (Director of Football)

Official Company Name and Number
Everton Football Club Company Limited
No. 36624

Home kit


CAZOO

Shirts: Blue
Shorts: White
Socks: White

Alternative kit 1


CAZOO

Shirts: Black with Orange stripe
Shorts: Black
Socks: Black

Alternative kit 2


CAZOO

Shirts: White with Navy stripe
Shorts: Navy
Socks: Navy

Home Goalkeeper



Shirts: Black with Yellow stripes
Shorts: Black
Socks: Black

Goalkeeper Alt kit 1


CAZOO

Shirts: Green
Shorts: Green
Socks: Green

Goalkeeper Alt kit 2


CAZOO

Shirts: Orange
Shorts: Orange
Socks: Orange

17
18

Leeds United

Elland Road
Leeds
LS11 0ES

Main Switchboard: 0871 334 1919
Ticket Office: 0871 334 1992
Enquiries: 0330 3331521
tickets@leedsunited.com
www.leedsunited.com

Chairman
Andrea Radrizzani

Vice Chairman
Paraag Marathe

Chief Executive Officer
Angus Kinnear

Director of Football
Victor Orta

Club Secretary
Hannah Cox

Head Coach
Marcelo Bielsa

Academy Manager
Adam Underwood

Finance Director
Fay Greer
0113 367 6471

Executive Director
Paul Bell
0113 367 5303

Head of Commercial
Stuart Dodsley
0113 367 6150

Head of Communications
James Mooney
0113 367 6425

Global Head of Digital
Aaron Duckmanton
0113 3676191

Home kit



Shirts: White with Limellow
Shorts: White with Limellow
Socks: White with Limellow

Alternative kit 1



Shirts: Mystery Ink and Navy
Shorts: Mystery Ink
Socks: Mystery Ink

19

Club Directory | Leeds United

Website Editor and Social Media Manager
Craig Wilson
0113 367 6170

Head of Ticketing and Matchday Operations
Katie Holmes
0113 367 6167

Head of Facilities and IT
Mark Broadley
0113 367 6415

Foundation CEO
John Mallalieu
0113 367 6341

Supporter Liaison Officer
Diane Ingleby
0113 367 6026

Disability Liaison Officer
Nicola Connolly
0113 367 6178

Head of Safeguarding and Equality, Diversity and Inclusion
Helen Evans
0113 367 6026

Head of Retail Development
Simon Moss
0113 367 6101

Shirt Sponsor
SBOTOP

Kit Manufacturer
adidas

Ground Capacity at start of the Season
37,678

Pitch Dimensions
Length: 105 metres Width: 68 metres

Directors
Andrea Radrizzani
Angus Kinnear
Paraag Marathe
Massimo Marinelli
Sandro Mencucci
Peter Lowy

Official Company Name and Number
Leeds United Football Club Limited
No. 06233875

Home Goalkeeper



Shirts: Bold Aqua
Shorts: Bold Aqua
Socks: Navy with Aqua Stripes

Goalkeeper Alt kit 1



Shirts: Acid Orange
Shorts: Acid Orange
Socks: Orange with Black Stripes

20

Club Directory | Leicester City

Leicester City

King Power Stadium
Filbert Way
Leicester LE2 7FL

Main Switchboard: 0344 815 5000
Ticket Office No: 0344 815 5000 Option 1
Credit Card Bookings: 0344 815 5000 Options 1, 2 & 3
www.lcfc.com

Chairman
Aiyawatt Srivaddhanaprabha

Vice Chairman
Apichet Srivaddhanaprabha

Chief Executive
Susan Whelan
0116 229 4523

Director of Football
Jon Rudkin
0116 497 2891

Football Operations Director
Andrew Neville
0116 497 2870

Manager
Brendan Rodgers

Assistant Manager
Chris Davies

Academy Manager
Ian Cawley
0116 497 2875

Finance Director
Simon Capper
0116 229 4737

Operations Director
Anthony Mundy
0116 229 4582

Health and Safety Manager and Stadium Safety Officer
Paul Cook
0116 229 4534

Ticketing Manager
Vishal Dayal
0116 229 4400

Communications Director
Anthony Herlihy
0116 229 4931

Supporter Liaison and Disability Access Officer
Jim Donnelly
0116 229 4555

Head of Medicine
Bryan English
MB ChB FSEM

Grounds Manager
John Ledwidge
NVQ Level 3 Sports Turf Management

Shirt Sponsor
FBS Trade Online

Kit Manufacturer
adidas

Ground Capacity at start of the Season
32,261

Pitch Dimensions
Length: 105 metres Width: 68 metres

Directors
Aiyawatt Srivaddhanaprabha
(Chairman)
Apichet Srivaddhanaprabha
(Vice Chairman)
Shilai Liu
(Vice Chairman)
Susan Whelan
(Chief Executive)

Official Company Name and Number
Leicester City Football Club Limited
No. 4593477

Home kit



Shirts: Blue
Shorts: White
Socks: Blue

Alternative kit 1



Shirts: Mint
Shorts: Navy
Socks: Mint

Home Goalkeeper



Shirts: Black
Shorts: Black
Socks: Black

Goalkeeper Alt kit 1



Shirts: Green
Shorts: Green
Socks: Green

21
22

Liverpool

Anfield Road
Anfield
Liverpool L4 0TH
Correspondence Address: PO Box 1959, Liverpool L69 3JL

Main Switchboard: 0151 263 2361
Ticket Office / Booking Line: 0843 170 5555
Customer Services / Memberships: 0843 170 5000
customerservices@liverpoolfc.com
www.liverpoolfc.com

Chairman
Tom Werner

Sporting Director
Michael Edwards

Assistant Sporting Director
Julian Ward

Assistant Managers
Peter Krawietz
Pepijn Lijnders

Club Secretary
Danny Stanway

Chief Executive Officer
Billy Hogan

Managing Director
Andy Hughes

Manager
Jurgen Klopp

Director of First Team Communications
Matt McCann

Academy Director
Alex Inglethorpe

Home kit



Shirts: Red
Shorts: Red
Socks: Red

Alternative kit 1



Shirts: Fossil
Shorts: Black
Socks: Fossil

Head of Ticketing and Hospitality
Phil Dutton
0151 237 5963

Stadium Manager
Stuart Baker

Safety Officer
Chris Markey
0151 264 2494

Director of Communications
Susan Black
0151 907 9307

Supporter Liaison Officer
Yonit Sharabi
0151 9079354

Senior Manager, Equality, Diversity and Inclusion
Rishi Jain

Team Doctor
Dr Jim Moxon

Head Groundsman
Dave McCulloch
NVQ level 3 in Sports Turf Management

Programme Editor
Will Hughes, Trinity Mirror

Shirt Sponsor
Standard Chartered

Kit Manufacturer
Nike

Ground Capacity at start of the Season
53,394

Pitch Dimensions
Length: 101 metres Width: 68 metres

Directors
John Henry
Tom Werner
Billy Hogan
Andy Hughes
Michael Gordon
Mike Egan
Sir Kenny Dalglish

Official Company Name and Number
The Liverpool Football Club & Athletic Grounds Limited
No. 35668

Home Goalkeeper



Shirts: Green Spark
Shorts: Green Spark
Socks: Green Spark

Goalkeeper Alt kit 1



Shirts: Black
Shorts: Black
Socks: Black

Club Directory | Liverpool

23
24

Club Directory: Manchester City

Manchester City

Etihad Stadium
Etihad Campus
Manchester M11 3FF
Correspondence Address: City Football Group, 400 Ashton New Road, City Football Academy, Etihad Campus, Manchester M11 4TQ

Main Switchboard: 0161 444 1894
Ticket Office: 0161 444 1894
Credit Card Bookings: 0161 444 1894
mancity@mancity.com
www.mancity.com

Chairman
H.E. Khaldoon Al Mubarak

Chief Executive Officer
Ferran Soriano

Managing Director (Operations)
Danny Wilson

Head of Football Administration
Andrew Hardman

Manager
Pep Guardiola

Assistant Manager
Juan Manuel Lillo

Director of Football
Txiki Begiristain

Finance Director
Martyn Hawkins

Director of Marketing
Heather Leigh
0161 444 1894

Director of Commercial
Jonathan Lingham

Facilities Director
Clive Wilton
0161 444 1894

Head of Safety and Security
Steve McGrath
0161 444 1894

Director of Football Communications
Simon Heggie
0161 444 1894

Supporter Liaison Officer
Lisa Eaton
0161 444 1894

Access Manager
Jon Dyster
0161 444 1894

Club Doctor
Dr Max Sala
Doctor of Medicine & Surgery (University of Ferrara, Italy) with a specialisation in Sports Medicine (University of Pavia)

Head of Physiotherapy
James Baldwin
BSc (Hons) MCSP SRP, MSc Sports Physiotherapy

Head Groundsman
Lee Jackson
NVQ Level 2, 3 & 4 Sportsturf, Foundation Degree in Sportsturf Science, Pa 1, 2 & 6 Chemical Application Licences

Programme Editor
David Clayton
0161 438 7861

Shirt Sponsor
Etihad Airways

Kit Manufacturer
PUMA

Ground Capacity at start of the Season
55,017

Pitch Dimensions
Length: 105 metres Width: 68 metres

Directors
H.E. Khaldoon Al Mubarak
Simon Pearce
Martin Edelman
John MacBeath
Mohamed Al Mazrouei
Alberto Galassi
Abdulla Al Khouri

Official Company Name and Number
Manchester City Football Club Limited
No. 40946

Home kit



Shirts: Team Light Blue
Shorts: Team Light Blue
Socks: Team Light Blue

Alternative kit 1



Shirts: White
Shorts: White
Socks: White

Home Goalkeeper



Shirts: Amazon Green
Shorts: Amazon Green
Socks: Amazon Green

Goalkeeper Alt kit 1



Shirts: Black
Shorts: Black
Socks: Black

25
26

Manchester United

Sir Matt Busby Way
Old Trafford
Manchester M16 0RA
Correspondence Address: Group Logistics, PO Box 548, Manchester M16 6FU

Main Switchboard: 0161 868 8000
Ticket Office: 0161 868 8000 Option 1
Credit Card Bookings: 0161 868 8000 Option 1
enquiries@manutd.co.uk
www.manutd.co.uk

Co-Chairmen
Joel Glazer
Avram Glazer

Executive Vice Chairman
Ed Woodward

Club Secretary
Rebecca Britain

Manager
Ole Gunnar Solskjaer

Assistant Manager
Michael Phelan

Head of Academy
Nick Cox

Group Managing Director
Richard Arnold
0161 868 8211

Chief Financial Officer
Cliff Baty
0161 868 8650

Head of Ticketing and Membership
Sam Kelleher
0161 676 7770

Facilities Manager
Craig Jepson
0161 868 8388

Head of Stadium Safety and Security
Craig Thompson
0161 868 8116

Director of Communications
Charlie Brooks
0161 868 8148

Supporter Liaison Manager
Michael Leneghan
0161 676 7770

Disability Access Officer
To be advised

Head of Football Medicine and Science
Dr Steve McNally
B.Med Sci BM BS MRCGP DCH
DRCOG DOccMed Dip.SEM.GB&I
FFSEM MFSEM(UK)

First Team Lead Physiotherapist
Richard Merron
BSC, MSC, CSP

Grounds Manager
Anthony Sinclair
Intermediate Diploma in Sportsground Staff
0161 868 8365

Programme Editor, United Review
Paul Davies
0161 868 8551

Shirt Sponsor
TeamViewer

Kit Manufacturer
adidas

Ground Capacity at start of Season
74,140

Pitch Dimensions
Length: 105 metres Width: 68 metres

Directors
Joel Glazer (Co-Chairman)
Avram Glazer (Co-Chairman)
Bryan Glazer
Kevin Glazer
Edward Glazer
Darcie Glazer Kassewitz
Ed Woodward
Richard Arnold
Sir Bobby Charlton CBE
David Gill CBE
Sir Alex Ferguson CBE
Michael Edelson

Official Company Name and Number
Manchester United Football Club Limited
No. 95489

Home kit



Shirts: Red
Shorts: White
Socks: Black

Alternative kit 1



Shirts: Light Blue and White
Shorts: Royal Blue
Socks: Light Blue and White

Home Goalkeeper



Shirts: Solar Yellow
Shorts: Solar Yellow
Socks: Solar Yellow

Goalkeeper Alt kit 1



Shirts: Black
Shorts: Black
Socks: Black

Club Directory: Manchester United

27
28

Newcastle United

St James' Park
Newcastle Upon Tyne
NE1 4ST

Main Switchboard: 0344 372 1892
Ticket Office: 0344 372 1892 (Option 1)
admin@nufc.co.uk
www.nufc.co.uk

Managing Director
Lee Charnley

Head Coach
Steve Bruce

Head of Football Administration
Richard Hines

Interim Academy Manager
Steve Harper

Head of Finance
Claire Alexander
0344 372 1892 (Extn 8464)

Head of Commercial
Dale Aitchison
0344 372 1892 (Extn 8436)

Box Office Manager
Stephen Tickle
0344 372 1892 (Extn 8455)

Facilities Manager
Eddie Rutherford
0344 372 1892 (Extn 8558)

Safety Officer
Dave Gregory
0344 372 1892 (Extn 8528)

Home kit



Shirts: Black and White Stripes
Shorts: Black
Socks: Black with White Turnover

Alternative kit 1



Shirts: Black
Shorts: Black
Socks: Black with Gold Turnover

29

Club Directory: Newcastle United

Head of Media and Content
Lee Marshall
0191 238 1021

Supporter Liaison Officer
Lee Marshall
0191 238 1021

Senior Physiotherapist
Derek Wright
Qualifications: MSCP DipRGRT PG Dip Sport Ex Med

Head Groundsman
Michael Curran
City & Guilds - Levels 1, 2, 3: Amenity Horticulture & Groundsmanship, IOG NPC, IOG NTC

Foundation Manager
Steve Beharall
0344 372 1892 (Extn 8477)

Club Doctor
Dr Paul Catterson
Qualifications: MBBS, MRCP, FCEM, Dip SEM, MFSEM, Dip MSK US

Programme Editor
Rory Mitchinson
St James' Park, Newcastle Upon Tyne
NE1 4ST
0344 372 1892 (Extn 8407)

Shirt Sponsor
Fun88

Kit Manufacturer
Castore

Ground Capacity at start of the Season
52,305

Pitch Dimensions
Length: 105 metres Width: 68 metres

Directors
Lee Charnley

Official Company Name and Number
Newcastle United Football Company Limited
No. 31014

Home Goalkeeper



Shirts: Violet
Shorts: Violet
Socks: Violet

Goalkeeper Alt kit 1



Shirts: Apricot
Shorts: Apricot
Socks: Apricot

30

Norwich City

Carrow Road
Norwich
NR1 1JE

Main Switchboard: 01603 721902
Ticket Office No: 01603 721902 (opt. 1)
reception@canaries.co.uk
www.canaries.co.uk

Sporting Director
Stuart Webber

Chief Operating Officer
To be advised

Business and Project Director
Zoe Ward

Club Secretary
Andrew Blofeld
01603 810760 (ext. 2001)

Head Coach
Daniel Farke

Academy Manager
Jennifer Rice

Head of Football Development
Steve Weaver

Chief Financial Officer
Anthony Richens
01603 218709 (DDI)

Head of Communications
Dan Houlker
07932 401048

Website and Systems Manager
Sarah Cullum
01603 218721 (DDI)

Head of Marketing
Gavin Beard
01603 218 725 (DDI)

Head of Ticketing
Danny Casey
01603 218703 (DDI)

Home kit



Shirts: Yellow with Green Trim
Shorts: Green with Yellow Trim
Socks: Yellow with Green Trim

Alternative kit 1



Shirts: Black with Mint Green Trim
Shorts: Black with Mint Green Trim
Socks: Black with Mint Green Trim

Alternative kit 2



Shirts: Coral with Black Trim
Shorts: Coral with Black Trim
Socks: Coral with Black Trim

31

Club Directory: Norwich City

Head of Operations and Projects
Greg Pillinger
01603 218769 (DDI)

Community Sports Foundation Chief Executive Officer
Ian Thornton
01603 761122

Stadium Events Operations Manager
Andy Batley
01603 218204 (DDI)

Disability Liaison Officer
Stephen Graham

Supporter Liaison Officer
Caroline Ellis

Inclusion and Anti-Discriminatory Officer/ Head of Safeguarding
Gary Dack
07931 235513

Team Doctor
Nick Wilford
MB BS BMedSci(Hons) MScSEM MFSEM

Head Physiotherapist
Chris Burton
BSc (Hons) Physiotherapy, MCSP, HCPC

Head of Performance
Chris Domogalla

Head Groundsperson
Gary Kemp

Shirt Sponsor
Lotus

Kit Manufacturer
Joma

Ground Capacity at start of the Season
27,359

Pitch Dimensions
Length: 105 metres Width: 68 metres

Directors
Delia Smith
Michael Wynn Jones
Tom Cooper Smith
Michael Foulger
Stephan Phillips

Official Company Name and Number
Norwich City Football Club plc
No. 154044

Home Goalkeeper



Shirts: Fluo Blue
Shorts: Fluo Blue
Socks: Fluo Blue

Goalkeeper Alt kit 1



Shirts: Fluo Pink
Shorts: Fluo Pink
Socks: Fluo Pink

Goalkeeper Alt kit 2



Shirts: Fluo Green
Shorts: Fluo Green
Socks: Fluo Green

32

Club Directory: Southampton

Southampton

St Mary's Stadium
Britannia Road
Southampton SO14 5FP

Main Switchboard: 0845 688 9448
Ticket Office: 0845 688 9288
Credit Card Bookings: 02381 780780
www.southamptonfc.com

Chairman
Jisheng Gao

Managing Director
Toby Steele

Club Secretary
Ros Wheeler
02380 711931

Manager
Ralph Hasenhüttl

Assistant Manager
Richard Kitzbichler

Academy Director
Matt Hale

Chief Commercial Officer
David Thomas

Ticket Office Manager
Matthew Silvester
02380 727796

Safety Officer
Lee Davidson
0845 688 9448

Club Spokesman
Jordan Sibley
0845 688 9448

Supporter Liaison Officer/ Disability Access Officer
Khali Parsons
0845 688 9448

Team Doctor
Dr Iñigo Sarriegui
BM BSc DipSEM MRCGP MFSEM (UK) DipMSKUS

Physiotherapists
Steve Wright
BSc (Hons), KCMT MCSP, HCPC

Kevin Mulholland
MSc, BSc, BA (Hons), ACPSEM, MCSP, HCPC, ICSP

Grounds Manager
John Wright

Shirt Sponsor
Sportsbet.io

Kit Manufacturer
Hummel

Ground Capacity at start of the Season
32,384

Pitch Dimensions
Length: 105 metres Width: 68 metres

Directors
Mr Jisheng Gao
Ms Nelly Gao
Martin Semmens
Toby Steele
David Thomas
Tim Greenwell
Matt Crocker

Official Company Name and Number
Southampton Football Club Limited
No. 53301

Home kit



Shirts: Red and White Stripes
Shorts: Black
Socks: White

Alternative kit 1



Shirts: Yellow and Blue
Shorts: Blue
Socks: Yellow

Alternative kit 2



Shirts: Black and Red
Shorts: Black
Socks: Black

Home Goalkeeper



Shirts: Blue
Shorts: Blue
Socks: Blue

Goalkeeper Alt kit 1



Shirts: Orange
Shorts: Orange
Socks: Orange

Goalkeeper Alt kit 2



Shirts: Pink
Shorts: Pink
Socks: Pink

33
34

Club Directory: Tottenham Hotspur

Tottenham Hotspur

Lilywhite House
782 High Road
Tottenham
London N17 0BX

Main Switchboard: 0344 499 5000
Ticket Office: 0344 844 0102
supporterservices@tottenhamhotspur.com
www.tottenhamhotspur.com

Chairman
Daniel Levy

Director of Football Administration and Governance
Rebecca Caplehorn

Football Secretary
Jennifer Urquhart
020 3544 8667

Head Coach
Nuno Espirito Santo

Assistant Head Coach
Ian Cathro

Academy Manager
Dean Rastrick

Head of Finance
Paul English
020 8365 5029

Senior Brand Manager
Samantha Valentine
0208 365 5083

Head of Ticketing and Membership
Ian Murphy
0344 844 0102

Venue Director
Andy O'Sullivan
020 8365 5080

Stadium Director
Jon Babbs
020 8365 5039

Senior Safety Officer
Eileen Williams MBE
020 3946 4016

Supporter Liaison Officer
Levi Harris

Disability Access Officer
Simon Blewett

Head of Medicine and Sports Science
Geoff Scott
MSc, MBA, MCSP

First Team Doctor
Dr Chris Hughes
BSc (Hons) MBBS FFSEM (UK)
FFSEM (Eire) MRCGP MSc (SEM)
PGCME PGDip (ETCP) FHEA

First Team Physiotherapist
Stuart Campbell

Head of Playing Surfaces and Estates
Darren Baldwin
City & Guilds in Groundsmanship
& Sports Turf Management

Head of Publications
Jon Rayner
020 3544 8538

Shirt Sponsor
AIA

Kit Manufacturer
Nike

Ground Capacity at start of the Season
62,850

Pitch Dimensions
Length: 105 metres Width: 68 metres

Directors
Daniel Levy
Matthew Collecott
Donna-Maria Cullen
Rebecca Caplehorn
Fabio Paratici
Steve Hitchen
Todd Kline

Official Company Name and Number
Tottenham Hotspur Football
& Athletic Co Ltd
No. 00057186

Home kit


AIA

Shirts: White
Shorts: Binary Blue
Socks: Binary Blue

Alternative kit 1


AIA

Shirts: Black
Shorts: Black
Socks: Black

Home Goalkeeper


AIA

Shirts: Green Spark
Shorts: Green Spark
Socks: Green Spark

Goalkeeper Alt kit 1


AIA

Shirts: Electro Orange
Shorts: Electro Orange
Socks: Electro Orange

35

36

Watford

Vicarage Road Stadium
Watford
Hertfordshire
WD18 0ER

Main Switchboard: 01923 496000
Ticket Office: 01923 223023
www.watfordfc.com

Chairman and Chief Executive Officer
Scott Duxbury

Football Secretary
Gayle Vowels

Head Coach
Xisco Muñoz

Commercial Director
Paul O'Brien
01923 496233

Head of Operations and Facilities
Ian Pope
01923 496232

Head of Communications and Media Relations
Richard Walker
07881 658415

Ticket Office Manager
Dave Newman
01923 496254

EDI Lead
Sam Gillings
01923 496262

EDI and Disability Access Officer
Dave Messenger
01923 496397

Publications Manager
Steve Scott
01923 496279

Finance Director
Emiliano Russo
01923 496241

Operations Manager (Event Safety)
Andy Jenkins
01923 496355

Head of Injury Prevention and Rehabilitation
Alvaro Garcia

Team Doctor
Dr Chris Mogekwu
MBBS, BSc, MSc (SEM), MRCGP

Academy Director
Richard Johnson

Academy Head of Technical Development
Jimmy Gilligan

Head of Safeguarding
Kim Pearce
01923 496246

Head Groundsman
Scott Tingley

Kit Manager
DJ Walter

Shirt Sponsor
Stake.com

Kit Manufacturer
KELME

Ground Capacity at start of the Season
22,200

Pitch Dimensions
Length: 105 metres Width: 68 metres

Directors
Scott Duxbury
David Fransen (Non-executive director)
Stuart Timperley (Non-executive director)

Official Company Name and Number
The Watford Association Football Club Limited
No. 104194

Home kit



Shirts: Yellow
Shorts: Black
Socks: Yellow

Alternative kit 1



Shirts: Red
Shorts: Red
Socks: Red

Home Goalkeeper



Shirts: Purple
Shorts: Purple
Socks: Purple

Goalkeeper Alt kit 1



Shirts: Aqua Green
Shorts: Aqua Green
Socks: Aqua Green

Club Directory: Watford

37 38

West Ham United

London Stadium
Queen Elizabeth Olympic Park
London
E20 2ST

Main Switchboard: 020 8548 2748
Ticket Office: 0333 030 1966
supporterservices@westhamunited.co.uk
www.whufc.com

Joint Chairmen
David Sullivan and David Gold

Vice Chairman
Baroness Brady CBE

Head of Matchday Operations
Ben Illingworth

Club Secretary
Andrew Pincher

Manager
David Moyes

Academy Manager
Ricky Martin

Chief Financial Officer
Andy Mollett
020 8548 2768

Commercial Director
Nathan Thompson

Executive Director (CCO, CMO and CDAO)
Tara Warren
020 8586 8234

Director of Ticketing
Nicola Keye
020 8548 2736

Director of Health, Safety and Compliance (London Stadium)
Peter Swordy
07377 361925

Home kit


betway

Shirts: Claret with Sky Blue
Shorts: White with Sky Blue
Socks: Claret with Sky Blue and White turnover

Alternative kit 1


betway

Shirts: Sky Blue and White
Shorts: Sky Blue
Socks: White with Sky Blue and Claret turnover

Alternative kit 2


betway

Shirts: Navy with Sky Blue and Claret trim
Shorts: Navy with Sky Blue and Claret trim
Socks: Navy with Sky Blue and Claret turnover

39

Club Directory: West Ham United

Head of Communications
Ben Campbell
07548 259926

Medical Officers
Dr Richard Weiler
MBChB, FFSEM (UK), MRCGP, MSc SEM, PGCME, FHEA

Dr Daniel Broman
MBChB, MSc, MRCP(UK), DipSEM, PGCME, PGCert(US), FHEA, FFSEM(UK)

Head of Medical Services
Richard Collinge
MCSP, SRP, MSc Sports Physiotherapy, BSc (Hons) Physiotherapy

Head of Supporter Services
Jake Heath
020 8114 2324

Disability Access Officer
Julie Pidgeon
0333 030 0174

Head Groundsman
Dougie Robertson
HNC in Sports Turf Science

Programme Editor
Rob Pritchard
07595 821867

Shirt Sponsor
Betway

Kit Manufacturer
Umbro

Ground Capacity at start of the Season
60,000

Pitch Dimensions
Length: 105 metres Width: 68 metres

Directors
David Sullivan
David Gold
Baroness Brady CBE
Andy Mollett
Daniel Harris
Tara Warren
J. Albert Smith
Emma Benton-Hughes
David Sullivan Jr.
Daniel Cunnigham
Charles Cross

Official Company Name and Number
West Ham United Football Club Limited
No. 66516

Home Goalkeeper


betway

Shirts: Green
Shorts: Green
Socks: Green

Goalkeeper Alt kit 1


betway

Shirts: Cobalt Blue
Shorts: Cobalt Blue
Socks: Cobalt Blue

Goalkeeper Alt kit 2


betway

Shirts: Yellow
Shorts: Yellow
Socks: Yellow

40

Club Directory: Wolverhampton Wanderers

Wolverhampton Wanderers

Molineux Stadium
Waterloo Road
Wolverhampton
West Midlands WV1 4QR

Main Switchboard: 0371 222 2220
Ticket Office No: 0371 222 1877
info@wolves.co.uk
www.wolves.co.uk

Executive Chairman
Jeff Shi

Technical Director
Scott Sellars

Head of Football Administration
Matt Wild

Head Coach
Bruno Lage

Head of Finance
Adam Beevers

General Manager - Commercial Operations
Vinny Clark

Head of Ticketing
James Davies
01902 687078

Head of Media
Max Fitzgerald

General Manager - Marketing and Commercial Growth
Russell Jones

Supporter Liaison Officer
Dave Wood

Head of Operations
Steve Sutton
01902 687067

Head of Foundation
Will Clowes
01902 687033

Disability Liaison
Laura Wright

Head of Performance and Medicine
Rob Chakraverty

First Team Physiotherapist
Oliver Leaper

Head Groundsman
Wayne Lumbard

Shirt Sponsor
ManBetX

Kit Manufacturer
Castore

Ground Capacity at start of the Season
32,050

Pitch Dimensions
Length: 105 metres Width: 68 metres

Directors
Jeff Shi
John Bowater
John Gough

Official Company Name and Number
Wolverhampton Wanderers Football Club (1986) Ltd
No. 01989823

Home kit



Shirts: Wolves Gold and Black
Shorts: Black and Wolves Gold
Socks: Wolves Gold and Black

Alternative kit 1



Shirts: India Ink, Turbulance and Black
Shorts: India Ink and Black
Socks: India Ink and Black

Home Goalkeeper



Shirts: Silver and Yellow
Shorts: Silver and Black
Socks: Silver and Black

Goalkeeper Alt kit 1



Shirts: Pink and India Ink
Shorts: Pink and India Ink
Socks: Pink and India Ink

41
42

Fixtures

Premier League
Fixture List Season 2021/22

Please be aware that fixtures are always subject to change and these will appear in the national press and on premierleague.com

You are welcome to contact our Public Information Line (020 7864 9000) for up to date fixtures

Kick off times for weekend and Bank Holidays – 15:00 unless stated otherwise

Kick off times for midweek matches – 19:45 unless stated otherwise

Friday 13 August 2021

Brentford	v	Arsenal	20:00	Sky Sports

Saturday 14 August 2021

Manchester United	v	Leeds United	12:30	Sky Sports
Burnley	v	Brighton & Hove Albion		
Chelsea	v	Crystal Palace		
Everton	v	Southampton		
Leicester City	v	Wolverhampton Wanderers		
Watford	v	Aston Villa		
Norwich City	v	Liverpool	17:30	Sky Sports

Sunday 15 August 2021

Newcastle United	v	West Ham United	14:00	Sky Sports
Tottenham Hotspur	v	Manchester City	16:30	Sky Sports

Saturday 21 August 2021

Liverpool	v	Burnley	12:30	BT Sport
Aston Villa	v	Newcastle United		
Crystal Palace	v	Brentford		
Leeds United	v	Everton		
Manchester City	v	Norwich City		
Wolverhampton Wanderers	v	Tottenham Hotspur		
Brighton & Hove Albion	v	Watford	17:30	Sky Sports

Sunday 22 August 2021

Southampton	v	Manchester United	14:00	Sky Sports
Arsenal	v	Chelsea	16:30	Sky Sports

45

Premier League
Fixture List Season 2021/22

Fixtures

Monday 23 August 2021

West Ham United	v	Leicester City	20:00	Sky Sports

Saturday 28 August 2021

Manchester City	v	Arsenal	12:30	BT Sport
Aston Villa	v	Brentford		
Brighton & Hove Albion	v	Everton		
Newcastle United	v	Southampton		
Norwich City	v	Leicester City		
West Ham United	v	Crystal Palace		
Liverpool	v	Chelsea	17:30	Sky Sports

Sunday 29 August 2021

Burnley	v	Leeds United	14:00	Sky Sports
Tottenham Hotspur	v	Watford	14:00	
Wolverhampton Wanderers	v	Manchester United	16:30	Sky Sports

Saturday 11 September 2021

Crystal Palace	v	Tottenham Hotspur	12:30	BT Sport
Arsenal	v	Norwich City		
Brentford	v	Brighton & Hove Albion		
Leicester City	v	Manchester City		
Manchester United	v	Newcastle United		
Southampton	v	West Ham United		
Watford	v	Wolverhampton Wanderers		
Chelsea	v	Aston Villa	17:30	Sky Sports

Sunday 12 September 2021

Leeds United	v	Liverpool	16:30	Sky Sports

Monday 13 September 2021

Everton	v	Burnley	20:00	Sky Sports

Friday 17 September 2021

Newcastle United	v	Leeds United	20:00	Sky Sports

46

Premier League
Fixture List Season 2021/22

Saturday 18 September 2021

Wolverhampton Wanderers	v	Brentford	12:30	BT Sport
Burnley	v	Arsenal		
Liverpool	v	Crystal Palace		
Manchester City	v	Southampton		
Norwich City	v	Watford		
Aston Villa	v	Everton	17:30	Sky Sports

Sunday 19 September 2021

Brighton & Hove Albion	v	Leicester City	14:00	
West Ham United	v	Manchester United	14:00	Sky Sports
Tottenham Hotspur	v	Chelsea	16:30	Sky Sports

Saturday 25 September 2021

Chelsea	v	Manchester City	12:30	BT Sport
Everton	v	Norwich City		
Leeds United	v	West Ham United		
Leicester City	v	Burnley		
Manchester United	v	Aston Villa		
Watford	v	Newcastle United		
Brentford	v	Liverpool	17:30	Sky Sports

Sunday 26 September 2021

Southampton	v	Wolverhampton Wanderers	14:00	Sky Sports
Arsenal	v	Tottenham Hotspur	16:30	Sky Sports

Monday 27 September 2021

Crystal Palace	v	Brighton & Hove Albion	20:00	Sky Sports

Saturday 2 October 2021

Manchester United	v	Everton	12:30	BT Sport
Burnley	v	Norwich City		
Chelsea	v	Southampton		
Leeds United	v	Watford		
Tottenham Hotspur	v	Aston Villa		
Wolverhampton Wanderers	v	Newcastle United		
Brighton & Hove Albion	v	Arsenal	17:30	Sky Sports

47

Premier League
Fixture List Season 2021/22

Fixtures

Sunday 3 October 2021

Crystal Palace	v	Leicester City	14:00	Sky Sports
West Ham United	v	Brentford	14:00	
Liverpool	v	Manchester City	16:30	Sky Sports

Saturday 16 October 2021

Watford	v	Liverpool	12:30	BT Sport
Aston Villa	v	Wolverhampton Wanderers		
Leicester City	v	Manchester United		
Manchester City	v	Burnley		
Norwich City	v	Brighton & Hove Albion		
Southampton	v	Leeds United		
Brentford	v	Chelsea	17:30	Sky Sports

Sunday 17 October 2021

Everton	v	West Ham United	14:00	Sky Sports
Newcastle United	v	Tottenham Hotspur	16:30	Sky Sports

Monday 18 October 2021

Arsenal	v	Crystal Palace	20:00	Sky Sports

Friday 22 October 2021

Arsenal	v	Aston Villa	20:00	Sky Sports

Saturday 23 October 2021

Chelsea	v	Norwich City	12:30	BT Sport
Crystal Palace	v	Newcastle United		
Everton	v	Watford		
Leeds United	v	Wolverhampton Wanderers		
Southampton	v	Burnley		
Brighton & Hove Albion	v	Manchester City	17:30	Sky Sports

Sunday 24 October 2021

Brentford	v	Leicester City	14:00	
West Ham United	v	Tottenham Hotspur	14:00	Sky Sports
Manchester United	v	Liverpool	16:30	Sky Sports

48

Premier League
Fixture List Season 2021/22

Saturday 30 October 2021

Leicester City	v	Arsenal	12:30	BT Sport
Burnley	v	Brentford		
Liverpool	v	Brighton & Hove Albion		
Manchester City	v	Crystal Palace		
Newcastle United	v	Chelsea		
Watford	v	Southampton		
Tottenham Hotspur	v	Manchester United	17:30	Sky Sports

Sunday 31 October 2021

Norwich City	v	Leeds United	14:00	Sky Sports
Aston Villa	v	West Ham United	16:30	Sky Sports

Monday 1 November 2021

Wolverhampton Wanderers	v	Everton	20:00	Sky Sports

Saturday 6 November 2021

Arsenal	v	Watford
Brentford	v	Norwich City
Brighton & Hove Albion	v	Newcastle United
Chelsea	v	Burnley
Crystal Palace	v	Wolverhampton Wanderers
Everton	v	Tottenham Hotspur
Leeds United	v	Leicester City
Manchester United	v	Manchester City
Southampton	v	Aston Villa
West Ham United	v	Liverpool

Saturday 20 November 2021

Aston Villa	v	Brighton & Hove Albion
Burnley	v	Crystal Palace
Leicester City	v	Chelsea
Liverpool	v	Arsenal
Manchester City	v	Everton
Newcastle United	v	Brentford
Norwich City	v	Southampton

49

Premier League
Fixture List Season 2021/22

Fixtures

Tottenham Hotspur	v	Leeds United
Watford	v	Manchester United
Wolverhampton Wanderers	v	Burnley

Saturday 27 November 2021

Arsenal	v	Newcastle United
Brentford	v	Everton
Brighton & Hove Albion	v	Leeds United
Burnley	v	Tottenham Hotspur
Chelsea	v	Manchester United
Crystal Palace	v	Aston Villa
Leicester City	v	Watford
Liverpool	v	Southampton
Manchester City	v	West Ham United
Norwich City	v	Wolverhampton Wanderers

Tuesday 30 November 2021

Aston Villa	v	Manchester City	
Everton	v	Liverpool	
Leeds United	v	Crystal Palace	
Watford	v	Chelsea	
West Ham United	v	Brighton & Hove Albion	
Wolverhampton Wanderers	v	Burnley	
Manchester United	v	Arsenal	20:00

Wednesday 1 December 2021

Newcastle United	v	Norwich City
Southampton	v	Leicester City
Tottenham Hotspur	v	Brentford

Saturday 4 December 2021

Aston Villa	v	Leicester City
Everton	v	Arsenal
Leeds United	v	Brentford
Manchester United	v	Crystal Palace
Newcastle United	v	Burnley

50

Premier League
Fixture List Season 2021/22

Southampton	v	Brighton & Hove Albion	
Tottenham Hotspur	v	Norwich City	
Watford	v	Manchester City	
West Ham United	v	Chelsea	
Wolverhampton Wanderers	v	Liverpool	

Saturday 11 December 2021

Arsenal	v	Southampton	
Brentford	v	Watford	
Brighton & Hove Albion	v	Tottenham Hotspur	
Burnley	v	West Ham United	
Chelsea	v	Leeds United	
Crystal Palace	v	Everton	
Leicester City	v	Newcastle United	
Liverpool	v	Aston Villa	
Manchester City	v	Wolverhampton Wanderers	
Norwich City	v	Manchester United	

Tuesday 14 December 2021

Arsenal	v	West Ham United	
Brentford	v	Manchester United	
Brighton & Hove Albion	v	Wolverhampton Wanderers	
Burnley	v	Watford	
Leicester City	v	Tottenham Hotspur	
Norwich City	v	Aston Villa	
Crystal Palace	v	Southampton	20:00

Wednesday 15 December 2021

Chelsea	v	Everton	20:00
Liverpool	v	Newcastle United	20:00
Manchester City	v	Leeds United	20:00

Saturday 18 December 2021

Aston Villa	v	Burnley	
Everton	v	Leicester City	
Leeds United	v	Arsenal	

51

Premier League
Fixture List Season 2021/22

Fixtures

Manchester United	v	Brighton & Hove Albion	
Newcastle United	v	Manchester City	
Southampton	v	Brentford	
Tottenham Hotspur	v	Liverpool	
Watford	v	Crystal Palace	
West Ham United	v	Norwich City	
Wolverhampton Wanderers	v	Chelsea	

Sunday 26 December 2021

Aston Villa	v	Chelsea	
Brighton & Hove Albion	v	Brentford	
Burnley	v	Everton	
Liverpool	v	Leeds United	
Manchester City	v	Leicester City	
Newcastle United	v	Manchester United	
Norwich City	v	Arsenal	
Tottenham Hotspur	v	Crystal Palace	
West Ham United	v	Southampton	
Wolverhampton Wanderers	v	Watford	

Tuesday 28 December 2021

Arsenal	v	Wolverhampton Wanderers	
Brentford	v	Manchester City	
Chelsea	v	Brighton & Hove Albion	
Crystal Palace	v	Norwich City	
Everton	v	Newcastle United	
Leeds United	v	Aston Villa	
Leicester City	v	Liverpool	
Manchester United	v	Burnley	
Southampton	v	Tottenham Hotspur	
Watford	v	West Ham United	

Saturday 1 January 2022

Arsenal	v	Manchester City	
Brentford	v	Aston Villa	
Chelsea	v	Liverpool	

52

Premier League
Fixture List Season 2021/22

Crystal Palace	v	West Ham United
Everton	v	Brighton & Hove Albion
Leeds United	v	Burnley
Leicester City	v	Norwich City
Manchester United	v	Wolverhampton Wanderers
Southampton	v	Newcastle United
Watford	v	Tottenham Hotspur

Saturday 15 January 2022

Aston Villa	v	Manchester United
Brighton & Hove Albion	v	Crystal Palace
Burnley	v	Leicester City
Liverpool	v	Brentford
Manchester City	v	Chelsea
Newcastle United	v	Watford
Norwich City	v	Everton
Tottenham Hotspur	v	Arsenal
West Ham United	v	Leeds United
Wolverhampton Wanderers	v	Southampton

Saturday 22 January 2022

Arsenal	v	Burnley
Brentford	v	Wolverhampton Wanderers
Chelsea	v	Tottenham Hotspur
Crystal Palace	v	Liverpool
Everton	v	Aston Villa
Leeds United	v	Newcastle United
Leicester City	v	Brighton & Hove Albion
Manchester United	v	West Ham United
Southampton	v	Manchester City
Watford	v	Norwich City

Tuesday 8 February 2022

Aston Villa	v	Leeds United
Brighton & Hove Albion	v	Chelsea

53

Premier League
Fixture List Season 2021/22

Fixtures

Burnley	v	Manchester United
Norwich City	v	Crystal Palace
West Ham United	v	Watford
Wolverhampton Wanderers	v	Arsenal

Wednesday 9 February 2022

Newcastle United	v	Everton	
Tottenham Hotspur	v	Southampton	
Liverpool	v	Leicester City	20:00
Manchester City	v	Brentford	20:00

Saturday 12 February 2022

Brentford	v	Crystal Palace
Burnley	v	Liverpool
Chelsea	v	Arsenal
Everton	v	Leeds United
Leicester City	v	West Ham United
Manchester United	v	Southampton
Newcastle United	v	Aston Villa
Norwich City	v	Manchester City
Tottenham Hotspur	v	Wolverhampton Wanderers
Watford	v	Brighton & Hove Albion

Saturday 19 February 2022

Arsenal	v	Brentford
Aston Villa	v	Watford
Brighton & Hove Albion	v	Burnley
Crystal Palace	v	Chelsea
Leeds United	v	Manchester United
Liverpool	v	Norwich City
Manchester City	v	Tottenham Hotspur
Southampton	v	Everton
West Ham United	v	Newcastle United
Wolverhampton Wanderers	v	Leicester City

54

Premier League
Fixture List Season 2021/22

Saturday 26 February 2022

Arsenal	v	Liverpool
Brentford	v	Newcastle United
Brighton & Hove Albion	v	Aston Villa
Chelsea	v	Leicester City
Crystal Palace	v	Burnley
Everton	v	Manchester City
Leeds United	v	Tottenham Hotspur
Manchester United	v	Watford
Southampton	v	Norwich City
West Ham United	v	Wolverhampton Wanderers

Saturday 5 March 2022

Aston Villa	v	Southampton
Burnley	v	Chelsea
Leicester City	v	Leeds United
Liverpool	v	West Ham United
Manchester City	v	Manchester United
Newcastle United	v	Brighton & Hove Albion
Norwich City	v	Brentford
Tottenham Hotspur	v	Everton
Watford	v	Arsenal
Wolverhampton Wanderers	v	Crystal Palace

Saturday 12 March 2022

Arsenal	v	Leicester City
Brentford	v	Burnley
Brighton & Hove Albion	v	Liverpool
Chelsea	v	Newcastle United
Crystal Palace	v	Manchester City
Everton	v	Wolverhampton Wanderers
Leeds United	v	Norwich City
Manchester United	v	Tottenham Hotspur
Southampton	v	Watford
West Ham United	v	Aston Villa

55

Premier League
Fixture List Season 2021/22

Saturday 19 March 2022

Aston Villa	v	Arsenal
Burnley	v	Southampton
Leicester City	v	Brentford
Liverpool	v	Manchester United
Manchester City	v	Brighton & Hove Albion
Newcastle United	v	Crystal Palace
Norwich City	v	Chelsea
Tottenham Hotspur	v	West Ham United
Watford	v	Everton
Wolverhampton Wanderers	v	Leeds United

Saturday 2 April 2022

Brighton & Hove Albion	v	Norwich City
Burnley	v	Manchester City
Chelsea	v	Brentford
Crystal Palace	v	Arsenal
Leeds United	v	Southampton
Liverpool	v	Watford
Manchester United	v	Leicester City
Tottenham Hotspur	v	Newcastle United
West Ham United	v	Everton
Wolverhampton Wanderers	v	Aston Villa

Saturday 9 April 2022

Arsenal	v	Brighton & Hove Albion
Aston Villa	v	Tottenham Hotspur
Brentford	v	West Ham United
Everton	v	Manchester United
Leicester City	v	Crystal Palace
Manchester City	v	Liverpool
Newcastle United	v	Wolverhampton Wanderers
Norwich City	v	Burnley
Southampton	v	Chelsea
Watford	v	Leeds United

Fixtures

56

Premier League
Fixture List Season 2021/22

Saturday 16 April 2022

Aston Villa	v	Liverpool
Everton	v	Crystal Palace
Leeds United	v	Chelsea
Manchester United	v	Norwich City
Newcastle United	v	Leicester City
Southampton	v	Arsenal
Tottenham Hotspur	v	Brighton & Hove Albion
Watford	v	Brentford
West Ham United	v	Burnley
Wolverhampton Wanderers	v	Manchester City

Saturday 23 April 2022

Arsenal	v	Manchester United
Brentford	v	Tottenham Hotspur
Brighton & Hove Albion	v	Southampton
Burnley	v	Wolverhampton Wanderers
Chelsea	v	West Ham United
Crystal Palace	v	Leeds United
Leicester City	v	Aston Villa
Liverpool	v	Everton
Manchester City	v	Watford
Norwich City	v	Newcastle United

Saturday 30 April 2022

Aston Villa	v	Norwich City
Everton	v	Chelsea
Leeds United	v	Manchester City
Manchester United	v	Brentford
Newcastle United	v	Liverpool
Southampton	v	Crystal Palace
Tottenham Hotspur	v	Leicester City
Watford	v	Burnley
West Ham United	v	Arsenal
Wolverhampton Wanderers	v	Brighton & Hove Albion

57

Premier League
Fixture List Season 2021/22

Saturday 7 May 2022

Arsenal	v	Leeds United
Brentford	v	Southampton
Brighton & Hove Albion	v	Manchester United
Burnley	v	Aston Villa
Chelsea	v	Wolverhampton Wanderers
Crystal Palace	v	Watford
Leicester City	v	Everton
Liverpool	v	Tottenham Hotspur
Manchester City	v	Newcastle United
Norwich City	v	West Ham United

Sunday 15 May 2022

Aston Villa	v	Crystal Palace
Everton	v	Brentford
Leeds United	v	Brighton & Hove Albion
Manchester United	v	Chelsea
Newcastle United	v	Arsenal
Southampton	v	Liverpool
Tottenham Hotspur	v	Burnley
Watford	v	Leicester City
West Ham United	v	Manchester City
Wolverhampton Wanderers	v	Norwich City

Sunday 22 May 2022

Arsenal	v	Everton	16:00
Brentford	v	Leeds United	16:00
Brighton & Hove Albion	v	West Ham United	16:00
Burnley	v	Newcastle United	16:00
Chelsea	v	Watford	16:00
Crystal Palace	v	Manchester United	16:00
Leicester City	v	Southampton	16:00
Liverpool	v	Wolverhampton Wanderers	16:00
Manchester City	v	Aston Villa	16:00
Norwich City	v	Tottenham Hotspur	16:00

Fixtures

58

England's Full International Fixture List 2020/21 (all dates subject to change)

FIFA World Cup European Qualifying 2021/22

Hungary	v	England	Thursday 2 September 2021
England	v	Andorra	Saturday 5 September 2021
Poland	v	England	Wednesday 8 September 2021
Andorra	v	England	Saturday 9 October 2021
England	v	Hungary	Tuesday 12 October 2021
England	v	Albania	Friday 12 November 2021
San Marino	v	England	Monday 15 November 2021

The Football Association Challenge Cup (all dates subject to change)

Dates for Matches in Competition Proper - Season 2021/22

Round One	Saturday* 6 November 2021
Round Two	Saturday* 4 December 2021
Round Three	Saturday* 8 January 2022
Round Four	Saturday* 5 February 2022
Round Five	Wednesday* 2 March 2022
Round Six	Saturday* 19 March 2022
Semi-finals	Saturday 16 and Sunday 17 April 2022
Final	Saturday 14 May 2022

* games played over a range of days

The English Football League Cup (all dates subject to change)

Season 2021/22

Round One	Wednesday* 11 August 2021
Round Two	Wednesday* 25 August 2021
Round Three	Wednesday* 22 September 2021
Round Four	Wednesday* 27 October 2021
Round Five	Wednesday* 22 December 2021
Semi-finals (1st Leg)	Wednesday* 5 January 2022
Semi-finals (2nd Leg)	Wednesday* 12 January 2022
Final	Sunday 27 February 2022

* games played over a range of days

UEFA Club Competition Dates 2021/22 (all dates subject to change)

English Representatives

UEFA Champions League – Manchester City, Manchester United, Liverpool, Chelsea
UEFA Europa League – Leicester City, West Ham United
UEFA Europa Conference League – Tottenham Hotspur

UEFA Champions League

1st Qual. Round (1st Leg)	Tues/Wed 6/7 July 2021
1st Qual. Round (2nd Leg)	Tues/Wed 13/14 July 2021
2nd Qual. Round (1st Leg)	Tues/Wed 20/21 July 2021
2nd Qual. Round (2nd Leg)	Tues/Wed 27/28 July 2021
3rd Qual. Round (1st Leg)	Tues/Weds 3/4 August 2021
3rd Qual. Round (2nd Leg)	Tues/Weds 10/11 August 2021
Play-Off (1st Leg)	Tues/Wed 17/18 August 2021
Play-Off (2nd Leg)	Tues/Wed 24/25 August 2021
Group Stage - Match 1	Tues/Wed 14/15 September 2021
Group Stage - Match 2	Tues/Wed 28/29 September 2021
Group Stage - Match 3	Tues/Wed 19/20 October 2021
Group Stage - Match 4	Tues/Wed 2/3 November 2021
Group Stage - Match 5	Tues/Wed 23/24 November 2021
Group Stage - Match 6	Tues/Wed 7/8 December 2021
Round of 16 (1st Leg)	Tues/Wed 15/16 and 22/23 February 2022
Round of 16 (2nd Leg)	Tues/Wed 8/9 and 15/16 March 2022
Quarter-finals (1st Leg)	Tues/Wed 5/6 April 2022
Quarter-finals (2nd Leg)	Tues/Wed 12/13 April 2022
Semi-finals (1st Leg)	Tues/Wed 26/27 April 2022
Semi-finals (2nd Leg)	Tues/Wed 3/4 May 2022
Final	Saturday 28 May 2022

Fixtures

59
60

Fixtures

UEFA Europa League and UEFA Conference League

1st Qual. Round (1st Leg)*	Thursday 8 July 2021
1st Qual. Round (2nd Leg)*	Thursday 15 July 20121
2nd Qual. Round (1st Leg)*	Thursday 22 July 2021
2nd Qual. Round (2nd Leg)*	Thursday 29 July 2021
3rd Qual. Round (1st Leg)*	Thursday 5 August 2021
3rd Qual. Round (2nd Leg)*	Thursday 12 August 2021
Play-Off (1st Leg)	Thursday 19 August 2021
Play-Off (2nd Leg)	Thursday 26 August 2021
Group Stage – Match 1	Thursday 16 September 2021
Group Stage – Match 2	Thursday 30 September 2021
Group Stage – Match 3	Thursday 21 October 2021
Group Stage – Match 4	Thursday 4 November 2021
Group Stage – Match 5	Thursday 25 November 2021
Group Stage – Match 6	Thursday 9 December 2021
Knockout Play-Off (1st Leg)	Thursday 17 February 2022
Knockout Play-Off (2nd Leg)	Thursday 24 February 2022
Round of 16 (1st Leg)	Thursday 10 March 2022
Round of 16 (2nd Leg)	Thursday 17 March 2022
Quarter-finals (1st Leg)	Thursday 7 April 2022
Quarter-finals (2nd Leg)	Thursday 14 April 2022
Semi-finals (1st Leg)	Thursday 28 April 2022
Semi-finals (2nd Leg)	Thursday 5 May 2022
Europa League – Final	Wednesday 18 May 2022
Europa Conference League – Final	Wednesday 25 May 2022

* *UEFA Europa League only*

UEFA Super Cup

Chelsea	v	Villarreal	Wednesday 11 August 2021

61

62

Premier League Rules

Rules of the Premier League
Contents

Contents

Rules Index

Premier League Rules

Definitions and Interpretation		**79**
Section A:	**Definitions and Interpretation**	**79**
	Definitions	79
	Interpretation	99
The League: Governance, Operations and Finance		**101**
Section B:	**The League – Governance**	**101**
	Name and Membership	101
	Board Powers	102
	Procedure at General Meetings	102
	Relationship between Clubs and the League	102
	Football Association Representation	103
	Owners' Charter	104
Section C:	**The League Competition**	**105**
	The League Competition	105
	Determination and Accreditation of Goals	106
	The League Championship	106
	Relegation	106
	Determination of League Table Placings	107
	Interruption to and/or Curtailment of a Competition	107
Section D:	**The League – Finance**	**111**
	Obligations of the League	111
	Obligations of Clubs	111
	Accounting Practice	111
	Operating and Other Expenses	112
	Transmission of League Matches	112
	Distribution of UK Broadcast Revenue	113
	Distribution of International Broadcast Revenue	113
	Distribution of Commercial Contract Revenue	114
	Distribution of Radio Contract Revenue	114
	Relegated Clubs	115
	Value Added Tax	115
	Distribution Account	115
	Assignments of Central Funds	115
	Financial Consequences of the Curtailment of a Competition	116
Clubs: Finance and Governance		**119**
Section E:	**Clubs – Finance**	**119**
	Power to Inspect	119
	Club Bank Accounts	119
	Submission of Club Accounts	119
	HMRC	122
	Power to Deduct	122
	Events of Insolvency	123
	Sporting Sanction	126
	General	127
	Profitability and Sustainability	127
Section F:	**Owners' and Directors' Test**	**129**
	Disqualifying Events	129
	Submission of Declaration	131
	Change of Director's Circumstances	131
	Disqualification of a Director	132
	Disciplinary Provisions	132
	Suspension of the Club	132
	Appeal against Disqualification of a Director	133
	Persons Prohibited by Law from entering the United Kingdom etc	134
	Acquisition of Control	134
Section G:	**Disclosure of Ownership and Other Interests**	**137**
	Disclosure of Ownership and Other Interests	137
Section H:	**Directors' Reports**	**139**
	Material Transactions	139
	Record of Material Transactions	139
	Transfer Policy	139
Section I:	**Associations and Influence**	**141**
	Associations between Clubs	141
	Club Officials	141
	Dual Interests	141
	Club Contracts	141
Section J:	**Miscellaneous**	**143**
	Employment of Officials	143
	Betting	143
	UEFA Club Licence Applicants	144
	Football Foundation	144
Clubs: Operations		**145**
Section K:	**Stadium Criteria and Broadcasters' Requirements**	**145**
	Safety Certificate	145
	Ownership of Ground and Training Facilities	145
	Ground Sharing	145
	Ground Registration	145
	All Seater Grounds	146
	Ground Regulations	146
	Covered Stadia	146

65
66

Contents Contents Dressing Rooms Drug-testing Room Security The Pitch Pitch Protection Artificial Surfaces Goal Line Technology and Video Assistant Refereeing Trainers’ Bench Facilities Technical Areas Sanitary Facilities Facilities for Disabled Supporters CCTV Giant Screens Media Facilities – General Television Gantry UK TV Commentary Positions International TV Commentary Positions Radio Commentary Positions TV Broadcasters’ Pitchside Presentation Positions Tunnel Interview Positions Camera Positions: Match Coverage Camera Positions: Team and Supporter Arrivals Television Studios TV Broadcasters: Observer Seats Reporter, Floor Manager and Match Manager Positions Visiting Club Analyst Positions Mixed Zone Access to Tunnel Interview Positions Hardwiring Transmission of Pre-Match Media Conference Power Supply Car Park Spaces Outside Broadcast Compound Official Club Team Sheets Media Working Area Media Conference Room Press Seats Facilities for Photographers Content Sessions UK Content Sessions International Content Sessions Additional League Content Sessions Pre-Match Media Conference 146 146 146 147 148 148 148 149 149 149 149 149 150 150 152 153 153 154 154 154 156 156 156 157 157 158 158 159 159 160 160 160 160 161 161 162 162 162 163 164 166 168 169 Pre-Match Filming Interviews - General Match Day Pre-Match Interviews Dressing Room Filming Half-time Interviews Post-Match Interviews, Mixed Zone and Post-Match Media Conference League Champions Promotional Photographs and Footage Pre-Season Content Session Floodlights Fixtures Arranging Fixtures Arranging Other Matches Other Competitions Postponement of League Matches Failure to Play a League Match Replaying a League Match Match Delegate Full Strength Teams Minimum Age Team Sheet and Pre-Match Briefing Substitute Players Kick-Off Countdown to Kick-Off Use of Official Ball Occupation of the Technical Area Duration of League Matches Gate Statements Penalties Compensation for Postponed Matches Provision of Hospitality for Officials Players’ Identification and Strip Player Identification Home and Alternative Strips Strip Advertising Match Officials Appointment of Match Officials Rules Binding on Match Officials Payments to Match Officials Pre-Match Procedures Compliance with Instructions Post-Match Procedures 170 171 171 172 172 172 176 177 178 178 183 183 183 184 184 185 185 185 185 186 186 186 187 187 187 187 187 188 188 188 188 189 189 189 192 193 193 193 193 193 194 194 Section L: Section M: Section N: 67 68 Rules Index

Contents Contents Section O: Medical Doctors - General Team Doctor and Medical Coordinator Crowd Doctor Physiotherapists Medical and Safety Action Plan Attendance of Medical Personnel and Provision of Medical Facilities Concussive Injuries Medical Records Medical Insurance COVID-19 Protocols Injury Audit Managers Codes of Conduct Coaching Qualifications Contracts of Employment and Submission to the Board Contents of Contracts of Employment Meetings Re Refereeing and Other Matters Broadcasters and Media Disputes Assistant Manager/Head Coach Scouts Registration of Scouts Identification of Scouts Code of Conduct Supporter Relations Supporter Liaison Officer Policies Disability Access Officer Reporting Ticketing Merchandise Safeguarding and Mental Health Clubs’ Policies and Procedures Roles and Responsibilities Safeguarding Awareness Staff Parental Consent Notification of Referrals to External Agencies and Football Authorities Monitoring Safer Recruitment Publicity Mental and Emotional Wellbeing 195 195 195 196 196 197 197 198 199 199 199 199 201 201 201 201 201 201 202 202 202 203 203 203 203 205 205 205 205 205 205 208 209 209 209 210 211 211 Players – Contracts, Registrations and Transfers 215 215 215 215 215 215 216 216 216 216 217 217 217 217 218 218 218 218 218 219 219 219 219 221 221 222 222 222 222 223 223 223 224 224 225 225 226 227 227 227 229 229 Section T: Players – Contracts Approaches to Players Approaches by Players Public Statements Inducements Form of Contract Length of Contract Players’ Remuneration Signing-on Fees Lump Sum Payments Image Contracts Signing the Contract Reporting Fines etc. Submission to Board Mutual Termination Appeal against Termination Appeal against Disciplinary Decision Disputes between Clubs and Players Orders for Costs Appeal Effect of Termination Testimonial Matches Players – Registrations Requirement for Registration Types of Registration International Transfer Certificate Eligibility to Work in the United Kingdom Registration Procedure Multiplicity of Registrations Monthly Registrations Termination of Registrations New Registrations Requiring Consent List of Players Clubs Ceasing to be Members Prohibition of Third Party Investment Assignment of Entitlement to Compensation Fee or Loan Fee Players – Transfers of Registrations Transfer Windows Temporary Transfers Contract Players Retired Players Section P: Section Q: Section U: Section R: Section S: Section V: 211 212 213 213 214 69 70 Rules Index

Contents

	Out of Contract Players	230
	The Player's Options	230
	The Club's Options	231
	The Compensation Fee	231
	Method of Payment	232
	Transfer Levy	233
	Solidarity – England and Wales	234
	Transfer Windows	234
Disciplinary and Dispute Resolution		**235**
Section W:	**Disciplinary**	**235**
	Power of Inquiry	235
	Board's Disciplinary Powers	235
	Fixed Penalty Procedure	235
	Summary Jurisdiction	235
	Provision of Information	236
	The Judicial Panel	236
	Appointing a Commission	237
	Commission Procedures	237
	Commission's Powers	240
	Appeals	241
	Appeal Board's Powers	243
	Admissibility of Evidence	244
	Legal Representation	244
	Publication and Privilege	244
	Ad Hoc Appointments	244
Section X:	**Arbitration**	**245**
	Definitions	245
	Agreement to Arbitrate	245
	Standing	246
	Commencement of the Arbitration	246
	Appointing the Arbitrators	246
	Appointing a Single Arbitrator	247
	Replacing an Arbitrator	247
	Communications	247
	Directions	247
	The Tribunal's General Powers	248
	Duty of the Parties	248
	Default of the Parties	248
	The Hearing	249
	Remedies	249
	Majority Decision	249
	Provisional Awards	249

71

Contents

	The Award	249
	Costs	250
	Challenging the Award	250
	Representation	250
	Waiver	250
Section Y:	**Managers' Arbitration Tribunal**	**251**
	Managers' Arbitration Tribunal	251
Section Z:	**Premier League Appeals Committee**	**255**
	Jurisdiction	255
	Composition of the Committee	255
	Committee Procedures	255
	Fees and Expenses	257
	Committee's Powers	257

Rules Index

72

Contents Contents Premier League Forms Youth Development Rules General Definitions General Applications to Operate Academies Strategy, Leadership and Management of the Academy Strategic Documents Academy Performance Plan Performance Management Application Technical Board Effective Measurement Monitoring Productivity Profile Performance Management, Player Development and Progression Performance Clock Individual Learning Plans and Multi-disciplinary Reviews Staff General Academy Management Team Academy Manager Academy Operations Manager Academy Secretary Head of Academy Coaching Coaches Goalkeeping Coaches Senior Professional Development Coach Coaches: Qualifications and Professional Development Head of Academy Sports Science and Medicine Academy Nutritionist Lead Sports Scientist Lead Strength and Conditioning Coaches Senior Academy Physiotherapist Physiotherapists and Sports Therapists Academy Doctor Performance Analysts Head of Education Head of Recruitment Interns Player Care Academy Psychologist Coaching Coaching Curriculum Coaching Hours Development Centres Form 1: Form 2: Form 3: Form 3A: Form 4: Form 5: Form 6: Form 7: Form 8: Form 9: Form 10: Form 11: Form 12: Form 13: Form 14: Form 15: Form 16: Form 17: Form 18: Form 19: Form 20: Form 21: Form 22: Form 23: Form 24: Form 25: Form 26: Form 27: Form 28: Form 29: List of Authorised Signatories (Rule A.1.18) Notification of Club Bank Account (Rule E.2) Appeal Under Rule E.34 Calculation of Aggregated Adjusted Earnings Before Tax (Rule E.45.3) Owners’ and Directors’ Declaration (Rules A.1.60, F.2, F.3 and F.4) Dual Interest Notice (Rules G.1 and G.4) Directors’ Report (Rules H.6, H.7, H.8 and H.9) Registration of Pitch Dimensions (Rule K.17) Team Sheet (Rule L.22) Gate Statement (Rule L.39) Notification of Shirt Numbers Allocated (Rule M.6) Registration of Strips (Rule M.17) Scout Registration Form (Rule Q.2) Safeguarding Roles and Responsibilities (Rules S.3, S.4 and S.21) English Football League Contract Premier League Contract Amateur Registration Form (Rule U.15) Offer of New Contract (Rule V.17.2) Application for Free Transfer (Rule V.20) Contingent Sum Notification (Rule V.36.2) Fixed Penalty Notice (Rule W.4) Summary Jurisdiction Notice (Rule W.9) Complaint (Rule W.21) Answer (Rule W.26) Appeal Against Fixed Penalty (Rule W.59) Appeal Against Commission Decision (Rule W.60) Request for Arbitration (Rules X.7 or Y.3) Appointment of Arbitrator (Rules X.9 or Y.6) Appointment of Single Arbitrator (Rule X.13.1) Notice of Preliminary Meeting (Rules X.18 or Y.13) 261 262 263 264 265 268 269 270 271 272 273 274 275 276 277 306 335 336 337 338 339 340 341 342 343 344 345 346 347 348 351 351 361 361 365 365 365 365 366 367 367 367 368 368 368 371 371 372 372 374 374 374 375 376 376 377 378 379 380 380 381 381 382 382 383 384 385 385 385 386 386 386 388 73 74 Rules Index

Contents Contents Games Programme General Foundation Phase Games Programme Youth Development Phase Games Programme Professional Development Phase Games Programme Premier League 2 and Professional Development League Games Programme: Postponement etc. of Matches Duty of Care Education Reports on Educational Progression Delivery of the Education Programme Personal Development and Life Skills Plans Inductions and Transitions Academy Player and Parent Voice Safeguarding and Mental and Emotional Wellbeing Health and Safety Inclusion, Diversity and Equality Injury and Medical Sports Science and Medicine/Performance Support Sports Science and Medicine/Performance Support Programme Performance Analysis Talent Identification and Recruitment Scouts: Qualifications Scouts: Attendance at Matches Registrations and Provision of Information by the League Time/Distance Rules Trials Pre-Registration Agreements Registrations End of Season Procedure Termination of Registration Scholarships Approaches by and to Clubs and Inducements Facilities Facilities Finance and Expenses Finance Expenses Compensation Compensation 390 390 390 392 395 397 398 399 399 400 400 405 405 406 406 406 406 407 410 410 410 412 412 412 412 413 414 416 416 419 421 422 424 425 425 430 430 430 431 431 Youth Development Forms PLYD Form 1: PLYD Form 2: PLYD Form 3: PLYD Form 4: PLYD Form 5: PLYD Form 5A: PLYD Form 5B: PLYD Form 5C: PLYD Form 6: PLYD Form 7: PLYD Form 8: Scholarship Agreement Notification of Trialists’ Particulars (Youth Development Rule 236.2) Notice of Ending of Trial Period (Youth Development Rule 245) Pre-Registration Agreement (Youth Development Rule 249) Academy Player Registration Application (Youth Development Rule 258) Full Time Training Model (Youth Development Rule 188) Hybrid Training Model (Youth Development Rule 188) Change In Circumstances (Youth Development Rule 190) Academy Ethnicity Monitoring Questionnaire (Youth Development Rule 259) List of Academy Players (Youth Development Rule 267) Retention/Termination Notification for Academy Players Entering into Age Groups Under 10, Under 11 and Under 12 (Youth Development Rule 268.1 and 270.2.1) Retention/Termination Notification for Academy Players Entering into Age Groups Under 13 and Under 15 (Youth Development Rule 268.2 and 270.2.2) Academy Player’s Registration: Mutual Cancellation Notification (Youth Development Rule 273.2) Scholarship Offer (Youth Development Rule 284) Response to Scholarship Offer (Youth Development Rule 285) 439 454 456 457 460 464 466 468 470 471 472 PLYD Form 9: 473 PLYD Form 10: 474 PLYD Form 11: PLYD Form 12: 475 476 75 76 Rules Index

Contents

Appendices to the Rules

Appendix 1:	Schedule of Offences (Rule F.1.5.3)	481
Appendix 2:	Inclusion and Anti-Discrimination Policy (Rule J.4)	482
Appendix 3:	Camera Positions (Rule K.60)	483
Appendix 4:	Medical Examinations and Information to be Conducted/Collected on all Contract Players and Academy Players Registered on Scholarship Agreements (Rule O.22)	489
Appendix 4A:	Pocket Concussion Recognition Tool (Rule O.20)	491
Appendix 5:	Code of Conduct for Managers (Rule P.1)	493
Appendix 6:	Code of Conduct for Clubs (Rule P.2)	496
Appendix 7:	Standard Clauses for Inclusion in Managers' Contracts of Employment (Rule P.8.1)	497
Appendix 8:	Code of Conduct for Scouts (Rule Q.7)	498
Appendix 9:	Standard Clauses for inclusion in replica Strip manufacturers' contracts (Rule R.16)	499
Appendix 10:	Notice to Manufacturer Licensed to Manufacture and Distribute Club Replica Strip (Rule R.17)	501
Appendix 11:	Regulations of the Professional Football Compensation Committee	502
Appendix 12:	Code of Conduct for Clubs, Academy Players Registered on Pld Form 5 and Their Parent(s) (the 'Code') (Youth Development Rule 198)	507
Appendix 13:	Terms of Reference for the Judicial Panel	510
Appendix 14:	COVID-19 – Season 2021/22 Training Protocols	515
Appendix 14.1:	Government guidance – COVID-19: cleaning in non-healthcare settings outside the home	538
Appendix 14.2:	Safeguarding Return to Club Activities Season 2021/22	543
Appendix 15:	Match Day Protocol (COVID-19)	557
Appendix 16:	Calculation of Season 2019/20 Reduction Share	567
Appendix 17:	Competition Interruption - Squad Management Protocol	573

Contents

Rules Index

77

78

Definitions and Interpretation Section A: Definitions and Interpretation Section A: Definitions and Interpretation it shall have the meaning set out in Rule X.1.1); costs (or estimated costs as the case may be) in respect of the following: of the costs of Players’ registrations); and which has been subject to independent audit; abuse or neglect and as a result of those care and support needs is unable to protect 79 80 Rules: Section A Definitions A.1. In these Rules: A.1.1. “Accounting Reference Period” means the period in respect of which Annual Accounts are prepared; A.1.2. “Activity” means any activity or series of activities, organised or arranged by or in the name of a Club, for Children and/or Adults at Risk (and/or to be attended by such individual(s)); A.1.3. “the Act” means the Companies Act 2006 (save for in Section X of these Rules, where A.1.4.“the 1986 Act” has the meaning set out in Rule E.23.1; A.1.5. “Adjusted Earnings Before Tax” means Earnings Before Tax adjusted to exclude (a) depreciation and/or impairment of tangible fixed assets, amortisation or impairment of goodwill and other intangible assets (but excluding amortisation (b) Women’s Football Expenditure; (c) Youth Development Expenditure; (d) Community Development Expenditure; and (e) in respect of Seasons 2019/20, 2020/21, and 2021/22 only, COVID-19 Costs, Each of Youth Development Expenditure, Women’s Football Expenditure and Community Development Expenditure and COVID-19 Costs shall only be excluded from the calculation of Adjusted Earnings Before Tax if separately disclosed: (f) by way of notes to the Annual Accounts; or (g) by way of supplementary information which reconciles to the Annual Accounts A.1.6. “Adult at Risk” means an adult who has needs for care and support (whether or not the local authority is meeting any of those needs) and is experiencing, or is at risk of, himself/herself from either the risk of or the experience of abuse or neglect. This may include (but is not limited to) people with learning disabilities, sensory impairments, mental health needs, elderly people and people with a physical disability or impairment. It may also include people who are affected by the circumstances that they are living in, for example, experiencing domestic violence; A.1.7. “Amateur Player” means any player (other than an Academy Player) who is registered to play or intends to be registered to play for a Club and who is registered with The Football Association as an amateur in accordance with the FIFA Regulations on the Status and Transfer of Players; A.1.8. “Annual Accounts” means: (a) the accounts which each Club’s directors are required to prepare pursuant to section 394 of the Act; or (b) if the Club considers it appropriate or the Board so requests, the Group Accounts of the Group of which the Club is a member and which it is required to prepare pursuant to section 399 of the Act, or which it is required to deliver to the Registrar of Companies pursuant to section 400(2)(e) or section 401(2)(f) of the Act, provided that in either case the accounts are prepared to an accounting reference date (as defined in section 391 of the Act) which falls between 31 May and 31 July inclusive. If the accounting reference date falls at any other time, separate accounts for the Club or the Group (as appropriate) must be prepared for a period of twelve months ending on a date between 31 May and 31 July inclusive, and in such a case “Annual Accounts” means those accounts. Annual Accounts must be prepared and audited in accordance with all legal and regulatory requirements applicable to accounts prepared pursuant to section 394 of the Act; A.1.9. “Appeal Board” means the body having appellate jurisdiction under these Rules appointed by the Chair of the Judicial Panel under the provisions of Rule W.57; A.1.10. “Appeals Panel” means the panel of individuals of that name appointed in accordance with the terms of reference of the Judicial Panel, set out at Appendix 13 to these Rules; A.1.11.“Approved Competition” means any of the following: (a) the UEFA Champions League; (b) the UEFA Europa League; (c) the UEFA Europa Conference League; (d) the UEFA Super Cup; (e) the FIFA World Club Cup; (f) the F.A. Cup; (g) the F.A. Community Shield; (h) the Football League Cup; and (i) any other competition, match or series of matches that the Board deems, at its discretion, to be an Approved Competition; A.1.12.“Approved Match(es)” means any match or short series of matches played solely during the Close Season or any match meeting the requirements of Rule L.8; A.1.13. “Articles” means the Articles of Association of the League and reference to a number following the word ‘Article’ is a reference to an article so numbered in the Articles; A.1.14. “Artificial Surface” means any playing surface which is not or not intended to be predominantly natural grass;

Section A: Definitions and Interpretation Section A: Definitions and Interpretation disciplinary action under these Rules; 81 82 Rules: Section A A.1.15.“Associate” means, in relation to an individual, any other individual who is: (a) the spouse or civil partner of that individual; (b) a relative of that individual or of his/her spouse or civil partner; or (c) the spouse or civil partner of a relative of that individual or of their spouse or civil partner; A.1.16.“Associated Person” has the meaning given to it in Rule S.14; A.1.17. “Associated Undertaking” means an undertaking in which another undertaking has a participating interest and over whose operating and financial policy it exercises a significant influence, and which is not a Parent Undertaking or Subsidiary Undertaking; A.1.18. “Authorised Signatory” means an Official of a Club duly authorised by a resolution of its board of directors to sign Forms either as required by these Rules or in connection with a Club’s application for a UEFA Club Licence, whose particulars shall have first been submitted to the Board in Form 1; A.1.19. “Average Goals Per Game” means the figure calculated by dividing the total number of goals scored by the Club in a Competition by the number of League Matches played at that point; A.1.20.“Average Points Per Game” means the figure calculated as follows: (a) dividing the total number of points obtained by the Club in a Competition by the number of League Matches played at that point; (b) multiplying the resulting figure by 38; and (c) subtracting from the resulting figure any points deducted as a result of A.1.21.“Bankruptcy Order” means an order adjudging an individual bankrupt; A.1.22.“Bankruptcy Restriction Order” and “Interim Bankruptcy Restriction Order” mean orders made under the provisions of Schedule 4A of the 1986 Act; A.1.23.“Basic Award Fund” means the fund established out of UK Broadcast Revenue and distributed in accordance with Rule D.17.1; A.1.24.“Board” means the board of directors for the time being of the League (or its designee); A.1.25.“Board Directive” means a directive issued by the Board in accordance with Rule C.20; A.1.26.“Broadcaster” means a Radio Broadcaster, a UK Broadcaster or an International Broadcaster; A.1.27. “Cash Losses” means aggregate Adjusted Earnings Before Tax after: (a) write back of: (i) amortisation and/or impairment of Players’ registrations; and (ii) profit or loss on the transfer of Players’ registrations; and (b) inclusion of net cash flow in respect of transfers of Players’ registrations; A.1.28. “Chair of the Judicial Panel” means the individual appointed to that position in accordance with Rule W.14 and the terms of reference of the Judicial Panel, set out at Appendix 13 to these Rules; A.1.29.“Central Funds” has the meaning set out in Rule E.19.1; A.1.30.“Chairman” means the Person appointed as the Chairman pursuant to Article 42 of the Articles or any acting Chairman appointed pursuant to Article 57.1; A.1.31.“Champions’ Features” has the meaning set out in Rule K.105; A.1.32.“Child” and “Children” mean any Person or Persons under the age of 18 years; A.1.33. “clear days” in relation to the period of a notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect; A.1.34. “Close Season” means the period between the end of one Season (ie, from the end of the relevant Club’s final League Match of the Season or, if the relevant Club qualifies for the FA Cup Final in that Season, the end of the FA Cup Final) and the commencement of the next Season (ie, midnight on the day before the first League Match in that Season); A.1.35.“Club” means an association football club in membership of the League and: (a) for the purposes of Rules E.33 to E.42 inclusive includes any club which is entitled to be promoted from The Football League to the League; (b) for the purposes of Rules A.1.53, A.1.61, A.1.203, and Sections F and H of these Rules (including any Forms prescribed therein) includes any Associated Undertaking, Fellow Subsidiary Undertaking, Group Undertaking, or Parent Undertaking of such Club; and (c) for the purposes of Section G of these Rules, Rules I.1 to I.7 and Rule J.3 (and including any Forms prescribed therein) includes any Associated Undertaking, Fellow Subsidiary Undertaking, Group Undertaking, Parent Undertaking or Subsidiary Undertaking of such Club; A.1.36.“club” means an association football club not in membership of the League; A.1.37. “Club Radio Contract” means any contract upon terms complying in all respects with any directive issued by the League pursuant to Rule D.6 and made between any Club and the local or regional independent radio station or BBC local radio station within whose transmission area the Club’s Stadium is situated; A.1.38. “Club Shirt Sponsor Contract” means any contract between any Club and any Person (not being the manufacturer, producer or distributor of that Club’s Strip) providing for the exhibition upon that Club’s Strip of the agreed prime brand of that Person in accordance with Rule M.30; A.1.39. “Commercial Contract” means any contract entered into by the League relating to sponsorship or like transactions or other matters materially affecting the commercial interests of Clubs other than an International Broadcast Contract, a UK Broadcast Contract or a Radio Contract;

Section A: Definitions and Interpretation Section A: Definitions and Interpretation entered into a written contract of employment with a Club; acquire, direct or indirect control over the policies, affairs and/or management of a without prejudice to the generality of the foregoing, Control shall be deemed to exercise the voting rights applicable to, Shares in the Club (whether directly, Party) which confer in aggregate on the holder(s) thereof 30 per cent or more of powers of any Person will be attributed to any Connected Person to that Person; Guidance The Countdown to Kick-Off in respect of each League Match must be approved by the Premier League in advance. Where Clubs wish to engage in in-Stadium activity of any kind: (a) in the period between 15 minutes prior to kick-off and the kick-off itself; (b) during half-time and/or (c) in the period between the final whistle and 15 minutes following the conclusion of the League Match (whether by way of remembrance, tribute, celebration or otherwise), such activity must be notified to the League as far in advance of the League Match as reasonably practicable (and, in any event, no later than seven days prior to the League Match). Any such activity that is not notified to the League within that deadline will only be approved by the Board in exceptional circumstances. 83 84 Rules: Section A A.1.50.“Content Session” has the meaning set out in Rule K.90; A.1.51. “Contingent Sum” means any sum of money (exclusive of value added tax) additional to a Compensation Fee, payable upon the happening of a contingent event by a Transferee Club to a Transferor Club consequent upon the transfer of the registration of a player (whether that transfer is permanent or temporary); A.1.52.“Contract Player” means any player (other than an Academy Player) who has A.1.53.“Control” means the power of a Person to exercise, or to be able to exercise or Club, whether that power is constituted by rights or contracts (either separately or in combination) and having regard to the considerations of fact or law involved, and, include: (a) the power (whether directly or indirectly and whether by the ownership of share capital, by the possession of voting power, by contract or otherwise including without limitation by way of membership of any Concert Party) to appoint and/ or remove all or such of the members of the board of directors of the Club as are able to cast a majority of the votes capable of being cast by the members of that board; and/or (b) the holding and/or possession of the beneficial interest in, and/or the ability to indirectly (by means of holding such interests in one or more other persons) or by contract including without limitation by way of membership of any Concert the total voting rights exercisable at general meetings of the Club. For the purposes of the above, any rights or powers of a Nominee for any Person or of an Associate of any Person shall be attributed to that Person and any rights or A.1.54. “Conviction” means a finding by a court anywhere in the world that a Person has committed an offence or carried out the act for which he/she was charged, and Convicted shall be construed accordingly; A.1.55. “Countdown to Kick-Off” means, in respect of each League Match, the document agreed between the Home Club and the Match Manager (and approved by the League) in advance, setting out the timings according to which (among other things) the participating Clubs should line up in the tunnel area and process onto the pitch; A.1.40.“Commercial Contract Revenue” means revenue received by the League under any Commercial Contract; A.1.41. “Commission” means a commission appointed by the Chair of the Judicial Panel under the provisions of Rule W.16; A.1.42.“Community Development Expenditure” means: (a) net expenditure by a Club directly attributable to activities (whether in the United Kingdom or abroad) for the public benefit to promote participation in sport and advance social development; and (b) donations made by the Club: (i) to United Kingdom charities in a form recognised by such charities; and/or (ii) for foreign charitable purposes in a form which (had the donations been made to registered United Kingdom charities) would have been recognised as charitable; A.1.43. “Company Secretary” means the Person whose particulars are registered or registrable as the secretary of the League pursuant to section 276 of the Act, and shall include any joint, assistant or deputy secretary; A.1.44. “Compensation Fee” means any sum of money or other consideration (exclusive of value added tax) payable by a Transferee Club to a Transferor Club upon the permanent transfer of the registration of a Contract Player or in respect of an Out of Contract Player; A.1.45. “Compensation Fee Account” means the account bearing that name at Barclays Bank Plc into which Compensation Fees, Loan Fees (including, in both cases, instalments thereof) and Contingent Sums are payable as set out in Rule V.29; A.1.46. “Competition” means the men’s first team football competition called the ‘Premier League’, organised by the League and comprising the 380 League Matches required by Rule C.1, to be completed over the course of a Season, unless otherwise curtailed in accordance with these Rules; A.1.47. “Concert Party” means two or more Persons presumed to be acting in concert (unless the contrary is established) within the meaning of paragraphs (1) to (5) (inclusive) of the definition of “acting in concert” in the City Code on Takeovers and Mergers, or would be so acting in concert if the City Code on Takeovers and Mergers applied in the relevant case; A.1.48.“Conditional Contract” means a playing contract between a Club and a Player which is determinable by the Player at any time; A.1.49. A Person (X) is a “Connected Person” to another Person (Y) (where that other Person (Y) is not a natural person) if that Person (X) directly or indirectly possesses or is entitled to acquire more than 30 per cent of: (a) the issued ordinary share capital of that other Person (Y); (b) the loan capital (save where loan capital was acquired in the ordinary course of the business of lending money) and issued share capital of that other Person (Y); or (c) the assets of that other Person (Y) which would be available for distribution to equity holders in the event of winding up of that other Person (Y);

Section A: Definitions and Interpretation Section A: Definitions and Interpretation accustomed to act, or a Person having Control over the Club, or a Person exercising (and only if): Guidance For the purposes of calculating the Fixed Central Funds Distribution Ratio, the ‘maximum’ referred to is the total that a Club would receive if it finished the Season as League Champions and received the highest possible number of facility fees. The ‘minimum’ is the total that a Club would receive if it finished in 20th position and received the lowest possible number of facility fees. The Football League; 85 86 Rules: Section A A.1.77. “The Football Association” means The Football Association Limited; A.1.78.“The Football Association Rules” means the rules and regulations for the time being of The Football Association; A.1.79.“Football Creditor” has the meaning set out in Rule E.29; A.1.80.“The Football League” means The Football League Limited and/or the league competitions organised by it, as appropriate; A.1.81.“The Football League Cup” means the cup competition organised by the board of A.1.56. “COVID-19 Costs” means lost revenues and/or exceptional costs incurred by a Club that are directly attributable to the COVID-19 pandemic and that are identified and calculated in accordance with such guidance as issued by the Board; A.1.57. “Crowd Doctor” means the Official described in Rules O.9 to O.11; A.1.58. “Curtailment Resolution” means a Resolution tabled by the Board in accordance with Rule C.25, which would, if passed, bring an end to the Competition, notwithstanding that all of the League Matches referred to in Rule C.1 have not been played; A.1.59. “DBS” means the Disclosure and Barring Service, being a non-departmental public body of the Home Office which, amongst other things, processes requests for criminal records checks and barred list information, or any successor body which carries out its functions; A.1.60.“Declaration” means a declaration in Form 4; A.1.61. Subject to Rule A.1.62, “Director” means any Person occupying the position of director of a Club whose particulars are registered or registrable under the provisions of section 162 of the Act and includes a shadow director, that is to say, a Person in accordance with whose directions or instructions the directors of the Club are the powers that are usually associated with the powers of a director of a company; A.1.62.For the purposes of Rules H.1 to H.9: (a) a person shall be excluded from the definition of Director set out in Rule A.1.61 if (i) he/she falls within the said definition of Director solely because Rule A.1.53(b) applies to him/her; (ii) his/her aggregate interest (of the kind set out in Rule A.1.53(b)) in the Shares conferring voting rights exercisable at general meetings of the Club is less than 50%; and (b) the Official referred to in Rule J.1.1 shall be included in that definition; A.1.63. “Disciplinary Panel” means the panel of individuals of that name appointed in accordance with the terms of reference of the Judicial Panel, set out at Appendix 13 to these Rules; A.1.64.“Disclosure” means the service provided by the DBS to Persons registered with it; A.1.65.“Earnings Before Tax” means profit or loss after depreciation and interest but before tax, as shown in the Annual Accounts; A.1.66. “Equal Share Distribution Method” means, in respect of the League’s distribution of any element of Central Funds, the distribution of such funds in equal shares, with one share distributed to each Club; A.1.67. “Events of Insolvency” means the events set out in Rule E.23; A.1.68.“Facility Fees Fund” means the fund established out of UK Broadcast Revenue and distributed in accordance with Rule D.17.3; A.1.69.“Faculty” has the meaning set out in Rule O.10; A.1.70.“F.A. Cup” means the Football Association Challenge Cup competition; A.1.71. “Fair Market Value” means the amount for which an asset could be sold, licensed or exchanged, a liability settled, or a service provided, between knowledgeable, willing parties in an arm’s length transaction; A.1.72.“Feature Session” has the meaning set out in Rule K.103; A.1.73.“Fellow Subsidiary Undertaking” has the meaning set out in section 1161(4) of the Act; A.1.74.“FIFA” means the Fédération Internationale de Football Association; A.1.75. “Financial Institution” means any entity which is incorporated in, or formed under the law of any part of the United Kingdom, and which has permission under Part 4a of the Financial Services and Markets Act 2000 to carry on the regulated activity of accepting deposits (within the meaning of section 22 of that statute, taken with Schedule 2 and any order under section 22) but such definition shall not include: (a) a building society (within the meaning of section 119 of the Building Societies Act 1986); or (b) a credit union (within the meaning of section 31 of the Credit Unions Act 1979); A.1.76. “Fixed Central Funds Distribution Ratio” means a ratio reflecting the fact that, in respect of any one Season, the maximum possible Central Funds distribution that one Club could receive is an amount equal to 180% of the minimum possible Central Funds distribution that one Club could receive;

Section A: Definitions and Interpretation Section A: Definitions and Interpretation prescribed in these Rules; Person possesses on his/her behalf or may be required to exercise at his/her direction 87 88 Rules: Section A A.1.82. “Force Majeure Event” means an event which is beyond the reasonable control of the Board and Clubs, including any strike, lock-out, or labour disputes, act of God, fire, flood, storm, war, riot, civil commotion, terrorism, epidemic or pandemic and which renders the staging of League Matches strictly in accordance with Sections K (Stadium Criteria and Broadcasters’ Requirements), L (Fixtures) and R (Supporter Relations) of these Rules impossible for a period of 14 clear days; A.1.83.“Form” means the appropriate form or substantially the same form as that A.1.84.“Future Financial Information” has the meaning set out in Rule E.11; A.1.85. “Gambling Related Agreement” means any agreement: (i) which concerns any advertising, marketing, promotion, supply or provision of betting, gaming, lottery or other gambling related products, services, brands or facilities (whether as part of a Club Shirt Sponsor Contract, the appointment of a gambling partner or otherwise); and/or (ii) where the business activities of any of the parties (or of an Associated Undertaking or Group Undertaking of any of the parties) to such agreement include the provision of betting, gaming, lottery or other gambling related products, services or facilities; A.1.86.“General Meeting” means any meeting of the members of the League duly called in accordance with the provisions of Article 18; A.1.87. “Goal Line Technology” means all necessary equipment for the purpose of assisting the referee to determine whether, in a League Match, a goal has been scored; A.1.88. “Group Accounts” mean accounts that a Club is required to prepare pursuant to section 399 of the Act, or which its Parent Undertaking is required to deliver to the registrar of companies pursuant to section 400(2)(e) or section 401(2)(f) of the Act; A.1.89.“Group Undertaking” has the meaning set out in section 1161(5) of the Act; A.1.90. “Hardwiring” means the permanent installation of cabling, to the League’s specification, to enable the uninterrupted live Transmission of League Matches and “Hardwired” shall be construed accordingly; A.1.91. “Head of Safeguarding” means the member of Staff appointed to that role by each Club in accordance with Rule S.4; A.1.92.“HMRC” means Her Majesty’s Revenue and Customs or such other government department(s) that may replace the same; A.1.93. “Holding” means the holding and/or possession of the beneficial interest in, and/or the ability to exercise the voting rights applicable to, Shares in the Club (whether directly, indirectly (by means of holding such interests in one or more other Persons) or by contract including without limitation by way of membership of any Concert Party) which confer any voting rights exercisable at general meetings of the Club. For the purposes of the above, any rights or powers of a Nominee for any Person shall be attributed to that Person, that is to say any rights or powers which another or on his/her behalf, and any rights or powers of any Person shall be attributed to any Connected Person to that Person; A.1.94. “Home Club” means the Club at whose Stadium a League Match is or was or should be or should have been played or, where the Clubs participating in that League Match share a Stadium, the Club whose name first appears in respect of that League Match on the League’s fixture list; A.1.95. “Home Grown Player” means a Player who, irrespective of his nationality or age, has been registered with any Club (or club) affiliated to The Football Association or the Football Association of Wales for a period, continuous or not, of three Seasons or 36 months prior to his 21st birthday (or the end of the Season during which he turns 21) and, for the purposes of this definition of “Home Grown Player”, a Season will be deemed to commence on the date on which the relevant Summer Transfer Window closes and expire on the date of the final League Match of the Season; A.1.96.“Host Broadcaster” has the meaning set out in Rule K.112.1; A.1.97. “Image Contract” means any contract whereby a Player transfers to any Person the right to exploit his image or reputation either in relation to football or non-footballing activities; A.1.98.“Image Contract Payment” means any payment made or liability incurred by or on behalf of a Club to such a Person in order to acquire that right; A.1.99.“Individual Voluntary Arrangement” means an arrangement made under the provisions of Part VIII of the 1986 Act; A.1.100. “Intermediary” means any Person who qualifies as an Intermediary for the purposes of the FA Regulations on Working with Intermediaries (as amended from time to time); A.1.101. “International Broadcaster” means a Person with which the League has entered into an International Broadcast Contract and which is entitled to effect the Transmission of League Matches in accordance with the terms of that contract; A.1.102. “International Broadcast Contract” means any contract entered into by the League for the Transmission of League Matches outside the United Kingdom, the Republic of Ireland, the Isle of Man and the Channel Islands; A.1.103.“International Broadcast Revenue” means revenue received by the League under any International Broadcast Contract; A.1.104. “International Broadcast Revenue Excess” means, in respect of any one Season, the Net Distributable International Broadcast Revenue in excess of the International Broadcast Threshold Amount; A.1.105. “International Broadcast Threshold Amount” means the figure notified to Clubs each Season, calculated to reflect an increase from the Season three years prior in accordance with the Three-Year Compound CPI Formula; A.1.106.“International Content Session” has the meaning set out in Rule K.98; A.1.107.“International Content Session Plus” has the meaning set out in Rule K.102;

Section A: Definitions and Interpretation Section A: Definitions and Interpretation and Appeals Panel, appointed in accordance with the terms of reference of the each Club in accordance with Rule S.21; Guidance The appointment of a Match Manager in relation to a League Match does not absolve Clubs from compliance with their responsibilities under Rules L.30 and L.31 (which provide for prompt kick-offs and re-starts of League Matches) or with any of the provisions of Section K concerning Broadcaster access requirements. internal roles and responsibilities regarding mental and emotional wellbeing, and emotional wellbeing needs of employees (including Players) and such other designated that role in accordance with Rule S.23; 89 90 Rules: Section A A.1.129.“Match Officials” means referees, assistant referees, video assistant referees and assistant video assistant referees and includes reserve officials and fourth officials; A.1.130.“Material Transactions” has the meaning set out in Rule H.1; A.1.131.“Medical Coordinator” means the Official described in Rule O.7; A.1.132.“Memorandum” means the Memorandum of Association of the League; A.1.133.“Mental and Emotional Wellbeing Action Plan” means a document setting out internal initiatives and processes for support, education and monitoring the mental matters as advised by the Board from time to time; A.1.134.“Mental and Emotional Wellbeing Lead” means the board-level Official A.1.108. “International Loan Fee” means any sum of money (exclusive of value added tax) paid in connection with the temporary registration of a Player, whether by way of fixed fee or contingent payment, by a Club to club that is: (a) not affiliated to The FA; nor (b) has its registered address in Wales but is a member of the Football League; A.1.109. “International Transfer” means the transfer of the registration of a player to a Club in respect of which an international transfer certificate is required under the provisions of the FIFA Regulations on the Status and Transfer of Players; A.1.110.“International TV Commentary Positions” means the commentary positions more particularly described in Rules K.53 and K.54; A.1.111. “Interview Backdrops” means backdrops against which interviews must, where specified by these Rules, be conducted. The Interview Backdrops will be provided to Clubs from time to time by the League; A.1.112.“Judicial Panel” means the panel of individuals, comprising the Disciplinary Panel Judicial Panel, set out at Appendix 13 to these Rules; A.1.113.“Lead Disclosure Officer” means the member of Staff appointed to that role by A.1.114.“League” means The Football Association Premier League Limited; A.1.115.“League Champions” has the meaning set out in Rule C.11; A.1.116.“League Match” means a first team match played under the jurisdiction of the League; A.1.117.“League Office” means the registered office for the time being of the League; A.1.118.“League Table” means the table referred to in Rule C.3; A.1.119. “Licensing Manual” means the manual in which are set out procedures agreed between The Football Association and the League relating to applications for and the granting of licences enabling Clubs (or clubs) to play in UEFA Club Competitions; A.1.120.“Limited Return of Supporters” has the meaning set out in Appendix 15 to these Rules; A.1.121.“Loan Fee” means any sum of money (exclusive of value added tax) payable by a Transferee Club to a Transferor Club upon a Temporary Transfer; A.1.122.“Manager” means the Official of a Club responsible for selecting the Club’s first team; A.1.123.“Managers’ Arbitration Tribunal” has the meaning set out in Rule Y.1; A.1.124.“Mandatory Medical Equipment Form” means the document referred to Rule O.8, in such form as prescribed by the Board from time to time; A.1.125. “Match Day Information Sheet” means, in respect of each League Match, the administrative document produced by the League and distributed to the Home Club and Visiting Club in advance, containing relevant information for match day operations including (but not limited to) approved Strips, the identity of the relevant Match Officials, the Countdown to Kick-Off and the identities and contact details of the Match Manager and other League representatives; A.1.126.“Match Day Medical Requirements Form” means the document referred to Rule O.7, in such form as prescribed by the Board from time to time; A.1.127.“Match Day Protocol (COVID-19)” means the document of that name set out at Appendix 15 to the Rules; A.1.128. “Match Manager” means a representative of the League who may be appointed to act in relation to a League Match and whose responsibilities include (without limitation): (a) liaising with Clubs, Match Officials, Broadcasters and any Person with whom the League has entered into a Commercial Contract to promote the delivery by the League of all match day requirements and entitlements of Broadcasters and such Persons pursuant to these Rules; (b) assisting Clubs to comply with their obligations pursuant to Rule D.3 insofar as those obligations must be fulfilled at League Matches; and (c) working with Clubs and Broadcasters to enable the referee to ensure that the kick-off, and re-start after half-time, of each League Match take place promptly;

Section A: Definitions and Interpretation Section A: Definitions and Interpretation 14 7 may be conducted after the conclusion of a League Match, as more particularly International Broadcast Revenue (ie, following the deductions referred to at Rules discretion; 91 92 Rules: Section A A.1.135. “Merit Based Distribution Method” means, in respect of the League’s Distribution of UK Broadcast Revenue and (if applicable) International Broadcast Revenue, the distribution of such funds in shares in accordance with the following table: End of Season Number of shares League position 120 219 318 417 516 615 714 813 912 1011 1110 129 138 156 165 174 183 192 201 A.1.136.“Merit Payments Fund” means the fund established out of UK Broadcast Revenue and distributed in accordance with Rule D.17.2; A.1.137.“Mixed Zone” means the area in which media interviews with Players and Managers described in Rules K.69 and K.70; A.1.138.“Monthly Contract” has the meaning set out in Rule T.11.2; A.1.139.“Net Distributable International Broadcast Revenue” means, in respect of any one Season, the total sum that is distributed to Clubs and Relegated Clubs out of D.18.1 and D.18.2 and adjusted to take account of any foreign exchange and/or gain); A.1.140.“New Registration” has the meaning set out in Rule U.14; A.1.141.“Nominee” means, in connection to any Person, another Person who possesses rights or powers on his/her behalf, or which he/she may be required to exercise at his/her A.1.142.“Official” means any director, secretary, servant or representative of a Club, excluding any Player, Intermediary or auditor; A.1.143.“Out of Contract Player” means a Contract Player whose contract of employment with a Club has expired; A.1.144.“Outside Broadcast Compound” means the area for the exclusive use of TV Broadcasters’ vehicles more particularly described at Rules K.79 to K.81; A.1.145.“Owners’ Charter” means the document of that name agreed by Clubs; A.1.146.“Parent” means a Person who has parental responsibility for a Child; A.1.147.“Parent Undertaking” has the meaning set out in section 1162 of the Act; A.1.148.“PAYE and NIC” means any and all payments required to be made by a Club in respect of income tax and national insurance contributions; A.1.149. “Person” includes any natural person, legal entity, firm or unincorporated association and in the case of a Person which is incorporated any of its Associated Undertaking, Fellow Subsidiary Undertaking, Group Undertaking, Parent Undertaking or Subsidiary Undertaking; A.1.150.“PGB” has the meaning set out in Rule B.23; A.1.151.“PGMOL” means the Professional Game Match Officials Limited; A.1.152.“Player” means any Contract Player, Out of Contract Player, Amateur Player or Academy Player who is registered to play for a Club; A.1.153. “Player’s Image” means the Player’s name, nickname, fame, image, signature, voice and film and photographic portrayal, virtual and/or electronic portrayal image or representation, reputation, replica and all other characteristics of the Player including his shirt number; A.1.154.“Post-Match Media Conference” has the meaning set out in Rules K.128 to K.131; A.1.155.“Pre-Match Media Conference” has the meaning set out in Rule K.106; A.1.156.“Pre-Match Positions” has the meaning set out in Rule K.108; A.1.157.“Premier League Appeals Committee” means the committee constituted in accordance with Rule Z.2; A.1.158. “Premier League Match Centre” means the facility, staffed by representatives of the League and PGMOL during each League Match, that provides support for all on-field football and the League’s match day operational matters; A.1.159.“Premier League Safeguarding Standards” means the document by that name published by the League from time to time; A.1.160.“Pre-Season Content Session” has the meaning set out in Rule K.139;

Section A: Definitions and Interpretation Section A: Definitions and Interpretation following a reference to a Rule identifies the Section in which it is comprised and its may be delegated by the Head of Safeguarding in accordance with Rule S.6; or part-time basis and whether or not he is remunerated in any way for his services) the fixture list of the Competition and ending on the earlier of the following: (a) at completed; (b) immediately upon the passing of a Curtailment Resolution or (c) 80 accordance with Rule L.1.1), pursuant to Rule C.28; between: actually received by the League in respect of Season 2019/20, less the deductions 93 94 Rules: Section A A.1.172. “Relegated Club Shares” means: (a) one share of the Basic Award Fund; and (b) one share of all Net Distributable International Broadcast Revenue distributed to Clubs by the League in accordance with the Equal Share Distribution Method for the relevant Season. For the avoidance of doubt, it does not include any element of any International Broadcast Revenue distributed to Clubs by the League in accordance with the Merit Based Distribution Method; A.1.173. “Related Party Transaction” means a transaction disclosed in a Club’s Annual Accounts as a related party transaction or which would have been disclosed as such except for an exemption under the accounting standards under which the Annual Accounts were prepared; A.1.174. “Representation Contract” means an agreement to which a Club and an Intermediary are party and pursuant to which the Intermediary acts for the Club or a Player in the context of either the registration or transfer of the registration of a Player or the employment of a Player by a Club; A.1.175.“Resolution” has the meaning set out in Article 1; A.1.176.“Respondent” has the meaning set out in Rule W.19.2; A.1.177.“Retired Player” means a Player who has stopped playing competitive football; A.1.178.“Rules” means the rules for the time being of the League and a letter and a number number within that Section; A.1.179.“Safeguarding Officer” means the member of Staff to whom safeguarding duties A.1.180.“Scout” means any Person employed or engaged by a Club (whether on a full-time whose duties include identifying to his Club players whose registration his Club may wish to secure; A.1.181. A “Season” means the period commencing on the date of the first League Match on midnight on the date on which the last League Match of those referred to in Rule C.1 is clear days from the date of the last League Match in the Competition (scheduled in A.1.182.“Season 2019/20 Reduction” means an amount calculated as the difference (a) the Total Season 2019/20 Broadcast Revenue; and (b) the amount of UK Broadcast Revenue and International Broadcast Revenue referred to in Rules D.15 and D.18; A.1.183.“Section” means a Section of these Rules; A.1.161. “Professional Football Compensation Committee” means the committee constituted in accordance with the Regulations of the Professional Football Compensation Committee; A.1.162. “Professional Footballers’ Pension Scheme” means the pension scheme organised by the Professional Footballers’ Association which provides benefits for Players and their dependants during their playing career and after they retire; A.1.163. “Professional Game Youth Fund” means the fund of that name managed by the League which shall award grants from the fund’s resources to qualifying Clubs and Football League clubs; A.1.164.“Promoted Club” means a Club which became a member of the League at the end of the previous Season pursuant to Rule B.4; A.1.165.“PSR Calculation” means, save as indicated below, the aggregation of a Club’s Adjusted Earnings Before Tax for T, T-1 and T-2. In respect of Season 2021/22, the PSR Calculation shall be the aggregation of: (a) the Adjusted Earnings Before Tax for T; (b) the mean of the Adjusted Earnings Before Tax of T-1 and T-2; and (c) the Adjusted Earnings Before Tax of T-3; A.1.166.“Radio Commentary Positions” means the commentary positions more particularly described in Rule K.55; A.1.167. “Radio Contract” means any contract entered into by the League other than an International Broadcast Contract or a UK Broadcast Contract for the Radio Transmission of League Matches; A.1.168.“Radio Contract Revenue” means revenue received by the League under any Radio Contract; A.1.169. “Radio Broadcaster” means a Person with which the League has entered into a Radio Contract and which is entitled to effect the Radio Transmission of League Matches in accordance with the terms of that contract; A.1.170. “Radio Transmission” means any terrestrial or satellite broadcast or transmission by cable of sounds of and/or commentary upon any League Match or inclusion thereof in a cable programme service and/or on the Internet and/or any relay of sound of and/or commentary upon any League Match whether to an open or closed user group by any means now existing or hereafter invented not consisting solely of storage and distribution of recorded sounds in tangible form whether such radio transmission is on a live or recorded basis in whole or as excerpts; A.1.171. “Relegated Club” means a Football League club which was relegated under the provisions of Rule C.14 at the end of any of the three previous Seasons and which remains relegated;

Section A: Definitions and Interpretation Section A: Definitions and Interpretation through the Club’s share capital account or share premium reserve account; shares through the Club’s share capital account or share premium reserve account. between the Club and the equity participant and may if the Board so requires be guaranteeing company is of sufficient standing and (b) the terms of the satisfactory to the Board; Shares in the Club which confer in aggregate on the holder(s) thereof 10 per cent or Club. All or part of any such interest may be held directly or indirectly or by contract Guidance The Technical Specification is the detailed working document showing how the requirements of the Rules will be translated into working facilities at each Club’s Stadium on match days. For example, it will show the location of each of the required facilities, such as: • • • • • the television cameras; the dedicated rooms for Broadcasters such as the Television Studios; the location of the Mixed Zone; the location of the dedicated car park spaces; and the location of the Outside Broadcast Compound. 95 96 Rules: Section A A.1.184. “Secure Funding” means funds which have been or will be made available to the Club in an amount equal to or in excess of any Cash Losses which the Club has made in respect of the period from T-2 and is forecast to make up to the end of T+2. Secure Funding may not be a loan and shall consist of: (a) contributions that an equity participant has made by way of payments for shares (b) an irrevocable commitment by an equity participant to make future payments for This irrevocable commitment shall be evidenced by a legally binding agreement secured by one of the following: (i) a personal guarantee from the ultimate beneficial owner of the Club, provided that the Board is satisfied that (a) he/she is of sufficient standing and (b) the terms of the guarantee are satisfactory; (ii) a guarantee from the Club’s Parent Undertaking or another company in the Club’s Group, provided that the Board is satisfied that (a) the guarantee are satisfactory; (iii) a letter of credit from a Financial Institution of sufficient standing and an undertaking from the Club’s directors to the Premier League to call on the letter of credit in default of the payments from the equity participant being made; (iv) payments into an escrow account, to be paid to the Club on terms (v) such other form of security as the Board considers satisfactory; or (c) such other form of Secure Funding as the Board considers satisfactory; A.1.185.“Senior Safeguarding Lead” means the board-level representative appointed to that role by each Club in accordance with Rule S.3; A.1.186.“Shares” means shares or other equity securities; A.1.187.“Significant Interest” means the holding and/or possession of the legal or beneficial interest in, and/or the ability to exercise the voting rights applicable to, more of the total voting rights exercisable in respect of any class of Shares of the including, but not limited to, by way of membership of any Concert Party, and, for the purposes of determining whether an interest or interests amounts to a “Significant Interest”: (a) any rights or powers held by any Person shall be attributed to any Connected Person to that Person; and (b) any rights or powers held by an Associate or Nominee of any Person shall be attributed to that Person; A.1.188. “Signing-on Fee” means a lump sum payment payable under the terms of a contract between a Club and a Contract Player and which is expressed to be a signing-on fee; A.1.189. “Spent Conviction” means a conviction in respect of which the offender is treated as rehabilitated for the purposes of the Rehabilitation of Offenders Act 1974 or, where this statute does not apply for any reason, a conviction which would be so treated had the provisions of the statute applied; A.1.190. “Squad List” means the list of up to a maximum of 25 Players eligible to participate in League Matches during a Season of whom a maximum of 17 may not be Home Grown Players; A.1.191.“Stadium” means the Club’s ground registered with the Board pursuant to Rule K.5; A.1.192. “Staff” means any employee of a Club or volunteer involved in any Activity on behalf of or with the authorisation of the Club and/or who works directly with (and/or has influence over) Children or Adults at Risk (or acts on their behalf in any way); A.1.193.“Stakeholders” has the meaning set out in Rule R.2; A.1.194.“Strip” means Players’ shirts, shorts and socks; A.1.195.“Subsidiary Undertaking” has the meaning set out in section 1162 of the Act; A.1.196.“Suitably Qualified Person” has the meaning given to it in Rule X.10; A.1.197.“Summer Transfer Window” has the meaning set out in Rule V.2; A.1.198.“T” means the Club’s Accounting Reference Period ending in the year in which assessment pursuant to Rules E.45 to E.52 takes place, and: (a) “T-1” means the Club’s Accounting Reference Period immediately preceding T; (b) “T-2” means the Club’s Accounting Reference Period immediately preceding T-1; (c) “T-3” means the Club’s Accounting Reference Period immediately preceding T-2; (d) “T+1” means the Club’s Accounting Reference Period immediately following T; and (e) “T+2” means the Club’s Accounting Reference Period immediately following T+1; A.1.199.“Team Doctor” means the Official described in Rules O.4 to O.5; A.1.200. “Technical Specification” means a specification, unique to each Club, showing how that Club will deliver each of the facilities, infrastructure requirements and services required of it pursuant to Rules K.43 to K.89 and K.133 to K.155 on the occasion of League Matches played at its Stadium;

Section A: Definitions and Interpretation Section A: Definitions and Interpretation (including, for the avoidance of doubt such activities as they relate to female players 97 98 Rules: Section A A.1.215. “UK Broadcast Contract” means any contract entered into by the League for the Transmission of League Matches within the United Kingdom, the Republic of Ireland, the Isle of Man and the Channel Islands; A.1.216. “UK Broadcaster” means a Person with which the League has entered into a UK Broadcast Contract and which is entitled to effect the Transmission of League Matches in accordance with the terms of that Contract; A.1.217.“UK Broadcast Revenue” means revenue received by the League under any UK Broadcast Contract; A.1.218.“UK Content Session” has the meaning set out in Rule K.94; A.1.219.“UK TV Commentary Positions” means the commentary positions more particularly described in Rule K.52; A.1.220.“U21 Non-Home-Grown Player” means a Player who: (a) Is an Under 21 Player; (b) Is not a Home-Grown Player; and (c) Does not have a British passport or the right to work in the United Kingdom without a visa or such other valid form of right to remain; A.1.221. “Unapproved Competition” means any senior men’s first team football competition (not including any Approved Match(es)), whatever the format, scheduling or location, that is not an Approved Competition; A.1.222.“Under 21 Player” means a Player under the age of 21 as at 1 January in the year in which the Season concerned commences (i.e. for Season 2021/22 born on or after 1 January 2000); A.1.223.“VAR” has the meaning set out in Rule K.25; A.1.224. “Visiting Club” means the Club playing, which has played, which should play or which should have played a League Match at the Stadium of a Home Club or, where the Clubs participating in that League Match share a Stadium, the Club whose name last appears in respect of that League Match on the League’s fixture list; A.1.225.“Week by Week Contract” means a playing contract between a Club and a Player which is determinable by either party on seven days’ written notice; A.1.226.“Winter Transfer Window” has the meaning set out in Rule V.3; A.1.227.“Women’s Football Expenditure” means expenditure by a Club directly attributable to activities to train, educate and develop players involved in women’s football teams under the age of 18); A.1.228. “Working Day” means any day on which the League Office is open for normal business but excluding, unless the Board determines otherwise, a Saturday, a Sunday or a Bank or Public Holiday; A.1.201.“Television Gantry” means the television gantry more particularly described in Rules K.48 to K.50; A.1.202.“Temporary Transfer” has the meaning set out in Rule V.5; A.1.203. “Third Party Payment” means any payment made or liability incurred (other than Compensation Fees, remuneration or payments to or for the benefit of Intermediaries referred to in Rule H.1) by or on behalf of a Club in respect of a Player, including an Image Contract Payment; A.1.204. “Three-Year Compound CPI Formula” means, in respect of a three-Season period, a calculation compounding the consumer price index figure published by the Office of National Statistics for that three-year period; A.1.205. “Total Season 2019/20 Broadcast Revenue” means the total amount of UK Broadcast Revenue and International Broadcast Revenue payable to the League in respect of Season 2019/20, less the deductions referred to in Rules D.15 and D.18 and without giving effect to the Season 2019/20 Reduction; A.1.206.“Transfer Agreement” means an agreement between a Transferor Club and a Transferee Club for the permanent transfer of the registration of a Contract Player; A.1.207.“Transfer Window” has the meaning set out in Rule V.1; A.1.208. “Transferee Club” means a Club (or club) to which the registration of a Contract Player is, or is to be or has been transferred (including on the basis of a Temporary Transfer) or which, in the case of an Out of Contract Player, effects his New Registration; A.1.209. “Transferor Club” means a Club (or club) from which the registration of a Contract Player is, or is to be or has been transferred (including on the basis of a Temporary Transfer) or which, in the case of an Out of Contract Player, holds his registration under the provisions of Rule U.29.2; A.1.210. “Transmission” means any terrestrial or satellite broadcast of television or other moving pictures with or without sound or transmission by cable of moving pictures with or without sound or inclusion of moving pictures with or without sound in a cable programme service and/or on the Internet and/or relay of moving pictures with or without sound whether to an open or closed user group by any means now existing or hereafter invented not consisting solely of the storage and distribution of recorded pictures with or without sound in tangible form whether the said transmission is on a live or recorded basis in whole or as excerpts. “Transmitted” shall be construed accordingly; A.1.211.“TV Broadcaster” means a UK Broadcaster or an International Broadcaster; A.1.212.“UEFA” means the Union des Associations Européennes de Football; A.1.213.“UEFA Club Competition” means the club competitions organised by UEFA; A.1.214. “UEFA Club Licence” means the licence granted by The Football Association in accordance with the procedures set out in the Licensing Manual enabling Clubs (or clubs) to play in UEFA Club Competitions;

Section A: Definitions and Interpretation Section A: Definitions and Interpretation must be guided at all times by the principles set out below, and Rules C.18 to C.30 the Competition, the Board and Clubs must always adhere to instructions from changes might impact upon the integrity of the Competition. These changes will 99 100 Rules: Section A A.8. In all matters relating to the consideration of any interruption to and/or the curtailment of a Competition and any consequential issues, the Board and Clubs shall be interpreted at all times in accordance with (and to give effect to) those principles: • The priority must always be to complete the relevant Competition if: (a) it is safe to do so; and (b) by completing the Competition, the subsequent Competition is not materially impacted. Curtailment of a Competition must always be a last resort; • In all matters related to the safety of staging League Matches and/or completing Government (or a competent public body, with powers delegated by Government); • Clubs must accept changes to normal playing conditions and schedules in order to ensure the completion of the Competition, notwithstanding the fact that such include (but not be limited to) those matters detailed at Rule C.18; and • The Board must have due regard to the collective interests of Clubs, together, the “Guiding Principles”; A.1.229.References to “written” or “in writing” shall be construed to include: (a) hard copy; (b) facsimile transmission; and (c) subject to any guidance issued by the Board, email (including any attachment to an email), but shall not include any form of electronic communication other than those listed in Rules (b) to (c) above. Where a communication is sent by email, the burden of proof of receipt shall be on the sender; A.1.230. “Youth Development Expenditure” means expenditure by a Club directly attributable to activities to train, educate and develop Academy Players net of any portion of Central Funds paid to Clubs solely for the purpose of such activities; and A.1.231.“Youth Development Rules” means the Youth Development Rules which accompany and are incorporated into these Rules. Interpretation A.2.Terms defined in Youth Development Rule 1 shall have the meanings set out in that rule. A.3. Unless the context otherwise requires: A.3.1. words importing the singular number shall include the plural and vice versa; and A.3.2. words importing any particular gender shall include all other genders. A.4. References to statutory provisions shall be construed as references to those provisions as they may be amended or re-enacted. A.5.The headings in these Rules are for convenience only and shall not affect their interpretation. A.6.Unless otherwise stated, the provisions of the Articles shall prevail in the event of any conflict with these Rules. A.7. These Rules shall be governed by and shall be construed in accordance with English law. Strictly without prejudice to the arbitration and other dispute resolution provisions of these Rules, disputes relating to these Rules shall be subject to the exclusive jurisdiction of the English courts.

The League: Governance, Operations and Finance Section B: The League – Governance Section B: The League - Governance information to the Club may prejudice the interests of the League or one giving of a notice under Rule B.7, the Club giving such notice shall notify the Company the Board, such discretion, right or power shall, unless otherwise provided in these or as a sole right or power of the Board and shall when exercised be final and binding Chairman or the chief executive when the Board is required to exercise its function procedure for General Meetings as he/she thinks fit. Unless otherwise determined by item for inclusion on the agenda of a forthcoming General Meeting; and Guidance Pursuant to Rule B.7, by way of example, if a Club were to serve notice to resign during Season 2021/22, that resignation would only take effect from the end of Season 2024/25. Football Association shall vacate that office forthwith upon the giving of convened in accordance with the Articles or other working group or 101 102 Rules: Section B B.8. In the event that a Club gives notice under the provisions of Rule B.7: B.8.1. any Director of that Club who represents the League on the Council of The the notice; B.8.2. the Board may remove any Official of the Club from any committee advisory group; and B.8.3. the Board may restrict the Club’s access to confidential information of the League where it reasonably considers that disclosing such confidential or more other Club(s). B.9. Not earlier than the 1 March nor later than the 31 March in every year following the Secretary in writing whether such notice is confirmed or withdrawn. If no such notice is given in any year, the notice under Rule B.7 shall be deemed to have been withdrawn. B.10. Without prejudice to the powers contained in Section W of these Rules (Disciplinary), any Club purporting to resign otherwise than in accordance with Rules B.7 and B.9 shall on demand indemnify the League on behalf of itself and the Clubs remaining in membership of the League against all losses, damages, liabilities, costs or expenses whatsoever suffered or incurred by the League or such Clubs resulting directly or indirectly from such purported resignation including without limitation loss of income or profits from any Commercial Contract, UK Broadcast Contract, International Broadcast Contract or Radio Contract. Board Powers B.11.Where a discretion, right or power is expressed in these Rules to be exercisable by Rules or the Articles, be exercisable by the Board in its sole and absolute discretion and not subject to appeal. B.12.The Board may appoint any Person who is not an Official to deputise for either the under either Rules T.29, T.30, T.31, W.1 or Youth Development Rules 291, 292 and 294. Procedure at General Meetings B.13.Subject to the provisions of the Articles and the Act, the Chairman may regulate the the Chairman: B.13.1.Clubs must give to the League not less than 28 clear days’ notice of any B.13.2.two representatives from each Club may attend General Meetings, each of whom may speak but only one of whom shall be entitled to vote. Relationship between Clubs and the League B.14. Membership of the League shall constitute an agreement between the League and Club (both on its own behalf and on behalf of its Officials) and between each Club to be bound by and comply with: B.14.1.the Laws of the Game (and any protocols issued by the International Football Association Board); B.14.2.The Football Association Rules; B.14.3.the Articles; B.14.4.these Rules; Name and Membership B.1. The Competition shall consist of teams of those association football clubs playing in England and Wales not exceeding 20 in number which are from time to time members of the League. B.2. Each member Club shall on request give to the League the address of its registered office and shall provide to the League certified true copies of: B.2.1. its certificate of incorporation; B.2.2. its memorandum of association; B.2.3. its articles of association; and B.2.4. any amendments to the above documents. B.3. Subject to Rules C.25 to C.30, at the end of each Season the Board shall require each of the Clubs relegated in accordance with Rule C.14 to execute an instrument transferring its ordinary share in the League to such of the three clubs promoted to the League from The Football League as the Board directs. B.4. Upon such share transfers being registered in accordance with the Articles each of the Promoted Clubs will become a member of the League. B.5. A Club shall cease to be entitled to be a member of the League (and upon registration in accordance with the Articles of the transfer of its ordinary share in the League shall cease to be a member thereof) following: B.5.1. its relegation in accordance with Rule C.14; B.5.2. the receipt of a notice by the Board under the provisions of Article 10.1; B.5.3. its expulsion under the provisions of Rule B.6; or B.5.4. its resignation under the provisions of Rules B.7. B.6. Notwithstanding the provisions of Article 27, the League may expel a Club from membership upon a special Resolution to that effect being passed by a majority of not less than three-quarters of such members as (being entitled to do so) vote by their representatives or by proxy at a General Meeting of which notice specifying the intention to propose the Resolution has been duly given. B.7. Any Club intending to resign as a member of the League may do so only with effect from midnight on the last day of the third Season following the Season in which notice is given.

Section B: The League - Governance Section B: The League - Governance to the Council of The Football Association. The identity of such individual shall be the representative subject to ratification by Clubs in General Meeting. of The Football Association board of directors. The identity of such individual shall of the board of directors of The Football Association. The Board shall appoint the directors of The Football Association appointed in accordance with Rule B.21) two of the appointed PGB members shall be Football Association Council eligible for appointment: Guidance Where the Director is not a natural person, it must ensure that the individual signing the Owners’ Charter on its behalf is duly authorised to do so. formal position on any committee, advisory group, working group or similar entity (each a “Representative Body”) they will provide details to the League and Clubs Body where reasonably requested to do so and provided that the provision of such Body or place them in conflict or breach with any obligation owed to such 103 104 Rules: Section B B.25.Each Club shall ensure that, where any of its Officials or Directors is elected to a constituted by any domestic or international footballing body (including but not limited to The Football Association, UEFA, FIFA or the European Clubs’ Association) of meetings, agendas, points of discussion and decisions by the Representative information does not in any way prejudice their position on the Representative Representative Body. B.20.Under the articles of association of The Football Association, the League and The Football League are entitled to annually appoint a mutually agreed representative determined following consultation between the League and The Football League and appointed by the Board subject to ratification by the Clubs in General Meeting. B.21. Under the articles of association of The Football Association, the League is entitled to appoint annually one member of The Football Association board of directors. Any Person who is a Football Association council representative appointed in accordance with Rule B.19 or, if a representative of a regional division of The Football Association, a Person who is an Official, shall be eligible for appointment. The Board shall appoint B.22.Under the articles of association of The Football Association, the League and The Football League are entitled to appoint annually a mutually agreed upon member be determined following consultation between the League and The Football League and appointed by the Board subject to ratification by Clubs in General Meeting. B.23.Under the articles of association of The Football Association, the League is entitled to appoint four members of the Professional Game Board (the “PGB”), a committee four members of the PGB (one of whom shall always be the member of the board of subject to ratification by Clubs in General Meeting. Provided always that at least representatives appointed in accordance with Rule B.19, the following shall be B.23.1. an Official; B.23.2.a Football Association council representative appointed in accordance with Rule B.19; and B.23.3. a director or officer of the League. Owners’ Charter B.24.Each Director must, no later than 14 days before the commencement of each Season, provide to the League a copy of the Owners’ Charter signed by them. B.14.5.the statutes and regulations of FIFA; B.14.6.the statutes and regulations of UEFA; and B.14.7. the Regulations of the Professional Football Compensation Committee, each as amended from time to time. B.15. In all matters and transactions relating to the League each Club, Official and Director shall behave towards each other Club, Official, Director and the League with the utmost good faith. For the avoidance of doubt and by way of example only, it shall be a breach of the duties under this Rule to: B.15.1act dishonestly towards the League or another Club; or B.15.2engage in conduct that is intended to circumvent these Rules or obstruct the Board’s investigation of compliance with them. B.16.No Person bound by these Rules, including any Club (either by itself, its registered Players, Officials, Directors, employees or agents), shall do any of the following: (a) conduct itself in an abusive, derogatory, insulting, intimidating or offensive manner towards any (other) Club or the League or (where applicable in either case) any of its registered Players, Officials, Directors, employees or agents; (b) commit any act (or omission) or make any statement that is discriminatory by means of race, religion, gender, sexuality, colour or national or ethnic origin; or (c) commit any act (or omission) or make any statement that brings the game of football, the League, its competition, a Club, a Broadcaster or a party to a Commercial Contract into disrepute. B.17. No Club, Official or Director shall, without the Board’s prior written consent, either during the relevant Club’s membership of the League or at any time after its membership has terminated, disclose or divulge, either directly or indirectly, to any Person whatsoever or otherwise make use of any confidential information as to the business or finances of the League or any other Club or any of their dealings, transactions or affairs or as to any other matters which may come to its knowledge by reason of its membership, save to statutory and regulatory authorities or as may be required by law or to such Officials and Auditors of that Club to whom such disclosure is strictly necessary for the purpose of their duties and then only to the extent so necessary. For the avoidance of doubt, references to confidential information in this Rule shall be deemed to include all information and documents relating to any General Meeting or meeting of a committee convened in accordance with the Articles or other working group or advisory group (whether disclosed prior to, during or after such meeting). B.18. Without prejudice to the League’s powers of inquiry under Rule W.1, each Club shall comply promptly and in full with any request for information made by the League (including, for the avoidance of doubt, any such request made pursuant to a demand from a statutory or regulatory authority). Football Association Representation B.19. Under the articles of association of The Football Association, the League is entitled to appoint annually seven representatives to the Council of The Football Association. Any Person who is an Official or a director or officer of the League shall be eligible for appointment. Six such representatives shall be elected by Clubs in General Meeting and one shall be appointed by the Board subject to ratification by Clubs in General Meeting.

The League: Governance, Operations and Finance Section C: The League Competition Section C: The League Competition Matches against each other Club in the Competition during each Season, being the League Match. (COVID-19) and the Home Club is unable to secure a safety certificate in respect of the date, the time and the venue of which shall be determined by the Board. Guidance Rule A.1.94 defines the Home Club as ‘the Club at whose Stadium a League Match is or was or should be or should have been played or, where the Clubs participating in that League Match share a Stadium, the Club whose name first appears on the League’s fixture list ’ (emphasis added). Accordingly, save where specifically expressed to the contrary in these Rules, the rights and obligations set out in these Rules in respect to the Home Club shall remain in place, irrespective of whether the League Match(es) to which they relate are required to be held at a neutral ground in accordance with Rule C.1B. League Match which is drawn shall score one point. containing, in respect of each Club, the following information: Competition during that Season; the Competition during that Season; and scored in the Competition during that Season, the Club having scored the highest lowest number of points being at the bottom. League Table shall be determined on goal difference, that is to say, the difference in the Competition during that Season (“Goal Difference”), and the higher or Goal Difference the higher or highest placed Club shall be the Club having scored 105 106 Rules: Section C C.2. The winner of a League Match shall score three points. Each Club participating in a C.3. The results of League Matches shall be recorded by the Board in the League Table C.3.1. the number of League Matches played in the Competition during that Season; C.3.2. the number of League Matches won, drawn and lost as a Home Club in the C.3.3. the number of League Matches won, drawn and lost as a Visiting Club in the Competition during that Season; C.3.4. the number of goals scored in League Matches by and against that Club in C.3.5. the number of points scored in the Competition during that Season. C.4. The position of Clubs in the League Table shall be determined by the number of points number of points being at the top of the League Table and the Club having scored the C.5. If any two or more Clubs have scored the same number of points their position in the between the total number of goals scored by and against a Club in League Matches highest placed Club shall be the Club with the higher or highest Goal Difference. C.6. If any two or more Clubs have scored the same number of points and have the same the most goals in League Matches in the Competition during that Season. The League Competition C.1. Subject to Rules C.1A, C.1B, C.18 and C.25 to C.30, each Club shall play two League Home Club in respect of one such League Match and the Visiting Club in respect of the other. C.1A.In respect of Season 2021/22, the Match Day Protocol (COVID-19) shall apply to each C.1B.Where a League Match is to be played in accordance with the Match Day Protocol that specific League Match, that League Match will be played on a neutral ground, C.7. Subject to Rule C.17, if any two or more Clubs have scored the same number of points, have the same Goal Difference and have scored the same number of goals in League Matches in the Competition during that Season, they shall be deemed to occupy the same position in the League Table. Determination and Accreditation of Goals C.8. Goal Line Technology shall be utilised at League Matches (save that, for the avoidance of doubt, a League Match shall proceed even if Goal Line Technology is unavailable for part or all of it). The referee’s decision as to whether a goal has been scored shall be final. C.9. The League shall keep a record of the scorer of each goal in each League Match. C.10. The Board will review all goals scored in every League Match, and if there are any in respect of which the identity of the scoring Player is in doubt, then the issue shall be resolved by such means as the Board determines in advance of each Season. The League Championship C.11.Subject to Rules C.25 to C.30, the Club which is at the top of the League Table following the completion of the Competition shall be the League Champions. C.12. The League Champions shall receive a trophy which it shall return to the Board in good order and condition not later than three weeks before its final League Match of the subsequent Competition. C.13. The League Champions shall further receive 40 commemorative medals to be presented by the Club to its Manager and to such of its Players and Officials as it thinks fit provided that any Player who has entered the field of play in a minimum of five of its League Matches that Season shall receive from the Club a commemorative medal. Additional medals may only be presented with the consent of the Board which shall only be given if the total number of Players who have entered the field of play that Season in a minimum of five of the Club’s League Matches exceeds 39. Relegation C.14. Subject to Rules C.15 and C.25 to C.30, the bottom three Clubs in the League Table following the completion of the Competition shall be relegated to The Football League. C.15. If any Club ceases during the Season to be a member of the League, the record of the League Matches in which it has participated in that Season’s Competition shall be expunged from the League Table and, subject to Rules C.25 to C.30, the number of Clubs to be relegated following the completion of the Competition shall be reduced so as to maintain at 20 (or, if less, as near thereto as may be) the number of Clubs in membership of the League at the beginning of the next Season. C.16. If any Club ceases to be a member of the League other than by reason of relegation following the completion of the Competition but before the Board has fixed the dates of League Matches for the next Competition, the Board may invite the relegated club which attained the highest position in the League Table referred to in Rule C.3 following the completion of the previous Competition to rejoin the League.

Section C: The League Competition Section C: The League Competition Directive is necessary to resolve an issue concerning the that is not adequately provided for in the Rules or Articles in Governance) or D (The League – Finance). revoke a Board Directive where: of the issuance of the Board Directive, that it/they wish to challenge the absolute discretion considers appropriate, that the decision to issue the which had applied its mind properly to the issues that formed the basis of invalidate any actions taken pursuant to the Board Directive prior to such revocation. the Board, provided that prior to tabling such a Curtailment Resolution the Board has: (the length and terms of which shall be in its absolute discretion); and 107 108 Rules: Section C C.20.1.disapplying the automatic consequences for any breach of the Rules by a Club (or any Person bound by the Rules); or C.20.2.modifying, limiting or adding to the requirements of the Rules, (in each case, a “Board Directive”). C.21.The Board: C.21.1.may only issue a Board Directive: C.21.1.1. for a specified period; and C.21.1.2. where it can demonstrate that the issuance of the Board interruption to, completion or curtailment of a Competition force at the relevant time; C.21.2.may not issue a Board Directive in respect of Sections B (The League – C.22.A Board Directive may be revoked: C.22.1.by the Board, by notice to Clubs in writing; C.22.2.by written notice signed by a simple majority of Clubs; or C.22.3.by the Chairman of the Judicial Panel in accordance with Rule C.23. C.23.The Chairman of the Judicial Panel (or his/her designee) shall have the power to C.23.1.he/she receives notice, signed by one or more Clubs, within two clear days Board Directive; and C.23.2.he/she determines, in accordance with such process as he/she in his/her Board Directive could not have been reached by any reasonable Board the Board Directive. C.24.Revocation of a Board Directive by any of the means referred to in Rule C.22 shall not C.25.A Curtailment Resolution may be tabled at any time during the course of a Season by C.25.1.engaged in a period of consultation with Clubs and relevant stakeholders C.25.2. determined that, after giving due consideration to the Guiding Principles, the tabling of a Curtailment Resolution is appropriate in all the circumstances. C.26.Where the Board intends to table a Curtailment Resolution, it shall convene a General Meeting at no fewer than two days’ notice for that purpose. C.27.For the avoidance of doubt, no Club (or group of Clubs) may table a Curtailment Resolution at any time. Determination of League Table Placings C.17. Notwithstanding Rules C.25 to C.30, if following the completion of the Competition either the League Champions or the Clubs to be relegated or the question of qualification for other competitions cannot be determined because two or more Clubs are equal on points, Goal Difference and goals scored, the relative position in the League Table of the Clubs will be determined by the following means: C.17.1. the total points scored by the relevant Clubs in the League Matches in that Season’s Competition contested by those Clubs (“Head-to-Head Matches”), with the Club having scored the highest number of points in Head-to-Head Matches occupying the highest position in the League Table and the Club having scored the lowest number of points in Head-to-Head Matches occupying the lowest position in the League Table; C.17.2. if the Clubs cannot be separated by operation of Rule C.17.1, the Club scoring the higher number of goals whilst the Visiting Club in Head-to-Head Matches occupying the higher position in the League Table; and C.17.3. if two Clubs cannot be separated by operation of Rule C.17.1 and C.17.2, a play-off on a neutral ground, the format, timing and venue of which shall be determined by the Board. Interruption to and/or Curtailment of a Competition C.18. Where the Board, acting reasonably, considers it necessary in order to ensure the completion of the Competition, it shall have the power to require any of the following (and shall have the power to disapply or modify such Rules as are necessary to give effect to these powers): C.18.1.Clubs to stage League Matches without spectators being admitted to the Stadium; C.18.2. that a League Match be played on a neutral ground, the date, the time and the venue of which shall be determined by the Board, where a safety certificate cannot be obtained for the staging of the League Match at the Home Club’s Stadium; C.18.3.Clubs to participate in a League Match, notwithstanding the fact that Goal Line Technology and/or VAR will not be utilised; C.18.4. having given due consideration to the health and safety of participating Players, that Clubs must participate in League Matches at more frequent intervals than initially scheduled in accordance with Rule L.1; and C.18.5. Clubs to comply with such protocols (whether in respect of training or staging of League Matches) as it deems necessary in the circumstances, including the Competition Interruption – Squad Management Protocol at Appendix 17 to these Rules. C.19. Where the Board intends to exercise any of the powers conferred on it under Rule C.18, it will confirm the same to all Clubs in writing, following which any failure by a Club to comply with the requirements under Rule C.18 shall be a breach of these Rules, liable to be dealt with under the provisions of Section W (Disciplinary). C.20. Without prejudice to the powers conferred on the Board pursuant to Rule C.18, where a Force Majeure Event occurs, in order to ensure the completion of the Competition, the Board may, by written notice to all Clubs and subject to Rule C.21, issue a directive:

Section C: The League Competition Section C: The League Competition 109 110 Rules: Section C C.28. The Board may, at the same time as it tables a Curtailment Resolution, table a further Resolution to determine (if Clubs approve the Curtailment Resolution) the sporting consequences of such a decision. Such Resolution may, depending on its terms, require The FA’s consent, in accordance with Article 7. C.29.Where a Competition remains uncompleted 80 clear days after the date of the last League Match in the Competition as scheduled pursuant to Rule L.1.1: C.29.1. the Competition shall be deemed automatically curtailed as at that point (and for the avoidance of doubt, there shall be no requirement for any further formalities to effect such curtailment including, without limitation, the tabling and approval of a Curtailment Resolution); and C.29.2. the Board shall convene a General Meeting within 14 clear days to determine the sporting consequences of that curtailment. C.30. Where, following the curtailment of a Competition (whether pursuant to Rule C.25 or Rule C.29), sporting consequences fall to be considered by Clubs, each Club’s relative place in the League Table as at the point of curtailment shall be determined as follows: C.30.1.by reference to Average Points Per Game; C.30.2. if Clubs cannot be separated by operation of Rule C.30.1, by reference to Goal Difference (and the higher or highest placed Club shall be the Club with the higher or highest Goal Difference); C.30.3. if Clubs cannot be separated by operation of Rules C.30.1 or C.30.2, by reference to Average Goals Per Game (and the higher or highest placed Club shall be the Cub with the higher or highest Average Goals Per Game); and C.30.4. if Clubs cannot be separated by operation of Rules C.30.1, C.30.2 or C.30.3, by reference to the processes detailed at Rules C.17.1, C.17.2 and C.17.3.

The League: Governance, Operations and Finance Section D: The League – Finance Section D: The League – Finance to time enforce any such obligation by setting off against amounts payable by the limitation setting off against payments of the type referred to in Rule D.25) or (if the any such Club, Relegated Club or Promoted Club to make a payment to the League. writing by the League. 111 112 Rules: Section D D.9. Notwithstanding the foregoing provisions of Rule D.8, advances received or early payment of other contracted accounts may be treated as income of the financial period in which they are received provided that in each case a Resolution is passed to that effect. D.9A. For Season 2019/20 only, the allocation of UK Broadcast Revenue and International Broadcast Revenue in accordance with this Section D (The League – Finance) will have been subject to a reduction in the sum of the Season 2019/20 Reduction, which shall be borne by (i) Clubs in membership of the League in Season 2019/20; (ii) Relegated Clubs in Season 2019/20; and (iii) Promoted Clubs in Seasons 2020/21 and 2021/22, with each Club’s (and club’s) share calculated in accordance with Appendix 16. D.9B. The share of the Season 2019/20 Reduction to be borne by any Club, any Relegated Club and any Promoted Club shall be a financial obligation and shall be in the respective amounts calculated pursuant to Appendix 16. The League may from time League to any such Club, Relegated Club or Promoted Club (including without League is unable to enforce such obligations in full by set-off in this way) by requiring Operating and Other Expenses D.10. The operating and other expenses of the League shall be paid, at the discretion of the Board, out of International Broadcast Revenue, Commercial Contract Revenue, Radio Contract Revenue or any other income of the League excluding UK Broadcast Revenue. D.11. Subject to the prior approval of Clubs in General Meeting, the Board shall be empowered to require Clubs to pay to the League from time to time any sum by which its income, excluding UK Broadcast Revenue, falls short of the operating and other expenses of the League. D.12. Each Club and Relegated Club shall contribute to the Professional Game Youth Fund and to the Premier League Charitable Fund and other community and charitable initiatives and obligations such sum as is approved by a General Meeting, such contributions to be deducted from the distributions for the Basic Award Fund made pursuant to Rule D.17.1. Transmission of League Matches D.13.No Transmission shall be made of any League Match except: D.13.1.in accordance with any UK Broadcast Contract or International Broadcast Contract; D.13.2.as permitted by Rules K.37 and K.38; or D.13.3.in accordance with the terms of any express license or permission issued in D.14.No Radio Transmission shall be made of any League Match except in accordance with: D.14.1.any Radio Contract; D.14.2.any Club Radio Contract; or D.14.3.the terms of any express licence or permission issued in writing by the League. Obligations of the League D.1. Subject to the provisions of Article 49, the League shall enter into Commercial Contracts, UK Broadcast Contracts, International Broadcast Contracts and Radio Contracts with the intention in the case of each UK Broadcast Contract for the live Transmission of League Matches that each Club shall participate in at least one live televised League Match each Season. D.2. Each Club and each Contract Player shall comply with any reasonable request made on behalf of the League to allow the Player’s Image to be used to enable the League to fulfil its Commercial Contracts, UK Broadcast Contracts, International Broadcast Contracts and Radio Contracts, provided that, where the size of the product permits, the League shall not use the images of less than four Contract Players, each from a different Club, on any one product. Obligations of Clubs D.3. Subject to Rule D.7, Clubs shall provide such rights, facilities and services as are required to enable the League to fulfil its Commercial Contracts, UK Broadcast Contracts, International Broadcast Contracts and Radio Contracts and shall not by any act or omission infringe any exclusive rights granted thereunder or otherwise cause any breach thereof to occur. For the avoidance of doubt only the League may enforce this Rule against a Club and no other Person shall have any right under the Contracts (Rights of Third Parties) Act 1999 to so enforce it. D.4. Each Club shall indemnify the League against any liability the League may incur in the event of a finding by a court of law or other body of competent jurisdiction that the League induced the Club to breach a contract with a third party as a result of requiring the Club to comply with Rule D.3. D.5. Each Club shall provide such reasonable rights, facilities and services at each League Match taking place at its Stadium as are reasonably required and as are authorised by any directive issued by the League pursuant to Rule D.6 to enable the Visiting Club in respect of the said League Match to comply with the terms of any Club Radio Contract to which it is party. D.6. The League shall issue from time to time directives to Clubs setting out those rights which may and may not be granted by any Club in any Club Radio Contract and each Club shall comply in all respects with any such directive. D.7.In the case of a Commercial Contract a Club shall not be bound to comply with Rule D.3 if: D.7.1. to do so would result in the Club being in breach of a contractual obligation entered into before the date of the Article 49 Resolution authorising or approving the Commercial Contract; or D.7.2. such Commercial Contract has not been entered into by the League within six months of the Article 49 Resolution relating to it. Accounting Practice D.8. Subject to Rules D.9, D.9A and D.9B and Appendix 16, all income of the League shall be allocated to its financial periods in accordance with generally accepted accounting practice.

Section D: The League – Finance Section D: The League – Finance International Broadcast Threshold Amount will be distributed to Clubs by International Broadcast Threshold Amount: to Clubs by way of fees in accordance with the Merit Based that the Fixed Central Funds Distribution Ratio is reached, any Method) so as to ensure that the Fixed Central Funds to enable the League to fulfil any Commercial Contract, as soon as practicable balance of Commercial Contract Revenue shall be distributed by way of fees equally provision of perimeter advertising boards at Stadia shall be distributed to those board inventory provided. after the end of each Season, subject to Rules D.33, E.19 and E.28, the balance of 113 114 Rules: Section D D.19.Subject to Rules D.9A, D.9B and D.33, in respect of each Season: D.19.1.all Net Distributable International Broadcast Revenue up to the way of fees in accordance with the Equal Share Distribution Method; D.19.2.where the Net Distributable International Broadcast Revenue exceeds the D.19.2.1. the International Broadcast Revenue Excess will be distributed Distribution Method, subject to Rule D.19.2.2; and D.19.2.2. where, as a result of the methods of distribution of Central Funds referred to in Rules D.15 to D.25, the Board determines further International Broadcast Revenue Excess will be distributed by the League to Clubs in such shares (whether by the Equal Distribution Method or the Merit Based Distribution Distribution Ratio is maintained. Distribution of Commercial Contract Revenue D.20.The League shall pay out of Commercial Contract Revenue: D.20.1.its operating and other expenses in accordance with Rule D.10; and D.20.2.any other sum approved by a Resolution. D.21.In consideration of Clubs providing such rights, facilities and services as are required during or after the end of each Season, subject to Rules D.22, D.33, E.19 and E.28, the between Clubs. D.22.Commercial Contract Revenue derived from a Commercial Contract relating to the Clubs that provide such boards in proportion in each case to the amount of perimeter Distribution of Radio Contract Revenue D.23.The League shall pay out of Radio Contract Revenue: D.23.1.its operating and other expenses in accordance with Rule D.10; and D.23.2.any other sum approved by a Resolution. D.24.In consideration of Clubs providing such rights, facilities and services as are required to enable the League to fulfil any Radio Contract, as soon as practicable during or Radio Contract Revenue shall be distributed by way of fees equally between Clubs. Distribution of UK Broadcast Revenue D.15.Subject to Rules D.9A, D.9B and D.33, the League shall pay out of UK Broadcast Revenue: D.15.1. such sums as may be agreed from time to time shall be payable to the Professional Footballers’ Association for Players’ educational, insurance and benevolent purposes; and D.15.2.any other sum approved by a Resolution. D.16.Subject to Rules D.9A, D.9B and D.33, the balance of UK Broadcast Revenue shall be divided so that: D.16.1. one half shall comprise the Basic Award Fund; D.16.2. one quarter shall comprise the Merit Payments Fund; and D.16.3. one quarter shall comprise the Facility Fees Fund. Each of the Basic Award Fund and the Merit Payments Fund shall be divided into such number of shares as shall be required in either case to put into effect the provisions of Rules D.17.1, D.17.2 and D.25 and the Facility Fees Fund shall be distributed in accordance with the provisions of Rule D.17.3. D.17. Subject to Rules D.9A, D.9B and D.33, in consideration of Clubs providing such rights, facilities and services as are required to enable the League to fulfil any UK Broadcast Contract: D.17.1. subject to Rules E.19, E.28 and E.32, the Basic Award Fund shall be distributed by way of fees to Clubs in accordance with the Equal Share Distribution Method and distributed to each Relegated Club in accordance with Rule D.25; D.17.2. as soon as practicable after the end of each Season, subject to Rules E.19 and E.28, the Merit Payments Fund shall be distributed by way of fees to Clubs in accordance with the Merit Based Distribution Method; and D.17.3. the Board shall in respect of each Season determine the amounts to be paid to Clubs by way of facility fees for League Matches which are televised live or of which recorded excerpts are broadcast. During or after the end of each Season, subject to Rules E.19 and E.28, such facility fees shall be paid out of the Facility Fees Fund to those Clubs which have participated in each of such League Matches, whether as a Home Club or a Visiting Club. Distribution of International Broadcast Revenue D.18.Subject to Rules D.9A, D.9B and D.33, the League shall pay out of International Broadcast Revenue: D.18.1. its operating and other expenses in accordance with Rule D.10; and D.18.2. any other sum approved by a Resolution. Thereafter, in consideration of Clubs providing such rights, facilities and services as are required to enable the League to fulfil any International Broadcast Contract, as soon as practicable during or after the end of each Season, subject to Rules E.19, E.28, E.32 and K.42, Net Distributable International Broadcast Revenue shall be distributed by way of fees so that each Club and each Relegated Club receives such number of shares as shall be required to put into effect the provisions of Rules D.19 and D.25.

Section D: The League – Finance Section D: The League – Finance over the entirety of its assets and undertaking on usual commercial terms. Guidance For the avoidance of doubt, Rules D.25 and D.26 will not apply to any Relegated Club that was relegated in Season 2014/15, Season 2013/14 or Season 2012/13. Instead, the relevant fees to be received by such Relegated Clubs will be calculated in accordance with the equivalent provisions of the 2014/15, 2013/14 or 2012/13 edition of the Rules, as applicable. D.19, D.21, D.24 and D.25. D.25 shall be accompanied by an account showing how it has been computed. over all or part of its entitlement to future distributions of Central Funds, it shall: effect to such charge, assignment or other grant of security; whereby the lender will confirm that: distributions of Central Funds is subject to the provisions of the the generality of the foregoing) to Rules E.19, E.28 and E.22; League associated in any way with the League’s application and 115 116 Rules: Section D Value Added Tax D.27.Value added tax shall be added to each fee paid in accordance with Rules D.17, D.18, Distribution Account D.28.Each distribution made under the provisions of Rules D.17, D.18, D.19, D.21, D.22 and Assignments of Central Funds D.29.If a Club or a Relegated Club proposes to charge, assign or otherwise grant security D.29.1.disclose to the League the proposed documentation with the lender giving D.29.2. not enter into the said proposed documentation without the prior written consent of the League (not to be unreasonably withheld); and D.29.3. procure that it and its lender enter into an agreement with the League D.29.3.1.it understands that the Club’s entitlement to future Articles and these Rules and in particular (without prejudice to D.29.3.2. it waives any and all claims of whatever nature against the and/or enforcement of the Rules referred to at Rule D.29.3.1; D.29.3.3. the Club has disclosed to it the Club’s current and future liabilities to other Clubs (and clubs) and the League will confirm that such disclosure accords with its records of such liabilities. D.30.Rule D.29 shall not apply to any assignment, charge or other grant of security by a Club of its future entitlement to Central Funds as part of a fixed and floating charge D.31. Without the express, prior consent of the Board, no Club or Relegated Club may charge, assign or otherwise grant security over its entitlement to Central Funds in accordance with Rule D.29 to any Person other than a Financial Institution. D.32. Without prejudice to Rule D.31, above, the Board may still refuse to permit any proposed charge, assignment or grant of security under Rule D.29 by a Club or Relegated Club to a Financial Institution, where the ownership or structure of that Financial Institution conflicts with any of these Rules. Financial Consequences of the Curtailment of a Competition D.33. Where a Competition is curtailed in accordance with Rules C.25 or C.29, the methods of distribution of Central Funds to Clubs and Relegated Clubs detailed in Rules D.15 to D.26 shall be varied as necessary to give effect to the following process: D.33.1. The total amount of Central Funds that would have been payable in respect of that Competition, less any reduction as a result of the curtailment shall hereinafter be referred to as “Reduced Central Funds”; D.33.2. Reduced Central Funds shall be allocated to Clubs and Relegated Clubs as follows: D.33.2.1 each Club’s relative place in the League Table as at the point of curtailment shall be identified using the processes detailed in Rule C.30 (its “Forecast League Position”); D.33.2.2. the Board shall forecast the facility fees that would have been payable to each Club had the Competition been completed by: (a) pro-rating the number of its League Matches that had been televised live prior to curtailment; (b) pro-rating the number of League Matches that had been announced for live broadcast in the UK but not yet played prior to curtailment and (c) respecting the minimum Club guaranteed facility fee allocation as budgeted for that Competition (its “Forecast Live TV Picks”); D.33.2.3. the Board shall then calculate the percentage share of Central Funds that would have been allocated to each Club and Relegated Club for that Competition, had the Competition been completed (in the case of Clubs) by reference to its position in the League Table and Forecast Live TV Picks for the completed Competition (the “Forecast Central Funds Percentage”); D.33.2.4. the Reduced Central Funds shall then be allocated so that each Club and Relegated Club receives its Forecast Central Funds Percentage. D.34. For the avoidance of doubt, Central Funds distributed prior to the point of curtailment will form part of each Club’s (and Relegated Club’s) share of Reduced Central Funds resulting in a balancing amount due to or from the League to give effect to the process outlined in Rule D.33. Relegated Clubs D.25.Subject to Rules D.9A, D.9B, D.26, D.33, E.19, E.28, and E.32, each Relegated Club shall receive the following fees: D.25.1.in the first Season after being relegated, a sum equivalent to 55% of the Relegated Club Shares; D.25.2.in the second Season after being relegated, a sum equivalent to 45% the Relegated Club Shares; and D.25.3.in the third Season after being relegated, a sum equivalent to 20% of the Relegated Club Shares. D.26.A Relegated Club that was in membership of the League for only one Season immediately prior to being relegated will not receive the fee set out in Rule D.25.3.

Section D: The League – Finance Section D: The League – Finance Guidance By way of example of the operation of Rule D.33.2, where: • • the Reduced Central Funds in respect of a Competition is £1 billion; using the methods referred to in Rule D.33.2.1, Club A’s place in the League Table is 10th, with 15 League Matches televised live and a further 3 League Matches due to be televised live; the Board determines that, had the Competition been completed as scheduled, Club A would have had 25 League Matches televised live and if finishing the Competition in 10th place in the League Table, the Club would have received 10% of the total Central Funds payable in respect of that Competition, • Club A will receive £100 million from the Reduced Central Funds. 117 118 Rules: Section D

Clubs: Finance and Governance Section E: Clubs – Finance Section E: Clubs – Finance regards the matters set out in Rule E.4; they relate; and auditors have issued anything other than an unqualified opinion without Season prove that, subject to Rule E.10: Transfer Agreement entered into prior to the preceding 31 December; and an Academy Manager, a Team Doctor and a senior physiotherapist Rule P.13 and a safety officer; and has been paid or the date for payment has been extended by means of a procedure of the League, The Football Association, UEFA or FIFA. 119 120 Rules: Section E E.7.2. be prepared in accordance with the accounting principles adopted in the preparation of the Club’s Annual Accounts; E.7.3. be presented in a similar format to the Annual Accounts including as E.7.4. include in the profit and loss account and cashflow statement comparative figures for the same period in the preceding year; E.7.5. include a balance sheet as of the end of the preceding financial year; E.7.6. be approved in writing by the board of directors of the company to which E.7.7. be reviewed or audited in accordance with applicable regulatory requirements. E.8. Rule E.5 shall apply to the interim accounts (with appropriate modification) if the modification on them. E.9. Each Club must by 7 April (or such later date as the Board shall specify) in each E.9.1. no Compensation Fee, Loan Fee or Contingent Sum payable pursuant to a E.9.2.no sum payable to or in respect of an employee in relation to services provided prior to the preceding 31 December (including PAYE and NIC), is or was overdue as at the preceding 31 March. E.10. For the purpose of Rule E.9: E.10.1. “employee” means a Player, a Manager, any Official referred to in Rule J.1, referred to in Rule O.12, an assistant manager or head coach referred to in E.10.2. an amount shall not be treated as overdue as at 31 March if by that date it written agreement with the creditor or it is the subject of current litigation or arbitration proceedings or has been submitted to a dispute resolution E.11. By 31 March in each Season, each Club shall submit to the Board in respect of itself (or if the Club considers it appropriate or the Board so requests in respect of the Group of which it is a member) future financial information comprising projected profit and loss accounts, cash flow, balance sheets and relevant explanatory notes commencing from its accounting reference date or, if it has submitted interim accounts pursuant to Rule E.6, from the date to which those interim accounts were prepared and expiring on the next accounting reference date after the end of the following Season (“Future Financial Information”). The projected profit and loss accounts, cash flow and balance sheets shall be prepared at a maximum of quarterly intervals. Power to Inspect E.1. Without prejudice to its powers of inquiry under Rule W.1, the Board either by itself or by any Person appointed by it shall be empowered to inspect the financial records of any Club which it reasonably suspects has acted in breach of these Rules. Club Bank Accounts E.2. Each Club shall submit to the Board Form 2 signed by two Directors of the Club and specifying a bank account (which must be registered with a Financial Institution), to be in the name of and controlled by the Club, into which the League shall pay monies due to the Club from the League in accordance with and subject to these Rules save that if that Club has assigned its entitlement to such monies or any part of them, payment will be made by the League as directed in the assignment. Submission of Club Accounts E.3. Each Club shall by 1 March in each Season, submit to the Board a copy of its Annual Accounts in respect of its most recent financial year or if the Club considers it appropriate or the Board so requests the Group Accounts of the Group of which it is a member (in either case such accounts to be prepared and audited in accordance with applicable legal and regulatory requirements) together with a copy of the directors’ report for that year and a copy of the auditors’ report on those accounts. E.4. The accounts referred to in Rule E.3 shall: E.4.1. include separate disclosure within the balance sheet or notes to the accounts, or by way of supplementary information separately reported on by its auditors by way of procedures specified by the Board, of the total sums payable and receivable in respect of Compensation Fees, Contingent Sums and Loan Fees; and E.4.2. include a breakdown within the profit and loss account or the notes to the accounts, or by way of supplementary information separately reported on by its auditors by way of procedures specified by the Board, of revenue in appropriate categories such as gate receipts, sponsorship and advertising, broadcasting rights, commercial income and other income. E.5. If the auditors’ report on the accounts submitted pursuant to Rule E.3 contains anything other than an unqualified opinion without modification, the Club shall at the Board’s request submit such further documentary evidence as the Board shall require (including, but not limited to, Future Financial Information). E.6. If the Annual Accounts of a Club or Group Accounts submitted pursuant to Rule E.3 are prepared to a date prior to 30 November in the Season of submission, such Club or Group shall by the following 31 March submit to the Board interim accounts covering the period commencing from its accounting reference date and ending on a date between the following 30 November and 1 March. E.7. The interim accounts shall: E.7.1. comprise a balance sheet, a profit and loss account, a cash flow statement and relevant explanatory notes;

Section E: Clubs – Finance Section E: Clubs – Finance preparation of the Club’s Annual Accounts (except where the accounting the Annual Accounts and interim accounts submitted pursuant to Rules E.3 required to submit to the Board pursuant to Rules E.3, E.6 and E.9 by 1 Rules E.3 and E.4 or Rule E.13; Rule E.6 or Rule E.13; as required by Rule E.11 or Rule E.13; March; or the Group submitted pursuant to Rule E.3 and Rule E.6 respectively or modification; or the Club pursuant to Rules E.3 to E.13, and having taken into account any reasonable opinion it determines that the Club will not over the course of 121 122 Rules: Section E E.12. The Future Financial Information shall: E.12.1. be prepared in accordance with the accounting principles adopted in the principles and policies are to be changed in the subsequent Annual Accounts, in which case the new accounting principles and polices should be followed); E.12.2. be approved in writing by the board of directors of the company to which they relate; E.12.3. include in the explanatory notes thereto principal assumptions and risks; and E.12.4. include for comparison profit and loss accounts for the period covered by and E.6, a forecast for the current financial year and a balance sheet as at the date of the interim accounts submitted pursuant to Rule E.6. E.13. Each Promoted Club shall by 30 June in the year of its promotion submit to the Board: E.13.1. copies of the documents and other information that it would have been March of that year had it then been a member of the League; E.13.2. Future Financial Information commencing from 1 July in the year of its promotion and expiring on the Club’s next accounting reference date after the end of the following Season; and E.13.3. any further documentary evidence required pursuant to Rules E.5 and E.8. E.14. The Board shall have the powers set out in Rule E.15 if: E.14.1. the Club has failed to submit to the Board Annual Accounts as required by E.14.2. the Club has failed to submit to the Board interim accounts as required by E.14.3. the Club has failed to submit to the Board the Future Financial Information E.14.4. the Board has asked the Club to submit further documentary evidence pursuant to Rule E.5, Rule E.8 or Rule E.13 and the Club has failed to do so within such reasonable deadline that is specified by the League; E.14.5. the Club has failed to satisfy the Board that no sums of the kind set out in Rule E.9 (and subject to Rule E.10) were overdue as at the preceding 31 E.14.6. the auditors’ report on the Annual Accounts or interim accounts of the Club Rule E.13 contains anything other than an unqualified opinion without E.14.7. as a result of its review of all the documents and information submitted by failure of the Club to supply any such documents or information, in its the following Season be able to: E.14.7.1. pay its liabilities to the creditors listed in Rule E.21 (in so far as they are or will become creditors of the Club) and to its employees as they fall due; E.14.7.2. fulfil its obligation under Rule C.1 to play two League Matches against each other Club; or E.14.7.3. fulfil its obligations under Rule D.3 to provide such rights, facilities and services as are required to enable the League to fulfil its Commercial Contracts, UK Broadcast Contracts, International Broadcast Contracts and Radio Contracts. E.15. The powers referred to in Rule E.14 are: E.15.1. to require the Club to submit, agree and adhere to a budget which shall include, but not be limited to, the matters set out in Rule H.1.1 to H.1.3; E.15.2. to require the Club to provide such further information as the Board shall determine and for such period as it shall determine; and E.15.3. to refuse any application by that Club to register any Player or any new contract of an existing Player of that Club if the Board reasonably deems that this is necessary in order to ensure that the Club complies with its obligations listed in Rule E.14.7. HMRC E.16. Each Club shall provide quarterly certification in such form as the Board may request from time to time to confirm that its liabilities to HMRC in respect of PAYE and NIC are no more than 28 days in arrears. E.17.Each Club shall promptly on request from the Board: E.17.1. provide confirmation (to be signed by two Directors) as to whether it has any outstanding liabilities to HMRC, and if it has it shall provide the Board with full details thereof (including details of any agreements which are in place with HMRC as regards such liabilities); and E.17.2. provide HMRC with written permission in such form as HMRC may require for HMRC to share information about the Club’s liabilities to HMRC with the League. E.18. Where the Board reasonably believes that a Club’s liabilities in respect of PAYE & NIC are more than 28 days in arrears it may exercise the powers set out in Rule E.15. Power to Deduct E.19. If the Board is reasonably satisfied that a Club or Relegated Club (“the debtor Club”) has failed to make any payment due to any creditor of the description set out in Rule E.21, the Board shall be empowered to: E.19.1. deduct the amount of any such payment from any distribution of UK Broadcast Revenue, International Broadcast Revenue, Commercial Contract Revenue or Radio Contract Revenue (“Central Funds”) payable to the debtor Club, paying the same to the creditor to which it is due; and

Section E: Clubs – Finance Section E: Clubs – Finance to voluntarily wind it up; of the 1986 Act; of the 1986 Act; been submitted to and approved in writing by the Board; or outside England and Wales which is analogous with the insolvency E.26.2. any matches organised as part of the Games Programmes or matches in 123 124 Rules: Section E E.23.3.an ‘Administrative Receiver’ (as defined by section 251 of the 1986 Act), a ‘Law of Property Act Receiver’ (appointed under section 109 of the Law of Property Act 1925) or any ‘Receiver’ appointed by the court under the Supreme Court Act 1981 or any other ‘Receiver’ is appointed over any of its assets which, in the opinion of the Board, are material to the Club’s ability to fulfil its obligations as a member of the League; E.23.4. its shareholders pass a resolution pursuant to section 84(1) of the 1986 Act E.23.5.a meeting of its creditors is convened pursuant to section 95 or section 98 E.23.6.a winding up order is made against it by the court under section 122 of the 1986 Act or a provisional liquidator is appointed over it under section 135 E.23.7. it ceases or forms an intention to cease wholly or substantially to carry on its business save for the purpose of reconstruction or amalgamation or otherwise in accordance with a scheme of proposals which have previously E.23.8. it enters into or is placed into any insolvency regime in any jurisdiction regimes detailed in Rules E.23.1 to E.23.6 hereof. E.24. A Club shall forthwith give written notice to the Board upon the happening of any of the events referred to in Rule E.23. E.25. At the discretion of the Board exercised in accordance with Rule E.31, a suspension may take effect from the giving of the notice or it may be postponed subject to: E.25.1. a condition that while the suspension is postponed the Club may not apply to register or have transferred to it the registration of any Player; and E.25.2.such other conditions as the Board may from time to time during the postponement of the suspension think fit to impose. E.26. Unless a suspension is postponed, a suspended Club shall not play in: E.26.1. any League Match; the Professional Development Leagues (as those terms are defined in the Youth Development Rules); E.26.3.any Approved Competition; or E.26.4. any other match. E.27. For the purposes of the League competition, the Board shall have power to determine how the cancellation of a League Match caused by the suspension of one of the Clubs which should have participated in it shall be treated. E.19.2. withhold any distribution of Central Funds otherwise due to the debtor Club to the extent of any liabilities falling due from the debtor Club to any creditor of the description set out in Rule E.21 within the period of 60 days after the due date of the distribution of the Central Funds to the debtor Club, and pay the same to the creditor on the date when it is due to that creditor should the debtor Club fail to do so. E.20. The Board shall only have the powers set out in Rule E.19.2 if the debtor Club has failed to make any payment when due (whether or not paid thereafter) to a creditor of the description set out in Rule E.21 within the period of 120 days immediately prior to the due date of distribution of the Central Funds to the debtor Club. E.21. The creditors to which Rule E.19 applies are: E.21.1. another Club (or club); E.21.2. the League; E.21.3.any Associated Undertaking, Fellow Subsidiary Undertaking, Group Undertaking, or Subsidiary Undertaking of the League; E.21.4. any pension or life assurance scheme administered by or on behalf of the League; E.21.5.The Football League; E.21.6.any Associated Undertaking, Fellow Subsidiary Undertaking, Group Undertaking, or Subsidiary Undertaking of The Football League; or E.21.7. the Football Foundation. E.22. If any Transferee Club acts in breach of Rules V.29 or V.32 to V.36 inclusive: E.22.1. Rule V.37 shall apply; and E.22.2. out of any monies held by the Board for or on behalf of or to the order of that Transferee Club (whether in the Compensation Fee Account or otherwise), the Board shall have power to pay to its Transferor Club any amount not exceeding the sum due to it from the Transferee Club under the provisions of this Section of these Rules. Events of Insolvency E.23. Subject to Rule E.31, the Board shall have power to suspend a Club by giving to it notice in writing to that effect if it or its Parent Undertaking suffers an Event of Insolvency, that is to say: E.23.1. it enters into a ‘Company Voluntary Arrangement’ pursuant to Part 1 of the Insolvency Act 1986 (“the 1986 Act”) or a compromise or arrangement with its creditors under Part 26 of the 1986 Act or enters into any compromise agreement with its creditors as a whole; E.23.2. it or its shareholders or Directors lodge a ‘Notice of Intention to Appoint an Administrator’ or ‘Notice of Appointment of an Administrator at the Court’ in accordance with paragraph 26 or paragraph 29 of Schedule B1 to the 1986 Act or where it or its shareholders or Directors make an application to the court for an ‘Administration Order’ under paragraph 12 of Schedule B1 to the 1986 Act or where an Administrator is appointed or an ‘Administration Order’ is made in respect of it (‘Administrator’ and ‘Administration Order’ having the meanings attributed to them respectively by paragraphs 1 and 10 of Schedule B1 to the 1986 Act);

Section E: Clubs – Finance Section E: Clubs – Finance provisions of Rule D.17; under the provisions of Rules D.18 and D.19; provisions of Rule D.24. Football Association); the extent of such contribution. Creditors have been settled, the Board shall have power, subject to Rule E.31, to Enterprise Act 2002 as are relevant and then in force; shareholders and sponsors; association football generally; and 125 126 Rules: Section E E.28. While pursuant to this Section of these Rules a Club is suspended or its suspension is postponed, the Board shall have power, subject to Rule E.31, to make such payments as it may think fit to the Club’s Football Creditors out of: E.28.1. any UK Broadcast Revenue payable to the suspended Club under the E.28.2.any International Broadcast Revenue payable to the suspended Club E.28.3. any Commercial Contract Revenue payable to the suspended Club under the provisions of Rule D.21; and E.28.4. any Radio Contract Revenue payable to the suspended Club under the E.29. For the purposes of this Section of these Rules, Football Creditors shall comprise: E.29.1. The Football Association and clubs in full or associate membership thereof; E.29.2. Affiliated Associations (as defined by the articles of association of The E.29.3. the League and any subsidiary of it; E.29.4. The Football League, the National League, the Northern Premier League, the Southern Premier League and the Isthmian Football League; E.29.5. the Professional Footballers’ Association; E.29.6. the Football Foundation; E.29.7. any employee or former employee of the suspended Club to whom arrears of wages or salary are due, to the extent of such arrears; and E.29.8. any pension provider to which a pension contribution payable by the suspended Club in respect of its employees or former employees is due, to E.30.Upon being reasonably satisfied that a suspended Club’s liabilities to its Football withdraw the suspension of that Club by giving to it notice in writing to that effect. E.31. In exercising its powers under Rules E.23, E.28, E.30 and E.33 and its discretion under Rule E.25, the Board shall have regard to all the circumstances of the case and to: E.31.1. such of the provisions of the 1986 Act, the Competition Act 1998 and the E.31.2. the consideration (if any) given by the insolvent Club under the provisions of Rules D.17, D.18, D.19, D.21 and D.24; E.31.3.the interests of the insolvent Club’s Officials, Players, supporters, E.31.4. the interests of the insolvent Club’s other Football Creditors; E.31.5. the need to protect the integrity and continuity of the League competition; E.31.6. the reputation of the League and the need to promote the game of E.31.7. the relationship between the Club and its Parent Undertaking, in the event that the Parent Undertaking suffers the Event of Insolvency. E.32. Any distribution to a Relegated Club under the provisions of Rules D.17 or D.18 may be deferred if, on or before the date of the distribution, the Relegated Club has been given notice under article 4.5 of the articles of association of The Football League which has been suspended. Upon such notice being withdrawn the deferred distribution shall be paid but if in consequence of the notice the club to which it was due ceases to be a member of The Football League its amount shall be added to the next distribution made in accordance with these Rules. Sporting Sanction E.33. Upon a Club or its Parent Undertaking suffering an Event of Insolvency the Board shall have the power to impose upon the Club a deduction of nine points scored or to be scored in the League competition. If the Board exercises this power it shall forthwith give written notice to the Club to that effect. E.34. Subject to Rule E.35, the Club may appeal against the deduction of points by sending or delivering to the Board Form 3 so that it receives the same together with a deposit of £1,000 within seven days of the date of the notice given under the provisions of Rule E.33. E.35. The only ground upon which a Club may appeal in accordance with Rule E.34 is that: E.35.1. the Event of Insolvency was caused by and resulted directly from circumstances, other than normal business risks, over which it could not reasonably be expected to have had control; and E.35.2.its Officials had used all due diligence to avoid the happening of such circumstances. E.36. An appeal under the provisions of Rule E.34 shall lie to an appeal tribunal which shall hear the appeal as soon as reasonably practicable. The appeal tribunal shall be appointed by the Chair of the Judicial Panel and shall comprise three members of the Judicial Panel including: E.36.1. an authorised insolvency practitioner; and E.36.2. a legally qualified member who shall sit as chairman of the tribunal. E.37. The chairman of the appeal tribunal shall have regard to the procedures governing the proceedings of Commissions and Appeal Boards set out in Section W of these Rules (Disciplinary) but, subject as aforesaid, shall have an overriding discretion as to the manner in which the appeal is conducted. E.38. The Club shall have the burden of proving the matters set out in the appeal. The standard of proof shall be the balance of probabilities. E.39. The appeal tribunal shall make its decision unanimously or by majority. No member of the appeal tribunal may abstain. E.40. The appeal tribunal shall give written reasons for its decision.

Section E: Clubs – Finance Section E: Clubs – Finance any consideration from Related Party Transactions having been adjusted (if calculation of its Adjusted Earnings Before Tax for each of T, T-1, T-2 and T-3. apply: considers sufficient; and the Board shall refer the breach to a Commission constituted pursuant to T-1, T-2 and T-3 in which the Club was in membership of The Football League. Guidance The Board will in due course consider the Annual Accounts for the Accounting Reference Period in respect of which information pursuant to Rule E.45.2 is submitted and in particular examine whether any material variances indicate that the estimated financial information was not prepared in accordance with Rule E.45.2.2. 127 128 Rules: Section E E.46. The Board shall determine whether consideration included in the Club’s Earnings Before Tax arising from a Related Party Transaction is recorded in the Club’s Annual Accounts at a Fair Market Value. If it is not, the Board shall restate it to Fair Market Value. E.47. The Board shall not exercise its power set out in Rule E.46 without first having given the Club reasonable opportunity to make submissions as to: E.47.1. whether the said consideration should be restated; and/or E.47.2. what constitutes its Fair Market Value. E.48. If the aggregation of a Club’s Earnings Before Tax for T-1, T-2 and T-3 results in a loss, appropriate) pursuant to Rule E.46, then the Club must submit to the Board the E.49. If the PSR Calculation results in a loss of up to £15m, then the Board shall determine whether the Club will, until the end of T+1, be able to pay its liabilities described in Rule E.14.7.1 and fulfil the obligations set out in Rules E.14.7.2 and E.14.7.3. E.50. If the PSR Calculation results in a loss of in excess of £15m then the following shall E.50.1. the Club shall provide, by 31 March in the relevant Season, Future Financial Information to cover the period commencing from its last accounting reference date (as defined in section 391 of the Act) until the end of T+2 and a calculation of estimated aggregated Adjusted Earnings Before Tax until the end of T+2 based on that Future Financial Information; E.50.2.the Club shall provide such evidence of Secure Funding as the Board E.50.3. if the Club is unable to provide evidence of Secure Funding as set out in Rule E.50.2, the Board may exercise its powers set out in Rule E.15. E.51. If the PSR Calculation results in losses of in excess of £105m: E.51.1. the Board may exercise its powers set out in Rule E.15; and E.51.2. the Club shall be treated as being in breach of these Rules and accordingly Section W of these Rules. E.52. The sum set out in Rule E.51 shall be reduced by £22m for each Season covered by E.41. The appeal tribunal shall have the following powers: E.41.1. to allow or dismiss the appeal; E.41.2. to order the deposit to be forfeited to the League or repaid to the appellant Club; and E.41.3. to order the appellant Club to pay or contribute to the costs of the appeal including the fees and expenses of members of the appeal tribunal. E.42. The decision of the appeal tribunal shall be final and binding on the appellant Club. General E.43. Each Club shall notify the League forthwith of any circumstances which may materially and adversely affect any of the information or representations submitted to the League pursuant to this Section E, and on consideration of those circumstances the Board may, if it considers it appropriate, amend any decision or determination that it made based on such information or representations. E.44. The information and representations referred to in Rule E.43 include, without limitation: E.44.1. Future Financial Information; E.44.2. the estimated profit and loss account submitted pursuant to Rule E.45.2; and E.44.3. information and undertakings provided to the League in connection with Secure Funding. Profitability and Sustainability E.45. Each Club shall by 1 March in each Season submit to the Board: E.45.1. copies of its Annual Accounts for T-1 (and T-2 if these have not previously been submitted to the Board) together with copies of the directors’ report(s) and auditors’ report(s) on those accounts; E.45.2. its estimated profit and loss account and balance sheet for T which shall: E.45.2.1. be prepared in all material respects in a format similar to the Club’s Annual Accounts; and E.45.2.2. be based on the latest information available to the Club and be, to the best of the Club’s knowledge and belief, an accurate estimate as at the time of preparation of future financial performance; and E.45.3. if Rule E.48 applies to the Club, the calculation of its aggregated Adjusted Earnings Before Tax for T, T-1 and T-2 in Form 3A.

Clubs: Finance and Governance Section F: Owners’ and Directors’ Test Section F: Owners’ and Directors’ Test voluntary arrangement); of the 1986 Act); County Courts Act 1984); Bankruptcy Restriction Order or a Bankruptcy Order (or any equivalent have been a Director of a Club which has suffered an Event of Insolvency if her having resigned as a Director of that Club); while he/she has been a Director of them, has suffered an Event of direct or indirect (for example a direction to Persons subject to the otherwise engage or retain the services of an individual); by a professional body including, without limitation, the Law Society, the Accountants of England and Wales or any equivalent body in any 129 130 Rules: Section F F.1.9. he/she becomes the subject of: F.1.9.1. an Individual Voluntary Arrangement (including any fast track F.1.9.2. a debt relief order (in accordance with the provisions of Part 7A F.1.9.3. an administration order (in accordance with Part 6 of the F.1.9.4. an enforcement restriction order (in accordance with the provisions of Part 6A of the County Courts Act 1984); F.1.9.5. a debt management scheme or debt repayment plan (in accordance with provisions of Chapter 4 of Part 5 of the Tribunals, Courts and Enforcement Act 2007), or any equivalent provision in any other jurisdiction which has a substantially similar effect, and in each case as may be amended from time to time; F.1.10.he/she becomes the subject of an Interim Bankruptcy Restriction Order, a provisions in any jurisdiction which has a substantially similar effect); F.1.11. he/she is or has been a Director of a Club which, while he/she has been a Director of it, has suffered two or more unconnected Events of Insolvency in respect of each of which a deduction of points was imposed (and for the purposes of this Rule F.1.11 and Rule F.1.12 a Person shall be deemed to such Event of Insolvency occurred in the 30 days immediately following his/ F.1.12.he/she has been a Director of two or more Clubs (or clubs) each of which, Insolvency in respect of each of which a deduction of points was imposed; F.1.13. he/she is subject to a suspension or ban from involvement in the administration of a sport by any ruling body of a sport that is recognised by the International Olympic Committee, UK Sport, or Sport England, another of the home country sports councils, or any other national or international sporting association or governing body, whether such suspension or ban is jurisdiction of the ruling body that they should not employ, contract with or F.1.14. he/she is subject to any form of suspension, disqualification or striking-off Solicitors’ Regulation Authority, the Bar Council or the Institute of Chartered jurisdiction outside England and Wales, whether such suspension, disqualification or striking-off is direct or indirect (for example a direction to Persons subject to the jurisdiction of the professional body that they should not employ, contract with or otherwise engage or retain the services of an individual); F.1.15. he/she has been an Official at a Club (or held an equivalent role at a club) that has been expelled from either the League, the EFL, the National League, Isthmian League, Northern Premier League, Southern Football League, the FA Women’s Super League or the FA Women’s Championship whilst he/she was an Official of that Club (or held an equivalent role at a club) or in the 30 days immediately following his/her resignation from the Club (or club); Disqualifying Events F.1. A Person shall be disqualified from acting as a Director and no Club shall be permitted to have any Person acting as a Director of that Club if: F.1.1. he/she has been found by a Commission to have acted in breach of Rules B.24, or L.9; F.1.2. he/she has accepted a sanction proposed by the Board pursuant to Rule W.3.6 that he/she should be disqualified from acting as a Director of the Club, as a result of a breach of Rules B.24, or L.9; F.1.3. in relation to the assessment of his/her compliance with Rule F.1 (and/or any similar or equivalent rules of The Football League or The Football Association) at any time, he/she has: F.1.3.1. failed to provide all relevant information (including, without limitation, information relating to any other individual who would qualify as a Director but has not been disclosed, including where he/she or they are acting as a proxy, agent or nominee for another Person); or F.1.3.2. provided false, misleading or inaccurate information; F.1.4. either directly or indirectly he/she is involved in or has any power to determine or influence the management or administration of another Club or Football League club; F.1.5. either directly or indirectly he/she holds or acquires any Significant Interest in a Club while he/she either directly or indirectly holds any interest in any class of Shares of another Club; F.1.6. he/she becomes prohibited by law from being a director (including without limitation as a result of being subject to a disqualification order as a director under the Company Directors Disqualification Act 1986 (as amended or any equivalent provisions in any jurisdiction which has a substantially similar effect) (“the CDDA”), or being subject to the terms of an undertaking given to the Secretary of State under the CDDA unless a court of competent jurisdiction makes an order under the CDDA permitting an appointment as a Director); F.1.7. he/she has a Conviction (which is not a Spent Conviction) imposed by a court of the United Kingdom or a competent court of foreign jurisdiction: F.1.7.1. in respect of which an unsuspended sentence of at least 12 months’ imprisonment was imposed; F.1.7.2. in respect of any offence involving any act which could reasonably be considered to be dishonest (and, for the avoidance of doubt, irrespective of the actual sentence imposed); F.1.7.3. in respect of an offence set out in Appendix 1 (Schedule of Offences) or a directly analogous offence in a foreign jurisdiction (and, for the avoidance of doubt, irrespective of the actual sentence imposed); F.1.8. in the reasonable opinion of the Board, he/she has engaged in conduct outside the United Kingdom that would constitute an offence of the sort described in Rules F.1.7.2 or F.1.7.3, if such conduct had taken place in the United Kingdom, whether or not such conduct resulted in a Conviction;

Section F: Owners’ and Directors’ Test Section F: Owners’ and Directors’ Test imposed), or has admitted breaching (irrespective of whether disciplinary or elsewhere). Guidance Where these Rules impose an obligation on a Director (or proposed Director) to submit a Declaration (whether under this Rule F.2 or Rule F.24) and the Director (or proposed Director) concerned is not a natural person, it must ensure that the individual signing the Declaration on its behalf is duly authorised to do so and to bind that Director to comply with the obligations placed upon it by these Rules. respect of each of its Directors signed as aforesaid. of doubt by virtue of being a shadow director but not including any instance where a a duly completed Declaration in respect of that Person signed by him/her by and subject to the Rules; Club whether or not he/she is liable to be disqualified as a Director under from the Board pursuant to Rule F.4.2 above that he/she is not liable to be 131 132 Rules: Section F F.3. Within 21 days of becoming a member of the League each Club promoted from The Football League shall likewise submit to the Board a duly completed Declaration in F.4. If any Person proposes to become a Director of a Club (including for the avoidance Person is proposing to acquire Control of the Club): F.4.1. the Club shall, no later than 10 Working Days prior to the date on which it is anticipated that such Person shall become a Director, submit to the Board and by an Authorised Signatory, at which point that Person shall be bound F.4.2. within five Working Days of receipt thereof the Board shall confirm to the the provisions in Rule F.1, and if he/she is so liable the Board will take the steps set out in Rule F.6; and F.4.3. he/she shall not become a Director until the Club has received confirmation disqualified as a Director under the provisions of Rule F.1. Change of Director’s Circumstances F.5. Upon the happening of an event which affects any statement contained in a submitted Declaration: F.5.1. the Director in respect of whom the Declaration has been made shall forthwith give full written particulars thereof to his/her Club; and F.5.2. the Club shall thereupon give such particulars in writing to the Board. F.1.16.he/she is required to notify personal information pursuant to Part 2 of the Sexual Offences Act 2003; or F.1.17. he/she is found to have breached (irrespective of any sanction actually proceedings were brought or not): F.1.17.1. Rule J.6; or F.1.17.2. any other rules in force from time to time in relation to the prohibition on betting on football (whether in England or Wales F.1.18.he/she is an Intermediary and/or is registered as an intermediary or agent pursuant to the regulations of any national member association of FIFA. Submission of Declaration F.2. Not later than 14 days before the commencement of each Season each Club shall submit to the Board a duly completed Declaration in respect of each of its Directors signed by the Director to which it refers and by an Authorised Signatory, who shall not be the same Person. Disqualification of a Director F.6. Upon the Board becoming aware by virtue of the submission of a Declaration or in the circumstances referred to in Rule F.5 or by any other means that a Person is liable to be disqualified as a Director under the provisions of Rule F.1, the Board will: F.6.1. give written notice to the Person that he/she is disqualified, giving reasons therefore, and (in the case of a Person who is a Director) require him/her forthwith to resign as a Director; and F.6.2. give written notice to the relevant Club that the Person is disqualified, giving reasons therefore, and (in the case of a Person who is a Director) in default of the Director’s resignation, it shall procure that within 28 days of receipt of such notice the Director is removed from his/her office as such. Disciplinary Provisions F.7. Any Club which fails to comply with its obligations under the foregoing provisions of this Section of these Rules or which submits a Declaration which is false in any particular shall be in breach of these Rules and will be liable to be dealt with in accordance with the provisions of Section W of these Rules (Disciplinary). F.8. Any Director who fails to comply with his/her obligations under the foregoing provisions of this Section of these Rules or who fails to complete and sign a Declaration and any Director or Authorised Signatory who signs a Declaration which is false in any particular shall likewise be in breach of these Rules and liable to be dealt with as aforesaid. Suspension of the Club F.9. If a Director who receives a notice under the provisions of Rule F.6.1 fails to resign and his/her Club fails to procure his/her removal from office as required, or if a Club proceeds with the appointment as a Director of a Person to whom Rule F.4 applies despite having received a notice under the provisions of Rule F.6.2, the Board shall have power to suspend the Club by giving to it notice in writing to that effect. F.10. A suspended Club shall not play in: F.10.1.any League Match; F.10.2. any matches organised as part of the Games Programmes or matches in the Professional Development Leagues (as those terms are defined in the Youth Development Rules); F.10.3. any Approved Competition; or F.10.4.any other match. F.11. For the purposes of the League competition, the Board shall have power to determine how the cancellation of a League Match caused by the suspension of one of the Clubs which should have participated in it shall be treated. F.12. Upon being reasonably satisfied that the Director of the suspended Club has resigned or has been removed from office, the Board shall have power to withdraw the suspension by giving to it notice in writing to that effect.

Section F: Owners’ and Directors’ Test Section F: Owners’ and Directors’ Test notice(s) will remain in full effect. of the date of that notice, send or deliver to the Board a notice of appeal, setting out of £1,000. or a finding of the conduct referred to in Rule F.1.8 or a suspension or ban by striking-off by a professional body under Rule F.1.14, or a finding of a breach finding, disqualification or striking-off, should not lead to disqualification; the notice of appeal, cease to exist; and 5 June 2009 for an offence which would not have led to disqualification period; or hear the appeal as soon as reasonably practicable. The appeal tribunal shall be the Judicial Panel including a legally qualified member who shall sit as chairman of complaint. The standard of proof shall be the balance of probabilities. of the appeal tribunal may abstain. 133 134 Rules: Section F Appeal against Disqualification of a Director F.13. Any Person or Club who receives notice under Rule F.6 has a right to appeal the disqualification notice(s) in accordance with the following Rules. However, for the avoidance of doubt, unless and until any such appeal is upheld, the disqualification F.14. Any Person or Club wishing to appeal a disqualification notice must, within 21 days full details of the grounds of appeal of that Person or Club, together with a deposit F.15.The only grounds upon which a Person or Club may appeal a disqualification notice are: F.15.1.none of the Disqualifying Events set out in Rule F.1 apply; F.15.2. in respect of a Conviction of a court of foreign jurisdiction under Rule F.1.7, a sport ruling body under Rule F.1.13, or a suspension, disqualification or of rule by a ruling body of football pursuant to Rule F.1.17.2, there are compelling reasons why that particular Conviction, suspension, ban, F.15.3. it can be proven that the Disqualifying Event has, or will within 21 days of F.15.4. the Disqualifying Event is a Conviction imposed between 19th August 2004 as a Director under the Rules of the League as they applied during that F.15.5. the Disqualifying Event is a Conviction which is the subject of an appeal which has not yet been determined and in all the circumstances it would be unreasonable for the individual to be disqualified as a Director pending the determination of that appeal. F.16. An appeal under the provisions of Rule F.13 shall lie to an appeal tribunal which shall appointed by the Chair of the Judicial Panel and shall comprise three members of the tribunal. F.17. The chairman of the appeal tribunal shall have regard to the procedures governing the proceedings of Commissions and Appeal Boards set out in Section W of these Rules (Disciplinary) but, subject as aforesaid, shall have an overriding discretion as to the manner in which the appeal is conducted. F.18.The Person or Club advancing the appeal shall have the burden of proving the F.19. The appeal tribunal shall make its decision unanimously or by majority. No member F.20. The appeal tribunal shall give written reasons for its decision. F.21. The appeal tribunal shall have the following powers: F.21.1. to allow the appeal in full; F.21.2. to reject the appeal; F.21.3. if it determines that a Disqualifying Event exists, to determine that the individual concerned should not be banned for that period during which they will remain subject to it and substitute such period as it shall reasonably determine, having regard to all of the circumstances of the case; F.21.4. to declare that no Disqualifying Event ever existed or that any Disqualifying Event has ceased to exist; F.21.5. to order the deposit to be forfeited to the League or to be repaid to the appellant person or Club; and F.21.6. to order the appellant Person or Club to pay or contribute to the costs of the appeal including the fees and expenses of members of the appeal tribunal. F.22. The decision of the appeal tribunal shall be final and binding on the appellant Person and Club. Persons Prohibited by Law from entering the United Kingdom etc F.23. No Person may acquire any Holding in a Club if, pursuant to the law of the United Kingdom or the European Union: F.23.1. he/she is prohibited from entering the United Kingdom; or F.23.2. no funds or economic resources may be made available, directly or indirectly, to or for his/her benefit. Acquisition of Control F.24.If any Person proposed to acquire Control of a Club: F.24.1. the Club and/or the Person shall, as far in advance of the proposed acquisition of Control as reasonably possibly and in any event no later than 10 Working Days prior to the date on which it is anticipated that such acquisition of Control will take place: F.24.1.1. submit to the Board a duly completed Declaration in respect of each Person who will become a Director upon the proposed acquisition of Control; and F.24.1.2. submit to the Board up-to-date Future Financial Information prepared to take into account the consequences of the acquisition of Control on the Club’s future financial position; and F.24.2. the Board shall have power to require the Club and/or the Person who proposed to acquire Control to appear before it and to provide evidence of the source and sufficiency of any funds which that Person proposes to invest in or otherwise make available to the Club. F.25. In relation to any proposed acquisition of Control of a Club by a Person, the Board shall have the powers set out in Rule E.15 and/or the ability to impose such other conditions as in each case it may determine in order to monitor and/or ensure compliance with Sections E, F, G and/or I of these Rules (and their successor or replacement provisions).

Section F: Owners’ and Directors’ Test Section F: Owners’ and Directors’ Test 135 136 Rules: Section F F.26.No Person may acquire Control of a Club and no Club may permit a Person to acquire Control of it until such time as: F.26.1. the Board provides confirmation that all Persons that are required to do so have complied with the process set out in Rule F.24.1.1 and no such Persons are liable to be disqualified as a Director under the provisions of Rule F.1; F.26.2. the Board provides confirmation of its satisfaction with the information provided pursuant to Rule F.24.1.2; and F.26.3. the Club and Person proposing to acquire Control have acceded to any powers and/or accepted any conditions imposed pursuant to Rule F.25. F.27. Any Director or Official of a Club who (whether intentionally, negligently or recklessly) causes, allows or permits any Person to acquire Control of the Club in breach of Rule F.26 shall be in breach of these Rules and will be liable to be dealt with in accordance with the provisions of Section W of these Rules (Disciplinary). Without limitation to the foregoing, where any act of the Club, any Group Undertaking or any Director or Official thereof recognises: F.27.1. any Person as meeting the definition of Director; or F.27.2. any form of transfer (legal or beneficial) or any trust or joint ownership arrangements in relation to any share and the rights which may be exercised by a shareholder, without having first complied with Rule F.26 in full, it will constitute a breach of these Rules by that Club.

Clubs: Finance and Governance Section G: Disclosure of Ownership and Other Interests Section G: Disclosure of Ownership and Other Interests determine how the cancellation of a League Match caused by the suspension of one 137 138 Rules: Section G G.9.At the discretion of the Board, a suspension may take effect forthwith or it may be postponed subject to such conditions as the Board may think fit to impose. G.10.Unless a suspension is postponed, a suspended Club shall not play in: G.10.1. any League Match; G.10.2. any matches organised as part of the Games Programmes or matches in the Professional Development Leagues (as those terms are defined in the Youth Development Rules); G.10.3. any Approved Competition; or G.10.4. any other match. G.11.For the purposes of the League competition, the Board shall have power to of the Clubs which should have participated in it shall be treated. G.12.The Board shall have power to remove a Club’s suspension imposed under Rule G.8 upon being satisfied that the circumstances giving rise to it are no longer extant. Disclosure of Ownership and Other Interests G.1.A Club shall forthwith give notice in Form 5 to the Board if any Person either directly or indirectly: G.1.1.holds; G.1.2.acquires; or G.1.3.having held or acquired, ceases to hold, any Significant Interest in the Club. G.2.A Club shall forthwith give notice to the Board if it either directly or indirectly: G.2.1.holds; G.2.2.acquires; or G.2.3.having held or acquired, ceases to hold, any Significant Interest in any other Club (or club) and in this Rule G.2, the definition of Significant Interest shall be deemed to apply to clubs in the same way as to Clubs. G.3.A Club shall forthwith give notice to the Board if it is aware or if it becomes aware that any holder of a Significant Interest in it either directly or indirectly: G.3.1.holds; G.3.2.acquires; or G.3.3.having held or acquired, ceases to hold, any Significant Interest in any other Club (or club) and in this Rule G.3, the definition of Significant Interest shall be deemed to apply to clubs in the same way as to Clubs. G.4.A notice given pursuant to the provisions of Rule G.1, G.2 and G.3 shall: G.4.1.identify the Person holding, acquiring or ceasing to hold the Significant Interest in question; G.4.2. set out all relevant details of the Significant Interest including without limitation the number of Shares, their description and the nature of the interest; and G.4.3. set out where appropriate the proportion (expressed in percentage terms) which the relevant Shares in respect of which the Significant Interest exists bear to the total number of Shares of that class in issue and of the total issued Shares. G.5.Each Club shall publish the identities of the ultimate owner of each Significant Interest in the Club. G.6. The Board shall maintain a register which shall include the particulars set out in Rule G.4 and the said register shall be available for inspection by any Club by prior appointment. G.7. Each Club shall forthwith give notice in writing to the Board if any Person identified in a notice given in accordance with Rule G.1.1 or Rule G.1.2 either directly or indirectly holds acquires or ceases to hold any Holding in the Club. G.8. The Board shall have power to suspend a Club if either directly or indirectly a Person acquires a Significant Interest in that Club while such Person either directly or indirectly holds any Holding in any class of Shares of another Club.

Clubs: Finance and Governance Section H: Directors’ Reports Section H: Directors’ Reports part of it is false or misleading in any way and any Director noting his unwillingness misleading in any way will, in either case, be in breach of these Rules and will be liable 139 140 Rules: Section H H.7.Any Director who for any reason is unwilling to sign Form 6 shall nevertheless submit Form 6 to the League, noting his/her unwillingness to sign and giving full reasons. H.8.Any Director signing a Form 6 who knows or ought reasonably to know that it or any to sign a Form 6 knowing that such note or the reasons given by him/her are false or to be dealt with in accordance with the provisions of Section W of these Rules (Disciplinary). H.9.Managers, Players and Officials shall cooperate fully with the Directors of their Club in the preparation of Form 6. Material Transactions H.1. For the purposes of these Rules, Material Transactions shall comprise any payment or financial obligation (or any series of connected payments or financial obligations relating to the same transaction) made or undertaken by or to or in favour of a Club and recorded in its accounting and administration records which relates to any of the following: H.1.1. Compensation Fees, Contingent Sums or Loan Fees; H.1.2.remuneration of Players (including, for this purpose, any benefits they are entitled to receive); H.1.3. payments to or for the benefit of Intermediaries; or H.1.4. Third Party Payments, and remuneration of and payments to or for the benefit of Players or Intermediaries shall in each case include payments made by or on behalf of a Club to or for the benefit of a Player or Intermediary (as the case may be) including, for this purpose, to any company or trust in which the Player or Intermediary (as the case may be) has an interest. Record of Material Transactions H.2. Brief particulars of each Material Transaction sufficient to identify its date(s), its amount(s), the payer, the payee and the nature of it shall be recorded by a Club and the record shall be made available on demand to its Directors, its auditors and the League. H.3. Directors of a Club (including non-executive Directors) shall take such steps as are reasonably necessary to satisfy themselves that their Club’s record of Material Transactions is complete and correct. Transfer Policy H.4. Each Club shall formally adopt, and make available to the League at its request, a written transfer policy identifying who on its behalf has authority to negotiate and approve Material Transactions. H.5.Each Club shall ensure that all its Material Transactions are: H.5.1.negotiated and approved in accordance with its written transfer policy; and H.5.2.documented and recorded as required by relevant provisions of these Rules and The Football Association Rules. H.6.Each Club shall, if requested to do so by the League, submit to the League Form 6 signed and dated by each of the Directors of the Club.

Clubs: Finance and Governance Section I: Associations and Influence Section I: Associations and Influence 141 142 Rules: Section I Associations between Clubs I.1.A Club shall not either directly or indirectly: I.1.1. apply to hold or hold any Holding in another Club or Football League club; I.1.2. issue any of its Shares or grant any Holding to another Club or Football League club; I.1.3. lend money to or guarantee the debts or obligations of another Club or Football League club; I.1.4. borrow money from another Club or Football League club or permit another Club or Football League club to guarantee its debts or obligations; I.1.5. be involved in or have any power to determine or influence the management or administration of another Club or Football League club; or I.1.6. permit any other Club or Football League club to be involved in or have any power to determine or influence its management or administration. Club Officials I.2. An Official of a Club shall not: I.2.1. be an Official of another Club or Football League club; or I.2.2. either directly or indirectly be involved in or have any power to determine or influence the management or administration of another Club or Football League club. I.3. A Club shall not appoint as an Official anybody who: I.3.1. is an Official of another Club or Football League club; or I.3.2. either directly or indirectly is involved in or has any power to determine or influence the management or administration of another Club or Football League club. Dual Interests I.4.No Person may either directly or indirectly be involved in or have any power to determine or influence the management or administration of more than one Club. I.5. No Person may either directly or indirectly hold or acquire any Significant Interest in a Club while such Person either directly or indirectly holds any Holding in another Club. I.6. A Club shall not either directly or indirectly issue Shares of any description or grant any Holding to any Person that either directly or indirectly already holds a Significant Interest in another Club. Club Contracts I.7. No Club shall enter into a contract which enables any other party to that contract to acquire the ability materially to influence its policies or the performance of its teams in League Matches, any matches in the Professional Development Phase Games Programme or the Professional Development Leagues (as those terms are defined in the Youth Development Rules) or in any Approved Competition.

Clubs: Finance and Governance Section J: Miscellaneous Section J: Miscellaneous Programmes or Professional Development Leagues (as those terms are defined in the Official or Player of any Club; or any Person. made verbally or in writing) in or in connection with an application for a UEFA Club 143 144 Rules: Section J J.6. No Club, Official or Player may, in connection with betting on an event in, or on the result of, a League Match or a match in a competition which forms part of the Games the Youth Development Rules): J.6.1. offer or receive a payment or any form of inducement to or from any Club or J.6.2. receive or seek to receive any payment or other form of inducement from UEFA Club Licence Applicants J.7. Any Club, Authorised Signatory or other Official making a false statement (whether Licence or falsifying a document produced in support of or in connection with such an application shall be in breach of these Rules and shall be liable to be dealt with in accordance with the provisions of Section W of these Rules (Disciplinary). Football Foundation J.8. Each Club must make available one half page of advertising or editorial material in match programmes for the benefit of The Football Foundation. Employment of Officials J.1. Without limitation to the requirements to employ specific members of staff found elsewhere in these Rules, each Club shall employ and provide written terms of reference to: J.1.1. an Official who shall be responsible for running the daily business of the Club with the support of a sufficient number of administrative staff in suitable and appropriately equipped offices, who can be contacted during normal office hours; J.1.2. an Official who holds a nationally recognised qualification as an accountant or auditor, or who has sufficient experience to demonstrate his/her competence as such, who shall be responsible for the Club’s finances; J.1.3. a press or media officer who holds a nationally recognised qualification in journalism or who has sufficient experience to demonstrate his competence as a press or media officer; J.1.4. one or more supporter liaison officer(s), whose roles and responsibilities are set out in Rule R.1; and J.1.5. one or more disability access officer(s), whose roles and responsibilities are set out in Rule R.4. J.2. Each Club shall bind each of its Officials: J.2.1. to comply with these Rules during the period of their appointment or employment and in the case of Rule B.17 at all times thereafter; and J.2.2. to seek its permission before contributing to the media (whether on television, radio, online or otherwise). J.3. Save as otherwise permitted by these Rules, no Club shall directly or indirectly induce or attempt to induce any Player, Manager, assistant manager, head coach or other senior first team football coach of another Club (or Football League club) to terminate a contract of employment with that other Club (or Football League club) (whether or not by breach of that contract) or directly or indirectly approach any such employee with a view to offering employment without the consent of that other Club (or Football League club). J.4. Each Club shall adopt and each Club, Manager, Official, Player and Academy Player shall observe, comply with and act in accordance with the Equality, Diversity and Inclusion Standard set out in Appendix 2 to these Rules. Betting J.5. Prior to entering into (or performing any aspect of) a Gambling Related Agreement, the Club shall procure that the other party (or parties) to the Gambling Related Agreement shall enter into an agreement with the League pursuant to which it shall agree with the League in the terms set out in Rules J.5.1 to J.5.2: J.5.1. it will provide accurate and complete information forthwith to the League in the event that the League is exercising its powers to enquire into any suspected or alleged breach of these Rules; and J.5.2. it will not permit any form of gambling on any game referred to in Youth Development Rules 1.16(b)(ii), 1.16(b)(iii), and 1.16(c) to (e) or on any match including a Club in the UEFA Youth League.

Clubs: Operations Section K: Stadium Criteria and Broadcasters’ Requirements Section K: Stadium Criteria and Broadcasters’ Requirements the proposed location; and majority of which shall be covered, and there shall be no standing terraces. area of its Stadium with a fixed or moveable roof shall provide to the Board a copy League Match the playing area is covered or partially covered by a fixed or moveable any such approval the Board shall consult with all Clubs and shall take into account one for the Visiting Club) the minimum area of which in each case (excluding showers, or more additional dressing room(s) for Match Officials, ensuring suitable separate room which shall be near the Players’ and Match Officials’ dressing rooms and Officials, and representatives of Broadcasters and contractors of the League prior entrance; to the area between the team coach and the Players’ entrance; 145 146 Rules: Section K K.6.5. would not to any material extent adversely affect Clubs (or Football League clubs) having their registered grounds in the immediate vicinity of K.6.6. would enhance the reputation of the League and promote the game of association football generally. All Seater Grounds K.7. Spectators admitted to a Stadium shall be offered only seated accommodation, the Ground Regulations K.8.Each Club shall ensure that sufficient copies of the official notice entitled “Ground Regulations” published by the League are displayed prominently at its Stadium. Covered Stadia K.9. Any Club applying for planning permission to cover or partially cover the playing of its application together with copies of all submitted plans. K.10. No League Match shall take place at any Stadium where during the playing of the roof without the prior written approval of the Board. Before giving or refusing to give their representations. Dressing Rooms K.11. Each Club shall provide two dressing rooms for Players (one for the Home Club and baths and toilets) shall be 30 square metres. In addition, each Club shall provide one accommodation for any female Match Official appointed. Drug-testing Room K.12. Each Club shall provide accommodation capable of being used as a drug-testing inaccessible to the public and media. Security K.13. In order to safeguard the Players, Directors and Officials of each Club, Match to, during and after a League Match, each Home Club shall procure that: K.13.1. the Visiting Club’s team coach is able to park adjacent to the Players’ K.13.2. barriers are placed so as to prevent members of the public gaining access Safety Certificate K.1. Subject to Rule K.2, each Club shall hold a current safety certificate for its Stadium issued in accordance with the provisions of the Safety of Sports Grounds Act 1975. K.2. If a Club has a ground-sharing agreement in respect of its Stadium it shall be a term thereof that either the Club or the other party to the agreement shall hold a current safety certificate for that Stadium. Ownership of Ground and Training Facilities K.3. Each Club shall either own its Stadium and training facilities or have a legally enforceable agreement with its owner for its use by the Club, expiring not earlier than the end of the current Season. Ground Sharing K.4. No Club shall have or enter into a ground-sharing agreement in respect of its Stadium unless the agreement contains legally enforceable provisions to the effect that: K.4.1. the playing of the Club’s League Matches at the Stadium shall always take precedence over the activities of the other party to the agreement; and K.4.2. the Club shall have the ability to postpone other activities scheduled to take place on the pitch in the 48 hours immediately preceding the kick-off of a League Match where, in the reasonable opinion of the Club, there is a risk that such activity might result in the subsequent postponement or abandonment of the League Match. Ground Registration K.5. Each Club shall register its Stadium with the Board and, subject to Rule C.1B, must play all matches in the competitions listed in Rule A.1.11 for which it is the Home Club at the Stadium. No Club shall move to another Stadium (either on a permanent or temporary basis) without first obtaining the written consent of the Board, in accordance with Rule K.6, below. K.6. In considering whether to give any such consent, the Board shall have regard to all the circumstances of the case (including, but not limited to, the factors set out in this Rule K.6) and shall not consent unless reasonably satisfied that such consent: K.6.1. would be consistent with the objects of the League as set out in the Memorandum; K.6.2. would be appropriate having in mind the relationship (if any) between the locality with which by its name or otherwise the applicant Club is traditionally associated and that in which such Club proposes to establish its Stadium; K.6.3. would not to any material extent adversely affect such Club’s Officials, Players, supporters, shareholders, sponsors and others having an interest in its activities; K.6.4. would not have a material adverse effect on Visiting Clubs;

Section K: Stadium Criteria and Broadcasters’ Requirements Section K: Stadium Criteria and Broadcasters’ Requirements K.13.5. access to the Match Officials dressing room is controlled in compliance Compound and each of the Hardwired camera positions. Guidance In order to assess whether policing and/or stewarding is ‘adequate’ for the purposes of this Rule, it is recommended that Clubs engage in appropriate risk assessments. shall be 105 metres and its breadth 68 metres. Season by giving written notice thereof in Form 7 to the Board. by an independent expert certifying its pitch dimensions. must be cut to the same height. The grass shall be cut so as to display straight, other form of pitch presentation (such as circular or diagonal patterns) is permitted. throughout the Season and the Board may require a Club to take such steps as the adequate standard. 147 148 Rules: Section K K.14.Each Home Club shall further procure that Players and Match Officials are provided with a safe and secure: K.14.1. means of access to and egress from the Stadium prior to and after the League Match; K.14.2. environment in which to play the League Match; and K.14.3. means of access to and egress from the pitch prior to the kick-off of a League Match, at the beginning and end of the half-time interval and upon the conclusion of the League Match. The Pitch K.15. Unless otherwise permitted by the Board, in League Matches the length of the pitch K.16. The Board shall only give permission to a Club for the dimensions of its pitch to be other than as set out in Rule K.15 if it is impossible for it to comply with Rule K.15 due to the nature of the construction of its Stadium. K.17. A Club shall register the dimensions of its pitch before the commencement of each K.18. The Board may at any time require a Club to obtain and submit to the Board a report K.19. No Club shall alter the dimensions of its pitch during the Season without the prior written consent of the Board. K.20. The height of the pitch grass shall not exceed 30mm and the entire playing surface parallel lines across the entire width of the pitch, perpendicular to the touchlines. No K.21. Each Club shall take all reasonable steps to maintain its pitch in good condition Board shall specify if it is not satisfied that the pitch is being maintained to an K.13.3. a parking area is provided for Officials of the Visiting Club and Match Officials close to their respective points of entry to the Stadium; K.13.4. the Players’ entrance as well as the parking area and the points of entry referred to are adequately policed or stewarded; and with guidance as issued by PGMOL and approved by the Board; and K.13.6. there is adequate policing and/or stewarding of the Outside Broadcast K.22. Each Club shall provide and maintain at its Stadium an undersoil heating system for its pitch and shall ensure, so far as is reasonably possible, that the pitch is playable on the occasion of each home League Match. Pitch Protection K.23. In order to protect the pitch, unless otherwise mutually agreed between both participating Clubs, the following procedures shall be adopted by Players and Officials in the periods immediately before and after a League Match and at half time: K.23.1. the pitch shall only be used for warming up or warming down by Players named on Form 8 plus an additional goalkeeper; K.23.2. pre-match warming up by either team shall not commence until 45 minutes before the kick-off time at the earliest, shall not last for more than 30 minutes, and shall end no later than 10 minutes before the kick-off time; K.23.3. if portable goals are provided they shall be used for all goalkeeping drills (other than crossing practice) and direct shooting drills; K.23.4. the goalmouth area shall be used by goalkeepers only if portable goals are not provided or for crossing practice (for not more than 20 minutes) or for the completion of a ‘pattern of play’ drill (for not more than 10 minutes); K.23.5. for the purposes of warming up and warming down each team shall use only part of the pitch between the edge of a penalty area and the half way line as directed by any ‘pitch map’ produced by the Home Club; K.23.6. all speed and stamina work shall be undertaken off the pitch parallel to the touchline opposite the side to be patrolled by the assistant referee or, in the absence of sufficient space, in that part of the pitch described in Rule K.23.5 above; K.23.7. Players using the pitch at half time shall give due consideration to any other activity or entertainment taking place on the pitch at the same time; K.23.8. the Home Club may water the pitch and/or carry out any remedial or repair work to the pitch at half time provided that it gives reasonable notice to the referee and the other Club that it intends to do so and that any such watering and/or remedial or repair work is carried out evenly over the entire length and width of the pitch; and K.23.9. any warming down after the conclusion of the League Match shall last for no longer than 20 minutes, no footballs shall be permitted and neither penalty area shall be used. Artificial Surfaces K.24. No League Match shall be played on an Artificial Surface. Goal Line Technology and Video Assistant Refereeing K.25. Each Club’s Stadium must have installed such Goal Line Technology as the Board shall specify from time to time and, in respect of each League Match, facilitate the installation of such equipment so as to enable the use of video assistant refereeing in accordance with any protocol issued by the International Football Association Board and/or the Board from time to time (“VAR”).

Section K: Stadium Criteria and Broadcasters’ Requirements Section K: Stadium Criteria and Broadcasters’ Requirements properly maintained in accordance with all applicable requirements insofar of any Person appointed by the League pursuant to Rule K.26.2; supply, install, maintain and operate such Goal Line Technology and VAR halfway line, shall be under cover and shall each contain 16 seats. the sole use of coaching and medical staff of the Visiting Club. These positions must requirements and having regard to guidance issued by the Sports Ground Safety Guidance Assessment of compliance will be undertaken via self-assessment, inspections by the League or its appointees, and, if there is disagreement as to whether a Club complies with a particular requirement, by an independent audit. 149 150 Rules: Section K K.26. Each Club shall: K.26.1. ensure that the Goal Line Technology and VAR installed at its Stadium is as such maintenance is the responsibility of the Club and not the responsibility K.26.2. give all necessary cooperation to such Person appointed by the League to and to any Person properly authorised by the League or FIFA to test or certify the Club’s Goal Line Technology or VAR; and K.26.3. use Goal Line Technology and VAR only as specified by the Board from time to time.. K.27. For the avoidance of doubt, ownership of the Goal Line Technology installed and operated at each Club, and of all rights arising therefrom or in connection therewith, shall not belong to the Club. Trainers’ Bench Facilities K.28. Each Club shall provide separate trainers’ benches adjacent to the pitch for the sole use of team officials, medical staff and substitute Players of each of the Home Club and the Visiting Club. Such trainers’ benches shall be clearly marked ‘Home’ and ‘Away’, shall have direct access onto the pitch, shall be located equidistant from the K.29. In addition to the 16 positions situated in the Visiting Club’s trainers’ bench, each Club shall provide at each League Match played at its Stadium eight positions for be in one self-contained area with access to the Visiting Club’s trainers’ bench. K.30. The individuals occupying the trainers’ benches shall display throughout the League Match such identification as is required and provided by the Premier League. Technical Areas K.31. The technical areas shall include the trainers’ benches required by Rule K.28 and shall extend one metre either side of each and to within one metre of the touchline. K.32. The boundaries of each of the technical areas shall be clearly marked. Sanitary Facilities K.33. Each Club shall provide sufficient, bright, clean and hygienic toilet and washing facilities for male and female spectators in accordance with any local authority Authority. Facilities for Disabled Supporters K.34. Each Club shall provide sufficient and adequate facilities for disabled supporters. CCTV K.35. A Home Club may arrange for any League Match in which its team participates to be relayed by closed circuit television to other locations within its Stadium. K.36. Except at any time when any live Transmission of any League Match pursuant to a UK Broadcast Contract is in progress, a Visiting Club may arrange by agreement with the Home Club for the closed circuit television signal of a League Match in which it participates to be relayed to its Stadium only. In all such circumstances, the Visiting Club shall ensure that any such relay of any such signal shall be encrypted. Giant Screens K.37. Except with the prior written consent of the Board, giant screens or the like at a Club’s Stadium shall not be used to relay to spectators closed circuit pictures of the League Match at which they are present. K.38. Any consent given under the provisions of the above Rule shall be subject to the following conditions: K.38.1. the screen shall be located so that it does not interfere with the League Match at which it is used or distract the Players and Match Officials; K.38.2. it shall be operated by a responsible Person who is fully aware of the conditions governing its use; K.38.3. the Club has installed (to the League’s specification) such equipment as necessary to ensure that the ‘VAR information’ feed can be used on the giant screen; K.38.4. the screen may be used to show: K.38.4.1. live action; K.38.4.2. when the ball is not in play, action replays of positive incidents; or K.38.4.3. replays or still images of incidents determined by the video assistant referee, in accordance with any guidance issued by the Board, K.38.5. subject to Rule K.38.4.3 the screen shall not be used to show: K.38.5.1. action replays of negative or controversial incidents; K.38.5.2. any incident which may bring into question the judgment of a Match Official; K.38.5.3. the area of the trainers’ bench; K.38.5.4. until substitute boards have been displayed, pictures of any substitute Player warming up or preparing to enter the field of play; or K.38.5.5. any pictures which may tend to criticise, disparage, belittle or discredit the League, any Club or any Official, Player or Match Official or to bring the game into disrepute. Media Facilities – General K.39. Each Club shall provide to the League such information and access to its Stadium as the League may reasonably require in order to assess whether the Club complies, or will in due course comply, with the requirements of Rules K.43 to K.89 and Rules K.133 to K.155.

Section K: Stadium Criteria and Broadcasters’ Requirements Section K: Stadium Criteria and Broadcasters’ Requirements capacity of 750 megabits per second, for the exclusive use of Broadcasters, of the League; and Guidance If the existing nature of a Club’s Stadium is such that it necessitates a longer lead time to put in place a facility required by these Rules, then it may apply to the Board for temporary dispensation from the relevant Rule. In extreme cases, it is recognised that it may be physically impossible to comply with a particular requirement. In such a case, the Board may waive compliance without the Club attracting sanction pursuant to Rule K.42 subject to whatever further action the Board considers appropriate to comply as much as reasonably practicable with the intent of the Rules. Any application for dispensation from any of the requirements in Rules K.43 to K.89 or Rules K.133 to K.155 will be judged on its own facts. Guidance The League shall notify Clubs of the connectivity specifications for the forthcoming Season by no later than the preceding 30 June. Board may: such time as it has demonstrated compliance; and/or required by the Board pursuant to Rule K.42.2, deal with the matter under date of each League Match to be played at its Stadium of the Match Manager wherever practically possible and, where not practically possible, will provide as Guidance When considering the location of the television gantry, Clubs should be aware of the need to position the gantry so as to ensure that the cameras positioned on it do not face directly into the sun. 151 152 Rules: Section K K.41. The details of how each Club will, subject to Rule K.42, comply with Rules K.43 to K.89 and Rules K.133 to K.155 shall be recorded in its Technical Specification. K.42. If a Club fails to comply with any of Rules K.43 to K.89 and Rules K.133 to K.155, the K.42.1. withhold from that Club part or all of its share of International Broadcast Revenue to which it would otherwise be entitled pursuant to Rule D.18 until K.42.2. require the Club to undertake such works as the Board considers necessary by such date as the Board may specify; and K.42.3. in the event of any continuing breach or failure to implement works as the provisions of Section W of these Rules. K.43. Subject to K.43A, the League will inform each Club no later than 14 days before the appointed to act at that League Match and whether, and if so to what extent, the Club is required to comply with the following Rules: K.43.1. Rules K.53 and K.54 (International TV Commentary Positions); K.43.2. Rule K.64 (Television Studios); K.43.3. Rule K.65 (seats for TV Broadcasters: Observer Seats); and K.43.4. Rule K.78 (car park spaces for the use of Broadcasters). K.43A.Where a League Match is to be played in accordance with the Match Day Protocol (COVID-19) the League will meet the 14-day deadline referred to in Rule K.43 much notice as it can. K.44. Access to the facilities, areas and rooms described in this Section of the Rules shall, on the date of each League Match, be restricted to such personnel as are accredited by the League or Home Club and each Home Club shall ensure that such facilities, areas and rooms are stewarded in such a manner as to enforce this restriction. K.46. Each Club shall give the Match Manager all such assistance, and access to such facilities, areas and rooms, as may be reasonably required. K.47. Each Club shall: K.47.1. provide at its Stadium for the use of the League in relation to this Section K a network access facility within its Outside Broadcast Compound and provide such rights and access as is needed for its installation and maintenance; and K.47.2. ensure that for at least three hours before kick-off and two hours after the final whistle of each League Match at its Stadium, an appropriately competent Official is available to ensure as far as reasonably practicable uninterrupted use of the services set out at Rule K.45. Television Gantry K.48. Subject to Rule K.50, each Club shall ensure that its Stadium has a television gantry which: K.48.1. is situated so that cameras can be positioned on the half-way line; K.48.2. (where the gantry is constructed after 5 June 2019) is, subject to any dispensation granted by the Board, no higher than 18 metres from pitch level and no further than 30 metres behind the relevant touchline; K.48.3. is at least 19 metres wide and at least two metres deep; K.48.4. is able to accommodate at least three UK TV Commentary Positions and five cameras, allowing at least two metres by two metres per camera (in accordance with Rule K.60 and Appendix 3); K.48.5. permits the cameras to have a full and clear view of the whole pitch; and K.48.6. permits each camera position and UK Commentary Position to be easily accessible by technical personnel during the League Match without disturbing the cameramen or commentators. K.45. Each Club shall ensure that for each League Match played at its Stadium: K.45.1. the Stadium is supplied with internet connectivity with a total bandwidth accredited representatives of the media, data partners and representatives K.45.2. within that total bandwidth, the Club provides connections to the internet and permits the installation and maintenance by the League of connectivity in accordance with the specification notified to the Club in advance of each Season. K.40. Where a Club demonstrates to the League that it is unable to comply with one or more of the requirements of Rules K.43 to K.89 or Rules K.133 to K.155, despite its best endeavours, due to the nature of the construction and configuration of its Stadium, the League may suspend action for breach of such Rules for such period of time and subject to such further order as the League considers appropriate.

Section K: Stadium Criteria and Broadcasters’ Requirements Section K: Stadium Criteria and Broadcasters’ Requirements (allowing at least two metres by two metres per camera), in which case accommodate at least one UK Commentary Position and two cameras Guidance Where the Rules specify that different Persons are entitled to each be placed as near to the half-way line as reasonably practicable, the Match Manager shall allocate actual positions. whom the Home Club or the Visiting Club has entered into a Club Radio Contract, Guidance A Club will not be penalised for a failure to provide a full and clear view of the whole pitch under these Rules if the permanent infrastructure of its Stadium is such that this is not possible (for example due to the presence of stanchions supporting the roof of a stand), provided that its inability to provide such a full and clear view is communicated to the Board in the Technical Specification. Notwithstanding this, there must be no temporary or movable installations restricting the view. the Television Gantry, provided that they are situated on the same side of receipt of the Broadcasters’ feeds to monitors), of which five must have Outside Broadcast Compound; and Guidance The mini-cameras referred to in Rule K.53.1 will be used to film commentators and not Match footage. 153 154 Rules: Section K International TV Commentary Positions K.53. Subject to Rule K.43, each Club shall provide at each League Match played at its Stadium: K.53.1. at least 15 International TV Commentary Positions (which need not be on the pitch as the Television Gantry and are sufficiently Hardwired for the capacity for video and audio to be transmitted via a mini-camera to the K.53.2. no fewer than five additional seats for the use of International Broadcasters’ technical staff. Radio Commentary Positions K.55. Each Club shall provide at each League Match played at its Stadium at least 15 Radio Commentary Positions for use by Radio Broadcasters and (subject to the priority over such seats of the Radio Broadcasters) by any radio broadcasters with and each such position shall: K.55.1. comprise one seat; K.55.2. be situated as close to the half-way line as reasonably practicable and in any event no further than 25m either side of it; K.55.3. have a clear view of a television monitor; and K.55.4. have mains power and a desk large enough to hold such commentary equipment as Radio Broadcasters may reasonably require. TV Broadcasters’ Pitchside Presentation Positions K.56. Each Club shall provide at each League Match played at its Stadium at least seven pitchside presentation positions (two for UK Broadcasters and five for International Broadcasters), each of which shall be: K.56.1. Hardwired; K.56.2. as close to the touchline as reasonably practicable; K.56.3. at least three metres wide; and K.56.4. available from at least four hours before kick-off until five minutes before kick-off, during half-time until at least five minutes before the re-start, and for at least one hour after the final whistle. Tunnel Interview Positions K.57. Subject to Rule K.59A, each Club shall provide at each League Match played at its Stadium at least five Hardwired tunnel interview positions, two of which shall be for the use of UK Broadcasters, and three of which shall be for the use of International Broadcasters, save that: K.49. Each UK TV Commentary Position and each camera position on the Television Gantry shall be Hardwired. K.50. A Club may fulfil the requirements set out in Rule K.48 across two gantries in close proximity to each other provided that: K.50.1. one is at least 12 metres wide and two metres deep and able to accommodate at least two UK Commentary Positions and three cameras Rule K.48.1 shall apply to this gantry; and K.50.2. the other is at least seven metres wide and two metres deep and able to (allowing at least two metres by two metres per camera). UK TV Commentary Positions K.51. Each Club shall provide at each League Match played at its Stadium at least three UK TV Commentary Positions on the Television Gantry, for use by UK Broadcasters’ commentators. K.52. Each UK TV Commentary Position shall: K.52.1. consist of three seats; K.52.2. be no less than three metres wide and one metre deep; K.52.3. have internet connectivity as set out in Rule K.45 and mains power; K.52.4. have a full and clear view of the whole pitch; and K.52.5. have a desk large enough to hold a monitor, two laptop computers and such commentary equipment as UK Broadcasters may reasonably require. K.54. Each International TV Commentary Position shall: K.54.1. be situated as close to the half-way line as reasonably practicable; K.54.2. consist of two seats for the use of commentators; K.54.3. be at least two metres wide and one metre deep; K.54.4. be Hardwired; K.54.5. have internet connectivity as set out in Rule K.45 and mains power; K.54.6. have a full and clear view of the whole pitch; and K.54.7. have a desk large enough to hold a monitor, two laptop computers and such commentary equipment as International Broadcasters may reasonably require.

Section K: Stadium Criteria and Broadcasters’ Requirements Section K: Stadium Criteria and Broadcasters’ Requirements International Broadcasters will be in attendance, the Club must provide at which must be Hardwired). Guidance Where a Club is regularly required to provide additional tunnel interview positions, in accordance with Rules K.57.1 and K.57.2, it is recommended that it installs permanent Hardwiring to those positions, to be used as necessary. Guidance A pod is a pair of scaffolding tubes fixed (at an equal distance apart) to the front of the camera position to support a camera mount. A hoist is a rope and pulley system for lifting equipment from floor level to working height. When fitting pods, Clubs should consult the League who will offer guidance on the dimensions required. Guidance With respect to Rule K.62, ordinarily a ‘sufficient number’ of camera positions will be achieved by the provision of two separate camera positions per entry point to the Stadium (so if the Home Club and the Visiting Club arrive at the same point, two positions will be required, and if they arrive at different points, four positions will be required). Guidance Tunnel interview positions should be configured in such a way that the largest position is the one that Players and Managers arrive at first, where reasonably practicable. Clubs should use such sound proofing and/or partitions as is/are necessary to satisfy the requirement set out at Rule K.58.3. The size requirements of the additional tunnel interview positions required by Rules K.57.1 and K.57.2 will be agreed by the League and the relevant Club in each case. (COVID-19), the obligations at Rules K.57, K.58 and K.59 shall not apply and instead 155 156 Rules: Section K K.59A.Where a League Match is to be played in accordance with the Match Day Protocol the Home Club may make available a suitable alternative, indoor or covered space in which it may elect (with the agreement of the League) to conduct the interviews required by Rules K.112 to K.125. K.63. Each Club shall permit TV Broadcasters to film coverage of supporters outside its Stadium before each League Match. Television Studios K.64. Subject to Rules K.40 and K.43, each Club shall provide at each League Match played at its Stadium at least two Hardwired studios for the use of Broadcasters and each such studio shall: K.64.1. measure at least five metres by five metres; K.64.2. be at least three metres high; and K.64.3. have a window which is at least three metres wide (or, if constructed after 1 August 2014, 4.5 metres wide) by 1.5 metres high and which gives a full and clear view of the majority of the pitch and the crowd, unobstructed by any permanent Stadium structure, such as the giant screen. Camera Positions: Team and Supporter Arrivals K.62. Each Club shall provide at its Stadium a sufficient number of separate and static Hardwired camera positions to enable the filming of the arrivals of each team before each League Match. K.58. Subject to Rule K.59A, the tunnel interview positions shall be: K.58.1. located in the same stand as, and in close proximity to, the tunnel and the Players’ dressing rooms; K.58.2. designed so that television interviews within them can be conducted against the Interview Backdrops; and K.58.3. configured and designed in such way so as to ensure that each position can be used simultaneously and without causing noise disturbance of any kind to the other positions. K.59. Subject to Rule K.59A, the following additional requirements apply in respect of any tunnel interview positions created by Clubs after 30 June 2016: K.59.1. one tunnel interview position must measure at least 2.5 metres by 2.5 metres; and K.59.2. with the exception of those interview positions required by Rules K.57.1 and K.57.2, all additional tunnel interview positions must measure at least 2 metres by 1.6 metres. K.57.1. where the League confirms to the Home Club no later than seven days prior to a League Match to be played at its Stadium that more than 12 International Broadcasters will be in attendance, the Club must provide at least six tunnel interview positions for the use of TV Broadcasters (five of which must be Hardwired); and K.57.2. where the League confirms to the Home Club no later than seven days prior to a League Match to be played at its Stadium that more than 15 least seven tunnel interview positions for the use of TV Broadcasters (five of Camera Positions: Match Coverage K.60. Each Club shall provide at each League Match played at its Stadium Hardwired positions for television cameras in accordance with the requirements of Appendix 3, save that in respect of all League Matches, the Home Club shall also provide a Hardwired fixed, unmanned camera position in the tunnel. K.61. Each Club shall: K.61.1. provide such pods and hoists as are necessary in order to ensure that all camera equipment can be installed in the required camera positions; and K.61.2. ensure there is safe access to and egress from (including in case of emergency) the required camera positions for all persons and equipment.

Section K: Stadium Criteria and Broadcasters’ Requirements Section K: Stadium Criteria and Broadcasters’ Requirements Guidance With regard to the studio window, ideally the bottom of the window should be 50cm from the floor and the top of the window should be two metres from the floor. for use by the Host Broadcaster, the parameters and location of which will be agreed covered presentation space no fewer than 10 days in advance of the League Match. at its Stadium at least 25 seats for the use of accredited representatives of TV to the tunnel area and Mixed Zone and a clear view of a television monitor Guidance Where, due to the configuration of the Stadium, a Club is unable to provide three positions for the use of analysts of the Visiting Club, it may seek dispensation from the League to provide two such positions. Guidance These seats will be for the use of working personnel of TV Broadcasters. The tickets for these seats will be distributed by the League who will also monitor their use. Where necessary, Clubs shall take appropriate steps to ensure that any television monitors installed for accredited representatives of TV Broadcasters cannot be observed during the League Match by supporters of either participating Club. representatives of UK Broadcasters, International Broadcasters and the League. must provide a full, clear view of the whole pitch. Stadium, it must permit the League to install a system to facilitate such Guidance Where reasonably possible, Clubs should provide additional positions for the floor managers of the host broadcaster (where applicable) and the League, located in close proximity to the Match Manager’s position and so as to enable easy communication with the fourth official. It is envisaged that Broadcasters may use some of the seats allocated for reporters for technical equipment. References to “the League” in Rules K.66 and K.67 mean Premier League Productions, the League’s appointed production partner, which undertakes the broadcast of all League Matches on behalf of the League. 157 158 Rules: Section K Reporter, Floor Manager and Match Manager Positions K.66. Each Club shall provide at least eight seats (the positions of which shall be Hardwired) at each League Match played at its Stadium for the use of accredited Such seats shall be situated as near to the trainers’ benches as practicable and K.67. Each Club shall provide one position at each League Match played at its Stadium for the use of the Match Manager, which must be situated: K.67.1. sufficiently close to the position of the fourth official to enable the Match Manager to easily communicate with the fourth official during the League Match without needing to enter either technical area to do so; and K.67.2. so as to enable the Match Manager to easily communicate with the floor manager(s) of the League and the host broadcaster (where applicable) during a League Match. If the Club is unable to fulfil this requirement at its communication. Mixed Zone K.69. Subject to Rule K.71A, each Club shall provide at each League Match played at its Stadium a Mixed Zone in which media interviews with Players and Managers may be conducted. K.70. Subject to Rule K.71A, the Mixed Zone shall: K.70.1. be located between the Players’ dressing rooms and the Players’ point of exit from the Stadium; K.70.2. be accessible to Players, Managers, coaching staff and accredited representatives of Broadcasters; K.70.3. be large enough to accommodate at least 20 representatives of Broadcasters; and K.70.4. have lighting of a sufficient level to provide suitable conditions for the Transmission of interviews. K.71. Subject to Rule K.71A, each Home Club: K.71.1. shall permit into the Mixed Zone: K.71.1.1. accredited representatives of Broadcasters who wish to conduct interviews in the Mixed Zone (up to a maximum of 20), who shall have priority entry into the Mixed Zone over those listed in Rules K.71.1.2 and K.71.1.3; K.71.1.2. accredited representatives of radio broadcasters with whom it or the Visiting Club has entered into a Club Radio Contract; and K.71.1.3. such authorised representatives of it or the Visiting Club as either may reasonably require in order to provide commentary or reports on media services such as its website, social media accounts or television channel; and K.71.2. may, at its discretion, permit into the Mixed Zone such other accredited representatives of the media as it considers appropriate. K.64A.The Home Club shall, where possible, make available a covered presentation space by the League and the Home Club, where the Host Broadcaster requests such TV Broadcasters: Observer Seats K.65. Subject to Rule K.43, each Club shall make available at each League Match played Broadcasters, to be situated in close proximity to the half-way line, with easy access throughout the League Match. Visiting Club Analyst Positions K.68. Each Club shall provide at each League Match played at its Stadium three dedicated positions for the use of analysts of the Visiting Club, each of which shall: K.68.1. consist of one seat situated as near to the half-way line, the tunnel and the Visiting Club’s dressing room as reasonably practicable and provide a clear view of the whole pitch; K.68.2. be sufficiently Hardwired for the receipt of three separate Broadcaster feeds (the ‘world feed’, the ‘tactical feed’ and one ‘high behind’ feed) by monitors in place at the relevant position; K.68.3. have internet connectivity in accordance with Rule K.45 and mains power; and K.68.4. have a desk large enough to hold a monitor and a laptop computer (and such other equipment as the analyst(s) may reasonably require).

Section K: Stadium Criteria and Broadcasters’ Requirements Section K: Stadium Criteria and Broadcasters’ Requirements Guidance Further discussions will be undertaken with Clubs about the branding of the Mixed Zone. The League’s preference is that Interview Backdrops should be used in Mixed Zones. Accreditation of representatives of the media will be undertaken by the League or its appointee (currently Football DataCo Limited) on behalf of the League and Clubs. Guidance Where a League Match is to be played in accordance with the Match Day Protocol (COVID-19), the Pre-Match Media Conference shall take place virtually, meaning that no representatives of Broadcasters and other accredited representatives of the media will be present in the room in which the Conference is conducted, with the live feed to be provided to the League and Broadcasters by the Club. Guidance TV Broadcasters’ representatives are only permitted access to the tunnel interview positions for the filming of the exchange of team sheets, interviews, team arrivals, match reports, and to conduct unfilmed, informal discussions with coaching staff where the latter choose to speak to Broadcasters (and for the avoidance of doubt they are not obliged to engage in such informal discussions although they are encouraged to do so), and all other activities required by these Rules. with the Match Day Protocol (COVID-19), accredited representatives of TV out all activity permitted by these Rules, provided that such access is at all times Guidance Car park spaces that are not required by Broadcasters will be released back to the League no later than fourteen days before the date of the League Match pursuant to Rule K.43. area above the League’s and TV Broadcasters’ vehicles, network access facility within the Outside Broadcast Compound located at its Stadium. 159 160 Rules: Section K Outside Broadcast Compound K.79. At each League Match, the Home Club shall provide a secure, level area (with a hard surface suitable for the parking of TV Broadcasters’ vehicles) outside and adjacent to the Stadium of at least 1500m2 for the exclusive use of the League’s and TV Broadcasters’ vehicles. K.80. The Outside Broadcast Compound shall: K.80.1. have sufficient drainage, toilets and waste disposal facilities; and K.80.2. include sufficient working lights to enable complete illumination of the and each Club shall ensure that Broadcasters are given all requested access to the K.81. The Outside Broadcast Compound shall have an unobstructed view of the southern horizon such as to allow satellite uplinking or if the Outside Broadcast Compound does not have such unobstructed view, the Club must provide an additional area as close as reasonably practicable to the Outside Broadcast Compound to enable satellite uplinking. K.72A.Notwithstanding Rule K.59A, where a League Match is to be played in accordance Broadcasters shall be permitted access to the tunnel area to prepare for and carry compliant with the Match Day Protocol (COVID-19). Hardwiring K.73. Each Club shall: K.73.1. ensure that, where required to do so by these Rules, it installs Hardwiring to the League’s specification; K.73.2. ensure that all Hardwiring at its Stadium is properly maintained and in good working order at all times when its use is required; and K.73.3. provide to the League a certificate in writing in advance of each Season confirming that the Hardwiring at its Stadium is in compliance with Rule K.73.1, such certificate to be provided by an independent Person experienced in the design and installation of permanent outside broadcast cable infrastructure. K.74. Each Club shall permit the installation of temporary cabling by Broadcasters sufficient to ensure the continuous Transmission of League Matches played at its Stadium in the event of the failure of any Hardwiring required by these Rules (in addition to any other measures that the League may specify in order to ensure such continuous Transmission). Power Supply K.76. Each Club shall provide at its Stadium and make available to Broadcasters, at their request, access to electricity supply on the day of each League Match sufficient to power the Broadcasters’ match day operations. K.77. At each League Match, the Home Club shall provide such facilities and access as is required by a Broadcaster to establish its own power supply for an Outside Broadcast Compound. Car Park Spaces K.78. Subject to Rule K.43, each Club shall make available to the League a minimum of 20 car park spaces as close to the Outside Broadcast Compound as reasonably practicable for each League Match played at its Stadium for the use by TV Broadcasters. K.71A.Where a League Match is to be played in accordance with the Match Day Protocol (COVID-19), the obligations at Rules K.69, K.70 and K.71 shall not apply. Access to Tunnel Interview Positions K.72. Each Club shall at each League Match played at its Stadium permit accredited representatives of TV Broadcasters access to the tunnel interview positions referred to in Rule K.57 to K.59 to prepare for, set up and carry out all activity permitted by these Rules. The Match Manager will manage all such access to ensure that, as far as reasonably practicable, the Persons referred to in this Rule only have access to the tunnel interview positions when needed. Transmission of Pre-Match Media Conference K.75. Each Club shall permit the League to install such facilities as are required to allow Broadcasters to enable the Transmission of the Club’s Pre-Match Media Conference, where such facilities are not already in place (subject to any embargo implemented in accordance with Rule K.107).

Section K: Stadium Criteria and Broadcasters’ Requirements Section K: Stadium Criteria and Broadcasters’ Requirements Guidance The identity of the suppliers of the relevant “network access facility” for the purpose of Rule K.80 will be notified to Clubs by the League in advance of each Season. With regard to Rule K.81, if an additional area is needed because satellite uplinking is not reasonably practicable from the Outside Broadcast Compound, then the additional area must be sufficiently large (approximately 120 m2) to accommodate six satellite news gathering trucks. Clubs should be aware of the additional provisions regarding the Outside Broadcast Compound at Rule K.47. the Home Club and the Visiting Club as soon as reasonably practicable after they Guidance This can be the same room as the media working area described in Rule K.84. With regard to Rule K.86.4, ideally the camera platform should be able to accommodate up to 10 cameras. Guidance Rule L.22 provides that at least 75 minutes before the kick-off, a representative of each Club must submit to the referee and their opponents a team sheet. The Match Manager will give copies of the team sheets to Broadcasters and to the League’s data providers. Clubs will remain responsible for distributing it to others (e.g. representatives of the written media). Guidance In respect of any League Match to which the Match Day Protocol (COVID-19) applies, where the media conference room referred to in Rule K.86 is not available as a result of the Club’s requirement to comply with the Match Day Protocol (COVID-19), an alternative location may be utilised for the relevant media conference, provided that the location is agreed in advance with the League. Guidance Publication of team sheets is strictly embargoed until 60 minutes before kick-off. The League will ensure that Broadcasters comply with this embargo. Stadium a working area for the use of accredited representatives of the media and Guidance Accreditation of representatives of the media will be undertaken by the League or its appointee (currently Football DataCo Limited) on behalf of the League and Clubs. Guidance Accredited representatives of the media and Broadcasters shall, on arrival, proceed directly to their allocated working position/seat. reasonable period before and after the League Match and during the half-time 161 162 Rules: Section K K.85. Refreshment facilities of a standard to be determined by the Home Club shall be made available to accredited representatives of the media and Broadcasters for a interval. K.88. Subject to Rule K.88A, the seats referred to in Rule K.87 shall have a desktop, electricity supply, a clear view of a television monitor, telephone point, and internet connectivity as set out in Rule K.45. K.88A. Where a League Match is to be played in accordance with the Match Day Protocol (COVID-19), the obligation at Rule K.88 shall not apply. Instead, each Club shall use reasonable endeavours to provide such facilities to all 25 press seats. Facilities for Photographers K.89. Each Club shall provide at each League Match played at its Stadium facilities for photographers to the following minimum standards: K.89.1. pitch side access for 20 accredited photographers and messengers and appropriate pitch side wiring and wireless internet connectivity; Media Working Area K.84. Subject to Rule K.84A, each Club shall provide at each League Match played at its Broadcasters, such area to be located in the same stand as the Players’ dressing rooms and comprising a room of minimum 50m2 and supplied with 25 individual or linked work stations, each of which shall have its own desk, chair, electricity supply and internet connectivity as set out in Rule K.45. K.84A. Where a League Match is to be played in accordance with the Match Day Protocol (COVID-19), the area referred to at Rule K.84 shall not be used for the purpose detailed in Rule K.84 unless agreed by the League. Press Seats K.87. Each Club shall provide at each League Match played at its Stadium a minimum of 50 seats for the use of accredited representatives of the media and the League’s data providers. Such seats must be located: (a) near the media working room; and (b) in a position enabling a clear view of the whole pitch. K.83. A Club playing in a League Match shall not publish the teams until 60 minutes before kick-off. K.86A.Where a League Match is to be played in accordance with the Match Day Protocol (COVID-19), the obligation at Rule K.86.1 shall not apply. Official Club Team Sheets K.82. Each Home Club shall provide to the Match Manager the official team sheets of both have been submitted to the referee pursuant to Rule L.22. Media Conference Room K.86. Subject to Rule K.86A, each Club shall provide at each League Match at its Stadium a media conference room with the following minimum facilities: K.86.1. seating for 70 persons; K.86.2. lighting of a sufficient level for the filming and live Transmission of the Post-Match Media Conference; K.86.3. a podium at the front of the room and in clear view of the cameras, with table and chairs to seat three people; and K.86.4. a Hardwired camera platform at the rear of the room of sufficient size to accommodate at least two cameras and with an unobstructed view of the podium.

Section K: Stadium Criteria and Broadcasters’ Requirements Section K: Stadium Criteria and Broadcasters’ Requirements Guidance The League may waive or vary the requirements set out in Rule K.93 (at its absolute discretion) in exceptional circumstances and upon request from a Club if, for example, the proximity in time between a match in the UEFA Europa League or UEFA Europa Conference League competition and the subsequent League Match and/or the location of the relevant UEFA Europa League or UEFA Europa Conference League Match makes it impracticable for the Club to arrange its Content Session at a time when its subsequent first team match is a League Match. A Club seeking a waiver or variation of these requirements from the League in respect of a particular Content Session must notify the League of that fact in good time and abide by the League’s decision as to whether or not to grant the Club’s request. In lieu of a conventional interview, any Broadcaster entitled to attend a Content Session may apply to the League for permission to use its allotted time in that Content Session for a background briefing with the Players(s) and/or the Manager who will be made available. Such an application will only be granted by the League with the permission of the Club concerned. Guidance Accreditation of photographers will be undertaken by the League or its appointee (currently Football DataCo Limited) on behalf of the League and Clubs. participating Club shall be required to make its Players and/or its Manager available the relevant UK Broadcaster will provide each participating Club (with a made available for the UK Content Session; K.97), each Club shall give the League and the relevant UK Broadcaster at available for the UK Content Session to which the League Match relates, participate in that UK Content Session due to illness, injury or other Broadcaster (with a copy to the League) as soon as reasonably possible, at Rule K.94.1, above, is made available as a replacement, or another Guidance In the event that any League Matches during Season 2021/22 are not played in accordance with the Match Day Protocol (COVID-19), compliance with Rule K.92 will be assessed on a pro rata basis across Season 2021/22. 163 164 Rules: Section K UK Content Sessions K.94. In respect of a League Match to be Transmitted live by a UK Broadcaster, each for a Content Session with that UK Broadcaster (a “UK Content Session”), in accordance with the following requirements: K.94.1. in advance of the League Match to which the UK Content Session relates, copy to the League) with a shortlist of two Players that it wishes to be K.94.2. subject to Rule K.95, each participating Club must make (at least) one of the two Players included on the shortlist referred to at Rule K.94.1, above, available for the UK Content Session and must inform the relevant UK Broadcaster (with a copy to the League) which of the two Players it has selected when providing the notice referred to at Rule K.94.3; K.94.3. unless otherwise agreed by the League (and subject to Rules K.96 and least: (a) six days’ notice of the name(s) of the Player(s) who will be made selected in accordance with this Rule K.94; and (b) seven days’ notice of the date, time, and location of the UK Content Session; K.94.4. in the event that the Player selected by the Club becomes unable to exceptional circumstance, the Club must (a) inform the relevant UK and (b) ensure that the second Player included on the shortlist referred to suitable alternative is provided who is acceptable to the Broadcaster; and K.94.5. each participating Club must make its Manager available for each UK Content Session; and K.94.6. each participating Club must ensure that its Player(s) or Manager who is selected to participate in a UK Content Session is made available for a continuous period of no less than 15 minutes for filming and/or interview by the relevant UK Broadcaster. Content Sessions K.90. Unless otherwise agreed by the League, each Club shall ensure that, during the six days preceding the day of each League Match, there is a period of two hours during which TV Broadcasters (including such number of International Broadcasters as the League may determine) may conduct the discussions and/or record the content and/or conduct the interviews with Players and the Manager required by Rules K.94 to K.103 (“Content Session”). The Content Sessions required by Rules K.94 to K.103 may take place virtually, if so requested by the relevant Club and/or relevant Broadcaster(s), and agreed by the League. K.91. Each Club must ensure that its training ground includes a suitable, dedicated room in which (subject to Rules K.96 and K.102, below) the recording and interviews required by Rules K.94 to K.103 can be carried out. This room must measure no less than 2.5 metres by 2.5 metres and must be equipped with suitable facilities to enable the recording of interviews by TV Broadcasters, including, for example, mains power, sound proofing, black-out blinds and curtains on all windows and isolated air conditioning. K.92. Subject to Rule K.92A, at least once per calendar month (with the exception of June, July and August), each Club must permit TV Broadcasters to film and Transmit live at the TV Broadcasters’ request (through the presence of one or more on-site reporters, technicians and/or producers, if required) one uninterrupted period of no less than 15 minutes of a Club training session involving the first team squad. Clubs must give no less than 48 hours’ notice to the League of each such session and may limit the proximity of TV Broadcasters to a maximum of 30m from the pitch on which the training session is to take place. K.92A. In respect of any League Matches that are to be played in accordance with the Match Day Protocol (COVID-19), the obligation at Rule K.92 shall be amended so that where the relevant TV Broadcasters are unable to perform the filming referred to in Rule K.92, the Club shall instead itself film one uninterrupted period of no less than 15 minutes of a Club training session involving the first team squad and distribute the footage to the League and TV Broadcasters within 24 hours of filming. K.89.2. bibs bearing the word “Photographer” on the rear, numbered consecutively, the numbers appearing on both the front and rear of the bib; K.89.3. bibs of a different colour bearing the word “Messenger” on the rear and similarly numbered; and K.89.4. a working area or wire room of 20 square metres, internet connectivity as set out in Rule K.45, 16 power points, a television monitor, shelves to support laptop computers and refreshment facilities. K.93. Each Club shall ensure that, in each case, its Content Session takes place on a date when its subsequent first team match is a League Match.

Section K: Stadium Criteria and Broadcasters’ Requirements Section K: Stadium Criteria and Broadcasters’ Requirements Guidance Broadcasters will be encouraged to provide the shortlist referred to at Rule K.94.1 as far in advance of the League Match in question as possible to allow Clubs sufficient time to meet their obligations under Rule K.94.3 (and, in any event, such shortlists should be sent to Clubs no later than 24 hours before the deadline set out in Rule K.94.3). Any delay in the submission of such shortlists by Broadcasters will be taken into account by the League when considering Clubs’ compliance with Rule K.94.3. The League recognises that there may be weeks in which Clubs play two (or indeed in exceptional cases more than two) League Matches, e.g. over the Christmas period, and the League will take account of this fact when monitoring compliance with these Rules. The League will monitor Broadcaster access during such times to ensure that unreasonable demands are not being placed on Clubs. throughout the Season is subject to the following: selected (by his inclusion on the shortlists referred to at Rule K.94.1); Guidance In the event that any League Matches during Season 2021/22 are played in accordance with the Match Day Protocol (COVID-19), compliance with Rule K.97 will be assessed on a pro rata basis across Season 2021/22 (ie, if a fifth of the Club’s League Matches are played in accordance with the protocol, the Club will only be required to provide four of the Content Sessions of the type referred to in Rule K.97). Guidance By way of example, should a Player be shortlisted for UK Content Sessions on five occasions throughout the Season, he must be made available by the Club on four of those occasions. If it is determined at the end of the Season that a Player has been made available by his Club for fewer than 75% of the UK Content Sessions for which he has been shortlisted, that Club will be in breach of Rule K.95. Clubs are free to exceed the minimum requirements referred to at Rule K.95 (by, for example, making a Player available for more than six UK Content Sessions and/or more than 75% of the UK Content Sessions for which he has been shortlisted), should they wish to do so. Guidance There may be occasions in which a Club wishes to make a Player available for an International Content Session who does not meet the criteria specified in Rule K.98.3, but who is nevertheless editorially relevant (for example, a Player who has recently recovered from injury and/or who has been recently signed). In such circumstances, Clubs should consult with the League, which may provide dispensation from the requirements of Rule K.98.3, where it agrees with the editorial relevance of the Player. Guidance In the event that any League Matches during Season 2021/22 are played in accordance with the Match Day Protocol (COVID-19), compliance with Rule K.96 will be assessed on a pro rata basis across Season 2021/22 (ie, if half of the Club’s League Matches are played in accordance with the protocol, the Club will only be required to provide three UK Content Sessions of the type referred to in Rule K.96). 165 166 Rules: Section K K.96. Each Club shall ensure that, on no fewer than six occasions per Season, its UK Content Session takes place at a location other than the dedicated room referred to at Rule K.91, above. The date of such UK Content Session and their location in each case shall be subject to the agreement of the Club and the relevant UK Broadcaster. International Content Sessions K.98. Subject to Rules K.101 and K.102 below, in respect of each League Match: K.98.1. both participating Clubs shall ensure the attendance of (at least) one Player and/or the Manager during the Content Session for discussion and/ or recording and/or interview by International Broadcasters, non-live UK Broadcasters and the League, for a period of no less than 45 minutes (an “International Content Session”); K.98.2. both participating Clubs shall give the League at least one weeks’ notice of the date, time and location of their respective International Content Session (subject to Rules K.101 and K.102) and the name(s) of the individual(s) who will be made available for the International Content Session, which may be amended in each case, subject to the agreement of the League, in exceptional circumstances and provided that no such amendment is made within 72 hours of the League Match to which the International Content Session relates; and K.98.3. any Player(s) to be made available by the Club for an International Content Session must have featured prominently in any of the Club’s previous three League Matches (assessed as at the date when the notice referred to in Rule K.98.2 is provided to the League). K.95.The selection of Players to be made available by Clubs for UK Content Sessions K.95.1. subject to Rules K.95.2 and K.95.3, below, each Player listed on a Club’s Squad List must be made available by the Club, in accordance with Rule K.94, for no fewer than 75% of the UK Content Sessions for which he is K.95.2. no Club will be required to make any Player available for two consecutive UK Content Sessions; K.95.3. no Club will be required to make any Player available for UK Content Sessions on more than six occasions per Season; and K.95.4. each Club is entitled to apply to the Board for special dispensation for a Player to be granted an exemption from the requirements of Rule K.94 for a period of up to four weeks. The Board will only grant such special dispensation in exceptional circumstances and only once per Season in respect of each Player. Should a Club wish to make an application for special dispensation in accordance with this Rule, it must do so in writing to the Board, citing reasons (and, where appropriate, supporting evidence) for its application. The Board’s decision as to whether or not to grant such special dispensation in each case is final and not subject to challenge. Where such dispensation is granted, the Board will confirm to the Club how that dispensation affects the Player’s remaining obligations under Rules K.94 to K.100 for the remainder of the Season. K.97. Each Club shall ensure that, on no fewer than five occasions per Season, it makes two or more of its Players available together for a UK Content Session. The date of such Content Session in each case shall be subject to the agreement of the Club and the relevant UK Broadcaster. Where it is agreed between the Club and the relevant UK Broadcaster that two or more Players will be made available together for a Content Session, the identity of the Players to be made available will be determined as follows: K.97.1. the relevant UK Broadcaster will provide the Club (with a copy to the League) with a shortlist of two Players, from which the Club will select one Player to be made available for the Content Session; K.97.2. subject to Rule K.95, once the identity of the first Player to be made available is confirmed by the Club to the relevant UK Broadcaster, the UK Broadcaster will then provide a further shortlist of two Players, which may include a Player included on the shortlist referred to at Rule K.97.1 above (with a copy to the League), from which the Club will select one Player to be made available for the Content Session; and K.97.3. in the event that the relevant UK Broadcaster and the Club agree that one or more further Player(s) will be made available for the Content Session, their identity in each case will be determined by means of the process referred to in Rule K.97.2, above.

Section K: Stadium Criteria and Broadcasters’ Requirements Section K: Stadium Criteria and Broadcasters’ Requirements Guidance Regardless of the number of International Broadcasters present, Clubs are only required to provide (at least) one Player and the Manager for the 45 minutes specified in Rule K.98. However, Clubs should be aware that the requirement that the Player and/or Manager be made available for a 45 minute period during the International Content Session remains even in the event that no International Broadcasters are in attendance. In those circumstances, the League may use the full 45 minute entitlement, if necessary. Session is to take place) from which the Club will select the two or more Players who Guidance In the event that any League Matches during Season 2021/22 are played in accordance with the Match Day Protocol (COVID-19), compliance with Rule K.101 will be assessed on a pro rata basis across Season 2021/22 (ie, if a third of the Club’s League Matches are played in accordance with the protocol, the Club will only be required to provide two of the International Content Sessions of the type referred to in Rule K.101). Guidance The League may grant dispensation to Clubs from the deadlines set out in Rule K.99 where training schedules and/or fixtures in other competitions make adhering to such deadline impracticable. In such circumstances, Clubs should seek such dispensation as far in advance of the relevant deadline as reasonably possible to allow the League to consider the request and its effect on Broadcasters. Guidance The International Content Sessions referred to at Rules K.101 and K.102 may be carried out in parallel, meaning that (subject to the agreement of the League) a Club may make more than one of its Players available for an International Content Session to take place away from the dedicated room referred to in Rule K.91. 167 168 Rules: Section K Additional League Content Sessions K.103. On no fewer than two occasions during each Season, in each case in lieu of its requirement to participate in an International Content Session in accordance with Rule K.98, above, each Club shall instead make available one Player or its Manager for a continuous period of no less than 60 minutes for the recording of additional ‘in-depth’ feature content by the League (the “Feature Session”), subject to the following: K.103.1. the Feature Session shall take place on either a Monday or a Tuesday at a date and time mutually agreed by the Club and the League; K.103.2. in advance of the Season, the League shall provide the relevant Club with a shortlist of four individuals (either Players and/or the Manager) from which the Club will select two who will be made available for the two Feature Sessions; and K.103.3. an individual’s participation in a Feature Session (whether a Player or the Manager) shall count towards the League’s assessment of compliance with Rule K.100. K.100.Over the course of each Season, each Club shall ensure that: K.100.1. its Manager is made available for International Content Sessions on no fewer than three occasions; K.100.2. each of its Players is made available for International Content Sessions as follows: K.100.2.1. if the Player has been included in his Club’s starting line-up in respect of 30 or more League Matches throughout the Season, that Player must have been made available by his Club for no fewer than three International Content Sessions; K.100.2.2. if the Player has been included in his Club’s starting line-up in respect of 20 or more League Matches throughout the Season, that Player must have been made available by his Club for no fewer than two International Content Sessions; K.100.2.3. if the Player has been included in his Club’s starting line-up in respect of 10 or more League Matches throughout the Season, that Player must have been made available by his Club for at least one International Content Session; and K.100.3. subject to Rules K.98 and K.100.1, every International Broadcaster that wishes to attend one of the Club’s International Content Sessions is permitted to do so and is given no less than 10 minutes of access to interview either: (a) one of the Club’s Players; or (b) its Manager. K.102. At least once per calendar month (with the exception of June and July), each Club must conduct an International Content Session at a location other than the dedicated room referred to at Rule K.91, above (an “International Content Session Plus”). The date and location of each such International Content Session Plus shall be subject to the agreement of the Club and the League in each case. K.101. On no fewer than three occasions during each Season (the dates of which are subject to the agreement of the Club and the League), a Club must make two or more of its Players available together for an International Content Session. In such cases, the League will provide the relevant Club with a shortlist of at least three Players (by no later than seven days prior to the date on which the relevant International Content will be made available for the International Content Session. K.99. In respect of each League Match, each International Content Session must take place by the following deadlines: Day of League Match Deadline for International Content Session Saturday, Sunday or Monday Within six days of the League Match, to start no later than 1.30pm on the immediately preceding Friday. Tuesday Within six days of the League Match, to start no later than 1.30pm on the immediately preceding Monday. Wednesday Within six days of the League Match, to start no later than 1.30pm on the immediately preceding Tuesday. Thursday Within six days of the League Match, to start no later than 1.30pm on the immediately preceding Wednesday. Friday Within six days of the League Match, to start no later than 1.30pm on the immediately preceding Thursday.

Section K: Stadium Criteria and Broadcasters’ Requirements Section K: Stadium Criteria and Broadcasters’ Requirements Guidance Whilst not bound to comply with Rule K.104, Clubs that become members of the League in Seasons 2020/21 and 2021/22 are encouraged nevertheless to participate in a similar content session during their membership of the League. Broadcaster designated by the League (the “Champions’ Features”) in accordance the League and the UK Broadcaster designated by the League. Guidance In the event that the League Champions are required to participate in any other competitions during the week following the final League Match of the Season, making compliance with Rule K.105 impractical, the League and the Club will agree revised dates outside the deadline in Rule K.105 but as soon as possible thereafter. Guidance Examples of suitable Pre-Match Positions include the dugout(s), the Manager’s office, the Directors’ Box and/or the tunnel area. The League will ensure that only one Broadcaster at a time is permitted to film at the designated Pre-Match Position. the Home Club must agree with the UK Broadcaster the details of a continuous kick-off, when it can film and present for a continuous period of no less than 15 agreed between the UK Broadcaster and the Club). Guidance Where by reason of adverse weather conditions (or other exceptional circumstances), the filming referred to in Rule K.110 poses a risk to the condition of the pitch, the requirements of Rule K.110 may be waived with the agreement of the League. The League will monitor requests by UK Broadcasters to conduct the filming referred to in Rule K.110 to ensure: (a) that requests to do so are made sufficiently in advance of the League Match to enable the Club to properly plan and to ensure that the timing and location of the filming can be recorded in the documents circulated by the relevant Match Manager in the week leading up to the League Match; and (b) that the filming does not in any way impact upon pre-Match warm-ups by either team or negatively affect the quality of the pitch. 169 170 Rules: Section K K.109A.Where a League Match is to be played in accordance with the Match Day Protocol (COVID-19), the obligations set out at Rules K.108 and K.109 shall not apply. K.110. Subject to Rule K.110A, prior to each League Match to be Transmitted live in the UK, period of 30 minutes, within the period between 120 minutes and 15 minutes prior to minutes from a location on the pitch (the exact pitch position(s) to be mutually Pre-Match Media Conference K.106. Subject to Rule K.107A, in addition to the requirements of Rules K.94 to K.100, each Club shall ensure that its Manager attends a media conference with Broadcasters and, at its discretion, such other accredited representatives of the media as the Club considers appropriate, to be scheduled as follows: Day of League Match Day of Pre-Match Media Conference Saturday, Sunday or Monday Thursday or Friday to start no later than 1.30pm (save for exceptional circumstances, to be managed and monitored by the League, e.g. in the case of late return from a fixture in the UEFA Europa League). Tuesday Monday to start no later than 1.30pm. Wednesday Monday or Tuesday to start no later than 1.30pm. Thursday Wednesday to start no later than 1.30pm. Friday Thursday to start no later than 1.30pm. K.105.Within a week of the final League Match of each Season, the League Champions for that Season must participate in five additional features with the League and the UK with the following conditions: K.105.1. of the five Champions’ Features, no fewer than three must include interviews with one or more Players who have played a significant role in the Club’s performance throughout the Season; and K.105.2.the content of each of the Champions’ Features must be agreed the Club, K.107. Subject to Rule K.107A, each Club must allow UK Broadcasters and the League access to the Pre-Match Media Conference for the Transmission of that conference. Clubs must not delay or otherwise restrict the Transmission of the Pre-Match Media Conference for any longer than 30 minutes after the commencement of that conference. K.107A. Where a League Match is to be played in accordance with the Match Day Protocol (COVID-19), the Pre-Match Media Conference required by Rules K.106 and K.107 shall take place virtually. No representatives of Broadcasters and other accredited representatives of the media will be present in the room in which the Conference is conducted (save for one camera operator), with the live feed being provided to the League and Broadcasters by the Club. Pre-Match Filming K.108. Subject to Rule K.109A and in addition to the requirements of Rule K.113, by no later than two weeks prior to each Club’s first League Match of the Season, the Club and the League shall agree three positions within the Stadium that may be utilised by Broadcasters for pre-match filming prior to each League Match to be Transmitted live in the UK (“Pre-Match Positions”), one of which shall be the Home Club’s dressing room. K.109.Subject to Rule K.109A and by no later than two weeks prior to each League Match to be Transmitted live in the UK, the Home Club must notify the League: K.109.1. which of the Pre-Match Positions will be available to Broadcasters in advance of the League Match; and K.109.2. a continuous period of 60 minutes, within the period between five hours and two hours prior to kick-off (precise details to be agreed between the League and the Club), when filming can take place by Broadcasters at the designated Pre-Match Position. K.104. During the period covering Seasons 2019/20, 2020/21 and 2021/22, each Club that remains in membership of the League for that entire period shall use its best endeavours to deliver an additional extended content session to the League, the precise details of which (including the number and identity of the Players to be made available and the time, date and location of the session) shall be subject to the agreement of the Club and the League in each case.

Section K: Stadium Criteria and Broadcasters’ Requirements Section K: Stadium Criteria and Broadcasters’ Requirements filming as set out at Rule K.110. Guidance Notwithstanding Rule K.110A, Clubs are encouraged to allow UK Broadcasters access to other areas of their Stadium, in accordance with the Match Day Protocol (COVID-19). Guidance Access to the dressing rooms will be for no longer than five minutes and will be monitored by the Match Manager, who will ensure that only the necessary TV Broadcaster and/or League personnel are present. Any footage will not be Transmitted until after the official team sheets have been published. Guidance For the avoidance of doubt, where a League Match is to be played in accordance with the Match Day Protocol (COVID-19), the Half-Time Interview (if conducted by the Manager) shall take in accordance with Rule K.111A. that it makes its Player(s) and/or Manager available for interview strictly in doubt the relevant interviewees must remain so available until the interviews are Guidance With regard to Rule K.112.1, it is appreciated that if the pre-match interview takes place before the announcement of the teams, the Club Official nominating a Player to take part may not be aware of the starting line-up due to timing issues. Clubs may accordingly prefer to ensure that such interviews take place after the announcement of the teams. The League reserves the right to investigate a breach of this provision if the nominated Player is one who could reasonably have been anticipated would not start the League Match, and/or if a Club persistently nominates Players none of whom go on to start the League Matches in question. If the Manager wishes to be interviewed before the announcement of the teams, this will be acceptable provided that the relevant TV Broadcaster (or the League) agrees, and provided that the Manager discloses his/her team selection to the relevant TV Broadcaster (or the League), who will keep this information strictly confidential until after the teams have been publicly announced which, as noted in Rule K.83, will not occur until 60 minutes before kick-off. Either of the interviews referred to at Rule K.112, above, may take place in the Club’s dressing room or any area proposed by the Host Broadcaster, subject to the agreement of the Club. ‘Super-Flash’ interviews 171 172 Rules: Section K K.117. Prior to the conclusion of each League Match, the Host Broadcaster may notify a participating Club of a shortlist of three Players who participated in the League Match and who the Host Broadcaster wishes to interview immediately after the conclusion of the League Match and before returning to the dressing room (the “Super-Flash Interview”). Post-Match Interviews, Mixed Zone and Post-Match Media Conference K.115. After the conclusion of each League Match, each participating Club must ensure accordance with the provisions of Rules K.117 to K.125, below. (For the avoidance of concluded, even if this is after the times stated below). K.116. No Player or Manager who has been sent-off in a League Match or is suspended for a League Match will be required to be made available for interview during or after that League Match. In such circumstances, the media obligations relating to a Club’s Manager shall be fulfilled by the Club’s assistant manager or another senior member of its coaching staff. K.113A.Where a League Match is to be played in accordance with the Match Day Protocol (COVID-19), the obligation at Rule K.113 shall not apply. Half-time Interviews K.114. In respect of each League Match to be Transmitted live by a UK Broadcaster, the UK Broadcaster may request that the Manager (or a senior member of the coaching staff) of either or each participating Club provides an interview at the end of the half-time interval, before the re-start of the League Match. The Manager may elect to provide the interview requested or decline to do so, at his/her absolute discretion. Interviews - General K.111. If interpretation into English is required for any interview taking place pursuant to Rules K.94 to K.100 (Content Sessions) or K.112 (Match Day Pre-Match Interviews), then it must be provided by the Club. K.111A. Where a League Match is to be played in accordance with the Match Day Protocol (COVID-19), all interviews taking place pursuant to Rules K.112 to K.125 shall be carried out either at one of the pitchside positions set out at Rule K.56 or the location set out at Rule K.59A. Match Day Pre-Match Interviews K.112. Each Club shall ensure that the following are made available for an interview with one TV Broadcaster (or the League) within the period between 45 minutes and 120 minutes before the kick-off of the League Match: K.112.1. one of its Players (whose identity shall be confirmed by the Club to the Match Manager and UK Broadcaster filming the League Match (the “Host Broadcaster”) at least 15 minutes before the interview) who is to be in the starting line-up of the League Match (but who must not be the Player who was made available for interview prior to the previous League Match) who will be asked no more than three questions, all of which shall be related to that League Match; and K.112.2. its Manager, such interview to take place after the team sheets have been publicly announced, the exact time to be agreed with the TV Broadcaster and Match Manager (and to be adhered to by the Club and Manager once so agreed). K.110A.Where a League Match is to be played in accordance with the Match Day Protocol (COVID-19), the UK Broadcaster shall not be permitted to carry out the on-pitch Dressing Room Filming K.113. Subject to Rule K.113A, in respect of each League Match to be Transmitted live by a UK Broadcaster, each participating Club shall permit the UK Broadcaster or the League to gain access to and film footage of its dressing room between the time that the Club’s Strip has been laid out for the Players and the time that the Players arrive at the Stadium.

Section K: Stadium Criteria and Broadcasters’ Requirements Section K: Stadium Criteria and Broadcasters’ Requirements Guidance For the avoidance of doubt, where a League Match is to be played in accordance with the Match Day Protocol (COVID-19), the Super-Flash Interview shall take place in accordance with Rule K.111A and before the Players return to the dressing room. International Broadcasters and the League shortlisted Players to be made available for the Super-Flash Interview, together with Host Broadcaster but must have featured prominently in the League Match) who Guidance Where the shortlisted Player selected pursuant to Rule K.118 is unable to participate in the Super-Flash Interview due to a need to receive immediate medical treatment that becomes apparent to the Club after the conclusion of the League Match, the Club will not be in breach of Rules K.117 or K.118 in the event that it replaces that injured Player with another shortlisted Player who has already returned to the dressing room before being made available for the Super-Flash Interview. so, the League may do so). UK Broadcasters K.120. League Match, in accordance with the following requirements: in the League Match and who the UK Broadcaster wishes to interview Broadcaster, together with one further Player (who may or may not be featured prominently in the League Match) and the Club’s Manager; and interview: (a) within 20 minutes of the conclusion of the League Match for live; and (b) within 45 minutes of the conclusion of the League Match for Guidance In assessing compliance with the requirements of Rule K.120.3, the League will take account of whether the relevant UK Broadcaster submitted its shortlist to the Club prior to the conclusion of the League Match, as required. 173 174 Rules: Section K In respect of each UK Broadcaster that has the right to the Transmission of a League Match, that UK Broadcaster is entitled to interview two Players and the Manager from each participating Club (save where that Club has provided a Super-Flash Interview to that UK Broadcaster in accordance with Rule K.117) following each K.120.1. prior to the conclusion of the League Match, the UK Broadcaster may notify a participating Club of a shortlist of three Players who participated following the League Match; K.120.2. when in receipt of that shortlist, the relevant Club must select at least one of the shortlisted Players to be made available for interview with the UK one of the other Players shortlisted by the UK Broadcaster but must have K.120.3. the relevant Players and the Manager must be made available for interviews with a UK Broadcaster that has Transmitted the League Match all other UK Broadcasters. K.119. In the event that the Host Broadcaster does not wish to carry out the Super-Flash Interview to which it is entitled, any other UK Broadcaster present at the League Match may exercise that right (and in the event that no UK Broadcaster wishes to do K.118.When in receipt of that shortlist, the relevant Club must select at least one of the one further Player (who may or may not be one of the other Players shortlisted by the must also be made available for the Super-Flash Interview. K.121. In respect of each League Match, each participating Club must ensure that at least one of its Players who featured prominently in the League Match and/or its Manager is made available for interview by International Broadcasters in attendance at the League Match and the League (subject to Rule K.123 below), in accordance with the requirements set out in Rule K.124, below. K.122. Each participating Club is required to ensure that each International Broadcaster in attendance at the League Match and the League receive an interview by either a Player or its Manager in accordance with the deadlines set out in Rule K.124, below, save that a Club that has lost the League Match shall be required to provide such interviews to 15 International Broadcasters and the League (or more International Broadcasters, should they wish to do so). The interviews required by this Rule may take place virtually, if so requested by the relevant Broadcaster(s). K.123. The identity/ies of the individual(s) to be made available for interview in accordance with Rule K.121, above, may be determined by the Club concerned, however, where it receives one or more requests from International Broadcasters that its Manager be made available for an interview, it must ensure that it makes its Manager available in accordance with the following requirements: K.124. Each participating Club must make its Players and/or its Manager available for interviews with International Broadcasters and the League by the following deadlines: K.124.1. within 20 minutes of the conclusion of the League Match for the League save that: (a) where a Player has provided a Super-Flash Interview to the League, he is not required to provide a further post-match interview to the League, and (b) for each League Match that is broadcast live by a UK Broadcaster, this deadline is extended to 30 minutes for Players/the Manager from a Club that has lost the relevant League Match; K.124.2. within 30 minutes of the conclusion of the League Match for each International Broadcaster Transmitting the League Match live (save that this deadline is extended to 45 minutes for Players/the Manager from a Club that lost the relevant League Match); and K.124.3. within 45 minutes for each other International Broadcaster that has Transmitted the League Match. No. of requests by International Broadcasters Minimum no. of interviews for which Manager must be made available 1 1 2 1 3 2 4 2 5 3 6 3 7 or more 3

Section K: Stadium Criteria and Broadcasters’ Requirements Section K: Stadium Criteria and Broadcasters’ Requirements Radio Broadcasters Guidance Clubs may withdraw a Player from walking through the Mixed Zone in exceptional circumstances, e.g. where the Player has suffered injury and needs medical treatment or is subject to doping control. each League Match (the “Post-Match Media Conference”). Guidance For the avoidance of doubt, where a League Match is to be played in accordance with the Match Day Protocol (COVID-19), the interviews for Radio Broadcasters as required by Rule K.125 shall take place in accordance with Rule K.111A. For the avoidance of doubt, all Players selected for doping control following a League Match are still expected to comply with their obligations regarding Broadcaster access (save where the doping control officer refuses to allow the Player to depart from the doping control station as a result of, for example, a lack of available chaperones). However, where selection for doping control affects a Player’s ability to make himself available for interview within the deadlines stipulated by these Rules, that will be taken into account by the Board when determining whether a breach has occurred. With regard to Rule K.121, the League in this context means Premier League Productions, the League’s appointed production partner which undertakes the broadcast of all League Matches on behalf of the League. The League then distributes content to International Broadcasters. The League considers it extremely important that, wherever possible, International Broadcasters receive interviews from Players with relevant language skills. Rule K.121 requires Clubs to ensure that either a Player or the Manager is available after the League Match for interviews with the League and all International Broadcasters present. The League will monitor Broadcaster access to ensure a balance between appropriate language content for International Broadcasters and that unreasonable demands are not being placed on Clubs. Furthermore, Clubs should ensure that they make a sufficient number of Players available for interview by International Broadcasters and the League to ensure compliance with the deadlines set out at Rule K.124. For example, if a Club makes only one Player available for interview by International Broadcasters and the League, it is unlikely that all such Broadcasters will receive interviews within the relevant deadlines. In such circumstances, where the deadlines are missed as a result of too few Players being made available by a Club, that Club will be in breach of these Rules. “Radio Broadcasters” means for the purposes of this Rule UK and/or Irish radio broadcasters only. Interviews with TV Broadcasters which take place pursuant to Rules K.117 to K.121 may take place in any location agreed between the relevant Broadcaster and the relevant Club. Guidance Where a League Match is to be played in accordance with the Match Day Protocol (COVID-19), the access referred to at Rule K.130 means access to the virtual Post-Match Press Conference. Guidance The Club’s own media channel may also conduct filming during the period referred to in Rule K.132. Where it chooses to do so, the Club and Host Broadcaster shall engage in good faith discussions in advance to ensure that both are able to carry out their media requirements in co-operation with each other. the Match Day Protocol (COVID-19), the obligations at Rule K.132 shall not apply. regarding additional post-Match access at the League Matches referred 175 176 Rules: Section K K.132A.Where the League Matches referred to at Rule K.132 are played in accordance with Instead: K.132A.1. the Club and Host Broadcaster shall engage in good faith discussions to in Rule K.132; and K.132A.2. the Club’s own media channel shall not be permitted to conduct the filming referred to in Rule K.132 but may film any additional agreed content in co-operation with the Host Broadcaster. K.126.Before 31 July each year, each Club must confirm to the League whether, in respect of each League Match throughout the Season: K.126.1.each of the Players listed on its team sheet will walk through the Mixed Zone when exiting the Stadium following the League Match; or K.126.2. a minimum of six of the Players listed on the team sheet will walk through the Mixed Zone when exiting the Stadium following the League Match and the Club will ensure that each Broadcaster in attendance in the Mixed Zone is able to interview at least one such Player. K.127. Having made the election referred to at Rule K.126, above, each Club must ensure that it complies with its chosen approach at each League Match. K.131.Each Club shall ensure that its Manager attends the Post-Match Media Conference. League Champions K.132. Subject to Rule K.132A, each Season, following the conclusion of each of the League Matches at which: (a) a Club’s result in that League Match guarantees that it will become League Champions; and (b) the trophy is awarded to that Club for becoming League Champions, the Club concerned shall grant access to the Host Broadcaster to its dressing room from the period between the conclusion of the League Match and 60 minutes after the conclusion of the League Match. K.128.Subject to Rule K.128A, each Home Club shall facilitate a media conference following K.128A. Where a League Match is to be played in accordance with the Match Day Protocol (COVID-19), the Post-Match Media Conference shall take place virtually. No representatives of Broadcasters and other accredited representatives of the media will be present in the room in which the Conference is conducted (save for one camera operator and one sound operator), with the live feed being provided to the League and Broadcasters by the Club. K.129.The Post-Match Media Conference shall take place in the media conference room referred to in Rule K.86. K.130. Each Home Club shall ensure that Broadcasters that wish to do so have access to the Post-Match Media Conference and may at its discretion give such access to accredited representatives of other media. K.125. Each Club participating in a League Match must ensure that each Radio Broadcaster that has the right to the Radio Transmission of that League Match is permitted to interview: (a) at least one Player who featured prominently in the League Match; and (b) the Manager, following the League Match.

Section K: Stadium Criteria and Broadcasters’ Requirements Section K: Stadium Criteria and Broadcasters’ Requirements Broadcasters and the League. Guidance The League will manage the requests for access made by Broadcasters under Rule K.138 to ensure that the demands made of Clubs or of individual Players and Managers are not too onerous. start of each Season (“Pre-Season Content Session”). The time, date and location of attendance shall be determined in accordance with Rules K.140 and K.141, below. Guidance Club media and broadcast channels are permitted to attend the session referred to in Rule K.133, above, provided that any additional filming or photography by such channels in no way interrupts or inhibits that session. group photograph of all of the Players included on its Squad List and any Under 21 League Matches in the forthcoming Season. Guidance The purpose of this requirement is primarily to provide footage of players to be used in dynamic line-ups by TV Broadcasters. In addition, photographs of players will be used by the League’s trading cards partner. The League will hold the copyright in these photographs and licence it to Clubs. In the event that the League or its appointee is unable to carry out the filming or photography of a Contract Player pursuant to Rule K.133 then the Club should provide to the League a front-on head and body photograph of the Contract Player wearing the Club’s home Strip. As squads change over the Season, the League will ask Clubs to give access to new Players pursuant to Rule K.133.2. While the League will work with Clubs to schedule these further sessions, they will need to be undertaken before any new Player plays in a League Match. Guidance Participation by a Player or Manager in a Pre-Season Content Session will be taken into account by the League in its assessment of Club compliance with Rules K.95 and K.100, as appropriate. League the results of a questionnaire (the form and content of which shall be indicating his/her hobbies and interests in each case, together with details of each 177 178 Rules: Section K K.137. By no later than its first League Match of the Season, each Club shall submit to the determined by the League) completed by each of its Contract Players and its Manager, language in which he/she is able to carry out any media duties required by these Rules. Floodlights K.142. On the day of each League Match, each Club shall ensure that its floodlights are operational and comply with the requirements of these Rules for such period as the Board may from time to time specify. K.143.A Club’s Stadium must have floodlights giving a maintained vertical illuminance of: K.143.1.an average of at least 1650 lux and a minimum of at least 1000 lux when measured towards the principal camera on the Television Gantry; and K.143.2. an average of at least 1000 lux and a minimum of at least 650 lux at any one location on the pitch when measured towards the four vertical planes at 0°, 90°, 180° and 270° as shown in the pitch lighting grid set out below; and K.143.3. an average of at least 1650 lux and a minimum of at least 1000 lux on the horizontal reference plane. K.135. Each Club shall make available at its Stadium or training ground suitable facilities, the details of which shall be agreed between the Club and the League in advance, with the benefit of mains electric power, for the purposes of the filming and photography referred to in Rule K.133. K.136.Each Club shall provide to the League by no later than 30 September each year a Players who in the Club’s reasonable opinion will play in a significant number of Pre-Season Content Session K.139.Each Club shall make no fewer than four Players and its Manager available for a Content Session, lasting for a continuous period of no less than 60 minutes, prior to the such Pre-Season Content Session, together with the identities of the Players in K.140. Each Club must ensure the participation of its captain at its Pre-Season Content Session and must ensure that the remaining Players participating in the Pre-Season Content Session include only Players who were listed in the Club’s starting line-up in no fewer than 20 League Matches during the preceding Season (save that the League may grant dispensation from this requirement at its discretion, for example, where the Club registers one or more new Players). K.141.By no later than the 10 July preceding each Season, each Club must: K.141.1. notify the League of the identities of the Players (in addition to its Manager) who will be made available for the Pre-Season Content Session; and K.141.2. agree with the League the time, date and location of the Pre-Season Content Session (which may run immediately prior to or following or concurrently with the period referred to in Rule K.133, above, provided that it in no way inhibits the ability of the League and/or any Broadcaster to carry out the photography or filming required under that Rule. K.138.Each Club shall ensure that, when reasonably requested to do so by the League, Players and Managers will take part in recordings for the promotional purposes of Promotional Photographs and Footage K.133.Each Club shall: K.133.1. select (and notify the League of) one half day period, no later than 48 hours before the start of each Season, during which its Contract Players and Manager may be photographed and/or filmed by the League or its appointee; and K.133.2. ensure that each of its Contract Players and its Manager is available for a continuous period of no less than 60 minutes during such half day period for the photography and filming referred to at Rule K.133.1. K.134.For the purposes of the photography and filming referred to in Rule K.133: K.134.1.each Contract Player shall wear each of the Strips registered by the Club pursuant to Rule M.17; and K.134.2.the Manager shall wear match day attire (such as the Club’s official training kit or blazer or suit).

Section K: Stadium Criteria and Broadcasters’ Requirements Section K: Stadium Criteria and Broadcasters’ Requirements Guidance – Pitch Lighting Grid Guidance The average lux value referred to in Rule K.143.1 is calculated by adding together the readings in each direction taken from each of the 96 measurement points referred to in Rule K.145 and dividing them by 96. The average lux value referred to in Rule K.143.2 is calculated by adding together the readings taken in the same direction at each of the 96 measurement points referred to in Rule K.145 and dividing the total by 96. The average lux value referred to in Rule K.143.3 is calculated by adding together the readings taken in the same direction at each of the 96 measurement points referred to in Rule K.145 and dividing the total by 96. Clubs should also take measurements on the horizontal plane at all 96 measurements as referred to in Rule K.145 for reference. These measurements should be reported in the certificate required by Rule K.154. All measurements should be taken at 1m above the pitch surface. To illustrate what is meant by this, Clubs are requested to measure and report lux values using a grid as shown below demonstrating each point on the pitch at which a measurement must be taken and recorded: Guidance The requirements of Rule K.144 are often expressed by technical experts as “U1 values” and “U2 values” in the following manner: “Uniformity (U1 [min/max]) > 0.50 Uniformity (U2 [min/ave]) > 0.60” The certificate to be provided to the League pursuant to Rule K.154 must contain the outcome of the measurement of the lux values at each point and in each direction on the pitch in this format. As five measurements must be taken at each of the 96 points, a total of 480 measurements must be taken (or 576 if including an assessment of illuminance towards the main camera). comfortable, glare-free environment for spectators. 179 180 Rules: Section K K.147. The 12 rows of seating nearest to the pitch (save for such rows in the stand where the Television Gantry is situated) shall be illuminated such that they have a minimum vertical illuminance perpendicular to the pitch of at least 200 lux and provide a K.148. The illuminance referred to in Rule K.147 shall be measured by measurements taken at illuminance test reference points located at 10m intervals on the tenth row of seating around the pitch. The illuminance test reference points are required in all seating areas around the perimeter of the pitch save for areas adjacent to the Television Gantry. K.149.Floodlighting shall be installed and arranged so as not to cause undue glare to Players. K.145. Calculation, measurement and reporting of the lux values shall be undertaken on the pitch using 96 measurement points in a grid format and at an equal distance from each other on each axis. K.146.At each of the 96 measurement points referred to in Rule K.145, five measurements shall be taken at one metre above the pitch and in the following five directions: K.146.1. one measurement shall on the horizontal plane at each reference point as shown in the pitch lighting grid set out below; K.146.2. when necessary, one measurement shall be taken towards the main camera on the Television Gantry (represented at position no. 1 on Plan A of Appendix 3); and K.146.3. four measurements shall be taken in four directions. The measurements shall be taken at 0°, 90°, 180° and 270° planes as shown in the pitch lighting grid set out below. K.144. The floodlighting must provide uniformity of maintained vertical illuminance at all locations on the pitch such that the minimum illuminance is no less than half of the maximum illuminance and no less than 60% of the average illuminance.

Section K: Stadium Criteria and Broadcasters’ Requirements Section K: Stadium Criteria and Broadcasters’ Requirements Guidance This is especially important in the goalmouth area where it is recommended by the International Commission on Illumination that no floodlights are installed in the horizontal zone of 5º of either side of the goal line. being the average of three measurements taken in the middle of each 181 182 Rules: Section K K.150.Each Club’s floodlighting shall have: K.150.1. colour rendering index Re of greater than 80; K.150.2. an average colour temperature of between 5200kelvin and 6000kelvin, goal-line and on the centre spot; and K.150.3. flicker (as measured by flicker factor) of no more than 6% at any one or more of the 96 measurement points referred to in Rule K.145 when measured towards the principal camera on the Television Gantry. K.151. Each Club must have installed at or adjacent to its Stadium an alternative power source for the floodlights such that the floodlighting shall continue with a minimum average illuminance of greater than 800 lux on the horizontal plane in the event of the failure of the primary power source. K.152. Details of the alternative power source referred to in Rule K.151, the estimated time before floodlights are available again in the event of failure of the primary power source, and the lux value of the floodlights when powered by the alternative power source must be set out in the annual floodlighting report referred to in Rule K.154 and the procedure referred to in Rule K.156. K.153.Each Club shall ensure that the floodlighting installation and supporting services at its Stadium are properly designed and maintained. K.154. In advance of each Season, the League will notify each Club whether it is required to undergo an independent assessment of its compliance with the illuminance requirements of Rules K.143 and K.146 by a Person appointed by the League or, alternatively, whether it is required to provide a certificate signed by a Chartered Electrical Engineer, a member of the Institute of Lighting Professionals or a member of the Society of Light and Lighting (in this Rule “the Signatory”) certifying: K.154.1. the floodlights have been inspected by the Signatory and in his/her opinion comply with Rules K.143 to K.153; K.154.2. the illuminance meter used to measure compliance with Rule K.143 was: K.154.2.1. cosine corrected; K.154.2.2. suitable for use for measuring the illuminance of floodlighting; K.154.2.3.fitted with a wide-angle receptive light sensor; and K.154.2.4. calibrated at least once in the previous 12 months (and a copy of the most recent certificate of calibration shall be attached to the certificate required to be provided in accordance with this Rule); and K.154.3. the floodlighting installation and its supporting services have been designed to an appropriate standard in compliance with these Rules and have been properly maintained. K.155. If works are undertaken at a Club’s floodlighting installation and support services after the submission of the certificate referred to in Rule K.154 then the Club must provide a further such certificate to the League within four weeks of those works being concluded. K.156. Each Club must devise, implement and make available to the League on request, an operation procedure to ensure the minimum possible level of disruption in the event of a power failure at the Stadium (as referred to in Rule K.151) or a failure in any Stadium electrical system, which complies with such guidance as issued by the League from time to time.

Clubs: Operations Section L: Fixtures Section L: Fixtures practicable prior to the commencement of each Season; and time of a League Match, and before exercising such power the Board will participating in the League Match in question and any other Club or Clubs upon which international matches will be played. Guidance For the avoidance of doubt, it shall not be a breach of Rule L.9 (or any other Rule) for a Club, Official or Director to discuss with other Clubs or the Board amendments to existing competition formats and structures or potential new competition formats and structures, without engaging in any of the conduct referred to in Rule L.9. W (Disciplinary) of the Rules that a Club or any of its Officials or Directors has acted scored or to be scored in the League Table; sustained as a result of such breach; and Visiting Club is competing in a competition permitted by Rules A.1.11(a) to 183 184 Rules: Section L L.10. Where a Commission upholds a complaint brought by the Board pursuant to Section in breach of Rule L.9, it shall: L.10.1. where it is a first offence, impose on the Club a deduction of 30 points L.10.2. order that the Club in breach indemnifies the League for any and all loss L.10.3. impose such other order or sanction as it thinks fit. L.11. Each Club shall enter the F.A. Cup. L.12. Qualification for UEFA Club Competitions shall be on sporting merit through domestic competitions controlled or sanctioned by The Football Association. Clubs qualifying for a UEFA Club Competition must apply for a UEFA Club Licence in accordance with the Licensing Manual. Postponement of League Matches L.13. Subject to Rules C.25 and C.29, a League Match shall not be postponed or abandoned except: L.13.1. when on the date fixed for it to be played either the Home Club or the A.1.11(f); L.13.2. with the approval of or on the instructions of the officiating referee; Arranging Fixtures L.1. The Board shall: L.1.1. determine the dates and kick-off times of all League Matches as soon as L.1.2. have the power at any time thereafter to change the date and kick-off consult with and take into account any representations made by the Clubs which may be affected thereby. L.2.Each Club shall use its best endeavours to ensure that each League Match takes place on the date and at the time fixed for it. L.3. No fixtures shall be arranged on or on any of the six days preceding the four dates agreed between the League and The Football Association prior to each Season L.4. League Matches will be played on New Year’s Day unless it falls on a Thursday or Friday and F.A. Cup matches are scheduled to be played on the immediately following Saturday. L.5.All intellectual property and other rights in the League’s fixture list shall belong to the League. L.6. A Club engaged in any match played in a UEFA Club Competition on a Thursday evening and a League Match on the following Saturday may rearrange the League Match to the following Sunday, provided that: L.6.1. it gives notice to that effect to the Board and to the relevant opposing Club within 72 hours of the date of the UEFA Club Competition match being fixed (or, if the period of 72 hours expires on a day which is not a Working Day, by close of business on the first Working Day thereafter); L.6.2.there is no police objection; L.6.3. the rearrangement of the League Match does not result in the opposing Club having to play another League Match, F.A. Cup match or UEFA Club Competition match within two days of the rearranged League Match being played; and L.6.4. the kick-off time of the re-arranged League Match is the same as that of one of the League Matches (if any) which have been selected for live Transmission in the United Kingdom on that Sunday, or such other kick-off time as the Board may approve. L.7. A Club may apply to the Board for permission to rearrange any fixture so that it is played on a different date or at a different kick-off time. Arranging Other Matches L.8. A Club shall not arrange to play a friendly match during the Season: L.8.1.until the dates of League Matches for that Season have been fixed and published in accordance with Rule L.1; or L.8.2. so that it adversely affects a League Match. Other Competitions L.9. It shall be a breach of these Rules by a Club (acting through any of its Officials or Directors) or any of its Officials or its Directors themselves to (indirectly or directly) do any of the following without the prior written approval of the Board (not to be unreasonably withheld ot delayed): L.9.1. enter into any agreement of any kind (whether by correspondence, heads of terms or memorandum of understanding) whether legally binding or otherwise, which includes an intention that the Club will participate in an Unapproved Competition; L.9.2. contractually bind the Club to participate in any Unapproved Competition or instruct someone to do so on its/their behalf; L.9.3. acquire any share or equity stake of any kind in any Unapproved Competition that it/they intend the Club to participate in or instruct someone to do so on its/their behalf; L.9.4. publicly announce (or approve a third party to publicly announce) the intention of the Club to participate in any Unapproved Competition; or L.9.5. enter or play in any Unapproved Competition.

Section L: Fixtures Section L: Fixtures effect; or assessment documentation; and chairman of the Club’s safety advisory group and ensure that the match in accordance with Rules L.13.1, L.13.2, L.13.3, or L.13.4 the Home Club shall forthwith Guidance Clubs are reminded of their obligation pursuant to Rule L.2 to use their best endeavours to ensure that all League Matches take place on the date and at the kick-off time fixed for them. Pursuant to this, Clubs are expected to do all they can to address any concerns raised by a statutory authority. Home Club shall ensure that he/she is allocated a prime seat and allowed access to 185 186 Rules: Section L Failure to Play a League Match L.16. Subject to Rules C.25 and C.29, except in the case of a League Match which, without either of the participating Clubs being at fault, is postponed or abandoned under the provisions of Rule L.13, any Club which causes the postponement or abandonment of a League Match on the date fixed under Rule L.1 or to which it is rearranged under Rules L.1.2, L.6 or L.7 will be in breach of these Rules. Replaying a League Match L.17. The Board shall have power to order that a League Match be replayed provided that a recommendation to that effect has been made by a Commission in exercise of its powers under Rule W.49. Match Delegate L.18. The League will appoint a match delegate to attend each League Match and the all areas of the Stadium. L.19. The match delegate will act as an official representative of the League at the League Match to which he/she is appointed and he/she will report thereon to the League. Full Strength Teams L.20. In every League Match each participating Club shall field a full strength team. L.13.3. by order of the police; L.13.4. by order of any other authority exercising its statutory powers to that L.13.5. on the instructions of or with the prior written consent of the Board. L.14. Where it is proposed to postpone a League Match pursuant to Rule L.13.4 on the grounds of safety, the appropriate Official of the Home Club shall: L.14.1. complete and make available on request to the League all relevant risk L.14.2. time permitting, consult with the officiating referee, the police and the delegate appointed to attend the League Match pursuant to Rule L.18 is fully briefed as to the reasons for the postponement L.15. Subject to Rules C.25 and C.29, upon a League Match being postponed or abandoned inform the Board, and the Board will thereupon exercise its power under Rule L.1.2 and fix a date and kick-off time of the re-arranged League Match. Minimum Age L.21. A Player who for the purpose of Youth Development Rule 2 is placed in an age group below Under 16 shall not be named in a Club’s team sheet for or participate in a League Match. Team Sheet and Pre-Match Briefing L.22. At least 75 minutes before the time fixed for the kick-off of a League Match, a representative of each participating Club shall submit a team sheet by such method as approved by the Board containing the following particulars: L.22.1. the shirt numbers and names of its Players (including substitute Players) who are to take part in that League Match; L.22.2. the colour of the Strip to be worn by its Players, including the goalkeeper; and L.22.3. the names and job titles of up to seven Officials who will occupy the trainer’s bench during that League Match. L.23. At least 60 minutes before the time fixed for the kick-off of a League Match, a member of the coaching staff listed in Rule L.22.3 of each participating Club shall attend a briefing with the referee. L.24. Any Club acting in breach of either Rule L.22 or Rule L.23 will pay a fixed penalty of £2,500 in respect of a first such breach, £5,000 in respect of a second such breach during a Season and £10,000 in respect of a third such breach during a Season. Any subsequent breach shall be dealt with under the provisions of Section W of these Rules (Disciplinary). L.25. If any Player (or substitute Player) named on a team sheet is injured or otherwise incapacitated after the submission of the team sheet but before kick-off, upon his Team Doctor or, if he/she is unavailable, another doctor certifying that the injury or incapacitation is such that the Player in question cannot reasonably be expected to play, the Club may add the name of another Player to the team sheet as a Player or substitute Player. L.26. Any amendment to the team sheet pursuant to Rule L.25 shall be communicated forthwith to the referee, the opposing Club and the Match Manager. L.27. No Player whose name does not appear on his Club’s team sheet shall take the field of play in that League Match. Substitute Players L.28. Subject to Rule L.28A, in any League Match a Club may include in its team sheet up to nine substitute Players of whom not more than three may take part in the League Match subject to the conditions set out in Law 3 of the Laws of the Game.

Section L: Fixtures Section L: Fixtures Rule L.28, each Club shall also be permitted to utilise up to two ‘concussion International Football Association Board’s ‘Additional permanent concussion the League. Each Club must also provide the League with such information as is League Match from the time fixed or the re-start after the half-time interval shall be use only the official ball approved from time to time by the League. 187 188 Rules: Section L L.28A.In each League Match in Season 2021/22 to be played on or after such date as is notified by the Board to all Clubs, in addition to the three substitutions permitted by substitutes’ and/or two ‘additional substitutes’ (as appropriate) from those substitutes listed on the team sheet, strictly in accordance with the provisions of the substitutes – Protocol B’ (“IFAB Protocol”) and any associated guidance issued by necessary to ensure compliance with the IFAB Protocol. L.29.Not more than three substitute Players of each Club shall warm up at the same time on the perimeter of a pitch upon which a League Match is being played. Kick-Off L.30. Each Club participating in a League Match shall adhere to the kick-off time and the Home Club shall report any delay to the Board together with any explanation therefor. L.31. Any Club which without good reason causes to be delayed either the kick-off of a dealt with under the provisions of Section W of these Rules (Disciplinary). Countdown to Kick-Off L.32. Each Club participating in a League Match must comply with the terms of the relevant Countdown to Kick-Off. Use of Official Ball L.33. In all League Matches the Home Club shall provide and the participating Clubs shall Occupation of the Technical Area L.34. The technical area shall be occupied during a League Match only by substitute Players and Officials whose names appear on the team sheet. Only Officials whose names appear on the team sheet and who are situated in the technical area may communicate instructions to Players during a League Match. L.35. Any Player who is dismissed from the field of play shall proceed immediately to the dressing room and shall not occupy the technical area. Duration of League Matches L.36. Subject to the provisions of Law 7 of the Laws of the Game and Rule L.37, the duration of a League Match shall be 90 minutes. L.37. The Board may order a League Match which for whatever reason lasts for less than 90 minutes to count as a completed fixture or to be replayed either partially or in its entirety. L.38. The half-time interval in League Matches shall be 15 minutes. Gate Statements L.39. Within 10 Working Days of a League Match the Home Club shall submit Form 9 to the Board duly completed. Penalties L.40. Any Club acting in breach of Rule L.32 will pay a fixed penalty of £2,500 in respect of a first such breach, £5,000 in respect of a second such breach during a Season and £10,000 in respect of a third such breach during a Season. Any subsequent breach shall be dealt with under the provisions of Section W of these Rules (Disciplinary). Compensation for Postponed Matches L.41. Compensation shall be payable to a Home Club if a League Match in which it should participate is postponed, provided that: L.41.1. the postponement is caused by the Visiting Club on the date fixed for the League Match or on a date reasonably proximate thereto being engaged in an F.A. Cup match or a Football League Cup match; and L.41.2. on the date fixed for the League Match the Home Club is no longer engaged in the relevant competition. L.42. In the case of a postponement caused by an F.A. Cup match compensation shall be paid out of the F.A. Cup pool and in the case of a Football League Cup match out of the Football League Cup pool or in either case as the Board shall determine. L.43. In either case the amount of compensation shall be the sum (if any) by which the Home Club’s net revenue from the postponed League Match falls short of the Home Club’s average net revenue for League Matches played in that Season. Provision of Hospitality for Officials L.44. Each Home Club shall provide hospitality arrangements for the Directors and other Officials of the Visiting Club.

Clubs: Operations Section M: Players’ Identification and Strip Section M: Players’ Identification and Strip the left sleeve of its shirt, a logo of the League shall appear on that sleeve as well. Guidance For Season 2021/22, the obligation on each Club to display the logo of the League on the right sleeve of each Player’s shirt will include an obligation to bear the ‘No Room for Racism’ logo beneath the League logo. League Match during the Season) by submitting to the Board Form 11 together with these Rules and a brief written description of each. The Board having entered the League and on the League’s website. these Rules: details of the changes required to achieve compliance; and the Club concerned intends to wear the changed Strip. to be worn) and the opposing Club (such notice to be accompanied by a 189 190 Rules: Section M M.16.Neither the home Strip shirt nor the shirt of either of the alternative Strips shall be of a colour or design alike or similar to the outfits of Match Officials. M.17.Not later than eight weeks before the commencement of each Season, each Club shall register its Strips (each of which must be available for the Club to wear in each samples of its home Strip, alternative Strip(s) and goalkeeper’s Strip complying with descriptions in a register will cause the same to be printed in the handbook of the M.18.Each Strip submitted for registration in accordance with Rule M.17 shall have on it: M.18.1.the shirt number and name of any Player in the Club’s first team squad, displayed as required by Rule M.7; and M.18.2.any advertisement for which the approval of the Board is either sought or has already been given under the provisions of Rule M.30.1. M.19.If pursuant to Rule M.17 a Club seeks to register a Strip which does not comply with M.19.1.the Board shall give to that Club notice in writing to that effect giving full M.19.2. the Strip in question shall not be worn by that Club’s Players in a League Match until a further sample has been submitted to and approved in writing by the Board. M.20. Subject to Rule M.21, Strips of the description thus registered shall be worn throughout the Season immediately following and no changes to it shall be made except with the prior written permission of the Board. Any request for such permission must be made to the Board no less than 14 days before the League Match in which M.21. On the occasion of a Club’s last home or away League Match in any Season a further Strip (i.e. not one registered by the Club in accordance with Rule M.17) may be worn provided that: M.21.1.at least seven days’ prior written notice of intention to do so is given to the Board (such notice to be accompanied by a sample of the Strip intended CAD drawing of the Strip intended to be worn); and M.21.2.the alternative Strip shall be subsequently registered as the Club’s home or alternative Strip for the following Season. M.15.The logo of the League shall appear on the right sleeve of both home Strip and alternative Strip shirts. Where the relevant Strip does not bear a sponsor’s logo on Player Identification M.1.Before the commencement of each Season each Club shall allocate a different shirt number to each member of its first team squad. M.2.A Club shall likewise allocate a shirt number to any Player joining its first team squad during the Season. M.3.Save with the prior written consent of the Board shirt numbers shall commence with the number one and shall be allocated consecutively. M.4.While he remains with the Club a Player will retain his shirt number throughout the Season for which it was allocated. M.5.Upon a Player leaving a Club the shirt number allocated to him may be re-allocated. M.6. Each Club shall forthwith provide to the Board on Form 10 full details in writing of shirt numbers allocated so that throughout each Season the Board is aware of the names of members of the first team squad of each Club and the shirt numbers allocated to them. M.7. When playing in League Matches each Player shall wear a shirt on the back of which shall be prominently displayed his shirt number so as to be clearly visible in accordance with guidelines laid down by the Board from time to time, and above that his surname or such other name as may be approved in writing by the Board. M.8.The Player’s shirt number shall also appear on the front of the left leg of his shorts. M.9. The size, style, colour and design of shirt numbers, lettering and the logo of the League appearing on a Player’s shirt or shorts and the material from which such numbers, lettering and logo are made shall be determined by the Board from time to time. M.10. The colour and design of the shirt and socks worn by the goalkeeper when playing in League Matches shall be such as to distinguish him from the other Players and from Match Officials. M.11.The captain of each team appearing in a League Match shall wear an armband provided by the League indicating his status as such. M.12. Any Club acting in breach of any of Rules M.1 to M.11 inclusive will be liable to pay to the League a fixed penalty of £2,500 for a first breach, £5,000 for a second breach during a Season and £10,000 for a third breach during a Season. Any subsequent breach may be dealt under the provisions of Section W of these Rules (Disciplinary). Home and Alternative Strips M.13. Each Club shall have a home Strip and up to a maximum of two alternative Strips which shall be registered with the Board and worn by its Players in League Matches in accordance with the provisions of these Rules. M.14.Each Strip registered with the Board by a Club must differ visibly from and contrast with each other Strip registered by the Club in that Season.

Section M: Players’ Identification and Strip Section M: Players’ Identification and Strip home Strip; the two Clubs. In the event of the Match Officials not having distinguishing colours Guidance In respect of each League Match, the League will notify Clubs of the confirmed Strips to be worn by the Home Club and the Visiting Club (together with the uniform to be worn by the Match Officials) in the form of the Match Day Information Sheet. For the avoidance of doubt, pursuant to the League’s power to resolve disputes arising between Clubs regarding Strips, the League may (if necessary) require one or both Clubs to wear different shirts and/or shorts and/or socks from more than one of their respective registered Strips to ensure sufficient contrast, as required by Rule M.22. Further, Clubs should be aware that, pursuant to Rule N.6.10, the Match referee is empowered, where there is a clash between the Strip(s) or one or more Clubs participating in a League Match and the ball assistants and/or stewards on duty at the League Match, to require that the ball assistants and/or stewards change their uniform(s) to remove the clash. Clubs are required to bear this in mind when selecting Strips. 191 192 Rules: Section M M.26.In the event of a dispute arising on the day of a League Match in relation to the Strip to be worn then the referee’s decision shall be final. M.27. Subject to Rule M.21, no Club shall participate in a League Match wearing a Strip other than its registered home Strip or alternative Strip or a combination of the same (in either case as instructed under Rule M.25 or Rule M.26) except with the prior written consent of the Board. M.22. Subject to Rules M.21 and M.23, when playing in League Matches the Players of each participating Club shall wear a Strip which is of a sufficient contrast that Match Officials, spectators and television viewers (including those with colour vision deficiency) will be able to distinguish clearly between the two teams. In selecting the choice of Strip the following order of precedence shall apply unless authorised by the Board: M.22.1.1st priority: the outfield players of the Home Club who shall wear their M.22.2.2nd priority: the outfield players of the Visiting Club; M.22.3.3rd priority: the Home Club goalkeeper; and M.22.4.4th priority: the Visiting Club goalkeeper. M.23.The Match Officials shall wear colours that distinguish them from the Strip worn by then the Visiting Club goalkeeper must change and if this is not possible the Home Club goalkeeper must do so. M.24. At least 10 days prior to each League Match the Visiting Club shall notify the Home Club and the League (by such means as advised by the Board from time to time) of the Strip it intends its Players (including for the avoidance of doubt its goalkeeper) to wear. M.25. The League, in consultation with PGMOL acting on behalf of the referee, will determine any disputes arising between Clubs and no later than three working days prior to each League Match notify both Clubs and the Match Officials of the colours to be worn. M.28. Each Club shall ensure that it has available at each League Match a replacement Strip for each Player named on the team sheet which can be used in the event of a Player requiring to change any part of his Strip. Each Player’s replacement Strip shall comply with Rules M.7 and M.8. M.29. When participating in a League Match no Player shall reveal undergarments that show political, religious or personal slogans, statements or images, or advertising other than a manufacturer’s logo. The Board may proceed under Section W against either the Player or his Club or both for any breach of this Rule. Strip Advertising M.30.Provided that: M.30.1.the content, design and area of the advertisement is approved by the Board; and M.30.2.it complies with The Football Association Rules for the time being in force, advertising on Strips shall be permitted.

Clubs: Operations Section N: Match Officials Section N: Match Officials Match Officials eligible to be appointed to officiate at League Matches during that Officials so appointed who shall each forthwith acknowledge their appointment to Football Association Board); to officiate, the referee shall: not less than two hours before the advertised time of kick-off; Match be postponed or that the kick-off be delayed; and be re-marked; L.22; incapacitated as provided in Rule L.25; 193 194 Rules: Section N Appointment of Match Officials N.1.Prior to the commencement of each Season, PGMOL will compile and publish a list of Season. N.2.PGMOL shall be empowered to remove the name of any Match Official from its list at any time. N.3.PGMOL will appoint the Match Officials to officiate at each League Match. PGMOL will give notice of such appointment to the participating Clubs and to the Match PGMOL. Rules Binding on Match Officials N.4. Acknowledgement by a Match Official of an appointment made under Rule N.3 shall constitute an agreement with the League by such Match Official to be bound by and to comply with: N.4.1.the Laws of the Game (and any protocols issued by the International N.4.2.The Football Association Rules; and N.4.3.these Rules. Payments to Match Officials N.5.No Club or Official shall either directly or indirectly make or offer to make any payment to or confer or offer to confer any benefit upon any Match Official. Pre-Match Procedures N.6.Prior to the commencement of a League Match at which he/she has been appointed N.6.1.together with the other appointed Match Officials, arrive at the Stadium N.6.2.decide on the fitness of the pitch for the playing of the League Match and: N.6.2.1.if the referee considers it to be unfit, instruct that the League N.6.2.2. if the referee considers it to be necessary, instruct that the pitch N.6.3. receive the team sheets of the participating Clubs in accordance with Rule N.6.4. permit the amendment of a team sheet if a Player is injured or otherwise N.6.5.attend the briefing referred to at Rule L.22; N.6.6.check and approve any football to be used in the League Match; N.6.7.ensure that, if appropriate, the Home Club has made a coloured ball available; N.6.8. wear one of the match uniforms provided by PGMOL ensuring that it does not clash with the Strip worn by either of the participating teams; N.6.9. ensure that the Players’ Strip complies with the provisions of Section M of these Rules; N.6.10. ensure that the uniform worn by any ball assistant or steward does not clash with the Strip worn by either of the participating teams and if in his/ her opinion there is such a clash, he/she shall be authorised to request such ball assistant or steward to change his/her uniform or to leave the vicinity of the field of play; N.6.11. with the assistant referees, lead the participating teams onto the field of play in accordance with the provisions set out in the Countdown to Kick-Off; and N.6.12.take such other steps as may be agreed between the League and PGMOL from time to time. Compliance with Instructions N.7.Players and Officials shall comply with any lawful instruction given to them by a Match Official officiating at a League Match Post-Match Procedures N.8. By such method approved by PGMOL, the referee shall send the team sheets to and make the following reports to the Board as soon as practicable after officiating at a League Match: N.8.1.on the standard of facilities for Match Officials provided by the Home Club; N.8.2.on the late arrival at the Stadium of any of the Match Officials, giving reasons therefore; N.8.3.on the condition of the pitch; N.8.4.on the circumstances surrounding the kick-off or re-start being delayed; N.8.5.on either team commencing the League Match with less than a full complement of Players; N.8.6.on any change of Strip ordered; N.8.7.on the failure of a team to process together onto the field of play in accordance with the provisions set out in the Countdown to Kick-Off; N.8.8.on any breach of Rule L.33 by either Club; N.8.9.on any Player being cautioned or sent-off; N.8.10.on either assistant referee taking over as referee and stating the reason therefore; N.8.11.on any breach of these Rules by Clubs, Players, Officials, Managers and other Match Officials; and N.8.12.any other matter which the referee considers appropriate to bring to the Board’s attention. N.9.A referee shall likewise report to The Football Association any breach of The Football Association Rules.

Clubs: Operations Section O: Medical Section O: Medical any way the obligations imposed on Clubs by statute and/or common law in the practice by the General Medical Council. Advanced Trauma Medical Management in Football qualification (“ATMMiF”) shall course that is recognised and approved by: (a) the Faculty of Pre-Hospital period). Guidance The FA has developed a number of new courses to replace the previously required qualifications: • • • • ATMMiF replaces the AREA; Introduction to First Aid in Football (“IFAiF”) replaces EA; Emergency First Aid in Football (“EFAiF”) replaces BFAS; and Intermediate Trauma Medical Management in Football (“ITMMiF”) replaces IFAS. Where an individual is required by these Rules to hold one of the new qualifications referred to above, it will be acceptable to hold the previous qualification referred to until that qualification has expired, at which point the new qualification will be required. identification and notification of concussive injuries; and professional qualification. 195 196 Rules: Section O Team Doctor and Medical Coordinator O.4.Each Club shall appoint at least one Team Doctor and at least one Medical Coordinator (who must be a doctor). O.5.Each doctor appointed by a Club whose responsibilities include giving medical treatment to Players must: O.5.1.hold a current ATMMiF; O.5.2.comply with any guidance issued by the Board in respect of the O.5.3.comply with the General Medical Council’s requirements concerning annual appraisal, scope of practice, indemnity and revalidation of doctors. O.6.The Team Doctor must hold a diploma in sports medicine or an equivalent or higher Doctors – General O.1.Nothing in this Section O or elsewhere in these Rules replaces, reduces or affects in fields of medicine, occupational health and/or health and safety. O.2.Each Club’s Team Doctor, Crowd Doctor and Medical Coordinator, and any other doctor appointed by the Club, shall be a registered medical practitioner licensed to O.3.References in these Rules to a requirement to hold a current Football Association mean that the individual concerned shall: O.3.1.have successfully undertaken the full ATMMiF course (or an equivalent Care as equivalent to the AREA Certificate; and (b) the Board) in the preceding 42 months; and O.3.2.have successfully undertaken the ATMMiF refresher course (or an equivalent course recognised and approved by the Board) in the preceding 22 months (unless he/she successfully undertook the full ATMMiF course or an equivalent course recognised and approved by the Board within that O.7.In respect of each League Match, the Medical Coordinator of the Home Club shall: O.7.1.by such method approved by the League, complete and sign the Match Day Medical Requirements Form in advance of each League Match; O.7.2. liaise with the Visiting Club’s Team Doctor prior to each League Match in order to explain to him/her the Home Club’s arrangements for emergency care; O.7.3. on the day of the League Match, be available to deal with any queries of the Visiting Club’s Team Doctor and ensure that the latter is given the opportunity to familiarise himself/herself with the Home Club’s medical facilities and to meet the paramedics present at the League Match pursuant to Rule O.19.4; O.7.4.at the request of either Team Doctor: O.7.4.1.assist with the treatment of injuries; O.7.4.2. care for and monitor any Player or Match Official who has left the field of play; O.7.4.3. assist with the identification and assessment of concussive injuries, whether through the use of pitch-side video technology or otherwise; and O.7.4.4. act as the lead point of liaison and co-ordination for all Players or Match Officials referred to hospital, including by liaising with the hospital and establishing contact with local ambulances and hospital emergency departments. O.8. In advance of each League Match, the Team Doctor of the Home Club shall, by such method approved by the League, complete and sign the Mandatory Medical Equipment Form and retain it for his/her records. Crowd Doctor O.9.Each Club shall appoint at least one Crowd Doctor. O.10.A Crowd Doctor shall either: O.10.1. hold the Diploma in Immediate Medical Care issued by the Royal College of Surgeons (Edinburgh) Faculty of Pre-Hospital Care (“Faculty”) or its equivalent; or O.10.2.have successfully undertaken the Faculty’s ‘Generic Crowd Doctor Training’ course or its equivalent. O.11.Each Crowd Doctor shall successfully undertake the Faculty’s ‘Generic Refresher and Skills Update Course’ at least once every five years. Physiotherapists O.12.Each Club shall employ a full time senior physiotherapist. O.13.The senior physiotherapist shall: O.13.1.be a registered physiotherapist member of the Health and Care Professions Council; and O.13.2.hold a current ATMMiF.

Section O: Medical Section O: Medical Coordinator, physiotherapist or therapist (who shall be qualified as be permitted to treat Players or Match Officials on the field of play; Mandatory Medical Equipment Form are available and present at the carry an emergency casualty and staffed by a Person or Persons qualified to transport any Player or Match Official requiring emergency treatment Visiting Club the emergency treatment protocol referred to in Rule O.16.2 received it. has sustained, or is suspected of having sustained, a concussive injury: and circumstances, be allowed to resume playing or training (as the case may been examined and declared fit to do so by his Team Doctor or, if he/she is welfare of the Player is paramount and the decision of the Team Doctor or or training shall be final. 197 198 Rules: Section O O.19.3. each participating Club’s Team Doctor and physiotherapist or therapist (who shall be qualified as required by these Rules) shall occupy that Club’s trainers’ bench during the League Match; O.19.4. the Home Club shall procure the attendance of at least two fully qualified and appropriately insured paramedics who shall be available to assist with on-field medical incidents; O.19.5. no Person other than a participating Club’s Team Doctor, Medical required by these Rules) or the paramedics referred to in Rule O.19.4 shall O.19.6.the Home Club shall ensure that all equipment and facilities listed in the Stadium; O.19.7. the Home Club shall ensure that throughout each League Match a fully equipped, dedicated and appropriately insured ambulance suitable to to perform essential emergency care en route is available at the Stadium to hospital; and O.19.8. the Home Club shall before each League Match make available to the and obtain the Visiting Club’s Team Doctor’s confirmation that he/she has Concussive Injuries O.20. Each Team Doctor, physiotherapist, therapist and Medical Coordinator shall, when present at a League Match or at any other match or at training, carry the pocket concussion tool (which is set out at Appendix 4A). O.21.Where a Player, whether engaged in a League Match, any other match or in training, O.21.1.the Club must comply with any concussion protocol issued by the League in respect of the treatment of that Player and any review of that treatment; O.21.2.notwithstanding Rule O.21.1 above, the Player shall not, under any be) that same day. Furthermore, he shall not be allowed to return to playing in matches or participating in training thereafter unless he has unavailable, by another medical practitioner. In such circumstances, the other medical practitioner as to whether the Player is fit to resume playing O.14.Any other physiotherapist employed by a Club shall: O.14.1.be a registered physiotherapist member of the Health and Care Professions Council; and O.14.2. (where the duties of the physiotherapist concerned include being present in the technical area during League Matches in accordance with Rule L.34) hold a current ATMMiF. O.15. Any other sports therapist employed by a Club (where the duties of the therapist concerned include being present in the technical area during League Matches in accordance with Rule L.34) shall hold a current ATMMiF. Medical and Safety Action Plan O.16.Each Club shall prepare and make available to the League on request a Medical and Safety Action Plan, which shall: O.16.1. set out protocols for the assessment of risk and management of injuries to its employees in all areas of its business; O.16.2. set out protocols detailing the management of injuries to Players and Match Officials sustained during League Matches, other matches in which the Club participates and training (including a dedicated protocol for the emergency treatment of Players and Match Officials during League Matches played at its Stadium); and O.16.3. detail all first aid facilities and medical equipment maintained by the Club in the event that treatment of such injuries is necessary. O.17.The Medical and Safety Action Plan shall be: O.17.1. drawn up under the guidance of, and be regularly reviewed and if necessary amended by, the Team Doctor in consultation with the Medical Coordinator, senior physiotherapist, the Club’s safety officer and such other Persons as the Club may consider appropriate; and O.17.2.annually reported to and approved by the Club’s board. O.18.Each Club shall ensure that: O.18.1.it manages effectively all medical issues that may arise at a League Match; and O.18.2.its first aid facilities and medical equipment are properly maintained and are in full working order. Attendance of Medical Personnel and Provision of Medical Facilities O.19.At every League Match: O.19.1. each participating Club shall procure the attendance of its Team Doctor and the Home Club shall procure the attendance of its Crowd Doctor and Medical Coordinator. The Home Club’s Team Doctor, Crowd Doctor and Medical Coordinator shall be available throughout and for a reasonable time before and after the League Match; O.19.2. each participating Club shall procure the attendance of a physiotherapist or therapist who is qualified as required by these Rules;

Section O: Medical Section O: Medical 199 200 Rules: Section O Medical Records O.22. Each Club shall carry out medical examinations on all its Contract Players and Academy Players registered on Scholarship Agreements (as defined in the Youth Development Rules) in accordance with the requirements laid down in Appendix 4 and keep medical records that comply with General Medical Council requirements. O.23. Where the transfer (including the Temporary Transfer) of the registration of a Contract Player is being negotiated between Clubs, the Club holding the registration shall, at the request of the other Club, and provided that the consent of the Contract Player has been obtained, provide to it the medical records of the Contract Player in question (including for the avoidance of doubt any records which the Club holds of the cardiac screening and/or concussion history of the Player). Medical Insurance O.24. During such time as there shall remain in force an agreement between the League and the Professional Footballers’ Association for the subsidising of Player insurance schemes, each Club shall cause each of its Contract Players and those of its Academy Players with whom it has entered into a Scholarship Agreement (as defined in the Youth Development Rules) to be insured under and in accordance with the terms of any private medical insurance scheme approved by the Board. In the case of such Academy Players such insurance may be limited to football related injuries. COVID-19 Protocols O.25.Each Club must comply with the Training Protocol set out at Appendix 14 to these Rules. Injury Audit O.26. Subject to any legal restrictions preventing disclosure, each Club shall comply promptly and in full with any request for information made by the League in connection with any injury audit operated by (or on behalf of) the League.

Clubs: Operations Section P: Managers Section P: Managers 201 202 Rules: Section P Codes of Conduct P.1. Managers shall conduct themselves in accordance with the Code of Conduct for Managers set out in Appendix 5. P.2. Clubs shall conduct themselves in relation to Managers in accordance with the Code of Conduct for Clubs set out in Appendix 6. P.3. Any failure by Managers or Clubs to conduct themselves in accordance with their respective Codes of Conduct will constitute a breach of this Rule. Coaching Qualifications P.4. Each Manager shall either: P.4.1. hold, or have commenced and be actively engaged on the requisite course to obtain, a valid UEFA Pro Licence; or P.4.2. hold the Football Association Coaching Diploma; or P.4.3. hold, or have commenced and be actively engaged on the requisite course to obtain, a valid diploma of a similar standard issued by another national association. P.5. No Club shall employ any Person as a Manager who does not hold a qualification listed in Rule P.4. P.6. Rules P.4. and P.5. shall not apply to Managers until the expiry of 12 weeks from the date of their appointment as such. The Board shall have power to grant an extension of the 12 weeks period only if reasonably satisfied that a Manager is acting as a temporary replacement for another who is medically unfit to resume his/her duties. Contracts of Employment and Submission to the Board P.7. The terms of a Manager’s employment must be evidenced in a written contract, a copy of which must be submitted to the Board within seven days of its coming into full force and effect. Contents of Contracts of Employment P.8. Contracts of employment between a Club and a Manager shall: P.8.1. include the standard clauses set out in Appendix 7; and P.8.2. clearly set out the circumstances in which the contract of employment may be determined by either party. Meetings Re Refereeing and Other Matters P.9. All Managers are required to attend in person an annual pre-Season meeting organised by the League or PGMOL and failure to do so (save in exceptional circumstances) shall be a breach of these Rules. P.10. By no later than 25 June in advance of each Season, each Club must notify the League of two dates (each of which shall be before the Club’s first League Match of the Season) on which each of its Contract Players will be available for a meeting to be attended by the League and/or PGMOL. The League will then notify the Club as soon as possible thereafter on which of the two dates provided the meeting will take place. Failure to attend this meeting (in the case of a Contract Player) or to take reasonable steps to ensure the attendance of each of its Contract Players at this meeting (in the case of a Club), save in exceptional circumstances, shall be a breach of these Rules. Broadcasters and Media P.11. Each Manager shall when requested to do so attend in person and participate in the interviews, press conferences and other activity required of Managers pursuant to Section K of these Rules and failure to do so (save in exceptional circumstances) shall be a breach of these Rules. Such interviews shall not be arranged in such a manner as to interfere with the Manager’s primary Match Day responsibilities as regards team matters. Disputes P.12. Any dispute arising between the parties to a Manager’s contract with a Club shall be dealt with under the procedures set out in Section Y of these Rules (Managers’ Arbitration Tribunal). Assistant Manager/Head Coach P.13. A Club which applies for a UEFA Club Licence must, in addition to employing a Manager, employ an individual (such as an assistant manager or head coach) to assist the Manager in all football matters relating to the first team.

Clubs: Operations Section Q: Scouts Section Q: Scouts 203 204 Rules: Section Q Registration of Scouts Q.1.The Board shall keep a register of Scouts. Q.2. Each Club upon employing or engaging a Scout shall within five days thereof apply to register him by duly completing Form 12 and submitting to the Board a copy of the document by which, in accordance with Rule J.2, the Club binds the Scout to comply with these Rules. Q.3.The Board shall register a Scout and shall notify the applicant Club to that effect upon being satisfied that: Q.3.1.the Club has complied with Rule Q.2. above; and Q.3.2.the Scout who is the subject of the application is not currently registered as the Scout of another Club. Q.4. Except during the period of five days mentioned in Rule Q.2. above, no Club shall employ a Scout who is not registered under the provisions of this Section of these Rules unless it has made an application to register him which has yet to be determined. Q.5. Upon a Club ceasing to employ or engage a registered Scout it shall within five days thereof give notice to that effect to the Board who shall thereupon remove the name of such Scout from the register. Identification of Scouts Q.6.Each Club shall issue to each of its registered Scouts a formal means of identification which shall include: Q.6.1.the name of the Club by which it is issued; Q.6.2.the signature of an Authorised Signatory of the issuing Club; Q.6.3.a photograph of the Scout; and Q.6.4.the Scout’s signature. Code of Conduct Q.7. Scouts shall conduct themselves in accordance with the Code of Conduct for Scouts set out in Appendix 8 and any failure to do so shall constitute a breach of this Rule. Each Club must ensure that its Scouts comply with the provisions of these Rules (and, where applicable, the Youth Development Rules) and Appendix 8.

Clubs: Operations Section R: Supporter Relations Section R: Supporter Relations cheapest; restricted view of the goalmouth; local community; availability of seating for disabled spectators and their personal assistants (at least five per cent.) of them for sale to non-season ticket holders; and junior supporters. R.10, at each League Match, the Home Club shall make available to the Visiting Club of 10 per cent of the Home Club’s disabled spectator accommodation in each case): R.9.2. if the capacity of the Home Club’s Stadium is less than 30,000, such number Guidance It is recognised that Clubs may categorise disabled spectator accommodation in different ways. However, to ensure compliance with Rule R.9, it is expected that, at a minimum, the 10 per cent. allocation referred to should include 10 per cent. of the Home Club’s wheelchair accommodation and 10 per cent. of the Home Club’s ambulant disabled seating. 205 206 Rules: Section R R.6.3. facilitate wider access to League Matches by the public by allowing for a broad range of ticket prices, the more expensive effectively subsidising the R.6.4. allow for a reasonable reduction in the price of tickets for seats with a R.6.5. adopt a system of concessionary ticket prices tailored to the needs of the R.6.6. give details in an online format and/or other appropriate means of the and the pricing policy in relation thereto; R.6.7. set out particulars of any membership, loyalty, bond, debenture or similar scheme; R.6.8. make available a method of payment for season tickets by instalments at competitive rates of interest; R.6.9. promote the availability of tickets by reserving a reasonable proportion R.6.10. deal with the return and distribution of unwanted tickets; R.6.11. include the following provisions in respect of abandoned League Matches: R.6.11.1. abandonment after spectators admitted to the Stadium but before kick-off - free admission to the rearranged League Match; R.6.11.2. abandonment after kick-off - half price admission to the rearranged League Match; and R.6.12. refer to the obligations set out in Rules R.7 to R.12, below. R.7. Each Club shall provide an area of its Stadium for the exclusive use of family groups R.8. Concessionary ticket prices must be made available by each Club for: R.8.1. senior citizens; and R.8.2. junior supporters. R.9.Unless otherwise agreed by the Board or between the Clubs, and subject to Rule the following allocation of tickets (with such allocation to be inclusive of a minimum R.9.1. 3,000 tickets; or of tickets as is equal to 10 per cent of its Stadium capacity. Supporter Liaison Officer R.1. Each Club shall employ one or more appropriately senior Official(s) whose responsibilities shall include: R.1.1. the delivery of the Club’s policies regarding its supporters; R.1.2. ensuring that there is a regular point of contact within the Club for the Club’s supporters; and R.1.3. liaising regularly with the Club’s management (including on safety and security related issues as they affect supporters). Policies R.2. Each Club shall devise, document and publish: (a) a policy (or policies) with regard to ticketing, merchandise and relations with its supporters, season ticket holders and others having an interest in the activities of the Club (together in this Section of these Rules referred to as “Stakeholders”); and (b) a disability access statement. A copy of all such documents must be provided to the League before the start of the Season. R.3.A Club’s policy with regard to its Stakeholders should: R.3.1. provide for consultation with them on a structured and regular basis through forums, questionnaires and focus groups and by the publication of current policies on major issues in an easily digested format; and R.3.2. promote supporter and community liaison and provide for the establishment of liaison structures where none exist. Disability Access Officer R.4. Each Club shall employ one or more appropriately senior Official(s) whose responsibilities shall include: R.4.1. ensuring the provision by the Club of safe, inclusive, accessible facilities and services for disabled supporters; and R.4.2. liaising regularly with the Club’s management (including on issues related to disability access). Reporting R.5. Each Club shall notify the League on request of how each of its said policies has been implemented and the extent to which each has been achieved. Ticketing R.6.A Club’s ticketing policy should: R.6.1. provide general information to the public about ticket availability and pricing, giving the earliest possible notice of any changes and the reasons therefore; R.6.2. aim to promote greater accessibility by the adoption of flexible and imaginative ticketing schemes;

Section R: Supporter Relations Section R: Supporter Relations blocks of seating (“Seating Blocks”) in the area of the Home Club’s segregation point shall be determined by the Board); located in one or more segregated, self-contained area(s) of the Stadium; basis (the sequence of release of Seating Blocks to the Visiting Club to be Rule R.12) at least four weeks before the League Match to which they (and not pay for) any unsold tickets in the final Seating Block for which it Club shall be conditional upon: either three working days after receipt from the Home Club or the date 207 208 Rules: Section R R.10. The tickets referred to in Rule R.9 must: R.10.1.be made available to the Visiting Club in blocks corresponding to the Stadium for supporters of the Visiting Club, such Seating Blocks to be designated by reference to the points at which segregation of supporters of the Home and Visiting Clubs can occur (and, for the avoidance of doubt, there shall be no maximum or minimum number of seats in a Seating Block and any question as to the size of a Seating Block or the location of a R.10.2. be allocated so as to ensure that supporters of the Visiting Club are and R.10.3. (subject to the approval of the relevant local authority) be allocated so as to ensure that, at a minimum, one Seating Block in which supporters of the Visiting Club will be located is situated ‘pitch-side’ (ie, the front row of such Seating Block is the row closest to the pitch in the relevant stand that is available for general admission). R.11. The Visiting Club: R.11.1.may order and sell tickets on a sequential Seating Block by Seating Block determined by the Home Club); R.11.2. must confirm its final order of tickets (subject to the conditions set out in relate; and R.11.3. shall pay for the entirety of the tickets so ordered save that it may return ordered tickets if it has sold 50% of the tickets in that Seating Block. R.12.Unless otherwise agreed, the provision by a Home Club of tickets for sale by a Visiting R.12.1. the Visiting Club making the tickets available for purchase by the later of that is four weeks before the date of the fixture; R.12.2. any unsold tickets being returned by the Visiting Club to the Home Club not later than 10 days before the date fixed for the League Match to which they relate; R.12.3. the proceeds of tickets sold and the value (to be pro-rated to the number of adult and concessionary tickets actually sold by the Visiting Club) of any unsold tickets not returned as aforesaid being paid by the Visiting Club to the Home Club within four days of the League Match taking place; and R.12.4. the Visiting Club paying to the Home Club daily interest at the rate of five per cent. per annum over the base rate for the time being of Barclays Bank Plc on any amount not paid in accordance with Rule R.12.3. R.13. Each Club shall submit to the League details of its season ticket prices and ticket prices for individual League Matches no later than 48 hours before announcing the same publicly (and, in any event, before the start of each Season). Merchandise R.14. A Club’s merchandising policy should: R.14.1. allow for market research to be undertaken with regard to the frequency of Strip changes and to their design; R.14.2. identify the intervals at which Strip changes are intended to take place and the date of the next intended change; R.14.3.provide for swing tickets attached to replica Strip to state its launch date; and R.14.4. refer to the effect on the consumer of the obligations set out in Rules R.16 to R.19 below. R.15. Any numbers, lettering, badges and logos appearing on replica Strip shall be of the same style, colour and design as those appearing on Players’ Strip currently registered as required by Rule M.17. R.16. In any future contract to license a manufacturer to produce for retail sale replica Strip, each Club shall include the standard clauses set out in Appendix 9. R.17. Upon a Promoted Club becoming a member of the League in accordance with the provisions of Rule B.4, it shall give notice to any manufacturer licensed to manufacture and distribute its replica Strip in the terms set out in Appendix 10 and request such manufacturer to convey the substance of the notice to its dealers forthwith and advise them that: R.17.1. they are free to sell, advertise and display for sale replica Strip supplied by such manufacturer at whatever price they may choose; and R.17.2. they should inform the Competition and Markets Authority if they are concerned that a minimum resale price is being imposed. R.18. No Club shall cause or procure any manufacturer with which it has a licensing agreement for the manufacture of replica Strip to do any act or cause to be done anything which would constitute a breach of the standard clauses referred to in Rule R.16. R.19. Each Club shall provide the Competition and Markets Authority with such information as it may need in order to satisfy itself that Rules R.16 to R.18 above have been complied with.

Clubs: Operations Section S: Safeguarding and Mental Health Section S: Safeguarding And Mental Health Club produces to accompany any Activity) to Children and Adults at Risk their Parents and carers at all reasonable times; of good practice and what they are required to do if they detect any sign taking place or if they otherwise have concerns as to the welfare of a concerns as to their welfare; and records of all allegations of abuse or poor practice (including, but not such allegations are resolved and any decisions reached. members of Staff (“Safeguarding Officer(s)”). In such circumstances, the Head of they are properly trained, and supported including, without limitation, by way of at Risk; training in the safeguarding of Children and Adults at Risk, approved by Guidance Clubs’ attention is drawn to Youth Development Rule 205 which requires that an Academy Safeguarding Officer must be appointed to undertake the functions set out in Rule S.5.8 with regard to the Academy. Head of Safeguarding) in the Club’s policies and procedures for the safeguarding of 209 210 Rules: Section S Safeguarding Awareness S.8. The following Persons shall be given regular training (in a form approved by the Children and Adults at Risk: S.8.1. each member of Staff; S.8.2. each member of the Club’s board of directors; S.8.3. each Player; and S.8.4. each Academy Player and their Parent(s). S.5.11. maintain the safeguarding of Children and Adults at Risk Staff register for each Activity in such format as approved by the League; S.5.12. be made known to all Staff, and (in any handbook or the like which the (and their Parents or carers) engaged in each Activity and be available in person or by telephone to Staff and to such Children and Adults at Risk, S.5.13. provide written instructions to Staff engaged in each Activity in respect of abuse of Children and Adults at Risk, if they suspect such abuse is Child or Adult at Risk; S.5.14. provide guidance to and support for any member of Staff engaged in each Activity who reports suspected abuse of a Child or Adult at Risk or S.5.15. be responsible for maintaining clear, comprehensive and up-to-date limited to, those subject to referral under S.13 and S.14), details of how S.6. The Head of Safeguarding may, in relation to a specific Activity, if appropriate, delegate any of the responsibilities listed in S.5.11 to S.5.14 to one or more other Safeguarding must supervise the work of Safeguarding Officer(s) and ensure that regular, minuted meetings with each Safeguarding Officer. S.7. Each Head of Safeguarding and Safeguarding Officer shall: S.7.1. be trained in all issues affecting the safeguarding of Children and Adults S.7.2. be given a job description that properly records their responsibilities; and S.7.3. undertake in each calendar year continuing professional development the League, and maintain a record thereof. Clubs’ Policies and Procedures S.1. Each Club shall prepare, implement, review regularly and have reviewed by its local authority (where the local authority is prepared to do so) written policies and procedures for the safeguarding of Children and Adults at Risk. S.2. Each Club’s policies and procedures for the safeguarding of Children and Adults at Risk shall: S.2.1. be in accordance with this Section of these Rules and shall have regard to any guidance issued by the League in respect of safe event management; S.2.2. meet the Premier League Safeguarding Standards; and S.2.3. comply with any other policy or guidance published by the League from time to time. Roles and Responsibilities S.3. Each Club shall designate a Senior Safeguarding Lead, who shall take leadership responsibility for the Club’s safeguarding provision (in consultation with the Club’s Head of Safeguarding) and actively champion safeguarding at board level. The name of the Club’s Senior Safeguarding Lead shall be notified by the Club to the League in Form 13. S.4. Each Club shall designate at least one full-time member of Staff with the necessary skills and expertise as its Head of Safeguarding. The name of the Club’s Head of Safeguarding shall be notified by the Club to the League in Form 13. S.5. The Head of Safeguarding shall: S.5.1. be dedicated full-time to that role as their sole responsibility; S.5.2. where possible, report directly to (and be managed by) the Senior Safeguarding Lead; S.5.3. provide strategic leadership on safeguarding provision and issues within the Club; S.5.4. review and approve the safeguarding provision for all Activities; S.5.5. act as the first point of contact for any report or suspicion of abuse or concern relating to the welfare of a Child or Adult at Risk engaged in an Activity; S.5.6. liaise regularly with and be guided by the advice of the relevant local and statutory authorities and the League with regard to issues concerning the safeguarding of Children and Adults at Risk; S.5.7. ensure strict compliance with the Club’s policies and procedures for the safeguarding of Children and Adults at Risk; S.5.8. promote awareness within the Club of safeguarding of Children and Adults at Risk and encourage and monitor the adoption of best practice procedures in that regard; S.5.9. report on a regular basis on the effectiveness of, and the Club’s compliance with, its policies and procedures for the safeguarding of Children and Adults at Risk to the Senior Safeguarding Lead; S.5.10. act as the lead Club Official in any investigation of an allegation of abuse of a Child or Adult at Risk;

Section S: Safeguarding And Mental Health Section S: Safeguarding And Mental Health League and The Football Association such further information as they may require former employee, volunteer or consultant of the Club or any affiliated participant in any activity organised by a Club’s affiliated community ‘unsuitable behaviour’ towards a Child or Adult at Risk involved in an agency (where such a referral is made). each such Person is given access to all records kept in accordance with the Guidance While the consent of a Parent (or carer) is not required where images or footage are taken of an Adult at Risk, as a matter of good practice, Clubs should ensure that where such images or footage are to be taken, the Adult at Risk understands the implications of the images or footage being taken, especially if the images or footage are to be used by the Club (or anyone else) for promotional purposes, or otherwise made publicly available. unsuitable behaviour towards a Child or Adult at Risk to any external agency 211 212 Rules: Section S Notification of Referrals to External Agencies and Football Authorities S.13.On making any referral of an allegation or incident of suspected abuse of or (including, without limitation, the police, the local authority, the Charity Commission, the Care Quality Commission, Ofsted or the DBS), the Head of Safeguarding or other Official making the referral shall notify the Senior Safeguarding Lead in writing and ensure that the Senior Safeguarding Lead is kept fully appraised of the progress of the referral and any subsequent investigation or action. S.14. The Club shall notify the League and The Football Association (through the submission of the Affiliated Football Safeguarding Referral Form) of, and give the in respect of: S.14.1. any allegation received by the Club regarding the abuse of, or unsuitable behaviour towards, a Child or Adult at Risk by any current, prospective or community organisation or foundation (an “Associated Person”), whether or not the evidence relates to: (a) conduct by a member of Staff in the performance of his/her duties as a member of Staff; or (b) a non-recent or recent allegation; S.14.2. a third (or subsequent) incident or allegation of ‘poor practice’ (as defined in Affiliated Football’s Safeguarding Procedures), whether similar in nature or otherwise, in relation to a Child or Adult at Risk involving the same Associated Person; S.14.3. any referral it has made to any external agency (as described in Rule S.13); and S.14.4. any allegation of abuse of a Child or Adult at Risk committed by an Academy Player (as defined in the Youth Development Rules) or a organisation or foundation; and S.14.5. any investigation by such an external agency into suspected abuse of or Activity of which the Club becomes aware, whether such investigation results from a referral made pursuant to Rule S.14.1 or otherwise, in each case, as soon as reasonably practicable, and in any event within 24 hours of the relevant evidence, incident or investigation being referred to the external Monitoring S.15. Each Club will permit the League to conduct at least three monitoring visits each Season to ensure compliance with this Section of these Rules, which will be attended by a Person appointed for this purpose by the League. Each Club shall ensure that requirements of this Section of these Rules and is able to meet Staff, Parents, Children, Academy Players, Adults at Risk and their carers. S.16. Such Person shall: S.16.1. give written feedback to the Club concerned on each monitoring visit made and, if appropriate, agree with the Club an action plan setting out actions to be taken by the Club to ensure compliance with this Section of these Rules; S.16.2. report on each visit in writing to the League; and S.16.3. at the end of each Season or as soon as practicable thereafter, present to the League and the Club a written annual report on the Club’s compliance with this Section of these Rules. Staff S.9. Staff shall in all dealings with and on behalf of Children and Adults at Risk do what is reasonable in the circumstances of the case for the purpose of safeguarding or promoting the safety and welfare of the relevant individual(s). S.10. Each member of Staff shall be given in writing: S.10.1. the name of the Club’s Head of Safeguarding; S.10.2. descriptions of what constitutes poor safeguarding practice, abuse or unsuitable behaviour towards a Child or Adult at Risk; S.10.3. details of what he/she is required to do if there is any sign of poor safeguarding practice, abuse or unsuitable behaviour towards a Child or Adult at Risk or if there is a suspicion that such conduct is taking place ; and S.10.4. the League’s ‘Guidance for Safer Working Practice’. S.11. No Person shall be appointed as a member of Staff unless: S.11.1. he/she has completed and submitted to the Club a written application; S.11.2. a written reference has been obtained by the Club from at least two referees named in the application; S.11.3. he/she has applied to the DBS for Disclosure; S.11.4. his/her Disclosure information has been received and the Club is satisfied that he/she is not unsuitable to work with Children and Adults at Risk; and S.11.5. his/her particulars have been entered in the Staff register referred to at Rule S.5.11. Parental Consent S.12. The written consent of a Child’s Parent shall be obtained: S.12.1. before the Child participates in an Activity (by the Parent completing and returning to the Head of Safeguarding a written parental consent form); and S.12.2. if the Child is under the age of 16, before any images or footage of him/ her are taken or used for any purpose whatsoever.

Section S: Safeguarding And Mental Health Section S: Safeguarding And Mental Health League becomes aware of abuse of or unsuitable behaviour towards a Child or of these Rules and shall be entitled to meet Staff, Parents, Children, Adults at Risk to the Club concerned and/or propose such measures be put in place by the Club as 213 214 Rules: Section S S.17.Where, as a result of its monitoring of Clubs in accordance with Rule S.15, receipt of a referral or notification in accordance with Rules S.13 and S.14, or otherwise, the Adult at Risk by a member of Staff or otherwise holds concerns regarding a Club’s handling of a matter relating to safeguarding, it may (in its absolute discretion) conduct a case review, either on its own or in conjunction with The Football Association. Where such a case review is undertaken, the League shall be entitled to have access to all records kept in accordance with the requirements of this Section and their carers. Following such a case review, the League may make such directions it considers necessary, which must be adopted by the Club concerned in full. Safer Recruitment S.18. The League will undertake all matters connected with the use of the Disclosure service for those Clubs not registered with the DBS. S.19. Clubs not registered with the DBS agree to be bound by any guidance or policy on the issue of safer recruitment published by the League from time to time. S.20. Each Club shall prepare, implement and review regularly a safer recruitment policy, which shall: S.20.1. be in accordance with this Section of these Rules; and S.20.2.comply in full with any guidance or policy published by the League from time to time. S.21. Each Club shall designate a member of Staff as its Lead Disclosure Officer whose name shall be notified to the League in Form 13. The Lead Disclosure Officer shall: S.21.1. act as the Club’s principal point of contact with the League on all matters connected with safer recruitment and the use of the Disclosure service; S.21.2. liaise regularly with and be guided by the advice of the League on all matters concerning safer recruitment procedures and the use of the Disclosure service; and S.21.3.ensure strict compliance by the Club with its safer recruitment policies. Publicity S.22. Each Club shall publish in an easily accessible section of its website: S.22.1. a clear statement of the Club’s commitment to safeguarding; S.22.2.the name and contact details of the Club’s Head of Safeguarding; and S.22.3.a copy of the Club’s policies and procedures referred to at Rule S.1. Mental and Emotional Wellbeing S.23.Each Club shall ensure that: S.23.1. each Season, it makes each of its Contract Players available for a session of between 45 and 90 minutes in duration, to receive information regarding the support and resources available to promote mental and emotional wellbeing; S.23.2.it devises, implements and makes available to the League on request, a Mental and Emotional Wellbeing Action Plan; and S.23.3. designates an individual as its Mental and Emotional Wellbeing Lead, with responsibility for the Club’s mental emotional wellbeing provision and who actively champions mental and emotional wellbeing initiatives at board level.

Players – Contracts, Registrations and Transfers Section T: Players – Contracts Section T: Players – Contracts of the League which are in Form 14, contracts between Clubs and Players shall be in Rule are: a Club and may only be registered as an Academy Player. whether in cash or in kind shall be set out in his contract (or any amendment to that that contract in a form approved by the Board) shall be strictly adhered to. been terminated by the Transferor Club by reason of the Contract Player’s that effect; 215 216 Rules: Section T T.9.2. no Player shall either directly or indirectly accept or cause or permit his Intermediary to accept any such offer as is described in this Rule. Form of Contract T.10.Save for any contracts entered into by a Promoted Club before it became a member Form 15 (save with the permission of the Board). Length of Contract T.11.Subject to the exceptions set out below, a contract between a Club and a Player may be for any period provided that its expiry date is 30 June. The exceptions to this T.11.1.contracts with Contract Players under the age of 18 years which must not be capable of lasting for more than three years; T.11.2.contracts no greater than one month in duration (a “Monthly Contract”); and T.11.3.Week by Week Contracts. T.12.A Player under the age of 17 years may not enter into a contract of employment with Players’ Remuneration T.13.Full details of a Player’s remuneration including all benefits to which he is entitled contract in a form approved by the Board). T.14.The terms of a contract between a Club and a Player (including any amendment to Signing-on Fees T.15.A Signing-on Fee may be paid only to a Contract Player whose contract: T.15.1.is for a period of not less than three months; and T.15.2.is not a Monthly Contract or a Conditional Contract or a Week by Week Contract. T.16.In the case of a contract between a Club and a Player lasting for more than one year, any Signing-on Fee shall be paid in equal annual instalments. T.17. If the registration of a Contract Player is transferred when any part of his Signing-on Fee remains unpaid, a sum equal to the unpaid balance thereof shall be paid to him forthwith by the Transferor Club unless: T.17.1. the transfer is consequent upon the Contract Player’s contract having breach of its terms and conditions; T.17.2. the transfer is consequent upon the Contract Player’s written request to Approaches to Players T.1. A Club shall be at liberty at any time to make an approach to a Player with a view to negotiating a contract with him: T.1.1. if he is an Out of Contract Player; or T.1.2. in the case of a Contract Player, with the prior written consent of the Club (or club) to which he is contracted. T.2. A Club shall be at liberty after the third Saturday in May in any year and before the subsequent 1 July to make such an approach to a Contract Player: T.2.1. who will become an Out of Contract Player on that 1 July; and T.2.2. who has received no offer from his Club under Rule V.17.2; or T.2.3. who has received but has declined such offer. T.3. Any Club which by itself, by any of its Officials, by any of its Players, by its Intermediary, by any other Person on its behalf or by any other means whatsoever makes an approach either directly or indirectly to a Contract Player except as permitted by either Rule T.1.2 or Rule T.2 shall be in breach of these Rules and may be dealt with under the provisions of Section W of these Rules (Disciplinary). T.4. For the purposes of Rules T.2 and T.3, “Contract Player” shall include a player who has entered into a written contract of employment with a Football League club. Approaches by Players T.5. An Out of Contract Player, or any Person on his behalf, shall be at liberty at any time to make an approach to a Club (or club) with a view to negotiating a contract with such Club (or club). T.6. Subject to Rule T.7, a Contract Player, either by himself or by any Person on his behalf, shall not either directly or indirectly make any such approach as is referred to in Rule T.5 without having obtained the prior written consent of his Club. T.7. After the third Saturday in May in any year and before the subsequent 1 July a Contract Player to whom Rule T.2 applies or any Person on his behalf may make such an approach as is referred to in Rule T.5. Public Statements T.8. A statement made publicly by or on behalf of a Club expressing interest in acquiring the registration of a Contract Player or by a Contract Player expressing interest in transferring his registration to another Club (or club) shall in either case be treated as an indirect approach for the purposes of Rules T.3 and T.6.. Inducements T.9.Except as may be provided in a Player’s contract: T.9.1. no Club shall induce or attempt to induce a Player to sign a contract by directly or indirectly offering him or any Person connected with him or his Intermediary a benefit or payment of any description whether in cash or in kind; and

Section T: Players – Contracts Section T: Players – Contracts League Appeals Committee against the decision of the Board in this such agreement submitted to the Board) that the Contract Player’s payable by a Club to a Player during the first year of his employment as a Contract the amount from time to time permitted by HMRC to be paid for this Guidance For the avoidance of doubt, a sum payable in equal weekly or monthly instalments over the duration of the first year of a Contract Player’s employment will not constitute a ‘lump sum’ for the purposes of Rule T.18. in the contract with his Club. a contract between a Club and a Player shall be signed in each case in the presence the Player, and any notice given by a Club imposing a fine on a Player or suspending 217 218 Rules: Section T Image Contracts T.19.Particulars of any Image Contract Payment in respect of the Player shall be set out T.20. No Image Contract or other agreement entered into by a Club may vary or affect the rights and obligations set out in clause 4 of Form 15 (Standard Player’s Contract) to the extent that such rights and obligations relate to rights granted to the Premier League. Signing the Contract T.21.Save where an alternative method of execution is approved by the Board in advance, of a witness by: T.21.1. the Player; T.21.2.the Player’s Parent if the Player is under the age of 18 years; and T.21.3.an Authorised Signatory on behalf of the Club. Reporting Fines etc. T.22.A copy of any notice terminating a Player’s contract, whether given by the Club or him shall be sent forthwith by the Club to the League and to The Football Association. T.17.3. the Board, on the application of either the Transferor Club or the Contract Player, otherwise decides and either party may appeal to the Premier respect in accordance with the provisions of Section Z of these Rules ; or T.17.4. the Contract Player and Transferor Club agree in writing (with a copy of entitlement under this Rule T.17 to receive the unpaid balance is waived. Lump Sum Payments T.18.Unless otherwise agreed by the Board, no lump sum payment shall be paid or Player with that Club save for: T.18.1.a Signing-on Fee (which must be paid in accordance with Rules T.15 to T.17); or T.18.2.a sum paid in respect of the Player’s relocation expenses not exceeding purpose without income tax and national insurance liability. Submission to Board T.23.Each Club shall submit a completed Schedule 3 to Form 14 or 15 to the Board when it submits a copy of the Player’s contract pursuant to Rule T.24. T.24. Subject to the provisions of Rules U.17, U.19, U.21 and V.11.3, Clubs shall submit to the Board copies of all contracts with Players (including any amendments to contracts permitted by the Board) within five days of their execution. Mutual Termination T.25. If the parties thereto (and the Player’s Parent if the Player is under the age of 18 years) agree to terminate a Player’s contract before its expiry date they shall forthwith notify The Football Association and the Board to that effect and shall provide the Board with a copy of any compromise or other agreement recording that termination within five days of its coming into full force and effect. T.26. A Club shall be at liberty at any time to reach agreement with a Contract Player to amend the terms of his contract (save for paragraph 7 of Schedule 2 to Form 15). If such an agreement increases the Contract Player’s remuneration then, unless the agreement is made in the Close Season, it shall be a term thereof that the Contract Player’s current contract is extended by a minimum of one year. Appeal against Termination T.27. An appeal by a Player under the provisions of clause 10.3 of Form 14 or Form 15 or by a Club under the provisions of clause 11.2 of Form 14 or Form 15 shall be commenced by notice in writing addressed to the other party to the contract and to the Chairman of the Judicial Panel (with a copy provided to the Board). Appeal against Disciplinary Decision T.28. An appeal by a Player under the provisions of paragraph 3.3.2 of Schedule 1, Part 1, of Form 14 or Form 15 shall be commenced by notice in writing addressed to the Club and to the Chairman of the Judicial Panel (with a copy provided to the Board). T.29. Appeals pursuant to Rule T.27 or Rule T.28 shall be conducted in such manner as the Chairman of the Judicial Panel (or any member(s) of the Judicial Panel appointed by the Chairman to consider the appeal) may determine. T.30. The Chairman of the Judicial Panel (or any member(s) of the Judicial Panel appointed by the Chairman to consider the appeal) may allow or dismiss any such appeal and make such other order as it thinks fit. Disputes between Clubs and Players T.31. Any dispute or difference between a Club and a Player not otherwise expressly provided for in these Rules may be referred in writing by either party to the Board for consideration and adjudication in such manner as the Board may think fit. For the purpose of this Rule only, “Player” shall include one who was formerly employed by the Club with which the dispute or difference has arisen, whether or not he has been registered to play for another Club.

Section T: Players – Contracts Section T: Players – Contracts 219 220 Rules: Section T Orders for Costs T.32. The Chairman of the Judicial Panel (or his/her appointee(s), as appropriate), shall have the power to make an order for costs: T.32.1.in determining appeals under Rule T.27 or Rule T.28; T.32.2.in making an adjudication under Rule T.31; and T.32.3.if any proceedings under Rule T.27 or Rule T.28 or Rule T.31, having been commenced, are withdrawn. T.33. The Chairman of the Judicial Panel (or his/her appointee(s), as appropriate), shall have the power to determine the amount of any such costs which may include, without limitation, those incurred by the League in the conduct of the proceedings. T.34. The Chairman of the Judicial Panel (or his/her appointee(s), as appropriate), shall have the power, at any time during the proceedings, to order one or several interim or final payments on account of the costs of the League. T.35.Costs ordered to be paid as aforesaid shall be recoverable: T.35.1.in the case of a Club, under the provisions of Rule E.19; or T.35.2.in any other case, as a civil debt. Appeal T.36. Within 14 days of a decision of the Chairman of the Judicial Panel (or his/her appointee(s), as appropriate), given under the provisions of either Rule T.30 or Rule T.31 either party may by notice in writing appeal against such decision to the Premier League Appeals Committee whose decision shall be final. Effect of Termination T.37. Upon the termination of a Player’s contract by a Club under the provisions of clause 10.1 of Form 14 or Form 15 becoming operative or upon the termination by a Player of his contract with his Club under the provisions of clause 11.1 of Form 14 or Form 15 becoming operative, the Club shall forthwith release the Player’s registration. T.38. Except in the case of a Retired Player to whom the provisions of Rule U.29.5 apply, upon a Player’s contract being terminated by mutual consent, his Club shall retain the Player’s registration for such period (if any) and on such terms (if any) as the parties may in writing agree. Should the Player sign for another Club (or Football League club) during that period, that Club (or Football League club) shall pay to the Club retaining the registration a Compensation Fee determined, in default of agreement, by the Professional Football Compensation Committee. Testimonial Matches T.39. Notwithstanding that it has no contractual obligation to do so, a Club in its absolute discretion and with the prior written consent of the Board may, in the case of a Player who has completed 10 or more years in its service as such, permit its Stadium to be used without charge for the purposes of a testimonial match.

Players – Contracts, Registrations and Transfers Section U: Players – Registrations Section U: Players – Registrations effect from at least 75 minutes before kick-off and for League Matches to be played League’s confirmation by email to that effect. the League has confirmed to that Club that the Player is eligible to play for it. Form; and requisite Form. registration of a player at a date in the future from or to the Club or any U.8.2. any contract it proposes to enter into, save for a Representation Contract proposed contract the right to receive payments in respect of a Player. 221 222 Rules: Section U Requirement for Registration U.1. A Player shall not be named on the team sheet and/or play for a Club in a League Match unless that Club holds his registration (which shall include, in the circumstances set out in Rules U.3, U.12 and U.13, confirmation that he is eligible to play for it) with between the close of the Summer Transfer Window and the end of the Season either: U.1.1. his name is included on the Squad List; or U.1.2. he is an Under 21 Player. U.2.A Club shall be deemed to hold the registration of a Player upon receipt of the U.3.If a loan of a Player (whether by Temporary Transfer or otherwise) is cancelled by mutual consent, the Player shall not play for the Club to which he is returning unless U.4. A Club shall apply to: U.4.1. include a Player on its Squad List by submitting to the Board the requisite U.4.2. remove a Player from its Squad List by submitting to the Board the U.5.A Player shall be deemed to have been included or removed from a Club’s Squad List on receipt of the Board’s written confirmation. U.6.Changes to a Squad List may be made: U.6.1. during the period of a Transfer Window; or U.6.2. at other times only with the permission of the Board. U.7.Each application to register a Player shall be subject to the approval of the Board. U.8.In addition to the forms and documents specifically required by these Rules, a Club shall submit to the Board: U.8.1. any contract it proposes to enter into which gives the Club or any other party to the proposed contract any rights relating to the transfer of the rights relating to the employment of the player by the Club; or or an Image Contract, which gives the Club or any other party to the Any such proposed contract shall be subject to the approval of the Board. In deciding whether to give such approval the Board shall have regard to (without limitation) Rules I.4 and I.7 (regarding dual interests). Types of Registration U.9.There shall be four types of registration governed by this Section of these Rules, namely: U.9.1. amateur; U.9.2. contract; U.9.3. Monthly Contract; and U.9.4. temporary. U.10.The registration of Academy Players shall be governed by the Youth Development Rules. International Transfer Certificate U.11. A Player who last played (or was last registered to play) for a club affiliated to a national association other than that to which the Club which is applying to register him is affiliated shall not be registered unless the League has received written confirmation from the Club’s national association that an international transfer certificate has been issued in respect of the Player. U.12. A Player who is the subject of a loan to a Club or club affiliated to a national association other than that to which the loaning Club is affiliated may not play for the loaning Club following the termination of the loan until the League has received written confirmation from the Club’s national association that an international transfer certificate has been issued in respect of his return to his Club, and the League has confirmed to the Club in writing receipt thereof and that he is eligible to play for that Club. Eligibility to Work in the United Kingdom U.13. An application to register a Player shall be accompanied by such evidence as the League may require to demonstrate that the Player may take up employment in the United Kingdom, and the League shall not confirm that he is eligible to play for the Club applying to register him until the League has received such evidence. Registration Procedure U.14. For the purpose of this Section of these Rules the New Registration of a Player shall mean his registration at a time when no other Club (or club) holds his registration either because no previous application to register the Player has been made or because a previous registration has been cancelled or has terminated or has expired. U.15. The New Registration of an Amateur Player shall be effected by completion of and submission to the Board of Form 16 signed on behalf of the Club by an Authorised Signatory. U.16.The registration of an Amateur Player is not transferable. U.17.The New Registration of a Contract Player shall be effected by completion and submission to the Board of a copy of the Player’s contract.

Section U: Players – Registrations Section U: Players – Registrations effected by completion of and submission to the Board of Football Association Form of the Player’s contract. and submission to the Board of Football Association Form G(1) (Extension), signed made, a copy of the Player’s contract. thereof shall be effected in accordance with the provisions of Rules V.6 to V.10. completed documents required by these Rules to effect the registration of a Player international transfer certificate and evidence of eligibility to take up employment in must be provided before the Player is eligible to play for a Club in a League Match). register that Player within a year except with the prior written consent of the Board. be extended under Rule U.21 provided that a Club intending to apply to extend the either the Club or the Player. 223 224 Rules: Section U U.18.The transfer of the registration of a Contract Player shall be effected in accordance with the provisions of Rule V.11. U.19.The New Registration of a Contract Player on a Monthly Contract basis shall be G(1), signed on behalf of the Club by an Authorised Signatory, together with a copy U.20.The transfer of the registration of a Contract Player on a Monthly Contract basis shall be effected in accordance with the provisions of Rule V.11. U.21.A Monthly Contract registration may be extended by one month by completion of on behalf of the Club by an Authorised Signatory, and, if any changes to it have been U.22.The Temporary Transfer of the registration of a Contract Player and any extension U.23.Subject to the provisions of Rule V.1, the deadline for receipt by the Board of all duly shall be 12 noon on the last Working Day before the date of the first League Match in which the Club making the application intends him to play, save that the the United Kingdom (in both cases if applicable) may be provided thereafter (but U.24.A Club which transfers or cancels the registration of a Player may not apply to Multiplicity of Registrations U.25.A Player shall not apply to be registered by more than one Club (or club) at any one time and the Board shall refuse any application made in breach of this Rule. Monthly Registrations U.26.There shall be no limit to the number of times a Monthly Contract registration may Monthly Contract registration of a Player for a third or subsequent time shall give to the Player not less than seven days’ notice of its intention to do so. U.27.Notwithstanding the provisions of Rule V.1, a Club may apply at any time to extend a Monthly Contract registration provided it has not been allowed to expire. Termination of Registrations U.28.The registration of an Amateur Player: U.28.1.shall expire at the end of the Season in which it commenced; U.28.2. may be terminated before its expiry by agreement to that effect between the Club and the Player, such agreement to be notified in writing forthwith by the Club to the Board; and U.28.3.may likewise be terminated by order of the Board on the application of U.29.Subject to the provisions of Rules T.38 and T.39, a contract registration shall terminate: U.29.1. in the case of a Contract Player, upon it being transferred in accordance with Rule V.11; U.29.2. in the case of an Out of Contract Player in respect of whom the conditions set out in Rule V.17 have been satisfied, upon a Transferee Club effecting his New Registration; U.29.3. in the case of an Out of Contract Player in respect of whom the said conditions have not been satisfied, upon the expiry of his contract; U.29.4. in the case of a Contract Player, upon his contract being terminated on the ground of his permanent incapacity; and U.29.5. in the case of a Retired Player, on the expiry of a period of 30 months commencing at the end of the Season in which he stops playing competitive football. New Registrations Requiring Consent U.30. An application for the New Registration of a Contract Player whose contract has been terminated by a Club (or club) on the ground of his permanent incapacity shall be refused unless that Club (or club) consents. U.31. An application for the New Registration of a Contract Player who has received a lump sum disability benefit under the terms of the League’s personal accident insurance scheme shall be refused unless, upon being satisfied that the circumstances of such application are exceptional, the Board consents. List of Players U.32. Except as provided in Rules U.33 and U.34, after the Winter Transfer Window in each year and on or before the subsequent third Saturday in May each Club shall confirm to the Board: U.32.1. whether the list of Players provided to it for these purposes is complete and accurate in all material particulars; U.32.2.details of any Players who are not included in the list referred to in Rule U.32.1 but who should be so included; U.32.3. in the case of each Contract Player whose registration it holds and whose contract expires on the 30 June in that year, whether or not the Club has: U.32.3.1. offered him a new contract under the provisions of Rule V.17.2; or U.32.3.2. implemented any option provision in respect of him; and U.32.4. in the case of each Academy Player whose registration it holds and with whom it has entered into a Scholarship Agreement (as defined in the Youth Development Rules), whether or not the Club has: U.32.4.1. (if the Academy Player is in the second year of his Scholarship Agreement), given him written notice, pursuant to clause 4.2 of the Scholarship Agreement, of the extension of the duration thereof by one year; and U.32.4.2. (if the Academy Player is in the second or third year of his Scholarship Agreement) given him written notice, pursuant to clause 6.7 of the Scholarship Agreement, of its intention to offer him a professional contract as a Contract Player.

Section U: Players – Registrations Section U: Players – Registrations Academy Player with whom it has entered into a Scholarship Agreement pursuant to the FIFA Regulations for the Status and Transfer of Players and statutes or regulations of FIFA or any other football governing body from payments or liabilities; and assignment, the relevant Financial Institution confirms in a written agreement with express prior written consent of the League. 225 226 Rules: Section U U.38.4. by way of remuneration (including benefits in cash or kind and Image Contract Payments) to or for the benefit of a Contract Player whose registration it holds; U.38.5.by way of an allowance permitted by Youth Development Rule 287, to an (as defined in the Youth Development Rules); U.38.6. by way of payment to an Intermediary strictly in accordance with the terms of the The FA Regulations on Working with Intermediaries; U.38.7.by payment of incidental expenses arising in respect thereof; U.38.8. by payment or receipt of training compensation or solidarity payment any other levies or payments payable to or by a Club pursuant to the time to time, or otherwise properly due to or from such a governing body; U.38.9.by payment of value added tax payable in respect of any of the above U.38.10. in the case of a Transferor Club, by assignment of its entitlement to a Compensation Fee or Loan Fee to a Financial Institution. U.39. In respect of a player whom it applies to register as a Contract Player, a Club is permitted to make a payment to buy out the interest of a Person who, not being a Club or club, nevertheless has an agreement either with the club with which the player is registered, or with the player, granting it the right to receive money from a new Club or club for which that player becomes registered. Any such payment which is not dependent on the happening of a contingent event may be made either in one lump sum or in instalments provided that all such instalments are paid on or before the expiry date of the initial contract between the Club and the player. Any such payment which is payable upon the happening of a contingent event shall be payable within seven days of the happening of that event. Assignment of Entitlement to Compensation Fee or Loan Fee U.40.A Club may only assign its entitlement to a Compensation Fee or Loan Fee to a Financial Institution in accordance with Rule U.38.10 where, as a condition of such the Club that it will not further assign the entitlement to a third party without the U.33. The date by which each Club is required by Rule U.32 to give confirmation to the Board shall be extended in the case of a Club which on the third Saturday in May in any year is still participating in the F.A. Cup, the UEFA Champions League, the UEFA Europa League or the UEFA Europa Conference League or has yet to play a League Match the outcome of which could affect: U.33.1.Identification of the League Champions in accordance with Rule C.11; or U.33.2.Identification of the Clubs to be relegated in accordance with Rule C.14; or U.33.3.Qualification for a UEFA Club Competition. U.34. In the circumstances mentioned in Rule U.33, the Club shall give the Board the information required by Rule U.32 within four days of the last relevant F.A. Cup match, UEFA Champions League Match, UEFA Europa League match, UEFA Europa Conference League match or League Match having been played. U.35.The particulars contained in Clubs’ lists of Players shall be published by the Board by the second Saturday in June in each year. Clubs Ceasing to be Members U.36. Upon a Club (in this Rule and Rule U.37 called “the Former Member”) ceasing to be a member of the League under the provisions of Rule B.5 (other than by reason of its relegation from the League in accordance with Rule C.14), the registrations of its Players (except those held in consequence of a Temporary Transfer) shall vest in the League and thereupon the League shall be at liberty to transfer those registrations as it shall think fit and shall receive any Compensation Fees to which the Former Member would otherwise have been entitled under the provisions of Section V of these Rules (Players – Transfers of Registrations). U.37. Any Compensation Fees obtained in accordance with Rule U.36 shall belong to the League and out of them the Board shall have power to make a grant to either or both of: U.37.1.any Club to which Compensation Fees are owed by the Former Member; and U.37.2.the Former Member. Prohibition of Third Party Investment U.38. Unless otherwise agreed by the Board and subject to Rule U.39, a Club may only make or receive a payment or incur any liability as a result of or in connection with the proposed or actual registration (whether permanent or temporary), transfer of registration or employment by it of a Player in the following circumstances: U.38.1.by payment to a Transferor Club or receipt from a Transferee Club of a Compensation Fee, Contingent Sum, Loan Fee or sell-on fee; U.38.2.by payment of levy pursuant to Rules V.38, V.39 and V.40; U.38.3.by receipt of all or part of a Compensation Fee, Contingent Sum, Loan Fee or sell-on fee, in default of payment of it by the Transferee Club from which it is due, from: U.38.3.1. a financial institution or other guarantor; U.38.3.2. the League in accordance with the provisions of these Rules; or U.38.3.3. The Football League in accordance with the provisions of the Regulations of The Football League;

Players – Contracts, Registrations and Transfers Section V: Players – Transfers of Registrations Section V: Players – Transfers of Registrations in which the Transferor Club acquired the Player’s registration; Player shall not play against the Transferor Club; transferred permanently from the Transferor Club to the Transferee Club, League) that the Player shall not play against the Transferor Club for the discretion under Rule V.4.2, the minimum period of a Temporary Transfer period of a Temporary Transfer shall not extend beyond 30 June next after Guidance The Board will confirm the two issues of: (a) the date/time on which the Summer Transfer Window will open; and (b) whether or not the Summer Transfer Window will close at a date/time other than at 17:00 on the Thursday before the commencement of the relevant Season, at the first General Meeting of the preceding Season (for example, the opening and closing time and date of the 2021 Summer Transfer Window will be determined at the first General Meeting of Season 2021/22). or at such other date and time as the Board shall determine and shall end on 31 to be determined by the Board. conditions by which the Club making the application and the player shall Guidance For the avoidance of doubt, no Club that already has two Temporary Transfers registered at the same time may be permitted to register a further player whose permanent registration is held by a Club on a ‘sub-loan’. That is to say, if a player is loaned by a club based overseas (or to which Rules V.5 to V.7 do not otherwise apply), that player cannot then be ‘sub-loaned’ by the overseas club to another Club where that Club already has two Temporary Transfers registered at that time. An example of the circumstances in which the Board might exercise its discretion in Rule V.7.4 is where a Player subject to a Temporary Transfer is unable to represent the Club temporarily holding his registration, due to a long-term injury. In such circumstances, the Board might approve the termination of the Temporary Transfer on the condition that the Player is prohibited from making any first team appearances at the Club with which he re-registers, during the remaining period of the original Temporary Transfer. 227 228 Rules: Section V V.3. The Winter Transfer Window in any year shall commence at midnight on 31 December January next if a Working Day or, if not, on the first Working Day thereafter, at a time V.4. Outside a Transfer Window, the Board in its absolute discretion may: V.4.1. refuse an application to register a player; or V.4.2. grant an application to register a player and, if thought fit, impose be bound. Temporary Transfers V.5. A “Temporary Transfer” shall mean the transfer of a contract registration effected in accordance with Rules V.6 to V.10. V.6. Subject to the conditions set out below, a Temporary Transfer shall be permitted: V.6.1. between Clubs; and V.6.2. between a Club and a club in membership of The Football League, the National League, the Northern Premier League, the Isthmian League and the Southern League; and V.6.3. between a Club that has its registered address in Wales and a club in membership of the Welsh Premier League. V.7. The conditions referred to in Rule V.6 are: V.7.1. a Temporary Transfer to a Club may not take place in the Transfer Window V.7.2. during the period of the Temporary Transfer of his contract registration a V.7.3. if during the period of a Temporary Transfer the Player’s registration is the two Clubs may agree in writing (with such agreement copied to the remainder of the Season; V.7.4. subject to any conditions imposed by the Board in the exercise of its shall be the period between two consecutive Transfer Windows and the it was entered into, save that the Board may, in its absolute discretion, permit a Temporary Transfer to be terminated before the commencement of the second Transfer Window (subject to such conditions as the Board deems appropriate); V.7.5. the maximum number of Temporary Transfers to any one Club registrable in the same Season shall be four and in no circumstances shall more than one be from the same Transferor Club at any one time save there shall be excluded from these numbers any Temporary Transfer of the kind described in V.7.6.1 or V.7.6.2; V.7.6. not more than two Temporary Transfers shall be registered by a Club at the same time except that there shall be excluded from that number: V.7.6.1. any Temporary Transfer which become permanent; and V.7.6.2. the Temporary Transfer of a goalkeeper which in its absolute discretion the Board may allow in circumstances it considers to be exceptional; V.7.7. a Club may transfer the registration of no more than one of its goalkeepers by way of temporary Transfer to another Club each Season, subject to any further Temporary Transfer of one of its goalkeepers pursuant to Rule V.7.6.2; and V.7.8. any other conditions agreed between the Transferor Club and the Transferee Club or, in the exercise of its discretion, imposed by the Board. Transfer Windows V.1. “Transfer Windows” means the two periods in a year during which, subject to Rule V.4, a Club may apply for: V.1.1. the New Registration of a player; V.1.2. the registration of a player transferred to it; and V.1.3. the registration of a Temporary Transfer. V.2. The Summer Transfer Window in any year shall: V.2.1. conclude at 17:00 on the Thursday before the commencement of the relevant Season or at such other date and at such other time as the Board may determine in its discretion (which will only be exercised in the event of agreement by a simple majority of Clubs on an alternative date and time); and V.2.2. commence either: (1) at midnight on the last day of the Season; or (2) at midnight on the date 12 weeks prior to the date on which it is to conclude (in accordance with Rule V.2.1, above), whichever is the later.

Section V: Players – Transfers of Registrations Section V: Players – Transfers of Registrations in Football Association Form H.2 or H.3 (as appropriate) or in a supplementary or dates agreed between the parties, the latest of which must be no later than 30 Transfer expired. manner: Agreement signed on behalf of each Club by an Authorised Signatory in agreed between the Transferor Club and the Transferee Club and, except in relation to the transfer of the Contract Player’s registration whether the thereafter; together with a copy of the contract entered into between the Transferee V.11.4. the Transferee Club shall pay any Compensation Fee due to the Transferor of the Board. the League’s confirmation by email to that effect. 229 230 Rules: Section V V.8. The Loan Fee payable on a Temporary Transfer shall be such sum (if any) as shall have been agreed between the Transferee Club and the Transferor Club and set out agreement. V.9. Any Loan Fee (including any instalments thereof) shall be paid on or before the date June immediately following the conclusion of the Season in which the Temporary V.10. A Temporary Transfer shall be effected by submitting to the Board Football Association Form H.2 or Form H.3 duly completed and signed on behalf of the Club by an Authorised Signatory. Contract Players V.11.The transfer of the registration of a Contract Player shall be effected in the following V.11.1. the Transferor Club and the Transferee Club shall enter into a Transfer which shall be set out full particulars of all financial and other arrangements as provided below, between the Transferor Club and the Contract Player same are to take effect upon completion of the transfer or at any time V.11.2. any such arrangements agreed between the Transferor Club and the Contract Player to which the Transferee Club is not privy may be omitted from the Transfer Agreement provided that they are forthwith notified in writing to the Board by the Transferor Club; V.11.3.the Transfer Agreement shall be sent by the Transferee Club to the Board Club and the Contract Player together with (if applicable) the evidence required by Rules U.12 and U.13; and Club under the terms of the Transfer Agreement in accordance with Rule V.29 and any levy payable under Rule V.38. V.12.All transfer arrangements in respect of Contract Players are subject to the approval V.13.The Transferee Club will hold the registration of the Contract Player upon receipt of Retired Players V.14. A Club that, pursuant to Rule U.29.5, holds the registration of a Retired Player who is under the age of 24 years, shall be entitled if his registration is transferred to be paid a Compensation Fee by the Transferee Club. Out of Contract Players V.15.An Out of Contract Player may seek to be registered by any Transferee Club. V.16. Upon receiving a formal written offer to effect the New Registration of an Out of Contract Player whose registration it holds, a Club shall forthwith notify the Player and the Board in writing to that effect. V.17. Provided that the following conditions are satisfied, a Compensation Fee shall be paid to a Transferor Club by a Transferee Club upon effecting the New Registration of an Out of Contract Player: V.17.1. the Out of Contract Player in question must be under the age of 24 years as at the 30 June in the year his contract of employment with a Club has expired; V.17.2. on or before the third Saturday in May in the year in which the Player’s contract is to expire or, in the circumstances mentioned in Rule U.33, within four Working Days of the last relevant F.A. Cup match, UEFA Champions League match, UEFA Europa League match, UEFA Europa Conference League match or League Match, in that year having been played, the Transferor Club must send to the Player Form 17 offering him a new contract on the terms therein set out, which must be no less favourable than those in his current contract; V.17.3. any offer made on Form 17 by a Club to a Player under the provisions of Rule V.17.2 shall remain open and capable of acceptance by the Player for a period of one month from the date upon which it was sent by the Club by ordinary first class post to his usual or last known address; and V.17.4. a copy of Form 17 must be sent forthwith to the Board. V.18. Contract terms shall be deemed to be no less favourable if, disregarding any provision for a Signing-on Fee in the Player’s current contract which is stated to be a once only payment, they are at least equal in value to the most favourable terms to which the Player was or is entitled in any year of his current contract. The Player’s Options V.19.Upon receiving an offer on Form 17 a Player may either: V.19.1. accept the same within one month of its date and enter into a new contract with his Club in the terms offered; or V.19.2. decline it in writing. V.20. If the Player considers that the terms offered by his Club and set out in Form 17 are less favourable than those in his current contract, he may give notice to that effect to his Club and the Board in Form 18 and apply for a free transfer. V.21.Such application shall be determined by the Board and if it succeeds: V.21.1.the Player’s Club will not be entitled to a Compensation Fee upon a Transferee Club effecting his New Registration; and V.21.2.the Player will receive severance pay in accordance with his contract.

Section V: Players – Transfers of Registrations Section V: Players – Transfers of Registrations in respect of any transfer of that Player, full details of any Compensation Fee and current rate) by the Transferee Club into the Compensation Fee Account by direct. pursuant to Rule U.38.10: such monies to the assignee upon their becoming due. Account the Board shall pay the same to the Transferor Club entitled to receive with value added tax at the then current rate shall be paid on or before the expiry Compensation Fee instalments shall be paid on or before the dates set out in the agreed between the Transferee Club and the Transferor Club, the Transferee Club Fee Account at least half the Compensation Fee offered to the Transferor Club and 231 232 Rules: Section V V.28.A Club which is a Transferor Club shall provide to any previous Club or Football League club with which a Player was registered, and which has a right to sell-on fee Contingent Sum(s) to which it becomes entitled. The Club receiving the information shall not disclose or divulge it directly or indirectly to any third party without the prior written consent of the Transferor Club save to statutory and regulatory authorities or as may be required by law or to its auditors. Method of Payment V.29. Subject to Rules V.30 and V.35, all Compensation Fees, Loan Fees (including in both cases instalments thereof) and Contingent Sums payable to a Club or to a Football League club shall be paid (together in each case with value added tax at the then telegraphic transfer or by such other means as the Board may from time to time V.30.If a Club assigns its entitlement to a Compensation Fee or Loan Fee instalment V.30.1. it shall procure by means of a legally enforceable agreement that monies payable by virtue of the assignment are paid into the Compensation Fee Account by the assignee; and V.30.2.it shall irrevocably and unconditionally instruct the Transferee Club to pay V.31.Subject to Rule V.37.2, forthwith upon receiving monies into the Compensation Fee them. V.32.A Transfer Agreement shall provide that the agreed Compensation Fee together date of the initial contract between the Transferee Club and the Contract Player. Transfer Agreement (and if any such date is not a Working Day then the instalment shall be paid on the Working Day which immediately precedes that date). V.33.Where any Compensation Fee payable under the provisions of Rule V.17 is not shall upon applying to register the Out of Contract Player pay into the Compensation the balance shall likewise be paid as determined by the Professional Football Compensation Committee under Rule V.27.2. V.34. If the registration of a Player is further transferred before the Compensation Fee in respect of an earlier transfer is paid in full, the Transferee Club in that earlier transfer shall forthwith pay the balance of such Compensation Fee into the Compensation Fee Account, save: V.34.1. where it has received an instruction in accordance with Rule V.30.2, in which case it shall pay such balance to the assignee named in the instruction on the date or dates when it becomes due under the Transfer Agreement pursuant to which it acquired the registration of the Player; or V.34.2. where the Board expressly approves an alternative arrangement for the payment of the balance of the Compensation Fee into the Compensation Fee Account. The Club’s Options V.22. If a Club makes an offer to a Player on Form 19 and the Player declines it, upon the expiry of the Player’s contract the Club may either: V.22.1. enter into a Conditional Contract with the Player in such financial terms as may be agreed; V.22.2. enter into a Week by Week Contract with the Player; or V.22.3. if neither a Conditional Contract nor a Week by Week Contract has been entered into or a Week by Week Contract has been determined by the Club, continue to pay the Player the amount of the basic wage under his expired contract, and in any such case the Club shall be entitled to a Compensation Fee upon a Transferee Club effecting the Player’s New Registration provided he then remains under the age of 24 years and the other conditions set out in Rule V.17 have been satisfied. V.23. The financial terms of a Week by Week Contract shall be those contained in the Player’s expired contract, excluding any Signing-on Fee, except that the Player shall be entitled to receive such incentives (if any) as are payable by the Club to its Contract Players with effect from the date of his new contract. V.24. An Out of Contract Player who continues to receive from his Club the amount of his basic wage under the provisions of Rule V.22.3 shall not be entitled to play for that Club. If such Out of Contract Player unreasonably refuses or other relevant circumstances exist whereby the Out of Contract Player will not accept an offer of employment by another Club (or club), his Club may make application to the Premier League Appeals Committee for an order that payments to the Out of Contract Player may cease without affecting his Club’s entitlement to a Compensation Fee. V.25. A Club which having continued to pay the Player the amount of his basic wage under Rule V.22.3 intends to cease making such payments shall give to the Player two weeks’ notice to that effect and upon a Transferee Club effecting the Player’s New Registration the Club shall not be entitled to a Compensation Fee. The Compensation Fee V.26. The Compensation Fee payable by a Transferee Club to a Transferor Club upon the transfer of the registration of a Contract Player to the Transferee Club shall be such sum as shall have been agreed between the Transferee Club and the Transferor Club and set out in the Transfer Agreement. V.27. The Compensation Fee likewise payable in respect of an Out of Contract Player under the provisions of Rule V.17 shall be: V.27.1. such sum as shall have been agreed between the Transferee Club and the Transferor Club or in default of agreement; or V.27.2. such sum as the Professional Football Compensation Committee on the application of either Club shall determine.

Section V: Players – Transfers of Registrations Section V: Players – Transfers of Registrations Guidance Where in the case of a proposed transfer of the type referred to in Rule V.40, above, the Board is of the view that the financial value attributed to either of the Players is materially below that Player’s true transfer value (with the effect that a reduced sum is payable by way of levy), the Board will request that the Transferor Club(s) restate(s) the declared transfer value and may exercise its power under Rule V.12 if necessary. under the Professional Footballers’ Pension Scheme and any surplus shall be added Transfer of Players in relation to movement of players between: admission into membership of the League) in breach of the agreement set out in Guidance The cap on U21 Non-Home-Grown Players set out in Rule V.44 is applicable per Season (which, for the avoidance of doubt, includes the Summer Transfer Window immediately prior to the Season). A Club shall be entitled to register U21 Non-Home-Grown Players without obtaining a governing body endorsement where such Players will be loaned out to clubs outside of the United Kingdom without first participating in League Matches. If at a later date that Club wishes such Players to participate in League Matches it must apply for a governing body endorsement in respect of the Player, who will then (if he is an Under 21 Player) be counted towards the cap on U21 Non-Home-Grown Players set out in Rule V.44 (and any subsequent cap on the number of new U21 Non-Home-Grown Players that the Club may register). 233 234 Rules: Section V V.41.The sums received by the League by way of levy shall be used to pay premiums due to the Professional Game Youth Fund. Solidarity – England and Wales V.42. Membership of the League shall constitute an agreement between each Club that they shall not make or continue any claim (to FIFA, the Football Association or any other relevant regulatory body of football and/or any judicial bodies exercising jurisdiction pursuant to any rules thereof) under Article 20 (Training Compensation) and/or Article 21 (Solidarity Mechanism) of the FIFA Regulations on the Status and V.42.1.Clubs (or clubs) affiliated to the Football Association; and V.42.2.Clubs (or clubs) affiliated to the Football Association of Wales but which participate in leagues sanctioned by the Football Association. V.43.Any Club that makes or continues any claim (including any claim made prior to Rule V.42 shall indemnify those Club(s) or club(s) that are the subject of the claim against any liability imposed by FIFA, the Football Association or any other relevant regulatory body of football and/or any judicial bodies exercising jurisdiction pursuant to any rules thereof. Transfer Windows V.44. During the Transfer Windows in each Season, no Club may register and secure governing body endorsements (in accordance with The FA’s Men’s Players Points Based System) for more than six new U21 Non-Home-Grown Players. V.35. An agreement for an International Transfer and a Transfer Agreement with a Transferor Club which is not in membership of the League or The Football League shall provide that the Compensation Fee, any instalments thereof and any Contingent Sums payable by the Transferee Club shall be paid (together with any value added tax payable in respect thereof) to The Football Association by telegraphic transfer or by such other means as the Board may from time to time direct for payment to the Transferor Club in accordance with The Football Association Rules. V.36. Upon the happening of a contingent event resulting in a Contingent Sum (including for the avoidance of doubt, contingent compensation payable pursuant to the Youth Development Rules) becoming payable: V.36.1. in the case of an International Transfer, the Transferee Club shall forthwith inform the Transferor Club in writing to that effect and shall pay such Contingent Sum by the date stipulated in the transfer agreement (which must be no later than the following 31 July) in accordance with Rule V.35; and V.36.2. in every other case, the Transferee Club shall forthwith inform the Transferor Club to that effect on Form 19 and shall pay such Contingent Sum by the date stipulated in the transfer agreement (which must be no later than the following 31 July) in accordance with Rule V.29. V.37. If any Transferee Club acts in breach of Rules V.29 or V.32 to V.36 inclusive: V.37.1. the Board shall have power to refuse any application by that Transferee Club to register any Player until any sums then payable to its Transferor Club are paid; V.37.2. the Board shall have the power set out at Rule E.22; V.37.3. the Board shall have power to impose a penalty in accordance with the tariff of applicable penalties which it shall from time to time notify to Clubs; and V.37.4. that Transferee Club shall pay to its Transferor Club interest on any part of a Compensation Fee or Contingent Sum not paid on its due date at the rate of five per cent over the base rate from time to time of Barclays Bank Plc from that date until the date of payment together with such other penalty as the Board in its discretion may decide. Transfer Levy V.38. Subject to Rule V.39, upon payment of a Compensation Fee, a Contingent Sum, International Loan Fee or a payment made pursuant to Rule U.39, a Club shall forthwith pay to the League a levy equal to four per cent of the sum paid (net of any value added tax) and in the case of a Compensation Fee or International Loan Fee payable by instalments, the levy upon the whole of it shall be paid as aforesaid upon the Transferee Club applying to register the Player to which it relates. V.39. Levy shall not be payable on a Loan Fee unless the registration of the Contract Player who is the subject of the Temporary Transfer is transferred on a permanent basis from the Transferor Club to the Transferee Club during, or within four months of the expiry of, the Temporary Transfer, in which case a levy equal to four per cent of the aggregate of any Loan Fee and Compensation Fee shall be paid to the League. V.40. Where a Transferee Club registers a Player and the relevant consideration tendered by the Transferor Club includes the registration of another Player or some other form of non-financial consideration or value-in-kind, the Transferee Club and Transferor Club shall attribute a financial value to the Player(s) transferred, which shall be noted in the Transfer Agreement(s), and upon which a levy equal to four per cent of such value shall be paid in each case.

Disciplinary and Dispute Resolution Section W: Disciplinary Section W: Disciplinary as may be set out in any tariff of fines, or other penalty, agreed in writing between Club or Person allegedly in breach. addressed must either: constitute a breach of these Rules. right of inquiry under these Rules. No Club or Person shall be under an obligation to member of an appeal tribunal appointed thereunder; tribunals appointed thereunder; chairmen of Appeals Boards; and auditors, who shall be eligible to be members of Commissions appointed 235 236 Rules: Section W W.8.In exercising its summary jurisdiction the Board shall be entitled to impose a fine not exceeding £25,000 or, in the case of a breach of these Rules by a Manager, such sum the Board and the League Managers Association. The Board shall also be entitled to suspend any portion of any fine imposed in accordance with this Rule W.8. W.9.The Board shall exercise its summary jurisdiction by giving notice in Form 21 to the W.10.Within 14 days of the date of a notice in Form 21, the Club or Person to whom it is W.10.1.submit to the Board’s jurisdiction and pay the fine imposed; or W.10.2.elect to be dealt with by a Commission. W.11.Failure to comply with the requirement contained in a notice in Form 21 shall Provision of Information W.12. It shall be no answer to a request from the Board to disclose documents or information pursuant to Rule W.1 that such documents or information requested are confidential. All Clubs and Persons subject to these Rules must ensure that any other obligations of confidentiality assumed are made expressly subject to the League’s disclose any documents rendered confidential by either the order of a court of competent jurisdiction or by statute or statutory instrument. W.13.All Persons who are requested to assist pursuant to Rule W.1 shall provide full, complete and prompt assistance to the Board in its exercise of its power of inquiry. The Judicial Panel W.14. Subject to the approval of Clubs in a General Meeting, a Chair of the Judicial Panel shall be appointed to administer the Judicial Panel in accordance with its terms of reference, set out at Appendix 13 to these Rules. W.15.The Judicial Panel shall include: W.15.1.authorised insolvency practitioners eligible under Rule E.36 to sit as a W.15.2.legally qualified persons eligible: W.15.2.1. under Rule E.36 or Rule F.16 to sit as chairmen of appeal W.15.2.2. under Rule Y.7 to sit as chairmen of Managers’ Arbitration Tribunals; W.15.2.3. under Rule W.16 to sit as chairmen of Commissions; and/or W.15.3.Persons who have held judicial office eligible under Rule W.57 to sit as W.15.4.Persons who hold nationally recognised qualifications as accountants or to determine suspected or alleged breaches of Rules E.45 to E.51. Power of Inquiry W.1.The Board shall have power to inquire into any suspected or alleged breach of these Rules and for that purpose may require: W.1.1.any Manager, Match Official, Official or Player to appear before it to answer questions and/or provide information; and W.1.2.any such Person or any Club to produce documents. W.2. Any Manager, Match Official, Official or Player who fails to appear before or to produce documents to the Board when required to do so under Rule W.1 shall be in breach of these Rules. Board’s Disciplinary Powers W.3.The Board shall have power to deal with any suspected or alleged breach of these Rules by either: W.3.1.issuing a reprimand; W.3.2. imposing a fixed penalty or other sanction where such provision is made in these Rules; W.3.3.exercising its summary jurisdiction; W.3.4.referring the matter to a Commission appointed under Rule W.16; W.3.5.referring the matter to The Football Association for determination under The Football Association Rules; or W.3.6. concluding an agreement in writing with that Person in which it accepts a sanction (which may include any of the sanctions referred to at Rule W.49) proposed by the Board. Fixed Penalty Procedure W.4. Upon being satisfied that a fixed penalty is payable under the provisions of these Rules, the Board shall give notice in Form 20 to the Club or Person by whom it is payable. W.5.Within 14 days of the date of a notice in Form 20 the Club or Person to whom it is addressed must either: W.5.1.pay the fixed penalty; or W.5.2.appeal under the provisions of Rule W.56.1.1 against the imposition of the same. W.6. Failure to pay a fixed penalty as provided in Rule W.5.1 or within seven days, upon an appeal against the same being dismissed, shall in either case constitute a breach of these Rules. Summary Jurisdiction W.7. The Board’s summary jurisdiction shall extend to any suspected or alleged breach of these Rules (other than a breach for which a fixed penalty is prescribed) which in its absolute discretion the Board considers should not be referred to a Commission under Rule W.3.4 or to The Football Association under Rule W.3.5.

Section W: Disciplinary Section W: Disciplinary the receipt of evidence of loss from the relevant Person, Club (or club) as well as heard evidence from both parties subsequently determines that no compensation is compensation in such circumstances may appeal that determination to an Appeal (or Relegated Club) will not be able to bring any further claim of any kind (whether to Rule W.28) the Respondent shall send to the Board and to the Commission (or the representations in which case, if the complaint is denied, the written written representations within 14 days of receipt of the answer (or such shorter time fully constituted) shall determine (in accordance with such procedure as they see fit) alone. fully constituted) shall have the power to amend the time periods set out in Rules W.26 such amendment. any mitigating factors (together with any supporting evidence) that it wishes to be and copies of any documents on which the Respondent relies shall be annexed. 237 238 Rules: Section W W.24. At any stage the Commission may indicate (either of its own accord or as a result of representations from a Person, Club (or club) and in any event in its sole discretion), that if the complaint is upheld, it may wish to exercise its power under Rule W.49.5 to award compensation to any Person or to any Club (or club). If the Commission so indicates, it shall notify the parties to the proceedings and the relevant Person, Club (or club) of this fact. The Commission may then make appropriate directions as to directions on the receipt of evidence in response from the parties to the proceedings. W.25.Where (in proceedings in which the Respondent is a Club or Relegated Club) the Commission makes the indication referred to at Rule W.24, above, and after having to be awarded in accordance with Rule W.49.5, the Club (or Relegated Club) claiming Board. If it fails to do so (or if the Appeal Board dismisses any such appeal) the Club for compensation, in damages or otherwise) against the Respondent Club arising out of the breach of these Rules in respect of which the Commission was appointed. W.26.Within 14 days of receipt of the complaint (or such shorter time as ordered pursuant Chair of the Judicial Panel if a Commission has not yet been fully constituted) by recorded delivery post a written answer in Form 23 in which the Respondent: W.26.1.shall either admit or deny the complaint; and W.26.2.may request that the complaint shall be determined by written representations shall be contained in the answer. W.27.The Board shall respond in writing to any request that the matter be determined by as ordered pursuant to Rule W.28), and if the request is contested by the Board, the Commission (or the Chair of the Judicial Panel if the Commission has not yet been whether the complaint shall be determined at a hearing or by written representations W.28.The Commission (or the Chair of the Judicial Panel if a Commission has not yet been and W.27 if there is a compelling reason why the proceedings before the Commission need to be concluded expeditiously and/or the parties are in agreement in respect of W.29.If the complaint is admitted, the Respondent may include in the answer details of taken into account by the Commission. W.30.If the complaint is denied, the Respondent’s reasons shall be set out in the answer Appointing a Commission W.16. Subject to Rule W.78, a Commission shall be appointed by the Chair of the Judicial Panel and shall comprise three members of the Disciplinary Panel of whom one, who shall be legally qualified, shall sit as chairman of the Commission. W.17. Subject to Rule W.78, a Commission appointed to deal with a suspected or alleged breach of Rules E.45 to E.51 shall include at least one member of the Disciplinary Panel qualified as set out in Rule W.15.4 (but who shall not sit as the chairman of the Commission, who shall be legally qualified as set out in Rule W.16). W.18. Subject to Rule W.78, and notwithstanding Rule W.16, where both parties are in agreement that the proceedings should be determined by a single member (rather than three members) of the Disciplinary Panel, the Chair of the Judicial Panel shall appoint a one-person Commission for that purpose. In such circumstances, this Section of the Rules shall be interpreted on the basis that the Commission comprises a single individual, who shall undertake the duties of chairman of the Commission. Commission Procedures W.19.The parties to proceedings before a Commission shall be: W.19.1.the Board; and W.19.2.the Club, Manager, Match Official, Official or Player allegedly in breach of these Rules (the “Respondent”). W.20.Proceedings before a Commission shall be commenced by a written complaint which shall be drafted by or on behalf of the Board. W.21. The complaint shall be in Form 22 and shall identify the Rule(s) allegedly breached, it shall contain a summary of the facts alleged and it shall have annexed to it copies of any documents relied upon by the Board in support of the complaint. W.22. The complaint shall be sent by recorded delivery post by the Board to the Respondent and the Chair of the Judicial Panel. In the case of a Respondent who is a Manager, an Official or a Player it shall be sent to them care of them Club. A complaint shall be deemed to have been received by a Respondent on the third day after the date of posting. No defect in the service of a complaint shall invalidate all or any part of the proceedings if it can be shown that it is likely that the complaint has come to the attention of the Respondent. W.23. As soon as reasonably practicable following receipt of a complaint, the Chair of the Judicial Panel shall appoint a Commission to hear the complaint, confirm the identities of the Commission members to the Board and the Respondent(s) and require each appointed individual to complete a statement of impartiality in such form as the Chair of the Judicial Panel shall prescribe. Where a party objects to one or more of the appointments made to the Commission, it must raise such objection within two Working Days of the relevant appointment(s), which shall be resolved by the Chair of the Judicial Panel in such manner as he/she thinks fit.

Section W: Disciplinary Section W: Disciplinary hearing, such that neither party will be prejudiced by their submission. determined at a hearing. receipt of the answer the chairman of the Commission shall convene a meeting of its may give directions for the future conduct of the complaint addressed in writing to may be ordered pursuant to Rule W.49.5. parties by the chairman of the Commission. Commission to attend a hearing fails to do so, shall be in breach of these Rules. factors contained in the answer; 239 240 Rules: Section W W.31.Documentary evidence shall be admissible whether or not copies are attached to the complaint or the answer as long as such documents are: W.31.1.relevant; and W.31.2.submitted by a party to the Commission in sufficient time before the W.32If the Respondent fails to send an answer in accordance with Rule W.26, the Respondent shall be deemed to have denied the complaint which shall be W.33.If the complaint is to be determined by written representations, forthwith upon members at which the complaint will be determined. W.34.If the complaint is to be determined at a hearing, the chairman of the Commission the parties or require the parties to attend a directions hearing. W.35.A directions hearing shall be conducted by the chairman of the Commission sitting alone. He/she may give such directions as he/she thinks fit including directions for: W.35.1. the Board to give further particulars of the complaint; W.35.2. the Respondent to give further particulars of the answer; W.35.3. either or both parties to produce and exchange documents; W.35.4. the submission of expert evidence; W.35.5. lists of witnesses and lodging and exchange of witness statements; W.35.6. witnesses to be summoned to attend the hearing; W.35.7. prior notice to be given of any authorities relied on by the parties; W.35.8. the parties to lodge and exchange an outline of their submissions; and/or W.35.9. the assessment of the entitlement to and amount of compensation that W.36.Notice of the date, time and place of the hearing shall be given in writing to the W.37.If the Board or its representative fails to attend the hearing, the chairman of the Commission may either adjourn it or proceed in the Board’s absence. W.38.If the Respondent fails to attend the hearing, it shall proceed in the absence of the Respondent. W.39.Any witness who is bound by these Rules, and who having been summoned by a W.40.The chairman of the Commission shall have an overriding discretion as to the manner in which a hearing is conducted but, subject thereto: W.40.1. where the complaint has been admitted, he/she shall invite the Board or its representative to outline the facts of the complaint and shall give the Respondent the opportunity to provide further details of any mitigating W.40.2. where the complaint has been denied, witnesses shall be taken through their evidence in chief by the party tendering such evidence and may be subject to cross-examination by the opposing party (at its option) and re-examination if required. Witnesses may also be examined by the chairman of the Commission and its members; W.40.3. the parties shall be permitted to put questions to witnesses; W.40.4.witnesses may be examined on oath; and W.40.5. at the conclusion of the evidence the parties shall each be invited to address the Commission. W.41.The chairman of a Commission may order that a transcript of the proceedings be taken. W.42.The proceedings of a Commission shall be confidential and shall be conducted in private. W.43.The Board shall have the burden of proving the complaint. The standard of proof shall be on a balance of probabilities. W.44.The Commission shall make its decision unanimously or by majority. No member of the Commission may abstain. W.45. In the case of a determination by written representations the Commission’s decision shall forthwith be communicated in writing by the chairman of the Commission to the parties (and copied to the Chair of the Judicial Panel). W.46. In the case of a determination at a hearing the Commission’s decision shall be announced as soon as practicable thereafter and if possible at the end of the hearing and shall be confirmed in writing by the chairman of the Commission to the parties (and copied to the Chair of the Judicial Panel). W.47. In either case, unless the parties otherwise agree, the Commission shall give its reasons for its decision (a copy of which shall be provided to the Chair of the Judicial Panel). In the event of a majority decision no minority or dissenting opinion shall be produced or published. Commission’s Powers W.48.Upon finding a complaint to have been proved the Commission shall invite the Respondent to place any mitigating factors before the Commission. W.49.Having heard and considered such mitigating factors (if any) the Commission may: W.49.1.reprimand the Respondent; W.49.2. impose upon the Respondent a fine unlimited in amount and suspend any part thereof; W.49.3. in the case of a Respondent who is a Manager, Match Official, Official or Player, suspend him/her from operating as such for such period as it shall think fit; W.49.4.in the case of a Respondent which is a Club: W.49.4.1. suspend it from playing in League Matches or any matches in competitions which form part of the Games Programmes or Professional Development Leagues (as those terms are defined in the Youth Development Rules) for such period as it thinks fit;

Section W: Disciplinary Section W: Disciplinary which may include the fees and expenses of members of the Commission; compensation, in accordance with Rules W.24 and W.25, the Commission may place on the issue of compensation after the complaint has been determined. entitled to be present at the hearing, but may only make submissions or advance Commission gives it leave. the Respondent such sum by way of costs as it shall think fit. matches in competitions which form part of the Games Programme or Professional under the provisions of Rule W.49.4.1, its opponents in such matches which should orders, shall be deemed to have won them. likewise be recoverable by the Person or Club entitled to receive it. recovered by the Board shall be used to defray the costs of the Commission. 241 242 Rules: Section W W.49.4.2. deduct points scored or to be scored in League Matches or such other matches as are referred to in Rule W.49.4.1; W.49.4.3. recommend that the Board orders that a League Match or such other match as is referred to in Rule W.49.4.1 be replayed; W.49.4.4. recommend that the League expels the Respondent from membership in accordance with the provisions of Rule B.6; W.49.5.order the Respondent to pay compensation unlimited in amount to any Person or to any Club (or club); W.49.6.cancel or refuse the registration of a Player registered or attempted to be registered in contravention of these Rules; W.49.7.impose upon the Respondent any combination of the foregoing or such other penalty as it shall think fit; W.49.8.order the Respondent to pay such sum by way of costs as it shall think fit and W.49.9.make such other order as it thinks fit. W.50.Where a Person, Club (or club) has been invited to address the Commission on adjourn the hearing to allow all relevant parties to make submissions, or if it considers that it is in the interest of justice that the determination of the complaint be resolved before the issue of compensation is addressed, direct that a further hearing take W.51.A Person, Club (or club) invited to make submissions on compensation shall be evidence or question witnesses if and to the extent that the chairman of the W.52.If the Board fails to prove a complaint a Commission may order the League to pay to W.53. Where a Respondent Club is suspended from playing in League Matches or any Development Leagues (as those terms are defined in the Youth Development Rules) have been played during the period of suspension, unless a Commission otherwise W.54.Fines and costs shall be recoverable by the Board as a civil debt; compensation shall W.55.Fines recovered by the Board shall be used towards the operating expenses of the League or, at the discretion of the Board, towards charitable purposes. Costs Appeals W.56.Either: W.56.1. a Club (or club) or Person that wishes to challenge: W.56.1.1. the decision of the Board to impose a fixed penalty; or W.56.1.2. the decision of a Commission before which such Club or Person appeared as Respondent; or W.56.1.3. the amount of compensation (if any) which a Commission has, pursuant to Rule W.49.5, ordered either that it shall pay or that shall be paid in its favour; or W.56.2. the Board, where it: W.56.2.1 wishes to challenge a decision taken by a Commission to dismiss a complaint; or W.56.2.2 considers a decision on sanction imposed by a Commission to be unduly lenient, may appeal in accordance with the provisions of these Rules against the decision, the penalty or the amount of compensation (as appropriate). W.57. An appeal shall lie to an Appeal Board which shall be appointed by the Chair of the Judicial Panel and, subject to Rule W.78, shall comprise three members of the Appeals Panel of whom one, who shall have held judicial office, shall sit as chairman of the Appeal Board. W.58.The parties to an appeal shall be: W.58.1. a Respondent to a complaint; and/or W.58.2. a Person, Club or club pursuant to Rule W.56.1.3; and/or W.58.3. the Board. W.59.An appeal against the decision of the Board to impose a fixed penalty shall be in Form 24. W.60.An appeal against the decision of a Commission shall be in Form 25. W.61. An appeal shall be commenced by the appellant sending or delivering to the Chair of the Judicial Panel Form 24 or Form 25, as the case may be, so that it is received together with a deposit of £1,000 within 14 days of the date of the decision appealed against (time being of the essence) unless a lesser period is ordered pursuant to Rule W.69. W.62. As soon as reasonably practicable following receipt of Form 24 or Form 25, as appropriate, the Chair of the Judicial Panel shall appoint an Appeal Board to hear the appeal, confirm the identities of the Appeal Board members to the parties and require each appointed individual to complete a statement of impartiality in such form as the Chair of the Judicial Panel shall prescribe. Where a party objects to one or more of the appointments made to the Appeal Board, it must raise such objection within two Working Days of the relevant appointment(s), which shall be resolved by the Chair of the Judicial Panel in such manner as he/she thinks fit. W.63. The Appeal Board (or the Chair of the Judicial Panel if an Appeal Board has not yet been fully constituted) shall have the power to abridge the time period set out in Rule W.61 if there is a compelling reason why the proceedings before the Appeal Board need to be concluded expeditiously. W.64. The Appeal Board may give directions as it thinks fit for the future conduct of the appeal, addressed in writing to the parties, or require the parties to attend a directions hearing.

Section W: Disciplinary Section W: Disciplinary only be granted if it can be shown that the evidence was not available to the party time at which the Commission heard the complaint. the parties by the chairman of the Appeal Board. either adjourn it or proceed in the party’s absence. pursuant to Rule W.65, an appeal shall be by way of a review of the evidence adduced Subject to the foregoing provisions of this Rule, the Appeal Board shall have an such terms as to costs and otherwise as the Appeal Board shall determine. private. the Appeal Board may abstain. appeal hearing and if possible at the end thereof and shall be confirmed in writing provided to the Chair of the Judicial Panel). If the decision reached by the Appeal published. 243 244 Rules: Section W W.65.Any party to an appeal may apply for permission to adduce evidence that was not adduced before the Commission that heard the complaint. Such permission shall and could not have been obtained by such party with reasonable diligence, at the W.66.Notice of the date, time and place of the appeal hearing shall be given in writing to W.67.If a party fails, refuses or is unable to attend the hearing the Appeal Board may W.68.Except in cases in which the Appeal Board gives leave to adduce fresh evidence before the Commission and the parties shall be entitled to make oral representations. overriding discretion as to the manner in which the hearing is conducted. W.69.The Appeal Board may permit the appellant at any time to withdraw the appeal on W.70.The proceedings of an Appeal Board shall be confidential and shall be conducted in W.71.The Appeal Board shall make its decision unanimously or by majority. No member of W.72. The Appeal Board’s decision shall be announced as soon as practicable after the by the chairman of the Appeal Board to the parties, giving reasons (with a copy Board was by a majority, no minority or dissenting opinion shall be produced or Appeal Board’s Powers W.73.Upon the hearing of an appeal, an Appeal Board may: W.73.1.allow the appeal; W.73.2.dismiss the appeal; W.73.3.except in the case of a fixed penalty, vary any penalty imposed or order made at first instance; W.73.4.vary or discharge any order for compensation made by the Commission; W.73.5.order the deposit to be forfeited to the League or repaid to the appellant; W.73.6.order a party to pay or contribute to the costs of the appeal including the fees and expenses of members of the Appeal Board; W.73.7.remit the matter back to the Commission with directions as to its future disposal; or W.73.8. make such other order as it thinks fit. W.74.Subject to the provisions of Section X of these Rules (Arbitration), the decision of an Appeal Board shall be final. Admissibility of Evidence W.75. In the exercise of their powers under this Section of these Rules, a Commission or an Appeal Board shall not be bound by judicial rules governing the admissibility of evidence. Instead, facts relating to a breach of these Rules may be established by any reliable means. Legal Representation W.76. The parties to proceedings before a Commission or an Appeal Board shall be entitled to be represented by a solicitor or counsel provided that they shall have given to the other party and to the chairman of the Commission or of the Appeal Board as the case may be 14 days’ prior written notice to that effect identifying the solicitor or counsel instructed. Publication and Privilege W.77. Without prejudice in any event to any form of privilege available in respect of any such publication, whether pursuant to the Defamation Act 2013 or otherwise, the Board, a Commission and an Appeal Board shall be entitled to publish reports of their proceedings (including details of any submissions, oral or written statements or other evidence adduced in those proceedings), whether or not they reflect adversely on the character or conduct of any Club, Manager, Match Official, Official or Player. All Clubs and Persons bound by these Rules (and any Person required to observe these Rules as a result of any obligation whether to the League or to any third party) shall be deemed to have provided their full and irrevocable consent to such publication. Ad Hoc Appointments W.78. Notwithstanding Rules W.16 to W.18 and W.57 and any other Rules to the contrary, the Chair of the Judicial Panel may, in his/her absolute discretion, when appointing Commissions, Appeal Boards, tribunals and otherwise, as provided for in the Rules, appoint on an ad hoc basis individuals who are not members of the Judicial Panel but whom he/she considers would be suitable for the particular appointment (and for the period of their temporary appointment each such person will be considered a member of the Judicial Panel). It is anticipated that the Chair of the Judicial Panel will exercise this power only in exceptional circumstances.

Disciplinary and Dispute Resolution Section X : Arbitration Section X: Arbitration its mind properly to the issues to be decided; the contemplation of the Board at the time that the decision was made as being invoke these arbitration provisions in respect of such a dispute, unless that party can and proper for them to have standing before the tribunal. serving upon the other party (and copied to the Board) a request in Form 26. notice in Form 27 addressed to the other party (and copied to the Board) appoint arbitration requested. And within 14 days of their appointment (ie, of the date of the who is both: accordance with these Rules the Board (or The Football Association if the League is 245 246 Rules: Section X X.5. In the case of a Board Dispute, the only grounds for review shall be that the decision: X.5.1. was reached outside the jurisdiction of the Board; X.5.2. could not have been reached by any reasonable Board which had applied X.5.3. was reached as a result of fraud, malice or bad faith; or X.5.4. was contrary to English law; and directly and foreseeably prejudices the interests of a Person or Persons who were in directly affected by it and who suffer loss as a result of that decision. Standing X.6. A Person who is not a party to a Disciplinary Dispute or a Board Dispute may not show that they are sufficiently affected by the outcome of the dispute that it is right Commencement of the Arbitration X.7. An arbitration shall be deemed to have commenced (and for the purpose of Rule X.2 a dispute shall be deemed to have arisen) upon the party requesting an arbitration Appointing the Arbitrators X.8.Subject to Rule X.13, the tribunal shall comprise three Suitably Qualified Persons (as defined in Rule X.10) and there shall be no umpire. X.9. Within 14 days of the party requesting an arbitration serving upon the other party (and copied to the Board) the Form 26 pursuant to Rule X.7, each party shall by one Suitably Qualified Person (as defined in Rule X.10), to act as an arbitrator in the second appointee being appointed) the two arbitrators so appointed shall appoint another Suitably Qualified Person (as defined in Rule X.10) as the third arbitrator who shall sit as chair. If the two arbitrators so appointed fail to agree on the appointment of the third arbitrator the Board (or The Football Association if the League is a party) shall make the appointment giving notice in writing to that effect to each party. X.10. A Suitably Qualified Person for the purposes of this Section X shall be any individual X.10.1. a solicitor of no less than 10 years’ admission or a barrister of no less than 10 years’ call; and X.10.2. independent of the party appointing him/her and able to render an impartial decision. X.11.If a party refuses or fails to appoint an arbitrator when it is obliged to do so in a party) shall make the appointment giving notice in writing to that effect to each party. Definitions X.1. In this Section of these Rules: X.1.1.“the Act” means the Arbitration Act 1996 or any re-enactment or amendment thereof for the time being in force; X.1.2. “party” means a party to the arbitration; X.1.3. “the tribunal” means the arbitral tribunal; and X.1.4. “the chairman” means the chairman of the tribunal. Agreement to Arbitrate X.2. Membership of the League shall constitute an agreement in writing between the League and each Club, between the League and each Director of each Club and between each Club for the purposes of section 5 of the Act in the following terms: X.2.1. to submit all disputes which arise between them (including in the case of a Relegated Club any dispute between it and a Club or the League, the cause of action of which arose while the Relegated Club was a member of the League), whether arising out of these Rules or otherwise, to final and binding arbitration in accordance with the provisions of the Act and this Section of these Rules; X.2.2. that the seat of each such arbitration shall be in England and Wales; X.2.3. that the issues in each such arbitration shall be decided in accordance with English law; and X.2.4. that no other system or mode of arbitration will be invoked to resolve any such dispute. X.3. Disputes subject to arbitration under this Section X will be deemed to fall into one of three categories, being: X.3.1. disputes arising from decisions of Commissions or Appeal Boards made pursuant to Rules W.1 to W.78 (Disciplinary) of these Rules (“Disciplinary Disputes”); X.3.2. disputes arising from the exercise of the Board’s discretion (“Board Disputes”); and X.3.3. other disputes arising from these Rules or otherwise. X.4. In the case of a Disciplinary Dispute, the only grounds for review of a decision of a Commission or Appeal Board by way of arbitration under this Section X shall be that the decision was: X.4.1. reached outside of the jurisdiction of the body that made the decision; X.4.2. reached as a result of fraud, malice or bad faith; X.4.3. reached as a result of procedural errors so great that the rights of the applicant have been clearly and substantially prejudiced; X.4.4. reached as a result of a perverse interpretation of the law; or X.4.5. one which could not reasonably have been reached by any Commission or Appeal Board which had applied its mind properly to the facts of the case.

Section X: Arbitration Section X: Arbitration act and the party appointing him/her must nominate another arbitrator within a single arbitrator (who must be a Suitably Qualified Person) in which case: tribunal comprises a single arbitrator who shall undertake the duties of acting, is removed by order of a competent court or dies, the Board (or The Football the other and to the Board. chairman and shall be copied to the other party and the Board. for that purpose within 14 days of his/her appointment he/she shall either give mediation; relevance or weight of any material submitted by the parties on matters of submissions; 247 248 Rules: Section X X.12.Upon appointment all arbitrators must sign a statement of impartiality. Any arbitrator not signing such a statement within seven days of appointment may not seven days subject to the provisions in Rules X.8 to X.11. Appointing a Single Arbitrator X.13.Notwithstanding the provisions of Rule X.8, the parties shall be at liberty to appoint X.13.1. Form 28 shall be substituted for Form 27; and X.13.2. this Section of these Rules shall be interpreted on the basis that the the chairman. Replacing an Arbitrator X.14. If following his/her appointment an arbitrator refuses to act, becomes incapable of Association if the League is a party) shall appoint a replacement arbitrator (who must be a Suitably Qualified Person) to replace him/her. Communications X.15.All communications sent in the course of the arbitration by the arbitrators shall be signed on their behalf by the chairman. X.16. Such communications addressed by the arbitrators to one party shall be copied to X.17. Any communication sent by either party to the arbitrators shall be addressed to the Directions X.18.The chairman of the tribunal shall decide all procedural and evidential matters and directions for the conduct of the arbitration addressed in writing to each party or serve on each party Form 29 requiring their attendance at a preliminary meeting at which he/she will give directions. In either case the directions shall address without limitation: X.18.1. where appropriate, whether the proceedings should be stayed to permit the parties to explore whether the dispute may be resolved by way of X.18.2. whether and if so in what form and when statements of claim and defence are to be served; X.18.3. whether and if so to what extent discovery of documents between the parties is necessary; X.18.4. whether strict rules of evidence will apply and how the admissibility, fact or opinion shall be determined; X.18.5. whether and if so to what extent there shall be oral or written evidence or X.18.6. whether expert evidence is required; and X.18.7. whether and if so to what extent the tribunal shall itself take the initiative in ascertaining the facts and the law. The Tribunal’s General Powers X.19. The chairman of the tribunal shall have power to: X.19.1. allow either party upon such terms (as to costs and otherwise) as it shall think fit to amend any statement of claim and defence; X.19.2. give directions in relation to the preservation, custody, detention, inspection or photographing of property owned by or in the possession of a party to the proceedings; X.19.3. give directions as to the preservation of evidence in the custody or control of a party; X.19.4. direct that a witness be examined on oath; X.19.5. require each party to give notice of the identity of witnesses it intends to call; X.19.6. require exchange of witness statements and any expert’s reports; X.19.7. appoint one or more experts to report to it on specific issues; X.19.8. require a party to give any such expert any relevant information or to produce or provide access to any relevant documents or property; X.19.9. order that a transcript be taken of the proceedings; X.19.10. extend or abbreviate any time limits provided by this Section of these Rules or by its directions; X.19.11. require the parties to attend such procedural meetings as it deems necessary to identify or clarify the issues to be decided and the procedures to be adopted; and X.19.12. give such other lawful directions as it shall deem necessary to ensure the just, expeditious, economical and final determination of the dispute. Duty of the Parties X.20. The parties shall do all things necessary for the proper and expeditious conduct of the arbitration and shall comply without delay with any direction of the chairman of the tribunal as to procedural or evidential matters. Default of the Parties X.21.If either party is in breach of Rule X.20 the tribunal shall have power to: X.21.1. make peremptory orders prescribing a time for compliance; X.21.2. make orders against a party which fails to comply with a peremptory order; X.21.3. dismiss a claim for want of prosecution in the event of inordinate or inexcusable delay by a party which appears likely to give rise to a substantial risk that it will not be possible to have a fair resolution of the issues or will cause serious prejudice to the other party; and X.21.4. debar that party from further participation and proceed with the arbitration and make an award but only after giving that party written notice of its intention to do so.

Section X: Arbitration Section X: Arbitration the award contains decisions on points of law or interpretation that the Chair of the the agreement of the parties to the arbitration, he/she may produce and circulate to arbitrators’ fees and expenses, the total amount of which shall be specified in the appropriate in relation to the whole or part of the costs. of appeal on a point of law under section 69 of the Act. In the event that a party to any written pleadings filed and/or evidence adduced as soon as reasonably 14 days’ prior written notice to that effect identifying the solicitor or counsel An Official shall not be prevented from representing his/her Club because he/she is proceeds with the arbitration without promptly stating its objection to such non-249 250 Rules: Section X X.31.The award shall be in writing and shall contain reasons for the tribunal’s decision. A copy of it shall be provided to the Board and to the Chair of the Judicial Panel. Where Judicial Panel considers to be of wider application or use to the Board and Clubs, with the Board (for distribution to Clubs) an anonymised summary of the award. Costs X.32.Until they are paid in full, the parties shall be jointly and severally liable to meet the award. X.33. The tribunal shall award costs on the general principle that costs should follow the event except where it appears to the tribunal that in the circumstances this is not X.34. The party in favour of which an order for costs is made shall be allowed, subject to Rule X.35, a reasonable amount in respect of all costs reasonably incurred, any doubt as to reasonableness being resolved in favour of the paying party. X.35.In appropriate cases the tribunal may award costs on an indemnity basis. X.36.The chairman shall have power to tax, assess or determine the costs if requested to do so by either party. Challenging the Award X.37. Subject to the provisions of sections 67 to 71 of the Act, the award shall be final and binding on the parties and there shall be no right of appeal. There shall be no right arbitration under this Section X challenges the award, whether in the English High Court or any other forum, it shall ensure that the League is provided with a copy of practicable after their/its filing. Representation X.38.A party may be represented before a tribunal by a solicitor or counsel provided that instructed is given to the other party and to the chairman. X.39. A Club which is a party may be represented before a tribunal by one of its Officials. or may be a witness in the proceedings. Waiver X.40. A party which is aware of non-compliance with this Section of these Rules and yet compliance to the chairman shall be deemed to have waived its right to object. The Hearing X.22. The chairman shall fix the date, time and place of the arbitration hearing and shall give the parties reasonable notice thereof. A representative of the Board shall be entitled to attend the hearing as an observer. X.23.At or before the hearing the chairman shall determine the order in which the parties shall present their cases. X.24.Any witness who gives oral evidence may be questioned by the representative of each party and by each of the arbitrators. X.25.The proceedings of an arbitration convened under this Section X shall be confidential and shall be conducted in private. Remedies X.26.The tribunal shall have power to: X.26.1. determine any question of law or fact arising in the course of the arbitration; X.26.2. determine any question as to its own jurisdiction; X.26.3. make a declaration as to any matter to be determined in the proceedings; X.26.4. order the payment of a sum of money; X.26.5. award simple or compound interest; X.26.6. order a party to do or refrain from doing anything; X.26.7. order specific performance of a contract (other than a contract relating to land); and X.26.8. order the rectification, setting aside or cancellation of a deed or other document. Majority Decision X.27. If the arbitrators fail to agree on any issue they shall decide by a majority and a majority decision shall be binding on all of them. No dissenting judgment shall be produced. Provisional Awards X.28. The tribunal shall have power to make provisional awards during the proceedings including, without limitation, requiring a party to make an interim payment on account of the claim or the costs of the arbitration. Any such provisional award shall be taken into account when the final award is made. The Award X.29. If before the award is made the parties agree on a settlement of the dispute the tribunal shall record the settlement in the form of a consent award. X.30. The tribunal may make more than one award at different times on different aspects of the matters in dispute.

Disciplinary and Dispute Resolution Section Y: Managers’ Arbitration Tribunal Section Y: Managers’ Arbitration Tribunal Guidance Parties to such disputes are encouraged to seek resolution without recourse to arbitration through, for example, a pre-action meeting to discuss the matter, prior to issuing a Form 26. a deposit of £5,000 to the Board. That party will also send a copy of the Form 26 to members are eligible to sit as chair of the Tribunal. whom is eligible to sit as chair of the Tribunal) and there shall be no umpire. However, member of the Judicial Panel, in which case this Section of the Rules shall be member of the Judicial Panel) who shall undertake the duties of the chairman. Guidance Where the parties engage in mediation, each party should ensure that they are represented in person at such mediation by an individual with sufficient authority to reach a resolution of the dispute. which the parties shall present their cases. each party and by each of the arbitrators. 251 252 Rules: Section Y Y.18. At or before the hearing the chairman of the Tribunal shall determine the order in Y.19. Any witness who gives oral evidence may be questioned by the representative of Y.4. The party requesting such an arbitration shall send a copy of Form 26 together with the Chair of the Judicial Panel who shall forthwith send to each party particulars of those individuals who are members of the Judicial Panel and noting which of the Y.5. The Tribunal shall ordinarily comprise three members of the Judicial Panel (one of the parties are at liberty to agree that the matter be resolved by a single eligible interpreted on the basis that the Tribunal consists of a single arbitrator (an eligible Y.6. Within 14 days of service of the Chair of the Judicial Panel sending particulars of members of the Judicial Panel pursuant to Rule Y.4, each party shall by notice in Form 27 addressed to the Board (copied to the Chair of the Judicial Panel) appoint one eligible Judicial Panel member to act as an arbitrator in the arbitration requested, save where a single arbitrator is agreed pursuant to Rule Y.5, in which case the parties shall jointly confirm his/her identity to the Board (and the Chair of the Judicial Panel) in writing. Y.7. If a party refuses or fails to appoint an arbitrator in accordance with Rule Y.6 the Chair of the Judicial Panel shall make the appointment giving notice in writing to that effect to each party (copied to the Board). Y.8. Within 14 days of their appointment the two arbitrators so appointed shall appoint a third arbitrator who shall be an eligible legally qualified member of the Judicial Panel and who shall sit as chairman of the Tribunal. If the two arbitrators so appointed fail to agree on the appointment of the third arbitrator the Chair of the Judicial Panel shall make the appointment giving notice in writing to that effect to each party (copied to the Board). Y.9. If following his/her appointment an arbitrator refuses to act, becomes incapable of acting, is removed by order of a competent court or dies, the Chair of the Judicial Panel shall appoint a member of the Judicial Panel to replace him/her (and provide notice of that appointment to the Board). Y.10. All communications sent in the course of the arbitration by the Tribunal shall be signed on its behalf by its chairman. Y.11. Such communications addressed by the Tribunal to one party shall be copied to the other and to the Board. Y.12. Any communications sent by either party to the Tribunal shall be addressed to its chairman and shall be copied to the other party and to the Board. Y.13. The chairman of the Tribunal shall decide all procedural and evidential matters and for that purpose within 14 days of his/her appointment he/she shall serve on each party Form 29 requiring their attendance at a preliminary meeting at which he/she will give directions including, but not limited to, those set out in Rule X.18. Y.14. The chairman of the Tribunal shall have the powers set out in Rule X.19. Y.15. The parties shall do all things necessary for the proper and expeditious conduct of the arbitration and shall comply without delay with any direction of the chairman of the Tribunal as to procedural or evidential matters. Y.16. If either party is in breach of Rule Y.15 the Tribunal shall have power to: Y.16.1. make peremptory orders prescribing a time for compliance; Y.16.2. make orders against a party which fails to comply with a peremptory order; Y.16.3. dismiss a claim for want of prosecution in the event of inordinate or inexcusable delay by a party which appears likely to give rise to a substantial risk that it will not be possible to have a fair resolution of the issues or will cause serious prejudice to the other party; and Y.16.4. debar that party from further participation and proceed with the arbitration and make an award but only after giving that party written notice of its intention to do so. Y.17. The chairman of the Tribunal shall fix the date, time and place of the arbitration hearing and shall give the parties reasonable notice thereof. A representative of the Board shall be permitted to attend the hearing as an observer. In order to allow the parties time in which to fulfil their obligation to attempt to reach a settlement of the dispute by mediation, the hearing shall not take place before the expiry of 42 days from the deemed commencement of the arbitration. Managers’ Arbitration Tribunal Y.1. Any dispute arising between the parties to a Manager’s contract of employment shall be determined by the Managers’ Arbitration Tribunal (in this Section of these Rules referred to as ”the Tribunal”). Y.2. The seat of each arbitration conducted by the Tribunal shall be in England and Wales. Each such arbitration shall be decided in accordance with English law. Y.3. Such an arbitration shall be deemed to have commenced upon the party requesting it serving on the other party a request in Form 26.

Section Y: Managers’ Arbitration Tribunal Section Y: Managers’ Arbitration Tribunal 253 254 Rules: Section Y Y.20. Except for the power to order specific performance of a contract, the Tribunal shall have the powers set out in Rule X.26 together with the following additional powers: Y.20.1. to order the cancellation of the registration of the Manager’s contract of employment; Y.20.2. to order that the deposit be forfeited by or returned to the party paying it; and Y.20.3. to make such other order as it thinks fit. Y.21. The provisions of Rules X.27 to X.40 inclusive, substituting “Tribunal” for “tribunal” and “chairman of the Tribunal” for “chairman”, shall apply to proceedings of the Tribunal. In exercising its power to award costs the Tribunal shall have regard to the extent to which each of the parties fulfilled their obligation to attempt to reach a settlement of the dispute by mediation. Y.22. The proceedings of an arbitration convened under this Section Y shall be confidential and shall be conducted in private.

Disciplinary and Dispute Resolution Section Z: Premier League Appeals Committee Section Z: Premier League Appeals Committee Judicial Panel (copied to the Board) identifying: Z.7.5. any documents relied upon, copies of which shall be annexed. is composed in accordance with Rule Z.2; chairman and members of the Committee; and (copied to the Board). Chair of the Judicial Panel (copied to the Board) by recorded delivery post a written together with a copy of any document annexed to: of the proceedings and shall give written notice of the date, time and place thereof adjourn it or proceed in their absence. 255 256 Rules: Section Z Z.6.3.in an application under Rule Z.1.4: Z.6.3.1.the applicant Club; and Z.6.3.2.the respondent Out of Contract Player. Z.7.Proceedings shall be commenced by an application in writing to the Chair of the Z.7.1.the respondent; Z.7.2.the Rule under the provisions of which the appeal or application is made; Z.7.3.the nature of the appeal or application and the facts surrounding it; Z.7.4.the remedy or relief sought; and Z.8.Except in the case of an application made by an Academy Player, an application made under the provisions of Rule Z.7 shall be accompanied by a deposit of £1,000. Z.9.Upon receipt of an application the Chair of the Judicial Panel shall: Z.9.1. procure that for the purpose of determining the application the Committee Z.9.2. send a copy of the application and any documents annexed to it to the Z.9.3. send a copy of the same by recorded delivery post to the respondent Z.10.Within 14 days of receipt of the copy application the respondent shall send to the response to the application, annexing thereto copies of any documents relied upon. Z.11.Upon receipt of the response the Chair of the Judicial Panel shall send a copy thereof Z.11.1.the chairman and members of the Committee; and Z.11.2.the party making the application. Z.12. The chairman of the Committee may give directions as he/she thinks fit for the future conduct of the proceedings addressed in writing to the parties with which the parties shall comply without delay. Z.13. The Committee by its chairman shall have power to summon any Person to attend the hearing of the proceedings to give evidence and to produce documents and any Person who is bound by these Rules and who, having been summoned, fails to attend or to give evidence or to produce documents shall be in breach of these Rules. Z.14.The Chair of the Judicial Panel shall make all necessary arrangements for the hearing to the parties. Z.15.If a party to the proceedings fails to attend the hearing the Committee may either Z.16.The chairman of the Committee shall have an overriding discretion as to the manner in which the hearing of the proceedings shall be conducted. Jurisdiction Z.1.The Premier League Appeals Committee (hereafter in this Section of these Rules called “the Committee”) shall determine the following matters: Z.1.1.an appeal by a Club or an Academy Player under the provisions of Youth Development Rule 298; Z.1.2. an appeal by a Club or a Contract Player under the provisions of Rule T.17.3 against a decision of the Board regarding payment of the balance of a Signing-on Fee to the Contract Player; Z.1.3. an appeal by a Club or a Contract Player under the provisions of Rule T.36 against a decision of the Chairman of the Judicial Panel (or his/her appointee(s), as appropriate), given under either Rule T.30 or Rule T.31; and Z.1.4. an application by a Club under the provisions of Rule V.24 that payments to an Out of Contract Player may cease without affecting the Club’s entitlement to a Compensation Fee. Composition of the Committee Z.2.The Committee shall be composed of: Z.2.1. an independent chairman who holds or has held judicial office and who, with the prior approval of the Professional Footballers’ Association, shall be appointed by the Board in such terms as it thinks fit; Z.2.2.a member of the Judicial Panel appointed by the Chair of the Judicial Panel; and Z.2.3. an appointee of the Professional Footballers’ Association provided that in cases where an officer or employee of that body is appearing before the Committee representing a party to the proceedings then the appointee shall not be an officer or employee of that body. Z.3. If the chairman of the Committee is unable to act or to continue acting as such in the determination of any matter, the Chair of the Judicial Panel shall appoint in his/her stead a member of the Judicial Panel who holds or has held judicial office. Z.4. If following his/her appointment any other member of the Committee is unable to act or to continue acting, his/her appointer may appoint a replacement so that the composition of the Committee is maintained as provided in Rule Z.2. Z.5.If the members of the Committee fail to agree on any issue, they shall decide by a majority. Committee Procedures Z.6.The parties to proceedings before the Committee shall be: Z.6.1.in an appeal under Rule Z.1.1, Z.1.2 or Z.1.3: Z.6.1.1.the appellant Club or Contract Player; and Z.6.1.2.the respondent Contract Player or Club; Z.6.2.in the determination of a dispute under Rule Z.1.3: Z.6.2.1.the applicant Club or Player; and Z.6.2.2.the respondent Player or Club;

Section Z: Premier League Appeals Committee Section Z: Premier League Appeals Committee 257 258 Rules: Section Z Z.17.The Committee shall not be bound by any enactment or rule of law relating to the admissibility of evidence in proceedings before a court of law. Z.18.The hearing shall be conducted in private. Z.19. Each party shall be entitled to be represented at the hearing by a solicitor or counsel provided that they shall have given to the other party and to the chairman of the Committee 14 days’ prior written notice to that effect. Z.20. The Committee’s decision shall be announced as soon as practicable and if possible at the end of the hearing and shall be confirmed in writing to the parties (with a copy to the Board and the Chair of the Judicial Panel). Z.21.The Committee shall give reasons for its decision. Z.22.The decision of the Committee shall be final and binding. Fees and Expenses Z.23.The chairman and members of the Committee shall be entitled to receive from the League a reasonable sum by way of fees and expenses. Committee’s Powers Z.24.Upon determining an application made in accordance with the provisions of this Section of these Rules, the Committee may: Z.24.1. order the deposit required by Rule Z.8 to be forfeited to the League or repaid to the applicant; Z.24.2. order either party to pay to the other such sum by way of costs as it shall think fit which may include the fees and expenses of the chairman and members of the Committee paid or payable under Rule Z.23; and Z.24.3.make such other order as it shall think fit. Z.25.The proceedings of an appeal convened under this Section Z shall be confidential and shall be conducted in private.

Premier League Forms

Premier League Premier League Form 1 Form 2 List of Authorised Signatories of ............................................. Football Club (Rule A.1.18) Notification of Club Bank Account (Rule E.2) To:The Board The Premier League To:The Board The Premier League We confirm on behalf of the board of …………………………....................................... Football Club that the following bank account is the Club’s bank account for the purposes of Rule E.2: The following Officials of the Club are Authorised Signatories: Print Name Position Signature Limit of Authority* (if any) Name of bank ……………………………………………………………......................... Name of account holder …………………………………………………………….... Title of account ……………………………………………………………...................... Sort code …………………………………………………………….................................. Account number …………………………………………………………….................... Signed by a Director of the Club …………………………………………………. Date …………………………………………………. Signed by a Director of the Club …………………………………………………. Date …………………………………………………. * In particular, please indicate if the individual is an Authorised Signatory for the purposes of an application for a UEFA Club Licence. Signed ……………………………................. Position …………………………… Date ………………………...................... 261 262 Premier League Forms

Premier League Premier League Form 3 Form 3A Appeal Under Rule E.34 Calculation of Aggregated Adjusted Earnings Before Tax (Rule E.45.3) To:The Board The Premier League Date: ......................................... We, [insert name of Club] ......................................................... (the “Club”) hereby appeal against the deduction of nine points notified to us by the Board on [date] .............................. on the ground that the Event of Insolvency was caused by and resulted directly from circumstances, other than normal business risks, over which the Club could not reasonably be expected to have had control and its Officials had used all due diligence to avoid the happening of such circumstances. Brief details of the circumstances that led to the Event of Insolvency are set out on the attached sheet(s). A deposit of £1,000 is enclosed. Signed …………………………………………………………………………………….. Statement on behalf of the Board of Directors of the Club On behalf of the board of directors of …………………………………….. Football Club, I confirm in respect of the [Club’s] OR [the Group’s (of which the Club is a member)] accounting period of 36 months ended on ……………………… 20…......... that [with the exception(s) noted below]: Position …………………………………………………………………………………... 1. The above calculation of Adjusted Earnings Before Tax has been prepared in accordance with the Rules of the Premier League; 2. Without prejudice to the generality of paragraph 1 above, the estimated figures for T in the above calculation have been prepared: 2.1 2.2 in all material respects in a format similar to the Club’s Annual Accounts; and are based on the latest information available to the Club and are, to the best of the Club’s knowledge and belief, an accurate estimate as at the time of preparation of future financial performance. [The exception(s) referred to above is/are as follows: …………………………………………......................] For and on behalf of the board of directors of ……….……………………………………….. Football Club Signed ……………………………............... Name ……………………….......... Position ………………………................ To be signed by a director of the Club whose particulars are registered under the provisions section 162 of the Companies Act 2006. Date ..........................…....................... 263 264 Premier League Forms Reporting Period: 36 months ending on ………………………... 20……... T-2 T-1 T Total £ £ £ £ Actual / forecast profit / loss before tax Add back: Depreciation / impairment of tangible fixed assets Amortisation or impairment of goodwill and other intangible assets (excluding amortisation of the costs of players’ registrations) Youth Development Expenditure Women’s Football Expenditure Community Development Expenditure Adjusted Earnings Before Tax

Premier League Form 4 Owners’ and Directors’ Declaration Form 4 Owners’ and Directors’ Declaration (Rules A.1.60, F.2, F.3 and F.4) To:The Board The Premier League 10. I have/have not* 10.1 been a Director of a Club which, while I have been a Director of it, suffered two or more unconnected Events of Insolvency; or I, (full name)......................................................................................................................................................of ..........................................................................................................................(post code) ................................ hereby declare that: 10.2 been a Director of a Club which, while I have been a Director of it, suffered two or more unconnected Events of Insolvency (and in this Declaration 10.2 the definitions of Director at Rule A.1.61. and Events of Insolvency at Rule A.1.67. shall be construed as if references to ‘the Club’ in those definitions were references to ‘the club’); 1. By signing and dating this declaration, I acknowledge and agree to be bound by the Premier League Rules (“Rules”) and agree to submit all disputes of whatever nature with the Premier League to arbitration in accordance with Section X (Arbitration) of the Rules. I further acknowledge and agree that, as a Director, I am/will become* a “Participant” as that term is defined in The Football Association Rules and, as such, will be bound by them; 11. I have/have not* been a Director of two or more Clubs or clubs each of which, while I have been a Director of them, has suffered an Event of Insolvency (and in this Declaration 11 the definitions of Director at Rule A.1.61. and Events of Insolvency at Rule A.1.67. shall be deemed to apply to clubs in the same way as to Clubs); 2. I am/propose to become* a Director of ...............................................................(“the Club”); 3. I am/am not* a person having Control over the Club; 12. I am/am not* subject to a suspension or ban from involvement in the administration of a sport as set out in Rule F.1.13; 4. I am/am not* either directly or indirectly involved in or have power to determine or influence the management or administration of another Club or Football League club; 13. I am/am not* subject to any form of suspension, disqualification or striking-off by a professional body as set out in Rule F.1.14; 5. I hold/do not hold* either directly or indirectly a Significant Interest in a Club while either directly or indirectly holding an interest in any class of Shares of another Club; 14. I have/have not* been an Official of a Club or club (and in this Declaration 14 the definition of Official at Rule A.1.142. shall be construed as if references to a ‘Club’ in that definition includes a ‘club’) that has been expelled from either the League, the EFL, the National League, Isthmian League, Northern Premier League, Southern Football League, the FA Women’s Super League or the FA Women’s Championship whilst I was an Official of that Club or club or in the 30 days immediately following my resignation from the Club or club; 6. I hold/do not hold* either directly or indirectly a Significant Interest in a club (and in this Declaration 6, Significant Interest shall be construed as if references to ‘the Club’ in that definition at Rule A.1.187, were references to ‘the club’). 7. I am/am not* prohibited by law from being a director as set out in Rule F.1.6; 15. I am/am not* required to notify personal information pursuant to Part 2 of the Sexual Offences Act 2003; 8. I have/have not* been Convicted of an offence as set out in Premier League Rule F.1.7 (nor have I otherwise engaged in conduct outside the United Kingdom that would constitute such an offence in the United Kingdom whether or not such conduct resulted in a Conviction); 16. I have/have not* been found to have breached any of the rules set out in Rule F.1.17; 17. I am/am not* an Intermediary and/or registered as an intermediary or agent pursuant to the regulations of any national member association of FIFA; 9. I have/have not* been the subject of any of the arrangements, orders, plans or provisions set out in Rule F.1.9 or F.1.10; 265 266 Premier League Forms

Premier League Owners’ and Directors’ Declaration Form 4 Form 5 Dual Interest Notice (Rules G.1 and G.4) 18. I have/have not* been found by a Commission to have acted in breach of Rules B.24, or L.9; To:The Board The Premier League Date: ................................................. 19. I have/have not* accepted a sanction proposed by the Board pursuant to Rule W.3.6 that I should be disqualified from acting as a Director of the Club, as a result of a breach of Rules B.24, or L.9; Pursuant to Rule G.1 we hereby give notice that a Person *holds *has acquired *has ceased to hold 20. I have provided to the Board of the Premier League all information relevant to its assessment of my compliance with Rule F.1; 21. I have not provided any false, misleading or inaccurate information to the Board of the Premier League relating to my compliance with Rule F.1; and a Significant Interest in ...................................................................................................... Football Club. The particulars required by Rule G.4 are as follows: 22. This Declaration is true in every particular. 1. The Person holding/acquiring/ceasing to hold* a Significant Interest in the Club is I acknowledge further to the Data Protection Act 2018 and the General Data Protection Regulation (“GDPR”) that the Football Association Premier League Limited shall be collecting, sharing and otherwise processing Personal Data which may include Special Categories of Personal Data (both as defined in the GDPR) about me including such data in this form for the purpose of discharging its functions as a regulatory and governing body of football and otherwise in accordance with the Premier League Player Privacy Notice available at www.premierleague.com/player-privacy-policy. (name) ............................................................................................................................... of (address) ...................................................................................................................... 2. The details of the Significant Interest are as follows ........................................................................................................................................................................ I understand that the words “Convicted”, “Club”, “club”, “Control”, “Declaration”, “Director”, “Event of Insolvency”, “Intermediary”, “Shares” and “Significant Interest” (together with any other defined terms comprising any part of these definitions) have the meanings set out in the Rules of the Premier League. ........................................................................................................................................................................ 3. The proportion (expressed in percentage terms) which the Shares bear to the total number of Shares of that class in issue is ..............................% Signed by the Director/proposed Director ....................................................... 4. The proportion (expressed in percentage terms) which the Shares bear to the total number of issued Shares of the Club is ..............................% Date ........................................................ This notice is given on the basis that the words “Club” “Holding” “Person” “Shares” “Significant Interest” (together with any other defined terms comprising any part of the definitions set out therein) have the meanings set out in the Rules of the Premier League. Signed by an Authorised Signatory ….................................................................. Date ........................................................ Signed .................................................................... * delete as appropriate Position ................................................................. *delete as appropriate 267 268 Premier League Forms

Premier League Premier League Form 6 Form 7 Directors’ Report (Rules H.6, H.7, H.8 and H.9) Registration of Pitch Dimensions by ................................................ Football Club (Rule K.17) To:The Football Association Premier League Limited (“the League”) To: The Board The Premier League In accordance with the requirements of Section H of the Rules of the League, we, the Directors of ..................................................... Football Club Limited (“the Club”), hereby report in respect of the Club’s accounting period of ................... months ended on ...........................20 ......... (“the Period of Review”) that [with the exception(s) noted below] all Material Transactions entered into by the Club during the Period of Review: The dimensions of our pitch at [address of ground] ............................................................... for Season 20.......... /20.......... are as follows: Length: .................................. yards (............... metres) Width: .................................... yards (............... metres) (1) were negotiated and approved in accordance with the Club’s written transfer policy; and Signed ……………………………............................ (2) have been documented and recorded as required by relevant provisions of these Rules and the Football Association Rules. Position ……………………………………………....…. Date ………………………...................................... [The exception(s) referred to above is/are as follows ................................] [Signature of each Director and date of signing] 269 270 Premier League Forms

Premier League

Form 8

Team Sheet of .... Football Club (Rule L.22)

Date .... Kick-off time ....

Opponents .... F.C. Referee ....

Team

Shirt No.	Name

Substitutes

Shirt No.	Name	Replaced	Time

Officials occupying the trainer's bench

Name	Job Title

Colour of strip

Shirt	Shorts	Socks	Goalkeeper's Shirt	Goalkeeper's Socks

Signed .... **Position** ....

271

Premier League

Form 9

Gate Statement (Rule L.39)
Season 20...... 20......

Date of Match ....
Home Club .... F.C. Visiting Club .... F.C.

Tickets Issued and Attendance	Home Club	Visiting Club	Total
Total No. of tickets issued			0
No. of spectators attending*			0

RECEIPTS**	
Value of ticket sales £	£0

Signed ....

Position ....

Date ....

* including hospitality
** net of VAT

Premier League Forms

272

Premier League Premier League Form 10 Form 11 Notification of Shirt Numbers Allocated by .................................................................. Football Club (Rule M.6) To:The Board The Premier League Registration of Strips by ...................................................... Football Club (Rule M.17) To: The Board The Premier League The shirt numbers allocated to members of our first team squad in Season 20........./20......... are as follows: I submit herewith samples of our home Strip, alternative Strip(s) and goalkeeper’s Strip for Season 20...... /20...... A brief description (colours) of each is as follows: Shirt No. 1 Name Home Strip Shirt Shorts Change Shorts (if applicable) Socks Change Socks (if applicable) : : : : : .......................................................................................................... .......................................................................................................... .......................................................................................................... .......................................................................................................... .......................................................................................................... .......................................................................................................... 2 3 4 5 6 Goalkeeper (shirt, shorts, socks) : 7 8 Alternative Strip 1 Shirt Shorts Change Shorts (if applicable) Socks Change Socks (if applicable) 9 : : : : : .......................................................................................................... .......................................................................................................... .......................................................................................................... .......................................................................................................... .......................................................................................................... .......................................................................................................... 10 11 12 13 14 Goalkeeper (shirt, shorts, socks) : 15 Alternative Strip 2* Shirt Shorts Change Shorts (if applicable) Socks Change Socks (if applicable) 16 : : : : : .......................................................................................................... .......................................................................................................... .......................................................................................................... .......................................................................................................... .......................................................................................................... .......................................................................................................... 17 18 19 20 21 Goalkeeper (shirt, shorts, socks) : 22 23 Additional Goalkeeper Strip(s) (shirt, shorts, socks) (if applicable) .......................................................................................................... I undertake to give your prompt notice of any deletions from or additions to the above list occurring during the Season. Signed ……………………………............................ Signed …………………………….................................... Position ……………………………………………....…................. Position ……………………………………………....…. Date ……………………….............................................. Date ………………………...................................... * delete if inapplicable 273 274 Premier League Forms Name Shirt No. 24 25 26 27 28 29 30 31 32 33 34 35 36 37 38 39 40 41 42 43 44 45 46

Premier League Premier League Form 12 Form 13 Scout Registration Form (Rule Q.2) Safeguarding Roles and Responsibilities (Rules S.3, S.4 and S.21) Scout’s Particulars To:The Board The Premier League From: ............................................................. Football Club Surname ........................................................ Other name(s) ........................................................................ Address.................................................................................................................................................................. ....................................................................................................................... Post Code ..................................... Date of birth ................................................. The following member of Staff has been designated as the Senior Safeguarding Lead: Name ....................................................................... Application to Register We hereby apply for the above-named to be registered as a Scout whose registration is held by ........................................................ Football Club The following member of Staff has been designated as the Head of Safeguarding: Name ....................................................................... Signed ................................................................... Authorised Signatory The following member of Staff has been designated as Lead Disclosure Officer: Date ....................................................................... Name ....................................................................... Endorsement by Scout I hereby consent to the above application. I certify that the above particulars are correct. I agree to be bound by the Rules of the Premier League. Signed ……………………………............................ Signed ................................................................... Position ……………………………………………....…. Date ....................................................................... Date ………………………...................................... 275 276 Premier League Forms

Premier League Form 14 English Football League Contract Form 14 English Football League Contract “Club Context” shall mean in relation to any representation of the Player and/or the Player’s Image a representation in connection or combination with the name colours Strip trade marks logos or other identifying characteristics of the Club (including trade marks and logos relating to the Club and its activities which trade marks and logos are registered in the name of and/or exploited by any Associated Company) or in any manner referring to or taking advantage of any of the same. “Club Rules” shall mean the rules or regulations affecting the Player from time to time in force and published by the Club. “Code of Practice” shall mean the Code of Practice from time to time in force and produced jointly by the Football Association Premier League Limited and the PFA in conjunction with the FA. “the FA Rules” shall mean the rules and regulations from time to time in force of the FA and including those of FIFA and UEFA to the extent they relate or apply to the Player or the Club. *The Player’s birth certificate must be provided to the League in the case of his first registration. “the FA” shall mean the Football Association Limited. “FIFA” shall mean the Fédération Internationale de Football Association. AN AGREEMENT made the (day) ......................... day of (month and year) ........................... “Gross Misconduct” shall mean serious or persistent conduct behaviour activity or omission by the Player involving one or more of the following: Between ............................................... Football Club/Company Limited/Plc whose registered office is at (address) ........................................................................................................................................ .................................................................................................................................................................................... Registered Company No ...................................................... (a) (b) (c) (d) theft or fraud; deliberate and serious damage to the Club’s property; use or possession of or trafficking in a Prohibited Substance; incapacity through alcohol affecting the Player’s performance as a player; breach of or failure to comply with of any of the terms of this contract (hereinafter referred to as “the Club”) of the one part and the above-named Player (hereinafter referred to as “the Player”) of the other part (e) WHEREBY it is agreed as follows: or such other similar or equivalent serious or persistent conduct behaviour activity or omission by the Player which the Board reasonably considers to amount to gross misconduct. 1. Definitions and Interpretation 1.1 The words and phrases below shall have the following meaning. “Holiday Year” shall mean a period of twelve months from 1st July in one year to 30th June in the next year. “Associated Company” shall mean any company which is a holding company or subsidiary (each as defined in Section 736 of the Companies Act 1985) of the Club or of any holding company of the Club. “Intermediary” means any person who qualifies as an Intermediary for the purposes of the FA Regulations on Working with Intermediaries as they may be amended from time to time. “the Board” shall mean the board of directors of the Club for the time being or any duly authorised committee of such board of directors. 277 278 Premier League Forms Player’s surname Player’s forename(s) Present Postal Address Email address FA Copy League Copy Club Copy Player Copy No.

English Football League Contract Form 14 English Football League Contract Form 14 “International Club” shall mean any association football club that does not participate in a league competition sanctioned by or otherwise affiliated to the FA. the President (“the President”) for the time being of the Royal College of Surgeons) (“the Further Opinion”) the Player will be unlikely by reason of such incapacity to play football to the same standard at which the Player would have played if not for such incapacity for a consecutive period of not less than twenty months commencing on the date of commencement of the incapacity PROVIDED that if the Initial Opinion and the Further Opinion disagree with one another then if the Further Opinion was given by a consultant nominated by the President it shall prevail but if not then a third opinion (“the Third Opinion”) from a consultant nominated by the President may be obtained on the application of either party and that opinion shall be final and binding for the purposes of this definition. “International Loan Agreement” shall mean a loan agreement signed between a Transferor Club and an International Club. “Internet” shall mean the global network of computer systems using TCP/IP protocols including (without limitation) the World Wide Web. “the Laws of the Game” shall mean the laws from time to time in force governing the game of association football as laid down by the International Football Association Board (as defined in the statutes of FIFA). “Player’s Image” shall mean the Player’s name nickname fame image signature voice and film and photographic portrayal virtual and/or electronic representation reputation replica and all other characteristics of the Player including his shirt number. “the League” shall mean the football league of which the Club is a member from time to time. “the League Rules” shall mean the rules or regulations from time to time in force of the League. “Player Injury” shall mean any injury or illness (including mental illness or disorder) other than any injury or illness which is directly caused by or results directly from a breach by the Player of his obligations under clause 3.2.1 of this contract or of any other of his obligations hereunder amounting to Gross Misconduct. “Manager” shall mean the official of the Club responsible for selecting the Club’s first team. “Media” shall mean any and all media whether now existing or hereafter invented including but not limited to any print and/or paper medium broadcast satellite or cable transmission and any visual and/or audio medium and including but not limited to the Internet any television or radio channel Website webcast and/or any transmission made by any mobile or mobile telephony standard or technology or other media or broadcasting service. “Prohibited Substance” shall have the meaning set out in the FA Rules. “the Rules” shall mean the statutes and regulations of FIFA and UEFA the FA Rules the League Rules the Code of Practice and the Club Rules. “Strip” shall mean all versions from time to time of the Club’s official football clothing including shirts shorts socks and/or training kit track suits headwear and/or any other clothing displaying the Club’s name and/or official logo. “PFA” shall mean the Professional Footballers Association. “Permanent Incapacity” shall mean either (a) “Permanent Total Disablement” as defined in the League’s personal accident insurance scheme or (b) incapacity of the Player by reason of or resulting from any injury or illness (including mental illness or disorder) where in the written opinion of an appropriately qualified medical consultant instructed by the Club (“the Initial Opinion”) and (if requested in writing either by the Club at any time or by the Player at any time but not later than twenty one days after receipt from the Club of notice in writing terminating this contract pursuant to clause 8.1) of a further such consultant approved or proposed by the Player (and in the absence of either an approval or proposal within 28 days of the request nominated on the application of either party by “UEFA” shall mean the Union des Associations Européennes de Football. “Website” shall mean a site forming part of the Internet with a unique URL/ domain name. 1.2 For the purposes of this contract and provided the context so permits: 1.2.1 the singular shall include the plural and vice versa and any gender includes any other gender; 279 280 Premier League Forms

English Football League Contract Form 14 English Football League Contract Form 14 1.2.2 references to person shall include any entity business firm or unincorporated association; and 3.1.4 to undertake such other duties and to participate in such other activities as are consistent with the performance of his duties under clauses 3.1.1 to 3.1.3 and as are reasonably required of the Player; 1.2.3 references to statutory enactments or to the Rules shall include re-enactments and amendments of substantially the same intent as the original referenced enactment or Rule. 3.1.5 that he has given all necessary authorities for the release to the Club of his medical records and will continue to make the same available as requested by the Club from time to time during the continuance of this contract; 1.3 The headings of this contract are for convenience only and not interpretation. 1.4 In the event of any dispute as to the interpretation of any of the provisions of this contract reference shall be made (where appropriate) for clarification to the Code of Practice but so that in the event of any conflict the provisions of this contract shall prevail. Subject thereto wherever specific reference to the Code of Practice is made in this contract the relevant terms and provisions thereof are deemed incorporated herein as if set out in full. 3.1.6 to comply with and act in accordance with all lawful instructions of any authorised official of the Club; 3.1.7 to play football solely for the Club or as authorised by the Club or as required by the Rules; 3.1.8 to observe the Laws of the Game when playing football; 2. Appointment and duration 3.1.9 to observe the Rules but in the case of the Club Rules to the extent only that they do not conflict with or seek to vary the express terms of this contract; 2 .1 The Club engages the Player as a professional footballer on the terms and conditions of this contract and subject to the Rules. 2.2 This contract shall remain in force until the date specified in clause 2 of Schedule 2 hereto subject to any earlier determination pursuant to the terms of this contract. 3.1.10 to submit promptly to such medical and dental examinations as the Club may reasonably require and to undergo at no expense to himself such treatment as may be prescribed by the medical or dental advisers of the Club or the Club’s insurers; 3. Duties and Obligations of the Player 3.1.11 on the termination of this contract for any cause to return to the Club in a reasonable and proper condition any property (including any car) which has been provided or made available by the Club to the Player in connection with his employment. 3.1 The Player agrees: 3.1.1 when directed by an authorised official of the Club: 3.1.1.1 to attend matches in which the Club is engaged; 3.2 The Player agrees that he shall not: 3.1.1.2 to participate in any matches in which he is selected to play for the Club; and 3.2.1 undertake or be involved in any activity or practice which will knowingly cause to be void or voidable or which will invoke any exclusion of the Player’s cover pursuant to any policy of insurance maintained for the benefit of the Club on the life of the Player or covering his physical well-being (including injury and incapacity and treatment thereof); 3.1.1.3 to attend at any reasonable place for the purposes of and to participate in training and match preparation; 3.1.2 to play to the best of his skill and ability at all times; 3.1.3 except to the extent prevented by injury or illness to maintain a high standard of physical fitness at all times and not to indulge in any activity sport or practice which might endanger such fitness or inhibit his mental or physical ability to play practise or train; 3.2.2 when playing or training wear anything (including jewellery) which is or could be dangerous to him or any other person; 3.2.3 except to the extent specifically agreed in writing between the Club and the Player prior to the signing of this contract use as his regular 281 282 Premier League Forms

English Football League Contract Form 14 English Football League Contract Form 14 place of residence any place which the Club reasonably deems unsuitable for the performance by the Player of his duties other than temporarily pending relocation; Club. No photograph of the Player taken pursuant to the provisions of this clause 4.1 shall be used by the Club or any other person to imply any brand or product endorsement by the Player. 3.2.4 undertake or be engaged in any other employment or be engaged or involved in any trade business or occupation or participate professionally in any other sporting or athletic activity without the prior written consent of the Club PROVIDED THAT this shall not: 4.2 Whilst he is providing or performing the services set out in this contract (including travelling on Club business) the Player shall: 4.2.1 wear only such clothing as is approved by an authorised official of the Club; and 3.2.4.1 prevent the Player from making any investment in any business so long as it does not conflict or interfere with his obligations hereunder; or 4.2.2 not display any badge mark logo trading name or message on any item of clothing without the written consent of an authorised official of the Club provided that nothing in this clause shall prevent the Player wearing and/or promoting football boots and in the case of a goalkeeper gloves of his choice. 3.2.4.2 limit the Player’s rights under clauses 4 and 6.1.8; 3.2.5 knowingly or recklessly do write or say anything or omit to do anything which is likely to bring the Club or the game of football into disrepute cause the Player or the Club to be in breach of the Rules or cause damage to the Club or its officers or employees or any match official. Whenever circumstances permit the Player shall give to the Club reasonable notice of his intention to make any contributions to the public media in order to allow representations to be made to him on behalf of the Club if it so desires; 4.3 Subject in any event to clause 4.4 and except to the extent of any commitments already entered into by the Player as at the date hereof or when on international duty in relation to the Players’ national football association UEFA or FIFA he shall not (without the written consent of the Club) at any time during the term of this contract do anything to promote endorse or provide promotional marketing or advertising services or exploit the Player’s Image either (a) in relation to any person in respect of such person’s products brand or services which conflict or compete with any of the Club’s club branded or football related products (including the Strip) or any products brand or services of the Club’s two main sponsors/commercial partners or of the League’s one principal sponsor or (b) for the League 3.2.6 except in the case of emergency arrange or undergo any medical treatment without first giving the Club proper details of the proposed treatment and physician/surgeon and requesting the Club’s consent which the Club will not unreasonably withhold having due regard to the provisions of the Code of Practice. 4.4 The Player agrees that he will not either on his own behalf or with or through any third party undertake promotional activities in a Club Context nor exploit the Player’s Image in a Club Context in any manner and/or in any Media nor grant the right to do so to any third party. 4. Community public relations and marketing 4.1 For the purposes of the promotional community and public relations activities of the Club and/or (at the request of the Club) of any sponsors or commercial partners of the Club and/or of the League and/or of any main sponsors of the League the Player shall attend at and participate in such events as may reasonably be required by the Club including but not limited to appearances and the granting of interviews and photographic opportunities as authorised by the Club. The Club shall give reasonable notice to the Player of the Club’s requirements and the Player shall make himself available for up to six hours per week of which approximately half shall be devoted to the community and public relations activities of the 4.5 Except to the extent specifically herein provided or otherwise specifically agreed with the Player nothing in this contract shall prevent the Player from undertaking promotional activities or from exploiting the Player’s Image so long as: 4.5.1 the said promotional activities or exploitation do not interfere or conflict with the Player’s obligations under this contract; and 4.5.2 the Player gives reasonable advance notice to the Club of any intended promotional activities or exploitation. 283 284 Premier League Forms

English Football League Contract Form 14 English Football League Contract Form 14 4.6 The Player hereby grants to the Club the right to photograph the Player both individually and as a member of a squad and to use such photographs and the Player’s Image in a Club Context in connection with the promotion of the Club and its playing activities and the promotion of the League and the manufacture sale distribution licensing advertising marketing and promotion of the Club’s club branded and football related products (including the Strip) or services (including such products or services which are endorsed by or produced under licence from the Club) and in relation to the League’s licensed products services and sponsors in such manner as the Club may reasonably think fit so long as: 4.10 For the purposes of the Contracts (Rights of Third Parties) Act 1999 nothing in this clause 4 is intended to nor does it give to the League any right to enforce any of its provisions against the Club or the Player. 4.11 Nothing in this clause 4 shall prevent the Club from entering into other arrangements additional or supplemental hereto or in variance hereof in relation to advertising marketing and/or promotional services with the Player or with or for all or some of the Club’s players (including the Player) from time to time. Any other such arrangements which have been agreed as at the date of the signing of this contract and any image contract or similar contract required to be set out in this contract by the League Rules are set out in Schedule 2 paragraph 13. 4.6.1 the use of the Player’s photograph and/or Player’s Image either alone or with not more than two other players at the Club shall be limited to no greater usage than the average for all players regularly in the Club’s first team; 5. Remuneration and expenses 5.1 Throughout his engagement the Club shall pay to the Player the remuneration and shall provide the benefits (if any) as are set out in Schedule 2. 4.6.2 the Player’s photograph and/or Player’s Image shall not be used to imply any brand or product endorsement by the Player; and 5.2 The Club shall reimburse the Player all reasonable hotel and other expenses wholly and exclusively incurred by him in or about the performance of his duties under this contract PROVIDED that the Player has obtained the prior authorisation of a director the Manager or the secretary of the Club and the Player furnishes the Club with receipts or other evidence of such expenses. 4.6.3 PROVIDED that all rights shall cease on termination of this contract save for the use and/or sale of any promotional materials or products as aforesaid as shall then already be manufactured or in the process of manufacture or required to satisfy any outstanding orders. 5.3 The Club may deduct from any remuneration payable to the Player: 4.7 In its dealings with any person permitted by the Club to take photographs of the Player the Club shall use reasonable endeavours to ensure that the copyright of the photographs so taken is vested in the Club and/or that no use is made of the said photographs without the Club’s consent and in accordance with the provisions of this contract. 5.3.1 any monies disbursed and/or liabilities incurred by the Club on behalf of the Player with the Players prior consent; 5.3.2 any other monies (but not claims for damages or compensation) which can be clearly established to be properly due from the Player to the Club. 4.8 The Player shall be entitled to make a responsible and reasonable reply or response to any media comment or published statements likely to adversely affect the Player’s standing or reputation and subject as provided for in clause 3.2.5 to make contributions to the public media in a responsible manner. 5.4 If at a Disciplinary hearing conducted under Part 1 of Schedule 1 hereto a fine is imposed on a player calculated by reference to the Player’s weekly wage, the fine shall take the form of a forfeiture of wages of a corresponding amount so that the amount forfeit shall not become payable to the Player. The forfeiture shall take effect in relation to the monthly instalment of the Player’s remuneration falling due next after the date on which the notice of the decision is given to him (“Pay Day”). But see clause 5.5 dealing with appeals. For the avoidance of doubt, the amount forfeit is the gross amount of the weekly wage. 4.9 In this clause 4 where the context so admits the expression “the Club” includes any Associated Company of the Club but only to the extent and in the context that such company directly or indirectly provides facilities to or undertakes commercial marketing or public relations activities for the Club and not so as to require the consent of any Associated Company when consent of the Club is required. 285 286 Premier League Forms

English Football League Contract Form 14 English Football League Contract Form 14 5.5 If on Pay Day the time for appealing has not expired or if notice of appeal has been given, the reference to Pay Day shall be to the day on which the monthly instalment of remuneration becomes payable next after (i) the expiry of the time for appealing without any appeal having been made or (ii) if an appeal is made, the date on which the outcome of the appeal is notified to the Player. In the case of an appeal, the amount that is forfeit shall be the amount (if any) determined on appeal. 6.1.5 comply with all relevant statutory provisions relating to industrial injury and any regulations made pursuant thereto; 6.1.6 at all times maintain and observe a proper health and safety policy for the security safety and physical well being of the Player when carrying out his duties under this contract; 6.1.7 in any case where the Club would otherwise be liable as employer for any acts or omissions of the Player in the lawful and proper performance of his playing practising or training duties under this contract defend the Player against any proceedings threatened or brought against him at any time arising out of the carrying out by him of any such acts or omissions and indemnify him from any damages awarded and this obligation and indemnity shall continue in relation to any such acts or omissions during the currency of this contract notwithstanding its expiry or termination before such proceedings are threatened and/or brought; 6. Obligations of the Club 6.1 The Club shall: 6.1.1 observe the Rules all of which (other than the Club Rules) shall take precedence over the Club Rules; 6.1.2 provide the Player each year with copies of all the Rules which affect the Player and of the terms and conditions of any policy of insurance in respect of or in relation to the Player with which the Player is expected to comply; 6.1.8 give the Player every opportunity compatible with his obligations under this contract to follow any course of further education or vocational training which he wishes to undertake and give positive support to the Player in undertaking such education and training. The Player shall supply the Footballer’s Further Education and Vocational Training Society with particulars of any courses undertaken by him; and 6.1.3 promptly arrange appropriate medical and dental examinations and treatment for the Player at the Club’s expense in respect of any injury to or illness (including mental illness or disorder) of the Player save where such injury or illness is caused by an activity or practice on the part of the Player which breaches clause 3.2.1 hereof in which case the Club shall only be obliged to arrange and pay for treatment to the extent that the cost thereof remains covered by the Club’s policy of medical insurance or (if the Club does not maintain such a policy) then to the extent that it would remain covered by such a policy were one maintained upon normal industry terms commonly available within professional football and so that save as aforesaid this obligation shall continue in respect of any examinations and/ or treatment the necessity for which arose during the currency of this contract notwithstanding its subsequent expiry or termination until the earlier of completion of the necessary examinations and/ or prescribed treatment and a period of eighteen months from the date of expiry or termination hereof; 6.1.9 release the Player as required for the purposes of fulfilling the obligations in respect of representative matches to his national association pursuant to the statutes and regulations of FIFA. 6.2 The Club shall not without the consent in writing of the Player: 6.2.1 take or use or permit to be used photographs of the Player for any purposes save as permitted by clause 4; or 6.2.2 use or reveal the contents of any medical reports or other medical information regarding the Player obtained by the Club save for the purpose of assessing the Player’s health and fitness obtaining medical and insurance cover and complying with the Club’s obligations under the Rules. 6.1.4 The Club shall use all reasonable endeavours to ensure that any policy of insurance maintained by the Club for the benefit of the Player continues to provide cover for any examinations and/or treatment as are referred to in clause 6.1.3 until completion of any such examinations and/or treatment; 287 288 Premier League Forms

English Football League Contract Form 14 English Football League Contract Form 14 7. Injury and Illness the Club shall be entitled to serve a notice upon the Player terminating this contract. 7.1 Any injury to or illness of the Player shall be reported by him or on his behalf to the Club immediately and the Club shall keep a record of such injury or illness. 8.2 The length of such notice shall be twelve months in the case of an incapacity by reason of a Player Injury and six months in every other case. 7.2 In the event that the Player shall become incapacitated from playing by reason of any injury or illness (including mental illness or disorder) the Club shall pay to the Player during such period of incapacity or the period of this contract (whichever is the shorter) the following amounts of remuneration for the following periods: 8.3 The notice referred to in clause 8.1 may be served at any time after: 8.3.1 the date on which the Player is declared to be suffering Permanent Total Disablement under the terms of the League’s personal accident insurance scheme; or 7.2.1 in the case of a Player Injury his basic wage over the first eighteen months and one half of his basic wage for the remainder of his period of incapacity; 8.3.2 the date on which such Permanent Incapacity is established by the Initial Opinion; or 7.2.2 in the case of any other injury or illness his basic wage over the first twelve months and one half of his basic wage for the remainder of his period of incapacity. 8.3.3 in the case of any incapacity as is referred to in 8.1.2 the date on which the period of incapacity shall exceed eighteen months as aforesaid but so that the right to terminate pursuant to clause 8.1.2 shall only apply while such incapacity shall continue thereafter. 7.3 In each case specified in clause 7.2 above there shall be paid to the Player in addition to his basic wage all or the appropriate share of any bonus payments if and to the extent that payment or provision for continuation of the same is specifically provided for in Schedule 2 or in the Club’s Bonus Scheme. 8.4 In the event that after the service of any notice pursuant to clause 8.1.1 Permanent Incapacity is not confirmed by the Further Opinion (if requested) or (where relevant) by the Third Opinion then such notice shall lapse and cease to be of effect. 7.4 The payments made by the Club pursuant to clause 7.2 shall be deemed to include all and any statutory sick pay and/or any other state benefits payable by reference to sickness to which the Player may be entitled. 8.5 In the case of any notice of termination given under this clause 8 the Club shall be entitled by further notice on or after serving notice of termination to terminate this contract forthwith on paying to the Player at the time of such termination the remainder of his remuneration and any other sums properly due to him under this contract and the value of any other benefits which would be payable or available to the Player during the remainder of the period of his notice of termination provided always that the Club’s obligations pursuant to clause 6.1.3 shall continue to apply during the remainder of the said notice period and for any further relevant period as provided therein. 7.5 Nothing in this clause 7 shall reduce or vary the entitlement of the Player to signing on fees and/or loyalty payments or any other payments of a similar nature due to him under this Contract. 8. Permanent or Prolonged Incapacity 8.1 In the event that: 8.1.1 the Player shall suffer Permanent Incapacity; or 8.6 Where the Club has made payment to the Player during any period of incapacity owing to illness or injury and the Player’s absence is due to the action of a third party other than of another club player or match official in relation to any damage or injury sustained on or about the field of play or during training or practising giving the Player a right of recovery against that third party then if the Player makes any claim against such third party 8.1.2 the Player has been incapacitated from playing by reason of or resulting from the same injury or illness (including mental illness or disorder) for a period (consecutive or in the aggregate) amounting to eighteen months in any consecutive period of twenty months; 289 290 Premier League Forms

English Football League Contract Form 14 English Football League Contract Form 14 the Player must where he is reasonably able to do so include as part of such claim from such third party a claim for recovery of any such payment and upon successful recovery repay to the Club the lesser of the total of the remuneration paid by the Club to the Player during the period of incapacity and the amount of any damages payable to or recovered by the Player in respect of such claim or otherwise by reference to loss of earnings under this contract under any compromise settlement or judgment. Any amounts paid by the Club to the Player in such circumstances shall constitute loans from the Club to be repaid to the Club to the extent aforesaid upon successful recovery as aforesaid. 10.4 If the Player exercises his right of appeal the termination of this contract by the Club shall not become effective unless and until it shall have been determined that the Club was entitled to terminate this contract pursuant to clause 10.1 but so that if it is so determined then subject only to clause 10.5.3 the Player shall cease to be entitled to any remuneration or benefits with effect from the expiration of the period of notice referred to in clause 10.3 and any payment made by the Club in respect thereof shall forthwith become due from the Player to the Club. 10.5 Pending the hearing and determination of such appeal the Club may suspend the Player for up to a maximum of six weeks from the date of notice of termination and if the Board so determine such suspension shall be without pay provided that: 9. Disciplinary Procedure Except in any case where the Club terminates the Player’s employment pursuant to the provisions of clause 10 hereof (when the procedure set out therein shall apply) the Club shall operate the disciplinary procedure set out in Part 1 of Schedule 1 hereto in relation to any breach or failure to observe the terms of this contract or of the Rules. 10.5.1 the payment due to the Player in respect of the fourteen days’ notice period under clause 10.1 is made to the Player forthwith; 10.5.2 pending the determination of the appeal an amount equal to the remuneration which would otherwise have been due to the Player but for the suspension without pay is paid to an escrow account held by the PFA as and when it would otherwise have become due for payment to the Player and following the determination of the appeal the PFA will either pay the money (including interest earned on the said account) to the Player or return it to the Club according to the appeal decision; 10. Termination by the Club 10.1 The Club shall be entitled to terminate the employment of the Player by fourteen days’ notice in writing to the Player if the Player: 10.1.1 shall be guilty of Gross Misconduct; 10.1.2 shall fail to heed any final written warning given under the provisions of Part 1 of Schedule 1 hereto; or 10.5.3 all other benefits for the Player under the provisions of clauses 6.1.3 and 6.1.4 of this contract shall be maintained and remain in force while the appeal is pending; and 10.1.3 is convicted of any criminal offence where the punishment consists of a sentence of imprisonment of three months or more (which is not suspended). 10.5.4 during any such period of suspension the Club shall be under no obligation to assign to the Player any playing training or other duties and shall be entitled to exclude the Player from the Club’s premises including its ground and training ground. 10.2 If the Club terminates the Player’s employment for any reason under clause 10.1 the Club shall within seven days thereafter notify the Player in writing of the full reasons for the action taken. 10.3 The Player may by notice in writing served on the Club and the League at any time from the date of termination up to fourteen days after receipt by the Player of written notification under clause 10.2 give notice of appeal against the decision of the Club to the League and such appeal shall be determined in accordance with the procedures applicable pursuant to the League Rules. 10.6 Upon any termination of this contract by the Club becoming operative the Club shall forthwith release the Player’s registration. 11. Termination by the Player 11.1 The Player shall be entitled to terminate this contract by fourteen days’ notice in writing to the Club if the Club: 291 292 Premier League Forms

English Football League Contract Form 14 English Football League Contract Form 14 11.1.1shall be guilty of serious or persistent breach of the terms and conditions of this contract; or 15.Survival The provisions of this contract shall remain in full force and effect in respect of any act or omission of either party during the period of this contract notwithstanding the termination of this contract. 11.1.2fails to pay any remuneration or other payments or bonuses due to the Player or make available any benefits due to him as it or they fall due or within fourteen days thereafter and has still failed to make payment in full or make the benefits available by the expiry of the said fourteen days’ notice. 16.Confidentiality This contract is to be treated as being private and confidential and its contents shall not be disclosed or divulged either directly or indirectly to any person firm or company whatsoever either by the Club the Player or any Intermediary of the Club or the Player except: 11.2 The Club may within fourteen days of receipt of any notice of termination of this contract by the Player in accordance with clause 11.1 give written notice of appeal against such termination to the Player and to the League which shall hear such appeal in accordance with procedures applicable pursuant to the League Rules. 16.1 with the prior written agreement of both the Club and the Player; or 16.2 as may be required by any statutory regulatory governmental or quasi governmental authorities or as otherwise required by law or pursuant to the Rules including (where appropriate) any recognised stock exchange; or 11.3 If the Club exercises its right of appeal pursuant to clause 11.2 the termination of this contract shall not become operative unless and until it shall have been determined that the Player was entitled to terminate this contract pursuant to clause 11.1. 16.3 in the case of the Player to his duly appointed Intermediary and professional advisers including the PFA; or 16.4 in the case of the Club to its duly appointed Intermediary and its professional advisers or to such of its directors secretary servants or representatives or auditors to whom such disclosure is strictly necessary for the purposes of their duties and then only to the extent so necessary. 11.4 Upon any termination of this contract by the Player becoming operative the Club shall forthwith release the Player’s registration. 12.Grievance Procedure In the event that the Player has any grievance in connection with his employment under this contract the grievance procedures set out in Part 2 of the Schedule 1 hereto shall be available to the Player. 17.Arbitration Any dispute between the Club and the Player not provided for in clauses 9, 10, 11,12 and Schedule 1 hereof shall be referred to arbitration in accordance with the League Rules or (but only if mutually agreed by the Club and the Player) in accordance with the FA Rules. 13.Representation of Player In any disciplinary or grievance procedure the Player shall be entitled to be accompanied by or represented by his Club captain or a PFA delegate and/or any officer of the PFA. 18.Specificity of Football The parties hereto confirm and acknowledge that this contract the rights and obligations undertaken by the parties hereto and the fixed term period thereof reflect the special relationship and characteristics involved in the employment of football players and the participation by the parties in the game of football pursuant to the Rules and the parties accordingly agree that all matters of dispute in relation to the rights and obligations of the parties hereto and otherwise pursuant to the Rules including as to termination of this contract and any compensation payable in respect of termination or breach thereof shall be submitted to and the parties hereto accept the jurisdiction and all appropriate determinations of such tribunal panel or other body (including pursuant to any appeal therefrom) pursuant to the provisions of and in accordance with the procedures and practices under this contract and the Rules. 14.Holidays For each Holiday Year the Player shall be entitled to take in the aggregate the equivalent of five weeks paid holiday to be taken at a time or times and for such days during the Holiday Year as shall be determined by the Club but so that (subject to the Club’s first team and any international commitments) the Club shall not unreasonably refuse to permit the Player to take three of such weeks consecutively. Holidays not taken during any Holiday Year (or subject to agreement by the Club within one month of the end of such Holiday Year) may not be carried forward into any subsequent Holiday Year. 293 294 Premier League Forms

English Football League Contract Form 14 English Football League Contract Form 14 19. Severance 20.4 For the purposes of the Data Protection Act 1998 the Player consents to the Club the League PFA and FA collecting Personal Data including Sensitive Personal Data (both as defined in the said Act) about the Player. The Club’s Data Protection Policy can be found in the Club’s employee handbook. 19.1 If the Player shall not make an application to an Employment Tribunal for compensation in respect of unfair dismissal or redundancy as a result of not being offered a new contract either on terms at least as favourable as under this contract or at all then the following provisions of this clause 19 shall take effect. 21.Jurisdiction and Law This contract shall be governed by and construed in accordance with English law and the parties submit to the non exclusive jurisdiction of the English Courts. 19.2 If by the expiry of this contract the Club has not made to the Player an offer of re-engagement on terms at least as favourable to the Player as those applicable over the last twelve months of this contract (or the length of this contract if shorter) then subject to clauses 19.1 and 19.3 the Player shall continue to receive from his Club (as a separate payment representing compensation as more particularly referred to in the Code of Practice) a payment equal to his weekly basic wage (at the average amount of his weekly wage over the preceding 12 months of this contract or the whole of this contract if shorter) for a period of one month from the expiry of this contract or until the Player signs for another club whichever period is the shorter provided that where the Player signs for another club within that period of one month at a lower basic wage than such average then such payment shall in addition include a sum equal to the shortfall in such basic wage for the remainder of such period; 19.3 The maximum amount payable to the Player under sub-clause 19.2 is double the maximum sum which an Employment Tribunal can award from time to time as a compensatory award for unfair dismissal. 20. Miscellaneous 20.1 This contract and the documents referred to herein constitute the entire agreement between the Club and the Player and supersede any and all preceding agreements between the Club and the Player. 20.2 The further particulars of terms of employment not contained in the body of this contract which must be given to the Player in compliance with Part 1 of the Employment Rights Act 1996 are given in Schedule 2. 20.3 This contract is signed by the parties hereto in duplicate so that for this purpose each signed agreement shall constitute an original but taken together they shall constitute one agreement. 295 296 Premier League Forms

English Football League Contract Form 14 English Football League Contract Form 14 Schedule 1 Part 1 Disciplinary Procedure and Penalties 3.2 Disciplinary Hearing 3.2.1 If the Club decides to hold a disciplinary hearing about the matter complained of the Player will be given full details in writing of the complaint against him and reasonable notice of the date and time of the hearing. At the hearing the Player will be given an opportunity to state his case either personally or through his representative as provided for in clause 13 of this contract. 1. Introduction The disciplinary procedure aims to ensure that the Club behaves fairly in investigating and dealing with allegations of unacceptable conduct with a view to helping and encouraging all employees of the Club to achieve and maintain appropriate standards of conduct and performance. The Club nevertheless reserves the right to depart from the precise requirements of its disciplinary procedure where the Club considers it expedient to do so and where the Player’s resulting treatment is no less fair. 3.2.2 Subject as provided in paragraph 3.2.3 no disciplinary penalty will be imposed without first giving the Player the opportunity to state his case to the Manager or if the Player so requests to a director of the Club and where the Club considers it appropriate or where the Player requests the same without a disciplinary hearing. 2. Records 3.2.3 A disciplinary hearing may proceed in the Player’s absence and a disciplinary penalty may be imposed if he fails to appear at such hearing after having received proper notice thereof. All cases of disciplinary action under this procedure will be recorded and placed in the Club’s records until deleted in accordance with paragraph 4.2. A copy of the Club’s disciplinary records concerning the Player will be supplied to the Player at his request. 3.3 Appeals 3.3.1 The Player shall have a right of appeal to the Board against any disciplinary decision. The Player should inform the Board in writing of his wish to appeal within fourteen days of the date of notification to him of the decision which forms the subject of such appeal. The Board will conduct an appeal hearing as soon as possible thereafter at which the Player will be given a further opportunity to state his case. The decision of the Board will be notified to the Player in writing within seven days and subject to paragraph 3.3.2 will be final and binding under this procedure. 3. The Procedure The following steps will be taken as appropriate in all cases of disciplinary action: 3.1 Investigation No action will be taken before a proper investigation has been undertaken by the Club into the matter complained of. If the Club determines the same to be appropriate the Club may by written notice suspend the Player for up to fourteen days while the investigation takes place. If the Player is so suspended this contract will continue together with all the Player’s rights under it including the payment of the Player’s remuneration and benefits but during the period of suspension the Player will not be entitled to access to any of the Club’s premises except at the prior request or with the prior consent of the Club and subject to such conditions as the Club may impose. The decision to suspend the Player will be notified in writing to the Player by the Club. 3.3.2 In the event of any sanction being imposed or confirmed in excess of an oral warning the Player may by notice in writing served on the Club and the League within fourteen days of receipt by the Player of written notification of the decision of the Board give notice of appeal against it to the League who will determine the matter in accordance with the League Rules. 3.3.3 If the Player exercises any right of appeal as aforesaid any sanction imposed by the Club upon the Player shall not take effect until the appropriate appeal has been determined and the sanction confirmed varied or revoked as the case may be. 297 298 Premier League Forms

English Football League Contract Form 14 English Football League Contract Form 14 Schedule 2 – Insert Player’s Name…........................................... Supplemental Provisions and Employment Rights Act 1996 4. Disciplinary Penalties 4.1 At a disciplinary hearing or on an appeal against a disciplinary decision the Club may dismiss the allegation or if it is proved to the Club’s satisfaction may: The following provisions shall apply to supplement the provisions of this contract and the information as set out herein in order to comply with the requirements of Part 1 of the Employment Rights Act 1996. 4.1.1 give an oral warning a formal written warning or after a previous warning or warnings a final written warning to the Player; 4.1.2 impose a fine not exceeding the amount of the Player’s basic wage for a period of up to two weeks for a first offence (unless otherwise approved by the PFA in accordance with the Code of Practice) and up to four weeks for subsequent offences in any consecutive period of twelve months but only in accordance with the provisions of the Code of Practice; 1. The Player’s employment with the Club began on 2. The date of termination of this contract is 30 June 20 3. No employment with a previous employer shall count as part of the Player’s continuous period of employment hereunder. 4.1.3 order the Player not to attend at any of the Club’s premises for such period as the Club thinks fit not exceeding four weeks; 4. The Player’s hours of work are such as the Club may from time to time reasonably require of him to carry out his duties and the Player shall not be entitled to any additional remuneration for work done outside normal working hours. 4.1.4 in any circumstances which would entitle the Club to dismiss the Player pursuant to any of the provisions of clause 10 of this contract dismiss the Player or impose such other disciplinary action (including suspension of the Player and/or a fine of all or part of the amount of the Player’s basic wage for a period not exceeding six weeks). 5. The place of employment shall be at the Club’s ground and training ground but the Club shall be entitled to require the Player to play and to undertake his duties hereunder at any other place throughout the world. 6. No contracting out certificate pursuant to the Pensions Scheme Act 1993 is in force in respect of the Player’s employment under this contract. 4.2 Any warning or sanction given under this disciplinary procedure will be deleted in the Club’s records after twelve months. 7. The Professional Footballers’ Pension Scheme 7.1 Immediately on signing this contract, the Player shall: Part 2 Grievance Procedures 7.1.1 be automatically enrolled as; or 7.1.2 or continue to be; 1. The Player shall bring any grievance informally to the notice of the Manager in the first instance. The Player may be required by the Manager to put any such grievance in writing. Having enquired into such grievance the Manager will then notify the Player of his decision. a member of the 2011 Section of the Professional Footballers’ Pension Scheme (the “Scheme”) and shall remain so during the continuance of his employment hereunder unless he: 7.1.3 notifies the Scheme Administrator in writing that he wishes to opt out of the Scheme; 2. If the grievance is not determined by the Manager to the Player’s satisfaction the Player may within fourteen days thereafter serve formal notice of the grievance in writing on the secretary of the Club and the matter shall thereupon be determined by the chairman of the Club or by the Board as soon as possible and in any event within four weeks of the receipt of the notice. 7.1.4 has previously registered with HM Revenue & Customs for Fixed or Enhanced Protection; or 299 300 Premier League Forms

English Football League Contract Form 14 English Football League Contract Form 14 7.1.5 joins an International Club on a temporary basis by way of International Loan Agreement (in which case his entitlement to membership of the Scheme shall be suspended for the duration of that International Loan Agreement); or 8. Remuneration The Player’s remuneration shall be: 8.1 Basic Wage: 7.1.6 is otherwise ineligible for membership of the Scheme in accordance with the terms of the Scheme’s definitive trust deed and rules as amended from time to time. £.........................per week/per annum payable by monthly instalments in arrear from....................................to.................................... £.........................per week/per annum payable by monthly instalments in arrear 7.2 For as long as the Player remains a member of the 2011 Section, an annual contribution (funded by the levy on transfer fees) will be paid into the Scheme for the benefit of the Player. The annual contribution shall be £6,000 or such other amount as determined by the Trustees of the Scheme from time to time. from....................................to.................................... £.........................per week/per annum payable by monthly instalments in arrear from....................................to.................................... 7.3 The Player shall not be required to contribute to the 2011 Section but may elect to contribute such amount as he notifies to the Scheme Administrator in writing. Where a Player decides to contribute to the 2011 Section he can agree with his Club and the Scheme Administrator for the contribution to be made through a salary sacrifice arrangement. £.........................per week/per annum payable by monthly instalments in arrear from....................................to.................................... £.........................per week/per annum payable by monthly instalments in arrear from....................................to.................................... 7.4 Where, by virtue of previous membership of the Scheme, the Player has built up benefits under its Cash Section and/or Income Section, those benefits are frozen and will be revalued until his retirement from the Scheme. The Player shall be entitled to such benefits (including death benefits) from each section of the Scheme in which he has participated on such conditions as are set out in the Scheme’s definitive trust deed and rules as amended from time to time. 8.2 Such of the bonuses and incentives as the Player shall be entitled to receive under the terms of the Club’s bonus and incentive scheme as are set out below/a copy of which is annexed hereto. .......................................................................................................................................................... 8.3 Any other payments as follows: 7.5 The Player further agrees that the Club may disclose his name, address, email address, gender, date of birth, National Insurance number, salary information and dates of commencement and termination of employment to the League and the administrators of the Scheme for the purposes of facilitating the administration of the Scheme. .......................................................................................................................................................... 9. Insurances (if any) maintained for the benefit of the Player subject to the terms and conditions thereof during currency of this contract the premiums of which are paid by the Club. Nature of Policy Amount ....................................................................... ....................................................................... 301 302 Premier League Forms

English Football League Contract Form 14 English Football League Contract Form 14 10. Benefits (if any) to be provided to the Player during the currency of this contract SIGNED by the Player ………………………………………………………............................ ....................................................................................................................................................................... in the presence of: ............................................................................................................... ....................................................................................................................................................................... (Witness signature) ………………………………………………………………………………. ....................................................................................................................................................................... (Address) ............................................................................................................................... 11. The Player’s normal retirement age is 35 years. Occupation ............................................................................................................................ 12. The terms and conditions of this contract form part of a number of collective agreements between the Club (through the League) and the Player (through the PFA) affecting the Player’s employment and full details thereof are set out in the Code of Practice. SIGNED by the Player’s parent or guardian (if the player is under 18) ………………………………………………………..……………………………………………. 13 (If applicable) The following provisions which are additional or supplemental to those set out in clause 4 have been agreed between the Club and the Player as referred to in clause 4.11. in the presence of: ............................................................................................................... (Witness signature) ……………………………………………………………… (Address) ............................................................................................................................... ....................................................................................................................................................................... Occupation ............................................................................................................................ ....................................................................................................................................................................... ....................................................................................................................................................................... SIGNED by (name)................................................................................................................ 14. Any other provisions: for and on behalf of the Club in the ....................................................................................................................................................................... presence of: ......................................................................................................................... ....................................................................................................................................................................... (Witness signature) ………………………………………………………………………………. ....................................................................................................................................................................... (Address) ............................................................................................................................... Occupation ............................................................................................................................ Did Player use the services of an Intermediary yes/no If yes, name of Intermediary............................................................................................................... Signature of Intermediary ……………………………………………………………….………………… Did the Club use the services of an Intermediary yes/no If yes, name of Intermediary ............................................................................................................... Signature of Intermediary………………………………………………………………. ………………… 303 304 Premier League Forms

English Football League Contract Form 14

Schedule 3
Premier League
Player Ethnicity Monitoring Questionnaire (Rule T.23)

USE OF INFORMATION

Completion of this questionnaire is mandatory, as required under Rule T.23. If you provide the information it will be used as set out below and will not be used for selection or any other purposes.

The information provided on this ethnicity questionnaire will be recorded on a computer system shared by the Football Association Premier League Limited (**"Premier League"**) (and The Football League Limited should the Player ever compete in the Football League) against the Player's record and will be used:

- To help the Premier League gain insight as to who is playing the game at this level
- to help ensure compliance with the Premier League's Inclusion and Anti-Discrimination Policy (a copy of which is in Appendix 2 of the Premier League's Rules)
- to compile aggregate statistics and reports
  - on a club by club basis which we may wish to share with the relevant club only and The Football Association Limited
  - on a league basis which we may wish to publish for public interest and to share with other bodies that have a legitimate interest in equal opportunities such as the Professional Footballers Association and the Equality and Human Rights Commission

What is your ethnic group?
(Choose ONE section from A to F, then tick the appropriate box to indicate the ethnicity that you identify with from the list below)

A Asian or Asian British
☐ Indian
☐ Pakistani
☐ Bangladeshi
☐ Chinese
☐ Any other Asian background

B Black, African, Caribbean or Black British
☐ Caribbean
☐ African
☐ Any other Black, Black British or Caribbean background

C Mixed or Multiple ethnic groups
☐ White and Black Caribbean
☐ White and Black African
☐ White and Asian
☐ Any other Mixed or Multiple ethnic background

D Other ethnic groups
☐ Arab
☐ Any other ethnic group

E White
☐ English, Welsh, Scottish, Northern Irish or British
☐ Irish
☐ Gypsy or Irish Traveller
☐ Roma
☐ Eastern European
☐ Any other White background

F Undeclared
☐ Prefer not to disclose my ethnic origin

Name of Player

____

Signed____________________ **Date**______________
(Parent / Guardian to sign if Player is a minor)

305

Premier League Form 15

Premier League Contract

Premier League Forms

No.	

FA Copy		
League Copy		
Club Copy		
Player Copy		

Player's surname	
Player's forename(s)	
Present Postal Address	
Email address	
Date of Birth	
Place of Birth*	
Nationality	
National Insurance Number	
Club for which Player was last registered	
Club for which Player last played (excluding domestic trial)	

*The Player's birth certificate must be provided to the League in the case of his first registration.

AN AGREEMENT made the ***(day)*** ________ day of ***(month and year)*** ________

Between ______________ **Football Club/Company Limited/Plc** whose registered office is at **(address)** ____________________

Registered Company No ____________

(hereinafter referred to as "the Club") of the one part and the above-named Player (hereinafter referred to as "the Player") of the other part

306

Premier League Contract Form 15 Premier League Contract Form 15 WHEREBY it is agreed as follows: (c) (d) use or possession of or trafficking in a Prohibited Substance; incapacity through alcohol affecting the Player’s performance as a player; breach of or failure to comply with of any of the terms of this contract 1. Definitions and Interpretation (e) 1.1 The words and phrases below shall have the following meaning. or such other similar or equivalent serious or persistent conduct behaviour activity or omission by the Player which the Board reasonably considers to amount to gross misconduct. “Associated Company” shall mean any company which is a holding company or subsidiary (each as defined in Section 736 of the Companies Act 1985) of the Club or of any holding company of the Club. “Holiday Year” shall mean a period of twelve months from 1st July in one year to 30th June in the next year. “the Board” shall mean the board of directors of the Club for the time being or any duly authorised committee of such board of directors. “Intermediary” means any Person who qualifies as an Intermediary for the purposes of the FA Regulations on Working with Intermediaries as they may be amended from time to time. “Club Context” shall mean in relation to any representation of the Player and/or the Player’s Image a representation in connection or combination with the name colours Strip trade marks logos or other identifying characteristics of the Club (including trade marks and logos relating to the Club and its activities which trade marks and logos are registered in the name of and/or exploited by any Associated Company) or in any manner referring to or taking advantage of any of the same. “International Club” shall mean any association football club that does not participate in a league competition sanctioned by or otherwise affiliated to the FA. “International Loan Agreement” shall mean a loan agreement signed between a Transferor Club and an International Club. “Club Rules” shall mean the rules or regulations affecting the Player from time to time in force and published by the Club. “Internet” shall mean the global network of computer systems using TCP/IP protocols including (without limitation) the World Wide Web. “Code of Practice” shall mean the Code of Practice from time to time in force and produced jointly by the Football Association Premier League Limited and the PFA in conjunction with the FA. “the Laws of the Game” shall mean the laws from time to time in force governing the game of association football as laid down by the International Football Association Board (as defined in the statutes of FIFA). “the FA Rules” shall mean the rules and regulations from time to time in force of the FA and including those of FIFA and UEFA to the extent they relate or apply to the Player or the Club. “the League” shall mean the football league of which the Club is a member from time to time. “the FA” shall mean the Football Association Limited. “the League Rules” shall mean the rules or regulations from time to time in force of the League. “FIFA” shall mean the Fédération Internationale de Football Association. “Gross Misconduct” shall mean serious or persistent conduct behaviour activity or omission by the Player involving one or more of the following: “Manager” shall mean the official of the Club responsible for selecting the Club’s first team. (a) (b) theft or fraud; deliberate and serious damage to the Club’s property; 307 308 Premier League Forms

Premier League Contract Form 15 Premier League Contract Form 15 “Media” shall mean any and all media whether now existing or hereafter invented including but not limited to any print and/or paper medium broadcast satellite or cable transmission and any visual and/or audio medium and including but not limited to the Internet any television or radio channel Website webcast and/or any transmission made by any mobile or mobile telephony standard or technology or other media or broadcasting service. “Player Injury” shall mean any injury or illness (including mental illness or disorder) other than any injury or illness which is directly caused by or results directly from a breach by the Player of his obligations under clause 3.2.1 of this contract or of any other of his obligations hereunder amounting to Gross Misconduct. “Prohibited Substance” shall have the meaning set out in the FA Rules. “PFA” shall mean the Professional Footballers Association. “the Rules” shall mean the statutes and regulations of FIFA and UEFA the FA Rules the League Rules the Code of Practice and the Club Rules. “Permanent Incapacity” shall mean either (a) “Permanent Total Disablement” as defined in the League’s personal accident insurance scheme or (b) incapacity of the Player by reason of or resulting from any injury or illness (including mental illness or disorder) where in the written opinion of an appropriately qualified medical consultant instructed by the Club (“the Initial Opinion”) and (if requested in writing either by the Club at any time or by the Player at any time but not later than twenty one days after receipt from the Club of notice in writing terminating this contract pursuant to clause 8.1) of a further such consultant approved or proposed by the Player (and in the absence of either an approval or proposal within 28 days of the request nominated on the application of either party by the President (“the President”) for the time being of the Royal College of Surgeons) (“the Further Opinion”) the Player will be unlikely by reason of such incapacity to play football to the same standard at which the Player would have played if not for such incapacity for a consecutive period of not less than twenty months commencing on the date of commencement of the incapacity PROVIDED that if the Initial Opinion and the Further Opinion disagree with one another then if the Further Opinion was given by a consultant nominated by the President it shall prevail but if not then a third opinion (“the Third Opinion”) from a consultant nominated by the President may be obtained on the application of either party and that opinion shall be final and binding for the purposes of this definition. “Strip” shall mean all versions from time to time of the Club’s official football clothing including shirts shorts socks and/or training kit track suits headwear and/or any other clothing displaying the Club’s name and/or official logo. “UEFA” shall mean the Union des Associations Européennes de Football. “Website” shall mean a site forming part of the Internet with a unique URL/ domain name. 1.2 For the purposes of this contract and provided the context so permits: 1.2.1 the singular shall include the plural and vice versa and any gender includes any other gender; 1.2.2 references to person shall include any entity business firm or unincorporated association; and 1.2.3 references to statutory enactments or to the Rules shall include re-enactments and amendments of substantially the same intent as the original referenced enactment or Rule. 1.3 The headings of this contract are for convenience only and not interpretation. 1.4 In the event of any dispute as to the interpretation of any of the provisions of this contract reference shall be made (where appropriate) for clarification to the Code of Practice but so that in the event of any conflict the provisions of this contract shall prevail. Subject thereto wherever specific reference to the Code of Practice is made in this contract the relevant terms and provisions thereof are deemed incorporated herein as if set out in full. “Player’s Image” shall mean the Player’s name, nickname, fame, image, signature, voice and film and photographic portrayal, virtual and/or electronic representation, reputation, replica and all other characteristics of the Player including his shirt number. 309 310 Premier League Forms

Premier League Contract Form 15 Premier League Contract Form 15 2. Appointment and duration 3.1.9 to observe the Rules but in the case of the Club Rules to the extent only that they do not conflict with or seek to vary the express terms of this contract; 2.1 The Club engages the Player as a professional footballer on the terms and conditions of this contract and subject to the Rules. 3.1.10 to submit promptly to such medical and dental examinations as the Club may reasonably require and to undergo at no expense to himself such treatment as may be prescribed by the medical or dental advisers of the Club or the Club’s insurers; 2.2 This contract shall remain in force until the date specified in clause 2 of Schedule 2 hereto subject to any earlier determination pursuant to the terms of this contract. 3. Duties and Obligations of the Player 3.1.11 on the termination of this contract for any cause to return to the Club in a reasonable and proper condition any property (including any car) which has been provided or made available by the Club to the Player in connection with his employment. 3.1 The Player agrees: 3.1.1 when directed by an authorised official of the Club: 3.1.1.1 to attend matches in which the Club is engaged; 3.2 The Player agrees that he shall not: 3.1.1.2 to participate in any matches in which he is selected to play for the Club; and 3.2.1 undertake or be involved in any activity or practice which will knowingly cause to be void or voidable or which will invoke any exclusion of the Player’s cover pursuant to any policy of insurance maintained for the benefit of the Club on the life of the Player or covering his physical well-being (including injury and incapacity and treatment thereof); 3.1.1.3 to attend at any reasonable place for the purposes of and to participate in training and match preparation; 3.1.2 to play to the best of his skill and ability at all times; 3.1.3 except to the extent prevented by injury or illness to maintain a high standard of physical fitness at all times and not to indulge in any activity sport or practice which might endanger such fitness or inhibit his mental or physical ability to play practise or train; 3.2.2 when playing or training wear anything (including jewellery) which is or could be dangerous to him or any other person; 3.2.3 except to the extent specifically agreed in writing between the Club and the Player prior to the signing of this contract use as his regular place of residence any place which the Club reasonably deems unsuitable for the performance by the Player of his duties other than temporarily pending relocation; 3.1.4 to undertake such other duties and to participate in such other activities as are consistent with the performance of his duties under clauses 3.1.1 to 3.1.3 and as are reasonably required of the Player; 3.1.5 that he has given all necessary authorities for the release to the Club of his medical records and will continue to make the same available as requested by the Club from time to time during the continuance of this contract; 3.2.4 undertake or be engaged in any other employment or be engaged or involved in any trade business or occupation or participate professionally in any other sporting or athletic activity without the prior written consent of the Club PROVIDED THAT this shall not: 3.1.6 to comply with and act in accordance with all lawful instructions of any authorised official of the Club; 3.2.4.1 prevent the Player from making any investment in any business so long as it does not conflict or interfere with his obligations hereunder; or 3.1.7 to play football solely for the Club or as authorised by the Club or as required by the Rules; 3.2.4.2 limit the Player’s rights under clauses 4 and 6.1.8; 3.1.8 to observe the Laws of the Game when playing football; 311 312 Premier League Forms

Premier League Contract Form 15 Premier League Contract Form 15 3.2.5 knowingly or recklessly do, write or say anything or omit to do anything which is likely to bring the Club or the game of football into disrepute, cause the Player or the Club to be in breach of the Rules or cause damage to the Club or its officers or employees or any match official. Whenever circumstances permit the Player shall give to the Club reasonable notice of his intention to make any contributions to the public media in order to allow representations to be made to him on behalf of the Club if it so desires; 4.3 Subject in any event to clause 4.4 and except to the extent of any commitments already entered into by the Player as at the date hereof or when on international duty in relation to the Players’ national football association UEFA or FIFA, he shall not (without the written consent of the Club) at any time during the term of this contract do anything to promote, endorse or provide promotional marketing or advertising services or exploit the Player’s Image either (a) in relation to any person in respect of such person’s products brand or services which conflict or compete with any of the Club’s club branded or football related products (including the Strip) or any products, brand or services of the Club’s two main sponsors/commercial partners or of the League’s one principal sponsor or (b) for the League. 3.2.6 except in the case of emergency arrange or undergo any medical treatment without first giving the Club proper details of the proposed treatment and physician/surgeon and requesting the Club’s consent which the Club will not unreasonably withhold having due regard to the provisions of the Code of Practice. 4.4 The Player agrees that he will not either on his own behalf or with or through any third party, undertake promotional activities in a Club Context nor exploit the Player’s Image in a Club Context in any manner and/or in any Media nor grant the right to do so to any third party. 4. Community, public relations and marketing 4.1 For the purposes of the promotional, community and public relations activities of the Club and/or (at the request of the Club) of any sponsors or commercial partners of the Club and/or of the League and/or of any main sponsors of the League the Player shall attend at and participate in such events as may reasonably be required by the Club, including but not limited to, appearances and the granting of interviews and photographic opportunities as authorised by the Club. The Club shall give reasonable notice to the Player of the Club’s requirements and the Player shall make himself available for up to six hours per week of which approximately half shall be devoted to the community and public relations activities of the Club. No photograph of the Player taken pursuant to the provisions of this clause 4.1 shall be used by the Club or any other person to imply any brand or product endorsement by the Player. 4.5 Except to the extent specifically herein provided or otherwise specifically agreed with the Player, nothing in this contract shall prevent the Player from undertaking promotional activities or from exploiting the Player’s Image so long as: 4.5.1 the said promotional activities or exploitation do not interfere or conflict with the Player’s obligations under this contract; and 4.5.2 the Player gives reasonable advance notice to the Club of any intended promotional activities or exploitation. 4.6 The Player hereby grants to the Club the right to photograph the Player both individually and as a member of a squad and to use such photographs and the Player’s Image in a Club Context in connection with the promotion of the Club and its playing activities and the promotion of the League and the manufacture sale distribution licensing advertising marketing and promotion of the Club’s club branded and football related products (including the Strip) or services (including such products or services which are endorsed by or produced under licence from the Club) and in relation to the League’s licensed products, services and sponsors in such manner as the Club may reasonably think fit so long as: 4.2 Whilst he is providing or performing the services set out in this contract (including travelling on Club business), the Player shall: 4.2.1 wear only such clothing as is approved by an authorised official of the Club; and 4.2.2 not display any badge, mark, logo, trading name or message on any item of clothing without the written consent of an authorised official of the Club provided that nothing in this clause shall prevent the Player wearing and/or promoting football boots and, in the case of a goalkeeper, gloves of his choice. 4.6.1 the use of the Player’s photograph and/or Player’s Image either alone or with not more than two other players at the Club shall be limited to no greater usage than the average for all players regularly in the Club’s first team; 313 314 Premier League Forms

Premier League Contract Form 15 Premier League Contract Form 15 4.6.2 the Player’s photograph and/or Player’s Image shall not be used to imply any brand or product endorsement by the Player; and 5.2 The Club shall reimburse the Player all reasonable hotel and other expenses wholly and exclusively incurred by him in or about the performance of his duties under this contract PROVIDED that the Player has obtained the prior authorisation of a director the Manager or the secretary of the Club and the Player furnishes the Club with receipts or other evidence of such expenses. 4.6.3 PROVIDED that all rights shall cease on termination of this contract save for the use and/or sale of any promotional materials or products as aforesaid as shall then already be manufactured or in the process of manufacture or required to satisfy any outstanding orders. 5.3 The Club may deduct from any remuneration payable to the Player: 4.7 In its dealings with any person permitted by the Club to take photographs of the Player the Club shall use reasonable endeavours to ensure that the copyright of the photographs so taken is vested in the Club and/or that no use is made of the said photographs without the Club’s consent and in accordance with the provisions of this contract. 5.3.1 any monies disbursed and/or liabilities incurred by the Club on behalf of the Player with the Players prior consent; 5.3.2 any other monies (but not claims for damages or compensation) which can be clearly established to be properly due from the Player to the Club. 4.8 The Player shall be entitled to make a responsible and reasonable reply or response to any media comment or published statements likely to adversely affect the Player’s standing or reputation and subject as provided for in clause 3.2.5, to make contributions to the public media in a responsible manner. 5.4 If at a Disciplinary hearing conducted under Part 1 of Schedule 1 hereto a fine is imposed on a player calculated by reference to the Player’s weekly wage, the fine shall take the form of a forfeiture of wages of a corresponding amount so that the amount forfeit shall not become payable to the Player. The forfeiture shall take effect in relation to the monthly instalment of the Player’s remuneration falling due next after the date on which the notice of the decision is given to him (“Pay Day”). But see clause 5.5 dealing with appeals. For the avoidance of doubt, the amount forfeit is the gross amount of the weekly wage. 4.9 In this clause 4, where the context so admits the expression “the Club” includes any Associated Company of the Club but only to the extent and in the context that such company directly or indirectly provides facilities to or undertakes commercial marketing or public relations activities for the Club and not so as to require the consent of any Associated Company when consent of the Club is required. 5.5 If on Pay Day the time for appealing has not expired or if notice of appeal has been given, the reference to Pay Day shall be to the day on which the monthly instalment of remuneration becomes payable next after (i) the expiry of the time for appealing without any appeal having been made or (ii) if an appeal is made, the date on which the outcome of the appeal is notified to the Player. In the case of an appeal, the amount that is forfeit shall be the amount (if any) determined on appeal. 4.10 For the purposes of the Contracts (Rights of Third Parties) Act 1999 nothing in this clause 4 is intended to nor does it give to the League any right to enforce any of its provisions against the Club or the Player. 4.11 Nothing in this clause 4 shall prevent the Club from entering into other arrangements additional or supplemental hereto or in variance hereof in relation to advertising, marketing and/or promotional services with the Player or with or for all or some of the Club’s players (including the Player) from time to time. Any other such arrangements which have been agreed as at the date of the signing of this contract and any image contract or similar contract required to be set out in this contract by the League Rules are set out in Schedule 2 paragraph 13. 6. Obligations of the Club 6.1 The Club shall: 6.1.1 observe the Rules, all of which (other than the Club Rules) shall take precedence over the Club Rules; 5. Remuneration and expenses 6.1.2 provide the Player each year with copies of all the Rules which affect the Player and of the terms and conditions of any policy of insurance in respect of or in relation to the Player with which the Player is expected to comply; 5.1 Throughout his engagement the Club shall pay to the Player the remuneration and shall provide the benefits (if any) as are set out in Schedule 2. 315 316 Premier League Forms

Premier League Contract Form 15 Premier League Contract Form 15 6.1.3 promptly arrange appropriate medical and dental examinations and treatment for the Player at the Club’s expense in respect of any injury to or illness (including mental illness or disorder) of the Player, save where such injury or illness is caused by an activity or practice on the part of the Player which breaches clause 3.2.1 hereof, in which case the Club shall only be obliged to arrange and pay for treatment to the extent that the cost thereof remains covered by the Club’s policy of medical insurance or (if the Club does not maintain such a policy), then to the extent that it would remain covered by such a policy were one maintained upon normal industry terms commonly available within professional football and so that save as aforesaid this obligation shall continue in respect of any examinations and/ or treatment the necessity for which arose during the currency of this contract notwithstanding its subsequent expiry or termination until the earlier of completion of the necessary examinations and/ or prescribed treatment and a period of eighteen months from the date of expiry or termination hereof; 6.1.8 give the Player every opportunity compatible with his obligations under this contract to follow any course of further education or vocational training which he wishes to undertake and give positive support to the Player in undertaking such education and training. The Player shall supply the Footballer’s Further Education and Vocational Training Society with particulars of any courses undertaken by him; and 6.1.9 release the Player as required for the purposes of fulfilling the obligations in respect of representative matches to his national association pursuant to the statutes and regulations of FIFA. 6.2 The Club shall not, without the consent in writing of the Player: 6.2.1 take or use or permit to be used photographs of the Player for any purposes save as permitted by clause 4; or 6.2.2 use or reveal the contents of any medical reports or other medical information regarding the Player obtained by the Club save for the purpose of assessing the Player’s health and fitness obtaining medical and insurance cover and complying with the Club’s obligations under the Rules. 6.1.4 The Club shall use all reasonable endeavours to ensure that any policy of insurance maintained by the Club for the benefit of the Player continues to provide cover for any examinations and/or treatment as are referred to in clause 6.1.3 until completion of any such examinations and/or treatment; 7. Injury and Illness 7.1 Any injury to or illness of the Player shall be reported by him or on his behalf to the Club immediately and the Club shall keep a record of such injury or illness. 6.1.5 comply with all relevant statutory provisions relating to industrial injury and any regulations made pursuant thereto; 7.2 In the event that the Player shall become incapacitated from playing by reason of any injury or illness (including mental illness or disorder), the Club shall pay to the Player during such period of incapacity or the period of this contract (whichever is the shorter) the following amounts of remuneration for the following periods: 6.1.6 at all times maintain and observe a proper health and safety policy for the security safety and physical well being of the Player when carrying out his duties under this contract; 6.1.7 in any case where the Club would otherwise be liable as employer for any acts or omissions of the Player in the lawful and proper performance of his playing, practising or training duties under this contract, defend the Player against any proceedings threatened or brought against him at any time arising out of the carrying out by him of any such acts or omissions and indemnify him from any damages awarded and this obligation and indemnity shall continue in relation to any such acts or omissions during the currency of this contract notwithstanding its expiry or termination before such proceedings are threatened and/or brought; 7.2.1 in the case of a Player Injury, his basic wage over the first eighteen months and one half of his basic wage for the remainder of his period of incapacity; 7.2.2 in the case of any other injury or illness, his basic wage over the first twelve months and one half of his basic wage for the remainder of his period of incapacity. 7.3 In each case specified in clause 7.2, above there shall be paid to the Player in addition to his basic wage all or the appropriate share of any bonus payments 317 318 Premier League Forms

Premier League Contract Form 15 Premier League Contract Form 15 if and to the extent that payment or provision for continuation of the same is specifically provided for in Schedule 2 or in the Club’s Bonus Scheme. 8.5 In the case of any notice of termination given under this clause 8 the Club shall be entitled by further notice on or after serving notice of termination to terminate this contract forthwith on paying to the Player at the time of such termination the remainder of his remuneration and any other sums properly due to him under this contract and the value of any other benefits which would be payable or available to the Player during the remainder of the period of his notice of termination, provided always that the Club’s obligations pursuant to clause 6.1.3 shall continue to apply during the remainder of the said notice period and for any further relevant period as provided therein. 7.4 The payments made by the Club pursuant to clause 7.2 shall be deemed to include all and any statutory sick pay and/or any other state benefits payable by reference to sickness to which the Player may be entitled. 7.5 Nothing in this clause 7 shall reduce or vary the entitlement of the Player to signing on fees and/or loyalty payments or any other payments of a similar nature due to him under this contract. 8.6 Where the Club has made payment to the Player during any period of incapacity owing to illness or injury and the Player’s absence is due to the action of a third party other than of another club, player or match official in relation to any damage or injury sustained on or about the field of play or during training or practising giving the Player a right of recovery against that third party, then if the Player makes any claim against such third party the Player must where he is reasonably able to do so include as part of such claim from such third party a claim for recovery of any such payment and upon successful recovery repay to the Club the lesser of the total of the remuneration paid by the Club to the Player during the period of incapacity and the amount of any damages payable to or recovered by the Player in respect of such claim or otherwise by reference to loss of earnings under this contract under any compromise settlement or judgment. Any amounts paid by the Club to the Player in such circumstances shall constitute loans from the Club to be repaid to the Club to the extent aforesaid upon successful recovery as aforesaid. 8. Permanent or Prolonged Incapacity 8.1 In the event that: 8.1.1 the Player shall suffer Permanent Incapacity; or 8.1.2 the Player has been incapacitated from playing by reason of or resulting from the same injury or illness (including mental illness or disorder) for a period (consecutive or in the aggregate) amounting to eighteen months in any consecutive period of twenty months, the Club shall be entitled to serve a notice upon the Player terminating this contract. 8.2 The length of such notice shall be twelve months in the case of an incapacity by reason of a Player Injury and six months in every other case. 8.3 The notice referred to in clause 8.1 may be served at any time after: 8.3.1 the date on which the Player is declared to be suffering Permanent Total Disablement under the terms of the League’s personal accident insurance scheme; or 9. Disciplinary Procedure Except in any case where the Club terminates the Player’s employment pursuant to the provisions of clause 10 hereof (when the procedure set out therein shall apply) the Club shall operate the disciplinary procedure set out in Part 1 of Schedule 1 hereto in relation to any breach or failure to observe the terms of this contract or of the Rules. 8.3.2 the date on which such Permanent Incapacity is established by the Initial Opinion; or 8.3.3 in the case of any incapacity as is referred to in 8.1.2, the date on which the period of incapacity shall exceed eighteen months as aforesaid but so that the right to terminate pursuant to clause 8.1.2 shall only apply while such incapacity shall continue thereafter. 10. Termination by the Club 10.1 The Club shall be entitled to terminate the employment of the Player by fourteen days’ notice in writing to the Player if the Player: 8.4 In the event that after the service of any notice pursuant to clause 8.1.1, Permanent Incapacity is not confirmed by the Further Opinion (if requested) or (where relevant) by the Third Opinion, then such notice shall lapse and cease to be of effect. 10.1.1 shall be guilty of Gross Misconduct; 10.1.2 shall fail to heed any final written warning given under the provisions of Part 1 of Schedule 1 hereto; or 319 320 Premier League Forms

Premier League Contract Form 15 Premier League Contract Form 15 10.1.3is convicted of any criminal offence where the punishment consists of a sentence of imprisonment of three months or more (which is not suspended). 10.5.4 during any such period of suspension the Club shall be under no obligation to assign to the Player any playing training or other duties and shall be entitled to exclude the Player from the Club’s premises including its ground and training ground. 10.2 If the Club terminates the Player’s employment for any reason under clause 10.1, the Club shall within seven days thereafter notify the Player in writing of the full reasons for the action taken. 10.6Upon any termination of this contract by the Club becoming operative, the Club shall forthwith release the Player’s registration. 10.3 The Player may by notice in writing served on the Club and the League at any time from the date of termination up to fourteen days after receipt by the Player of written notification under clause 10.2, give notice of appeal against the decision of the Club to the League and such appeal shall be determined in accordance with the procedures applicable pursuant to the League Rules. 11. Termination by the Player 11.1 The Player shall be entitled to terminate this contract by fourteen days’ notice in writing to the Club if the Club: 11.1.1 shall be guilty of serious or persistent breach of the terms and conditions of this contract; or 10.4 If the Player exercises his right of appeal the termination of this contract by the Club shall not become effective unless and until it shall have been determined that the Club was entitled to terminate this contract pursuant to clause 10.1 but so that if it is so determined then subject only to clause 10.5.3 the Player shall cease to be entitled to any remuneration or benefits with effect from the expiration of the period of notice referred to in clause 10.3 and any payment made by the Club in respect thereof shall forthwith become due from the Player to the Club. 11.1.2 fails to pay any remuneration or other payments or bonuses due to the Player or make available any benefits due to him as it or they fall due or within fourteen days thereafter and has still failed to make payment in full or make the benefits available by the expiry of the said fourteen days’ notice. 11.2 The Club may, within fourteen days of receipt of any notice of termination of this contract by the Player in accordance with clause 11.1 give written notice of appeal against such termination to the Player and to the League which shall hear such appeal in accordance with procedures applicable pursuant to the League Rules. 10.5 Pending the hearing and determination of such appeal the Club may suspend the Player for up to a maximum of six weeks from the date of notice of termination and, if the Board so determine, such suspension shall be without pay provided that: 11.3 If the Club exercises its right of appeal pursuant to clause 11.2, the termination of this contract shall not become operative unless and until it shall have been determined that the Player was entitled to terminate this contract pursuant to clause 11.1. 10.5.1 the payment due to the Player in respect of the fourteen days’ notice period under clause 10.1 is made to the Player forthwith; 10.5.2 pending the determination of the appeal an amount equal to the remuneration which would otherwise have been due to the Player but for the suspension without pay is paid to an escrow account held by the PFA as and when it would otherwise have become due for payment to the Player and following the determination of the appeal the PFA will either pay the money (including interest earned on the said account) to the Player or return it to the Club according to the appeal decision; 11.4 Upon any termination of this contract by the Player becoming operative the Club shall forthwith release the Player’s registration. 12. Grievance Procedure In the event that the Player has any grievance in connection with his employment under this contract the grievance procedures set out in Part 2 of the Schedule 1 hereto shall be available to the Player. 10.5.3 all other benefits for the Player under the provisions of clauses 6.1.3 and 6.1.4 of this contract shall be maintained and remain in force while the appeal is pending; and 321 322 Premier League Forms

Premier League Contract Form 15 Premier League Contract Form 15 13. Representation of Player 17. Arbitration In any disciplinary or grievance procedure the Player shall be entitled to be accompanied by or represented by his Club captain or a PFA delegate and/or any officer of the PFA. Any dispute between the Club and the Player not provided for in clauses 9, 10, 11,12 and Schedule 1 hereof shall be referred to arbitration in accordance with the League Rules or (but only if mutually agreed by the Club and the Player) in accordance with the FA Rules. 14. Holidays 18. Specificity of Football For each Holiday Year the Player shall be entitled to take in the aggregate the equivalent of five weeks paid holiday to be taken at a time or times and for such days during the Holiday Year as shall be determined by the Club but so that (subject to the Club’s first team and any international commitments) the Club shall not unreasonably refuse to permit the Player to take three of such weeks consecutively. Holidays not taken during any Holiday Year (or subject to agreement by the Club within one month of the end of such Holiday Year) may not be carried forward into any subsequent Holiday Year. The parties hereto confirm and acknowledge that this contract the rights and obligations undertaken by the parties hereto and the fixed term period thereof reflect the special relationship and characteristics involved in the employment of football players and the participation by the parties in the game of football pursuant to the Rules, and the parties accordingly agree that all matters of dispute in relation to the rights and obligations of the parties hereto and otherwise pursuant to the Rules, including as to termination of this contract and any compensation payable in respect of termination or breach thereof, shall be submitted to and the parties hereto accept the jurisdiction and all appropriate determinations of such tribunal panel or other body (including pursuant to any appeal therefrom) pursuant to the provisions of and in accordance with the procedures and practices under this contract and the Rules. 15. Survival The provisions of this contract shall remain in full force and effect in respect of any act or omission of either party during the period of this contract notwithstanding the termination of this contract. 19. Severance 16. Confidentiality 19.1 If the Player shall not make an application to an Employment Tribunal for compensation in respect of unfair dismissal or redundancy as a result of not being offered a new contract either on terms at least as favourable as under this contract or at all, then the following provisions of this clause 19 shall take effect. This contract is to be treated as being private and confidential and its contents shall not be disclosed or divulged either directly or indirectly to any person firm or company whatsoever either by the Club the Player or any Intermediary of the Club or the Player except: 16.1 with the prior written agreement of both the Club and the Player; or 19.2 If by the expiry of this contract the Club has not made to the Player an offer of re-engagement on terms at least as favourable to the Player as those applicable over the last twelve months of this contract (or the length of this contract if shorter) then subject to clauses 19.1 and 19.3 the Player shall continue to receive from his Club (as a separate payment representing compensation as more particularly referred to in the Code of Practice) a payment equal to his weekly basic wage (at the average amount of his weekly wage over the preceding 12 months of this contract or the whole of this contract if shorter) for a period of one month from the expiry of this contract or until the Player signs for another club, whichever period is the shorter, provided that where the Player signs for another club within that 16.2 as may be required by any statutory, regulatory, governmental or quasi governmental authorities or as otherwise required by law or pursuant to the Rules including (where appropriate) any recognised stock exchange; or 16.3 in the case of the Player to his duly appointed Intermediary and professional advisers including the PFA; or 16.4 in the case of the Club to its duly appointed Intermediary and its professional advisers or to such of its directors secretary servants or representatives or auditors to whom such disclosure is strictly necessary for the purposes of their duties and then only to the extent so necessary. 323 324 Premier League Forms

Premier League Contract Form 15 Premier League Contract Form 15 Schedule 1 Part 1 Disciplinary Procedure and Penalties period of one month at a lower basic wage than such average then such payment shall in addition include a sum equal to the shortfall in such basic wage for the remainder of such period; 19.3The maximum amount payable to the Player under sub-clause 19.2 is double the maximum sum which an Employment Tribunal can award from time to time as a compensatory award for unfair dismissal. 1. Introduction The disciplinary procedure aims to ensure that the Club behaves fairly in investigating and dealing with allegations of unacceptable conduct with a view to helping and encouraging all employees of the Club to achieve and maintain appropriate standards of conduct and performance. The Club nevertheless reserves the right to depart from the precise requirements of its disciplinary procedure where the Club considers it expedient to do so and where the Player’s resulting treatment is no less fair. 20. Miscellaneous 20.1 This contract and the documents referred to herein constitute the entire agreement between the Club and the Player and supersede any and all preceding agreements between the Club and the Player. 20.2 The further particulars of terms of employment not contained in the body of this contract which must be given to the Player in compliance with Part 1 of the Employment Rights Act 1996 are given in Schedule 2. 2. Records 20.3 This contract is signed by the parties hereto in duplicate so that for this purpose each signed agreement shall constitute an original but taken together they shall constitute one agreement. All cases of disciplinary action under this procedure will be recorded and placed in the Club’s records until deleted in accordance with paragraph 4.2. A copy of the Club’s disciplinary records concerning the Player will be supplied to the Player at his request. 21. Privacy Notice 3. The Procedure For the purposes of the Data Protection Act 2018 and the General Data Protection Regulation (“GDPR”) the Player acknowledges that the Club, the League, the PFA and The FA are collecting, sharing and otherwise processing Personal Data which may include Special Categories of Personal Data (both as defined in the GDPR) about the Player including such data in this contract. The League’s, the PFA’s and The FA’s Player Privacy Notice will be provided to you directly during the registration process and/or will be available on their respective websites. The Club’s Data Protection Policy can be found in the Club’s employee handbook. The following steps will be taken as appropriate in all cases of disciplinary action: 3.1 Investigation No action will be taken before a proper investigation has been undertaken by the Club into the matter complained of. If the Club determines the same to be appropriate the Club may by written notice suspend the Player for up to fourteen days while the investigation takes place. If the Player is so suspended this contract will continue together with all the Player’s rights under it including the payment of the Player’s remuneration and benefits but during the period of suspension the Player will not be entitled to access to any of the Club’s premises except at the prior request or with the prior consent of the Club and subject to such conditions as the Club may impose. The decision to suspend the Player will be notified in writing to the Player by the Club. 22. Jurisdiction and Law This contract shall be governed by and construed in accordance with English law and the parties submit to the non exclusive jurisdiction of the English Courts. 325 326 Premier League Forms

Premier League Contract Form 15 Premier League Contract Form 15 3.2 Disciplinary Hearing 4. Disciplinary Penalties 3.2.1 If the Club decides to hold a disciplinary hearing about the matter complained of, the Player will be given full details in writing of the complaint against him and reasonable notice of the date and time of the hearing. At the hearing the Player will be given an opportunity to state his case either personally or through his representative as provided for in clause 13 of this contract. 4.1 At a disciplinary hearing or on an appeal against a disciplinary decision, the Club may dismiss the allegation or if it is proved to the Club’s satisfaction may: 4.1.1 give an oral warning a formal written warning or after a previous warning or warnings a final written warning to the Player; 4.1.2 impose a fine not exceeding the amount of the Player’s basic wage for a period of up to two weeks for a first offence (unless otherwise approved by the PFA in accordance with the Code of Practice) and up to four weeks for subsequent offences in any consecutive period of twelve months but only in accordance with the provisions of the Code of Practice; 3.2.2 Subject as provided in paragraph 3.2.3 no disciplinary penalty will be imposed without first giving the Player the opportunity to state his case to the Manager or if the Player so requests to a director of the Club and where the Club considers it appropriate or where the Player requests the same without a disciplinary hearing. 3.2.3 A disciplinary hearing may proceed in the Player’s absence and a disciplinary penalty may be imposed if he fails to appear at such hearing after having received proper notice thereof. 4.1.3 order the Player not to attend at any of the Club’s premises for such period as the Club thinks fit not exceeding four weeks; 4.1.4 in any circumstances which would entitle the Club to dismiss the Player pursuant to any of the provisions of clause 10 of this contract dismiss the Player or impose such other disciplinary action (including suspension of the Player and/or a fine of all or part of the amount of the Player’s basic wage for a period not exceeding six weeks). 3.3 Appeals 3.3.1 The Player shall have a right of appeal to the Board against any disciplinary decision. The Player should inform the Board in writing of his wish to appeal within fourteen days of the date of notification to him of the decision which forms the subject of such appeal. The Board will conduct an appeal hearing as soon as possible thereafter at which the Player will be given a further opportunity to state his case. The decision of the Board will be notified to the Player in writing within seven days and subject to paragraph 3.3.2 will be final and binding unwder this procedure. 4.2 Any warning or sanction given under this disciplinary procedure will be deleted in the Club’s records after twelve months. Part 2 Grievance Procedures 1. The Player shall bring any grievance informally to the notice of the Manager in the first instance. The Player may be required by the Manager to put any such grievance in writing. Having enquired into such grievance the Manager will then notify the Player of his decision. 3.3.2 In the event of any sanction being imposed or confirmed in excess of an oral warning, the Player may by notice in writing served on the Club and the League within fourteen days of receipt by the Player of written notification of the decision of the Board give notice of appeal against it to the League who will determine the matter in accordance with the League Rules. 2. If the grievance is not determined by the Manager to the Player’s satisfaction the Player may within fourteen days thereafter serve formal notice of the grievance in writing on the secretary of the Club and the matter shall thereupon be determined by the chairman of the Club or by the Board as soon as possible and in any event within four weeks of the receipt of the notice. 3.3.3 If the Player exercises any right of appeal as aforesaid, any sanction imposed by the Club upon the Player shall not take effect until the appropriate appeal has been determined and the sanction confirmed varied or revoked as the case may be. 327 328 Premier League Forms

Premier League Contract Form 15 Premier League Contract Form 15 7.1.4 has previously registered with HM Revenue & Customs for Fixed or Enhanced Protection; Schedule 2 – Insert Player’s Name ….......................................... Supplemental Provisions and Employment Rights Act 1996 7.1.5 joins an International Club on a temporary basis by way of International Loan Agreement (in which case his entitlement to membership of the Scheme shall be suspended for the duration of that International Loan Agreement); or The following provisions shall apply to supplement the provisions of this contract and the information as set out herein in order to comply with the requirements of Part 1 of the Employment Rights Act 1996. 7.1.6 is otherwise ineligible for membership of the Scheme in accordance with the terms of the Scheme’s definitive trust deed and rules as amended from time to time. 1. The Player’s employment with the Club began on ................................. 2. The date of termination of this contract is 30 June 20........... 7.2 For as long as the Player remains a member of the 2011 Section, an annual contribution (funded by the levy on transfer fees) will be paid into the Scheme for the benefit of the Player. The annual contribution shall be £6,000 or such other amount as determined by the Trustees of the Scheme from time to time. 3. No employment with a previous employer shall count as part of the Player’s continuous period of employment hereunder. 4. The Player’s hours of work are such as the Club may from time to time reasonably require of him to carry out his duties and the Player shall not be entitled to any additional remuneration for work done outside normal working hours. 7.3 The Player shall not be required to contribute to the 2011 Section but may elect to contribute such amount as he notifies to the Scheme Administrator in writing. Where a Player decides to contribute to the 2011 Section he can agree with his Club and the Scheme Administrator for the contribution to be made through a salary sacrifice arrangement. 5. The place of employment shall be at the Club’s ground and training ground but the Club shall be entitled to require the Player to play and to undertake his duties hereunder at any other place throughout the world. 7.4 Where, by virtue of previous membership of the Scheme, the Player has built up benefits under its Cash Section and/or Income Section, those benefits are frozen and will be revalued until his retirement from the Scheme. The Player shall be entitled to such benefits (including death benefits) from each section of the Scheme in which he has participated on such conditions as are set out in the Scheme’s definitive trust deed and rules as amended from time to time. 6. No contracting out certificate pursuant to the Pensions Scheme Act 1993 is in force in respect of the Player’s employment under this contract. 7. The Professional Footballers’ Pension Scheme 7.1 Immediately on signing this contract, the Player shall: 7.1.1 be automatically enrolled as; or 7.5 The Player further agrees that the Club may disclose his name, address, email address, gender, date of birth, National Insurance number, salary information and dates of commencement and termination of employment to the League and the administrators of the Scheme for the purposes of facilitating the administration of the Scheme. 7.1.2 or continue to be; a member of the 2011 Section of the Professional Footballers’ Pension Scheme (the “Scheme”) and shall remain so during the continuance of his employment hereunder unless he: 7.1.3 notifies the Scheme Administrator in writing that he wishes to opt out of the Scheme; 329 330 Premier League Forms

Premier League Contract Form 15 Premier League Contract Form 15 8. Remuneration 12. The terms and conditions of this contract form part of a number of collective agreements between the Club (through the League) and the Player (through the PFA) affecting the Player’s employment and full details thereof are set out in the Code of Practice. The Player’s remuneration shall be: 8.1 Basic Wage: 13. (If applicable) The following provisions which are additional or supplemental to those set out in clause 4 have been agreed between the Club and the Player as referred to in clause 4.11. £ per week/per annum payable by monthly instalments in arrear from ......................... to ......................... £ per week/per annum payable by monthly instalments in arrear SEE ATTACHED from ......................... to ......................... 14. Any other provisions: £ per week/per annum payable by monthly instalments in arrear from ......................... to ......................... SEE ATTACHED 8.2 Such of the bonuses and incentives as the Player shall be entitled to receive under the terms of the Club’s bonus and incentive scheme as are set out below/a copy of which is annexed hereto. SEE ATTACHED 8.3 Any other payments as follows: SEE ATTACHED 9. Insurances (if any) maintained for the benefit of the Player subject to the terms and conditions thereof during currency of this contract the premiums of which are paid by the Club. Nature of Policy Amount N/A 10. Benefits (if any) to be provided to the Player during the currency of this contract SEE ATTACHED 11. The Player’s normal retirement age is 35 years. 331 332 Premier League Forms

Premier League Contract Form 15 Premier League Contract Form 15 Schedule 3 Premier League Player Ethnicity Monitoring Questionnaire (Rule T.23) SIGNED BY THE PLAYER Player signature: ........................................................................................................................ in the presence of: Witness signature:..................................................................................................................... Witness name: ............................................................................................................................ Witness address: ........................................................................................................................ Witness occupation: ................................................................................................................. SIGNED BY THE PLAYER’S PARENT OR GUARDIAN (if the player is under 18) Parent / Guardian signature: ............................................................................................... Parent / Guardian name: ....................................................................................................... What is your ethnic group? (Choose ONE section from A to F, then tick the appropriate box to indicate the ethnicity that you identify with from the list below) in the presence of: Witness signature:..................................................................................................................... A Asian or Asian British C Mixed or Multiple ethnic groups E White Witness name: ............................................................................................................................ Indian Pakistani Bangladeshi Chinese Any other Asian background English, Welsh, Scottish, Northern Irish or British Irish Gypsy or Irish Traveller Roma Eastern European Any other White background Witness address: ........................................................................................................................ White and Black Caribbean White and Black African White and Asian Any other Mixed or Multiple ethnic background Witness occupation: ................................................................................................................. SIGNED FOR AND ON BEHALF OF THE CLUB BY: Authorised signatory signature: .......................................................................................... B Black, African, Caribbean or Black British Authorised signatory name:.................................................................................................. in the presence of: Caribbean African Any other Black, Black British or Caribbean background D Other ethnic groups F Undeclared Witness signature:..................................................................................................................... Arab Any other ethnic group Prefer not to disclose my ethnic origin Witness name: ............................................................................................................................ Witness address: ........................................................................................................................ Witness occupation: ................................................................................................................. Name of Player Did Player use the services of an Intermediary yes/no ...................................................................................................................... If yes, name of Intermediary ................................................................................................ Signed....................................................................... (Parent / Guardian to sign if Player is a minor) Date............................................. Did the Club use the services of an Intermediary yes/no If yes, name of Intermediary ................................................................................................ 333 334 Premier League Forms USE OF INFORMATION Completion of this questionnaire is mandatory, as required under Rule T.23. If you provide the information it will be used as set out below and will not be used for selection or any other purposes. The information provided on this ethnicity questionnaire will be recorded on a computer system shared by the Football Association Premier League Limited (“Premier League”) (and The Football League Limited should the Player ever compete in the Football League) against the Player’s record and will be used: • To help the Premier League gain insight as to who is playing the game at this level • to help ensure compliance with the Premier League’s Inclusion and Anti-Discrimination Policy (a copy of which is in Appendix 2 of the Premier League’s Rules) • to compile aggregate statistics and reports - on a club by club basis which we may wish to share with the relevant club only and The Football Association Limited. - on a league basis which we may wish to publish for public interest and to share with other bodies that have a legitimate interest in equal opportunities such as the Professional Footballers Association and the Equality and Human Rights Commission.

Premier League Premier League Form 16 Form 17 Amateur Registration Form (Rule U.15) Offer Of New Contract (Rule V.17.2) Player’s Particulars To: [name and address of Out of Contract Player] ................................................................. Surname ........................................................ Other name(s) ........................................................................ Address.................................................................................................................................................................. ....................................................................................................................... Post Code ..................................... Date of birth ....................................................................... Nationality* ......................................................................... ................................................................................................................................................................ Copy to: The Board The Premier League Under the provisions of Rule V.17.2 of the Rules of the Premier League .................................................................................................. Football Club hereby offers you a new contract to commence on the 1st July ............................................................ in the following terms: Application to Register We hereby apply for the above-named Player to be registered as an Amateur Player for ............................................................................................... Football Club Signed ................................................................... Authorised Signatory Date ....................................................................... ................................................................................................................................................................. ................................................................................................................................................................. Endorsement by Player I consent to the above application and acknowledge further to the Data Protection Act 2018 and the General Data Protection Regulation (“GDPR”) that The Football Association Premier League Limited shall be collecting, sharing and otherwise processing Personal Data which may include Special Categories of Personal Data (both as defined in the GDPR) about me including such data in this Amateur Registration Form for the purpose of discharging its functions as a regulatory and governing body of football and otherwise in accordance with the Premier League Player Privacy Notice available at www.premierleague.com/player-privacy-policy. I certify that the above particulars are correct. I agree to be bound by the Rules of the Premier League. [Having been registered as a Contract Player, I confirm that at least 30 days has elapsed since my contract registration terminated.]** ................................................................................................................................................................. ................................................................................................................................................................. ................................................................................................................................................................. ................................................................................................................................................................. ................................................................................................................................................................. This offer remains open and capable of acceptance for a period of one month within which time you may either accept it and enter into a new contract in the terms offered or decline it in writing. If you consider that the terms offered are less favourable than those in your current contract you may give notice to that effect in Form 18. Signed ................................................................... Date ....................................................................... * if the player last played for a club affiliated to a national association other than The Football Association, this Form must be accompanied by written confirmation from The Football Association that an international registration transfer certificate has been issued in respect of the player. ** delete words in brackets if inapplicable Signed ……………………………............................ I hereby certify that I have this day registered (name of Player) ................................................... ................................…………………….................... as an Amateur Player whose registration is held by ................................…………………….................... Football Club. Position ……………………………………………....…. Date ………………………...................................... Signed ................................................................... Date ....................................................................... For and on behalf of the Board of The Premier League 335 336 Premier League Forms

Premier League Premier League Form 18 Form 19 Application for Free Transfer (Rule V.20) Contingent Sum Notification (Rule V.36.2) To: [name of Club] ...................................................................... Football Club To: [name of Transferor Club] ................................................................. Football Club And to: The Board The Premier League Copy to: The Board The Premier League A Contingent Sum became payable to you on [date] by virtue of the Transfer Agreement between us relating to [name of Contract Player] ............................................................................. I acknowledge having received your offer of a new contract in Form 17 dated I consider that the terms offered are less favourable than those in my current contract dated ........................................................... and I hereby give notice to that effect and apply for a free transfer. The contingent event resulting in the Contingent Sum becoming payable was ............................................................................................................................................................................... Signed ……………………………............................ and the Contingent Sum which will be paid into the Compensation Fee Account within seven days of it becoming due amounts to £ ................................................... Position ……………………………………………....…. Date ………………………...................................... Signed on behalf of the Transferee Club .......................................................................... Position .............................……………………………………… Date ..............................…………………………………….. 337 338 Premier League Forms

Premier League Premier League Form 20 Form 21 Fixed Penalty Notice (Rule W.4) Summary Jurisdiction Notice (Rule W.9) To: Date: ......................................... ......................................... To: ............................................................. Date: ............................................................. You are in breach of Rule .................................. in that on [date] .......................you [description of breach, indicating in appropriate cases whether it is a first, second or third breach of that Rule] ................................................................................ .......................................................................................................................................................... .......................................................................................................................................................... You are in breach of Rule .......................................................... in that on [date] you ............................................................................................................................................... The Board intends to exercise its summary jurisdiction and to impose on you a fine of £ ........................................ You are required within 14 days of the date of this notice to pay a fixed penalty of £ ...................... Alternatively, you are entitled within that period to appeal under the provisions of Rule W.56.1.1. If you appeal and your appeal is dismissed the fixed penalty becomes payable forthwith. You are required within 14 days of the date of this notice to either: (1) (2) submit to the Board’s jurisdiction and pay the fine imposed; or elect to be dealt with by a Commission. Any such election should be in writing addressed to me at the League Office. Failure to pay the fixed penalty as required by this notice or forthwith upon any appeal being dismissed will constitute a breach of the Rules of the League in respect of which you will be liable to be dealt with under the provisions of Section W. Failure to comply with this requirement within the time limit will constitute a breach of the Rules of the League in respect of which you will be liable to be dealt with under the provisions of Section W. Signed …………………………….................................. For and on behalf of the Board Signed …………………………….................................. For and on behalf of the Board 339 340 Premier League Forms

Premier League Premier League Form 22 Form 23 Complaint (Rule W.21) Answer (Rule W.26) To: ............................................................. To:The Board The Premier League Date: .................................................. Date: ............................................................. The Board’s complaint is that you are in breach of Rule ........................................ in that on [date] ............................................................. you [description of breach] .......................................................................................................................................................... I/We* acknowledge having received the complaint dated .............................................................. The complaint is admitted/denied*. I/We* request that the complaint be determined by written representations.* .......................................................................................................................................................... *[If the complaint is admitted] I/We*ask the Commission to take into account the following mitigation: ....................................................................................................................................... .................................................................................................................................................................................... ................................................................................................................................................................................ § .......................................................................................................................................................... A summary of the facts alleged is as follows: ............................................................... .......................................................................................................................................................... *[If the complaint is denied and is to be determined at a hearing] My/Our* reasons for denying the complaint are: ........................................................................................................................... ................................................................................................................................................................................... ................................................................................................................................................................................. § .......................................................................................................................................................... .......................................................................................................................................................... .......................................................................................................................................................... *[If the complaint is denied and is to be determined by written representations] My/ Our*representations are as follows: ......................................................................................................... ................................................................................................................................................................................... ................................................................................................................................................................................. § *Annexed hereto are copies of the following documents upon which the Board relies: ................................................................................................................................ Annexed hereto are copies of the following documents upon which I/We*rely: ................. .................................................................................................................................................................................... .................................................................................................................................................................................... ................................................................................................................................................................................. § .......................................................................................................................................................... .......................................................................................................................................................... .......................................................................................................................................................... .......................................................................................................................................................... Signed ...................................................................... Position ................................................................. [for and on behalf of*] the Respondent In accordance with Rule W.26, within 14 days of receipt of this complaint you are required to send to me by recorded delivery post a written answer in Form 23. * § delete as appropriate continue on separate sheet if necessary Signed …………………………….................................. For and on behalf of the Board * delete if inapplicable 341 342 Premier League Forms

Premier League Premier League Form 24 Form 25 Appeal Against Fixed Penalty (Rule W.59) Appeal Against Commission Decision (Rule W.60) To: The Board The Premier League Date: .................................................. To: The Board The Premier League Date: .................................................. I/We* hereby appeal against the fixed penalty imposed by the notice in Form 20 dated ............................................................ I/We* hereby appeal against the decision of the Commission before which I/We* appeared dated ....................................................................... My/our* appeal is * against the decision of the Board to impose the fixed penalty. * against the amount of the fixed penalty. * against the decision of the Board to impose the fixed penalty and its amount. My/our* appeal is * against the decision of the Commission * against the amount of the penalty * against the decision of the Commission and the penalty. * against the amount of compensation ordered by the Commission The grounds of my/our* appeal are: ....................................................................................................................................................................... ....................................................................................................................................................................... ....................................................................................................................................................................... ....................................................................................................................................................................... ....................................................................................................................................................................... ....................................................................................................................................................................... ....................................................................................................................................................................... ....................................................................................................................................................................... .................................................................................................................................................................... § The grounds of My/our* appeal are: .............................................................................................. ....................................................................................................................................................................... .................................................................................................................................................................... § *I/We intend to apply at the appeal hearing for leave to adduce the following fresh evidence .................................................................................................................................................... ....................................................................................................................................................................... .................................................................................................................................................................... § The reasons for such application are ............................................................................................ ....................................................................................................................................................................... .................................................................................................................................................................... § A deposit of £1,000 is enclosed. Signed # ................................................................................... A deposit of £1,000 is enclosed. Position .................................................................................... [for and on behalf of*] the Respondent Signed # ................................................................................... *delete as appropriate § continue on separate sheet if necessary # state position if signed on behalf of a Club * delete whichever are inapplicable § continue on separate sheet if necessary # state position if signed on behalf of a Club 343 344 Premier League Forms

Premier League Premier League Form 26 Form 27 Request for Arbitration (Rules X.7 or Y.3) Appointment of Arbitrator (Rules X.9 or Y.6) To: ................................................................................. ......................................................................................... ......................................................................................... ......................................................................................... From: .................................................................. ............................................................................... ............................................................................... ............................................................................... To: The Board The Premier League From: ............................................................... ............................................................... ............................................................... Pursuant to the request for arbitration made by ............................................................ and dated ...................................................................................................., I/we hereby appoint (name of appointee) .................................................................................... as an arbitrator in the arbitration requested. A dispute has arisen between us concerning (brief description of matters in dispute) ................................................................................................................................................................................ ................................................................................................................................................................................ ................................................................................................................................................................................ ................................................................................................................................................................................ ................................................................................................................................................................................ ................................................................................................................................................................................ ................................................................................................................................................................................ Signed ...................................................................... Position* ................................................................. Date .......................................................................... I/We wish to have the dispute settled by arbitration in accordance with the provisions of Section [ ]§ of the Rules of the Premier League and you are hereby required to appoint an arbitrator pursuant thereto. Copy to: (the other party) .......................................................................................................... ............................................................................................................................................. ............................................................................................................................................. ............................................................................................................................................. Signed ....................................................................... Position* ................................................................. Date ........................................................................... § insert “Y” if the arbitration is to be determined by the Managers’ Arbitration Tribunal; insert “X” in any other case. * to be completed if the Form is signed on behalf of the League or a Club. * to be completed if the Form is signed on behalf of the League or a Club. Copy to: The Board The Premier League 345 346 Premier League Forms

Premier League Premier League Form 28 Form 29 Appointment of Single Arbitrator (Rule X.13.1) Notice of Preliminary Meeting (Rules X.18 or Y.13) To: The Board The Premier League To: ............................................................................... ....................................................................................... ....................................................................................... ....................................................................................... From: ...................................................................... ................................................................................... ................................................................................... ................................................................................... Pursuant to the request for arbitration made by .............................................................. and dated ....................................................... we, the parties to the arbitration, hereby jointly appoint (name of appointee) ........................................................................................... as the single arbitrator in the arbitration requested. You are hereby required to attend a preliminary meeting at (place) ....................................... .................................................. on (date) .................................................. at (time) ..................................... when the tribunal will give directions for the conduct of the arbitration to which each of you is a party. Signed ................................................................. Signed ................................................................. on behalf of ...................................................... on behalf of ...................................................... Signed ………………………………………………………………….. Chairman Position* ............................................................ Position* ............................................................ Date .................................................................... Date .................................................................... Dated ............................................................................... * to be completed if the Form is signed on behalf of the League or a Club 347 348 Premier League Forms

Youth Development Rules

Youth Development Rules General General Note: throughout this document binding Premier League Rules are shaded in light grey. Guidance and other notes are also included for the assistance of Clubs. Such guidance and notes do not, however, form part of the Rules. Guidance It is emphasised that Academy Players aged 17 or older may no longer be classified as such only where the Board approves an application by the Club in light of all the circumstances relevant to the particular Academy Player and on such terms as the Board considers appropriate. The responsibilities of a Club in relation to Duty of Care continue. Clubs’ attention is drawn to Rule 74 which requires Clubs to develop and implement a procedure to enable the transition of Academy Players to the senior squad, and also to Rule 119.1 which provides that each Academy Player has access to coaching tailored to his individual needs. Any decision by a Club to cease treating an Academy Player as such where it is not reasonable to do so in light of his overall development and skill level may be treated at being a breach of this Rule. Rule 1 sets out definitions used in the Youth Development Rules. All other capitalised terms used in this section of the Rules are defined in Premier League Rule A.1. Guidance The term “employ” is used in the Rules with reference to Academy Staff, but it is accepted that the relationship need not necessarily be one of employment. For example, a Club may enter into a contract for services with Part Time youth coaches whereby no employment relationship will arise. Any references to “employ” or “employment” in this section of the Rules shall be interpreted accordingly. Academies; League meets the requirements of the FIFA Quality Programme for Football Turf and or applies to operate a Category 1 Academy must achieve the ‘FIFA Quality’ rating Guidance To achieve and maintain the ‘FIFA Quality’ rating under the FIFA Quality Programme for Football Turf, the Artificial Surface pitch needs to be certified on an annual basis by a FIFA accredited agent. Existing Artificial Surface pitches have a natural life span. Accordingly, as they reach the end of their natural life span, they should be replaced with pitches that achieve the necessary rating under the FIFA Quality Programme for Football Turf. preparation and trials therefor; registration: 351 352 Youth Development Rules 1.15.“Authorised Games” means: (a) international matches arranged by a national association including (b) matches in which the Academy Player plays for the Club holding his 1.13.“Academy Standards Application” means the online system: (a) through which Clubs are required to complete the self-assessment referred to in Rule 7, as part of the ISO process for the auditing of (b) through which the ISO provides feedback to Clubs as part of the multi-disciplinary assessment referred to in Rule 9.2; and (c) through which quantitative data can be provided to Clubs; 1.14. “Artificial Surface” means a playing surface which in the reasonable opinion of the any new outdoor or indoor Artificial Surface pitch installed by a Club which operates under the FIFA Quality Programme for Football Turf; 1.10.“Academy Psychologist" means the Official referred to in Rule 111; 1.11.“Academy Secretary” means the Official referred to in Rule 62; 1.12.“Academy Staff” means those Officials of a Club employed or otherwise engaged to work in the Club’s Academy; 1.In this section of the Rules the following terms shall have the following meanings: 1.1. “Academy” means an establishment for the coaching and education of Academy Players operated by a Club in accordance with the requirements of this Section of the Rules and licensed by the PGB pursuant to Rule 15; 1.2. “Academy Doctor” means the Official referred to in Rule 100; 1.3. “Academy Financial Information” means a budget for the following season, together with a comparison of the budgeted and actual figures for the previous season, all of which information shall be set out in the format to be prescribed by the League; 1.4. “Academy Management Team” has the meaning set out in Rule 51; 1.5. “Academy Manager” means the Official responsible for the strategic leadership and operation of a Club’s Academy, whose role and responsibilities are more particularly defined at Rules 53 to 59; 1.6. “Academy Nutritionist” means the Official referred to in Rule 89; 1.7. “Academy Operations Manager” means the Official referred to in Rule 61; 1.8. “Academy Performance Plan” means a document which sets out the goals, strategy and measurable short-term and long-term performance targets for all aspects of the work of the Club’s Academy, such strategy and performance targets to be consistent with the Club’s Vision Statement, Coaching Philosophy and Playing Philosophy and, where appropriate, details how the Academy will deliver and integrate its coaching, Education, Games and Sports Science and Medicine/ Performance Support Programmes; 1.9. “Academy Player” means a male player (other than an Amateur Player, Non-Contract Player (in The Football League) or a Trialist) who is in an age group between Under 9 to Under 21 and who is registered for and who is coached by, or plays football for or at a Club which operates an Academy pursuant to these Rules, save for any player who: (a) the Board is satisfied has developed technical, tactical, physical, psychological and social skills of such a level that he would not benefit from continued coaching in the Academy or participating or continuing to participate in its Games Programme (which includes, for the purpose of this definition, the league competition referred to in Rules 162 to 169); and (b) has entered into a written contract of employment in Form 15 with that Club; Definitions

General General in which is limited to Academy teams or which are sanctioned by set out in the Games Programme Schedule in which the Academy Player Independent Schools Football Association or an association affiliated to prior agreement of his Parents (in the case of an Academy Player under Academy Player to the Club holding his registration; issued by or on behalf of The Football Association; Guidance The BFAS will need to be renewed every three years (it is hoped as part of the renewal of the main Academy coaching qualifications). Guidance See further Rules 78 to 81. assigned in accordance with the criteria and procedures set out in this section of the provided by the League to the Parent of each Academy Player upon each occasion under section 162 of the Act; competencies and behaviours which the Club expects its Academy coaches to 353 354 Youth Development Rules 1.17.“Category” means one of the four categories into which each Academy shall be Rules, and “Category 1”, “Category 2”, “Category 3” and “Category 4” shall be construed accordingly; 1.18.“Charter for Academy Players and Parents” means the information to be of his registration for a Club and which will contain: (a) information about the consequences of the Academy Player becoming registered with a Club; and (b) a summary of the Club’s obligations to the Academy Player, and the Academy Player’s obligations to the Club; 1.19.“Chief Executive” means the Official referred to in Premier League Rule J.1.1; 1.20.“Club Board” means those Directors of the Club whose particulars are registered 1.21.“Coach Competency Framework” means a document which sets out the key possess and demonstrate; 1.27. “Development Centre” means an establishment operated by a Club in England or Wales for the coaching of Children which is not an Academy and includes any such establishment by whatever name or title it is known; 1.28. “Development Phase” means the Foundation Phase, the Youth Development Phase or the Professional Development Phase as the context requires, and “Development Phases” means all of the former; 1.29. “Duty of Care” means the responsibility of each Club to promote, protect and support the individual wellbeing of each Academy Player and member of Academy Staff, within the Academy, in accordance with the following pillars: (a) Education (see Rules 174 to 190); (b) Personal development and life skills (see Rules 191 to 194); (c) Inductions and transitions (see Rules 195 to 199); (d) Academy Player and Parent voice (see Rules 200 to 201); (e) Safeguarding and mental and emotional wellbeing (see Rules 202 to 205); (f) Health and safety (see Rules 206 to 207); (g) Inclusion, diversity and equality (see Rules 208 to 209); and (h) Injury and medical (see Rules 210 to 217); (i) in its first teams; (ii) which are comprised in a Games Programme; or (iii) which are comprised in Festivals or Tournaments, participation The Football Association or by a foreign national association; (c) friendly matches organised by the Club holding the Academy Player’s registration and played at an Academy, participation in which is limited to Academy Players registered at an Academy or Trialists but excluding matches between two teams consisting of one Club’s Academy Players; (d) friendly matches against any opposition played outside the season dates plays for the Club holding his registration; (e) matches organised by the English Schools Football Association or either of such Associations in which the Academy Player plays with the the age of 18 years), all participation in such matches to be notified by the (f) trial matches for other Clubs or Football League clubs in which the Academy Player plays with the prior written permission of the Club holding his registration; or (g) any other match authorised by the Board; 1.16.“Basic First Aid for Sport Qualification” means the qualification of that name 1.22.“Coaching Curriculum” means a Club’s coaching curriculum which must be set out in writing and include: (a) the technical, tactical, physical, psychological and social skills that the Club wishes its Academy Players to develop; (b) the appropriate means of coaching Academy Players in order that they develop those skills (having due regard to their age); and (c) specific coaching curricula for each Development Phase; 1.23. “Coaching Philosophy” means a written statement which sets out in detail (including by describing the content of individual coaching sessions for each Academy Player) the means by which the Club will coach its Academy Players in each age group so that they have the best opportunity to develop the technical, tactical, physical, psychological and social skills that the Club wishes players in each position on the pitch to acquire, as set out in the Club’s Playing Philosophy; 1.24. “Continued Professional Development” means ongoing training for Academy Staff, relevant to their discipline, of such quality, content and frequency as is necessary to ensure that each member of Academy Staff has the necessary knowledge and expertise in order to fulfil his/her role; 1.25. “Core Coaching Time” means between 8.30am and 5.30pm on Mondays to Fridays, save that in the Foundation Phase and Youth Development Phase it also includes between 9am and 5pm on Saturdays; 1.26. “Development Action Plan” means an individualised plan, developed and implemented in accordance with these Rules, for the professional development of an Academy coach;

General General role are being satisfactorily delivered. See further, by way of comparison, Rule 46 and the Guidance thereunder. education whereby the Academy Player’s academic education shall be into two sessions of two hours each) to take place within the Core following: coaching within the Core Coaching Time. The exact amount of be determined by the Club for each individual Academy Player. Guidance The FA Advanced Youth Award contains a specialist element relevant to each Development Phase. Coaches will be required to hold the specialism relevant to the age group that they coach. to Under 11 age groups as set out in Rules 135 to 139; the Club may require). A Full Time role may be fulfilled by more than one Official (e.g. Guidance A Club will not be penalised should a member of its Academy Staff fulfilling one of the roles required by these Rules to be Full Time if working slightly less than 35 hours per week provided that the required outputs of that 355 356 Youth Development Rules 1.38.“FA Youth Award” means the non-age specific qualification for Academy coaches awarded by The Football Association; 1.39. “Festival” means an event, which may be spread over more than one day, at which teams from three or more Clubs (or clubs) play a series of matches in an environment in which the matches are competitive but the results are not given any particular significance; 1.40.“Foundation Phase” means the Under 9 to Under 11 age groups inclusive; 1.41.“Foundation Phase Games Programme” means the games programmes organised by the League and the Football League for teams in each of the Under 9 1.42.“Full Time” means, when applied to a role specified under these Rules, one where the working hours are at least 35 hours per week (subject to such additional hours as on a job-share basis) provided that the minimum hours stated above are undertaken; 1.43. “Full Time Education” means the education provided for registered pupils at primary or secondary schools or full-time equivalent students at colleges of further education; 1.44.“Full Time Training Model” means: (a) in the Professional Development Phase, a programme of coaching and scheduled to enable four hours of coaching per day (which may be split Coaching Time; and (b) in the Youth Development Phase, a programme which complies with the (i) the Academy Player shall receive within the Core Coaching Time a minimum of twenty hours of education; (ii) the Academy Player shall receive a significant amount of such coaching to take place within the Core Coaching Time is to The Club shall demonstrate the amount of coaching is significantly more than the amount of coaching in the Core Coaching Time which the Club gives to its Academy Players engaged on the Hybrid Training Model. Full details must be set out in the Academy Player’s individual coaching plan referred to in Rule 119; (iii) no single coaching session shall endure for more than 90 minutes, and if there are two or more coaching sessions on a single day, there shall be a period of rest between each session sufficient to ensure that the Academy Player is fully rested, and of at least 90 minutes’ duration, unless the Academy Player’s individual coaching plan recognises that he may have shorter rest periods; and (iv) the Club’s delivery of the Full Time Training Model must comply with these Rules; 1.45. “Futsal” means the variant of association football that is played in accordance with the Futsal Laws of the Game as published from time to time by FIFA (with any such variation thereto as the League may from time to time determine), the current such Laws being available at: http://resources.fifa.com/mm/document/footballdevelopment/refereeing/51/44/50/ lawsofthegamefutsal2014_15_eneu_neutral.pdf 1.46. “Games Programme” means the Foundation Phase Games Programme, the Youth Development Phase Games Programme, or the Professional Development Phase Games Programme; 1.47.“Games Programme Schedule” means the period during which matches in the Games Programmes shall take place; 1.30. “Educational Adviser” means, in respect of any Club in membership of the Premier League, experts appointed by the Premier League to support the delivery of education to Academy Players, and, in respect of any Club in membership of the Football League, means the charity, League Football Education; 1.31.“Education Programme” has the meaning set out in Rule 174; 1.32. “EHOC” means the ‘Elite Heads of Coaching’ programme provided by the League for Heads of Coaching at Category 1, Category 2 and Category 3 Academies and in respect of which additional funding is available from the League in the event of Club participation; 1.33.“Elite Academy Managers Development Programme” or “EAM” means the development programme provided by the League for Academy Managers; 1.34.“Elite Player Performance Plan” means the document of that name dated May 2011 and presented to the General Meeting held on Thursday 2 June 2011; 1.35. “Emergency Action Plan” means a plan detailing the medical facilities and personnel who shall be available at each Club’s home matches in the Games Programmes and training venues, and the contingency plan for how any medical emergencies at such matches and training shall be dealt with; 1.36.“Emergency First Aid in Football” or “EFAiF” means the qualification of that name issued by or on behalf of The Football Association; 1.37.“FA Advanced Youth Award” means the advanced qualification for Academy coaches to be developed and awarded by The Football Association;

General General Guidance The Games Programme Schedule incorporates two periods of “downtime” for matches in the Foundation Phase and Youth Development Phase Games Programmes. The first such period generally encompasses the last two weeks of July and the first two weeks of August, and the second encompasses two weeks over Christmas. The exact dates for each season’s period of downtime will be set out in the Games Programme Schedule when it is published by the League in the preceding season. A provisional date of 31 January in each season has been set for the publication of the Games Programme Schedule (although it may be subject to amendment thereafter but before the start of the following season to accommodate, for example, newly-classified or re-classified Academies). The League will conduct regular consultation meetings with Clubs to consider the Games Programme Schedule for the following season. Guidance No minimum number of hours is specified for Part Time roles required under these Rules. This is left to Clubs’ discretion. However, the League and the ISO will require to be satisfied that the required outputs and results are achieved by a Club’s staffing structure. See further, by way of comparison, Rule 46 and the Guidance thereunder. Guidance Clubs’ attention is drawn to Rule 182.2, pursuant to which they must provide all necessary additional educational support so that the Academy Player’s education is not prejudiced as a result of being released from school to undertake coaching during the Core Coaching Time. setting out measurable objectives for the development that he needs to undertake each Club, agreed by the Technical Board, designed and implemented to support and whatever age group; the qualification of that name issued by or on behalf of The Football Association; standards organisation appointed from time to time by the PGB for the purposes of accordance with Rule 6 to Rule 13, including a process of self-assessment by each 357 358 Youth Development Rules 1.52.“Individual Learning Plan” means an individual plan for each Academy Player and the means by which he will obtain those objectives; 1.53.“Induction and Transition Strategy” means the documented plan in place at Academy Players in their arrival to and departure from the Club, for whatever reason 1.54.“Intermediate Trauma Medical Management in Football” or “ITMMiF” means 1.55.“ISO” means Professional Game Academy Audit Company or such other independent undertaking the ISO Audits; 1.56.“ISO Audit” means the process of independent auditing of Clubs’ Academies in Club, and a multi-disciplinary assessment by the ISO; 1.57. “Learning Management System” or “LMS” means the online system provided by the League for the upload and storage of educational data and information regarding Academy Players; 1.60.“Part Time Training Model” means a coaching curriculum whereby the coaching of an Academy Player does not require him to miss any part of the School Day; 1.61. “Performance Analysis” means the analysis of the physiological, technical and tactical performance of each individual Player and, in a game, of the team as a whole. Performance Analysis shall be undertaken by means of such video and/or IT technology as the League shall from time to time determine; 1.62.“Performance Analysts” means the Officials referred to in Rules 101 and 102; 1.63. “Performance Clock” means the application utilised for recording, measuring, monitoring and evidencing all aspects of an Academy Player’s progression and development in accordance with the format and procedures to be set by the League; 1.64. “Performance Management Application” means the online support service to be developed and maintained by the League and utilised by each Club for the purposes of assisting the management of the Academy and recording and analysing data. Such data shall include (without limitation): (a) each Academy Player’s Performance Clock; (b) such information as the League may from time to time require for the purposes of national or Category-wide benchmarking; and (c) data received from The Football Association in respect of an Academy Player who plays for, or who is coached by The Football Association with a view to playing for, an England representative side; 1.48.“Head of Academy Coaching” means the Official referred to in Rule 64; 1.49.“Head of Education” means the Official referred to in Rule 105; 1.50.“Head of Recruitment” means the Official referred to in Rule 107; 1.51. “Hybrid Training Model” means a programme of coaching and education whereby the coaching of an Academy Player primarily takes place outside the Core Coaching Time save that, subject to the provisions of these Rules, he may be released from attendance at school during the School Day for a maximum of half a day a week (if he is in the Foundation Phase) or two days a week (if he is in the Youth Development Phase); 1.58. “Multi-disciplinary Review” means a review of all aspects of an Academy Player’s football, athletic and educational performance and development and which shall include: (a) reports from all relevant Academy Staff (including from the coaching, education and sports science and medicine/performance support disciplines); (b) for Academy Players on the Full Time Training Model or the Hybrid Training Model, reports and educational data from the Academy Player’s school (and where the League requests, all Academy Players on the Part Time Training Model); (c) self-assessment by the Academy Player; and (d) short, medium and long-term targets for the Academy Player’s football, athletic and personal development; 1.59. “Part Time” means, when applied to a role specified under these Rules, one where the working hours are less than 35 hours per week. A Part Time role may be fulfilled by two or more Officials (e.g. on a job-share basis);

General General (b) health and nutrition; Guidance In addition to the above, Rule 209 requires all Clubs to deliver training to Academy Players and Academy Staff on equality, diversity and inclusion. technical, tactical, physical, psychological and social skills of players in controlled by the League; for analysing the registration and playing history of Players and, as a consequence Productivity Methodology, of each Club’s track record in developing Academy 359 360 Youth Development Rules 1.66. “Player Care” means the adoption of a holistic approach to personal and sporting development, supporting Academy Players to achieve their potential in and out of football; 1.67.“Playing Philosophy” means a written statement which sets out: (a) the principles, values, playing style and tactical approach of all of the Club’s teams (including its first team); and (b) profiles detailing, for each age group and the first team, the Club’s desired each position on the pitch; 1.68.“Premier League 2” means the League of that name managed, organised and 1.69.“Productivity Methodology” means the methodology developed by the League thereof, for producing each Club’s Productivity Profile; 1.70.“Productivity Profile” means an analysis, provided by the League using the Players, that is to say: (a) the extent to which Academy Players coached by or at its Academy have progressed to become established professional Players; and accordingly (b) the extent to which the Club is successful in contributing to the development of established professional Players; 1.65. “Personal Development and Life Skills Plan” means the individual development plan for each Academy Player delivered by his Club on an ongoing basis throughout the period of his registration and which will also include (without limitation) life skills training or coaching in the following areas: (a) mental and emotional wellbeing; (c) careers and further education advice; (d) transition support; (e) financial management; (f) use of social media; (g) dealing with the media; (h) anti-doping; (i) gambling, anti-corruption and sporting integrity; ( j) personal integrity; and (k) social skills. 1.71. “Professional Development Leagues” means the leagues of that name managed, organised and controlled by the League (in the case of Clubs operating Category 1 and Category 2 Academies) or by The Football League (in the case of Clubs operating Category 3 and Category 4 Academies) and “Professional Development League 1”, “Professional Development League 2” and “Professional Development League 3” shall be construed accordingly; 1.72.“Professional Development Phase” means the Under 17 to Under 21 age groups inclusive; 1.73. “Professional Development Phase Games Programme” means the games programmes organised by the League and Football League for teams in the Professional Development Phase as set out in Rules 155 to 161; 1.74.“Qualified Teacher Status” means the accreditation which an individual must obtain in order to teach in state-maintained schools in England and Wales; 1.75.“Scholarship Agreement” means an agreement made between a Club and an Academy Player in PLYD Form 1; 1.76.“School Day” means the times when the pupils of a school are required to attend that school as determined by its governors; 1.77.“Season 2020/21 Registration Extension” means an agreement between an Academy Player and a Club to extend his registration so that it expires on 11 December 2021; 1.78.“Senior Academy Physiotherapist” means the Official referred to in Rule 96; 1.79.“Senior Professional Development Coach” means the Official referred to in Rule 72; 1.80. “Sports Science and Medicine/Performance Support Programme” means an integrated, interdisciplinary programme for the provision of sports science, medical services, performance support and analysis as more particularly described in Rules 218 to 221; 1.81.“Sports Therapist” means a Person who holds at least an undergraduate degree in sports therapy; 1.82.“Technical Board” has the meaning set out in Rules 29 to 31; 1.83. “Tournament” means a grouping of competitive matches between three or more Clubs (or clubs) whose results are given significance (e.g. there may be a winner of the Tournament) and which are typically played together at one venue and over a short period of time (e.g. one day or a few days); 1.84. “Training Camp” means an event for the Academy Players of one Club and which lasts for one or more days and at which a variety of coaching and other on-pitch and off-pitch activities takes place; 1.85.“Training Model” means the Full Time Training Model, the Hybrid Training Model or the Part Time Training Model;

General General the Standards, in which case the ISO will issue an action plan to the Club to comply with which may (at the PGB’s absolute discretion, but subject to grant a licence to operate an Academy, the removal of an existing licence Academy; or Standards in full, in which case the Club shall maintain the Category status referred to at Rule 9, above, the ISO determines that the Club is failing to or has failed action plan to the Club for it to address any such failure(s), which must be followed by 10, the ISO may: take action, as a breach of these Rules; or consider awarding such higher Category status to the Club on a provisional basis 361 362 Youth Development Rules 8.The PGB, taking into account the advice of the ISO (which shall be provided following a review by the ISO of the submission referred to in Rule 7), shall determine whether each applicant Club adheres to the ISO’s ‘safe to operate’ conditions, the Rules and the Standards and notify each such Club of its determination by the deadline stipulated by the League. 9.The PGB shall determine that a Club either: 9.1. does not comply with the ISO’s ‘safe to operate’ conditions, the Rules and for it to address any breaches of the conditions, Rules or Standards, failure any action taken pursuant to Rules 10, 11 and 21) result in the refusal to to operate an Academy or the downgrading of the Category status of an 9.2. does comply with the ISO’s ‘safe to operate’ conditions, the Rules and the of its Academy and the ISO shall conduct a further multi-disciplinary assessment of the Club’s Academy over a three-year period across the following areas (utilising such assessment criteria as devised by the ISO from time to time): (a) leadership and management; (b) coaching; (c) medicine/performance support; (d) education and Player Care; and (e) pathway and productivity. 10.Where during or following the completion of the multi-disciplinary assessment to adequately fulfil any element of the assessment criteria, the ISO will issue an the Club. 11.Should a Club fail to promptly comply with any action plan issued pursuant to Rule 11.1.refer the Club to the League or the Football League (where applicable) to 11.2.refer the Club to the PGB who may take any of the steps set out in Rules 9 and/or 21. 12. Where a Club wishes to apply for its Academy to obtain a higher Category status: (a) it must indicate the same in the submission referred to at Rule 7, above; and (b) the assessment processes referred to in Rules 7 and 9 will take place over the course of one year, rather than three. Where a Club can demonstrate at the time of submission that it is compliant with all requirements of the higher Category status, the ISO may whilst the one-year assessment referred to in point (b) is undertaken. 1.86.“Trialist” means a player playing in age groups Under 9 to Under 21 who is attending an Academy on trial under the provisions of Rules 236 or 237; 1.87. “Vision Statement” means a written statement of the Club’s desired culture, values, ambitions and strategic aims, and the behaviours and activities which the Club has adopted and will adopt (including within its Academy) in order to achieve the same; 1.88.“Youth Development Phase” means the Under 12 to Under 16 age groups inclusive; and 1.89. “Youth Development Phase Games Programme” means the games programmes organised by the League and Football League for teams in each of the Under 12 to Under 16 age groups, full details of which are set out in Rules 140 to 154. 2.For the purposes of this section of these Rules: 2.1. Academy Players shall be placed in one of 13 age groups commencing with age group Under 9 and ending with age group Under 21; and 2.2. the age group into which each Academy Player shall be placed shall be determined by his age on 31 August in the year in question, save in the case of players in the Under 21 age group, who must be under the age of 21 as at 1 January in the year in which the Season concerned commences (i.e. for Season 2021/22 born on or after 1 January 2000). General 3.If a Club engages in the training and development of young players then it must: 3.1.obtain a licence to operate an Academy; and 3.2. operate its Academy in accordance with this section of the Rules. 4.The maximum term of a licence to operate an Academy shall be three years, unless revoked earlier in accordance with these Rules or extended by the PGB at its sole discretion. 5.There shall be four Categories of Academy. Applications to Operate Academies 6.Each Club which operates or applies to operate an Academy shall give the League and the ISO access to such facilities, personnel, documents and records as they reasonably require in order to undertake their responsibilities under these Rules. 7.In accordance with such timetable as issued by the League from time to time, a Club which wishes to operate (or continue to operate) an Academy must (a) submit its written application (signed on behalf of the Club by an Authorised Signatory) to do so to the ISO, and (b) submit a self-assessment via the Academy Standards Application to demonstrate adherence with: 7.1. the ‘safe to operate’ conditions implemented by the ISO from time to time; 7.2. the Rules; and 7.3. the standards issued by the ISO from time to time in respect of the areas set out in Rule 9.2, below (the "Standards").

General General Guidance The circumstances referred to above include a change in ownership or strategic priority within the Club leading to a significantly high level of commitment to and investment in the Academy. The Club would need to demonstrate an improvement in performance against targets, not simply plans to improve performance. 20.3. an ISO Audit; or Guidance It is expected that the Club Officials who will attend the meeting with the ISO and the League referred to in Rule 14.2 will include the Academy Manager and the Chief Executive. and to the advice of the League, shall (where appropriate) issue all licences to it believes that the ISO Audit contains manifest error. have been clearly and substantially prejudiced; had applied its mind properly to the facts of the case. Guidance Failure to comply with any of the Rules in this section, other than those specified in Rule 22 above, will not ordinarily lead to liability to disciplinary action under Section W. However, such failure to comply may be dealt with pursuant to the terms and conditions of the Club’s Academy licence and may lead to the revocation, suspension or downgrading of that licence, or the withdrawal or suspension of central funding, pursuant to Rule 21. The League considers that the Rules specified in Rule 22 are of such a nature that breach should open the possibility of disciplinary action under Section W because they impact upon other people or entities, and in particular, Academy Players and/or other Clubs. 363 364 Youth Development Rules 15.The PGB, having given due consideration to a Club’s ISO Audit and recommendation operate Academies and shall determine the Category of each Academy in respect of which it grants a licence. 16.For the avoidance of doubt, a Club shall only have the right to make representations to the PGB in connection with its application for a licence to operate an Academy if 17. A Club may only appeal against the decision of the PGB not to issue it a licence to operate an Academy, or against the PGB’s determination of the Category of its Academy, if that decision was: 17.1.reached as a result of fraud, malice or bad faith; 17.2.reached as a result of procedural errors so great that the rights of the Club 17.3.reached as a result of a perverse interpretation of the law; or 17.4.one which could not reasonably have been reached by any tribunal which 18.Any appeal by a Club pursuant to Rule 17 shall be dealt with in accordance with Rule K (Arbitration) of the Rules of The Football Association. 19.A Club that has had a licence removed may not re-apply for a licence to operate an Academy within three years of the PGB’s determination unless: 19.1. the PGB is satisfied that there are exceptional circumstances which justify a further application; and 19.2. the Club bears any costs of the League, ISO and PGB reasonably incurred by any of those bodies in assessing and determining the Club’s further application. 20.Any Club or Official making a false statement (whether made verbally or in writing) or falsifying a document in connection with: 20.1.an application for a licence to operate an Academy; 20.2.the League’s annual evaluation undertaken pursuant to Rule 32.2; 20.4.any other provision of these Rules, shall be in breach of these Rules and shall be liable to be dealt with in accordance with the provisions of Section W of the Premier League Rules. 21. If, in breach of Rule 3.2, a Club fails to comply with any Rule in this section, or if a Club or Official makes a false statement or falsifies a document as set out in Rule 20, then the PGB may: 21.1.revoke the Club’s licence to operate an Academy; or 21.2. suspend the Club’s licence to operate an Academy for such time as it shall determine during which the Club shall have the opportunity to ensure it becomes compliant with the relevant Rule; or 21.3. determine that the Club’s Academy shall have a lower Category than its current Category; or 21.4. withdraw or suspend the Club’s entitlement to any central funding provided for the purposes of youth development; and 21.5.in any of the above cases require the ISO to undertake an ISO Audit of the Club’s Academy as soon as reasonably practicable. 22.Without prejudice to Rule 21, any breach of Rules 3.2, 6, 20, 27.2, 36 to 44, 48, 49, 50, 117 to 121, 124.2, 128 to 130, 132, 133, 138, 139, 152 to 154, 161 to 163, 171, 172, 174 to 190, 198, 216 to 229, 243, 245, 246, 249 to 252, 258, 264, 267, 268, 281, 284, 287 to 289, 299 to 302, 320, 323 or 327 shall be liable to be dealt with under the provisions of Section W of the Premier League Rules. 13. Each Club shall be given no less than one weeks’ notice of the dates of any element of an ISO Audit and may not change those dates save with the permission of the PGB, which shall only be granted if the PGB is satisfied there are exceptional circumstances which justify such a change. 14.Prior to any element of an ISO Audit being presented to the PGB, the ISO shall: 14.1.give to the Club a copy of it and of the ISO’s recommendation; 14.2.thereafter, if requested by the Club, hold a meeting with Officials of the Club and representatives of the League to discuss it; and 14.3. consider any representations made by the Club or the League about the Club’s ISO Audit and make all appropriate amendments to the ISO Audit consequent upon those representations.

Youth Development Rules Strategy, Leadership and Management of the Academy Strategy, Leadership and Management of the Academy functions with which it is tasked by these Rules, and accordingly may include: Framework, and in the development, implementation and monitoring of the 365 366 Youth Development Rules Technical Board 29.Each Club which operates an Academy shall establish a Technical Board. 30.The membership of the Technical Board shall consist of such Officials as the Club Board deems necessary in order for the Technical Board to properly perform the 30.1.the Chief Executive; 30.2.the Manager; 30.3.the Academy Manager; 30.4.any technical, football or sporting director employed by the Club; 30.5.such Officials as can give input from the following functional areas: 30.5.1.recruitment; 30.5.2.coaching; and 30.5.3.Professional Development Phase coaching; and 30.6.any other Official that the Club deems appropriate. 31.The Technical Board shall provide technical advice and support in the development of the Club’s Playing Philosophy, Coaching Philosophy and Coach Competency Academy Performance Plan. Strategic Documents 23. Each Club which operates an Academy shall document and make available to the League and to the ISO its Vision Statement, Playing Philosophy and Coaching Philosophy each of which shall be: 23.1.drawn up by the Technical Board; and 23.2.annually reviewed and approved by the Club Board. Academy Performance Plan 24. Each Club which operates an Academy shall prepare and make available to the League and to the ISO, as part of the self-assessment process referred to at Rule 7, its Academy Performance Plan. 25. The Academy Performance Plan shall be drawn up under the guidance of the Academy Manager in consultation with such Officials as the Club may consider appropriate (including, by way of example only, the Manager, the Chief Executive, the Academy Management Team and the technical director if the Club has appointed one and the Technical Board) and shall be reviewed annually by the Academy Manager. 26.The Club Board shall: 26.1.annually review and approve the Academy Performance Plan; 26.2. ensure that the Academy Performance Plan is communicated to all relevant Officials; and 26.3. measure the performance of the Academy each year against the objectives, strategy and specific performance targets set out in the Academy Performance Plan and ensure that appropriate action is taken if the performance targets have not been met. Performance Management Application 27.Each Club which operates an Academy shall: 27.1. utilise the Performance Management Application from the date of its implementation by the League and record on it the data listed in Rule 1.64; 27.2. ensure that the data held on the Performance Management Application which is within the Club’s control is held securely and is only released to, or accessed by, those Persons who require access to it pursuant to any of these Rules; and 27.3. provide the League with such information as it may from time to time require for the purposes of analysing and benchmarking on a national or Category-wide basis any aspect of the performance of Academy Players or Clubs. 28.Each Club which operates an Academy shall ensure that the Performance Management Application is available for access by the following individuals: 28.1.relevant Academy Staff; and 28.2. Parents of its Academy Players aged 17 and younger, and the Academy Players themselves, in relation to information contained on the Performance Management Application which relates to that Academy Player (but excluding information which in the Club’s reasonable opinion ought not to be so disclosed).

Youth Development Rules Effective Measurement Youth Development Rules Performance Management, Player Development and Progression Guidance 1. The Performance Clock records the the Academy Player's progress throughout his development. The Performance Clock is an embedded application in the Performance Management Application. Information is carried forward year on year (and from club to club) to build into a comprehensive record of the Academy Player's development. The Performance Clock should provide a breakdown of the time spent in individual and team technical and practical development, matches played, sports science and medicine (including psychological and social development) and educational progression. The Performance Clock logs qualitative information and evidence documented by both coach and Academy Player relating to an Academy Player's successful progression in the above areas. The Performance Clock also evidences the Academy Player’s Multi-disciplinary Reviews. It should be noted that while there is scope within the Performance Clock for the Academy Player to give feedback and comments, the primary responsibility to maintain Performance Clocks lies with the Club. Any Club which fails to maintain its Academy Players’ Performance Clocks, and make them available in accordance with Rule 35, may jeopardise its categorisation. 2. Guidance Neither the Academy Player nor his Parent need be present at the Multi-disciplinary Review. See however the Club’s obligations under Rules 38, 39 and 41 to 43. 367 368 Youth Development Rules 37. Each Multi-disciplinary Review shall assess the performance and development of the Academy Player against his performance targets set at previous Multi-disciplinary Reviews. At the end of each Multi-disciplinary Review the Club shall update the Academy Player’s Individual Learning Plan to take account of conclusions reached at the Multi-disciplinary Review. Individual Learning Plans and Multi-disciplinary Reviews 36. Each Club which operates an Academy shall ensure that it undertakes a Multi-disciplinary Review in respect of each Academy Player: 36.1.every 12 weeks (if he is in one of the Under 9 to Under 11 age groups); 36.2.every six weeks (if he is in one of the Under 12 to Under 18 age groups); and 36.3.with such frequency as is necessary according to his developmental needs (if he is one of the Under 19 to Under 21 age groups). Monitoring 32.The League shall conduct: 32.1.on-going monitoring of each Academy; and 32.2.an annual evaluation of each Academy which shall be made available to the Club, the ISO and, if required, the PGB. 33.A Club shall be entitled to publish the results of its ISO Audit and the Category of its Academy. Productivity Profile 34. Each year the League will provide each Club which operates an Academy with an up to date Productivity Profile, benchmarked (on an anonymised basis) against other Clubs (and, if appropriate, Football League clubs). Performance Clock 35. Each Club which operates an Academy shall maintain a Performance Clock for each of its Academy Players and ensure that it is made available to: 35.1.the Academy Player; 35.2. his Parent (and without prejudice to the generality of the foregoing the Club shall provide to the Academy Player and his Parent a copy of his Performance Clock if he ceases to be registered with the Club); 35.3.the League; and 35.4.the ISO.

Performance Management, Player Development and Progression Performance Management, Player Development and Progression 3. Similar protocols may be adopted for the meetings with Parents. Thus, it is recommended that the meeting is attended by the head coach for the Academy Player’s Development Phase, the Head of Education and any other relevant Academy Staff. Guidance It is recommended that one of the meetings referred to in Rule 41 is held at around the mid-season point and the other at the end of the season. The annual written report referred to in Rule 43 should form the basis of the end of season meeting. Regular reviews of all aspects of an Academy Player’s development are a key part of the Elite Player Performance Plan. Each periodic Multi-disciplinary Review will have input from each discipline within the Academy (coaching, education and welfare, and sports science and medicine/performance support). The following best practice recommendations are made, which supplement the above minimum requirements. 1. Multi-disciplinary Reviews should not only measure the Academy Player’s progression against his own performance targets, but also benchmark his development against that of his peers. The procedure for undertaking Multi-disciplinary Reviews with Academy Players should follow a standard protocol. The meeting should involve the head coach for the Academy Player’s Development Phase and the Head of Education (particularly if the Club is providing education to the Academy Player), plus any other relevant Academy Staff (e.g. sports scientists) as required. 2. 369 370 Youth Development Rules 38.Each Club which operates an Academy shall ensure that it conducts a meeting with each of its Academy Players: 38.1.no fewer than four times per Season (if he is in one of the Under 9 to Under 18 age groups); and 38.2.with such frequency as is necessary according to his development needs (if he is one of the Under 19 to Under 21 age groups). 39.At the meetings referred to in Rule 38, the Club shall: 39.1.discuss with the Academy Player his Individual Learning Plan; and 39.2. take all appropriate action (for example by way of amending his Individual Learning Plan to set mutually agreed performance targets and/or such individual coaching, athletic development or educational support as may be necessary). 40.Each Multi-disciplinary Review shall be recorded on the Academy Player’s Performance Clock. 41. Each Club which operates an Academy shall meet with the Parent of each Academy Player under the age of 18 at least twice a year and provide to and discuss with the Parent a detailed review of all aspects of the Academy Player’s performance and development based on his most recent Multi-disciplinary Reviews. 42.A written record of the discussion referred to in Rule 41 shall be given to the Parent and noted on the Academy Player’s Performance Clock. 43. Each Club which operates an Academy shall, between 1 May and 30 June in each year, provide to the Parent of each Academy Player under the age of 18 an annual written report on all aspects of the Academy Player’s performance and development over the preceding season. 44.Each Club shall permit a representative of the League to attend Multi-disciplinary Reviews if so requested by the League.

Youth Development Rules Staff Staff Guidance It is envisaged that CPD will be delivered partly by Clubs and partly externally (e.g. by The Football Association). Team which shall: Guidance The functions covered by the mandatory posts must be delivered by all Clubs operating an Academy. However, the League acknowledges that Clubs should have flexibility in the organisation of their staffing structure provided that the structure that is adopted delivers the same outputs and results as if the mandatory posts were filled. The exceptions to this are the post of Academy Manager and the coaches set out in Rules 66 and 67: a Club must employ a Full Time Academy Manager in accordance with Rules 53 to 59 and coaches in accordance with Rules 66 and 67. Guidance This section of the Rules should be read subject to Rule 46. If a Club does not employ one of the Officials described in Rule 51.2, Clubs should consider including representation from the relevant functional area on the Academy Management Team. Employment Rights Act 1996; or referred to in Rule 48); and 371 372 Youth Development Rules 47.The Club shall document its staffing structure in an organisational chart which shall: 47.1.show the reporting lines of each member of Academy Staff; and 47.2.be made available to Academy Staff, the League and the ISO. 48.The relationship between a Club and each member of its Academy Staff shall be appropriately documented by way of: 48.1.an employment contract; 48.2.a statement of terms of employment pursuant to Section 1 of the 48.3.in the case of a non-employee, a contract for services. 49.Each member of Academy Staff shall be given: 49.1.a written job description (which may be contained in the document 49.2.an annual performance appraisal. 50.Each Club which operates an Academy shall: 50.1.provide Continued Professional Development to members of Academy Staff where required to do so pursuant to these Rules; and 50.2. take all reasonable steps to ensure that each member of Academy Staff who is required by these Rules to undertake Continued Professional Development does so. Academy Manager 53.Each Club which operates an Academy shall employ a Full Time Academy Manager. 54.The Academy Manager’s appointment shall be approved by the Club Board. 55.The Academy Manager shall report to the Chief Executive or to such other senior administrative Official of the Club as the Club Board shall approve. 56.The responsibilities of the Academy Manager shall include (unless otherwise approved by the Board): 56.1.guiding the development of the Club’s Playing Philosophy, Coaching Philosophy and Coaching Curriculum; 56.2.drawing up the Academy Performance Plan as set out in, and subject to the provisions of, Rule 25; 56.3.implementing the Academy Performance Plan; 56.4.advising the Club Board on: 56.4.1.whether the Academy has met the performance targets set out in the Academy Performance Plan; and 56.4.2.the action to be taken by the Club if the Academy has not met those performance targets; Academy Management Team 51.Each Club which operates an Academy shall establish an Academy Management 51.1.be led by the Academy Manager; and 51.2. in addition to the Academy Manager, consist of such other Officials as the Club Board deems necessary in order for the Academy Management Team to properly perform the functions with which it is tasked by these Rules and otherwise, and which may accordingly include the Head of Education, the Head of Sports Science and Medicine, the Head of Recruitment, the Head of Academy Coaching, the individual referred to at Rule 109, the Head of Safeguarding, the Academy Operations Manager and the Academy Secretary. 52. The Academy Management Team shall assist the Academy Manager in running the operations of the Academy in accordance with the Club’s Academy Performance Plan. General 45.Each Club which operates an Academy shall establish a staffing structure for its Academy which shall: 45.1.subject to Rule 46, include the mandatory posts required by this section of the Rules for the Category applicable to its Academy; and 45.2.have regard to the guidelines and best practice set out in the Elite Player Performance Plan. 46. Save for the Academy Manager and the coaches described in Rules 66 and 67, a Club need not employ those Academy Staff whose employment is mandatory for the Category of its Academy pursuant to these Rules provided that the Club is able to demonstrate to the reasonable satisfaction of the League, the ISO or the PGB (whichever body is appropriate), that its staffing structure includes the same expertise and achieves the same results as if all the mandatory posts required by this section of the Rules were filled.

Staff Staff ensuring that all relevant data is recorded thereon; Curriculum; Head of Recruitment; and Guidance It is acknowledged that some Academy Managers may also have important roles as coaches and that the above responsibilities may limit the time they have for coaching. As a consequence, the Academy Manager will be entitled to delegate some of his/her functions to other staff at the Academy to enable him to continue to undertake coaching. Guidance This section of the Rules should be read subject to Rule 46. who shall: Guidance Any Academy Manager holding the BFAS qualification will be required to attain the Emergency First Aid in Football (EFAiF) qualification with effect from the date of expiry of the BFAS qualification. Any new Academy Manager appointed after 1st July 2018 not already holding BFAS must hold the EFAiF on appointment. enrols and participates fully in the Elite Academy Managers Development 373 374 Youth Development Rules 60.Each Club which operates an Academy must ensure that its Academy Manager Programme. Head of Academy Coaching 64.Each Club which operates an Academy shall employ a Head of Academy Coaching 64.1.report to the Academy Manager; 64.2.subject to Rule 56.6, have responsibility for delivery of the Academy’s Coaching Curriculum; 64.3. be responsible for designing and delivering the Club’s Continued Professional Development programme, which shall reflect the Club’s Playing Philosophy and Coaching Philosophy and each coach’s Coach Competency Framework for all the Club’s Academy coaches; 64.4. discharge the responsibilities with regard to Development Action Plans set out at Rules 79 to 81; 64.5. hold at least an up to date UEFA A Licence, an FA Youth Award, and an FA Advanced Youth Award; 64.6. hold a current Basic First Aid for Sport Qualification, current EFAiF or an equivalent or higher qualification approved by the Board; 64.7.have recent and relevant experience of coaching Academy Players in an Academy (or of a comparable environment); 64.8. be employed Full Time in the case of a Head of Academy Coaching employed in a Category 1, Category 2 or Category 3 Academy and at least Part Time in the case of a Category 4 Academy; 64.9.attend at least five hours of in-service training to be provided by the League each year; 57.Subject to Rule 58, each Academy Manager must hold: 57.1.an up to date UEFA A Licence; 57.2.an FA Youth Award; and 57.3.an FA Advanced Youth Award. 58. A Club may appoint as Academy Manager a Person who does not hold the qualifications set out in Rule 57 provided that the Head of Academy Coaching: 58.1.holds these qualifications; 58.2.is tasked with overseeing the Coaching Curriculum; and 58.3.is a member of the Academy Management Team and sits on the Technical Board. 59. The Academy Manager must undertake Continued Professional Development organised by the Club. In addition, where the Academy Manager holds a qualification set out in Rule 57, he must attend such training provided by The Football Association as is necessary to maintain the validity of that qualification and at least five hours of in-service training to be provided by the League every year and hold a current BFAS, current EFAiF or an equivalent or higher qualification approved by the Board. 56.5.ensuring the effective use by all appropriate Academy Staff of the Performance Management Application and Performance Clocks, including 56.6.the design, implementation and management of the Academy’s Coaching 56.7.ensuring that all Academy Staff undertake the Continued Professional Development required of them by this section of the Rules; 56.8.being the line manager of the Head of Education, Head of Coaching and 56.9.liaising with the Club’s Manager as appropriate. Academy Operations Manager 61. Each Club which operates a Category 1 Academy shall appoint an Academy Operations Manager, who shall be employed Full Time and shall have day-to-day responsibility for executive and operational issues within the Academy. Academy Secretary 62. Each Club which operates an Academy shall appoint an Academy Secretary who shall be employed Full Time in the case of a Club which operates a Category 1 or Category 2 Academy or at least Part Time in the case of a Club which operates a Category 3 or Category 4 Academy. 63.The Academy Secretary shall: 63.1.provide administrative support to the Academy Manager and the Academy Management Team; 63.2. act as the point of contact between the Academy and the League for all administrative matters, including the submission of required information; and 63.3. be familiar with all relevant provisions of these Youth Development Rules, as amended from time to time.

Staff Staff Guidance The League has devised EHOC to provide a funded, elite development programme for Full Time Heads of Academy Coaching. Coaching must undertake Continued Professional Development organised by the Guidance It is recommended (and mandatory in the circumstances set out in Rule 58) that the Head of Academy Coaching will be a senior appointment in the Academy and a member of the Academy Management Team and sit on the Technical Board. This section of the Rules should be read subject to Rule 46. Full Time coaches for each Development Phase in accordance with the Category of Guidance This section of the Rules should be read subject to Rule 46. which operates a Category 3 or Category 4 Academy may) appoint a Senior Guidance For those Clubs which operate a Category 3 Academy, the Academy Manager may count towards the minimum numbers required under Rule 66. For those Clubs which operate a Category 4 Academy, the Academy Manager and Head of Academy Coaching may count towards the minimum numbers required under Rule 66. additional coaching staff (Full Time or Part Time) to ensure that the coach to 375 376 Youth Development Rules 67. In addition to the coaches set out in Rule 66 each Club shall employ sufficient Academy Players ratios set out in Rule 120 are maintained. Senior Professional Development Coach 72. Each Club which operates a Category 1 or Category 2 Academy shall (and a Club Professional Development Coach who shall: 72.1.report to the Academy Manager; 72.2.liaise with the Manager; 72.3.hold a UEFA A Licence and the FA Advanced Youth Award with the age specific specialist element relevant to the Professional Development Phase; 72.4.oversee on a day-to-day basis the Coaching Curriculum for the Under 19 to Under 21 age groups; 72.5.manage the transition of Academy Players to the Club’s senior squad in accordance with the Club’s procedure for the same described in Rule 74; 72.6.contribute to the Multi-disciplinary Reviews of all Academy Players in the Professional Development Phase; and 72.7.manage the Club’s team which competes in the Professional Development League. Coaches 66.Each Club which operates an Academy shall employ as a minimum the number of its Academy as set out in the following table: Development Phase Foundation Phase Youth Development Phase Professional Category 1 2 3 3 Category 2 1 2 2 Category 3 1 1 2 Category 4 N/A N/A 2 65.In addition to the in-service training referred to in Rule 64.9, the Head of Academy Club. 68. Each Club shall appoint one Full Time coach in each Development Phase who shall be the lead coach for that phase and be responsible for managing the delivery of coaching within it, and who shall: 68.1. in respect of the Youth Development and Professional Development Phase, hold at least an up to date UEFA A Licence; and 68.2.in respect of the Foundation Phase, hold at least an up to date UEFA B Licence and the relevant age specific FA Advanced Youth Award. Goalkeeping Coaches 69. Each Club which operates an Academy shall employ, either on a Full Time or Part Time basis, such goalkeeping coaches as are necessary to ensure that each Academy Player who is a goalkeeper receives the required hours of coaching set out in Rule 117, subject to the following minimum requirements: 69.1. a Club operating a Category 1 Academy shall employ at least two Full Time goalkeeping coaches; and 69.2. a Club operating a Category 2 Academy shall employ at least one Full Time goalkeeping coach. 70. Each goalkeeping coach must: 70.1.attend at least five hours of in-service training to be provided by The Football Association each year; 70.2.attend the first aid training for Academy coaches provided by The Football Association at least once every three years; and 70.3.undertake Continued Professional Development organised by the Club. 71. Each goalkeeping coach must hold an up to date UEFA B Licence and an FA Goalkeeping Coaching B Licence. 64.10. attend such training to be provided by The Football Association as is necessary to maintain the validity of the qualifications set out in Rule 64.5; and 64.11. in conjunction with each of the Club’s coaches, plan, deliver and monitor the delivery of individual development plans for each such coach.

Staff Staff behaviours which he needs to develop, and the activities which he will undertake in Guidance This section of the Rules should be read subject to Rule 46. commencement of and throughout their employment hold: hold an up to date UEFA A Licence); element relevant to the Development Phase which they coach. Guidance These Rules require the following Academy Staff to hold an up to date UEFA A Licence: Guidance A Club which operates a Category 3 or Category 4 Academy may choose to buy in support for this function on a Part Time basis. Clubs may elect to alternatively title this role ‘Head of Academy Performance’ or ‘Head of Academy Performance Support’. • • Head of Academy Coaching (Rule 64.5); and Senior Professional Development Coach (Rule 72.3). managing and delivering the Sports Science and Medicine/Performance Support Guidance The League, The Football League and The Football Association will establish and maintain a national database of qualifications of coaches, and the in-service training they have undertaken. 377 378 Youth Development Rules 78.Each Club which operates an Academy shall prepare a Coach Competency Framework, which must be approved by its Technical Board. 84.The Head of Academy Sports Science and Medicine shall be responsible for Programme for all Academy Players registered with the Club. 85.The Head of Academy Sports Science and Medicine: 85.1.shall be either: 85.1.1.a registered physiotherapist member of the Health and Care Professions Council; 85.1.2. a registered medical practitioner licensed to practise by the General Medical Council (and shall comply with the General Medical Council’s requirements concerning annual appraisal, scope of practice, indemnity and revalidation of doctors) with a diploma in Sport and Exercise Medicine or equivalent or higher qualification; or 76. Each coach (including goalkeeping coaches) must attend at least five hours of in-service training to be provided by the Football Association or League each year and hold a current BFAS, current EFAiF or an equivalent or higher qualification approved by the Board. 77.In addition to the in-service training referred to in Rule 76, each coach must undertake Continued Professional Development organised by the Club. Coaches: Qualifications and Professional Development 75.Each coach (excluding goalkeeping coaches to whom Rule 70 applies) must from the 75.1.an up to date UEFA B Licence (save where these Rules require a coach to 75.2.an FA Youth Award; and 75.3.an up to date FA Advanced Youth Award with the age-specific specialist 79. Each Club shall ensure that the Head of Academy Coaching provides to each of its Academy coaches (including goalkeeping coaches and the Senior Professional Development Coach) a Development Action Plan, that is to say the Head of Academy Coaching shall undertake an assessment of the competencies of each Academy coach and discuss this with him, and agree with him the competencies and order to develop them, and the timeframe within which he will undertake them, and record the same in writing and give a copy to the coach. 80. The Club must record evidence that the actions referred to in the Development Action Plan have been undertaken, and review those actions within an appropriate period with the coach, and amend the Development Action Plan if necessary. 81.The Club shall ensure that the Head of Academy Coaching reviews, and if necessary amends, each coach’s Development Action Plan with such frequency as is necessary. Head of Academy Sports Science and Medicine 82. Each Club which operates a Category 1 and Category 2 Academy shall appoint a Full Time Head of Academy Sports Science and Medicine who shall report to either the Academy Manager or the Official who is responsible for Sports Science and Medicine/Performance Support for the entire Club (and whichever he/she reports to, he/she shall liaise closely with the other). 83. Each Club which operates a Category 3 or Category 4 Academy shall demonstrate to the reasonable satisfaction of the League, the ISO or PGB (whichever body is appropriate) that its Sports Science and Medicine/Performance Support Programme for Academy Players is appropriately managed and delivered. 73. Each Club which operates a Category 3 or Category 4 Academy that does not appoint a Senior Professional Development Coach in accordance with Rule 72 shall assign a member of the coaching staff responsible for the coaching of the Club’s professional players to act as a liaison coach who shall: 73.1.liaise with the Academy Manager; 73.2.liaise with the Manager; and 73.3.manage the transition of Academy Players to the Club’s senior squad in accordance with the Club’s procedure for the same described in Rule 74. 74.Each Club which operates an Academy shall develop, implement and provide evidence of a procedure to enable the transition of Academy Players to its senior squad.

Staff Staff Guidance Under Rule 85.1.2, where the Academy Doctor is not head of department the further qualification is still necessary if the doctor is providing independent unsupervised management in the area of Sport and Exercise Medicine. Professions Council or a registered medical practitioner, a current AREA the Board; or Guidance For Clubs’ obligations generally regarding the provision of the Sports Science and Medicine/Performance Support, see Rules 218 to 221. It is envisaged that the person appointed to this role will have recent, relevant experience (which will be assessed by the League and/or the ISO). A Club which operates a Category 3 or Category 4 Academy may choose to buy in support for this function on a Part Time basis. This section of the Rules should be read subject to Rule 46. Guidance It is envisaged that the Person who is appointed to this role shall have had recent relevant experience (which will be assessed by the League and/or the ISO), including managerial experience in a sports science environment. This section of the Rules should be read subject to Rule 46. existing member of Academy Staff to the role of Academy Nutritionist who: 89.2. shall be responsible for devising and implementing plans to promote 89.3. shall provide advice to Academy Players and Staff on all aspects of 89.4. shall be on the Sport and Exercise Nutrition Register (“SENr”) or work the SENr. 379 380 Youth Development Rules Academy Nutritionist 89.Each Club which operates a Category 1 Academy shall appoint or designate an 89.1.shall be Part Time; nutrition and a healthy diet amongst Academy Players; nutrition; and under the direct management and supervision of an individual listed on Lead Strength and Conditioning Coaches 93.Each Club which operates a Category 1 or 2 Academy shall employ a Lead Strength and Conditioning Coach who shall: 93.1. in the case of a Category 1 Academy, be employed Full Time, and in the case of a Category 2 Academy, be employed at least Part Time; 93.2. be responsible for providing to the Club’s Academy Players appropriate strength and conditioning training and monitoring as part of the Sports Science and Medicine/Performance Support Programme; 93.3. hold at least a bachelor’s degree in sports science (or another relevant discipline) from a recognised university and have or be working towards British Association of Sport and Exercise Sciences accreditation; 93.4. hold a current Basic First Aid for Sport Qualification, current EFAiF or an equivalent or higher qualification approved by the Board; and 93.5. hold or be working towards accreditation by the UK Strength and Conditioning Association (or equivalent workshops run by any equivalent body). 94.The Lead Strength and Conditioning Coach must undertake Continued Professional Development organised by the Club. 86.The Head of Academy Sports Science and Medicine shall hold either: 86.1.if he/she is a registered physiotherapist member of the Health and Care certificate, ATMMiF or an equivalent or higher qualification approved by 86.2.if he/she is neither of the above, a current EFAiF or an equivalent or higher qualification approved by the Board. 87. For the avoidance of doubt, if the Head of Academy Sports Science and Medicine is not a registered physiotherapist member of the Health and Care Professions Council or a registered medical practitioner (as set out in Rule 86.1 and 86.2 respectively) then the primacy of decisions regarding the clinical treatment of Academy Players shall rest with a physiotherapist or registered medical practitioner. 88.The Head of Academy Sports Science and Medicine must undertake Continued Professional Development organised by the Club or the League. 85.1.3. the holder of at least a master’s degree in sports science (or other relevant discipline) from a recognised university and have or be working towards British Association of Sport and Exercise Sciences and/or British Psychological Society accreditation, and 85.2.shall have recent and relevant professional experience in a sports performance environment. Lead Sports Scientist 90.Each Club which operates a Category 1 or Category 2 Academy shall appoint a Full Time Lead Sports Scientist who shall: 90.1.hold at least a bachelor’s degree in sports science (or another relevant discipline) from a recognised university; 90.2.have recent and relevant professional experience in a sports performance environment; 90.3.co-ordinate and lead the sports science services for the Academy; 90.4. hold a current Basic First Aid for Sport Qualification, current EFAiF or an equivalent or higher qualification approved by the Board; and 90.5.hold or be working towards holding British Association of Sport and Exercise Sciences accreditation. 91.Each Club which operates a Category 3 or Category 4 Academy shall demonstrate to the reasonable satisfaction of the League, the ISO or the PGB (whichever body is appropriate) that it delivers sufficient and appropriate sports science services to its Academy Players. 92.The Lead Sports Scientist must undertake Continued Professional Development organised by the Club.

Staff Staff Guidance It is recommended that Category 2 Academies employ the Lead Strength and Conditioning Coach on a Full Time basis, but the League acknowledges that this may not always be possible, therefore, the minimum role is stated to be Part Time. This section of the Rules should be read subject to Rule 46. Guidance This section of the Rules should be read subject to Rule 46. requirements concerning annual appraisal, scope of practice, indemnity week (in addition to any attendance at matches); and Guidance 1. Whether the Academy Doctor should be Full Time or Part Time has not been specified, it being recognised that the role may be fulfilled by a doctor who also has responsibilities for the professional squad, or who has other professional responsibilities outside the Club. See also Rules 216 and 217 concerning the medical cover at coaching and matches. The League will gather and share best practice in relation to Emergency Action Plans. This section of the Rules should be read subject to Rule 46. 2. 3. 4. Guidance This section of the Rules should be read subject to Rule 46. Guidance For Category 2 Academies, the Performance Analysts could be, for example, a student undertaking a Masters degree in a sports science related field who is on a placement as part of their Masters course. 381 382 Youth Development Rules 103.The Performance Analysts shall undertake Performance Analysis of Academy Players registered with the Club. Physiotherapists and Sports Therapists 97. In addition to the Senior Academy Physiotherapist referred to at Rule 96, each Club which operates a Category 1 Academy shall employ at least two Full Time physiotherapists who shall each be a registered physiotherapist member of the Health and Care Professions Council and (where their duties include clinical leadership at matches) hold a current ATMMiF or Football Association Advanced Resuscitation and Emergency Aid certificate. Each Club which operates a Category 2 Academy shall employ at least one such Full Time physiotherapist who meets these requirements. Performance Analysts 101.Each Club which operates a Category 1 Academy shall employ a minimum of three Full Time Performance Analysts. 102.Each Club which operates a Category 2 Academy shall employ a minimum of two Performance Analysts, one on a Full Time basis, and the other at least Part Time. Academy Doctor 100.Each Club which operates an Academy shall appoint an Academy Doctor who shall: 100.1.be a registered medical practitioner licensed to practise by the General Medical Council (and shall comply with the General Medical Council’s and revalidation of doctors); 100.2.be available to assess and, if appropriate, undertake the treatment of any playing injuries suffered by an Academy Player; 100.3.undertake Continued Professional Development; 100.4.be available for consultation at the Academy on at least one occasion per 100.5.be responsible for the preparation of each Club’s Emergency Action Plan. 95. In addition to the Lead Sports Scientist and the Lead Strength and Conditioning Coach, each Club which operates a Category 1 Academy shall employ a minimum of one additional Full-Time sports scientist or strength and conditioning coach. Senior Academy Physiotherapist 96.Each Club which operates an Academy shall appoint a Senior Academy Physiotherapist who shall: 96.1.be Full Time; 96.2.be a registered physiotherapist member of the Health and Care Professions Council (save that a Club which operates a Category 3 or 4 Academy may continue to employ as its Senior Academy Physiotherapist any Person so employed at the time of these Rules coming into force who does not hold the qualifications specified in this Rule provided that he/she has successfully completed the Football Association’s Diploma in the Treatment and Management of Injuries course or an equivalent or higher qualification. Any Person appointed thereafter must hold the qualifications specified by this Rule); 96.3. have recent and relevant professional experience in a sports performance environment; 96.4. if employed by a Club which operates a Category 1 or Category 2 Academy hold a current Football Association Advanced Resuscitation and Emergency Aid certificate or Advanced Trauma Medical Management in Football or if employed by a Club which operates a Category 3 or Category 4 Academy hold a current ITMMiF (or in either case an equivalent or higher qualification approved by the Board); 96.5.co-ordinate and lead the physiotherapy service within the Academy; 96.6.ensure that Rules 216.1 and 217 are complied with; and 96.7.undertake Continued Professional Development organised by the Club. 98. Any Sports Therapist employed by a Club must be subject to the management and supervision of a registered physiotherapist member of the Health and Care Professions Council. 99. Each physiotherapist and Sports Therapist must undertake Continued Professional Development organised by the Club and shall hold a current ITMMiF or an equivalent or higher qualification approved by the Board.

Staff Staff Guidance This section of the Rules should be read subject to Rule 46. Education Programme as set out in Rules 174 to 190; programmes including attendance at educational programme supported in respect of the ‘End Point Assessment’ on the SEP; with the Club (subject to the duties of any educational Guidance 1. Ideally a Club’s strategy for talent identification and recruitment should flow from its Vision Statement and Playing Philosophy and be fully integrated into its Academy Performance Plan and the multi-disciplinary approach to youth development envisaged by the Elite Player Performance Plan. Clubs may wish to document a recruitment strategy which sets out: • the profile of the players it seeks to recruit in each age group, having regard to the desired technical, tactical, maturation, social and psychological characteristics required at each age; its target groups (e.g. local v national recruitment, players attending Development Centres or local schools/boys’ clubs etc); synchronisation between coaches and recruiters to ensure that, for example, assessment procedures match those by which the Academy’s existing Academy Players are assessed, and that new recruits transit easily into the Academy environment; a strategy for late developers (including the Academy’s own Academy Players whose maturation rates are slow but who eventually catch up with their peers); and ensuring accurate scouting records are maintained. • • • • Clubs may then wish to develop an activity plan to implement the recruitment strategy. With regard to Rule 107.4 above, it is envisaged that a new qualification for Scouts will be developed in due course. This section of the Rules should be read subject to Rule 46. 2. 3. 383 384 Youth Development Rules Head of Education 105.Each Club which operates an Academy shall appoint a Head of Education who shall: 105.1.report to the Academy Manager; 105.2.have responsibility for: 105.2.1.the organisation, management and delivery of the Club’s 105.2.2. pursuant to Rule 175.5, the oversight of the Scholar education meetings, ensuring adherence to such programmes and, where required, taking appropriate action in the event that targets are not met; 105.2.3.ensuring that Scholars are appropriately managed and 105.2.4. the educational progression of all Academy Players registered establishment at which an Academy Player’s education is taking place); 105.2.5. ensuring that the education of an Academy Player engaged on the Hybrid or Full Time Training Model is not prejudiced as a result of his being so engaged; and 105.2.6. ensuring all documents and records relating to the education of Academy Players required by these Rules are in place and up-to-date. 105.3. undertake benchmarking of the educational progression of each year group of Academy Players engaged on the Hybrid and Full Time Training Models against national data, and make the result of that benchmarking available to the League; 105.4. ensure that the Academy’s educational provision reflects the strategy and performance targets set out in the Club’s Academy Performance Plan; 105.5.hold Qualified Teacher Status (QTS) or Qualified Teacher Learning and Skills (QTLS) and have relevant experience (in the case of Category 1 and 2 Academies) or, as a minimum, possess a teaching qualification or further education teaching qualification (in the case of Category 3 and Category 4 Academies); 105.6.be Full Time (in the case of Category 1 and Category 2 Academies); and 105.7.undertake Continued Professional Development organised by the Club. 106. Each Club which operates a Category 1 Academy shall, in addition to the Head of Education, employ one Person Full Time to support the delivery of the Academy’s education programme. 104.The Performance Analysts must undertake Continued Professional Development organised by the Club. Head of Recruitment 107.Each Club which operates an Academy shall employ a Head of Recruitment who shall: 107.1.report to the Academy Manager; 107.2.have responsibility for the organisation, management and delivery of the Club’s policies and procedures for the recruitment of Academy Players; 107.3. have responsibility for the recruitment and training of the Club’s Scouts (including taking all reasonable steps to ensure that they comply with the requirements regarding qualifications, registration and Continued Professional Development set out at Rule 225); 107.4.be in possession of (or be actively working towards): 107.4.1.the FA Talent ID Level 4 for a Club operating a Category 1 Academy; 107.4.2.the FA Talent ID Level 3 for a Club operating a Category 2 Academy; and 107.4.3.the FA Talent ID Level 2 for a Club operating a Category 3 or a Category 4 Academy, 107.5.undertake at least five hours of in-service training each year; 107.6.undertake Continued Professional Development organised by the Club; and 107.7. be Full Time in the case of Category 1 and Category 2 Academies, and at least Part Time in the case of Category 3 and 4 Academies.

Youth Development Rules Coaching Staff the circumstances set out in Rule 58, the Head of Academy Coaching) who shall Executive, coaching staff, the Academy Management Team and the Technical Guidance Clubs’ attention is also drawn to Section S of the Premier League Rules: Safeguarding and Mental Health. Clubs must ensure that these Rules are complied with in respect of any intern to whom they are applicable. Clubs must also ensure that they comply with all applicable legislation, including that concerning the national minimum wage. Guidance Reference is made in the Rule to sections 6.6 to 6.8 of the Elite Player Performance Plan, which set out further detail about the Coaching Curriculum in each Development Phase. It is recommended that the Coaching Curriculum gives particular consideration to desired outcomes and the coaching strategies needed to achieve them at each Development Phase. See also Rule 56.6 (role of Academy Manager in the Coaching Curriculum) and Rule 64.2 (role of the Head of Academy Coaching). Academies shall take place over 46 weeks of each year, such weeks to be determined therein during which no matches in the Foundation Phase and Youth Development delivered by Academies each week to each Academy Player (subject to his fitness, per Development Phase are as follows: 385 386 Youth Development Rules Coaching Hours 115.The coaching of age groups Under 15 and older in Category 1 and Category 2 by reference to the Games Programme Schedule (including the two periods set out Phase Games Programmes shall take place). 116.All other coaching in Academies shall take place over 40 weeks of each year. 117.Save as otherwise permitted by the PGB, the minimum hours of coaching to be welfare and academic status) and the permitted Training Model per Category and Academy Players who the professional Foundation Phase Youth Development Phase Professional Development Phase Category 1 Coaching hours per week 4 rising to 8 for older Academy Players 10 rising to 12 for older Academy Players 14 reducing to 12 for have commitments to squad during the Professional Development Phase Player Care 109.Each Club which operates a Category 1 or Category 2 Academy shall employ an individual, who shall: 109.1.be Full Time for each Club which operates a Category 1 Academy and Part Time for each Club which operates a Category 2 Academy; and 109.2. be responsible for the management and delivery of the Personal Development and Life Skills Plan for Academy Players and the Induction and Transition Strategy, in addition to the other aspects of the Club’s Duty of Care, including mental and emotional wellbeing of Academy Players. 110.Each Club which operates a Category 3 or Category 4 Academy may nominate an existing member of Academy Staff to carry out the responsibilities referred to in Rule 109.2 above, in addition to his/her other duties. Academy Psychologist 111.Each Club which operates a Category 1 Academy shall employ one or more Academy Psychologist(s), who shall: 111.1. be Full Time (however more than one Person may be employed for this purpose to ensure that overall working hours are commensurate with one Full Time employee) for each Club which operates a Category 1 Academy; and 111.2. be on the Health & Care Professions Council (HCPC) Register of Health and Care Professionals or on one of the approved training routes/pathways towards HCPC registration. Coaching Curriculum 112. Each Club which operates an Academy shall prepare (and make available to the League and to the ISO on request) a Coaching Curriculum which shall have regard to: 112.1.the Club’s Vision Statement, Coaching Philosophy and Playing Philosophy; 112.2.the Club’s Academy Performance Plan; 112.3.the minimum hours of coaching delivered; and 112.4.these Rules. 113. The Club’s Coaching Curriculum shall be drawn up by the Academy Manager (or, in consult with all appropriate Club Officials (which may include the Manager, the Chief Director if the Club has appointed one). 114.The Club’s Technical Board shall approve the Club’s Coaching Curriculum. Interns 108. The Head of Academy Sports Science and Medicine must ensure that the Club records and, if requested, makes available to the League, the following details of every intern working within the Academy: 108.1. name, date of birth and contact details (phone number, address and email address); .108.2.qualifications (both academic and sporting such as coaching qualifications); 108.3. details of the intern’s current course, including the institution at which he is enrolled, the name of the course, and the name and contact details of his tutor; and 108.4. the contact details of a member of Academy Staff who is responsible for supervising the intern whilst he is at the Academy.

Coaching Coaching Where an Academy falls short of providing its Academy Players with the above hours of coaching, the Academy will need to demonstrate that despite this, its Academy Players are being provided with a proper Coaching Curriculum. This can be demonstrated by the progression of the Academy Player at each stage of the development process. For Category 3 Clubs in the Youth Development Phase, the hours stated above should be applied as follows: 2. U12 and U13: U14: U15 and U16: 4 hours 5 hours 6 hours 3. A Club may be permitted to operate a Training Model in a particular Development Phase other than as set out in the table in Rule 117. This would need to be approved in advance by the League (who may take advice from the Education Advisor). his specific needs; any changes thereto) as soon as reasonably practicable in advance of his maintained for all coaching sessions (save that the ratio for Category 1 Academies participates at least once a year in a Festival (or other coaching event such as a Guidance 1. The above hours of coaching are the minimum the Rules require per week, subject to the Academy Player’s fitness. It is acknowledged, however, that Academies can alter these hours as they see fit, provided that the above stated hours are achieved on average over each six or 12 week Multi-disciplinary Review period (as relevant). As regards “subject to fitness”, this includes not only where an Academy Player is recuperating from injury, but also where in the opinion of the coaching staff and/or the medical and sports science staff, his coaching hours need to be reduced for him to receive adequate rest and recovery and/or avoid overuse injuries. Coaching in the above tables refers to on-the-pitch coaching (and for the avoidance of doubt excludes time in matches). It is expected that Clubs will need to spend additional time in other environments off the pitch in order to work with Academy Players to assist them in developing the key technical, tactical, physical and psychological and social skills. 387 388 Youth Development Rules 118. The maximum time in which Academy Players in the Foundation Phase can be engaged in a single coaching session is 90 minutes and there will be appropriate rest periods between each such session. 119.Each Club shall ensure that: 119.1.each Academy Player has access to an individual coaching plan tailored to 119.2.each Academy Player is made aware of his individual coaching plan (and being coached in accordance with it; and 119.3.all coaching is recorded on the Academy Player’s Performance Clock. 120.Each Club shall ensure that a coach to Academy Players and Trialists ratio of 1:10 is using the Full Time Training Model shall be 1:8). 121.Each Club shall ensure that each Academy Player in age groups Under 9 and older Training Camp or a Tournament). 122. Each Club shall ensure that each of its coaches plans each coaching session by setting out the learning objectives which the session is designed to achieve and the coaching which will be given in order to achieve them. Development Centres 123. Each Club which operates a Category 1, Category 2 or Category 3 Academy may operate one or more Development Centres, to be located within one hour’s travelling time of the location of its principal venue for the provision of coaching and education to Academy Players. 124.A Child being coached at a Club’s Development Centre: 124.1.may not be registered for that Club; 124.2.may not play in matches for that Club unless registered as a Trialist; and 124.3.will be free to play for other teams. Foundation Phase Youth Development Phase Professional Development Phase Category 1 Permitted Training Model Part Time, Hybrid Part Time, Hybrid, Full Time Full Time, Hybrid Category 2 Coaching hours per week 3 rising to 5 for older Academy Players 6 rising to 12 for older Academy Players 14 reducing to 12 for Academy Players who have commitments to the professional squad during the Professional Development Phase Permitted Training Model Part Time Part Time, Hybrid Full Time Category 3 Coaching hours per week 3 4 rising to 6 for older Academy Players (See Guidance below) 12 Permitted Training Model Part Time Part Time Full Time Category 4 Coaching hours per week N/A N/A 14 reducing to 12 for Academy Players who have commitments to the professional squad during the Professional Development Phase Games Programmes Permitted Training Model N/A N/A Full Time

Youth Development Rules Games Programme Coaching by the League and by the ISO. may include: football against a team representing another Club (or a Football League club). Guidance With regard to Rule 133.1, the matches which are to be recorded on an Academy Player’s Performance Clock include all Authorised Games in which he plays. The Performance Clock may be used to record other playing information about the Academy Player, e.g. substitutions, cautions, position played in. It forms part of the Performance Management Application. Guidance The above Rules are based on the existing provisions concerning Development Centres. It is proposed that further consultation is undertaken with Clubs to explore and redefine the future role of Development Centres. 389 390 Youth Development Rules 134. In all matches that form part of the Games Programme, each Club is required to ensure that all participating Academy Players wear a shirt bearing a clearly visible number on the back, which corresponds to the number allocated to the relevant Academy Player on any teamsheet submitted in accordance with these Rules or otherwise. Foundation Phase Games Programme 135. The League will organise a games programme for teams in each of the Under 9 to Under 11 age groups of Clubs operating Category 1 and 2 Academies (and for the avoidance of doubt teams from both Categories shall participate together in this games programme). 136.The Football League will organise a games programme for teams in each of the Under 9 to Under 11 age groups of Clubs operating Category 3 Academies. 137.The games programmes referred to in Rules 135 and 136 shall consist of matches which: 137.1. shall be competitive but whose results (except in the case of Tournaments) shall not give any particular competitive significance between Academies (for example, no league table or the like shall be produced); 137.2. subject to Rule 137.3 shall be organised on a local basis so that, as far as reasonably possible, no team has to travel more than one hour to an away match (save that longer travel times may be necessary in order that each Club can participate meaningfully in the games programme); 125.Clubs which operate Development Centres shall keep an attendance record of all the Children who participate in coaching sessions thereat. 126.Each Development Centre operated by a Club may be inspected from time to time 127.Without prejudice to the generality of Rule 126, the inspection referred to in that Rule 127.1.inspection of the facilities provided; and 127.2.assessment of whether the coaching provided at the Development Centre is in accordance with the Club’s coaching syllabus. 128. No Club shall cause or permit a Child whose registration is held by another Club (or club) or with whom another Club (or club) has entered into a pre-registration agreement which remains current to attend its Development Centre. 129.No Club shall cause or permit a team representing its Development Centre to play General 130. Save as permitted by the Board, Clubs shall not affiliate to any other youth leagues or enter any cup competitions except The Football Association Youth Challenge Cup. 131. An Academy Player whose registration is held by a Club which operates an Academy shall play football only in a Games Programme or in Authorised Games and in coaching and training games (participation in which is limited to registered Academy Players and Trialists) organised by and played at an Academy. 132.A Club which operates an Academy shall not require, cause or allow an Academy Player whose registration it holds to play football except as permitted by Rule 131. 133.Each Club which operates an Academy shall record in each Academy Player’s Performance Clock: 133.1.each match in which he has played; and 133.2.his playing time in each match.

Games Programme Games Programme A six-week programme of Festivals of Futsal and other small-sided indoor football for each age range in the Foundation Phase will be staged. This programme will run from November to February and be organised on a basis of five regions (North East, North West, Midlands, London and South West, and London and South East). A Futsal tournament involving a regional qualification process culminating in a national finals event will be organised for each of the Under 9, Under 10 and Under 11 age groups. types listed in paragraphs c), d), f) and g) of that definition only (which Guıdance The Games Programme Schedule will incorporate free weeks (in addition to those referred to in Rule 173) during which no fixtures will be arranged by the Leagues. This will allow Clubs to organise additional fixtures pursuant to Rule 138.2. In addition, Clubs will be able to rearrange fixtures in the Foundation Phase Games Programme in order to attend tournaments and Festivals provided suitable notice is given, the integrity of the Games Programme is maintained, and a suitable date for the rearrangement of the fixture is agreed. of matches in the Foundation Phase Games Programme and any other matches spread out over the season. Guidance An Academy Player in the Foundation Phase may still play for his school team or school representative county side. When assessing whether Rule 139 has been complied with, each Academy Player’s playing time over the course of the Season will be assessed and an average calculated (i.e. the Academy Player need not play in half the time of every match). In addition, Rule 139 requires that the playing time is spread relatively evenly over the course of the fixture programme. This is to ensure Clubs do not try to backload playing time at the end of the Season simply to ensure the average is met. Guidance The League will organise a regional indoor programme during the second half of December, and the entirety of January and February. In particular, a programme of Futsal will be delivered for Category 1 and Category 2 Academies. Clubs will be free to apply to organise Authorised Games outside pursuant to Rule 138.2. The League will organise Tournaments (lasting more than one day) for each of the Under 9, Under 10 and Under 11 age groups in the May or June of each year (and in scheduling them it will be borne in mind that June is often the month when Academy “downtime” occurs). The Tournaments so arranged for the Under 11 age group will include teams from clubs in countries other than England and Wales. In order to deliver the Foundation Phase Games Programme to all Clubs, the target travel time of 1 hour may be exceeded from time to time, in particular in order to accommodate those Clubs whose home “locality” is small. Both Leagues will co-operate to create cross-Category Festivals from time to time which shall include all Categories of Academy and be regionally based. 391 392 Youth Development Rules Youth Development Phase Games Programme 140. The League will organise a games programme for teams in each of the Under 12 to Under 14 age groups of Clubs operating Category 1 and 2 Academies (and for the avoidance of doubt teams from both Categories shall participate together in this games programme). The League will also organise a games programme for teams in the Under 15 age group of Clubs operating Category 1 Academies and of those Category 2 Academies wishing to participate. 141.The Football League will organise a games programme for teams in each of the Under 12 to Under 14 age groups of Clubs operating Category 3 Academies. 142. The games programme for Category 1 Clubs referred to in Rule 140 shall include the Under 13, Under 14 and Under 15 Premier League National Cups, participation in which shall not be mandatory. 139.Each Club shall ensure that each of its Academy Players in the Foundation Phase shall, subject to fitness, participate in at least half the playing time in any one Season organised by the Club pursuant to Rule 138.2 such playing time to be reasonably 138.Each Club which operates a Category 1, Category 2 or Category 3 Academy: 138.1.must participate fully in the Foundation Phase Games Programme; and 138.2.may organise and participate in additional Authorised Games of the shall be notified to the League (if the Club operates a Category 1 or Category 2 Academy) no later than 72 hours before they are scheduled to take place). 137.3. may be played in Festivals organised on a local, regional or national basis and each Club which operates a Category 1 Academy shall organise and host a minimum of three Festivals per Season; 137.4.shall take place during the Games Programme Schedule; 137.5.may include matches against representative county schoolboy sides (being sides selected by the English Schools’ Football Association); 137.6.shall be played outdoors, save in respect of: 137.6.1. Clubs operating Category 1 or 2 Academies when, during the second half of December and the whole of both January and February, they shall be played indoors; and 137.6.2. Clubs operating Category 3 Academies when, during the second half of December and the whole of both January and February, they may be played indoors; 137.7.shall consist of matches played in accordance with the following formats (save that some matches played indoors may be played as Futsal games): the The participating Clubs shall endeavour to agree which of the above formats shall be utilised, but in default of agreement the home Club shall decide. Age group Team size Pitch size (yards) Goal size (feet) Ball size Under 9 4v4, 5v5, 6v6 or 7v7 30x20 to 40x30 (4v4 and 5v5) 50x30 to 60x40 (7v7) 12x6 3 (or 4 at Home Club’s option) Under 10 4v4, 5v5, 6v6 and 7v7 30x20 to 40x30 (4v4 and 5v5) 50x30 to 60x40 (7v7) 12x6 (4v4 and 5v5) 12x6 to 16x7 (7v7) 4 Under 11 7v7 or 9v9 50x30 to 60x40 (7v7) 70x40 to 80x50 (9v9) 12x6 to 16x7 (7v7) 16x7 (9v9) 4

Games Programme Games Programme Guidance In order to deliver the Youth Development Phase Games Programme to all Clubs, the target travel time of two hours may be exceeded from time to time, particularly in order to accommodate those Clubs whose home geographical “region” is small. Players in the Under 16 age group of Clubs operating Category 1 Academies, and Category 2 Academies. (and Football League clubs) which operate Category 1 Academies so on a regional basis, that is to say so that as far as reasonably possible no team has be necessary in order that each Club can participate meaningfully in the games clubs in membership of a national association other than The Football Association Clubs operating Category 1 Academies and from time to time for Clubs operating games programme). in accordance with the following format: 393 394 Youth Development Rules 145.The League shall organise a games programme for teams consisting of Academy another for teams of Academy Players in these age groups of Clubs operating 146.Save for any matches played abroad pursuant to Rule 149, the games programme for Category 1 Clubs referred to in Rule 145 shall: 146.1.be constituted either on a national basis or, if a majority of those Clubs determined by no later than 31 March in the preceding Season, on a regional basis (as that term is defined in Rule 147); and 146.2. be competitive but whose results shall not be given any particular competitive significance between Academies (for example, no league table or the like shall be produced). 147.The games programme for Category 2 Clubs referred to in Rule 145 shall be organised to travel more than two hours to an away match (save that longer travel times may programme). 148. Matches in the games programmes for Category 1 and Category 2 Clubs referred to in Rule 145 shall, unless the Board otherwise permits, be played on Saturdays and arranged so that as far as possible a Club’s fixtures in it mirror those of its teams in the Professional Development Phase Games Programme. 149.As part of the Youth Development Phase Games Programme, the League shall organise matches (which may be organised as Tournaments) against teams from or the Football Association of Wales. Such matches shall be organised regularly for Category 2 Academies. 150.The Football League shall organise a games programme for teams consisting of players in the Under 15 and Under 16 age groups of Clubs operating Category 3 Academies, to be played on a regional basis so that as far as reasonably possible no team has to travel more than two hours to an away match (save that longer travel times may be necessary in order that each Club can participate meaningfully in the 151.Matches played pursuant to Rules 145 to 150 shall, when played outdoors, be played Team size Pitch size (yards) Goal size (feet) Ball size 11v11 110x70 24x8 5 143. Each Club must inform the League by 30 April in each year whether it wishes to compete in the Under 13, Under 14 and Under 15 Premier League National Cups the following season. 144.The games programmes referred to in Rules 140 and 141 shall consist of matches which shall: 144.1.be competitive but whose results (save for matches in the Under 13, Under 14 and Under 15 Premier League National Cups) shall not be given any particular competitive significance between Academies (for example, no league table or the like shall be produced); 144.2. (in the case of the games programme referred to in Rule 140) be organised on a regional basis so that as far as reasonably possible no team has to travel more than two hours to an away match save that longer travel times may be necessary: 143.2.1.in order that each Club can participate meaningfully in the games programme; and 143.2.2. for matches in the Under 13, Under 14 and Under 15 Premier League National Cups; 144.3. (in the case of the games programme referred to in Rule 141) be organised on a local basis so that as far as reasonably possible no team has to travel more than one hour to an away match and/or regional basis so that as far as reasonably possible no team has to travel more than two hours to an away match (save that in both cases longer travel times may be necessary in order that each Club can participate meaningfully in the games programme); 144.4. shall include one or more Festivals or Tournaments for each Club organised on a regional, national or international basis (which may include matches organised pursuant to Rule 149), with the number of such Festivals and Tournaments increasing for the older age groups in the Youth Development Phase; 144.5.take place during the Games Programme Schedule; 144.6.be played outdoors, except for matches for age groups Under 12 to Under 15 during the second half of December and the whole of both January and February involving teams of Category 1 and Category 2 Academies, which shall be played indoors; and 144.7. consist of matches played in accordance with the following formats (save that some matches played indoors may be played as Futsal games): Age group Team size Pitch size (yards) Goal size (feet) Ball size Under 12 11v11 (or 9v9 if both Clubs so agree) 90x60 (11v11) 70x40 to 80x50 (9v9) 21x7 (11v11) 16x7 (9v9) 4 Under 13 11v11 90x60 21x7 4 Under 14 11v11 90x60 to 100x60 21x7 to 24x8 5 Under 15 11v11 110x70 24x8 5

Games Programme Games Programme Guidance The Games Programme Schedule will incorporate free weeks (in addition to those referred to in Rule 173) during which no matches will be arranged by the Leagues. This will allow Clubs to organise additional matches pursuant to Rule 152.2. age groups shall, subject to fitness, participate in half the playing time of matches in by his Club pursuant to Rule 152.2, the Academy Player’s playing time to be matches organised by his Club pursuant to Rule 152.2). Participation in a match shall Guidance An Academy Player in the Youth Development Phase may still play for his school team or school representative county side. When assessing whether Rule 153 has been complied with, each Academy Player’s playing time over the course of the season will be assessed and an average calculated (i.e. the Academy Player need not play in half the time of every match). In addition, Rule 153 requires that the playing time is spread relatively evenly over the course of the fixture programme. This is to ensure clubs do not try to backload playing time at the end of the season simply to ensure the average is met. Category 1 Academies and one for teams of Clubs operating Category 2 Academies. Category 3 and Category 4 Academies, and following such consultation determine developed for those Clubs, Rules relating to the games programme and (subject to 395 396 Youth Development Rules Professional Development Phase Games Programme 155.The League will organise two games programmes, one for teams of Clubs operating 156.The Football League will organise a games programme for teams of Clubs operating with those Clubs in its absolute discretion what games programme(s) should be Rule 157.3) how that games programme should be delivered. 153.Each Club shall ensure that each of its Academy Players in the Under 12 to Under 14 the Youth Development Phase Games Programme and any other matches organised reasonably spread over the season. 154. Each Club shall ensure that each of its Academy Players in the Under 15 to Under 16 age groups shall, subject to fitness, participate in at least 20 matches per season (being matches in the Youth Development Phase Games Programme or any other for the purposes of this Rule mean playing at least 50% of the game time. 157.The games programmes organised by The League and The Football League pursuant to Rules 155 and 156 will be constituted on the following geographical bases: 157.1.Category 1: 157.1.1. a national league and a regional league (depending on age group) with some matches played on a national basis and some international matches against teams representing clubs in membership of national associations other than The Football Association or the Football Association of Wales (and such matches may be played either in England or abroad); 157.2.Category 2: 157.2.1. in two leagues, each of which shall be constituted on a geographical basis (for example one league of northern based teams and one of southern based teams), the exact constitution of each league to be determined by the Board in its absolute discretion having regard to those Clubs (and Football League clubs) which operate Category 2 Academies; 157.2.2. where practical, international matches against teams representing clubs in membership of a national association other than The Football Association or the Football Association of Wales (and such matches may be played either in England or abroad); and 157.3.Categories 3 and 4: 157.3.1. in two or more leagues, each of which shall be constituted on a geographical basis (for example one league of northern based teams and one of southern based teams), the exact number of leagues and their geographical constitution to be determined by The Football League in its absolute discretion and having regard to those Football League clubs (and Clubs) which operate Category 3 and 4 Academies. 158.Matches in the Professional Development Phase Games Programme organised under Rule 155: 158.1. shall be played in accordance with the Laws of the Game (and for the avoidance of doubt shall be in the 11v11 format); 158.2. shall be for Players in the Under 18 age group (and younger) only, save that a Club may name in its team sheet a goalkeeper in the Under 19 age group; 158.3. shall only have five substitutes named on the team sheet (and for the avoidance of doubt up to three substitutes may enter the field of play); 158.4.shall consist of competitive leagues and Tournaments; and 158.5. may include of an optional Futsal programme organised by the League (for Clubs operating Category 1 and Category 2 Academies) in the months of December, January and February. 152.Each Club which operates a Category 1, Category 2 or Category 3 Academy: 152.1. must participate fully in the Youth Development Phase Games Programme (save that participation in the Under 13 and Under 14 Premier League National Cups is voluntary); and 152.2. may organise and participate in additional Authorised Games of the types listed in paragraphs c), d), f) and g) of that definition only (which shall be notified to the League (in the case of a Club operating a Category 1 or Category 2 Academy) no later than 72 hours before they are scheduled to take place).

Games Programme Games Programme competitive basis and organised on a regional basis, the composition of such to be at the absolute discretion of The Football League who shall so far as reasonably (or club) has to travel no more than three hours to each match (save that longer together in Professional Development League 3. Guidance Rule 159.2 will be implemented on a trial basis for one season only and will be reviewed following the conclusion of Season 2021/22. 158.4 shall be set out in the rules of those leagues. Programme; and part of the Professional Development Phase Games Programme. Development League as part of the Professional Development Phase Games first team matches during the preceding Season in those competitions set in Rule development league to be organised by The Football League as part of the 397 398 Youth Development Rules 160.Further provisions binding on Clubs competing in the leagues referred to in Rule 161.Each Club which operates an Academy: 161.1.must participate fully in the Professional Development Phase Games 161.2. may organise and participate in additional Authorised Games (which shall be notified to the relevant League no later than 72 hours before they are scheduled to take place). Premier League 2 and Professional Development League 162.Each Club which operates a Category 1 Academy shall compete in Premier League 2 as 163.Each Club which operates a Category 2 Academy shall compete in the Professional Programme, unless it is able to demonstrate to the League that its starting 11s in its L.9.1 to Rule L.9.5 included on average at least five Players in the Under 21 age group or younger. 164.Each Club which operates a Category 3 or Category 4 Academy may compete in the Professional Development Phase Games Programme. 165.The League will organise Premier League 2, which shall consist of a national league competition played on a competitive basis. 166. The League will organise the Professional Development League, which shall consist of a league or leagues played on a competitive basis organised on a regional basis, the composition of such regional league(s) to be at the absolute discretion of the Board who shall so far as reasonably possible determine the composition of each such league to ensure that each Club has to travel no more than three hours to each match (save that longer travel times may be necessary in order that each Club (or club) can participate meaningfully in the Professional Development League). 167. The Football League will, if required, organise (or procure the organisation of, for example, through the Football Combination or Central League) Professional Development League 3, which shall consist of a league or leagues played on a regional league(s) and the minimum number of matches to be played by each Club possible determine the composition of each such league to ensure that each Club travel times may be necessary in order that each Club (or club) can participate meaningfully in Professional Development League 3). For the avoidance of doubt teams of Clubs operating Category 3 and Category 4 Academies shall compete 168.Further provisions binding on Clubs competing in Premier League 2 and the Professional Development League shall be set out in the rules of those Leagues. 169. The League will in addition organise international matches (which may take place by way of Tournaments) for teams competing in Premier League 2 and the Professional Development League. Games Programme: Postponement etc. of Matches 170. A match in the games programme between Academy teams in age groups Under 9 to Under 16 inclusive shall not be cancelled, postponed or abandoned except with the written consent of the Board or on the instructions of the officiating referee (or if the officiating referee is a minor, the official of the county FA who has accompanied him/her to the match) who shall be empowered to instruct that such match be cancelled, postponed or abandoned only if he/she considers that the pitch is unfit for, or if adverse weather conditions preclude, the playing of the match in which event the Club at whose ground the match should have been played shall within seven days give to the Board notice in writing to that effect. 171. Except in the case of an Under 9 to Under 16 games programme match which, without either participating Club being at fault, is cancelled, postponed or abandoned under the provisions of Rule 170, any Club which causes the cancellation, postponement or abandonment of such a match will be in breach of these Rules. 172.The Board shall have power to specify the equipment and facilities to be provided by Clubs for the playing of matches between Academies. 173. In consultation with The Football Association, a minimum of four weekends each Season will be identified by the League upon which there will be no fixtures for Academy teams, such weekends being devoted to international development, selected players’ courses and in-service training of coaches and staff. 159.Matches in the Professional Development Phase Games Programme organised under Rule 156: 159.1. shall be played in accordance with the Laws of the Game (and for the avoidance of doubt shall be in the 11 v 11 format); 159.2. shall be for Players in the Under 18 age group (and younger) only, save that up to three Players in the Under 19 age group may be named on the team sheet for a match; 159.3. shall only have five substitutes named on the team sheet (and for the avoidance of doubt all five substitutes may enter the field of play); 159.4.shall consist of competitive leagues and/or Tournaments; and 159.5. may include an optional Futsal programme organised by the League in the months of December, January and February.

Youth Development Rules Duty of Care Duty of Care which shall set out the activities to be undertaken by the Club to ensure that the Rules; and Phase to ensure it is meeting its objectives as set out therein. as a result of his being coached by the Club’s Academy; Agreement with the Club, consists of the sporting excellence professional Guidance With regard to Rule 179.2, Rule 36.2 states that Academy Players in the Under 12 to Under 18 age groups shall receive a Multi-disciplinary Review every six weeks. The educational progress report need only be undertaken once every 12 weeks (i.e. not for each Multi-disciplinary Review) but must be undertaken as part of a Multi-disciplinary Review. Guidance In respect of the approval required from the League in Rule 175.5: • Should a Club wish one of its Academy Players to engage in an apprenticeship or education programme outside the SEP framework, it must first obtain the League’s permission to do so and agree appropriate measures for monitoring and quality assurance. Should a Club wish to enter into an agreement with a training provider that is not the League this must be pre-approved and will be subject to annual monitoring by the League. Any other programme of education approved in writing by The Football League will be in conjunction with the PFA. • • shall be recorded electronically and be made available to the League. 399 400 Youth Development Rules 176.Each Academy Player’s educational progression under his Education Programme Delivery of the Education Programme 180.Part Time Training Model Each Club which operates an Academy shall, in respect of each of its Academy Players being trained under the Part Time Training Model Model, make contact in writing with the Academy Player’s school on a minimum of three occasions in each academic year, to: 180.1. inform the Academy Player’s school that he is being so trained; 180.2. if the League so requests obtain from the Academy Player’s school his school reports and, where possible, educational attainment data; 180.3. use the information obtained (if any) to monitor the Academy Player’s academic progression by reference to his school reports and, where possible, educational attainment data, and record it electronically; and 180.4. liaise with the school on two occasions in each academic year basis in order to discuss and address any issues concerning the Academy Player’s education which have risen or may arise as a consequence of his being trained at the Club’s Academy. Education 174.Each Club which operates an Academy shall establish an Education Programme education of its Academy Players and Players up to the Under 23 age group who are not regular members of the Club’s first team squad is supported effectively and which: 174.1. is appropriate to the Category of its Academy; 174.2. complies with all applicable requirements set out in this section of the 174.3. is evaluated by the Club within each Training Model and/or Development 175.Each Club which operates an Academy shall ensure that each of its Academy Players receives a formal Education Programme which: 175.1.is appropriate to his age and Training Model; 175.2.meets his specific academic needs; 175.3.complies with all legal requirements; 175.4.is structured to ensure that his academic development is not compromised 175.5. in the case of an Academy Player who is entered into a Scholarship apprenticeship ("SEP") and an educational programme approved by the League (which must include an academic or vocational qualification approved by the League and be subject to ongoing quality assurance by the League); and 175.6. shall continue notwithstanding that the Academy Player signs a professional contract and which shall comply with the requirements of the Education and Skills Act 2008 with regard to education and training. 177.Each Club which operates an Academy shall nominate a member of staff who shall be responsible for: 177.1.liaising with the school at which Academy Players are being educated; 177.2. ensuring that any issues concerning an Academy Player’s education arising from that liaison are addressed to the satisfaction of the school; 177.3. ensuring that for Academy Players on the Full Time and Hybrid Training Models (and where the League requests, for Academy Players on the Part Time Training Model) each Academy Player’s school performance and educational data are obtained from his school, recorded electronically and be made available to the League; and 177.4.co-ordinating and delivering the SEP. Reports on Educational Progression 178. Each Club which operates an Academy shall provide progress reports to the Parent of each Academy Player in the Youth Development Phase to whom it provides a Full Time Education Programme. 179.The progress reports shall: 179.1.detail the educational progression of the Academy Player; and 179.2.be provided as and when necessary, but as a minimum at least once every 12 weeks.

Duty of Care Duty of Care Guidance The Part Time Training Model may be used by Category 1, 2 and 3 Academies in the Foundation Phase and Youth Development Phase: see further Rule 117. The Part Time Training Model envisages that coaching will take place outside the Core Coaching Time, but Clubs should nevertheless establish good communication with each Academy Player’s school. The written communication referred to in Rule 180 should be used by Clubs to obtain reports and educational attainment data (in accordance with Rule 180.2) and/or address any issues (including any conflict between the demands of coaching and education) which have arisen or may arise as a consequence of the Academy Player being trained at the Academy (in accordance with Rule 180.4). Guidance The Hybrid Training Model may be used by Category 1 Academies in the Foundation Phase (Under 9 to Under 11), and by Category 1 and Category 2 Academies in the Youth Development Phase: see further Rule 117. Compensatory education should meet the requirements of each individual Academy Player’s specific educational needs, as well as replacing the lessons being missed whilst away from their school. It is not expected that this is matched hour for hour, but it is expected that the content missed is able to be covered effectively in the compensated delivery time. In the case of practical subjects or those requiring specific resourcing (e.g. Sciences / Design and Technology) alternative plans should be made and be evident. A teacher to learner ratio of 1:10 is optimal for compensatory education. Players in the Youth Development Phase being trained under the Full Time Training approved in advance by the League. and be structured in accordance with one of the three options set out below or in the Under 12 and Under 13 age groups to participate in the Full Time groups being educated at schools are fully integrated with other pupils of Academy Player engaged on the Full Time Training Model, his Parent and provides him with a minimum of 20 hours’ education during each week of activity in which the Academy Player is engaged; ‘Progress 8’ measurement of educational assessment and attainment 401 402 Youth Development Rules 183.Full Time Training Model Each Club which operates an Academy shall, in respect of each of its Academy Model, ensure that it provides the Academy Player with coaching and education in accordance with a programme which complies with Rules 184 to 189 and which is 184.The education element of the Full Time Training Model must comply with these Rules accordance with such other proposals as the League may approve. 185.Each Club which operates the Full Time Training Model must: 185.1.unless otherwise approved by the League, only enable Academy Players in Training Model where they reside within 90 minutes of the Club’s principal training venue; 185.2. enter into an agreement with any school at which its Academy Players are being educated setting out the obligations of the Club and the school in respect of the education of those Academy Players; 185.3.ensure that Academy Players in the Under 12, Under 13 and Under 14 age their age, which obligation shall include (without limitation) attending lessons with such other pupils according to the school’s normal timetable (save where the Academy Players are being coached in the Core Coaching Time in accordance with these Rules); 185.4.ensure that there is in place a written agreement between the Club, each his school which sets out full details of his education and Coaching Curriculum; 185.5.ensure that the Education Programme of each such Academy Player the school term; 185.6.ensure that appropriate staff/student ratios are utilised for all educational 185.7.ensure that each Academy Player follows a curriculum which reflects the (save where there are educational reasons why an Academy Player requires an amended curriculum to be followed, the League may grant dispensation from this requirement, subject to the approval of an Education Advisor); 181.Hybrid Training Model Each Club which operates the Hybrid Training Model must appoint a sufficient number of appropriately qualified teaching staff to provide the educational support referred to in Rule 182.2. 182.Each Club which operates an Academy shall, in respect of each of its Academy Players being trained under the Hybrid Training Model: 182.1. undertake all necessary liaison and co-operation with the Academy Player’s school to ensure that the required element of coaching can take place within the Core Coaching Time; 182.2. provide to the Academy Player such additional educational support (to be detailed in the written agreement referred to in Rule 182.5) as shall be necessary to compensate for teaching he has missed, and to ensure that his education is not adversely affected, as a result of being released from school to undertake coaching during the Core Coaching Time; 182.3. obtain from the Academy Player’s school his school reports and, where possible, educational attainment data; 182.4. monitor the Academy Player’s academic progression (including by use of the information obtained from the Academy Player’s school pursuant to Rule 182.3) and record the information obtained pursuant to Rule 182.3 electronically in a timely fashion and at least every 12 weeks (to coincide with dates of his Multi-disciplinary Reviews); 182.5. enter into a written agreement with the Academy Player’s school and Parent which sets out details of the delivery of the Hybrid Training Model to the Academy Player, including weekly timetables, the likely impact on the Academy Player’s education, and outline the compensatory education which will be provided by the Club; 182.6.ensure that the Academy Player follows a curriculum which reflects the ‘Progress 8’ measurement of educational assessment and attainment (save that where there are educational reasons why an Academy Player requires an amended curriculum to be followed, the League may grant dispensation from this requirement, subject to the approval of an Education Advisor); and 182.7. liaise with the school at least every twelve weeks in order to discuss and address any issues concerning the Academy Player’s education which may arise or have arisen as a consequence of his being so trained.

Duty of Care Duty of Care Guidance The Full Time Training Model may be used by Category 1 Academies in the Youth Development Phase, and must be used by all Academies in the Professional Development Phase: see further Rule 117. PLYD Form 5A must be used for all Academy Players whom the Club wishes to engage on the Full Time Training Model. If the Academy Player is not already registered with the Club, PLYD Form 5 (Academy Player Registration Application) must also be completed and submitted to the League (see Rule 258). If the Academy Player is already registered with the Club, PLYD Form 5 need not also be submitted. Clubs’ attention is drawn to the undertakings that they must give under PLYD Form 5. The three options referred to in Rule 184 are set out below. This list of options is not exhaustive, and Clubs are free to develop other models which deliver the same results as the options set out in the Elite Player Performance Plan. Each Club’s proposals for how it will deliver the Full Time Training Model must be approved in advance by the League. The League may also check each Club’s delivery of the Full Time Training Model in order to verify that it is in accordance with these Rules and with the pre-approved proposals, and in order to verify that no Academy Player’s education is being prejudiced as a result of his being engaged on the Full Time Training Model. Clubs’ attention is drawn to Rules 275 and 276 in this regard. Guidance With regard to Rule 185.9 pursuant to Rule 36.1 Academy Players in the Under 12 to Under 18 age groups must receive a Multi-disciplinary Review every six weeks. The requirement in Rule 185.9 must be undertaken at every second such Multi-disciplinary Review. Option 1 Clubs may enter into a contractual relationship with an identified school (with the option of an alternative school if approved by the League) at which Academy Players receive their education. The relationship will need to be flexed in terms of the amount of time that Academies would require Academy Players to be available for daily coaching. The school day will need to be flexed to accommodate the Coaching Curriculum whilst ensuring that boy’s educational development does not suffer. Specific tutor support for the Education Programme will be required for all Academy Players engaged in the Full Time Training Model over and above the normal curriculum. Additional tutor support will need to be individually tailored to the Academy Players’ needs. Clubs will need to decide how and where Academy Players will be coached. The optimum environment is at the Club’s dedicated training facilities but this will require a school in Education Option 1 to be in close proximity to the Club’s training facility so that the Academy Players can move easily between the school and the Club. With the Full Time Training Model, the school will need to be in close proximity to the training ground or else the training will need to be accommodated at the school. The other major consideration for Clubs which operate Category 1 Academies will be the need to provide dedicated housing, house parents and a secure environment in which to live and work whilst staying with the Club. This will need to apply to all Academy Players who live outside a short commute from their Club’s training ground. Guidance The League may take advice from its Educational Advisers in connection with the assessment pursuant to Rule 186. In the case of concerns over a Training Model which has been previously approved, it is anticipated that in the first instance an action plan to address any issues would be drafted, and the Club Support Manager or Educational Adviser would work with the Club over a specific period to put the recommendations in place. Accordingly, Rule 187 below would be regarded as a last resort. Option 2 In this option, Clubs may choose to develop and extend their own educational facilities at the training ground and, in effect, develop an onsite school facility. For Clubs which operate a Category 1 Academy, accommodation would still be required on or near the training ground to house the Academy Players and the associated social and welfare support would need to be factored into the delivery of this approach. Clubs may continue to contract an educational partner/provider but the schooling would take place at the Club. Option 3 Clubs may wish to establish their own schools. These schools may be general in their recruitment with specialist classes or groups of classes catering for the Academy Players’ specialist needs. In this Education Option the same issues regarding the location of the school on or near the training ground remain relevant as does the need to provide appropriate housing and care. 403 404 Youth Development Rules 187.If the League is not satisfied that a Club’s delivery of the Hybrid or Full Time Training Model complies with these Rules: 187.1.it may refuse to an application to register an Academy Player on it; and 187.2.the Board may exercise its powers set out in Rule 276. 188. If a Club wishes to engage an Academy Player on the Full Time Training or Hybrid Model (whether or not the Academy Player is already registered with the Club), it shall complete and submit to the Board either PLYD Form 5A or PLYD Form 5B (as appropriate) signed on behalf of the Club by an Authorised Signatory. 189. If the registration of an Academy Player on the Full Time Training Model is terminated by the Club or by the Board of its own volition, or if he changes to another Training Model, the Club shall, unless his Parent agrees otherwise, continue to provide to him until the end of the academic year in which he reaches the age of 16 education and accommodation in accordance with the arrangements made at the time of he was first engaged on the Full Time Training Model. 186.Without prejudice to the generality of Rule 32, each Club which operates the Hybrid or Full Time Training Model must in respect of each such Training Model: 186.1. not do so unless the League has pre-approved and annually certified its proposed delivery of the Training Model; 186.2. permit the League to monitor and assess its delivery of the Training Model, including in respect of an individual Academy Player, in order to ensure that it complies with these Rules; and 186.3. forthwith implement any changes to its delivery of the Training Model that the League may require. 185.8. obtain from the Academy Player’s school his school reports and, where possible, educational attainment data; 185.9. monitor the Academy Player’s academic progression (including by use of the information obtained from the Academy Player’s school pursuant to Rule 185.8) and record the information obtained pursuant to Rule 185.8 electronically in a timely fashion and at least every 12 weeks (to coincide with dates of his Multi-disciplinary Reviews); 185.10.permit the League to conduct reviews with Academy Players in the Under 12 to Under 18 age groups, as required; and 185.11. pursuant to Rule 175.5, ensure that Scholars are provided with sufficient time and support to prepare for the ‘End Point Assessment’.

Duty of Care Duty of Care mechanisms to invite and receive feedback from Academy Players and their Parents. procedure for Academy Players and Parents, a copy of which shall be submitted to Guidance The League may conduct surveys and questionnaires from time to time to ascertain the views of Academy Players and their Parents. each of its Academy Players and Players up to the Under 23 age group who continue wellbeing action plan, to include details of support available and a referral process time. Guidance A Club’s Induction and Transition Strategy should include, as a minimum, provision for: • • • Academy Players joining the Club; Academy Players leaving the Club; and Academy Players transitioning between Development Phases at the end of season. to attend such induction meetings on request. breach thereof by such Academy Players or by Clubs or Officials shall be treated as a 405 406 Youth Development Rules 196. The induction meeting referred to in Rule 195 shall provide such information to the Academy Players and their Parents as is necessary in order for them to understand the coaching and, if relevant, education that the Academy Player will receive from the Club. 197.Each Club which operates an Academy shall permit a representative of the League 198.The Code of Conduct set out in Appendix 12 shall be binding on all Academy Players registered on a PLYD Form 5 (and their Parents) and on Clubs and Officials and any breach of these Rules. 199.Each Club which operates an Academy shall devise and implement an Induction and Transition Strategy. Safeguarding and Mental and Emotional Wellbeing 202.Each Club shall take all reasonable steps to ensure that it protects the welfare of to train with the Academy on a regular basis by offering support for his wellbeing and pastoral care generally. 203.Each Club which operates an Academy shall devise a mental and emotional for concerns, in accordance with such guidance issued by the League from time to 204.The provisions of Section S of the League’s Rules (concerning Safeguarding and Mental Health) apply to Academies and Development Centres. 205.Without prejudice to the generality of Rule 204 each Club shall appoint an Academy safeguarding officer who shall: 205.1.undertake the functions set out in Rule S.5.8 specifically with regard to the Academy; and 205.2.liaise with the Club’s Head of Safeguarding. Health and Safety 206. Clubs and Academy Staff shall observe and comply with any guidance issued by the League in respect of safe event management and any breach thereof shall be treated as a breach of these Rules. 207.Clubs shall ensure that their Academy Players are insured in accordance with advice circulated by the League from time to time. Inclusion, Diversity and Equality 208. Each Club which operates an Academy and is in membership of the Premier League must comply with Premier League Rule J.4. Each other Club bound by these Rules must comply with the EFL Code of Practice regarding equality and diversity. 209.Each Club which operates an Academy shall deliver training for its Academy Players and Academy Staff on equality, diversity and inclusion each Season. Academy Player and Parent Voice 200.Each Club which operates an Academy shall devise and implement one or more 201.Clubs shall establish, maintain and, when necessary, implement a complaints the League. 190. Each Club which operates an Academy shall notify the League, in such a manner as the League shall from time to time specify, of the Training Model on which each of its Academy Players is engaged and, if there is a proposed change in circumstances for an Academy Player (for instance, changing to/from the Full Time Training Model or Hybrid Training Model or Part Time Training Model), forthwith inform the League of the change in Form 5C and provide such evidence as the League may require to show that the Academy Player and his Parent consented to the change. Personal Development and Life Skills Plans 191.Each Club which operates an Academy shall establish a Personal Development and Life Skills Plan to support the holistic development of each of its Academy Players. 192. The programme referred to in Rule 191 shall ensure that each Academy Player trained under the Full Time Training Model and/or in the Professional Development Phase has the opportunity to engage in activities outside the Academy which will encourage him to take an active part in the community and develop an understanding of good citizenship. 193. Each Academy Player shall engage in the activities referred to in Rule 192 unless he has good cause not to do so and each Club shall take all reasonable steps to ensure that each of its Academy Players does so engage. 194. Each Club shall nominate an Official to be responsible for the welfare and supervision of Academy Players engaged on the Part Time Training Model or Hybrid Training Model, while they are present at the Club’s facilities. Inductions and Transitions 195. Each Club shall arrange a pre-season induction event for Academy Players and their Parents and there shall be at least one such induction event per Development Phase and on every occasion that a new Academy Player joins the Club.

Duty of Care Duty of Care without prejudice to the generality of the foregoing or to any Rules applicable to an Programme, the following qualified individuals must be present at the Phase, the following qualified individuals shall be present at the match Guidance For the avoidance off doubt, the Emergency Action Plan should be produced in addition to the Club’s Medical and Safety Action Plan (see Premier League Rule O.16). All members of the Academy’s medical staff should be made aware of the contents of the Club’s Medical and Safety Action Plan. See Rule 100.5: the Academy Doctor shall be responsible for the preparation of his/her Club’s Emergency Action Plan. The League will assist with the sharing of Emergency Action Plans. 407 408 Youth Development Rules 216. Each Club which operates an Academy shall ensure that there is available at all games involving Academy teams appropriate first aid or primary care provision and, Authorised Game, that: 216.1.in respect of each match in the Professional Development Phase Games match venue: qualification approved by the Board or a paramedic and (for Premier an equivalent or higher qualification approved by the Board qualification approved by the Board; or 216.2.In respect of each match in the Foundation Phase and Youth Development venue: or an equivalent or higher qualification approved by the Board 216.3.a defibrillator is maintained at each venue at which matches are played and at which coaching takes place. Academy Category Individuals who must be present Category 1 a doctor, physiotherapist or Sports Therapist who holds a current ATMMiF or an equivalent or higher qualification approved by the Board Category 2 a doctor, physiotherapist or Sports Therapist who holds a current ITMMiF Category 3 a doctor, physiotherapist or Sports Therapist who holds a current ITMMiF or an equivalent or higher qualification approved by the Board Academy Category Individuals who must be present Category 1 • a doctor who holds a current ATMMiF or an equivalent or higher qualification approved by the Board; • a paramedic and ambulance; and • a physiotherapist (or Sports Therapist) who holds a current ATMMiF or an equivalent or higher qualification approved by the Board Category 2 • a doctor who holds a current ATMMiF or an equivalent or higher League Clubs) an ambulance; and • a physiotherapist (or Sports Therapist) who holds a current ATMMiF or an equivalent or higher qualification approved by the Board Category 3 • a doctor who holds a current ATMMiF or an equivalent or higher qualification approved by the Board; or • a physiotherapist (or Sports Therapist) who holds a current ITMMiF or Category 4 • a doctor who holds a current ATMMiF or an equivalent or higher • a physiotherapist (or Sports Therapist) who holds a current ITMMiF or an equivalent or higher qualification approved by the Board Injury and Medical 210. Each Club which operates an Academy shall ensure that each of its Academy Players undergoes the following tests to measure physical and physiological fitness (in accordance with any guidance issued by the League from time to time): 210.1.age-appropriate medical and physical screening; 210.2.anthropometric assessments; 210.3.physiological/fitness testing; 210.4.movement and posture/functional screening; 210.5. predictive testing of size and shape/maturation measurement (save that a Club operating a Category 4 Academy shall not be obliged to conduct such tests); 210.6.psychological profiling (Category 1 Academies only); 210.7.cardiac screening for Academy Players in the Under 15 age group and above; and 210.8.monitoring of physical exertion (Category 1 Academies only), and shall submit to the League such information as it may from time to time require in order to establish a national database of athletic development. 211. Subject to a Club complying with Rule 210, the Premier League will make available to it (on an anonymised basis) benchmarked data derived from the information provided to it by all Clubs. 212. Each Club which operates an Academy shall ensure that each of its registered Academy Players on the Full Time Training Model is registered with an NHS general practitioner for the provision of general medical services, using the address at which he resides. 213. Each Club which operates an Academy shall ensure that details of all injuries suffered by its Academy Players and of all rehabilitation are recorded and provided to the Premier League and The Football Association in order that a national audit of injury and rehabilitation may be maintained. 214.Subject to a Club complying with Rule 213, the Premier League will make available to it benchmarked data derived from the national audit of injury and rehabilitation. 215. Each Club which operates an Academy shall ensure that it has in place an Emergency Action Plan, and that all relevant Academy Staff are aware of its contents, and that it provides a copy of it in advance of all its home matches in the Games Programmes to its opponents.

Youth Development Rules Sports Science and Medicine/Performance Support Duty of Care Guidance Rule 76 requires each coach to hold a current Basic First Aid for Sport Qualification, current EFAiF or an equivalent or higher qualification approved by the Board. Thus, all coaches attending matches in all of the Development Phases should hold this qualification. Knowledge of how to use a defibrillator is a requirement of the Basic First Aid for Sport Qualification / EFAiF. Accordingly, the net effect of these Rules is that there must be somebody present at all games who knows how to use a defibrillator. Each Club’s Emergency Action Plan should include details of the members of Academy Staff required by Rules 216.1 and 216.2. shall be present at all venues at which coaching is taking place: 409 410 Youth Development Rules 217.Without prejudice to the requirements of Rule 216, the following qualified individuals qualification approved by the Board Academy Category Individuals who must be present Category 1 a physiotherapist or a Sports Therapist with a current ITMMiF or an equivalent or higher qualification approved by the Board Category 2 a physiotherapist or a Sports Therapist with a current ITMMiF or an equivalent or higher qualification approved by the Board Category 3 a member of staff who holds a current EFAiF or an equivalent or higher qualification approved by the Board Category 4 a member of staff who holds a current EFAiF or an equivalent or higher Sports Science and Medicine/Performance Support Programme 218. Each Club which operates an Academy shall establish a Sports Science and Medicine/ Performance Support Programme (in accordance with the criteria set out in these Rules which apply to the Category of its Academy) for the benefit of its Academy Players. 219. Each Club’s Sport Science and Medicine/Performance Support Programme shall be managed by its Head of Academy Sports Science and Medicine (in the case of a Club which operates a Category 1 or Category 2 Academy) or by an appropriately qualified Official (in the case of the Club which operates a Category 3 or Category 4 Academy). 220. The Sports Science and Medicine/Performance Support Programme of each Club should detail the planned provision to each of its Academy Players of at least the following areas: 220.1.physical development; 220.2.medical services (including the prevention and treatment of injury and diet and nutrition); 220.3.Performance Analysis; and 220.4.psychology. 221. The progress and development of each Academy Player under the Sports Science and Medicine/Performance Support Programme (including without limitation the results of the tests set out in Rule 210, and full details of any injuries, the treatment thereof, and the length of any period of rehabilitation) shall be noted in his Multi-disciplinary Review and recorded in his Performance Clock. Performance Analysis 222.Each Club operating a Category 1 or Category 2 Academy shall: 222.1.have such technical facilities as are necessary to undertake the Performance Analysis required of it by Rule 222.2; 222.2. undertake Performance Analysis (including, in the case of a Club which operates a Category 1 Academy, by undertaking GPS evaluation in the Professional Development Phase and in the Youth Development Phase if the Full Time Training Model is utilised) of training activity and matches in the Youth Development Phase Games Programme, the Professional Development Phase Games Programme and the Professional Development League; 222.3. use the results of such Performance Analysis in its monitoring of the coaching and development of Academy Players in the Youth Development Phase and the Professional Development Phase; and 222.4. make available to the League such Performance Analysis data as it reasonably shall require to undertake the benchmarking of data for that Academy against national trends. 223.Each Club operating a Category 3 or Category 4 Academy shall comply with Rule 222 but only in respect of players in the Under 17 to Under 18 age groups.

Youth Development Rules Talent Identification and Recruitment duties include the identification of Academy Players whose registration the Club may Premier League Rules): Guidance The League will produce further detail of the proposed national programme of Performance Analysis for the older Academy age groups. The proposals in this regard will be presented to Clubs in due course. If Clubs approve these proposals, then (subject to Club approval) a requirement will be inserted in the Rules for Clubs to contribute information to this national programme. Guidance Clubs should take steps to provide opportunities for their registered Scouts to undertake relevant qualifications, such as the FA Talent ID Level 2 badge. 411 412 Youth Development Rules 226. Each Club shall ensure that, where the relevant Scout’s duties include those referred to in Rule 225, in addition to complying with the Scout registration requirements of Section Q of the Premier League Rules, it provides evidence to the League within five days of employing or engaging the Scout that the Scout holds the qualification required by Rule 225.1, and the League shall register the Scout where it is satisfied that the registration requirements of Section Q have been complied with and the Scout holds the qualification required by Rule 225.1. Scouts: Attendance at Matches 227.Each Club which operates an Academy shall permit the Scouts of other Clubs to attend at matches played in the Games Programmes provided that: 227.1.the Club which has employed or engaged the Scout notifies both Clubs involved in the match of the Scout’s proposed attendance by no later than 12 noon on the last Working Day before the published date of the match; and 227.2.the Scout is able to produce on demand to the home Club the identification card issued to him by his Club in accordance with the Premier League Rules. 228.Each Scout shall inform the home Club of his arrival at a match. 229. Each Club which operates an Academy shall prepare and produce a document setting out the process of how Scouts employed by that Club should approach Academy Players (and other players) and the process thereafter. Such process should comply in full with the Premier League Rules, these Rules and the Code of Conduct for Scouts and should build upon the training that the Scout received while obtaining the relevant scouting qualification referred to in Rule 225.1. Registrations and Provision of Information by the League 230. Upon receiving an application by a Club to register an Academy Player, the League shall immediately provide to the Academy Player’s Parent a copy of these Rules and of the Parent’s Charter. Scouts: Qualifications 225.Each Club which operates an Academy shall ensure that each of its Scouts whose wish to secure (in addition to complying with the provisions of Section Q of the 225.1.is in possession of such qualification as the League may require from time to time; 225.2.understands and complies in full with the Premier League Rules, these Rules and the Code of Conduct for Scouts; and 225.3.undertakes Continued Professional Development each year. 224. Subject to a Club complying with Rule 222 or 223 (as appropriate depending on the Category of its Academy), and to a sufficient number of Clubs (and Football League clubs) likewise complying, the Premier League may make available to it benchmarked data derived from comparing the Performance Analysis data it has submitted to the League with that submitted by other Clubs (on an anonymised basis).

Talent Identification and Recruitment Talent Identification and Recruitment whether permission should be granted to register the relevant Academy Player, shall Academy for up to eight consecutive weeks in any one season without being Guidance Rule 230 The League will where possible send the Rules and Charter to Parents by email with a read-receipt, or by recorded delivery if no email address is provided. Rule 234 The presumption set out in this Rule is rebuttable if the new Club can establish to the satisfaction of the Board that it did not in fact breach Rule 299. register Academy Players who reside within the travel times measured from the 413 414 Youth Development Rules Time/Distance Rules 235.Subject to Rule 265, each Club which operates an Academy shall be permitted to location of the Club’s principal venue for the provision of coaching and education set out in the following table. Development Phase Academy Players Model between the Under 16 age other Academy Any question or dispute concerning the travelling time requirements in this Rule, and be determined by the Board. Trials 236.Subject to the conditions set out in Rules 237 and 243, a Trialist may attend an registered provided that: 236.1. at least seven days’ prior written notice to that effect shall be given to any junior club of which such Trialist is a member and the Trialist’s school; and 236.2. before the trial commences his particulars shall be notified forthwith to the League by sending to the Board: (a) PLYD Form 2 duly completed; (b) proof of his home address and date of birth in such form as is required by the Board; and (c) a photographic image of the Trialist in such format as is required by the Board. 237. In the case of the Trialist in one of the age groups Under 9 to Under 16, a Club may apply to the Board for permission to extend the period of eight weeks referred to in Rule 236 for an additional period of four weeks. 238.An application to extend a trial period must be: 238.1.made by the Club at least one week before the Trialist’s trial period is due to expire; 238.2.accompanied by such information and assurances as the League may require; and 238.3.consented to by the Trialist and his Parent. Permitted recruitment time/distance Foundation Phase Youth Development Phase Professional Category 1 1 hour No limit for engaged in the Full Time Training Under 14 and groups; 1 ½ hours for all Players in the Youth Development Phase. no limit Category 2 1 hour 1 ½ no limit Category 3 1 hour 1 ½ no limit Category 4 N/A N/A no limit 231.Subject to Rule 232, the League will undertake the registration (which shall be backdated to the date of application) of the Academy Player if: 231.1. seven days have elapsed from the date the League receives the application referred to above; and 231.2. during that time, the League has not been contacted by the Academy Player or his Parent to inform the League that he no longer wishes to be registered as an Academy Player for that Club, a and in such circumstances, the Academy Player may be coached by and play for the Club during the period of seven days referred to in Rule 231.1. The provisions of Rules 299 to 302 shall apply during the period referred to in Rule 231.1. 232. Without prejudice to its powers of inquiry under Section W of the Premier League Rules, prior to undertaking any registration of an Academy Player, the League may, in its absolute discretion, request: 232.1. any Official of the Club seeking to register the Academy Player, any Official of a Club with which the Academy Player has previously been registered, the Academy Player himself and/or his Parent(s) to appear before it to answer questions; and 232.2.such Persons or any Club (or club) to produce documents, in each case, to ensure that there has been no breach of Rules 299 to 302. 233. Where a request is made by the League in accordance with Rule 232, the League may, in its absolute discretion, stay the registration of the Academy Player until it is satisfied that there has been no breach of Rules 299 to 302 (and, in such circumstances, the Academy Player may not be coached by or play for the Club seeking to register him until the League notifies the Academy Player and the Club that the registration has been undertaken). 234. If the Academy Player directly or indirectly contacts another Club, and such contact results in the Academy Player becoming registered with that other Club without the consent of the Club referred to in Rule 230, the other Club shall be presumed to have breached Rule 299.

Talent Identification and Recruitment Talent Identification and Recruitment to Under 11 inclusive who has his permanent residence within one hour’s hours’ travelling time of the Club’s Academy or for a player that a Club to Under 16 inclusive; the Club holding his registration that it will not offer to enter into a the aggregate exceed eight weeks; Academy Player who is exercising his entitlement under either Player at the Academy of another Club (or club). 415 416 Youth Development Rules 239. An application to extend a trial period shall only be granted by the League if it is satisfied as to arrangements put in place by the Club for the welfare and education of the Trialist. 240. A Trialist may not register with another Club (or club) during the first seven weeks of the initial eight week trial period but may at any time terminate an extended trial period to which he is subject. 241.Rule 35 (Performance Clocks) and Rule 36 (Multi-disciplinary Reviews) shall apply with regard to Trialists. 242. Each Club shall give the League all such access to information and Persons as it may require in order to monitor the welfare and progression of Trialists and to determine whether to grant an application to extend a trial period. 243.The conditions referred to in Rule 236 are as follows: 243.1.a trial may be offered or given by a Club to anyone in age groups Under 9 travelling time of the Club’s Academy; 243.2.a trial may be offered or given by any Club to anyone in age groups Under 12 and Under 13 who has his permanent residence within one and a half proposes to register under Rule 265; 243.3.a trial may be offered or given by a Club to anyone in age groups Under 14 243.4.subject to Rule 243.5.2 a trial may be offered or given by one or more Clubs to an Academy Player in age group Under 16 who has been informed by Scholarship Agreement with him, any such trial or series of trials may not in 243.5.a trial may not be offered or given to anyone: 243.5.1.who is on trial at another Academy; or 243.5.2.whose registration is held by another Club (or club) except with the written consent of such Club (or club) or in the case of an Rule 269, Rule 271 or Rule 272 to seek registration as an Academy Any question or dispute concerning the travelling time requirements in this Rule shall be determined by the Board in its absolute discretion. 244. If a Trialist attending an Academy is injured so that he cannot be coached or play football or if the period of his trial is interrupted by any other occurrence, application may be made to the Board in writing to extend the period of his trial, giving full reasons therefor, and the Board shall have power to extend such period in such terms as it may think fit. 245. If before the date upon which a Trialist’s trial period is due to end his trial is terminated, notice to that effect shall be given to the League by sending to the Board PLYD Form 3 duly completed. 246.Upon a Trialist commencing a trial, the League may provide to him and his Parent a copy of these Rules and such other information as the League considers relevant. 247. Where a Club makes an application to the League in PLYD Form 5 that an Academy Player who is a Trialist with that Club at the time of the application be registered as an Academy Player with that Club, the relevant trial will be immediately deemed cancelled by the League and the provisions of Rules 230 to 234 shall apply. Pre-Registration Agreements 248. Subject to the provisions of Art. 19 of the FIFA Regulations on the Status and Transfer of Players, on or after 1st January in any season a Club may enter into a pre-registration agreement with a player who does not reside within one and a half hours’ travelling time of its Academy provided that such a player is then: 248.1.in his Under 16, Under 17 or Under 18 year; 248.2.in Full Time Education; and 248.3. not registered with another Club or Football League club (except in circumstances where the Board grants approval for the player to remain registered at his current Club until the agreement takes effect). 249. A pre-registration agreement shall be in PLYD Form 4 and shall include an undertaking by the Club to enter into a Scholarship Agreement with the player upon the Club having acquired the player’s registration and: 249.1. in the case of a player in his Under 16 year, on or after the last Friday in June in the academic year in which the Academy Player reaches the age of 16; or 249.2.in the case of a player in his Under 17 or Under 18 year, upon his ceasing Full Time Education. Unless authorised in writing by the Board, a breach of such an undertaking will constitute a breach of these Rules. 250.Clubs shall submit to the Board copies of all pre-registration agreements within five days of their being entered into. 251. A written Coaching Curriculum shall be annexed to each pre-registration agreement and the player shall not be coached by or at the Club’s Academy or participate in its matches, tours, Festivals, Training Camps or Tournaments until the programme has been approved in writing by the Board and then only to the extent set out in the programme. Registrations 252. Each Club shall ensure that only Academy Players registered with that Club, Trialists attending Trials in accordance with Rule 236 and players with whom the Club has entered into a pre-registration agreement in accordance with Rule 248 shall be coached by or at that Club’s Academy or participate in matches, tours, Festivals, Training Camps or Tournaments in which the Club operating that Academy is involved.

Talent Identification and Recruitment Talent Identification and Recruitment Players registered in a particular age group is as a consequence of the Club agreeing the Under 15 age group; and/or the Under 16 age group. to register any additional Academy Players until it complies with the limits in Rule signed by the Academy Player before the third Saturday in May immediately a half hours’ travelling time from the nearest Academy may be registered as an Category subject to the following conditions: Rule at an Academy, the Head of Education shall make enquiries of the currency of his registration so as to satisfy himself/herself that the Curriculum and that it is not adversely affecting his education; the result of the event of an adverse report shall apply to the Board for the cancellation 417 418 Youth Development Rules 262. The Board may from time to time direct the minimum number of Academy Players to be registered by each Club in each age group, and each Club shall comply with any such direction. 263.Subject to Rule 263A, the maximum numbers of Academy Players registrable by a Club at any one time are as follows: Age groups Under 9 to Under 14 inclusive:30 in each age group Age groups Under 15 and Under 16 inclusive:20 in each age group Age groups Under 17 and Under 18:30 across both age groups Age groups Under 19 to Under 21 inclusive:15 in each age group save that no Club shall be in breach of this Rule where any surplus of Academy Season 2020/21 Registration Extensions with one or more of its Academy Players. 263A.No Club shall be in breach of Rule 263 if: 263A.1. in Season 2021/22, they have a surplus of Academy Players registered in 263A.2. in Season 2022/23, they have a surplus of Academy Players registered in 263B.A Club with a surplus pursuant to Rules 263A.1 and/or 263A.2 shall not be permitted 263. 264.No application to register any Academy Player in the Under 9 age group may be preceding his Under 9 year. 265.A player in age groups Under 12 to Under 16 inclusive who resides more than one and Academy Player at the nearest Club which operates an Academy of the appropriate 265.1. an application for registration of an Academy Player under the provisions of this Rule shall be accompanied by a written Coaching Curriculum which shall include full particulars of any coaching the Academy Player will receive at or in the locality of his place of residence; 265.2. the Coaching Curriculum shall be designed so as to ensure that it does not cause the Academy Player to be absent from school; 265.3. in the case of an Academy Player registered under the provisions of this Academy Player’s school at least four times each season during the Academy Player’s best interests are being served by the Coaching each enquiry shall be reported in writing to the Academy Manager who in of the Academy Player’s registration; and 265.4. unless any other travelling arrangements have been submitted to and approved in writing by or on behalf of the Board, on the occasion of each visit by the Academy Player to the Academy at which he is registered he shall be accompanied on both the outward and the return journey by his Parent. 253. Each Club must ensure that every player who represents it in a match, Festival, Tournament or any other event that forms part of the Games Programme is able to produce at that event, on request by the League, a valid registration card issued by the League. 254.Subject to Rule 255 (and save for any instances in which a Season 2020/21 Registration Extension is agreed), players in age groups Under 9, Under 10, Under 11, Under 12, Under 14 and Under 16 shall be registered for one year and those in age groups Under 13 and Under 15 for two years. 255.The registration of an Academy Player shall endure until the last Friday in June in the academic year in which he reaches the age of 16 if: 255.1.he is engaged in the Full Time Training Model; or 255.2. the Club has made an application to the Board to this end, having offered to engage the Academy player on the Full Time Training Model and the Academy Player having rejected this offer for sound educational reasons. In such a case the Board shall enquire into the circumstances and satisfy itself as to the bona fides of the application, and if so satisfied shall have the power to determine that the Academy Player’s registration should so endure. 256.The registration of Academy Players will be undertaken by the League and all registrations are subject to the approval of the Board. 257. Registrations of Academy Players undertaken by The Football League which are held by Clubs promoted to the League shall be treated as having been undertaken by the League provided all circumstances surrounding that registration comply with these Rules, failing which the League shall be at liberty to reject that registration unless otherwise determined by the Board. 258. An application for the registration of an Academy Player at an Academy shall be made by completing and submitting to the Board: (a) PLYD Form 5 signed on behalf of the Club by an Authorised Signatory; (b) a copy of the Code of Conduct referred to in Rule 198; c) proof of both the Academy Player’s home address and date of birth in such form as is required by the Board (with any subsequent change(s) of address to be submitted by the Club to the League); and (d) a photographic image of the Academy Player in such format as is required by the Board. The completed PLYD Form 5 must be submitted to the Board by the Club within five days of signature by the Academy Player. 259. A Club shall request each Academy Player (or if he is a minor his Parent) to complete PLYD Form 6 at the same time that he completes PLYD Form 5. If he does so the Club shall submit the completed PLYD Form 6 to the Board at the same time that it submits PLYD Form 5. If the Academy Player or his Parent (as applicable) elects not to complete PLYD Form 6, he should nevertheless submit PLYD Form 5 to the Board forthwith. 260. An application in PLYD Form 5 shall be refused if it is made in respect of a player with whom a Club (or club), other than the applicant Club, has entered into a pre-registration agreement which remains current. 261.Except in the case of a Scholar, a player shall not be registered as an Academy Player unless he is in Full Time Education.

Talent Identification and Recruitment Talent Identification and Recruitment and Scholarship Agreement in accordance with Rule 280 or agreed a Season 2020/21 is held, each Club shall give or send to each of its Academy Players in age to retain or to terminate his registration with effect from the first Saturday Club’s intention to terminate his registration shall be at liberty following receipt of Guidance In the circumstances outlined in Rule 272, where a different Club or club signifies its intent to register the Academy Player beyond his Under 16 year, the two Clubs/clubs concerned, the Academy Player (through his Parents) and the League shall enter into discussions, where appropriate, to consider means by which he might begin training with his new Club or club before the end of his Under 16 year, provided always that his education is not negatively affected in any way. 419 420 Youth Development Rules 266.An application to register an Academy Player shall be refused if: 266.1.the Academy Player is in age groups Under 10, Under 11 or Under 12; 266.2. the registration of that Academy Player was held by another Club or Football League club (“the former Club”) within the period of 12 months prior to the making of the application; 266.3. the former Club had given notice to that Academy Player under the provisions of Rules 268.1 or 268.2 that it intended to retain his registration; and 266.4. the Club making the application had within the said period of 12 months registered two Academy Players in age groups Under 10, Under 11 or Under 12 whose registrations had been held by the former Club, unless the Club making the application and the former Club agree otherwise. 267. On or before the third Saturday in May in every year each Club shall send to the Board a list in PLYD Form 7 containing the names of each of the Academy Players whose registration it then holds (other than those who have entered into a Scholarship Agreement whose names are included in the list required by Rule U.32), indicating: 267.1.which it retains; 267.2.which it intends to retain; 267.3.which it intends to terminate (with effect from the first Saturday in June); 267.4. in the case of Academy Players in the Under 9, Under 10, Under 11, Under 12 and Under 14 age groups, which of those Academy Players have agreed to a Season 2020/21 Registration Extension. End of Season Procedure 268.Except in the case of an Academy Player who has been offered and has accepted a Registration Extension: 268.1. on or before the third Saturday in May in every year in which his registration groups Under 9 to Under 11 PLYD Form 8 notifying him whether it intends in June; and 268.2. on or before the third Saturday in May, each Club shall give or send to each of its Academy Players in age groups Under 12 and Under 14 PLYD Form 9 notifying him whether it intends to retain his registration for the next two seasons or to terminate it with effect from the first Saturday in June. 269.An Academy Player who receives notification under Rule 268.1 or Rule 268.2 of his such notification to seek registration as an Academy Player at the Academy of any other Club (or club). 270.Where a Club and Academy Player agree to a Season 2020/21 Registration Extension: 270.1. that agreement must be confirmed to the League (in such form as approved by the League) by the third Saturday in May; 270.2.by no later than the date falling two weeks before the last day of the Season 2020/21 Registration Extension each Club shall: 270.2.1. provide to each relevant Academy Player in the Under 9 to Under 11 age groups a PLYD Form 8 notifying him whether it intends to retain or to terminate his registration with effect from the end of the Season 2020/21 Registration Extension; 270.2.2. provide to each relevant Academy Player in the Under 12 and Under 14 age groups a PLYD Form 9 notifying him whether it intends to retain his registration for the next two seasons or to terminate his registration with effect from the end of the Season 2020/21 Registration Extension; 270.3. where a Club offers to retain the Academy Player’s registration in line with Rule 270.2.1 or 270.2.2, confirmation of whether the Academy Player has accepted or refused that offer must be provided to the League (in such form as approved by the League) before the conclusion of the Season 2020/21 Registration Extension 270.4. an Academy Player who receives notification under Rule 270.2.1 or 270.2.2 of his Club’s intention to terminate his registration (or who has received an offer of retention under those Rules but has refused it) shall be at liberty to seek registration as an Academy Player at the Academy of any other Club (or club) with effect from the conclusion of his Season 2020/21 Registration Extension 271. An Academy Player who receives notification under Rule 268.1 or Rule 268.2 of his Club’s intention to retain his registration shall likewise be at liberty after the first Saturday in June to seek registration as an Academy Player at the Academy of any other Club (or club) provided that: 271.1.by the first Saturday in June he has given written notice to his Club and the Board terminating his registration; and 271.2.he has received the Board’s written acknowledgement of the same. 272. An Academy Player in age group Under 16 who has not received an offer to enter into a Scholarship Agreement by 31 December or who has been notified in writing by his Club that such an offer will not be forthcoming shall thereafter be at liberty to seek registration as an Academy Player at the Academy of any other Club (or club) and, in such circumstances (save where the Academy Player concerned remains in Full Time Education beyond his Under 16 year), the Club that holds his registration shall not be entitled to receive compensation from any Club (or club) that subsequently registers the Academy Player for its training and development of that Academy Player, in accordance with Rule 328.

Talent Identification and Recruitment Talent Identification and Recruitment enquire into all the circumstances of the application (adopting such procedures as application should be granted or refused. If the application is granted, the Board disciplinary action pursuant to Section W of the Premier League Rules. Player in age group Under 16 who is seeking registration under the provisions of Rule under the provisions of Rule 272, but only on or after 1 January in his Under of it being made. In addition, any offer of scholarship to a player registered with a the Board by the Club within five days of such offer being made. days by completing and submitting to the Club making the offer PLYD Form 12, a copy Player who does not accept the offer shall be at liberty after the first Saturday in June 421 422 Youth Development Rules 277. The Board will not exercise its powers set out in Rule 276 without having first given the Club, the Academy Player and his Parent the opportunity to make representations to it. 278.The Board shall determine such an application in such manner as it shall think fit and, in particular, shall have power to appoint one or more suitably qualified Persons to are considered appropriate) and to report to the Board, recommending whether the may impose conditions (e.g. as to compensation) on the cancellation of the registration. For the avoidance of doubt, the ability to determine any application, and any conditions relating thereto, shall continue notwithstanding any expiry of the registration after the date of the original application. 279.Upon an Academy Player’s registration terminating by virtue of the provisions of thereof. Scholarships Rule 273.2, the Board shall provide him with a copy of PLYD Form 10 as evidence 280. On or after 1 January in the year in which he attains the age of 14 years and in any event on or before 31 December in his Under 16 year, a Club may offer to enter into a Scholarship Agreement with an Academy Player whose registration it holds. 281.Failure by a Club to honour any offer of a scholarship notified to the League in accordance with Rule 284, without reasonable cause shall render that Club liable to 282.A Club may likewise offer to enter into a Scholarship Agreement with an Academy 272. 283.A club which operates a Category 4 Academy may only offer to enter into a Scholarship Agreement with: 283.1.anyone who is not an Academy Player; or 283.2.an Academy Player in age group Under 16 who is seeking registration 16 Year. 284.Any offer made under the provisions of Rules 280 or 282 shall be in PLYD Form 11, a copy of which shall be sent to the Board by the Club making the offer within five days club not in membership of the Premier League or Football League shall be sent to 285.An Academy Player receiving an offer in PLYD Form 11 shall respond thereto within 28 of which shall be sent to the Board by the Club within five days of receipt. An Academy following his Under 16 year to seek registration at any other Club (or club). 286.An Academy Player who fails to respond as required by Rule 285 shall be deemed to have not accepted the offer. Termination of Registration 273. Subject to Rule 275, the registration of an Academy Player who has not entered into a Scholarship Agreement with a Club shall terminate upon the happening of the earliest of the following events: 273.1.the Academy Player completing his Full Time Education; 273.2. the receipt by the Board at any time of a mutual cancellation notification in PLYD Form 10 duly completed and signed by the Academy Player and his Parent and on behalf of the Club holding his registration; 273.3. the receipt by the Board of the Academy Player’s notice duly given in accordance with the provisions of Rule 271.1; 273.4.the first Saturday in June following the receipt by the Board of PLYD Form 7 upon which his Club has indicated its intention to terminate the Academy Player’s registration; 273.5. at the conclusion of a Season 2020/21 Registration Extension, where no agreement has been reached in accordance with Rule 270.3; or 273.6. the expiry, surrender, suspension or revocation of the Academy licence of the Club holding the registration 274. Where a club is relegated to the National League (a “Former Football League club”), the club shall be entitled to retain the registration of any Academy Players registered at the date of relegation, and such registrations shall automatically terminate upon the happening of the earliest of the following events: 274.1.the club ceases to operate an Academy in accordance with these Rules; or 274.2. on 30 June immediately after the second Season following relegation (unless by that date the club has been promoted back to the Football League). 275.The Board shall have power at any time to cancel the registration of an Academy Player: 275.1.upon the written application of either: 275.1.1. the Academy Player or, if the Academy Player is a Child, his Parent on his behalf (and one of the grounds, but not the only ground, on which such an application may be made is that the categorisation of the Club’s Academy has been lowered pursuant to Rule 21.3); or 275.1.2.the Club holding his registration; or 275.2.of its own volition in the circumstances set out in Rule 276. 276. If the Board is not satisfied that a Club is complying with any one or more of the Rules concerning the Hybrid or Full Time Training Model, or if it is of the view that the education of an Academy Player engaged on the Hybrid or Full Time Training Model is being prejudiced as a result of his engagement thereon (regardless of whether the Club is in compliance with these Rules) it may, either of its own volition or on the written application of an Academy Player who is affected thereby (or of his Parent on his behalf if he is a Child): 276.1.cancel the registration of the Academy Player; or 276.2.order that the Academy Player be deemed to be engaged on one of the other Training Models.

Talent Identification and Recruitment Talent Identification and Recruitment appeal. with: registration agreement which remains current. interest in an Academy Player whose registration is held by another Club (or club) or agreement which remains current shall be deemed for the purpose of Rule 299 to be to another Club (or club). enter into a Scholarship Agreement and in particular no Club shall pay or 288.1; and 423 424 Youth Development Rules 295.Order for Costs The Board shall have power to make an order for costs: 295.1.in determining appeals under Rule 291 or Rule 292; and 295.2.if any such appeal, having been commenced, is withdrawn. 296.The Board shall have power to determine the amount of any such costs which may include, without limitation, those incurred by the League in the conduct of the 297.Costs ordered to be paid as aforesaid shall be recoverable: 297.1.in the case of a Club, under the provisions of Rule E.27; or 297.2.in the case of an Academy Player, as a civil debt. 298.Further Appeal Within 14 days of a decision of the Board given under the provisions of Rule 294 either party may by notice in writing appeal against such decision to the Premier League Appeals Committee whose decision shall be final. Approaches by and to Clubs and Inducements 299.A Club shall not, either directly or indirectly, make any approach to or communicate 299.1.an Academy Player registered with another Club (or club); or 299.2.a player with whom another Club (or club) has entered into a pre-300.A public statement made by an Official of or Intermediary for a Club expressing a player with whom another Club (or club) has entered into a pre-registration an indirect approach in breach of that Rule. 301.Except as permitted by Rules 269, 270.4, 271, 272 and 285, an Academy Player whose registration is held by a Club shall not, either directly or indirectly, make any approach 302. Except that a Club may, not earlier than 1 November next following the commencement of his Under 16 year, offer an Academy Player a contract as a Contract Player upon his attaining the age of 17 years and subject to Rules 248 and 280: 302.1. no Club shall induce or attempt to induce a player to become registered as an Academy Player by that Club by offering him, or any Person connected with him, either directly or indirectly, a benefit or payment of any description whether in cash or in kind; 302.2.no Club shall likewise induce or attempt to induce an Academy Player to offer to pay to an Academy Player upon his entering into a Scholarship Agreement remuneration in excess of the remuneration referred to in Rule 302.3. no Academy Player shall, either directly or indirectly, accept any such inducement. 287.A Club may enter into a Scholarship Agreement with an Academy Player if: 287.1.it holds his registration; or 287.2.his registration is not held by another Club (or club); and 287.3. (except in the case of an Academy Player who has entered into a Scholarship Agreement with another Club (or club) which has been cancelled by mutual agreement) he is under the age of 18 years; and 287.4.the Scholarship Agreement commences no earlier than the last Friday in June in the academic year in which the Academy Player reaches the age of 16. 288.An Academy Player who enters into a Scholarship Agreement with a Club shall be: 288.1.entitled to receive such remuneration as shall be determined by the Board from time to time; and 288.2.required to complete his Education Programme (as defined in PLYD Form 1). 289. The registration of an Academy Player who enters into a Scholarship Agreement with a Club shall be effected by completion of and submission to the Board of Football Association Form G(4), signed on behalf of the Club by an Authorised Signatory, together with copies of the Academy Player’s Scholarship Agreement, the initial duration of which must not exceed two years, and by such evidence as the League may require to demonstrate that the Academy Player may take up employment in the United Kingdom. 290. If the parties to a Scholarship Agreement have agreed in writing that they will enter into a contract of employment in Form 15 prior to or immediately upon the termination of the Scholarship Agreement, and provided that the written agreement between them specifies the length of the contract and full details of all the remuneration and benefits payable under it, the Club shall not be obliged to complete and sign a mutual cancellation notification upon the Academy Player’s application for cancellation of his registration pursuant to clause 13.1 of the Scholarship Agreement. If the Club chooses not to cancel the Academy Player’s registration, the Academy Player shall remain registered with the Club and the Scholarship Agreement shall remain in full force and effect. 291.Appeal against Termination An appeal by an Academy Player under the provisions of clause 10.3 or by a Club under the provisions of clause 12.3 of PLYD Form 1 shall be commenced by notice in writing addressed to the other party to the agreement and to the Board. 292.Appeal against Disciplinary Decision An appeal by an Academy Player under the provisions of paragraph 3.3.2 of the Schedule to PLYD Form 1 shall be commenced by notice in writing addressed to the Club and to the Board. 293.Appeals pursuant to Rule 291 or Rule 292 shall be conducted in such manner as the Board may determine. 294.The Board may allow or dismiss any such appeal and make such other order as it thinks fit.

Youth Development Rules Facilities Facilities 305 to 319; and Guidance Because of Rule 309, Clubs may need to have a greater number of pitches than the bare minimum necessary to fulfil matches in the Games Programme. complied with. Guidance The Premier League and Football League are consulting on the requirements for Category 3 Clubs’ indoor facilities to have an Artificial Surface. 425 426 Youth Development Rules 310.Artificial Surface Pitch to obtain planning permission for floodlighting then the requirement for effect from 1 July 2016 that this pitch complies with Rule K.15. 311.Indoor area for training and the playing of matches Note: ideally a Club’s indoor facility should be located at its principal venue for the coaching of Academy Players and any new facility must be located at the principal venue. It is accepted, however, that a number of Clubs have existing indoor facilities which are located elsewhere, or that it may be impossible for a Club’s indoor facility to be located at its principal venue for planning reasons. In such cases, where the Board is satisfied that the Club’s indoor facility may be located other than at its principal venue, there shall also be a requirement that the Rules relating to the maximum travel time from an Academy Player’s residence to the coaching venue are 40 yards which shall be owned by the Club (or alternatively the Club must its use by the Club, expiring not earlier than the end of the current Categories 1 and 2 One indoor Artificial Surface pitch measuring a minimum of 60 yards by have a legally enforceable agreement with the owner of the facility for Season) and which shall be for the exclusive use of the Academy at all times. (Note: an indoor pitch which complies with the size requirements set out in Rule K.15 is recommended). Categories 3 and 4 Access to one indoor pitch measuring 60 yards by 40 yards during the months of November to April. Alternatively, the pitch may measure 30 yards by 20 yards but if so the Club shall only be permitted to coach the following maximum numbers of Academy Players at any one time: Age groups Under 9 to Under 14 inclusive: 18 in each age group Age groups Under 15 and Under 16 inclusive: 15 in each age group Age groups Under 17 to Under 21 inclusive: 12 in each age group Categories 1 and 2 One floodlit outdoor Artificial Surface pitch (save that if a Club is unable floodlighting shall be waived). It is recommended and mandatory with Categories 3 and 4 Access to one floodlit outdoor Artificial Surface pitch (which need not be at the principal venue). Facilities 303.Each Club which operates an Academy shall ensure that: 303.1.it provides as a minimum the facilities and accommodation set out in Rules 303.2. if it operates a Category 1 Academy, such facilities and accommodation are available for the exclusive use of its Academy at all times when it requires access to them in order to comply with these Rules. 304. Save where otherwise indicated, or with the permission of the Board, the facilities and accommodation set out in Rules 305 to 319 shall be provided at the Club’s principal venue for the coaching and education of Academy Players. 305.Grass pitches 306. Each Club shall take all reasonable steps to maintain each grass pitch used by its Academy at all times when such pitches are required by the Academy for matches or coaching. 307. The League shall inspect the Academy grass pitches of each Club which operates a Category 1 or Category 2 Academy at least twice a year, and of each Club which operates a Category 3 Academy from time to time. Category 1 a) A sufficient number of grass pitches of the appropriate sizes (as required by the Rules relating to Games Programmes and with goals sized as required by the Rules relating to Games Programmes) to enable the Club to play all its matches in the Games Programmes and fulfil its commitments under these Rules as regards coaching. b) One floodlit grass pitch enclosed with perimeter fencing and with designated areas for spectator attendance (save that if a Club is unable to obtain planning permission for floodlighting then the requirement for floodlighting shall be waived). c) A designated area (on grass) for the coaching of goalkeepers. Category 2 and 3 a) A sufficient number of grass pitches of the appropriate sizes (as required by the Rules relating to Games Programmes and with goals sized as required by the Rules relating to Games Programmes) to enable the Club to play all its matches in the Games Programmes and fulfil its commitments under these Rules as regards coaching. b) A designated area for the coaching of goalkeepers. Category 4 a) A sufficient number of grass pitches of the appropriate sizes (as required by the Rules relating to Games Programmes and with goals sized as required by the Rules relating to Games Programmes) to enable the Club to play all its matches in the Games Programmes and fulfil its commitments under these Rules as regards coaching. b) A designated area (on grass) for the coaching of goalkeepers. 308.Each Club shall take such steps as the Board may require if the Board is not satisfied that a pitch is being maintained to an adequate standard. 309. Without prejudice to the generality of Rule 306, each Club shall ensure that the quality of its pitches used for matches in the Games Programme is not adversely affected by coaching taking place on them.

Facilities Facilities Guidance Each club should carefully consider provision of facilities suitable for the medical practice undertaken at each venue. In general, a medical consulting room should be not less than 16 square metres and should be larger if it includes a separate area for the examination couch. There should be provision for: • • Privacy sufficient to ensure confidentiality of consultation; Desk, examination couch and equipment to facilitate medical examinations to include: • Thermometer; • Sphygmomanometer; • Otoscope and ophthalmoscope; and • Stethoscope; Electronic or paper medical records in secure format; Secure/lockable filing system; Secure/lockable storage for any medicines; Sufficient provisions for all aspects of medical treatment to be undertaken including: • Protocols and equipment for the provision of Basic Life Support and if not provided elsewhere; • Protocols and equipment sufficient for Advanced Trauma and Life Support; Basin with hot and cold water, provision of hand cleansers, clinical taps, hand drying facilities and all necessary provision for effective infection control procedures; Provision of space and seating for person accompanying examinee; Flooring and fittings of materials which can be cleaned to meet infection control standards; and Telephone. Guidance Sufficient and suitable facilities must be provided at all venues. Thus, if a Category 3 or Category 4 Academy utilises an Artificial Surface pitch or an indoor pitch which is located away from its principal venue, it must ensure that there is substantial compliance with this Rule 312 with regard to changing room and washing facilities. A changing room may not be used as any of the other rooms (e.g. team meeting room) required by these Rules. • • • • • Guidance In Category 3 and 4 Academies, this room: • • • a) b) need not be located at the principal venue; but if it is so located (but not otherwise), may also be used as the guest lounge described in Rule 314. 427 428 Youth Development Rules 317.Administration office space each member of Academy Staff requires in order to perform Categories 1 to 4 a) Such office space and access to IT, email and the internet as the responsibilities set out in his/her job description; b) A private meeting room. 314.Guest lounge Categories 1 to 4 A guest lounge for the use of Parents at each training session and match that is open to Parents. The guest lounge shall be large enough to hold 50 people and have access to refreshments and toilet facilities. Note: in Category 3 and 4 Academies, this room may also be used as the team meeting room described in Rule 313 provided that it is large enough. 313.Team meeting room Categories 1 to 4 A dedicated room large enough to hold 20 people and equipped with individual desks (one per Person), audio/visual projection equipment and a large screen, internet access and computers. 312.Changing rooms and washing facilities Officials (with separate male and female facilities in the case of arrangements made at Category 3 and Category 4 Academies to Categories 1 to 4 a) suitably-sized changing rooms equal in number to the number of teams (including visiting teams) playing at the Academy at any one time so that each such team has exclusive use of a changing room; b) a sufficient number of washing and toilet facilities, of a suitable quality, for the exclusive use of all registered Academy Players; c) a sufficient number of separate washing and toilet facilities, of a suitable quality, for the use of visiting teams; d) a sufficient number of separate changing rooms and washing and toilet facilities, of a suitable quality, for the exclusive use of Match Category 1 and Category 2 Academies only, with appropriate facilitate the changing requirements of both male and female Match Officials); and e) (in the case of Category 1 and Category 2 Academies only) a sufficient number of changing rooms and washing and toilet facilities, of a suitable quality, for the exclusive use of therapists and coaches employed at the Academy and other relevant Academy Staff. 315.Match analysis suite 316.Medical facilities Such medical facilities as the Club requires to deliver its Sports Science and Medicine/Performance Support Programme. Categories 1 and 2 A room large enough to hold 20 people and equipped with such appropriate video and IT technology as is necessary to undertake, and present the results of, Performance Analysis. If the facility is shared with the professional squad, access for the Academy sufficient for its purposes needs to be clearly demonstrated. Category 3 A match analysis suite is recommended but not mandatory.

Youth Development Rules Finance and Expenses Facilities Guidance For Category 3 and Category 4 Academies, these can be provided at a place other than the principal venue (e.g. at the Club’s Stadium). Guidance Clubs may provide such accommodation by lodging students with private households (subject to compliance with all applicable legal requirements including as to DBS checks) or by operating their own dedicated facilities (such as hostels). Guidance The League will produce benchmarked Club by Club information (on an anonymised basis) with regards to expenditure on youth development on an annual basis. The League will keep the Academy Financial Information provided to it pursuant to Rules 320 and 322 confidential save that: 1. the League may disclose the Information if properly required to do so by law or by any regulatory authority; the League may disclose the Information to the ISO or the PGB (and if it does so, the League shall use all reasonable endeavours to ensure that the ISO or the PGB keeps the Information confidential); the League may disclose the Information to any Person or entity retained to undertake an audit of a Club’s Academy Financial Information pursuant to Rule 324 (and if it does so, the League shall use all reasonable endeavours to ensure that the Person or entity so retained keeps the Information confidential); and the League may use the Information to develop and publish benchmarked information on an anonymised basis. 2. 3. 4. Guidance In Category 3 and 4 Academies, this may also be used as the team meeting room provided that the timetabling of lessons in the classrooms allows. Flexibility will be accorded to a Club’s provision of classrooms depending on the number of Academy Players that are engaged in each Training Model. Clubs which operate a Category 3 or Category 4 Academy who have in place an artificial pitch which does not meet the requirements of such a pitch as defined in Rule 1.15 may continue to use such a pitch until the end of its natural life. Thereafter however, they must use a pitch which complies with the definition. 429 430 Youth Development Rules Expenses 326. Without prejudice to Rules 299 to 302, each Club that operates an Academy shall be permitted to reimburse Academy Players and their Parents for actual expenses legitimately incurred as a direct result of the Academy Player’s participation in the activities of the Academy, in accordance with such guidance as is issued by the Board to Clubs from time to time. 327. Without prejudice to Rules 299 to 302, no payment of any kind may be made by a Club to an Academy Player or his Parent (whether directly or indirectly) outside the terms of the guidance issued by the Board in accordance with Rule 326, without the express prior consent of the Board. 319.Classrooms Category 1 A minimum of three classrooms which shall each: • contain sufficient desks for 20 students; • contain 20 electronic devices with access to the internet; and • conform in all respects with any requirements for classrooms issued by the Department for Education. Category 2 A minimum of two classrooms which shall each: • contain sufficient desks for 20 students; and • contain 20 electronic devices with internet access. At least one of the classrooms must conform in all respects with any requirements for classrooms issued by the Department for Education. Categories 3 and 4 Access for Academy Players and Trialists to a study area large enough to hold 20 people and which contains at least 20 electronic devices with internet access. 318.Academy Player accommodation Players and Trialists under the age of 18 not residing with their Player accommodation published by the League from time to time Categories 1 to 4 Sufficient and adequate accommodation for all registered Academy Parents. Clubs shall comply with any guidelines about Academy and with all applicable legal requirements in relation to the provision of such accommodation. Such accommodation shall be located in as close proximity as is reasonably practicable to the Club’s principal venue for the coaching and education of Academy Players and to the place at which Academy Players undertake their education (if this is not the principal venue). Finance 320. Each Club which operates an Academy shall by 1 July in each year submit to the League its budgeted Academy Financial Information for its Academy for the following season. 321. Each Club which operates an Academy shall by 1 September in each year submit to the League its actual Academy Financial Information for its Academy for the previous season together with the budgeted Academy Financial Information for that season. 322.The Academy Financial Information required by Rule 320 shall be submitted in the format required by the League. 323. The League may, at its discretion, require (and the Club shall deliver), such further information and explanations as it deems fit in connection with the Academy Financial Information submitted by the Club pursuant to Rules 320 and 322. 324.The League shall have the power to obtain an independent audit of a Club’s Academy Financial Information submitted pursuant to these Rules. 325. Each Club’s Academy Financial Information shall be assessed by the Board in order to determine whether to award to the Club a grant from the Professional Youth Game Fund.

Youth Development Rules Compensation Compensation accordance with the provisions of Appendix 11) determine the compensation registered for the Applicant Club; or shall consist of an initial fee payable to the most recent Training Club (and to be paid and, if the Academy Player is in age group Under 12 or older, contingent compensation and Academy Player was registered for the Training Club (subject to Rule 341). Guidance There may be two “applicable fixed fees”. For example, if an Academy Player was registered with a Category 2 Training Club from the age of Under 9 to Under 16, then the applicable fixed fee is £3,000 for each of his initial three years of development (totalling £9,000) and £25,000 for each of the five subsequent years (totalling £125,000) making a total initial fee of £134,000. Guidance For clarity, until 30 June immediately after the second Season following relegation to the National League, the Former Football League club shall be entitled to compensation for its registered Academy Players if it continues to operate an Academy in accordance with these Rules. recent Training Club, such sum as shall have been agreed between them. when he is first registered with the Applicant Club save for an Academy Player to 431 432 Youth Development Rules 329.The amount of compensation referred to in Rule 328 shall be: 329.1.such sum as shall be due pursuant to this section of the Rules; or 329.2.as regards the compensation payable by the Applicant Club to the most 330.Rules 332 to 342 govern the compensation due in respect of an Academy Player who is in, or about to enter, any age group between Under 9 and Under 16 at the time whom Rule 331.2 applies. 335.The applicable annual fixed fees by reference to the age group of the Academy Player and the Category of Academy are as follows: Age group of the Academy Player Category of the Academy of the Training Club at the relevant time Applicable Annual Fixed Fee Under 9 to Under 11 All Categories £3,000 Under 12 to Under 16 Category 1 £40,000 Under 12 to Under 16 Category 2 £25,000 Under 12 to Under 16 Category 3 £12,500 331.In default of agreement between the Applicant Club and the Academy Player’s most recent Training Club, the Professional Football Compensation Committee shall (in payable to the latter in respect of an Academy Player: 331.1.who is in any age group between Under 17 and Under 21 when he is 331.2.to whom the Training Club made an offer of a Scholarship Agreement pursuant to Rule 280. 332.The compensation due in respect of an Academy Player to whom Rule 330 applies within seven days of the Academy Player being registered for the Applicant Club) is payable to all qualifying Training Clubs in accordance with these Rules. 333.The initial fee referred to in Rule 332 shall be calculated by: 333.1. multiplying the applicable annual fixed fee (or fees) calculated in accordance with Rule 334 by the applicable number of years; and 333.2. adding thereto any initial fee (capped at such sum as would have been payable when calculated in accordance with this section of the Rules) paid by the most recent Training Club when it acquired the registration of the Academy Player. 334.In Rule 333: 334.1.the “applicable annual fixed fee” means the fee set out in the table in Rule 335 referable to: 334.1.1.the age group of the Academy Player during any year that he was registered with the Training Club; and 334.1.2.the Category of the Training Club’s Academy during that year; 334.2.the “applicable number of years” means the number of years for which the Compensation 328. The registration of an Academy Player at an Academy shall impose an obligation on the applicant Club or Football League club (“the Applicant Club”) to pay compensation for the training and development of that Academy Player to any Club, Football League club or Former Football League club (in respect of such period as that club were a member of the Football League) which previously held his registration (“the Training Club”) provided that: 328.1. the Training Club had indicated in PLYD Form 7 (or, in the case of a Football League club, the equivalent Football League form) its intention to retain the Academy Player’s registration; or 328.2. the Training Club had offered to enter into a Scholarship Agreement pursuant to Rule 280 with the Academy Player; or 328.3. the Academy Player sought registration at the Applicant Club because he had moved residence outside the permitted travelling time from his last Training Club; or 328.4. save where Rule 272 applies, the Training Club and Academy Player mutually agreed to terminate the Academy Player’s registration pursuant to Rule 273.2 and agreed that the Training Club should retain the right to receive compensation should the Academy Player sign for another Club (or club); or 328.5.the Board has made a determination to that effect pursuant to Rule 278; and 328.6. in all the above cases, the Training Club held a valid licence to operate an Academy in accordance with these Rules (or to operate a Football Academy or Centre of Excellence in accordance with the Rules pertaining to youth development which these Rules replaced). 328A. The obligation in Rule 328 to pay compensation to a Former Football League club shall not apply in the following circumstances: 328A.1. the registration of an Academy Player is released from a Former Football League club in accordance with Rule 274.2; or 328A.2. the Former Football League club ceases to operate an Academy in accordance with these Rules.

Compensation Compensation Guidance In order to give effect to the compensation Rules under the EPPP, Clubs’ previous Football Academies and Centres of Excellence will have a “deemed”, retrospective categorisation to give effect to the provisions for fixed fee compensation in respect of the years up until the coming into force of the Rules. The following applies: Appearances (up to a maximum of 100) made by the Academy Player for Academy Player subsequently becomes registered (including by way of a birthday to a club affiliated to a national association other than The payment paid to the Applicant Club and the Training Club Players; and Training Club to acquire the Academy Player’s registration; association other than the Football Association (save for any Guidance Clubs will be obliged to pay contingent compensation as it falls due in accordance with Rule V.36 (payment within seven days of the triggering event). 433 434 Youth Development Rules 336.The contingent compensation referred to in Rule 332 shall consist of: 336.1.appearance fees calculated by reference to the number of First Team the Applicant Club or any other Club or Football League club for whom the Temporary Transfer or other loan) and to the divisional status of the relevant Club as set out in the table in Rule 337; 336.2.if the Academy Player’s registration is transferred prior to his twenty-third Football Association (save for any Welsh club which is a member of the League, The Football League or the National Division of the National League), 20% of any Compensation Fee, Loan Fee and Contingent Sum that the Applicant Club receives which is in excess of: 336.2.1. any amounts of training compensation and/or solidarity pursuant to the FIFA Regulations for the Status and Transfer of 336.2.2. the actual sum (if any) paid by the Applicant Club to the 336.3.5% of all Compensation Fees (and transfer fees, where applicable), Loan Fees and Contingent Sums paid in respect of: 336.3.1. all future transfers of the Academy Player’s registration to Clubs (or clubs) in membership of the League, The Football League or the National Division of the National League; and 336.3.2. all future transfers on loan to a club affiliated to a national Welsh club which is a member of the League, The Football League or the National Division of the National League). StatusDeemed retrospective Category for the purposes of calculating compensation (in respect of the period up until the end of Season 2011/12) Club operated a licensed Football Academy which is placed into Category 1 under the new Rules (all Category 1 Clubs will be the subject of an ISO audit by no later than 31 May 2012) Category 1 Club operated a licensed Football Academy which is not placed into Category 1 under the new Rules. Category 2 Club operated a licensed Centre of Excellence Category 3 337.The appearance fees referred to in Rule 336.1 are as follows: 338.In Rule 336: 338.1. “First Team Appearance” means an appearance either in the starting eleven or as a playing substitute in a first team fixture in the Premier League, the Football League Championship and Football Leagues 1 and 2 (including play-offs), the Football League Cup, the FA Cup, the Football League Trophy, the UEFA Europa League or the UEFA Champions League; 338.2. in the event that the Academy Player’s registration at a Club (or Football League club) is terminated (whether by effluxion of time, cancellation, transfer or otherwise) prior to his having made sufficient appearances to trigger one of the payments set out in Rule 337, that Club (or Football League club) shall pay a pro rata amount to the relevant Training Club(s) and the obligation to pay future sums pursuant to that Rule shall transfer to any new Club (or Football League club) for whom the Academy Player subsequently becomes registered; and 338.3. “Compensation Fee”, “Loan Fee” and “Contingent Sum” shall be interpreted to exclude compensation payable pursuant to Rule 328. 339. Reference in Rules 336 and 338 to the transfer or termination of an Academy Player’s registration shall be interpreted to include transfers or terminations of his registration after he has ceased to be an Academy Player and Clubs who subsequently sign the Academy Player shall be bound to comply with Rules 336.1 and 336.3 and for the avoidance of doubt the original Applicant Club shall not be liable to the Training Club in respect of: 339.1. any appearance fees payable pursuant to Rule 336.1 and due in respect of appearances made by the Academy Player after he has ceased to be permanently registered for the Applicant Club; or 339.2. sums payable pursuant to Rule 336.2 and 336.3 arising from transfers in respect of which the Applicant Club was not the Transferor Club. Divisional Status of the Club Number of First Team Appearances Premier League Club Football League Championship Club Football League 1 Club Football League 2 Club 10 £150,000 £25,000 £10,000 £5,000 20 £150,000 £25,000 £10,000 £5,000 30 £150,000 £25,000 £10,000 £5,000 40 £150,000 £25,000 £10,000 £5,000 50 £150,000 £25,000 £10,000 £5,000 60 £150,000 £25,000 £10,000 £5,000 70 £100,000 £25,000 £10,000 £5,000 80 £100,000 £25,000 £10,000 £5,000 90 £100,000 £25,000 £10,000 £5,000 100 £100,000 £25,000 £10,000 £5,000

Compensation Compensation Guidance The fees set out in Rules 335 and 337 are to be revised annually by the PGB. The Regulations of the Professional Football Compensation Committee referred to in Rule 343 are in Appendix 11 to Premier League Rules. They remain unchanged as regards the calculation of compensation for: • • Academy Players in the Under 18 and older age groups; an Academy Player with whom the Training Club had agreed to enter into a Scholarship Agreement; and an Academy Player with whom the Applicant Club enters into a Scholarship Agreement. Guidance Rule 342 covers the following situations: 1. where an Academy Player has been registered for only one Training Club but not for the entirety of the period from the start of his Under 12 year to the conclusion of his Under 16 year; and where the Academy Player has been registered for more than one Training Club during the period. • 2. In either case, the Training Club(s) receive(s) contingent compensation pro rata to the period that it/they held the Academy Player’s registration. 435 436 Youth Development Rules 343. The compensation set by the Professional Football Compensation Committee in respect of an Academy Player to whom Rule 331 applies shall be determined in accordance with the Committee’s Regulations (set out at Appendix 11). 344. The new registration of a Contract Player under Premier League Rule U.17 shall impose an obligation on the Club next holding his registration to pay to the former Club (or club) compensation for the training and development of that Player if the Club (or club): 344.1.had held that Player’s registration as an Academy Player; 344.2.had offered to enter into a Scholarship Agreement with him which offer he had not accepted; or 344.3.had entered into a Scholarship Agreement with him; and either 344.3.1.the Scholarship Agreement had been terminated at the Player’s request; or 344.3.2. in accordance with the terms thereof the former Club (or club) had offered him a contract as a Contract Player which offer he had not accepted. 345.The amount of compensation payable pursuant to Rule 344 shall be: 345.1.such sum as shall have been agreed between the applicant Club (or club) and the former Club; or 345.2.such sum as the Professional Football Compensation Committee on the application of either Club (or club) shall determine pursuant to Rule 343. 346. Any agreement between Clubs or between a Club and a Football League club as to the amount of compensation payable shall be in writing, and a copy provided to the League within five days of being entered into. 347. All compensation (including instalments thereof and contingent sums) payable to a Club or Football League club shall be paid by the Applicant Club into the Compensation Fee Account. 340. Any agreement between a Club and another Club (or club) as to the compensation payable on the transfer of a registration, whether pursuant to Rule 329.2 or otherwise, may not take effect so as to vary the contingent compensation payable pursuant to this section of the Rules to any other Club (or Football League club). 341. If an Academy Player has spent part only of any year at the Training Club, the amount of compensation in respect of that year shall be calculated pro rata (taking into account whether or not the Training Club’s Academy was operational or not during the Close Season or any part of it). 342. If the Academy Player has been registered for a Training Club for part only of the period between the start of his Under 12 year to the conclusion of his Under 16 year, the amount of contingent compensation payable to that Training Club calculated in accordance with these Rules shall be paid pro rata to the Training Club.

Youth Development Forms

Premier League and The Football League PLYD Form 1 Scholarship Agreement PLYD Form 1 Scholarship Agreement “Gross Misconduct” shall mean serious or persistent conduct, behaviour, activity or omission by the Scholar involving one or more of the following: AN AGREEMENT made the (day) ............................. day of (month and year) ............................. Between (club company name) ........................................................................... whose registered office is at (address) ....................................................................................................................................... .................................................................................................................................................................................. (hereinafter called “the Club”) of the one part and (Scholar’s full name) ......................................................................... of (address) ............................................................................... (hereinafter called “the Scholar”) of the other part (a) (b) (c) (d) theft or fraud; deliberate and serious damage to the Club’s property; use or possession of or trafficking in a Prohibited Substance; incapacity through alcohol affecting the Scholar’s performance as a player; breach of or failure to comply with any of the terms of this agreement; (e) WHEREBY it is agreed as follows: or such other similar or equivalent serious or persistent conduct, behaviour, activity or omission by the Scholar which the Board reasonably considers to amount to gross misconduct; 1. Definitions and Interpretation 1.1 The words and phrases below shall have the following meanings: “Authorised Games” shall have the meaning set out in the League Rules; “the League” shall mean the football league of which the Club is a member from time to time; “the Board” shall mean the board of directors of the Club for the time being or any duly authorised committee of such board of directors; “the League Rules” shall mean the rules or regulations from time to time in force of the League; “the Club Rules” shall mean the rules or regulations affecting the Scholar from time to time in force and published by the Club; “National Minimum Wage” means the National Minimum Wage as determined by the Low Pay Commission from time to time; “Contract Player” shall mean any player (other than a Academy Player or Scholar or Youth Player) who has entered into a written contract of employment with a Club as defined by the League Rules; “Parent” means a person who has parental responsibility for the Scholar; “PFA” shall mean the Professional Footballers Association; “Education Programme” shall mean the programme of education provided by the Club being either the Level 3 Apprentice, Sporting Excellence Professional or any other programme of education approved in writing by the League in conjunction with the PFA; “Player” shall have the meaning set out in the League Rules; “Prohibited Substance” shall have the meaning set out in the FA Rules; “the FA” shall mean The Football Association Limited; “the Rules” shall mean the FA Rules, the League Rules and the Club Rules. “the FA Rules” shall mean the rules and regulations from time to time in force of the FA; 1.2 For the purpose of this agreement and provided the context so permits, the singular shall include the plural and vice versa and any gender includes any other gender. “Football Development Programme” shall mean the programme of football training provided by the Club including the Scholar’s participation in Authorised Games; 439 440 Youth Development Forms

Scholarship Agreement PLYD Form 1 Scholarship Agreement PLYD Form 1 5.1.2 when directed by an authorised official of the Club to: 2. Purpose 5.1.2.1 attend at any reasonable place for the purposes of and to participate in training and match preparation; play in any Authorised Games in which he is selected to play for the Club; attend other matches in which the Club is engaged; 2.1 The purpose of this agreement is to provide the Scholar with a period of work-based learning in preparation for a possible future career as a professional association football player. 5.1.2.2 5.1.2.3 3. Duration 5.1.3 5.1.4 to train and play to the best of his skill and ability at all times; except to the extent prevented by injury or illness, to maintain a high standard of physical fitness at all times; to observe the Laws of the Game when playing football; to observe the Rules but in the case of the Club Rules to the extent only that they do not conflict with or seek to vary the express terms of this agreement; that he has given all necessary authorities for the release to the Club of his medical records and will continue to make the same available as requested by the Club from time to time during the continuance of this agreement; to submit promptly to such medical and dental examinations as the Club may reasonably require and undergo such treatment as may be prescribed by the medical or dental advisers of the Club and/or the Club’s insurers; to permit the Club to photograph him individually or as a member of a squad of players and staff of the Club provided that such photographs are for use as the official photographs of the Club; to comply with and act in accordance with all lawful instructions of any authorised official of the Club; and to sign the declaration set out at Schedule Three to this Agreement and to procure that his Parent signs the same. 3.1 Subject as hereinafter provided, this agreement shall remain in force from the date set out in Schedule One for two years. If during the currency of this agreement the Club wishes to offer the Scholar a contract as a Contract Player it may only do so on the condition that the Scholar continues his Education Programme. 3.2 5.1.5 5.1.6 4. Extension of Agreement 5.1.7 4.1 If by reason of illness or injury the Scholar is prevented from participating in the Football Development Programme for a period in excess of five weeks (hereafter “the excess period”): 5.1.8 4.1.1 the duration of this agreement shall be extended by the length of the excess period or, if earlier, until the Scholar’s nineteenth birthday; and within fourteen days of the end of the excess period the Club shall give written notice to the League and to the FA indicating the date to which the duration of the agreement is extended. 4.1.2 5.1.9 5.1.10 4.2 The Club shall be entitled to extend the duration of this agreement by one year by giving to the Scholar written notice to that effect on or before the third Saturday in May in the second year of the agreement and a copy of any such notice shall be sent to the League and to the FA within fourteen days of the date on which it was given. 5.1.11 5.2 Subject to Clause 5.3.4 below, the Scholar may contribute to the media in a responsible manner but whenever circumstances permit the Scholar shall give to the Club reasonable notice of his intention to make any contribution to the public media in order to allow representations to be made to him on behalf of the Club if it so desires. 5. Obligations of the Scholar 5.1 The Scholar agrees: 5.1.1 to participate in the Football Development Programme and the Education Programme; 441 442 Youth Development Forms

Scholarship Agreement PLYD Form 1

5.3 The Scholar shall not:

5.3.1 reside at any place which the Club reasonably deems unsuitable for the performance of his obligations under this agreement;

5.3.2 undertake or be engaged in any employment or be engaged or involved in any trade, business or occupation;

5.3.3 indulge in any activity or practice which might endanger his fitness or inhibit his mental or physical ability to train or play or which might cause to be void or voidable any policy of insurance provided for the Scholar by the Club in compliance with the Rules; or

5.3.4 knowingly or recklessly do, write or say anything which is likely to bring the Club or the game of football into disrepute.

6. Obligations of the Club

The Club shall:

6.1 provide the Football Development Programme and the Education Programme;

6.2 observe the Rules, save that the FA Rules and League Rules shall take precedence over the Club Rules;

6.3 pay to the Scholar throughout the duration of this agreement (and during agreed holiday periods) the remuneration which by virtue of the League Rules he is entitled to receive as more particularly set out in Schedule One. Such remuneration shall not be less than the National Minimum Wage and shall not exceed any maximum amount specified pursuant to the League Rules;

6.4 provide the Scholar each year with copies of all the Rules which affect the Scholar and the terms and conditions of the policy of insurance referred to in clause 5.3.3;

6.5 arrange promptly such medical and dental examinations and treatment as may be prescribed by the medical or dental advisors of the Club in respect of any injury to or illness of the Scholar and shall ensure that any such treatment for any football related injury is undertaken and completed without expense to the Scholar notwithstanding that this agreement expires after such treatment is prescribed;

6.6 comply with all relevant statutory provisions relating to industrial injury and any regulations made pursuant thereto; and

6.7 on or before the third Saturday in May in the final year of this agreement give written notice to the Scholar indicating whether or not upon the expiry of this agreement it intends offering to the Scholar a professional contract as a Contract Player and if so setting out the terms thereof, which offer shall remain open and capable of acceptance by the Scholar for a period of one month from the date upon which the Club gave it to him.

443

Scholarship Agreement PLYD Form 1

7. Illness and Injury

7.1 Any injury to or illness of the Scholar shall be reported by him or on his behalf to the Club immediately and the Club shall keep a record of such illness or injury.

8. Permanent Incapacity

8.1 In the event that the Scholar shall be permanently incapacitated the Club shall be entitled to serve a notice upon the Scholar terminating this agreement.

8.2 The minimum length of such notice shall be three months.

8.3 The notice may be served at any time after:

8.3.1 the Scholar is declared to suffer from Permanent Total Disablement as defined in the League's personal accident insurance scheme; or

8.3.2 an appropriately qualified independent medical consultant (the identity of whom shall be agreed between the Club and the Scholar, each acting reasonably, save that in the event that the parties are unable to agree, such individual as shall be appointed by the President or next available officer of the Royal College of Surgeons) certifies that the Scholar has suffered permanent incapacity.

9. Disciplinary Procedure

9.1 The Club shall operate the disciplinary procedure set out in Schedule Two hereto in relation to any allegation that there has been a breach of or failure to observe the terms of this agreement or the Rules.

10. Termination by the Club

10.1 The Club shall be entitled to terminate this agreement by fourteen days' notice in writing to the Scholar if after due investigation and enquiry it is reasonably satisfied that he:

10.1.1 shall be guilty of Gross Misconduct; or

10.1.2 has failed to heed any final written warning given under the provisions of Schedule Two hereto; or

10.1.3 is convicted of any criminal offence where the punishment consists of an immediate custodial sentence of or exceeding three months.

Youth Development Forms

444

Scholarship Agreement PLYD Form 1

10.2 There shall be included in any such notice full particulars of the Club's reasons for terminating the agreement and a copy of it shall be sent to the League, the FA and the PFA.

10.3 Within seven days of receiving a termination notice the Scholar by written notice served on the Club and the League may appeal against the decision of the Club to the League in accordance with the League Rules and the parties shall seek to ensure that such appeal shall be heard within a further 28 days.

10.4 If the Scholar exercises his right of appeal the termination of this agreement shall not become effective unless and until it shall have been determined that the Club was entitled to terminate the agreement pursuant to clause 10.1. Pending such determination the Club may suspend the Scholar.

10.5 Any such termination shall be subject to the rights of the parties provided for in the League Rules.

11. Grievance Procedure

11.1 In the event of any grievance in connection with his education under this agreement and/or its operation the following procedures shall be available to the Scholar in the order set out:

11.1.1 the grievance shall in the first instance be brought informally to the notice of such person as the Club identifies as the person dealing with grievances, failing which to any member of the Club's youth management;

11.1.2 if the grievance is not settled to the Scholar's satisfaction within 14 days thereafter formal notice of the grievance may be given in writing to the Secretary of the Club requiring it to be considered by the Board. The matter shall thereupon be dealt with by the Board at its next convenient meeting and in any event within four weeks of receipt of the notice;

11.1.3 if the grievance is not settled by the Club to the Scholar's satisfaction the Scholar shall have a right of appeal to the League exercisable within seven days of receipt by the Scholar of written notice of the decision of the Board by notice in writing to the Club and the League and such appeal shall be determined in accordance with the League Rules.

445

Scholarship Agreement PLYD Form 1

Youth Development Forms

12. Termination by the Scholar

12.1 The Scholar shall be entitled to terminate this agreement by fourteen days' notice in writing to the Club if the Club shall be guilty of serious or persistent breach of the terms and conditions of this agreement.

12.2 There shall be included in any such notice full particulars of the Scholar's reasons for terminating the agreement and a copy of it shall be sent to the League, the FA and the PFA.

12.3 Within seven days of receiving a termination notice the Club by written notice served on the Scholar and the League may appeal against the termination and the appeal shall be determined in accordance with the League Rules and the parties shall seek to ensure that such appeal shall be heard within a further 28 days.

12.4 If the Club exercises its right of appeal the termination of this agreement shall not become effective unless and until it shall have been determined that the Scholar was entitled to terminate the agreement pursuant to clause 12.1.

12.5 Any such termination shall be subject to the rights of the parties provided for in the League Rules.

13. Cancellation of Registration

13.1 At any time during the currency of this agreement the Scholar may, by giving fourteen days' notice in writing to the Club and League, apply for cancellation of his registration, whereupon

13.1.1 the Club may complete and sign a mutual cancellation notification in accordance with the League Rules whereupon this agreement shall terminate (and clause 13.2 shall apply); or

13.1.2 within fourteen days of receipt of any notice of cancellation, the Club may apply for the application to be determined by the League in accordance with Youth Development Rule 275.

13.2 In consequence of such a termination, the Scholar shall not be permitted by the League to be registered as a Player until the expiry of two years from its effective date unless either:

13.2.1 the Club gives its written consent; or

13.2.2 the Club has received compensation for the training and development of the Scholar in accordance with the League Rules.

446

Schedule One Scholarship Agreement PLYD Form 1 PLYD Form 1 Scholarship Allowance 14. Holidays Supplemental Provisions and Employment Rights Act 1996 14.1The Scholar shall be entitled to five weeks holiday a year, to be taken at a time or times as shall be determined by the Club. 1. This Scholarship Agreement commences on ……….......... and terminates on ……….......... 2. The Scholar’s employment with the Club began on the date set out in paragraph 1 [replace the words in italics with the appropriate date if it began earlier]. 15. Entire Agreement 15.1This agreement constitutes the entire agreement between the Club and the Scholar and supersedes any and all preceding agreements between the Club and the Scholar. 3. No employment with a previous employer shall count as part of the Scholar’s continuous period of employment hereunder. 4. The Scholar’s hours of work are such as the Club may from time to time reasonably require of him to carry out his duties and the Scholar shall not be entitled to any additional remuneration for work done outside normal working hours. 16. Jurisdiction and Law 16.1This agreement shall be governed by and construed in accordance with English law and the parties submit to the non-exclusive jurisdiction of the English courts. 5. The place of employment shall be at the Club’s ground and training ground but the Club shall be entitled to require the Scholar to play and to undertake his duties hereunder at any other place throughout the world. 6. The terms and conditions of this contract form part of a number of collective agreements between the Club (through the League) and the Scholar (through the PFA) affecting the Scholar’s employment. 17. Privacy Notice 17.1 For the purposes of the Data Protection Act 2018 and the General Data Protection Regulation (“GDPR”) the Scholar acknowledges that the Club, the League, The FA, the PFA and any relevant training body are collecting, sharing and otherwise processing Personal Data which may include Special Categories of Personal Data (both as defined in the GDPR) about the Scholar including such data in this contract and using it for all relevant administrative and statistical purposes connected with the Scholar’s education and potential future in professional football and any other purpose as set out in their data protection notices and policies. The League’s, the PFA’s and The FA’s Player Privacy Notice will be provided to you directly during the registration process and/or will be available on their respective websites. The Club’s Data Protection Policy can be found in the Club’s employee handbook. 7. No contracting out certificate pursuant to the Pensions Scheme Act 1993 is in force in respect of the Scholar’s employment under this contract. 8. There is no entitlement to pensions benefit in relation to the Scholar’s employment. However, the Club shall provide access to a designated stakeholder pension scheme as required by law. For the avoidance of doubt, the Club will not make any contributions to such stakeholder scheme. 9. The wage payable by virtue of Clause 6.3 of this agreement is calculated as follows and shall be paid monthly in arrears:-£ ………... per month from ………... to ………... £ ………... per month from ………... to ………... If the agreement is extended pursuant to the exercise by the Club of the option set out in Clause 4.2, the rate of wage will be as follows: £ ………... per month from ………... to ………... Any other provisions: …………………………………………………………………......................................................................................................... …………………………………………………………………......................................................................................................... 447 448 Youth Development Forms

Schedule Two PLYD Form 1

Disciplinary Procedure and Penalties

1. **Introduction**

The disciplinary procedure aims to ensure that the Club behaves fairly in investigating and dealing with allegations of unacceptable conduct with a view to helping and encouraging all Scholars to achieve and maintain appropriate standards of conduct and performance. The Club nevertheless reserves the right to depart from the precise requirements of its disciplinary procedure where the Club considers it expedient to do so and where the Scholar's resulting treatment is no less fair.

2. **Records**

All cases of disciplinary action under this procedure will be recorded and placed in the Club's records until deleted in accordance with paragraph 4.2. A copy of the Club's disciplinary records concerning the Scholar will be supplied to the Scholar at his request.

3. **The Procedure**

The following steps will be taken as appropriate in all cases of disciplinary action

3.1 Investigation

No action will be taken before a proper investigation has been undertaken by the Club into the matter complained of. If the Club determines the same to be appropriate the Club may by written notice suspend the Scholar for up to fourteen days while the investigation takes place. If the Scholar is so suspended this agreement will continue together with all the Scholar's rights under it except that during the period of suspension the Scholar will not be entitled to access to any of the Club's premises except at the prior request or with the prior consent of the Club and subject to such conditions as the Club may impose. The decision to suspend the Scholar will be notified in writing to the Scholar by the Club.

3.2 Disciplinary Hearing

3.2.1 If the Club decides to hold a disciplinary hearing about the matter complained of the Scholar will be given full details in writing of the complaint against him and reasonable notice of the date and time of the hearing. At the hearing the Scholar will be given an opportunity to state his case either personally, through his representative or the PFA.

449

Disciplinary Procedure and Penalties PLYD Form 1

3.2.2 Subject as provided in paragraph 3.2.3 no disciplinary penalty will be imposed without first giving the Scholar the opportunity to state his case.

3.2.3 A disciplinary hearing may proceed in the Scholar's absence and a disciplinary penalty may be imposed if he fails to appear at such hearing after having received proper notice thereof.

3.3 Appeals

3.3.1 The Scholar shall have a right of appeal to the Board against any disciplinary decision. The Scholar should inform the Board in writing of his wish to appeal within seven days of the date of notification to him of the decision which forms the subject of such appeal. The Board will conduct an appeal hearing as soon as possible thereafter at which the Scholar will be given a further opportunity to state his case either personally or through his representative. The decision of the Board will be notified to the Scholar in writing within seven days and subject to paragraph 3.3.2 will be final and binding under this procedure.

3.3.2 In the event of any sanction being imposed or confirmed in excess of an oral warning the Scholar may by notice in writing served on the Club and the League within seven days of receipt by the Scholar of written notification of the decision of the Board appeal against it to the League and such appeal shall be determined in accordance with the League Rules.

3.3.3 If the Scholar exercises any right of appeal as aforesaid any sanction imposed by the Club upon the Scholar shall not take effect until the appeal has been determined and the sanction confirmed, varied or revoked as the case may be.

4. **Disciplinary Penalties and Termination**

4.1 At a disciplinary hearing or on an appeal to the Board against a disciplinary decision the Club may dismiss the allegation or if it is proved to the Club's satisfaction may:

4.1.1 give an oral warning, a formal written warning or after a previous warning or warnings a final written warning to the Scholar;

4.1.2 impose a fine not exceeding the amount of 50% of his monthly salary;

Youth Development Forms

450

Schedule Three Disciplinary Procedure and Penalties PLYD Form 1 PLYD Form 1 Declaration by Scholar and Parents* To be signed by the Scholar: 4.1.3 order the Scholar not to attend at any of the Club’s premises for such period as the Club thinks fit not exceeding two weeks; or where the circumstances set out in Clause 10.1 of this agreement apply, terminate this agreement. I, (full name) ................................................................................. of (address) ............................................... ......................................................................................................... Post Code ........................................... and (email address) ........................................... certify that the Club has not made any approach to me or engaged in any communication with me or any person connected with me, either directly or indirectly, whilst I was registered with another club in membership of the Premier League or EFL (a “League Club”) save as permitted by the League Rules, nor have I approached or engaged in communication with the Club, either directly or indirectly, whilst registered with another League Club, nor has the Club induced or attempted to induce me to enter into the scholarship agreement dated .............................. (the “Scholarship Agreement”) by offering me or any person connected with me, either directly or indirectly, a benefit or payment of any description whether in cash or in kind, nor have I accepted any such inducement from anybody in connection with the Scholarship Agreement. I agree to be bound by the League Rules. 4.1.4 4.2 Any warning or sanction given under this disciplinary procedure will be deleted in the Club’s records after twelve months. SIGNED by the Scholar .……………………………………………………………… in the presence of his Parent: [Signature] ……………………………………………………................................... [Address] ……………………………………………………................................... Signed …………………………………………………..........…………............... ……………………………………………………................................... Date ………………………………………………….............…………............... [Occupation] ……………………………………………………................................ To be signed by the Parents*: SIGNED by [insert name] .…………………………………………………………. for and on behalf of the Club in the presence of: I, (full name) ................................................................................. of (address) .......................................... ............................................................................................................. Post Code .......................................... and (email address) ...................................................................................... being a person having parental responsibility for the above-named Academy Player, and [Signature] ……………………………………………………................................... [Address] ……………………………………………………................................... I, (full name) ................................................................................. of (address) ............................................. .......................................................................................................... Post Code .......................................... and (email address) ...................................................................................... being each a person having parental responsibility for the above-named Academy Player, and each certify that the above details are correct and that: ……………………………………………………................................... [Occupation] ……………………………………………………................................ (a) the Club has not made any approach to or engaged in any communication with me, my son or any person connected with me or my son, either directly or indirectly, whilst my son was registered with another League Club, save as permitted by League Rules; 451 452 Youth Development Forms

Premier League Declaration by Scholar and Parent PLYD Form 1 PLYD Form 2 Notification of Trialist’s Particulars (Youth Development Rule 236.2) To: The Board The Premier League We hereby give notice that the Trialist whose particulars appear below is attending the Academy of ............................................................................................................................ Football Club: Surname ..................................................................... Other name(s) .......................................................... Address .................................................................................................................................................................. ...................................................................................................................... Post Code ...................................... Parents’ email address .................................................................................................................................... Travelling time from this address to the Academy # ........................................................................... Date of birth ....................... Place of birth ...................................... Nationality ..................................... Countries for which eligible to play (if known) ....................................................................................... Date of commencement of trial period .................................................................................................. Date trial period is due to end § ................................................................................................................ Other clubs (if any) at whose Academy the Trialist has attended for a trial during the current Season .................................................................................................................................................... Other clubs (if any) at which the Trialist has been registered: Club ..................................................................... From ........................................ To ........................................ Club ..................................................................... From ........................................ To ........................................ (Continue separately if more than three such Clubs) Details of the Trialist’s School: ..................................................................... (b) I have not approached or engaged in communication with the Club, either directly or indirectly, whilst my son was registered with another League Club, save as permitted by League Rules; (c) the Club has not induced or attempted to induce me or anyone connected with me, either directly or indirectly, through any benefit or payment of any description whether in cash or in kind, to persuade or encourage my son to enter into the Scholarship Agreement; or (d) so far as I am aware, the Club has not induced or attempted to induce my son or anyone connected with him, either directly or indirectly, through any benefit or payment of any description whether in cash or in kind, to enter into the Scholarship Agreement. I acknowledge that the acceptance of any inducement referred to at points (c) and (d), above, and/or engaging in any approach or communication referred to at points (a) and (b), above, constitutes a breach of the League Rules by my son. I further acknowledge and agree that (e) the League may request that I attend a meeting in person to answer questions relating to the Scholarship Agreement and the payment of any such inducement and/or the engagement in any such approach/communication and/or to produce relevant documents (including, for example, financial records and/or telecommunications records) within a reasonable deadline; and Certificate by Player I hereby certify that the above particulars are correct and consent to this application, and, where I am over the age of 16, I: • further consent to the conduct of drug testing on me in accordance with The FA’s Memorandum on Drug Testing and to me receiving medication as instructed and any emergency dental, medical or surgical treatment, including anaesthetic or blood transfusion, as considered necessary by the medical authority present; • acknowledge that for the purposes of the Data Protection Act 2018 and the General Data Protection Regulation (“GDPR”) the Football Association Premier League Limited shall be collecting, sharing and otherwise processing Personal Data which may include Special Categories of Personal Data (both as defined in the GDPR) about me including such data contained within this Form for the purpose of discharging its function as a regulatory, administrative and governing body of football and otherwise in accordance with the Premier League Player Privacy Notice available at www.premierleague.com/ player-privacy-policy. (f) should I refuse or fail to comply with any request by the League in accordance with point (e), above, the League may refuse to register my son as a Scholar with the Club or suspend or cancel any such registration already in place and any tribunal appointed to consider an alleged breach of League Rules by my son will be entitled to draw an adverse inference against him in those proceedings. Signed (1) ………………………………………………….......... Signed (2) ………………………………………………….......... Date …………………………………….…………….............…………….……………............. * A declaration in this form must be signed by every Parent (as defined) of the Academy Player 453 454 Youth Development Forms

Premier League Notification of Trialist’s Particulars PLYD Form 2 PLYD Form 3 Notice of Ending of Trial Period (Youth Development Rule 245) I further certify that I have provided to the Club giving this notice full written particulars of any medical condition from which I suffer and I undertake to inform the Club forthwith in writing if any such medical condition arises during the trial period. Finally, I confirm that I have read and agree to be bound by and comply with the Rules of the Premier League and the Youth Development Rules (copies of which can be found on the Premier League website – www.premierleague.com). Endorsement by Parent+ To: The Board The Premier League We hereby give notice that the trial period of [name of Trialist] ……………………………………………………………………… who has been attending the Academy of ……………………………………………………………………… Football Club on trial ended on [date] …………………………………………………………............... I, (full name) ...................................................................... of (address) ....................................................... ................................................................................................................ Post Code ........................................... being the Parent (as defined in Premier League Rules) of the above-named Trialist, hereby certify that the above particulars are correct and consent to this application, to the conduct of drug testing on him in accordance with The FA’s Memorandum on Drug Testing and to his receiving medication as instructed and any emergency dental, medical or surgical treatment, including anaesthetic or blood transfusion, as considered necessary by the medical authorities present. I further acknowledge that for the purposes of the Data Protection Act 2018 and the GDPR the Premier League shall be collecting, sharing and otherwise processing Personal Data which may include Special Categories of Personal Data (both as defined in the GDPR) about the Player including such data contained within this Form for the purpose of discharging its function as a regulatory, administrative and governing body of football and otherwise in accordance with the Premier League Player Privacy Notice. I further certify that I have provided to the above-named Club full written particulars of any medical condition from which the above-named Trialist suffers and I undertake to inform the Club forthwith in writing if any such medical condition arises during the trial period. Signed …………………………………………………......... Position ……………………………………………............ Date …………………………………………………............. Signed by the Parent ………………….….……………………………………………… Date ................................ Countersigned by the Trialist ……………………………………………………… Date ................................ Signed on behalf of the Club ……………………………………………………… Position ……………………………………………………………………………………......... Date ……………………………………………………………………………………................. # to be completed if the Trialist is in age groups Under 9 to Under 13 inclusive (subject to the exception set out in the Youth Development Rules) § + not more than eight consecutive weeks from the date of commencement to be completed if the Trialist is a minor 455 456 Youth Development Forms

Premier League PLYD Form 4 Pre-Registration Agreement PLYD Form 4 Pre-Registration Agreement (Youth Development Rule 249) I acknowledge further to the Data Protection Act 2018 and the General Data Protection Regulation (“GDPR”) that the Football Association Premier League Limited shall be collecting, sharing and otherwise processing Personal Data which may include Special Categories of Personal Data (both as defined in the GDPR) about me including such data in this Pre-Registration Agreement and in the annexed player’s Coaching Curriculum for the purpose of discharging its functions as a regulatory and governing body of football and otherwise in accordance with the Premier League Player Privacy Notice available at www.premierleague.com/player-privacy-policy. Date ............................................................ Parties (1) .................................................................. Football Club of ................................................(“the Club”) (2) .................................................................. of .......................................................................... (“the player”) whose date of birth is ............................................................ Undertakings by the Player’s Parent The player’s parent hereby certifies that: Place of birth .............................................................................. Nationality .............................................. Countries for which eligible to play (if known) .................................................................................... 1. the Club has not made any approach to or engaged in any communication with me, my son or any person connected with me or my son, either directly or indirectly, whilst my son was registered with another League Club, save as permitted by the League Rules; Email address of his player’s Parent ....................................................................................................... Undertakings by the Club Pursuant to Rule 249 of the Premier League Youth Development Rules (“the Rules”), the Club hereby undertakes that: 2. I have not approached or engaged in communication with the Club, either directly or indirectly, whilst my son was registered with another League Club, save as permitted by the League Rules; 1. upon the player reaching the statutory school leaving age applicable in England/ ceasing Full Time Education* it will apply to register the player as an Academy Player at its Academy and having acquired the registration will enter into a Scholarship Agreement with the player in the form annexed to the Rules; and 3. the Club has not induced or attempted to induce me or anyone connected with me, either directly or indirectly, through any benefit or payment of any description whether in cash or in kind, to register my son as an Academy Player with the Club or to encourage or facilitate that registration; or 2. upon the player’s Coaching Curriculum (of which a copy is annexed hereto) or any variation of it being approved under the provisions of Rule 251 of the Rules, to coach the player in accordance therewith until the said Scholarship Agreement is entered into. 4. so far as I am aware, the Club has not induced or attempted to induce my son or anyone connected with him, either directly or indirectly, through any benefit or payment of any description whether in cash or in kind, to register with the Club as an Academy Player. Undertakings by the Player The player hereby undertakes that: I acknowledge that the acceptance of any inducement referred to at points (3) and (4), above, and/or engaging in any approach or communication referred to at points (1) and (2), above, constitutes a breach of the Youth Development Rules by my son. 1. save for the exception in Rule 248.3, he is not registered with nor during the currency of this agreement will he consent to becoming registered with any Premier League or Football League club other than the Club; and I further acknowledge and agree that: 2. upon his Coaching Curriculum or any variation of it being approved as aforesaid, he will participate in the same to the very best of his ability. 457 458 Youth Development Forms

Premier League Pre-Registration Agreement PLYD Form 4 PLYD Form 5 Academy Player Registration Application (Youth Development Rule 258) 5. the Premier League may request that I attend a meeting in person to answer questions relating to my son’s proposed registration and the payment of any such inducement and/or the engagement in any such approach/communication and/ or to produce relevant documents (including, for example, financial records and/or telecommunications records) within a reasonable deadline; and Academy Player’s Particulars Surname ………………………………………………………. Other name(s) ................................................................. Address .................................................................................................................................................................. ......................................................................................................................................... Post code .................... Parent’s email address: ................................................................................................................................... Travelling time from the above address to the principal venues§ ................................................ Date of birth ........................................................................... Place of birth ............………………………………. Nationality† ................................................................... Countries for which eligible to play (if known) ..................................................................................... Other clubs (if any) at which the Academy Player has been registered: Club ............................................................................ From ........................................... To ............................... Club ........................................................................... From ........................................... To .............................. School .................................................................................................................................................................... 6. should I refuse or fail to comply with any request by the Premier League in accordance with point (5), above, the Premier League may refuse to register my son as an Academy Player with the Club or suspend or cancel any such registration already in place and any Commission appointed to consider an alleged breach of Youth Development Rule 302.3 by my son, in accordance with Section W (Disciplinary) of the Premier League Rules, will be entitled to draw an adverse inference against him in those proceedings. Signed on behalf of the Club .................................................................................... Training Model on which the Academy Player is to be engaged: ...................................................................................................................................+ Position .............................................................................................................................. Signed on behalf of the player Length of registration: .................................. year(s) [complete as appropriate] Last day of registration: ............................... 20............... Signed by his Parent ..................................................................................................... [Note : Youth Development Rules 273 to 279 set out the circumstances in which an Academy Player’s registration can be terminated earlier than the date set out above, and the consequences of early termination. Further guidance can be obtained from the Premier League or from the PFA Independent Registration Advisory Service, both of whose contact details are set out in the Charter for Academy Players and Parents which the Premier League will send to the Academy Player’s parent when it receives this form. ] *delete as appropriate Certificate I certify that the Coaching Curriculum annexed to the Pre-Registration Agreement of which this is a copy has been approved/not approved* by the Board. Signed ......................................................................................... For and behalf of the Board of the Premier League Date .............................................................................................. 459 460 Youth Development Forms

Academy Player Registration Application PLYD Form 5

Application to Register

We, ______________________ Football Club ("the Club"), apply for the Academy Player to be registered at our Academy for the period set out above.

We certify that we have not, either directly or indirectly, made an improper approach to him nor have we induced or attempted to induce him to become registered as an Academy Player with the Club by offering him, or any person connected with him, a benefit or payment of any description whether in cash or in kind.

Signed ______________________
Authorised Signatory

Date ______________________

Endorsement by Academy Player
I consent to the above application and for the purposes of the Data Protection Act 2018 and the General Data Protection Regulation ("GDPR") acknowledge that The Football Association Premier League Limited shall be collecting, sharing and otherwise processing Personal Data which may include Special Categories of Personal Data (both as defined in the GDPR) about me including such data in this Registration Application for the purpose of discharging its functions as a regulatory and governing body of football and otherwise in accordance with the Premier League Player Privacy Notice available at www.premierleague.com/player-privacy-policy. I certify that the above particulars are correct. I further certify that the Club has not made an approach to me or engaged in any communication with me or any person connected with me, save as permitted by League Rules, nor have I approached or engaged in any communication with the Club, either directly or indirectly, whilst registered with another club in membership of the Premier League or EFL (a "League Club"), nor has the Club induced or attempted to induce me to become registered with it by offering me or any person connected with me, either directly or indirectly, a benefit or payment of any description whether in cash or in kind, nor have I accepted any such inducement from anybody in connection with my registration at the Club. I agree to be bound by the Rules of the Premier League.

Signed ______________________

Date ______________________

461

Academy Player Registration Application PLYD Form 5

Youth Development Forms

Endorsement by Parents*

I, *(full name)* ______________________ of *(address)* ______________________
______________________ Post Code ______________________
(and of the above email address)
I, *(full name)* ______________________ of *(address)* ______________________
______________________ Post Code ______________________
(and of the above email address) being each a person having parental responsibility for the above-named Academy Player, and each certify that the above details are correct and consent to:

(a) this application;
(b) the conduct of drug testing on the Academy Player in accordance with the Football Association's Anti-Doping Regulations;
(c) his receiving medication as instructed and any emergency dental, medical or surgical treatment, including anaesthetic or blood transfusion, as considered necessary by the medical authorities present;
(d) the Club having access to the Academy Player's school reports and educational attainment data (including Key Stage 2 and Key Stage 4 outcomes);

Furthermore, I certify that:

(e) the Club has not made any approach to or engaged in any communication with me, my son or any person connected with me or my son, either directly or indirectly, whilst my son was registered with another League Club, save as permitted by the League Rules;
(f) I have not approached or engaged in communication with the Club, either directly or indirectly, whilst my son was registered with another League Club, save as permitted by the League Rules;
(g) the Club has not induced or attempted to induce me or anyone connected with me, either directly or indirectly, through any benefit or payment of any description whether in cash or in kind, to register my son as an Academy Player with the Club or to encourage or facilitate that registration; or
(h) so far as I am aware, the Club has not induced or attempted to induce my son or anyone connected with him, either directly or indirectly, through any benefit or payment of any description whether in cash or in kind, to register with the Club as an Academy Player.

462

Premier League Academy Player Registration Application PLYD Form 5 PLYD Form 5A Full Time Training Model (Youth Development Rule 188) I acknowledge that the acceptance of any inducement referred to at points (g) and (h), above, and/or engaging in any approach or communication referred to at points (e) and (f), above, constitutes a breach of the Youth Development Rules by my son. Academy Player’s Particulars Surname ……………………………................... Other name(s) ............................................................................ Address .................................................................................................................................................................. .................................................................................................................................. Post Code .......................... Date of birth .............................................. Place of birth ……………………………….………………………….......... I further acknowledge and agree that: (i) the Premier League may request that I attend a meeting in person to answer questions relating to my son’s proposed registration and the payment of any such inducement and/or the engagement in any such approach/communication and/ or to produce relevant documents (including, for example, financial records and/ or telecommunications records) within a reasonable deadline; and should I refuse or fail to comply with any request by the Premier League in accordance with point (i), above, the Premier League may refuse to register my son as an Academy Player with the Club or (suspend or cancel any such registration already in place) and any Commission appointed to consider an alleged breach of Youth Development Rule 302.3 by my son, in accordance with Section W (Disciplinary) of the Premier League Rules, will be entitled to draw an adverse inference against him in those proceedings. Application to Register the Academy Player on the Full Time Training Model 1. We, ………………………………………………………………………….....……….....……….....………... Football Club, apply to register the above-named Academy Player on the Full Time Training Model until ……………………………. 20…........., being the day that he will finish full time education. (j) 2. The residence arrangements for the Academy Player will be as follows (please provide details of his proposed home address and confirm whether this is his home address or whether it is proposed that he resides with a host family, at onsite Club accommodation or at a boarding school): …………………………………………………………………………………………………......................................................... …………………………………………………………………………………………………......................................................... …………………………………………………………………………………………………......................................................... 3. We undertake to: Signed …………………………………………………………………………………….. 3.1 ensure the Academy Player’s coaching and education are scheduled in accordance with the requirements of the Full Time Training Model as set out in the Youth Development Rules; provide the Academy Player with education until the date set out in paragraph 1 (even if the Academy Player’s registration is terminated by us or his training is switched to a different Training Model) as follows (being either one of the four options set out in the guidance to Youth Development Rule 189 or another model which has been approved by the League): ………………………………………………………………………………………....................................................... ………………………………………………………………………………………....................................................... ensure that the Academy Player has the opportunity to engage in community and citizenship activities as set out in Youth Development Rule 192; and advise the Academy Player’s Parent(s), school and the League immediately if the Club changes or proposes to change any of the above arrangements. Date ……………………………………………………………………………………....... 3.2 § to be completed if the Academy Player is in age groups Under 9 to Under 16 inclusive and time restrictions apply to the Club’s registration of Academy Players (see Youth Development Rule 235). if the Academy Player last played for a club affiliated to a national association other than the Football Association, unless the Academy Player is aged under 10 years, this Form must be accompanied by written confirmation from the Football Association that an international registration transfer certificate has been issued in respect of the Academy Player. to be completed if the Academy Player is a minor. In such case, a declaration in this form must be signed by every Parent (as defined in the Premier League Rules) of the Academy Player Complete PLYD Form 5A if the Academy Player is to be registered on the Full Time Training Model or PLYD Form 5B if the Academy Player is to be registered on the Hybrid Training Model. † * + 3.3 3.4 Signed ………………………………………………………............................... Date ………………………............................... Authorised Signatory 463 464 Youth Development Forms

Full time Training Model PLYD Form 5A

Consent by Academy Player

I acknowledge further to the Data Protection Act 2018 and the General Data Protection Regulation ("GDPR") that the Football Association Premier League Limited shall be collecting, sharing and otherwise processing Personal Data which may include Special Categories of Personal Data (both as defined in the GDPR) about me including such data in this Registration Form for the purpose of discharging its functions as a regulatory and governing body of football and otherwise in accordance with the Premier League Player Privacy Notice available at www.premierleague.com/player-privacy-policy.

Signed ______________________

Date ______________________

Consent by Parent to be completed if the Academy Player is a minor

I, *(full name)* ______________________ of *(address)* ______________________ ______________________ Post Code ______________ and email address ______________ being the person having parental responsibility for the above-named Academy Player, hereby certify that the above particulars are correct and consent to this application, to the access of Key Stage 2 and Key Stage 4 outcomes, to the conduct of drug testing on him in accordance with the Football Association's Anti-Doping Regulations and to his receiving medication as instructed and any emergency dental, medical or surgical treatment, including anaesthetic or blood transfusion, as considered necessary by the medical authorities present.

Signed ______________________

Date ______________________

465

Premier League PLYD Form 5B

Hybrid Training Model (Youth Development Rule 188)

Youth Development Forms

Academy Player's Particulars

Surname ______________ Other name(s) ______________

Address ______________________________

______________________________ Post Code ______________

Date of birth ______________ Place of birth ______________

Application to Register the Academy Player on the Hybrid Training Model

1. We, ______________________ Football Club, apply to register the above-named Academy Player on the Hybrid Training Model until ______________ 20____

2. We undertake to:

   2.1 ensure the Academy Player's coaching and education are scheduled in accordance with the requirements of the Hybrid Training Model as set out in the Youth Development Rules and in accordance with the written agreement with his school and Parent entered into pursuant to Rule 182.5, a copy of which is annexed hereto;

   2.2 ensure that the Academy Player has the opportunity to engage in community and citizenship activities as set out in Youth Development Rule 192; and

   2.3 advise the Academy Player's Parent(s), school and the League immediately if the Club changes or proposes to change any of the above arrangements.

Signed ______________________
Authorised Signatory

Date ______________________

466

Premier League Hybrid Training Model PLYD Form 5B PLYD Form 5C Change In Circumstances (Youth Development Rule 190) Consent by Academy Player Academy Player’s Particulars I acknowledge further to the Data Protection Act 2018 and the General Data Protection Regulation (“GDPR”) that the Football Association Premier League Limited shall be collecting, sharing and otherwise processing Personal Data which may include Special Categories of Personal Data (both as defined in the GDPR) about me including such data in this Registration Form for the purpose of discharging its functions as a regulatory and governing body of football and otherwise in accordance with the Premier League Player Privacy Notice available at www.premierleague.com/player-privacy-policy. Surname ……………………………................... Other name(s) ............................................................................ Address. ................................................................................................................................................................. .................................................................................................................................. Post Code .......................... Date of birth .............................................. Place of birth ……………………………….………………………….......... Application for Change in Circumstances 1. The reason for the change in circumstances, with reference to any enclosed evidence, is as follows: Signed ………………………………………………………………….. ........................................................................................................................................................................ Date ………………………………………………………….………….. ........................................................................................................................................................................ ........................................................................................................................................................................ Consent by Parent to be completed if the Academy Player is a minor ........................................................................................................................................................................ I, (full name) ................................................................................. of (address) .......................................... ............................................................................................................................ Post Code ............................... and email address .................................................... (and of the above email address) being the person having parental responsibility for the above-named Academy Player, hereby certify that the above particulars are correct and consent to this application, to the access of Key Stage 2 and Key Stage 4 outcomes, to the conduct of drug testing on him in accordance with the Football Association’s Anti-Doping Regulations and to his receiving medication as instructed and any emergency dental, medical or surgical treatment, including anaesthetic or blood transfusion, as considered necessary by the medical authorities present. ........................................................................................................................................................................ 2. We undertake to: 2.1 ensure the Academy Player’s coaching and education are scheduled in accordance with the requirements of the Youth Development Rules and in accordance with the written agreement with his school and Parent, a copy of which is annexed hereto; and 2.2 advise the Academy Player’s Parent(s), school and the League immediately if the Club changes or proposes to change any of the above arrangements. Signed ………………………………………………………………….. Signed ………………………………………………………......... Authorised Signatory Date ………………………………………………………….………….. Date ………………………………………………………….......... Consent by Academy Player I acknowledge further to the Data Protection Act 2018 and the General Data Protection Regulation (“GDPR”) that the Football Association Premier League Limited shall be collecting, sharing and otherwise processing Personal Data which may include Special 467 468 Youth Development Forms

Change in Circumstances PLYD Form 5C

Categories of Personal Data (both as defined in the GDPR) about me including such data in this Registration Form for the purpose of discharging its functions as a regulatory and governing body of football and otherwise in accordance with the Premier League Player Privacy Notice available at www.premierleague.com/player-privacy-policy.

Signed ______________________

Date ______________________

Consent by Parent to be completed if the Academy Player is a minor

I, *(full name)* ______________________ of *(address)* ______________________
______________________ Post Code ______________________
and email address ______________________ being the person having parental responsibility for the above-named Academy Player, hereby certify that the above particulars are correct and consent to this application to change the circumstances of my son.

Signed ______________________

Date ______________________

469

Premier League PLYD Form 6

Academy Ethnicity Monitoring Questionnaire

(Youth Development Rule 259)

USE OF INFORMATION

Completion of this questionnaire is voluntary. If you provide the information it will be used as set out below and will not be used for selection or any other purposes.

The information provided on this ethnicity questionnaire will be recorded on a computer system shared by the Football Association Premier League Limited (**"Premier League"**) (and The Football League Limited should the Player ever compete in the Football League) against the Academy Player's record and will be used:

- to help the Premier League gain insight as to who is playing the game at this level
- to help ensure compliance with the Premier League's Inclusion and Anti-Discrimination Policy (a copy of which is in Appendix 2 of the Premier League's Rules)
- to compile aggregate statistics and reports
  - on a club by club basis which we may wish to share with the relevant club only and The Football Association Limited
  - on a league basis which we may wish to publish for public interest and to share with other bodies that have a legitimate interest in equal opportunities such as the Professional Footballers Association and the Equality and Human Rights Commission

What is your ethnic group?

(Choose ONE section from A to F, then tick the appropriate box to indicate the ethnicity that you identify with from the list below)

A Asian or Asian British
- ☐ Indian
- ☐ Pakistani
- ☐ Bangladeshi
- ☐ Chinese
- ☐ Any other Asian background

B Black, African, Caribbean or Black British
- ☐ Caribbean
- ☐ African
- ☐ Any other Black, Black British or Caribbean background

C Mixed or Multiple ethnic groups
- ☐ White and Black Caribbean
- ☐ White and Black African
- ☐ White and Asian
- ☐ Any other Mixed or Multiple ethnic background

D Other ethnic groups
- ☐ Arab
- ☐ Any other ethnic group

E White
- ☐ English, Welsh, Scottish, Northern Irish or British
- ☐ Irish
- ☐ Gypsy or Irish Traveller
- ☐ Roma
- ☐ Eastern European
- ☐ Any other White background

F Undeclared
- ☐ Prefer not to disclose my ethnic origin

Name of Academy Player

____

Signed ______________________ **Date** ______________________

(Parent / Guardian to sign if Player is a minor)

Youth Development Forms

470

Premier League Premier League PLYD Form 7 PLYD Form 8 List of Academy Players (Youth Development Rule 267) Retention/Termination Notification (Youth Development Rules 268.1 and 270.2.1) To:The Board The Premier League For Academy Players entering into age groups under 10, under 11 and under 12 To: [name and address of Academy Player] ..................................................................................... ....................................................................................................................................................................... We, ………………………………………………………………………………………... Football Club, hereby give you notice that it is our intention to retain/terminate* your registration with effect from the first Saturday in June/the end of the Season 2020/21 Registration Extension*. The registrations of the following Academy Players (other than those who have signed a Scholarship Agreement) are held by .................................................................................................... Football Club as at the third Saturday in May (year) ......................................................................... Full Name ........................................................ ........................................................ ........................................................ ........................................................ ........................................................ ........................................................ ........................................................ ........................................................ ........................................................ ........................................................ ........................................................ ........................................................ ........................................................ ........................................................ ........................................................ ........................................................ ........................................................ ........................................................ ........................................................ ........................................................ ........................................................ ........................................................ ........................................................ Current Age Group ........................................................ ........................................................ ........................................................ ........................................................ ........................................................ ........................................................ ........................................................ ........................................................ ........................................................ ........................................................ ........................................................ ........................................................ ........................................................ ........................................................ ........................................................ ........................................................ ........................................................ ........................................................ ........................................................ ........................................................ ........................................................ ........................................................ ........................................................ Category ....................................................... ....................................................... ....................................................... ....................................................... ....................................................... ....................................................... ....................................................... ....................................................... ....................................................... ....................................................... ....................................................... ....................................................... ....................................................... ....................................................... ....................................................... ....................................................... ....................................................... ....................................................... ....................................................... ....................................................... ....................................................... ....................................................... ....................................................... Signed ……………………………............................ Position ……………………………………………....…. Date ………………………...................................... * delete as appropriate. If the registration is retained, it is for a period of 1 year pursuant to Rule 254 (subject to Rule 255). Signed ……………………………...................................................................... Position …………………………………………….. Date ………………………........ [Note : The categories of Academy Players are : 1. Academy Players whose registration has been retained (indicate “1F” if on Full Time Training Model). 2. Academy Players whose registration it is intended to retain (indicate “2F” if on Full Time Training Model). 3. Academy Players whose registration it is intended to terminate. 4. Academy Players whose registration it is intended to extend to 11 December 2021 471 472 Youth Development Forms

Premier League Premier League PLYD Form 9 PLYD Form 10 Retention/Termination Notification (Youth Development Rules 268.2 and 270.2.2) Academy Player’s Registration: Mutual Cancellation Notification (Youth Development Rule 273.2) For Academy Players entering into age groups under 13 and under 15 To: The Board The Premier League To: [name and address of Academy Player] ..................................................................................... ....................................................................................................................................................................... We, ………………………………………………………………………………………... Football Club, hereby give you notice that it is our intention to retain/terminate* your registration with effect from the first Saturday in June/the end of the Season 2020/21 Registration Extension*. [Your registration will be retained on the Full Time Training Model+.] The registration of [name of Academy Player] ......................................................................... held by ........................................................................................................................................................ Football Club has today been cancelled by mutual agreement. Unless otherwise set out below the Club will retain rights to compensation in respect of the Academy Player pursuant to the Premier League Youth Development Rules and the FIFA Regulations for the Status and Transfer of Player, which (under the Youth Development Rules) includes a right to receive an initial fee of £............................, together with additional contingent fees as set out in Youth Development Rule 336, in the event that the Academy Player subsequently registers with another Premier League or Football League club. Signed ……………………………............................ Position ……………………………………………....…. Date ………………………...................................... Signed by the Academy Player ……………………………………………....….......................... * delete as appropriate. If the registration is retained, it is for a period of two years pursuant to Youth Development Rule 254 (subject to Rule 255). + delete if inapplicable Date ....................................................................................................................................... Signed by the Parent* ……………………………………………....…........................................... Date ....................................................................................................................................... Signed on behalf of the Club ……………………………………………....…............................. Position ................................................................................................................................. Date ....................................................................................................................................... * if the Academy Player is aged under 18 years 473 474 Youth Development Forms

Premier League Premier League PLYD Form 11 PLYD Form 12 Scholarship Offer (Youth Development Rule 284) Response to Scholarship Offer (Youth Development Rule 285) To : [name and address of Academy Player] ........................................................................................................................................................................... ........................................................................................................................................................................... ........................................................................................................................................................................... To: ....................................................................................................................... Football Club (“the Club”). I, [name of Academy Player] ..................................................................................................................... hereby accept/refuse* your offer in PLYD Form 11 dated ........................... Signed by the Academy Player ………………………………………............….............. Date of birth .............................................. Signed by his Parent ……………………………………………………...................….............. * delete as appropriate Other clubs (if any) at which the Academy Player has been registered: Club ................................................................ From ........................................... To ............................................ Where the offer in PLYD Form 11 has been accepted by the Academy Player, the following declarations must also be signed: Club ................................................................ From ........................................... To ............................................ Endorsement by Academy Player We, ..................................................................................................................................... Football Club, hereby offer to enter into a Scholarship Agreement with you upon your reaching the statutory school leaving age applicable in England. I certify that the Club has not made an approach to me or engaged in any communication with me or any person connected with me, save as permitted by League Rules, nor have I approached or engaged in any communication with the Club, either directly or indirectly, whilst registered with another club in membership of the Premier League or EFL (a “League Club”), nor has the Club induced or attempted to induce me to accept its offer in PLYD Form 11 by offering me or any person connected with me, either directly or indirectly, a benefit or payment of any description whether in cash or in kind, nor have I accepted any such inducement from anybody in connection with my acceptance of the offer. I agree to be bound by the Rules of the Premier League. The Scholarship Agreement will be in PLYD Form 1. Signed ……………………………............................ Position ……………………………………………....…. Signed ……………………………………………………………….................................. Date ............................................ Date ………………………...................................... To be signed by the Parents*: I, (full name) ................................................................................. of (address) ............................................. ..................................................................................................................... Post Code ............................... and (email address).........................................................................................................................................., and I, (full name) ................................................................................. of (address) .............................................. .................................................................................................................... Post Code ............................... and (email address).................................................................................................................................................... being a person having parental responsibility for the above-named Scholar, certify that: 475 476 Youth Development Forms

Response to Scholarship Offer PLYD Form 12 (a) the Club has not made any approach to or engaged in any communication with me, my son or any person connected with me or my son, either directly or indirectly, whilst my son was registered with another League Club, save as permitted by the League Rules; I have not approached or engaged in communication with the Club, either directly or indirectly, whilst my son was registered with another League Club, save as permitted by the League Rules; the Club has not induced or attempted to induce me or anyone connected with me, either directly or indirectly, through any benefit or payment of any description whether in cash or in kind, to persuade or encourage my son to facilitate the acceptance of this PLYD Form 12; or so far as I am aware, the Club has not induced or attempted to induce my son or anyone connected with him, either directly or indirectly, through any benefit or payment of any description whether in cash or in kind, to accept that offer. (b) (c) (d) I acknowledge that the acceptance of any inducement referred to at points (c) and (d), above, and/or engaging in any approach or communication referred to at points (a) and (b), above, constitutes a breach of the League Rules by my son. I further acknowledge and agree that (e) the League may request that I attend a meeting in person to answer questions relating to the Scholarship Agreement and the payment of any such inducement and/or the engagement in any such approach/communication and/or to produce relevant documents (including, for example, financial records and/or telecommunications records) within a reasonable deadline; and (f) should I refuse or fail to comply with any request by the League in accordance with point (e), above, the League may refuse to register my son as a Scholar with the Club (or suspend or cancel any such registration already in place) and any tribunal appointed to consider an alleged breach of League Rules by my son will be entitled to draw an adverse inference against him in those proceedings. Signed (1) ………………………………………………………………............................. Date ............................................ Signed (2) ………………………………………………………………............................ Date ............................................. * A declaration in this form must be signed by every Parent (as defined) of the Academy Player 477 478 Youth Development Forms

Appendices to the Rules

Appendix 1 Schedule of Offences Appendix 2 Inclusion and Anti-Discrimination Policy (Rule F.1.5.3) (Rule J.4) 1. The Premier League and Clubs, to support their commitment to diversity and inclusion and to removing discrimination by reason of any protected characteristic under the Equality Act 2010, will: • be an equal opportunities employer; • encourage and promote similar commitment from every other organisation or individual acting within the game; • not tolerate discriminatory behaviour, whether physical or verbal, and take appropriate disciplinary or other action; and • participate fully in the Premier League Equality Diversity and Inclusion Standard, as detailed in Rule J.4. 2. In relation to the Premier League Equality, Diversity and Inclusion Standard (“PLEDIS”) each Club shall: • actively engage with the process by continually working towards a level of the PLEDIS and make submissions within the stated timelines; and • as a Promoted Club, make a preliminary submission at the end of their first Season in the Premier League if engaging with the PLEDIS for the first time, or, if on return to the Premier League, the previous PLES/PLEDIS certification has expired. 3. Validity of PLEDIS certification from the point of Premier League notification: • Preliminary: two seasons • Intermediate: three seasons • Advanced: three seasons (retained for a further three seasons following a successful Advanced Health Check) 4. Breaches in relation to the PLEDIS will be considered on a case-by-case basis by the Premier League Board. The relevant themes, outcomes and key indicators for PLEDIS awards are agreed by Clubs and published by the Premier League in ‘The Premier League Equality, Diversity and Inclusion Standard, championing equality, diversity and inclusion in the Premier League’ (April 2021). 481 482 Appendices to the Rules Offence Contrary to Dishonestly receiving a programme broadcast from within the UK with intent to avoid payment Copyright, Designs and Patents Act 1988 s.297 Admitting spectators to watch a football match at unlicensed premises Football Spectators Act 1989, s.9 Persons subject to a banning order (as defined) Football Spectators Act 1989 Schedule 1 Ticket touting – football tickets Criminal Justice and Public Order Act 1994 s.166

Appendix 3 Camera Positions Appendix 3 Close-Up Camera (2) • Positioned on television gantry. Normally located next to the camera 1, it is used to provide closer coverage of the action and player/referee close-ups • A large lens must be used (Rule K.60) Each Club shall provide at each League Match played at its Stadium positions for television cameras in accordance with the requirements of this Appendix 3, and each such position shall be Hardwired. Pitch-Side Halfway Camera (3) • A fixed camera on the half-way line at pitch level on the same side as camera 1 • The position should enable an unobstructed view of the field of play and substitutes’ benches for the fourth Official, and a clear view of the pitch for the Club representatives • A large lens must be used 1. Pursuant to Rule K.60, and subject to paragraph 2 below, Clubs must provide Hardwired camera positions in the locations shown on: 1.1 Plan A in respect of League Matches to be broadcast live in the United Kingdom; and Plan B in respect of all other League Matches. Close-Up Camera (4) • Positioned on television gantry. Normally located next to cameras 1 and 2, it is used to provide closer coverage of the action and player/referee close-ups • A large lens must be used 1.2 2. In each case, the key to the relevant Plan explains the type of camera required and provides further detail. Steadicams (5 and 6) • Up to two hand held portable “steadicams”, each positioned either side of the half-way line on the same side as main camera may work the length of each half but concentrating on a zone extending between the goal-line and 18 yard line • The cameras should not cause any viewing obstructions to the trainers’ benches and sufficient space must be allowed for Players to warm up • Host Broadcasters are permitted to use their “steadicams” on the pitch during the pre-match warm up for a short period of time, up until 30 seconds before kick-off and after the final whistle • Positions and timings to be agreed with each Club at the start of each season 3. The Stadium lay-out shown in Plans A and B is indicative only. It is not intended to be an exact representation of a Stadium; rather it is intended to show: 3.1 3.2 where cameras should be placed in relation to the pitch; and the relative height above the pitch of each camera. 4. The League will work with each Club to identify and agree the location of each camera illustrated on the Plans at the Club’s Stadium. This will then be recorded on the Club’s agreed Technical Specification. 18 Yard Cameras (7 and 8) • Two cameras installed on the same side as camera 1 at the same level or higher than the main camera positions, facing each of the 18 yard lines. Often used to cover play in a wide angle, but also used for close up coverage • Large lenses may be used • (Cameras 5 & 6 on the UK Non-Live Camera Plan) CAMERA PLANS: KEY Numbers in brackets refer to the designated Camera Number. All camera positions must provide a full and clear view of the whole pitch. All camera positions are manned, with the exception of camera 13 and cameras 16-21, which are remotely operated cameras. High-Behind Goal Camera (9 and 10) • Two cameras installed in the stands behind either goal, at a height which permits an unobstructed view of the penalty spot from above the crossbar. Both Main Camera (1) • Positioned on television gantry exactly on the halfway line facing away from the sun • Ideal angle is 12-14 degrees from the gantry to the centre spot and 22-24 degrees from the gantry to the near-side touchline • This camera will be used to provide the main wide-shot coverage of the game 483 484 Appendices to the Rules

Appendix 3 Appendix 3 cameras need to be able to see the far side goal in its entirety and all four corner flags. Large lenses may be used • (Camera 8 on the UK Non-Live Camera Plan, and only one of the two shown will be used) Mini-Cameras (20 and 21) • Mini-cameras may be placed directly behind the goal net but cannot be attached to the net or the actual posts and crossbar. It can be as close to the net as desired as long as it does not touch the net. A mini-camera may therefore be attached to the poles which support the net or the cable connecting the back of the net to the vertical stanchions directly behind the goal Low-Behind Goal Cameras (11 and 12) • Two cameras, one at each end, at pitch level in fixed positions behind each goal-line, on the side closest to camera 1. Ideally aligned where the six yard line meets the goal-line • (Camera 7 on the UK Non-Live Camera Plan) Corner Cameras (22, 23, 24 and 25) • Options for cameras to be placed in all four corners approximately five metres above the pitch • Large lenses may be used • (Camera 9 on the UK Non-Live Camera Plan) Beauty-Shot Camera (13) • A fixed camera mounted high in the stadium to give a panoramic static shot of the pitch • This camera is remotely operated • (Camera 10 on the UK Non-Live Camera Plan) Electronic Newsgathering (ENG) Cameras (26, 27, 28 and 29) • Four portable ENG cameras at pitch level, behind each goal-line • These cameras must be positioned outside (nearer the touchline) the cabled Host Broadcaster cameras and would be required to be fixed during each half • There may be a requirement for these cameras to change ends at half-time Reverse Angle Camera (14 and 15) • Two cameras located opposite camera 1 for “reverse-angle” coverage and usually for coverage of the trainers’ benches • On or close to the centre line • One of these cameras covers close up shots of the Managers, therefore if your gantry is opposite the trainers’ benches, camera 14 should be included as part of the TV gantry requirement • Large lenses may be used • (Camera 9 on the UK Non-Live Camera Plan) Hi Motion or Big Lens Close Up Cameras (30 and 31) • Up to four big lens cameras, at pitch level, between the six yard and 18 yard line ISO and Analysis Cameras (32 and 33) • Two cameras positioned on the television gantry. If space is not available on the main gantry then suitable positions must be made available near to, and at a similar level to, the main gantry and not more than 20 metres from the half-way line • Large lenses may be used Pole Cameras (16 and 17) • A camera on a pole mount may be used behind goals in front of the advertising boards. They will be rigged at full height, up to the top of the goals. These cameras may be static or mounted on a jib arm. Where a jib style pole cam is in use, Broadcasters will lower the jib arm as low as possible if play is at the opposite end of the pitch Goal-Line Cameras (18 and 19) • Two cameras located on the same side as the main camera, level with the goal-line and with an unobstructed view of the whole goal and the goal-line inside the penalty area 485 486 Appendices to the Rules

Appendix 3 Appendix 3 Plan A UK Live Camera Plan Plan B UK Non-Live Camera Plan 487 488 Appendices to the Rules

Appendix 4

Medical Examinations and Information to be Conducted / Collected Annually on all Contract Players and Academy Players Registered on Scholarship Agreements

(Rule O.22)

Requirement	Mandatory or Recommended	Comment
Personal details		
Name Date of birth Details of next of kin or guardian Home address Name and address of GP Faith or religion Languages spoken and understood	Mandatory	Necessary minimum dataset required in emergencies
Medical history		
Medical history and examination	Mandatory	To include family history and personal medical history
Allergies	Mandatory	
Asthma or other potentially life threatening conditions	Mandatory	
Medications and supplements being taken by the Player	Mandatory	
Current therapeutic use exemptions held by the Player	Mandatory	
Testing		
Concussion history and baseline testing: • conduct SCAT and computerised neurocognitive baseline test at recruitment • Repeat at intervals no greater than two years	Mandatory	These examinations should comply with the requirements set out in guidelines published by The FA
Cardiac testing: • a physical examination, cardiac history and standard 12-lead ECG and echocardiography must be performed on all Player on signing their first professional contract; • a physical examination, cardiac history and standard 12-lead ECG should be conducted when the Player is aged 18 and again when he is aged 20; and • in addition, any further cardiac investigations or follow-up should be performed, as advised by expert opinion.	Mandatory	These examinations to comply with The FA and PFA Complete Standard Operating Procedures for Cardiac Screening Scholarship Programme
Blood and urine testing: • annual full blood count, liver and kidney function and a urine dip-test for blood, sugar, and protein; and • a single test, where appropriate, for haemoglobinopathies.	Mandatory	Doctors may see fit to conduct other investigations These stipulated tests are considered the minimum necessary for players on a professional contract
Immunisation		
Immunisation history and status Hepatitis B carrier/immune status to be checked and immunisation offered to all.	Mandatory	See FA guidelines on blood borne viruses
Meningitis ACWY immunisation	Mandatory	Now administered by GPs to scholars
Other immunisations and medicines necessary for foreign travel	Mandatory	To reflect work related travel plans for the age-group

Appendix 4

Collection of the above information is considered necessary for the safety of the Player to ensure that medical emergencies can be managed appropriately. For tournaments and foreign trips, it is recommended that the responsible clinician has access to these details in case of emergency.

Beyond this, no further tests are mandated. However, it is recognised that Clubs will collect more personal information and may justify and undertake more tests; in particular, those Clubs competing in UEFA competitions will be subject to additional obligations under UEFA's rules.

Appendices to the Rules

489

490

Appendix 4A Pocket Concussion Recognition Tool Appendix 4A (Rule O.20) 491 492 Appendices to the Rules

Appendix 5 Code of Conduct for Managers Appendix 5 6. A Manager shall take all reasonable steps to ensure that Players and other employees under his control accept and observe the authority and decisions of Match Officials and to promote the highest standards on the field of play generally. (Rule P.1) 1. A Manager shall strictly observe the terms of his contract with his Club and shall not (either by himself or through any third party) enter into negotiations with another Club (or club) relating to his employment without having first obtained the permission of his Club to do so. 7. A Manager shall not make public any unfair criticism of any Match Official or any other Manager or any Player, Official or employee of his or another Club. 8. A Manager shall ensure that he understands and acts in accordance with his Club’s written transfer policy (see Rule H.4). 2. A Manager shall not, either directly or indirectly (including by making any statement to the media): 9. In all discussions, negotiations, transactions and arrangements relating to the employment of Players by his Club (“Player Transactions”) including, without limitation, the renewal or renegotiation of existing contracts or any related contracts or arrangements involving his Club and a Player and/or third party (for example, involving his Club’s or a Player’s intellectual property rights, including the exploitation of name or image), a Manager shall, in addition to his duty to act in accordance with the club’s written transfer policy, act with the utmost good faith and in accordance with his primary duty to act in the best interests of his Club. 2.1 make an approach to a Contract Player with a view to the Manager’s Club negotiating a contract with such Player except as permitted by either Rule T.1 or Rule T.2; make an approach to an Academy Player registered at the Academy of another Club (or club) or a player with whom another Club (or club) has entered into a pre-registration agreement which remains current; or make an approach to any other employee of another Club (or club) with a view to inducing or attempting to induce such employee to terminate a contract of employment with that Club (or club), whether or not by breach of that contract, except with the written consent of the Club (or club) by which he is employed. 2.2 2.3 10. A Manager shall at all times observe the principles of honesty, transparency, accountability and personal impartiality (whether financial or otherwise) in his dealings involving Player Transactions. 3. A Manager shall comply with the Laws of the Game, the Rules and Regulations of The Football Association (including, without limitation, The Football Association Regulations on Working with Intermediaries), the Rules of the Premier League, the rules of any competition in which his Club participates and his Club Rules (collectively “the Rules”) and he shall not encourage or invite any person (including Players and other employees of his Club) to act in breach of the same but shall take all possible steps to ensure that they comply with them. 11. A Manager shall forthwith disclose to his Club the nature and extent of any direct or indirect interest or any conflict or potential conflict of interest he may have in any transaction or arrangement involving his Club (including, without limitation, any Player Transaction), he shall not be involved in the same without the written consent of his Club, and, if such consent is granted, he shall account to his Club for any benefit which either directly or indirectly he derives therefrom. 12. If a Manager is in any doubt as to whether there exists any interest or conflict (actual or potential) to be disclosed as required by paragraph 11 above, he may consult with the League Managers Association for guidance and advice. 4. A Manager shall use his best endeavours to ensure that there is in force at his Club a fair and effective disciplinary policy applicable to Players and other employees under his control and that it is applied consistently. 13. Upon becoming aware of any breach of the Rules, including by way of example only, any financial or other benefit or inducement offered in connection with a Player Transaction in breach of the Rules, a Manager shall immediately report such breach in writing to the League. 5. A Manager shall not use racist or other discriminatory language. A Manager’s behaviour should demonstrate to Players and other employees under his control that discrimination in any form is unacceptable. A Manager shall use all possible steps to ensure that others in his control adopt the same standards of behaviour in this regard. 493 494 Appendices to the Rules

Appendix 6 Code of Conduct for Clubs Appendix 5 (Rule P.2) 14. A Manager shall conduct himself at all times in an ethical and professional manner and shall observe the highest standards of integrity and fair dealing. 1. In all discussions, negotiations and transactions relating to the employment of Managers, each Club shall behave towards each other Club with the utmost good faith. 15. A Manager shall take all possible steps to promote the reputation of the game of association football and to prevent it being brought into disrepute. 2. A Club shall not (either directly or through any third party) enter into negotiations relating to the employment of another Club’s Manager without the prior permission of that Club. 3. A Club shall not take any steps (including the making of statements to the media) to induce another Club’s Manager to act in breach of the terms of his contract with his Club. 4. A Club shall strictly observe the terms of its contract with its Manager and, in particular, if on the determination of the contract any sum is payable by the Club to the Manager, the Club shall ensure that prompt settlement is made. 495 496 Appendices to the Rules

Appendix 7 Standard Clauses for inclusion in Managers’ Contracts of Employment Appendix 8 Code of Conduct for Scouts (Rule P.8.1) (Rule Q.7) 1. The Manager shall observe and comply with the rules and regulations for the time being in force of any organisation or body the rules and regulations of which the Club is bound to observe including those of The Football Association and the League and in particular he shall at all times act in accordance with the League’s Code of Conduct for Managers. 1. The function of a Scout is to identify to his Club players with whom his Club may wish to enter into negotiations with a view to securing their registration. Scouts are not themselves entitled to enter into any such negotiations nor are they able to make promises to or offer inducements to any players whom they approach. 2. Scouts are employed by and represent their Clubs and are Officials within the meaning of the Rules of the Premier League (“the Rules”) by which they are bound. 2. The Manager shall comply with all reasonable instructions and requests (a) (b) given to Club Managers by the League or given to the Manager by the Club 3. Scouts must therefore be familiar with the Rules and in particular those relating to Academy Players set out in the Youth Development Rules. They must maintain an awareness of and at all times comply with the Rules setting out the circumstances in which their Club may make an approach to a Player or Academy Player (as defined in the Rules) whose registration is held by another Club. In addition, those Scouts that come into contact with and/or have access to Children as part of their duties must familiarise themselves with (and abide by) their Club’s safeguarding policies and procedures and the League’s ‘Guidance for Safer Working Practice’. which arise in the first case out of any commercial contract entered into by the League for the benefit of its members or in the second case out of any such contract entered into by the Club for its own benefit and the Manager shall not himself enter into any such contract which conflicts or competes or is reasonably likely to conflict or compete with those entered into by the League or by the Club as aforesaid. 3. Any dispute or difference arising between the parties hereto as to the construction of this Agreement or the rights duties or obligations of either party hereunder or any matter arising out of or concerning the same or the Manager’s employment hereunder shall be referred to the Managers’ Arbitration Tribunal in accordance with the Rules of the League for the time being in force. Notwithstanding the foregoing provisions of this clause [3] and without prejudice thereto, the parties shall use and until the conclusion of the arbitration shall continue to use their best endeavours to attempt to reach a settlement of their dispute by mediation. 4. When acting in the course of his duties a Scout shall at all times carry the formal means of identification issued to him by his Club and/or the League and shall produce the same upon demand. 5. Scouts are responsible for the conduct of their contacts and shall be liable for any act or omission by a contact which constitutes a breach of the Rules. 6. Scouts shall conduct themselves in a manner befitting their role as Officials of their Clubs and shall take all possible steps to promote the reputation of the game of association football and to prevent it being brought into disrepute. [Note : The names and addresses of organisations offering an appropriate mediation service are available upon application to the League.] 7. A Scout shall forthwith disclose to his Club the nature and extent of any direct or indirect interest he may have in any transaction or arrangement involving his Club and he shall account to his Club for any benefit which either directly or indirectly he derives therefrom. 8. A Scout shall conduct himself at all times in an ethical and professional manner and shall observe the highest standards of integrity and fair dealing. 497 498 Appendices to the Rules

Appendix 9 Standard Clauses for inclusion in replica Strip manufacturers’ contracts Appendix 9 (Rule R.16) 1. [The manufacturer’s name] (“the Company”) will not itself or through any officer of the Company or any person authorised to act on behalf of the Company:-2. For the avoidance of doubt, nothing shall prevent the Company from recommending resale prices to dealers provided no impression is given that, in doing so, the Company is notifying a minimum price. 1.1 include in a contract for sale or agreement relating to the sale of replica football kit a term or condition which purports to establish or provide for the establishment of minimum prices to be charged on the resale of replica football kit in the United Kingdom ; require, as a condition of supplying replica football kit to a dealer, the inclusion in a contract or agreement of any such term or condition, or the giving of any undertaking to the like effect ; notify to dealers, or otherwise publish on or in relation to replica football kit, a price stated or calculated to be understood as the minimum price which may be charged on the resale of those goods the replica football kit in the United Kingdom ; or withhold supplies of replica football kit from a dealer seeking to obtain them for resale in the United Kingdom on the ground that the dealer: 3. The Company may, notwithstanding any of the foregoing, withhold supplies from a dealer, or cause or procure a supplier to do so, if it has reasonable cause to believe that within the previous 12 months the dealer, or any other dealer to whom the dealer supplies goods, has been using as a loss-leader any replica football kit whether or not obtained from the Club. 1.2 1.3 1.4 1.4.1 has sold in the United Kingdom at a price below the resale price replica football kit obtained, either directly or indirectly, from the Company, or has supplied such replica football kit, either directly or indirectly, to a third party who had done so ; or is likely, if the replica football kit is supplied to him, to sell it in the United Kingdom at a price below that price, or supply it, either directly or indirectly, to a third party who would be likely to do so. 1.4.2 In this subclause 1.4, “resale price” in relation to a sale of any description, means any price notified to the dealer or otherwise published by or on behalf of the Company as the price or minimum price which is to be charged on or is recommended as appropriate for a sale of that description, or any price prescribed or purporting to be prescribed for that purpose by a contract or agreement between the dealer and the Company. 499 500 Appendices to the Rules

Appendix 10

Notice to Manufacturer Licensed to Manufacture and Distribute Club Replica Strip

(Rule R.17)

1. You will not:
   - 1.1 include in a contract for sale or agreement relating to the sale of replica football kit a term or condition which purports to establish or provide for the establishment of minimum prices to be charged on the resale of replica football kit in the United Kingdom;
   - 1.2 require, as a condition of supplying replica football kit to a dealer, the inclusion in a contract or agreement of any such term or condition, or the giving of any undertaking to the like effect;
   - 1.3 notify to dealers, or otherwise publish on or in relation to replica football kit, a price stated or calculated to be understood as the minimum price which may be charged on the resale of replica football kit in the United Kingdom; or
   - 1.4 withhold supplies of replica football kit from a dealer seeking to obtain them for resale in the United Kingdom on the ground that the dealer:
     - 1.4.1 has sold in the United Kingdom at a price below the resale price* replica football kit obtained, either directly or indirectly, from you, or has supplied such replica football kit, either directly or indirectly, to a third party who had done so; or
     - 1.4.2 is likely, if the replica football kit is supplied to him, to sell it in the United Kingdom at a price below that price, or supply it, either directly or indirectly, to a third party who would be likely to do so.

2. You shall not be prevented from recommending resale prices to dealers provided no impression is given that, in doing so, you are notifying a minimum price.

3. You may, notwithstanding any of the foregoing, withhold supplies from a dealer, or cause or procure a supplier to do so, if it has reasonable cause to believe that within the previous 12 months the dealer, or any other dealer to whom the dealer supplies goods has been using as a loss-leader any replica football kit whether or not obtained from the Club.

*In this paragraph 1.4.1 "resale price" in relation to a sale of any description means any price notified to the dealer or otherwise published by you as the price or minimum price which is to be charged on or is recommended as appropriate for a sale of that description, or any price prescribed or purporting to be prescribed for that purpose by a contract or agreement between the dealer and you.

501

Appendix 11

Regulations of the Professional Football Compensation Committee

Appendices to the Rules

Definitions

1. In these Regulations:
   - 1.1 **"Club"** means a football club in membership of the Premier League or the Football League;
   - 1.2 **"Compensation Fee"** means any sum of money (exclusive of Value Added Tax) payable by a Transferee Club to a Transferor Club upon the transfer of the registration of a Player;
   - 1.3 **"the Football League"** means The Football League Limited;
   - 1.4 **"PFNCC"** means the Professional Football Negotiating and Consultative Committee;
   - 1.5 **"Player"** means a player who is the subject of an application to the Professional Football Compensation Committee (**"the Committee"**) pursuant to Regulation 2 of these Regulations;
   - 1.6 **"the Premier League"** means The Football Association Premier League Limited;
   - 1.7 **"Secretary"** means the person or body appointed by the PFNCC to administer these Regulations;
   - 1.8 **"Transferee Club"** means a Club to which the registration of a Player has been transferred; and
   - 1.9 **"Transferor Club"** means a Club from which the registration of a Player has been transferred.

Jurisdiction

2. The Committee shall determine applications made pursuant to:
   - 2.1 Premier League Rules T.38, V.27.2 and Youth Development Rules 329 and 343.2;
   - 2.2 Football League Regulations 63.20, 63.21, 63.22, 67.5 and Football League Youth Development Rules 329 and 343.2;
   - 2.3 appeals from a decision of the Board of the Football League made pursuant to Football League Regulation 66.1.

3. In making a determination as aforesaid, the Committee shall take into account the costs set out in Regulation 4 and any of the following criteria:
   - 3.1 the status of each of the Transferor Club and the Transferee Club;
   - 3.2 the age of the Player;
   - 3.3 the Training Model(s) (as that term is defined in Youth Development Rule 1.87) on which the Player was engaged with the Transferor Club.

502

Appendix 11

3.4 the amount of any fee paid by the Transferor Club upon acquiring the registration of the Player;
3.5 the length of time during which the Transferor Club held the registration of the Player;
3.6 the terms of the new contract offered to him by both the Transferor Club and the Transferee Club;
3.7 his playing record including any international appearances;
3.8 substantiated interest shown by other clubs in acquiring the registration of the Player.

4. The costs to be taken into account under Regulation 3 shall be:

4.1 any cost incurred by either Club in operating an Academy, a Football Academy or Centre of Excellence including (without limitation) the cost of providing for players attending thereat:

4.1.1 living accommodation
4.1.2 training and playing facilities;
4.1.3 scouting, coaching, administrative and other staff;
4.1.4 education and welfare requirements;
4.1.5 playing and training strip and other clothing;
4.1.6 medical and first aid facilities; and
4.1.7 friendly and competitive matches and overseas tours,

4.2 any other cost incurred by either Club directly or indirectly attributable to the training and development of players including any fee referred to in Regulation 3.3.

Composition of the Committee

5. The Committee shall be composed of:

5.1 an independent chairman with an appropriate legal background who, subject to the prior written approval of the Premier League, the Football League and The Professional Footballers' Association, shall be appointed by the PFNCC in such terms as it thinks fit;
5.2 an appointee of each of the leagues of which the Transferor Club and the Transferee Club are members or, if the Transferor Club and the Transferee Club are both members of the same league, an appointee of that league;
5.3 an appointee of The Professional Footballers' Association;
5.4 an appointee of The League Managers' Association.

503

Appendix 11

6. If the chairman of the Committee is unable to act or to continue acting as such in the determination of any application, the PFNCC shall appoint in his stead a person with an appropriate legal background.

7. If following his appointment any other member of the Committee is unable to act or to continue acting, his appointor may appoint a replacement so that the composition of the Committee is maintained as provided in Regulation 5.

8. If the members of the Committee fail to agree, they shall decide by a majority provided that, if the Committee is composed of an even number of members, the chairman shall have a second or casting vote.

Committee Procedures

9. The parties to proceedings before the Committee shall be the Transferor Club and the Transferee Club.

10. Proceedings shall be commenced by either party making a written application to the Secretary:

10.1 identifying the respondent Club and the Player;
10.2 setting out the facts surrounding the application including the criteria referred to in Regulation 3;
10.3 identifying any documents relied upon, copies of which shall be annexed; and
10.4 in the case of an application made by a Transferor Club, giving full particulars of the costs set out in Regulation 4.

11. Each Club which is a party in proceedings shall pay an administration fee to the Secretary the amount of which will be determined by the PFNCC from time to time.

12. Upon receipt of an application the Secretary shall:

12.1 procure that for the purpose of determining the application the Committee is composed in accordance with Regulation 5;
12.2 send a copy of the application and any documents annexed to it to the chairman;
12.3 send a copy of the same by recorded delivery post to the respondent.

13. Within 14 days of receipt of the copy application the respondent shall send to the Secretary by recorded delivery post a written response to the application, annexing thereto copies of any documents relied upon, and, in the case of a response by a Transferor Club, giving full particulars of the costs set out in Regulation 4.

Appendices to the Rules

504

Appendix 11 Appendix 11 14. Upon receipt of the response the Secretary shall send a copy thereof together with a copy of any document annexed to: 24.The Committee shall give reasons for its decision. 25.The decision of the Committee shall be final and binding. 14.1the chairman; and 14.2the party making the application. Fees and Expenses 15. The chairman of the Committee shall give directions as he thinks fit for the future conduct of the proceedings addressed in writing to the parties with which the parties shall comply without delay. 26. The chairman and members of the Committee shall be entitled to receive fees and expenses in such sum or sums as shall be determined by the PFNCC from time to time. 16. The Committee by its chairman shall have power to summon any person to attend the hearing of the proceedings to give evidence and to produce documents and any person who is bound by these Regulations and who, having been summoned, fails to attend or to give evidence or to produce documents shall be in breach of these Regulations. Committee’s Powers 27. Upon determining an application made in accordance with the provisions of these Regulations, the Committee may make an order with regard to the amount and payment of a Compensation Fee and any other order as it thinks fit. Amendments 17. Upon the Chairman’s directions having been complied with or time for compliance having passed the Secretary shall make all necessary arrangements for the hearing of the proceedings (including supplying a full copy of all documents necessary for the hearing to each member of the Committee) and shall give written notice of the date, time and place thereof to the parties. 28. No amendment to these Regulations shall be proposed or made without the prior written approval of the Premier League, the Football League and the Professional Footballers’ Association. 18. If a party to the proceedings fails to attend the hearing the Committee may either adjourn it or proceed in their absence. 19. The chairman of the Committee shall have an overriding discretion as to the manner in which the hearing of the proceedings shall be conducted. 20. The Committee shall not be bound by any enactment or rule of law relating to the admissibility of evidence in proceedings before a court of law. 21. The hearing shall be conducted in private. 22. Each party shall be entitled to be represented at the hearing by a solicitor or counsel provided that they shall have given to the other party and to the chairman of the Committee 14 days’ prior written notice to that effect. 23. The Committee’s decision shall be announced as soon as practicable and if possible at the end of the hearing and shall be confirmed in writing by the Secretary to the parties. 505 506 Appendices to the Rules

Appendix 12 Code of Conduct for Clubs, Academy Players Registered on PLYD Form 5 and Their Parent(s) (the ‘Code’) Appendix 12 (Youth Development Rule 198) 2. The Academy Player agrees to: (a) attend the Academy regularly and punctually, behave with self-discipline and give notice of and reasons for any absence; practise the techniques and skills taught by the Academy and attempt to apply them in matches; maintain their academic progression and attainment; follow a lifestyle appropriate to development – spending leisure time positively; eating, drinking, relaxing and sleeping sensibly; communicate with the Academy staff, keeping them informed about any matters affecting them; never engage in abusive, bullying, violent or discriminatory behaviour in any form, including whilst online; adhere to any code of conduct issued by the Club and/or any rules for its Academy; and The following Code applies to each Club, Academy Player registered on PLYD Form 5 and their Parent(s) and sets out the standards expected of each party. By signing this Code, each party agrees to abide by it, and any breach of this Code (as determined by the Premier League Board) may be deemed a breach of Youth Development Rule 198. (b) (c) (d) 1. The Club agrees to: (a) provide a safe and inclusive environment in which the Academy Player can learn and develop free from abuse, bullying, mistreatment and discrimination in any form; ensure all Staff receive regular safeguarding training approved by the Club’s Head of Safeguarding and have been subject to safer recruitment procedures; protect the welfare of the Academy Player, including their mental and emotional wellbeing; ensure medical screening, monitoring and support for the Academy Player; provide a structured football learning programme, appropriate to the age, ability and growth of the Academy Player; provide participation in football matches arranged or approved by the Premier League as part of the Games Programme; provide trained and qualified coaching and other staff and facilities as determined by the Youth Development Rules; provide guidelines to the Academy Player and Parent(s) on the best ways for them to contribute to the Academy Player’s football and personal development; provide compensatory education and support (in consultation with the Academy Player’s Parent(s) and school) for the continued academic and personal development of the Academy Player which, appropriate to their educational needs and training model; provide regular communication and reports to the Academy Player and Parent(s) on their progress; provide any additional code of conduct and/or rules for its Academy; (e) (f) (b) (g) (c) (d) (e) 3. The Parent(s) agree to (a) support the Academy Player to meet targets, including this Code and any code of conduct issued separately by the Club and/or any rules for its Academy; support the Academy Player without pressure, praise good work and refrain from criticising lapses; set a good example to the Academy Player; not approach or engage in communication, either directly or indirectly, with another Academy whilst the Academy Player is registered with an Academy, save as permitted by the Youth Development Rules. communicate with the Academy staff to resolve any issues of concern and to keep them informed about any matters affecting the Academy Player; adhere to any code of conduct issued by the Club and/or any rules for its Academy. (f) (b) (g) (c) (d) (h) (i) (e) (f) (j) We, the undersigned, agree to the Code (k) Name ................................................................................................ .......................................................................... Football Club Signature......................................................................................... Name ................................................................................................ .......................................................................... 507 508 Appendices to the Rules

Appendix 12

Academy Player

Signature ______________________

Name ______________________ ______________________

Parents

Signature ______________________

***Note:** This Code should be signed in quadruplicate, one copy being provided to the Academy Player, one to his Parent(s), one being submitted to the League in accordance with Youth Development Rule 258 and the fourth being retained by the Club.*

509

Appendix 13

Terms of Reference for the Judicial Panel

Appendices to the Rules

A. Introduction

1. At their 6 February 2020 Shareholders' Meeting, the Premier League's Member Clubs resolved to establish a Judicial Panel in accordance with the provisions of these Terms of Reference, from which individuals will be appointed to assist with disciplinary, arbitral and regulatory issues arising under the Premier League Rules ("**Rules**"), including (without limitation) the following sections: Section W (Disciplinary); Section Y (Managers' Arbitration Tribunal); Section Z (Premier League Appeals Committee) and the Youth Development Rules ("**YDRs**").

B. Chair of the Judicial Panel

Appointment

2. The Chair of the Judicial Panel shall be appointed by resolution of Clubs at a Shareholders' Meeting for a term of five years (with no reappointment). Where the term is curtailed by the resignation of the Chair, the Board shall be empowered to appoint an interim Chair of the Judicial Panel from those individuals appointed to the Judicial Panel until such time as a permanent replacement is appointed by a resolution of Clubs.

Experience and expertise

3. The individual appointed to the role of Chair of the Judicial Panel shall ordinarily meet the following criteria:
   - 3.1 be a barrister or solicitor of at least fifteen years' post-qualification experience;
   - 3.2 hold recent, relevant experience of involvement in sports disciplinary matters;
   - 3.3 hold extensive knowledge of:
     - 3.3.1 best practice in conducting sports disciplinary matters and arbitrations; and
     - 3.3.2 ancillary relevant legal subjects, such as competition law and commercial law and arbitration; and
   - 3.4 have a working knowledge and awareness of the Rules.

510

Appendix 13

Duties and responsibilities

4. The Chair of the Judicial Panel shall be responsible for:

4.1 appointing suitable individuals to the Disciplinary Panel and Appeals Panel, through an open recruitment process (which may include seeking nominations or suggestions from various stakeholder groups within English football, which the Chair may or may not accept), ensuring where reasonably practicable that the appointees and their respective skills at all times comply with the provisions of paragraph 7, below;

4.2 appointing individual members of the Judicial Panel to sit on Commissions, Appeal Boards, tribunals and otherwise, as provided for in the Rules;

4.3 where appropriate, and pursuant to paragraph 20, below, appointing on an ad-hoc basis individuals who are not members of the Judicial Panel, but whom he considers would be suitable for the particular appointment, to sit on Commissions, Appeal Boards, tribunals and otherwise, as provided for in the Rules;

4.4 where appropriate, sitting as a member of an Appeal Board (whether as chair or otherwise);

4.5 where appropriate, considering and adjudicating on preliminary issues that arise under the Rules;

4.6 attending a meeting of the Legal Advisory Group on an annual basis to present on the work of the Judicial Panel over the preceding year; and

4.7 carrying out such other functions as reasonably requested by the Board from time to time, including the organisation of training for members of the Judicial Panel.

5. The Chair of the Judicial Panel shall, at his discretion, appoint a deputy chair from the membership of the Judicial Panel to assist with such tasks as he thinks fit. He may also delegate any administrative and/or secretarial function required by his role to any other member or employee of his chambers or firm, as appropriate.

C. Composition of the Judicial Panel

6. The Judicial Panel shall comprise a Disciplinary Panel and an Appeals Panel, appointments to which shall be the responsibility (and at the discretion) of the Chair of the Judicial Panel, save that no member of the Judicial Panel shall:

6.1 be a representative or employee of the League;

6.2 be an Official or Director of a Club (or club in membership of the EFL);

6.3 accept any instruction, whether appearing as advocate or otherwise, from a party to any proceedings or process under the Premier League Rules; or

6.4 subject to any of the matters set out in Rule F.1.

511

Appendix 13

Disciplinary Panel

7. The Disciplinary Panel shall ordinarily comprise:

7.1 legally qualified individuals, each of greater than ten years' post-qualification experience (whether as a barrister or solicitor);

7.2 authorised insolvency practitioners;

7.3 individuals who hold nationally recognised qualifications as accountants or auditors; and

7.4 individuals with extensive and demonstrable experience in football administration and/or youth development.

8. Each member of the Disciplinary Panel shall (unless proscribed under the Rules) be eligible to:

8.1 sit as a member of a Commission, appointed under Section W;

8.2 sit as a member of an appeal tribunal appointed under Rule E.36 or Rule F.16;

8.3 in the case of an arbitration under Rule P.12 and Section Y (Managers' Arbitration Tribunal) of the Rules, sit as a member of a Managers' Arbitration Tribunal or as a single arbitrator;

8.4 sit as a member of the Premier League Appeals Committee, in accordance with Section Z of the Rules; and

8.5 assist with such other matters as are referred to the member by the Chair of the Judicial Panel and arising from the Rules including, for example, an application by an Academy Player to have his registration terminated in accordance with YDR 276.

Appeals Panel

9. The Appeals Panel shall ordinarily comprise individuals who: (a) are barristers or solicitors of no fewer than fifteen years' post-qualification experience; and/or (b) hold or have held judicial office.

10. Each member of the Appeals Panel (and the Chair of the Judicial Panel) shall be eligible to sit as a member of an Appeal Board appointed under Section W (as well as any of the entities referred to in paragraphs 8.3 and 8.4, above).

D. Term and termination

11. Subject to paragraph 13, below, the term of each member of the Judicial Panel shall be 10 years. At the end of that term, the member may be reappointed for a further term by the Chair of the Judicial Panel, at his absolute discretion.

Appendices to the Rules

512

Appendix 13 Appendix 13 12. A member of the Judicial Panel appointed for any purpose provided for by the Rules may continue to act on the matter for which he was so appointed notwithstanding that his term of office has expired, with the permission of the Chair of the Judicial Panel. Where the Chair of the Judicial Panel does not grant such permission, any questions as to the future progress of the matter shall be determined by the Chair of the Judicial Panel at his absolute discretion. 16. Liability for payment of the sums referred to at paragraph 15, above, shall be determined in accordance with the Rules and, in particular, the provisions empowering Commissions, Tribunals and Appeal Boards to impose cost orders. Where the Rules are silent as to liability for payment of the sums referred to at paragraph 15, above, the matter shall be referred to the Chair of the Judicial Panel to determine in such manner as he thinks fit. 13. The appointment of any member of the Judicial Panel (including the Chair) shall cease before the conclusion of the applicable term if: 17. No amendment to these Terms of Reference shall be made without the approval of Clubs at a General Meeting. Any amendment made pursuant to this paragraph 17 shall be effective immediately and shall be binding on all members of the Judicial Panel, including the Chair, all Clubs and the League. 13.1 by notice in writing to the Chair of the Judicial Panel, the member resigns from the Judicial Panel; the member accepts a position that would render the member ineligible from appointment to the Judicial Panel, in accordance with paragraph 6, above; the member becomes subject to any of the matters set out in Rule F.1; in the opinion of the Chair of the Judicial Panel: 13.4.1 the member becomes physically or mentally incapable of discharging his duties as a member of the Judicial Panel; and/or 13.4.2 the member has refused or failed to conduct proceedings properly and/or efficiently and expeditiously and in either case substantial injustice has as a result been caused to a party to such proceedings. 13.2 18. Any hearings, appeals, deliberations or proceedings of any description held pursuant to or arising from the Rules which are in progress as of 6 February 2020 shall continue in full force and effect, without variation, with any individuals validly appointed to conduct such matters under any iterations of the Rules previously in force fully empowered to conclude those matters, whether or not those individuals are (or become) members of the Judicial Panel. 13.3 13.4 19. Save where specifically defined in these Terms of Reference, capitalised terms bear the meaning given to them in the Premier League’s Articles of Associations and/or the Rules (including the YDRs). E. Miscellaneous 20. Notwithstanding all of the above, the Chair of the Judicial Panel may, in his absolute discretion, when appointing Commissions, Appeal Boards, tribunals and otherwise, as provided for in the Rules, appoint on an ad hoc basis individuals who are not members of the Judicial Panel but whom he considers would be suitable for the particular appointment (and for the period of their temporary appointment each such person will be considered a member of the Judicial Panel). It is anticipated that the Chair of the Judicial Panel will exercise this power only in exceptional circumstances (for example, where specific and/or unforeseen knowledge or expertise is required). Those individuals appointed on an ad hoc basis will be subject to the same daily rates and the same approach to expenses reimbursement as members of the Judicial Panel. 14. The Chair of the Judicial Panel shall be remunerated for his role as Chair by way of an annual fee or salary, payable by the League (with the level of fee agreed for the entire term at the start of the term). The terms of his appointment shall, at the start of the term, be subject to the approval of the Premier League’s Audit and Remuneration Committee. 15. Each member of the Judicial Panel will be paid a daily rate for his work on matters covered in these Terms of Reference, the level of which shall be agreed by the League and the Chair of the Judicial Panel and subject to the approval of the Premier League’s Audit and Remuneration Committee. In addition, members of the Judicial Panel may be reimbursed for any reasonable out of pocket expenses incurred during the course of their work. 513 514 Appendices to the Rules

Appendix 14 COVID-19 – Season 2021/22 Training Protocol Appendix 14 iv. A process for the implementation of ‘Emergency Measures’ by the League in the event of an ‘Outbreak’ or imposition of heightened restrictions by Government at either a local or national level (‘Escalation Protocol’, section E, below). This is applicable to all activities, whether involving the first team or Academy. A. Introduction 1. While the public health situation associated with the COVID-19 pandemic continues to improve, allowing many restrictions to be relaxed, there remains a requirement for diligence and for the implementation of protocols within training ground environments to ensure that: 4. The League will continue to monitor compliance with these Protocols through the use of regular Club Assurance Officer visits and dedicated Compliance Officers, who will conduct ‘spot checks’ at Training Grounds and Academy Training Grounds. i. Players and Staff continue to be able to train in as safe an environment as possible; 5. For the avoidance of doubt, in line with Rule O.1, nothing in these Protocols replaces, reduces or affects in any way the obligations imposed on Clubs by statute and/or common law in the fields of medicine, occupational health and/or health and safety. Capitalised terms not otherwise defined in this document bear the meaning given to them in the Rules (including the Youth Development Rules). ii. The bio-security of the environment in which Players and Staff are training can be maintained at all times, with necessary and proportionate limitations placed on interaction between those individuals and others (ie, the creation and maintenance of a ‘bubble’); iii. Government and stakeholder confidence is maintained in the Premier League and the activities of Clubs and Players; and B. First Team Protocol iv. The League, Clubs and Players are able to adapt quickly in the event that the COVID-19 situation deteriorates, whether as a result of an outbreak, the spread of a new variant or otherwise. In such circumstances, it is vital that these protocols can be escalated quickly, to ensure that the Premier League can continue to operate. Overview 6. This First Team Protocol is divided into: i. obligations binding on Clubs and incorporated into the Rules, a breach of which will be dealt with under Section W (Disciplinary) of those Rules. These obligations are set out in numbered paragraphs 7 to 22 and apply principally to the following individuals (collectively referred to in this Protocol as ‘Relevant Persons’): 2. As in previous seasons, this document sets out a series of uniform operating procedures, applicable to all Clubs. It has been produced following consultation with a range of stakeholders and with the agreement of Clubs. a. Players; and 3. It is divided into the following sections: b. Club employees, consultants and contractors essential for the performance of first team training (including coaches, analysts, doctors, physios, sport scientists and other members of the Club’s medical and administration team, but not including security staff, cleaners or members of the Club’s catering staff); i. A protocol applicable to Clubs’ first team training operations (the ‘First Team Protocol’, section B, below); ii. A protocol applicable to Clubs’ Academy training operations as they relate to the Professional Development Phase (the ‘PDP Protocol’, section C, below); ii. non-binding guidance issued by the League to assist Clubs and facilitate compliance with their obligations to ensure the safest possible environment at any site where the Club conducts coaching or training of its first team Players (‘Training Ground’). This guidance is in italicised text following the obligation to which it relates. Further guidance will continue to be issued by the League in accordance with Government advice. iii. A protocol applicable to Clubs’ Academy training operations as they relate to the Foundation Phase and Youth Development Phase and their Development Centre programme (the ‘Academy Protocol (Foundation Phase and Youth Development Phase)’, section D, below); and 515 516 Appendices to the Rules

Appendix 14

Policies and procedures

7. Each Club must, by no later than the date on which it commences pre-season training for Season 2021/22, conduct an updated formal inter-disciplinary risk assessment of the Training Ground and all activities to be carried out within the Training Ground while Relevant Persons are present, with specific regard to:

i. the optimisation of any social distancing and/or COVID-19-related hygiene measures specified by Government or this Protocol;

ii. modification of existing facilities and arrangements to ensure that compliance with this First Team Protocol can be maintained at all times, notwithstanding the presence of any Academy Players or other training activity at the Training Ground; and

iii. any updates in Government guidance,

the "**COVID-19 Risk Assessment**", the results of which must be provided to the League on request.

Guidance

For the purposes of this Protocol, ***'pre-season training'*** *shall be the first occasion in which the whole or the majority of the first team squad convenes at the Training Ground following the conclusion of the preceding season. It shall not include any injury rehabilitation session nor individual or small group training session.*

8. Each Club must devise and implement a COVID-19 operational policy, which must:

i. Reflect the Club's most recent COVID-19 Risk Assessment;

ii. Include a contingency plan (the content of which must be approved by the League) to facilitate the introduction of any Emergency Measures introduced by the League (in accordance with Section E, below);

iii. Be agreed by its Board and/or Chief Executive Officer;

iv. Identify an individual as the '**Designated COVID-19 Officer**';

v. Be communicated to every Relevant Person;

vi. Be submitted to the League by no later than the date on which they commence pre-season training for Season 2021/22 (and re-submitted to the League as soon as possible following any revisions agreed by its Board and/or Chief Executive Officer);

517

Appendix 14

vii. Include a framework to support the education and familiarisation of all Relevant Persons with regard to the Club's COVID-19 operational policy; and

viii. Include guidance as to the process by which a Relevant Person can opt out of the policy at a later date, should they choose to do so (in which case, they will not be permitted to attend the Training Ground).

9. Each Club must ensure that, before any Relevant Person attends the Training Ground, they have provided written confirmation (in such terms as are approved by the Premier League) that they have received and agree to be bound by the Club's COVID-19 operational policy.

Guidance

The Designated COVID-19 Officer should be either: (a) a senior employee who holds appropriate qualifications and/or is appropriately experienced in health and safety but who is not part of the Club's medical team; or (b) a consultant or external specialist with such experience and/or qualifications who reports directly to a board-level employee. In either case, the individual shall take leadership responsibility for devising and administering the COVID-19 operational policy and managing compliance with that policy and this First Team Protocol.

The COVID-19 Risk Assessment must consider what steps are necessary to minimise the risk to all individuals who will be present at the Training Ground, whether or not they are a Relevant Person, and must contain provision for any individuals considered to be 'clinically vulnerable' or 'clinically extremely vulnerable' in line with Government guidance.

Return from international travel

10. Each Club must ensure that no Relevant Person who travels outside of the UK is permitted to attend the Training Ground following that international travel unless they have complied with all applicable Government guidance regarding post-travel quarantine measures.

Management of COVID-19 Symptoms and Testing

11. Where there is a requirement to submit to a test for COVID-19 ("**Test**") in this Protocol, the Test will be conducted in accordance with the process administered by the League.

12. Each Club must ensure that:

i. before pre-season training for Season 2021/22 begins, each Relevant Person has submitted to a Test, which has returned a negative result; and

Appendices to the Rules

518

Appendix 14 Appendix 14 ii. each Relevant Person continues to submit to Tests at such frequency as is required by the League. c. the use of face coverings; and d. congregation in indoor spaces; Guidance ii. Every individual present at the Training Ground while Relevant Persons are present but who is not a Relevant Person themselves complies with applicable Government requirements in respect of the following areas: The requirement at paragraph 12 applies, for example, to a Player returning for pre-season training in advance of Season 2021/22, any newly registered Player, any Academy Player training with Relevant Persons for the first time in accordance with these Protocols or any new member of Staff. a. social distancing; b. the use of face coverings; and For Season 2021/22, the League will operate a twice-weekly Test programme (utilising COVID-19 rapid lateral flow tests) for all Relevant Persons. These will be administered at the Training Ground by the League’s appointed testing provider. This programme will be kept under regular review throughout the course of the season and periodically considered by the Premier League Clinical Oversight Group. c. congregation in indoor spaces; iii. Prior to entering the site, each Relevant Person and each individual who is not a Relevant Person but who will be present at the Training Ground at the same time that any Relevant Persons are present must complete a COVID-19 screening protocol, in a manner devised by the Team Doctor, but which: 13. In respect of each Test taken by a Relevant Person, the Team Doctor must: a. may include, at the Club’s discretion, a non-invasive temperature check and a medical questionnaire; and i.assess and contemporaneously record whether the individual submitting to the Test is experiencing any symptoms of COVID-19 at the time that the Test is taken; and b. must include, in respect of any individual who is not a Relevant Person but who will be present at the Training Ground at the same time that any Relevant Persons are present, a self-declaration that the individual has submitted to a COVID-19 rapid lateral flow test in the preceding three days, which has returned a negative result; ii. be the individual responsible for the receipt and co-ordination of all Test results. 14. Each Club must comply with any action plan published by the League from time to time in relation to any instance of a positive Test result for one of its Relevant Persons and/or record of any symptoms of COVID-19. iv. At any time when one or more Relevant Person(s) is/are present at the Training Ground, it permits other individuals (ie, individuals who are not Relevant Persons) to be present in the same area(s) of the Training Ground as those occupied by the Relevant Person(s) only where necessary (including where required by the Rules), where such presence is strictly in accordance with this Protocol and where such individuals maintain social distancing in respect of all Relevant Persons while at the Training Ground. 15. Each Club must ensure that all Relevant Persons comply with Government guidance regarding management of COVID-19 symptoms experienced by them or any member of their household, including any ‘test and trace’ guidance or policy implemented by Government. Guidance The Training Ground Each Club should review its list of Relevant Persons periodically, to identify those individuals deemed to be essential to the delivery of training or operation of the Training Ground and limit access to areas of the Training Ground where training will be conducted to only those individuals. To this end, it is recommended that, at all times while Relevant Persons are at the Training Ground a ‘Red Zone’ is designated, restricting access to that Red Zone only to Relevant Persons, to minimise (to the maximum extent possible) contact between Relevant Persons and other individuals. 16.Each Club must ensure that: i. Every Relevant Person complies with applicable Government requirements in respect of the following areas: a. the use of transport when travelling to and from the Training Ground; b. social distancing; 519 520 Appendices to the Rules

Appendix 14 Appendix 14 Engagement by Relevant Persons with a broadcaster, sponsor or other commercial partner (whether a Club partner, Premier League partner or non-rights holder) is permitted at the Training Ground, provided that: c. under no circumstances do they attend the Training Ground for further assessment. Training Ground hygiene overnight protocol • Such activity is assessed as part of the Club’s COVID-19 Risk Assessment; 19. Each Club must ensure that, every day, after all training activity has been completed and all Relevant Persons have vacated the Training Ground, cleaning of the Training Ground is undertaken in accordance with the processes set out in Appendix 14.1. • Any non-Relevant Person attending the Training Ground as part of such activity confirms in advance their agreement to the Club’s COVID-19 operational policy and submits to the screening referred to at paragraph 16.iii; and • Social distancing, use of face coverings and hygiene protocols are maintained at all times. Guidance In addition to the cleaning requirements of paragraph 19 and Appendix 14.1, Clubs are recommended to engage in more substantial, industrial-scale ‘deep cleansing’ of the Training Ground on a regular basis. For Season 2021/22, Premier League Rule K.90 (which requires ‘Content Sessions’ to be held in person) has been re-instated in the Handbook, save where it is ‘requested by the relevant Club and/or relevant Broadcaster(s) and agreed by the League.’ Permission will only be granted by the League in such cases where: (a) the Content Session can be captured by a camera of suitable specifications (approved by the League) provided by the Club or a Host Broadcaster; and (b) where the footage is delivered in a timely manner. Transition between Protocols 20. Subject to paragraphs 21 and 22, no individual, whether a Player, Academy Player (including a PDP Player), member of Staff or otherwise may become a Relevant Person (and thereby engage in training activities permitted under this First Team Protocol with other Relevant Persons) unless they have first: Where the Content Session is to be conducted in person at the Training Ground, the Club should permit attendance by one producer or assistant producer from the Broadcasters, in addition to the reporter and camera operator. i. Returned a negative Test; and ii. Confirmed their agreement in writing to the Club’s COVID-19 operational policy. Cardiac and respiratory screening 17.Each Club must ensure that it conducts ongoing risk assessments of every Player who attends the Training Ground for potential respiratory and/or cardiac complications associated with COVID-19, in accordance with any such protocol issued by the Premier League, and to record the results of such assessments. 21. A Club may permit a Relevant Person to participate in a friendly or competitive match involving its PDP Players, provided that: i. All PDP Persons participating in the PDP Match are engaged in the Testing programme referred to paragraph 30 below; Living arrangements and isolation ii. The Relevant Person(s) continue to submit to Tests as required by this Protocol (albeit, provided that the provisions of this paragraph 21 are complied with, it will not be a requirement that the Relevant Person(s) return a negative Test between participating in the PDP Match and then re-engaging in training activities with Relevant Persons under this Protocol); 18.Each Club must require all Relevant Persons to: i. Comply with Government requirements regarding isolation and social distancing whilst not at the Training Ground (whether at their own homes or otherwise); iii. The involvement of the Relevant Person(s) in the PDP Match is risk assessed by the Club as part of its COVID-19 Risk Assessment; ii. Ensure that if they or a member of their household experience symptoms of COVID-19 whilst they are not at the Training Ground: iv. The Relevant Person(s) do not share indoor facilities (including changing rooms) with the PDP Persons with whom they are playing prior to or after the PDP Match (but may do so at half-time); a. they inform the Team Doctor immediately; b. they stay at home unless advised otherwise by the Team Doctor; and 521 522 Appendices to the Rules

Appendix 14 Appendix 14 v. Where applicable, the Relevant Person(s) travel(s) separately from the PDP Persons to and from the PDP Match; and C. PDP Protocol Overview vi. Prior to participating in the PDP Match, each such Relevant Person has first confirmed their agreement in writing to the PDP COVID-19 operational policy. Where the individual is a minor, their Parent must also confirm their agreement in writing. 23. Given the elite nature of training in the Professional Development Phase (as recognised by Government) and the possible transition of Academy Players in the Professional Development Phase into the first team environment, it is necessary to implement a bespoke Protocol for such training. Nevertheless, each Club must ensure that no aspect of its training of Academy Players in the Professional Development Phase impacts upon its ability to comply in full with their obligations under the First Team Protocol. Guidance Paragraphs 20 and 21 are intended to allow Clubs near-total flexibility in respect of training and matches involving both Relevant Persons and PDP Persons, provided that activity is outdoors, and the PDP Persons involved in the activity are subject to the Testing regime referred to at paragraph 30. 24. This PDP Protocol applies to all training conducted by a Club of Academy Players in the Professional Development Phase, whether that training is conducted at the Training Ground or at an alternative training facility utilised for the training of Academy Players (‘Academy Training Ground’). It is divided into: Friendly matches 22.Clubs may engage in non-competitive, friendly or training matches with teams from another Club or club at the Training Ground, whether or not the individuals representing the opponent team are subject to the Test process administered by the League, provided that: i. obligations binding on Clubs and incorporated into the Rules, a breach of which will be dealt with under Section W (Disciplinary) of those Rules. These obligations are set out in numbered paragraphs 25 to 38 and apply principally to the following individuals (collectively referred to in this PDP Protocol as ‘PDP Persons’): i. The staging of such matches is risk assessed by the Club as part of its COVID-19 Risk Assessment; a. Academy Players in the Professional Development Phase, either registered to the Club or on trial (‘PDP Players’); and ii. Any individual who is not a Relevant Person but who is participating in or present at such a match (whether as a player, match official or essential member of staff) has confirmed their agreement in writing in advance to the Club’s COVID-19 operational policy; and b. Club employees, consultants and contractors essential for the performance of training of PDP Players and/or compliance by the Club with their responsibilities under the Youth Development Rules (including coaches, analysts, educators, safeguarding staff, doctors, physios, sport scientists and other members of the Club’s medical team, but not including security staff, cleaners or members of the Club’s catering staff); iii. Facilities (including dressing rooms) are modified as necessary to ensure no sharing of indoor spaces between Relevant Persons and non-Relevant Persons. ii. non-binding guidance issued by the Premier League to assist Clubs and facilitate compliance with their obligations to ensure the safest possible environment at any site where the Club conducts coaching or training of its Players. This guidance is in italicised text following the obligation to which it relates. Further guidance will continue to be issued by the League in accordance with Government advice. Guidance While the provisions of paragraph 22 permit Clubs to engage in pre-season friendly matches against other clubs that are not part of the Testing regime, Clubs may wish to conduct their own due diligence on what, if any, testing process the opponent club will be subject to. Clubs should also be mindful that any planned friendly against a club based outside the UK will need to comply with all relevant Government guidance regarding international travel. 25. Each Club must, by no later than the date on which they commence pre-season training for PDP Players for Season 2021/22, conduct a formal inter-disciplinary risk assessment of the Training Ground/Academy Training Ground (as appropriate) Paragraph 22 also permits the use of referees who are not subject to the League-administered Test process. 523 524 Appendices to the Rules

Appendix 14 Appendix 14 and all activities to be carried out within the Training Ground/Academy Training Ground while PDP Persons are present, with specific regard to: Guidance Where PDP Persons will be involved in training activity within the Training Ground, Clubs may combine the PDP COVID-19 Risk Assessment and the risk assessments referred to in paragraphs 7 and 40 into one document. However, where training of PDP Players will take place at an Academy Training Ground, Clubs are recommended to conduct separate risk assessments for each site. i. the optimisation of social distancing and all hygiene measures specified by Government during the COVID-19 pandemic; ii. modification of training facilities and the Training Ground/Academy Training Ground environment to mitigate risk; and The Designated PDP COVID-19 Officer may be the same person as the Club’s Designated COVID-19 Officer. If both roles are not held by the same person, the Designated PDP COVID-19 Officer should: iii. any relevant Government guidance, the ‘PDP COVID-19 Risk Assessment’, the results of which must be provided to the League on request. • report to the Club’s Designated COVID-19 Officer; and 26. Each Club must devise and implement a PDP COVID-19 operational policy, which must: • be either: (a) a senior Academy employee who holds appropriate qualifications and/ or is appropriately experienced in health and safety but who is not part of the Club’s medical team; or (b) a consultant or external specialist with such experience and/ or qualifications, who reports directly to a board-level employee. In either case, the individual must take leadership responsibility for devising and administering the PDP COVID-19 operational policy and managing compliance with that policy and this PDP Protocol. i. Reflect the Club’s PDP COVID-19 Risk Assessment; ii. Include a contingency plan (the content of which must be approved by the League) to facilitate the introduction of any Emergency Measures introduced by the League (in accordance with Section E, below); iii. Be agreed by its Board and/or Chief Executive Officer; The Designated PDP COVID-19 Medical Officer may be the Team Doctor, the Academy Doctor or another suitably qualified medical doctor. iv. Identify an individual as the ‘Designated PDP COVID-19 Officer’; v. Identify an individual as the ‘Designated PDP COVID-19 Medical Officer’; 27. Each Club must ensure that, before any PDP Person attends the Training Ground or Academy Training Ground (as appropriate), they have provided written confirmation (in such terms as are approved by the Premier League) that they have received and agree to be bound by the Club’s PDP COVID-19 operational policy. Where the PDP Person is a minor, written confirmation should also be provided by a Parent. vi. Be communicated to every PDP Person (and where the PDP Person is a minor, their Parent); vii. Be submitted to the League by no later than the date on which it intends to begin training of PDP Players in advance of Season 2021/22 (and re-submitted to the League as soon as possible following any revisions agreed by its Board and/or Chief Executive Officer); Location of Training viii. Include a framework to support the education and familiarisation of all PDP Persons (and where such PDP Persons are minors, their Parents) with regard to the Club’s PDP COVID-19 operational policy; and 28. Each Club must ensure that, where it intends to conduct training of PDP Players at the Training Ground (as opposed to the Academy Training Ground), measures are implemented to ensure that, save as permitted by the First Team or PDP Protocol, PDP Persons are prohibited from accessing any indoor area in which Relevant Persons are present. ix. Include guidance as to the process by which a PDP Person (or their Parents on their behalf) can opt out of the policy at a later date, should they choose to do so (in which case, they will not be permitted to attend the Training Ground/ Academy Training Ground). 525 526 Appendices to the Rules

Appendix 14

Return from international travel

29. Each Club must ensure that no PDP Person who travels outside of the UK is permitted to attend the Training Ground or Academy Training Ground following that international travel unless they have complied with any applicable Government guidance regarding post-travel quarantine measures.

Optional Testing and Management of COVID-19 symptoms

30. Where there is a requirement to submit to a test for Test in this Protocol, the Test will be conducted in accordance with the process administered by the League.

Guidance

For Season 2021/22, the League will offer a twice-weekly Test process (utilising COVID-19 rapid lateral flow tests) for PDP Persons. These will be administered at the Training Ground by the League's appointed testing provider.

While take-up of this Test process will be optional for PDP Persons, should any PDP Person wish to engage in any training or match activities of any kind involving the Club's Relevant Persons, as noted in paragraph 21, they will need to demonstrate that they are engaged in this Testing process.

31. In respect of any Test taken by a PDP Person, the Designated PDP COVID-19 Medical Officer must:

i. assess and contemporaneously record whether the individual submitting to the Test is experiencing any symptoms of COVID-19 at the time that the Test is taken; and

ii. be the individual responsible for the receipt and co-ordination of all Test results.

32. Each Club must comply with any action plan published by the League from time to time in relation to any instance of a positive Test result for one of its PDP Persons and/or record of any symptoms of COVID-19.

33. Each Club must ensure that all PDP Persons comply with Government guidance regarding management of COVID-19 symptoms experienced by them or any member of their household, including any 'test and trace' guidance or policy implemented by Government.

527

Appendix 14

Appendices to the Rules

The Training Ground/Academy Training Ground

34. Each Club must ensure that:

i. Every PDP Person complies with applicable Government requirements in respect of the following areas:

a. the use of transport when travelling to and from the Training Ground/ Academy Training Ground;

b. social distancing;

c. the use of face coverings; and

d. congregation in indoor spaces;

ii. Every individual present at the Training Ground/Academy Training Ground while PDP Persons are present, but who is not a PDP Person themselves complies with applicable Government requirements in respect of the following areas:

a. social distancing;

b. the use of face coverings; and

c. congregation in indoor spaces;

iii. Prior to entering the site, each PDP Person and each individual who is not a PDP Person but who will be present at the Training Ground/Academy Training Ground at the same time that any PDP Persons are present must complete a COVID-19 screening protocol, in a manner devised by the Designated PDP COVID-19 Medical Officer, but which:

a. may include, at the Club's discretion, a non-invasive temperature check and a medical questionnaire; and

b. must include, in respect of any individual who is not a PDP Person but who will be present at the Training Ground/Academy Training Ground at the same time that any PDP Persons are present, a self-declaration that the individual has submitted to a COVID-19 rapid lateral flow test in the preceding three days, which has returned a negative result;

iv. At any time when one or more PDP Person(s) is/are present at the Training Ground/Academy Training Ground, it permits other individuals (ie, individuals who are not PDP Persons) to be present in the same area(s) of the Training Ground/Academy Training Ground as those occupied by the PDP Person(s)

528

Appendix 14 Appendix 14 only where necessary, where such presence is strictly in accordance with this Protocol and where such individuals maintain social distancing in respect of all PDP Persons while at the Training Ground/Academy Training Ground. Transition between Protocols 37. Subject to paragraph 20 to 22, no individual, whether a Player, Youth Player, member of Staff or otherwise may become a PDP Person (and thereby engage in training activities permitted under this PDP Protocol with other PDP Persons) unless they have first confirmed their agreement in writing to the Club’s COVID-19 operational policy. Guidance Each Club should review its list of PDP Persons periodically, to identify those individuals deemed to be essential to the delivery of training or operation of the Training Ground/ Academy Training Ground and limit access to areas of the Training Ground/Academy Training Ground where training will be conducted to only those individuals. To this end, it is recommended that, at all times while PDP Persons are at the Training Ground/Academy Training Ground a ‘PDP Red Zone’ is designated, restricting access to that PDP Red Zone only to PDP Persons, to minimise (to the maximum extent possible) contact between PDP Persons and other individuals. Friendly matches 38. Clubs may engage in non-competitive, friendly or training matches with teams comprising non-PDP Persons at the Training Ground/Academy Training Ground (whether from within the Club or otherwise), whether or not the individuals representing the opponent team are subject to the Test process administered by the League, provided that: i. The staging of such matches is risk assessed by the Club as part of its COVID-19 PDP Risk Assessment; Cardiac and respiratory screening 35.Each Club must ensure that it conducts ongoing risk assessments of every PDP Player who attends the Training Ground/Academy Training Ground for potential respiratory and/or cardiac complications associated with COVID-19, in accordance with any such protocol issued by the Premier League, and to record the results of such assessments. ii. Any individual who is not a PDP Person but who is participating in or present at such a match (whether as a player, match official or essential member of staff) has confirmed their agreement in writing in advance to the Club’s PDP COVID-19 operational policy; and iii. Facilities (including dressing rooms) are modified as necessary to ensure no sharing of indoor spaces between PDP Persons and non-PDP Persons. Living arrangements and isolation 36. Each Club must require all PDP Persons to: Guidance i. Comply with Government requirements regarding isolation and social distancing whilst not at the Training Ground/Academy Training Ground (whether at their own homes or otherwise); The provisions of paragraph 38 permit Clubs to engage in pre-season friendly matches against sides taken from younger age groups in their Academy and/or other Clubs (or clubs). It also permits the use of referees who are not subject to the League-administered Test process. ii. Ensure that if they or a member of their household experience symptoms of COVID-19 whilst they are not at the Training Ground/Academy Training Ground: D. Academy Protocol (Foundation Phase and Youth Development Phase) a. they inform the Designated PDP COVID-19 Medical Officer immediately; Overview b. they stay at home unless advised otherwise by the Designated PDP COVID-19 Medical Officer; and 39. This Academy Protocol (Foundation Phase and Youth Development Phase) applies to all training conducted by a Club of Academy Players in the Foundation Phase and Youth Development Phase, together with all Development Centre training activity, whether (in all cases) that training is conducted at the Training Ground or at an Academy Training Ground. It is divided into: c. under no circumstances do they attend the Training Ground/Academy Training Ground for further assessment. 529 530 Appendices to the Rules

Appendix 14 Appendix 14 i. obligations binding on Clubs and incorporated into the Rules, a breach of which will be dealt with under Section W (Disciplinary) of those Rules. These obligations are set out in numbered paragraphs 40 to 51 and apply principally to the following individuals (collectively referred to in this Academy Protocol (Foundation Phase and Youth Development Phase) as ‘Academy Persons’): 41. Each Club must devise and implement an Academy COVID-19 operational policy, which must: i. Reflect the Club’s Academy COVID-19 Risk Assessment; ii. Include a contingency plan (the content of which must be approved by the League) to facilitate the introduction of any Emergency Measures introduced by the League (in accordance with Section E below); a. Academy Players in the Foundation Phase or Youth Development Phase, either registered to the Club or on trial, together with all players in attendance at Development Centres operated by the Club (‘Youth Players’); and iii. Be agreed by its Board and/or Chief Executive Officer; iv. Identify an individual as the ‘Designated Academy COVID-19 Officer’; b. Club employees, consultants and contractors essential for the performance of training of Youth Players or players training at the Club’s Development Centre and or compliance by the Club with their responsibilities under the Youth Development Rules (including coaches, analysts, educators, safeguarding staff, doctors, physios, sport scientists and other members of the Club’s medical team, but not including security staff, cleaners or members of the Club’s catering staff); v. Identify an individual as the ‘Designated Academy COVID-19 Medical Officer’; Be communicated to every Academy Person (and where such Academy Persons are minors, their Parents); vi. vii. Be submitted to the League by no later than the first date on which training of Youth Players will take place in advance of Season 2020/21 (and re-submitted to the League as soon as possible following any revisions agreed by its Board and/or Chief Executive Officer); ii. non-binding guidance issued by the Premier League to assist Clubs and facilitate compliance with their obligations to ensure the safest possible environment at any site where the Club conducts coaching or training. This guidance is in italicised text following the obligation to which it relates. Further guidance will continue to be issued by the League in accordance with Government advice. viii. Include a framework to support the education and familiarisation of all Academy Persons (and where such Academy Persons are minors, their Parents) with regard to the Club’s Academy COVID-19 operational policy; and ix. Include guidance as to the process by which an Academy Person (or Parent, on behalf of an Academy Person who is a minor) can opt out of the policy at a later date, should they choose to do so (in which case, they will not be permitted to attend the Training Ground and/or Academy Training Ground (as appropriate)). Policies and Procedures 40.Each Club must, by no later than the date on which it commences pre-season training for Youth Players for Season 2021/22, conduct a formal inter-disciplinary risk assessment of the Training Ground and/or Academy Training Ground (as appropriate) and all activities to be carried out within the Training Ground/ Academy Training Ground while Academy Persons are present, with specific regard to: Guidance Where Academy Persons will be involved in training activity within the Training Ground, Clubs may combine the Academy COVID-19 Risk Assessment and the risk assessments referred to in paragraphs 7 and 25 into one document. However, where training will take place at an Academy Training Ground, Clubs are recommended to conduct separate risk assessments for each site. i. the optimisation of social distancing and all hygiene measures specified by Government during the COVID-19 pandemic; ii. modification of training facilities and the Training Ground and/or Academy Training Ground (as appropriate) environment to mitigate risk; and The Designated Academy COVID-19 Officer may be the same person as the Club’s Designated COVID-19 Officer and/or its Designated PDP COVID-19 Officer. If the roles are not held by the same person, the Designated Academy COVID-19 Officer should: iii. any relevant Government guidance, the ‘Academy COVID-19 Risk Assessment’, the results of which must be provided to the League on request. 531 532 Appendices to the Rules

Appendix 14

- *report to the Club's Designated COVID-19 Officer; and*
- *be either: (a) a senior Academy employee who holds appropriate qualifications and/or is appropriately experienced in health and safety but who is not part of the Club's medical team; or (b) a consultant or external specialist with such experience and/or qualifications, who reports directly to a board-level employee. In either case, the individual must take leadership responsibility for devising and administering the Academy COVID-19 operational policy and managing compliance with that policy and this Protocol.*

The Designated Academy COVID-19 Medical Officer may be the same person as the Designated PDP COVID-19 Medical Officer. If the roles are not held by the same person, the Designated Academy COVID-19 Medical Officer must be a suitably qualified medical doctor.

42. Each Club must ensure that, before any Academy Person attends the Training Ground/Academy Training Ground (as appropriate), they have provided written confirmation (in such terms as are approved by the Premier League) that they have received and agree to be bound by the Club's Academy COVID-19 operational policy. Where the Academy Person is a minor, written confirmation should also be provided by a Parent.

Location of Training

43. Each Club must ensure that, where it intends to conduct training of Youth Players at the same site as training of Players and/or PDP Players, measures are implemented to ensure that, save as permitted by the First Team or PDP Protocol, Academy Persons are prohibited from accessing any indoor area in which Relevant Persons or PDP Persons are present.

Return from international travel

44. Each Club must ensure that no Academy Person who travels outside of the UK is permitted to attend the Training Ground and/or Academy Training Ground (as appropriate) following that international travel unless they have complied with any applicable Government guidance regarding post-travel quarantine measures.

Management of COVID-19 symptoms

45. Each Club must ensure that all Academy Persons comply with Government guidance regarding management of COVID-19 symptoms experienced by them or any member of their household, including any 'test and trace' guidance or policy implemented by Government.

533

Appendix 14

Appendices to the Rules

The Training Ground/Academy Training Ground

46. Each Club must ensure that:

i. Every Academy Person complies with applicable Government requirements in respect of the following areas:

   a. the use of transport when travelling to and from the Training Ground/Academy Training Ground;

   b. social distancing;

   c. the use of face coverings; and

   d. congregation in indoor spaces;

ii. Every individual present at the Training Ground/Academy Training Ground while Academy Persons are present but who is not an Academy Person themselves complies with applicable Government requirements in respect of the following areas:

   a. social distancing;

   b. the use of face coverings; and

   c. congregation in indoor spaces;

iii. Prior to entering the site, each Academy Person and each individual who is not an Academy Person but who will be present at the Training Ground/Academy Training Ground at the same time that any Academy Persons are present must complete a COVID-19 screening protocol, in a manner devised by the Designated Academy COVID-19 Medical Officer, but which may include, at the Club's discretion:

   a. a non-invasive temperature check and a medical questionnaire; and

   b. in respect of any individual who is not an Academy Person but who will be present at the Training Ground/Academy Training Ground at the same time that any Academy Persons are present, a self-declaration that the individual has submitted to a COVID-19 rapid lateral flow test in the preceding three days, which has returned a negative result.

Cardiac and respiratory screening

47. Each Club must ensure that it conducts ongoing risk assessments of every Youth Player who it envisages will be required to attend the Training Ground or Academy Training Ground (as appropriate) for potential respiratory and/or cardiac

534

Appendix 14

complications associated with COVID-19, in accordance with any such protocol issued by the Premier League, and to record the results of such assessments.

Living arrangements and isolation

48. Each Club must require all Academy Persons to:

i. Comply with Government requirements regarding isolation and social distancing whilst not at the Training Ground or Academy Training Ground (as appropriate) (whether at their own homes or otherwise);

ii. Ensure that if they or a member of their household experience symptoms of COVID-19 whilst they are not at the Training Ground/Academy Training Ground:

a. they inform the Designated Academy COVID-19 Medical Officer immediately;

b. they stay at home unless advised otherwise by the Designated Academy COVID-19 Medical Officer; and

c. under no circumstances do they attend the Training Ground or Academy Training Ground for further assessment.

Friendly matches

49. Clubs may engage in non-competitive, friendly or training matches with teams comprising non-Youth Players or Youth Players of different ages at the Training Ground or Academy Training Ground (as appropriate), provided that:

i. The staging of such matches is risk assessed by the Club as part of its relevant Academy COVID-19 Risk Assessment; and

ii. Any individual who is not an Academy Person but who is participating in or present at such a match (whether as a player, match official or essential member of staff) has confirmed their agreement in writing in advance to the Club's Academy COVID-19 operational policy.

Guidance

The provisions of paragraph 49 permit Clubs to engage in pre-season friendly matches against sides taken from their cohort of Academy Players (whether PDP Players or Youth Players) as well as sides from other Clubs or clubs.

Further, there is no restriction under this Academy Protocol (Foundation Phase and Youth Development Phase) on Youth Players in different age groups training with and/or playing against one another.

535

Appendix 14

Safeguarding

50. Each Club must ensure that it complies with the Return to Club Activities – Coronavirus (COVID-19) Safeguarding Guidance at **Appendix 14.2.**

Testing

51. Each Club must comply (and ensure that its Academy Persons comply) with any guidance issued by the League from time to time in relation to COVID-19 Antigen Testing of Academy Persons.

E. Escalation Protocol

52. In the event of either;

i. a Club experiencing an **'Outbreak'** (as defined in the League's Outbreak Protocol); or

ii. the imposition of new Government restrictions (whether imposed at a local or national level) in response to an escalation in the public health risks posed by COVID-19 (whether due to the emergence of a new variant of COVID-19, an increase in the COVID-19 infection rate or otherwise), the League may implement such emergency measures as it considers necessary to enhance the bio-security of the Training Ground/Academy Training Ground, protect the safety of Relevant Persons (as well as PDP Persons and Academy Persons), minimise the spread of COVID-19 among Relevant Persons (as well as PDP Persons and Academy Persons) so far as possible and maintain Government and stakeholder support for the continuation of League Matches involving the Club (**'Emergency Measures'**).

53. While the specifics of any Emergency Measures will be for the League (at its absolute discretion) to determine, for the avoidance of doubt, they may include some or all of the following:

i. a revised regime for Tests of the Club's Relevant Persons and/or PDP Persons (whether an increase frequency, an alternative form of Test or otherwise);

ii. restrictions on the use of indoor spaces at the Training Ground;

iii. restrictions on manual therapy by Staff;

iv. restriction on the use of showering or bathing facilities, ice baths and/or cryogenic chambers;

v. restrictions on training methods;

Appendices to the Rules

536

Appendix 14.1 Government guidance – COVID-19: cleaning in non-healthcare settings outside the home Updated 16 October 2020 (https://www.gov.uk/government/publications/covid-19-decontamination-in-non-healthcare-settings) Appendix 14 vi. limitations on use of and access to the Training Ground by anyone other than Relevant Persons; vii. requirements in respect of personal protective equipment; viii. a suspension of Academy activities at the Training Ground/Academy Training Ground; and Contents ix. additional monitoring measures to ensure compliance with the Protocol and the Emergency Measures (including the continued presence of Premier League representatives at the Training Ground/Academy Training Ground to monitor compliance). 1. Background 2. General principles of cleaning during the COVID-19 pandemic 3. Principles of cleaning after an individual with symptoms of, or confirmed COVID-19, the case has left the setting or area Guidance While any decision as to the imposition and nature of Emergency Measures will be at the discretion of the League, prior to taking any such decision it will procure advice from the Premier League Clinical Oversight Group and consult with the relevant Club Please note that this guidance is of a general nature. Employers should consider the specific conditions of individual places of work and comply with all applicable legislation, including the Health and Safety at Work Act 1974. 54. Where the League implements Emergency Measures in respect of a Club: Background i. they will be time-limited and subject to regular review by the League to ensure that they continue to be necessary and proportionate; and The risk of coronavirus (COVID-19) infection depends on many factors, including: • the type of surface contaminated • the amount of virus shed from the individual • the time the individual spent in the setting • the time since the individual was last in the setting ii. the Club subject to the Emergency Measures must comply with them in all respects. Failure to do so will constitute a breach of this Protocol. COVID-19 spreads from person to person through small droplets, aerosols and through direct contact. Surfaces and belongings can also be contaminated with COVID-19 when people with the infection cough or sneeze or touch them. The risk of spread is greatest when people are close to each other, especially in poorly ventilated indoor spaces and when people spend a lot of time together in the same room. Social distancing, washing your hands regularly, good respiratory hygiene (using and disposing of tissues), cleaning surfaces and keeping indoor spaces well ventilated are the most important ways to reduce the spread of COVID-19. Increased frequency of cleaning of general room surfaces reduces the presence of the virus and the risk of contact. The infection risk from a COVID-19 contaminated environment decreases over time. It is not yet clear at what point there is no risk from the virus, however, studies suggest that, in non-healthcare settings, the risk of residual infectious virus is likely to be significantly reduced after 48 hours. 537 538 Appendices to the Rules

Appendix 14.1

In situations where someone has symptoms of COVID-19, we continue to advise storing personal waste for 72 hours as an additional precaution.

General principles of cleaning during the COVID-19 pandemic

This section provides general cleaning advice for non-healthcare settings where no one has symptoms of, or confirmed COVID-19. For guidance on cleaning where there has been an person with symptoms of, or confirmed COVID-19, please refer to the section on principles of cleaning after a case has left the setting or area.

There is also additional guidance for employers and businesses on working safely during the COVID-19 pandemic.

Cleaning and disinfection

Regular cleaning plays a vital role in limiting the transmission of COVID-19.

Reducing clutter and removing difficult to clean items can make cleaning easier. Increase the frequency of cleaning, using standard cleaning products such as detergents and bleach, paying attention to all surfaces but especially ones that are touched frequently, such as door handles, light switches, work surfaces, remote controls and electronic devices.

As a minimum, frequently touched surfaces should be wiped down twice a day, and one of these should be at the beginning or the end of the working day. Cleaning should be more frequent depending on the number of people using the space, whether they are entering and exiting the setting and access to handwashing and hand-sanitising facilities. Cleaning of frequently touched surfaces is particularly important in bathrooms and communal kitchens.

When cleaning surfaces, it is not necessary to wear personal protective equipment (PPE) or clothing over and above what would usually be used.

Laundry

Items should be washed in accordance with the manufacturer's instructions. There is no additional washing requirement above what would normally be carried out.

Kitchens and communal canteens

It is very unlikely that COVID-19 is transmitted through food. However, as a matter of good hygiene practice, anyone handling food should wash their hands often with soap and water for at least 20 seconds before doing so. Crockery and eating utensils should not be shared. Clean frequently touched surfaces regularly.

539

Appendix 14.1

Appendices to the Rules

Food business operators should continue to follow the Food Standard Agency's (FSA) guidance on good hygiene practices in food preparation, Hazard Analysis and Critical Control Point (HACCP) processes, and preventative practices (pre-requisite programmes (PRPs)).

Bathrooms

Clean frequently touched surfaces regularly. Ensure suitable hand washing facilities are available including running water, liquid soap and paper towels or hand driers. Where cloth towels are used, these should be for individual use and laundered in accordance with washing instructions.

Waste

Waste does not need to be segregated unless an individual in the setting shows symptoms of or tests positive for COVID-19.

Dispose of routine waste as normal, placing any used cloths or wipes in 'black bag' waste bins. You do not need to put them in an extra bag or store them for a time before throwing them away.

Principles of cleaning after an individual with symptoms of, or confirmed COVID-19, the case has left the setting or area

Personal protective equipment (PPE)

The minimum PPE to be worn for cleaning an area after a person with symptoms of COVID-19, or confirmed COVID-19, has left the setting, is disposable gloves and an apron. Wash hands with soap and water for 20 seconds after all PPE has been removed.

If a risk assessment of the setting indicates that a higher level of virus may be present (for example, where someone unwell has spent the night such as in a hotel room or boarding school dormitory) then additional PPE to protect the cleaner's eyes, mouth and nose may be necessary. The local Public Health England (PHE) Health Protection Team can advise on this.

Cleaning and disinfection

Public areas where a symptomatic person has passed through and spent minimal time but which are not visibly contaminated with body fluids, such as corridors, can be cleaned thoroughly as normal.

All surfaces that the symptomatic person has come into contact with should be cleaned and disinfected, including all potentially contaminated and frequently touched areas such as bathrooms, door handles, telephones, grab rails in corridors and stairwells

540

Appendix 14.1

Use disposable cloths or paper roll and disposable mop heads, to clean all hard surfaces, floors, chairs, door handles and sanitary fittings – think one site, one wipe, in one direction.

Use one of the options below:

- a combined detergent disinfectant solution at a dilution of 1,000 parts per million available chlorine (ppm av.cl.)

or

- a household detergent followed by disinfection (1000 ppm av.cl.). Follow manufacturer's instructions for dilution, application and contact times for all detergents and disinfectants

or

- if an alternative disinfectant is used within the organisation ensure that it is effective against enveloped viruses

Avoid mixing cleaning products together as this can create toxic fumes. Avoid creating splashes and spray when cleaning.

Any cloths and mop heads used must be disposed of and should be put into waste bags as outlined below.

When items cannot be cleaned using detergents or laundered, for example, upholstered furniture and mattresses, steam cleaning should be used.

Laundry

Wash items in accordance with the manufacturer's instructions. Use the warmest water setting and dry items completely. Dirty laundry that has been in contact with an unwell person can be washed with other people's items. To minimise the possibility of dispersing virus through the air, do not shake dirty laundry prior to washing.

Clean and disinfect anything used for transporting laundry with your usual products, in line with the cleaning guidance above.

Waste

Personal waste from individuals with symptoms of COVID-19 and waste from cleaning of areas where they have been (including PPE, disposable cloths and used tissues):

1. Should be put in a plastic rubbish bag and tied when full
2. The plastic bag should then be placed in a second bin bag and tied
3. This should be put in a suitable and secure place and marked for storage until the individual's test results are known

541

Appendix 14.1

This waste should be stored safely and kept away from children. It should not be placed in communal waste areas until negative test results are known, or the waste has been stored for at least 72 hours.

If the individual tests negative, this can be put indisposed of immediately with the normal waste. If COVID-19 is confirmed this waste should be stored for at least 72 hours before disposal with normal waste.

If during an emergency you need to remove the waste before 72 hours, it must be treated as Category B infectious waste. You must:

- keep it separate from your other waste
- arrange for collection by a specialist contractor as hazardous waste

There will be a charge for this service.

Other household waste can be disposed of as normal.

Appendices to the Rules

542

Appendix 14.2
Safeguarding Return to Club Activities Season 2021/22

1. Introduction

The Premier League is committed to promoting and protecting the safety, welfare and wellbeing of Children and Adults at Risk during and beyond COVID-19 measures.

This guidance does not supersede other local or national Government guidance. This guidance has been prepared to support Clubs with the safe return to Activities while ensuring continued compliance with Premier League Rules and Safeguarding Standards and where relevant, Keeping Children Safe in Education requirements (statutory guidance issued under the Education Act).

2. Scope

Premier League Rule S.2. places a requirement on Clubs to prepare, implement, regularly review written safeguarding policies and proce-dures which must comply with any guidance published by the Premier League from time to time. Should any regulations, protocols or guidelines conflict, the safety and welfare of Children and Adults at Risk must always take precedence.

This guidance should be read in conjunction with: Premier League Rules and Safeguarding Standards, current Government guidance in response to COVID-19, Working Together 2018 and any other protocol or guidance published by the Premier League in response to COVID-19.

This guidance will be reviewed as circumstances continue to evolve or following updated Government guidance.

3. Principles

- Safeguarding is everyone's responsibility
- Working together underpins the work undertaken to effectively promote and protect the safety, welfare and wellbeing of Children and Adults at Risk
- Maintaining robust safeguarding standards and practice and strengthening these where necessary is essential
- Decisions affecting Children and Adults at Risk should be undertaken with systematic consideration of their safety, welfare and best interests
- Children and Adults at Risk have the right to meaningful involvement in decision-making/decisions that affect them

543

Appendix 14.2

Appendices to the Rules

4. Definitions

Activity means any face to face or remotely delivered/online activity or series of activities, arranged by or in the name of a Club for or to be attended by Children and/ or Adults at Risk.

Adult at Risk means any person aged eighteen or over who has needs for care and support (whether or not the local authority is meeting any of those needs) and is experiencing, or at risk of, abuse or neglect and as a result of those care and support needs is unable to protect themselves from either the risk of, or the experience of abuse or neglect. This may include people with learning disabilities, sensory impairments, mental health needs, older people and people with a physical disability or impairment. It may also include people who are affected by the circumstances that they are living in, for example, experiencing domestic violence (this list is not exhaustive). An individual's level of vulnerability to harm may vary over time depending on the circumstances they are in and their needs at that time.

Child and **Children** is defined by The United Nations Convention on the Rights of the Child as any person or persons who have not yet reached their eighteenth birthday. While we use the term **'children and young people'** in practice, it is essential that Clubs understand the definition of a Child in the context of safeguarding and this guidance.

Club means an association football club in membership of the Premier League.

Head of Safeguarding means the member of Staff appointed to that role by each Club in accordance with Rule S.4. The responsibilities set out in Rule S.4. and this document can only be delegated to experienced and trained Academy or other Safeguarding Officers. The Head of Safeguarding contin-ues to hold responsibility for having oversight and supervising their work/delegated responsibilities.

Senior Safeguarding Lead means the Board-level representative appointed to that role by each Club in accordance with Rule S.3.

5. Safeguarding

Children

Safeguarding Children is the action that is taken to promote their welfare and protect them from harm. This means:

- Protecting Children from abuse and maltreatment;
- Preventing harm to their mental and physical health or development;
- Ensuring they grow up with the provision of safe and effective care; and
- Taking action to enable all Children to have the best outcomes.

544

Appendix 14.2 Appendix 14.2 Adults at Risk Safeguarding Adults at Risk means protecting an adult’s right to live in safety, free from abuse and neglect. It is about people and organisations work-ing together to prevent and stop both the risks and experience of abuse or neglect, while at the same time making sure that the adult’s wellbeing is promoted. Abuse of adults links to the circumstances rather than the characteristics of the people experiencing the harm. An individual’s level of vul-nerability to harm may vary over time depending on the circumstances they are in and their needs at that time. Labelling groups of people (such as people with learning disabilities or older people) as inherently ‘vulnerable’ is seen to be disempowering. Instead the Care Act describes adults poten-tially ‘at risk’ from harm or abuse. Staff means any person involved in any Activity on behalf of or with the authorisation of the Club and/or who works directly with (and/or has influence over) Children or Adults at Risk (or acts on their behalf in any way). 545 546 Appendices to the Rules Governance, policies and procedures Guidance Guidance and signposting to further information and support. Premier League Rules, Safeguarding Standards and other helpful publications can be accessed via our website and Club Safeguarding Portal. The Premier League Safeguarding Team is available to provide support and advice. A list of Government guidance in response to COVID-19 can be accessed via the following link: h t t p s : // w w w . g ov. u k /g ove r n m e n t /c o ll e c t i o n s / coronavirus-covid-19-list-of-guidance Coronavirus outbreak FAQs - What you can and can’t do: ht t p s : // w w w. go v.u k /go v e r n m e nt /pu bl i c at i o n s/ coronavirus-outbreak-faqs-what-you - can - and - cant-do NSPCC COVID-19: safeguarding and child protection: ht tps://learning.nspcc.org.uk/safeguarding-child-protection/covid-pandemic Ann Craft Trust: https://www.anncrafttrust.org/?s=covid Considerations Clubs must give conscious and systematic consideration to the issues set out in this section. Consideration should be given to implementing delivery assessment measures to establish whether new or adapted policies, operational plans and risk assessments are understood, effective in practice and being adhered to. Requirements Club have a duty to comply with the requirements set out in this section. Ensure that safeguarding remains a priority by continuing to comply with Premier League Rules, Safeguarding Standards and any protocol or guidance published by the Premier League in response to COVID-19. This includes ensuring that the Board-level Senior Safeguarding Lead and Head of Safeguarding remain responsible for continuity in safeguarding leadership across the return to all Activities. The return to Activities must be delivered in line with national and local Government requirements and guidance on COVID-19 and the status of the pandemic response to prioritise the health, safety and wellbeing of Children and Adults at risk engaged in Club Activities. Clubs must demonstrate that decisions affecting Children and Adults at Risk have been undertaken with systematic consideration of their safety, welfare and individual best interests which vary, for example but not limited to: by individual circumstance and needs, age, under-standing and competency. Clubs must be aware of new and continuing challenges to the health, safety and wellbeing of Children and Adults at Risk. Planning for the safe return to any Activity must be informed by a consistent and effective multidisciplinary approach. The Head of Safeguarding must be involved in the development and regular review of COVID-19 operational policies, plans, multidisciplinary risk assessments. Early planning, shared ownership, diversity of perspectives, regular review and adaptation/ amendment of arrangements are important components of risk assess-ments.

local resources (not all services may be Ann Craft Trust Safeguarding and the Coronavirus – coronavirus-covid-19/safeguarding-adults assessing the adequacy of procedures and Appendix 14.2 Appendix 14.2 547 548 Review safeguarding and related policies and procedures to reflect the current working arrangements and amendments to policies and procedures as a consequence of COVID-19. Established safeguarding and safer recruitment policies and practices must not be compromised or scaled back as a consequence of planning for the return to any Activity. Consideration should be given to undertaking a multidisciplinary review of the following operational policies, procedures and processes in response to COVID-19 which may impact on the safety, welfare and wellbeing of Children and Adults at Risk: • Staff handbook, safeguarding handbook and/ or guidance for safer working practice. • Lone working policies and procedures. • Emergency contacts/next of kin details. • Emergency and evacuation procedures. • Changes to local GP and hospital opening hours and arrangements. • Review of codes of conduct to include COVID-19 requirements and measures for dealing with accidental or deliberate breaches. • Remote/online teaching or engagement. • Dispersal procedures. • Visitors and spectators. • Use of alternative/new venues. • Travel, transpor t and chaperone arrangements. • Trips, tours and tournaments. • Academy player retention and release procedures and aftercare/support. • Academy trialists and players on loan. • Academy day release where education has been impacted. Information and resources are available on the NSPCC learning website: ht tps://learning.nspcc.org.uk/safeguarding-child-protection/coronavirus#heading-top Info, Tips, and Resources: https://w w w.anncrafttrust.org/safeguarding-and-the-coronavirus-info-tips-and-resources/ SCIE safeguarding adults during the COVID-19 crisis: h t t p s : / / w w w . sc ie . o r g . u k / c a r e - p r o v id e r s / Maintain standards for safeguarding in commissioned services, partnership work and where alternative venues and facilities are used. Consideration should be given to: • Establishing a multidisciplinary approach to ensuring that venues and facilities meet agreed Club standards. • Establishing primacy in planning, delivery and review. • Obligations in contractual agreements. • Operating and information sharing protocols. Requirements Club have a duty to comply with the requirements set out in this section. Considerations Clubs must give conscious and systematic consideration to the issues set out in this section. Guidance Guidance and signposting to further information and support. The Board must be aware of additional/heightened safeguarding risks and delivery plans to support informed decision-making at a senior level about the return to and ongoing delivery of Activities. Continue to regularly review and update Prevent Duty risk registers. Home Office Prevent Duty guidance: ht t p s : // w w w. go v.u k /go v e r n m e nt /pu bl i c at i o n s/ prevent-duty-guidance Ensure adequate safeguarding staffing levels to: maintain existing standards, proactively support the safe return to Activities, ongoing participation/attendance and to lead or support the response to any support and intervention needs that arise. Maintain adequate ratios and supervision arrangements. Contingency plans must be established in the case of illness or other unexpected events. Consideration should be given to supervision arrangements and the staffing levels required for each Activity, particularly when operating in fixed groups or ‘bubbles’ to reduce the risk of transmission. Review records to establish whether system/data access permissions need to be amended and whether any training or checks have become out of date during lockdown measures. Maintain contact with local agencies and partners to be aware of any changes to local requirements, guidelines, working arrangements and/or contacting key Staff/teams, for example but not limited to: the LADO, Adult Social Care, MASH team, mental health services and key workers for vulnerable Children and Adults at Risk receiving or in need of support, protection and/or care. Consideration should be given to: • Changes to referral routes into and thresholds. • Changes to availability and access to other operational). • Utilising insight from partners and ensur-ing mutual expectations are clear around safeguarding arrangements.

Listening culture Awareness and communication ht tps:// w w w.anncraf t trus t .org/free - accessible - ht tps://w w w.nspcc.org.uk/keeping-children-safe/ mental-health/ Safety, welfare and wellbeing Actions for FE colleges and providers during the Appendix 14.2 Appendix 14.2 549 550 Requirements Club have a duty to comply with the requirements set out in this section. Considerations Clubs must give conscious and systematic consideration to the issues set out in this section. Guidance Guidance and signposting to further information and support. Implement proportionate and effective measures for screening/identifying whether personal or home circumstances have changed, the impact of any bereavements and trauma, vulnerabilities, allocation of or changes to key workers and safeguarding and wellbeing concerns to inform support and intervention measures. A collaborative multidisciplinary approach (including safeguarding expertise) is essential to effectively identify concerns and needs, and to make appropriate professional judgements about any support and intervention measures. Consideration should be given to introducing a wellbeing questionnaire to understand concerns and potential soft disclosures. Department for Education: Keeping Children Safe in Education: ht t p s : // w w w. go v.u k /go v e r n m e nt /pu bl i c at i o n s/ keeping-children-safe-in-education--2 Department for Education COVID-19 guidance-coronavirus outbreak: ht t p s : // w w w. go v.u k /go v e r n m e nt /pu bl i c at i o n s/ c o r o n a v ir us-c o v i d - 1 9 - m a in t a in in g - f u r t h e r - education-provision NSPCC Coronavirus briefing - safeguarding guidance and information for schools: h t t ps : // l e a rn i n g . n s p c c . or g . u k / m e d i a / 21 5 4 / coronavirus-briefing-safeguarding-guidance-and-information.pdf Public Health England guidance on promoting children and young people’s emotional health and wellbeing: ht t p s : // w w w. go v.u k /go v e r n m e nt /pu bl i c at i o n s/ p r o m o t in g - c h il dr e n - an d - y o u n g - p e o p l e s - emotional-health-and-wellbeing Mental Health Foundation - Returning to school after the coronavirus lockdown: ht t p s :// w w w. m e ntal h e al t h .o rg .u k /c o ro n a v ir us/ returning-school-after-lockdown NSPCC returning to school and COVID-19: ht tps://w w w.nspcc.org.uk/keeping-children-safe/ away-from-home/at-school/#cornavirus • Safeguarding and wellbeing information is widely promoted, including internal and external pathways for accessing support, advice and raising concerns • Everyone is aware of infection prevention and control measures. Requirements Club have a duty to comply with the requirements set out in this section. Considerations Clubs must give conscious and systematic consideration to the issues set out in this section. Guidance Guidance and signposting to further information and support. Implement an effective awareness/communication plan to: • Reinforce existing safeguarding principles and expectations. • Ensure Staff, partners, Children, Adults at Risk and parents/ carers are aware of: new and adapted working/ participation environments, policies, procedures, guidance and support measures. Child friendly and accessible resources to support the return to Activities should be made available. Ann Craft Trust Accessible Resources About Coronavirus: resources-about-coronavirus/ NSPCC talking to a child worried about COVID-19: c h i l d r e n s-m e n t al - h e al t h /d e p r e s si o n - a n x i e t y - Childline support and advice for children and young people: https://www.childline.org.uk/info-advice/ your-feelings/anxiety-stress-panic/worries-about-the-world/ Implement a training/awareness plan to ensure that: • Staff are aware of and competent and confident in responding to safeguarding, wellbeing issues that may arise as a consequence of COVID-19. • Staff are prepared for changes to working arrangements, enhanced hygiene requirements, social distancing, new or adapted policies and procedures. • Children, Adults at Risk and parents/carers are prepared for changes to the physical environment, participation, use of facilities, hygiene measures and social distancing. Consideration should be given to: • The re-induction of Staff to ensure new or amended policies and procedures are understood. • Delivering training and providing guidance on secondary and vicarious trauma. Recommended free e-learning module for Club Staff: https://www.acesonlinelearning.com/ Requirements Club have a duty to comply with the requirements set out in this section. Considerations Clubs must give conscious and systematic consideration to the issues set out in this section. Guidance Guidance and signposting to further information and support. Meaningful consultation measures must be established to support the return to Activities and ongoing participation/ attendance. Consideration should be given to the provision of appropriate safe spaces to seek advice or raise concerns while complying with Government guidance on COVID-19 on the use of facilities and social distancing measures.

ht t p s : // w w w. go v.u k /go v e r n m e nt /pu bl i c at i o n s/ vulnerable -persons-from-covid-19/guidance - on-persons-from-covid-19 Providing a safe environment ht t p s : // w w w. go v.u k /go v e r n m e nt /pu bl i c at i o n s/ settings Accommodation arrangements ht t p s : // w w w. go v.u k /go v e r n m e nt /pu bl i c at i o n s/ cant-do COVID-19 advice for accommodation providers: accommodation-providers#accommodation-for-Public Health England COVID-19 guidance for ht t p s : // w w w. go v.u k /go v e r n m e nt /pu bl i c at i o n s/ https://www.gov.uk/uk-border-control C o v i d % 20 d o c u m e n t s / C o v i d -19% 20 S p ac e % 20 From%20An%20Architect.pdf settings, including the use of personal protective ht t p s : // w w w. go v.u k /go v e r n m e nt /pu bl i c at i o n s/ childrens-social-care/safe-working-in-education-Appendix 14.2 Appendix 14.2 551 552 • Local Private Fostering Regulations must adhered to in the case of any Child under the age of sixteen placed in the care of a host family. Existing safer recruitment and procurement policies and practices must not be compromised or scaled back when appointing new host families or Staff. • A multidisciplinary risk assessment (including safeguarding) must be undertaken with control measures proactively monitored/regularly reviewed: - Host families are aware of and competent and confident in responding to safeguarding and wellbeing issues that may arise as a consequence of COVID-19. - Host families are prepared for changes to working arrangements, enhanced hygiene requirements, social distancing, reporting symptoms, new or adapted policies and procedures. - Children and Adults at Risk at Risk placed in the care of a host family are prepared for changes to the physical environment, participation, use of facilities, hygiene measures, social distancing and reporting symptoms. * This section should be read in conjunction with Annex 1. • Developing guidance and FAQs. • Managing potential reduction in the number of host families due to changes in personal circumstances, illness, vulnerability, shielding etc. • Managing potential increased downtime and homesickness. • Communication with host families and Staff about potential reduced training time/ increased downtime and quarantine requirements in the case of an individual returning from overseas. • Using downtime for delivery of remote/online education, particularly where education has been impacted as a consequence of COVID-19. Joint Department for Digital, Culture, Media and Sport and Department of Health and Social Care https://w w w.gov.uk/guidance/covid-19-advice-for-non-critical-workers households with possible coronavirus infection: covid-19-stay-at-home-guidance Government guidelines on entering the UK: Multi-occupancy boarding accommodation • The Senior Safeguarding Lead and Head of Safeguarding must have oversight of all safeguarding risks and control measures associated with multi-occupancy boarding accommodation. • Existing safer recruitment and procurement policies and practices must not be compromised or scaled back when appointing new Staff and agency or third-party staff. • A multidisciplinary risk assessment (including safeguarding) must be undertaken with control measures proactively monitored/regularly reviewed. Consideration should be given to: • Reviewing multi-occupancy boarding accommodation policies, procedures, guidance and contractual agreements to reflect changes as a consequence of/in response to COVID-19. • Managing potential reduction in staffing levels due to changes in personal circumstances, illness, vulnerability, shielding etc. • Managing potential increased downtime and homesickness. • Using downtime for delivery of remote/online education, particularly where education has been impacted as a consequence of COVID-19. COVID-19 space planning guidance: h t t ps: // w w w . b o a r d i n g . o r g . u k / u s e r f i l e s / bs a / Planning%20 -%20Boarding%20 -%20Thoughts%20 Department for Education guidance-Safe work-ing in education, childcare and children’s social care equipment (PPE):): s af e - w ork i n g - i n - e d u c at i on - ch i l d c a r e - a n d - c h il d c are - an d - c h il dre n s - s o c i al - c are - s e t t in g s - in c l u d in g - t h e - us e - of - p e r s o n al - p r o t e c t i v e - equipment-ppe Requirements Club have a duty to comply with the requirements set out in this section. Considerations Clubs must give conscious and systematic consideration to the issues set out in this section. Guidance Guidance and signposting to further information and support. Host family accommodation • The Senior Safeguarding Lead and Head of Safeguarding must have oversight of all safeguarding risks and control measures associated with the provision of host family accommodation. Consideration should be given to: • Reviewing host family policies, procedures, guidance and contractual agreements to reflect changes as a consequence of/in response to COVID-19. Coronavirus outbreak FAQs - what you can and can’t do: coronavirus-outbreak-faqs-what-you - can - and - Requirements Club have a duty to comply with the requirements set out in this section. Considerations Clubs must give conscious and systematic consideration to the issues set out in this section. Guidance Guidance and signposting to further information and support. The use of venues and facilities to deliver Activities must comply with Premier League, national and local Government requirements and guidance in response to COVID-19. Consideration should be given to: • Additional support needs to support understanding of and adherence to control measures. • Simple signage and language should be used to explain safety measures, and to reiterate/ reinforce key messages. Public Health England COVID-19 guidance on cleaning of non-healthcare settings: cov i d -19 - d e contam in at ion - in - n on - h e al t h care - Requirements Club have a duty to comply with the requirements set out in this section. Considerations Clubs must give conscious and systematic consideration to the issues set out in this section. Guidance Guidance and signposting to further information and support. Risk assessments and support measures must specifically take into account: • Vulnerable Children and Adults at Risk receiving or in need of safeguarding support, protection and/or care. • The physical and mental health of individuals as well as other individuals at higher risk from COVID-19 and therefore vulnerable. Public Health England guidance on shielding and protecting people who are clinically extremely vulnerable from COVID-19: guidance-on-shielding-and-protecting-extremely-shielding-and-protec ting-ex tremely-vulnerable -

Appendix 14.2

Requirements Club have a duty to comply with the requirements set out in this section	Considerations Clubs must give conscious and systematic consideration to the issues set out in this section.	Guidance Guidance and signposting to further information and support.
• Implement a training/awareness plan to ensure that: - Residential/boarding accommodation Staff and agency or third-party staff are aware of and competent and confident in responding to safe-guarding and wellbeing issues that may arise as a consequence of COVID-19 - Residential/boarding accommodation Staff and agency or third-party staff are prepared for changes to working arrangements, enhanced hygiene requirements, social distancing, identifying and reporting symptoms, new or adapted policies and procedures - Academy players are prepared for changes to the physical environment, participation, use of facilities, hygiene measures, social distancing and reporting symptoms. *This section should be read in conjunction with Annex 1		Boarding Schools Association COVID-Safe Charter https://www.boarding.org.uk/userfiles/bsa/Covid%20documents/Covid%20Safe%20Charter.pdf
Maintaining safeguarding standards in partner school relationships		
Maintain standards for safeguarding in partnership work by seeking assurance that safeguarding policies and working arrangements of partner schools delivering boarding accommodation or other provision is robust and in line with current Government guidelines and any Club and/or Premier League safeguarding and education requirements and guidelines.		

553

Appendix 14.2

Appendices to the Rules

Annex 1: Government and occupational health guidance (correct at 28 June 2021)

This guidance set out in this Annex is not exhaustive. Club and Activity specific multidisciplinary risk assessments must be carried out taking account of all relevant national Government guidance and local circumstances.

Travel

Department for Transport - Travel safely during the coronavirus outbreak: https://www.gov.uk/guidance/coronavirus-covid-19-safer-travel-guidance-for-passengers

Club transport

- Consider using dedicated Club drivers transporting fixed groups or 'bubbles'.
- Undertake a multidisciplinary risk assessment and proactively monitor/regularly review control measures.
- Follow Government guidelines on social distancing measures.
- Provide face masks for Club drivers and passengers.
- Implement enhanced cleaning arrangements.
- Use barriers/screens wherever possible.

Host family accommodation

- Current Government guidance permits the return to host family accommodation in a limited set of circumstances. This includes providing accommodation for an elite athlete for the purposes of training or competition. An 'elite athlete' is defined as a person who: (i) derives a living from competing in a sport, (ii) is a senior representative nominated by a relevant sporting body, (iii) is a member of the senior training squad for a relevant sporting body, or (iv) is aged 16 or above and on an elite development pathway.
- Provision of host family accommodation for individuals who do not meet the definition of an elite athlete must be delivered in line with Government guidance, paying particular attention to the Department of Health and Social Care guidance on overnight stays away from households, support bubbles and limiting interaction: https://www.gov.uk/guidance/meeting-people-from-outside-your-household#making-a-support-bubble-with-another-household. Careful consideration should be given to whether the exposure to two households, the family and social contact of both households, travel, attending education and Activities is in line with Government guidance to reduce the risk of transmission and to avoid breaching the guidance and potentially incurring liability as a result.

554

Appendix 14.2 Appendix 14.2 • Physical risk assessments of all accommodation to be carried out by an occupational health expert to support the implementation of effective control measures. These occupational health risk assessments should be used to inform safe occupancy levels i.e. individuals per house and bedroom. • Enhanced cleaning arrangements must be implemented. • Develop a policy and procedure to manage isolation for an individual(s) showing symptoms of or confirmed to have COVID-19. • Government guidelines on quarantine to be implemented in the case of individuals returning from overseas. • Screening of both households by an occupational health expert to identify individuals who are clinically vulnerable, at high risk or shielding. • Implement symptom questionnaires and/or testing. • Develop a policy and procedure to manage isolation for an individual(s) showing symptoms of or confirmed to have COVID-19. • Government guidelines on quarantine to be implemented in the case of individuals returning from overseas. Multi-occupancy boarding accommodation • Dormitory-type or shared bedrooms in multi-occupancy boarding accommodation and indoor facilities/communal areas where social distancing cannot be observed is not currently permitted (except where housing individuals from the same household or support bubble). • The use of multi-occupancy boarding accommodation will increase risk of transmission, therefore reduced occupancy levels and social distancing measures must be implemented. • A physical risk assessment of boarding accommodation to be carried out by an occupational health expert to support the implemen-tation of effective control measures. • Occupational health risk assessments should be used to inform safe occupancy levels, sharing bedrooms, scheduled access to communal areas where social distancing can be observed and the implementation of fixed groups or ‘bubbles’. • Careful consideration should be given to the risk of transmission through exposure to multi-occupancy boarding accommodation, family and social contact, travel, attending education and Activities. • Implement symptom questionnaires and/or testing. • Screening of occupants by an occupational health expert to identify individuals who are clinically vulnerable, at high risk or shielding. • Implement symptom questionnaires and/or testing. • Use of symptom questionnaires and/or testing. 555 556 Appendices to the Rules

Appendix 15
Match Day Protocol (COVID-19)

A. Introduction

Overview

The impact of the COVID-19 pandemic continues to pose challenges for the staging of League Matches in a safe environment for participants and supporters, despite the relaxation of Government restrictions and a return of fans at full stadium capacity.

This Match Day Protocol implements a series of measures that seek to balance the need to return to normal operations with the essential requirement to maintain a level of COVID-19 preparedness, to ensure that League Matches can be completed in all conditions and to ensure the safe and fair delivery of the Competition for all stakeholders.

The provisions of this Match Day Protocol do not replace or vary the obligations placed on Clubs in the Training Protocol, which will remain in force and continue to regulate Club conduct in the training ground environment. Further, in line with Rule O.1, nothing in this Protocol replaces, reduces or affects in any way the obligations imposed on Clubs by statute and/or common law in the fields of medicine, occupational health and/or health and safety.

Where, in accordance with any Rule, Club resolution or directive from a statutory body, a League Match is required to be played at a neutral venue, the League, the venue hosting the League Match and the two participating Clubs will enter into good faith discussions to determine who assumes the obligations imposed on the Home Club in this Match Day Protocol.

Format

In line with the Training Protocol, this Match Day Protocol sets out obligations binding on Clubs and incorporated into the Rules, a breach of which will be dealt with under Section W (Disciplinary) of those Rules. The obligations apply in respect of all League Matches during Season 2021/22.

Supplementing this Match Day Protocol is a range of non-binding guidance, issued by the Premier League in consultation with Clubs in the form of the Match Day Operations Plan and seeks to support Clubs in the practical application of their obligations to ensure the safest possible stadium environment for the delivery of a League Match. The guidance covers considerations for all areas of match day delivery.

It is envisaged that the Match Day Operations Plan will be a 'living document' and will evolve as Government guidance in relation to COVID-19 develops. However, given that its provisions operate as Rules, no amendment to this Match Day Protocol will be made without the necessary approval by Clubs at a Shareholders' Meeting.

557

Appendix 15

Definitions

Capitalised terms not otherwise defined in this Match Day Protocol bear the meanings given to them in the Rules.

References to **'Relevant Persons'** are to those individuals identified as such in paragraph 6.i of the Training Protocol.

References to **'Match Day Personnel'** are to:

- Staff (whether employees, contractors or consultants) and/or representatives of the participating Clubs
- Employees and/or representatives of the League
- Match Officials
- Other individuals (whether representatives of Broadcasters, commercial partners or otherwise) working on site at the Stadium on a match day

References to **'Cleared Individuals'** are to the Relevant Persons and Match Day Personnel who are permitted to attend the Red Zone designated for the venue (as defined at paragraph 1.ii, below) for a League Match.

References to **'Supporters'** are to individuals in attendance at a League Match who are not Relevant Persons or Match Day Personnel and whose admission to the Stadium on a match day is subject to the conditions of entry referred to at paragraph 24, below.

Premier League Designated Roles

The Premier League's COVID-19 Competition Officer is Jamie Herbert (jherbert@premierleague.com).

The Premier League's COVID-19 Medical Officer is Professor Mark Gillett (mgillett@premierleague.com).

B. Match Day Protocol

Policies and Procedures

1. By no later than seven days prior to the day of its first League Match as the Home Club in Season 2021/22, each Club must complete, submit to the League for its approval and subsequently comply with a multi-disciplinary risk assessment of all aspects of hosting a League Match at its Stadium (**'COVID-19 Stadium Risk Assessment'**) that incorporates the following:

Appendices to the Rules

558

Appendix 15 Appendix 15 i. a venue operation plan for the preparation for and hosting of League Matches at its Stadium, including a plan of the Stadium and its environs, defining all areas, routes and access/egress points and including measures for the optimisation of Government recommended social distancing and all hygiene measures throughout ix. provision for any individual who attends the Stadium and who is considered to be ‘clinically vulnerable’ or ‘clinically extremely vulnerable’ (in line with Government guidance) x. provision for the conduct of anti-doping during and/or immediately after a League Match, including appropriate modifications to all facilities necessary for doping control to maintain compliance with any Government guidance concerning social distancing and necessary hygiene measures ii. the creation of a ‘Red Zone’ (which must become active no later than three and a half hours prior to kick-off on each match day) and which must include the stadium entry point for Relevant Persons, the pitch, technical areas, changing rooms and any other area that will be accessed by Relevant Persons on a match day xi. provision for the delivery of each Club’s broadcaster access obligations (and other essential media activities) in accordance with the Rules, this Match Day Protocol and any guidance issued by the Premier League iii. the creation of a ‘Purple Zone’ in accordance with paragraph 8, below xii. a copy of the relevant safety certificate (and shall make available all documents, information and evidence submitted to the SAG and/or SGSA in order to secure the relevant safety certificate to the League on request) iv. the creation of a ‘buffer’ or barrier (the precise details of which should be agreed with the League) between any seated area in the Red Zone that would otherwise be immediately adjacent to Supporters in attendance and the Supporters themselves 2. By no later than seven days prior to the day of its first League Match as the Home Club in Season 2021/22, each Club must devise a ‘COVID-19 Stadium Operations Policy’, which must: v. subject to paragraphs 4 to 6, below, appropriate modification of facilities within the Red Zone (and, where appropriate, the Purple Zone) to facilitate social distancing between Relevant Persons and between Relevant Persons and all other individuals i. be agreed by its Board and/or Chief Executive Officer ii. identify an individual as the ‘Designated COVID-19 Stadium Operations Officer’ (who may be the same as the Club’s Designated COVID-19 Officer) vi. a security plan, screening process and accreditation system for all Cleared Individuals that limits contact between Relevant Persons and Match Day Personnel wherever possible iii. reflect the Club’s COVID-19 Stadium Risk Assessment iv. include a framework to: vii. an assessment of the impact of all measures adopted as part of the COVID-19 Stadium Risk Assessment on existing emergency action plans, security plans, health and safety plans and/or fire evacuation plans a. support the education and familiarisation of all of the Club’s Cleared Individuals with regard to the Club’s COVID-19 Stadium Operations Policy b. ensure that, no later than four days before any League Match at which it is the Home Club, the following individuals are provided with a copy of the Club’s COVID-19 Stadium Operations Policy: viii. designation of: a. an isolation room within the Stadium and consideration of steps to be taken to manage any individual(s) who develop COVID-19 symptoms while within the Stadium A. the Team Doctor and COVID-19 Officer of the Visiting Club B. a representative of Professional Game Match Officials Limited b. an individual (with the qualifications and experience referred to at paragraph 10.i, below) responsible for oversight of the isolation room and clinical management of any individuals who develop suspected or confirmed cases of COVID-19 while within the Stadium, ensuring that all such cases are managed in line with standard COVID-19 case management protocols, this Match Day Protocol and Government guidance v. include guidance as to the process by which the Cleared Individual can opt out of the policy at a later date, should they choose to do so (in which case, they will not be permitted to attend the Stadium) vi. be submitted to the League (and any revisions of that document must be submitted to the League within two days of their agreement under 559 560 Appendices to the Rules

Appendix 15 Appendix 15 paragraph 2.i and no later than 48 hours prior to the League Match in respect of which they are intended to take effect). Purple Zone 8. The Home Club must create a Purple Zone, details of which shall be agreed between the Home Club and the League (which must become active at the same time as the Red Zone): 3. Each Club must ensure that, before any Cleared Individual attends the Stadium, they have provided written confirmation (in such terms as are approved by the Premier League) that they have received and agree to be bound by the Club’s COVID-19 Stadium Operations Policy. Confirmation provided by the individuals listed at paragraph 2.iv.b, above, shall constitute acceptance on behalf of all Relevant Persons and Match Day Personnel employed by or representative of the Visiting Club or PGMOL (as appropriate) that they agree to be bound by the relevant Club’s COVID-19 Stadium Operations Policy. i. to provide an area or areas in which pre-and post-match interviews and other essential pre-and post-match activity can be conducted indoors and in which representatives of broadcasters entitled to be present in the Stadium in close proximity to the Red Zone in accordance with the Rules must be located ii. with access limited only to those whose attendance in the Purple Zone is essential for performance of the functions referred to at paragraph 8.i, above, and who have complied with the requirements of paragraph 14, below Red Zone 4 Subject to paragraph 5, below, each Home Club must ensure that all indoor areas within the Red Zone (including the changing rooms) are configured so as to allow for social distancing between all Relevant Persons (and between Relevant Persons and all other individuals). 9. Where, due to the configuration of the Stadium, it is not possible to facilitate pre-and/or post-match interviews in a socially distanced way within the Purple Zone (ie, with social distance maintained between any Relevant Persons and any non-Relevant Persons), such interviews must be conducted in the pitchside presentation positions required by Rule K.56. 5. The League may grant dispensation from the requirement in paragraph 4, where due to the configuration of the Stadium and the return of Supporters, compliance with that requirement is impossible. Where a Club wishes to obtain such dispensation, it must, as part of the COVID-19 Stadium Risk Assessment, detail any additional measures the Home Club has implemented to mitigate: (a) the risk of transmission of COVID-19 between Relevant Persons; and (b) the number and extent of ‘close contacts’ engaged in by Relevant Persons while inside the Stadium. These may include (but are not limited to) measures to increase and monitor ventilation levels in indoors areas and measures to ensure social distancing in any areas where it is possible to achieve it. Designated Roles 10. In addition to the roles required by paragraph 1, above, each Club must designate an individual as: i. its ‘COVID-19 Medical Officer’, who will ordinarily be the Club’s Team Doctor, but in all cases must: a. be a registered medical practitioner, licensed to practice by the General Medical Council 6. Granting of the dispensation at paragraph 5 will be at the League’s discretion. Where an application for dispensation is refused (due to the League not being satisfied with the mitigating measures referred to in the COVID-19 Stadium Risk Assessment), the League will discuss with the Club a plan to re-configure the Stadium to ensure that the requirement at paragraph 5 is met and the Club must comply with any reasonable directions from the League in that regard. b. hold a current ATMMiF c. be familiar with all relevant developments and Government guidance in relation to COVID-19 and post COVID-19 pathology d. be in attendance at the Stadium for the period from one hour prior to kick-off of each League Match until one hour after the conclusion of the League Match 7. Where no dispensation is granted in respect of a Stadium, pursuant to paragraph 5, each Club must ensure that its Relevant Persons maintain social distancing in all indoor areas at the Stadium. ii. its ‘Red Zone Doctor’, who will ordinarily be the Club’s Tunnel Doctor, but in all cases must: 561 562 Appendices to the Rules

Appendix 15

a. be a registered medical practitioner, licensed to practice by the General Medical Council

b. hold a current ATMMiF

c. be in attendance at the Stadium for each League Match at which the Club is the Home Club for the period from one hour prior to kick-off until one hour after the conclusion of the League Match

d. be responsible for all medical oversight within the Stadium's Red Zone

Testing, screening and Stadium access

11. Where there is a requirement to submit to a COVID-19 Antigen Test ("**Test**") in this Match Day Protocol, the Test must be conducted in accordance with the process administered by the League.

12. Each Home Club must ensure that only the following Cleared Individuals may access the Red Zone on a match day and that the number of individuals inside the Red Zone at any time does not exceed the number stipulated by the League:

i. Relevant Persons who have submitted to the Test regime set out in paragraph 12 of the Training Protocol and whose most recent Test prior to the League Match has returned a negative result

ii. Match Day Personnel in possession of a 'clinical passport' (in such format as approved by the League) permitting access to the Red Zone

13. Any Visiting Club that permits access to the Red Zone by a representative of its Clubs (whether a Player, member of Staff or guest) who does not meet the criteria set out in paragraphs 12.i and 12.ii, above, will be in breach of this Protocol.

14. Each Home Club must ensure that no person may access the Purple Zone on a match day unless they are in possession of a 'clinical passport' (in such format as approved by the League) permitting access to the Purple Zone and that the number of individuals inside the Purple Zone at any time does not exceed the number stipulated by the League.

15. Each Club must comply with the action plan in relation to any instance of a positive Test result for one of its Relevant Persons and/or record of any symptoms of COVID-19 set out in the League's guidance applicable at the relevant time.

16. No Club may permit any Relevant Person who is required to self-isolate under the results management framework detailed in the League's guidance applicable at the relevant time to attend the Stadium on the day of a League Match.

563

Appendix 15

Appendices to the Rules

Venue operations and control

17. Each Club must comply with the limit specified by the League from time to time on the number of individuals present within the Red Zone (and, if applicable, the Purple Zone) for any League Match.

18. Each Home Club must develop, monitor and enforce an accreditation process that limits access to the Red Zone and Purple Zone in accordance with the provisions of paragraphs 12 to 14, above.

19. In all areas outside the Red Zone and Purple Zone, each Club must ensure that it complies with all applicable Government guidance in relation to:

i. social distancing

ii. use of face coverings

iii. the preparation and service of food and beverages

iv. congregation in indoor spaces

v. the provision of hand sanitisation facilities

20. Each Club must ensure that that it complies with all applicable Government guidance in relation to:

i. use of hotels and other accommodation prior to and following the League Match

ii. transport to and from the League Match

Supporters and Match Day Personnel

21. A Club may only stage a League Match with Supporters at its Stadium during Season 2021/22 where:

i. permission has been granted by the relevant SAG for the staging of such a League Match with Supporters in attendance and a safety certificate issued for that purpose

ii. in doing so, the Club complies at all times with:

a. the terms of that safety certificate

b. the SGSA Guidance (a breach of which shall constitute a breach of the Match Day Protocol)

c. this Match Day Protocol

564

Appendix 15 22. Each Club must implement, monitor and enforce a code of conduct for Supporters, compliance with which must form a condition of entry to its Stadium (‘Code of Conduct’). The League will provide a template Code of Conduct for this purpose, which shall be used by Clubs, save where prior consent is granted to an alternative by the League. ii. restrictions on the attendance of Supporters (including limitation on attendance of Supporters of the Visiting Club) iii. restrictions on the use of indoor spaces within the Stadium iv. restrictions on the preparation and service of food and beverages 23. Each Club must implement a code of conduct for Match Day Personnel who are not Cleared Individuals (and will therefore not enter the Red Zone on a match day), which may (but need not) be identical to the Code of Conduct. v. restrictions on manual therapy by Staff vi. restriction on the use of showering or bathing facilities, ice baths and/or cryogenic chambers 24. Each Home Club must ensure that prior to their attendance at a League Match, each Supporter and Match Day Personnel who is not a Cleared Individual has complied with such directions as issued by the League regarding vii. reduced numbers in the Red Zone and/or reduced numbers in (or cessation of) the Purple Zone viii. requirements to modify facilities (including changing rooms) to enable social distancing among Relevant Persons a. COVID-19 status certification b. the provision of information necessary to enable the Club to facilitate the Government’s ‘Test and Trace’ system ix. requirements in respect of personal protective equipment x. additional monitoring measures to ensure compliance with the Protocol and the Emergency Measures (including the continued presence of Premier League representatives at the Training Ground/Academy Training Ground to monitor compliance) C. Emergency Measures 25. In the event of either: i. a Club experiencing an ‘Outbreak’ (as defined in the League’s Outbreak Protocol); or 27. Where the League implements Emergency Measures in respect of a Club: i. they will be time-limited and subject to regular review by the League to ensure that they continue to be necessary and proportionate ii. an escalation in the public health risks posed by COVID-19 (whether due to the emergence of a new variant of COVID-19, an increase in the COVID-19 infection rate or otherwise), ii. the Club subject to the Emergency Measures must comply with them in all respects. Failure to do so will constitute a breach of this Match Day Protocol the League may implement such emergency measures as it considers necessary to enhance the bio-security of the Red Zone and/or Purple Zone, protect the safety of Relevant Persons, minimise the spread of COVID-19 among Relevant Persons so far as possible, ensure the safe and fair completion of the Competition and maintain Government and stakeholder support for the continuation of League Matches involving the Club (‘Emergency Measures’). 26. While the specifics of any Emergency Measures will be for the League (at its absolute discretion) to determine, for the avoidance of doubt, they may include some or all of the following: i. a revised regime for Tests of the Club’s Relevant Persons (whether an increase frequency, an alternative form of Test or otherwise) or the requirements regarding ‘clinical passports’ 565 566 Appendices to the Rules

Appendix 16 Calculation of Season 2019/20 Reduction Share Appendix 16 A. Introduction Method 1. As a consequence of the impact of the COVID-19 pandemic and the resulting Government restrictions on the scheduling and format of Season 2019/20, the League’s allocation of UK Broadcast Revenue and International Broadcast Revenue is subject to a reduction in the amount of the Season 2019/20 Reduction. 5. The share of the Season 2019/20 Reduction to be borne by each 19/20 Club and 19/20 Relegated Club will be calculated in accordance with the method detailed in this paragraph 5: Step 1 – Calculating the Revenue % Share 2. The cost of the Season 2019/20 Reduction will be borne by: 5.1 The League will calculate the Total Season 2019/20 Broadcast Revenue and will identify the amount payable to each 19/20 Club and 19/20 Relegated Club in accordance with the process detailed in Rules D.15 to D.19 and D.25. Based on this calculation, the percentage share of the Total Season 2019/20 Broadcast Revenue payable to each 19/20 Club and each 19/20 Relegated Club will be determined (its ‘Revenue % Share’) (for example, if the League’s Total Season 2019/20 Broadcast Revenue is £1 billion and the amount so payable to a 19/20 Club in accordance with Rules D.15 to D.19 would have been £150 million, its Revenue % Share will be 15%). 2.1 Clubs in membership of the League in Season 2019/20 (‘19/20 Clubs’) (see Section B) 2.2 Relegated Clubs (as defined in Rule A.1.171) in Season 2019/20 (‘19/20 Relegated Clubs’) (see Section B) 2.3 Subject to paragraph 7, below, Promoted Clubs (as defined in Rule A.1.164) in Seasons 2020/21 and 2021/22 (see Section C) 3. The share of the 2019/20 Reduction to be borne by each of the Clubs (and clubs) referred to in paragraph 2 will be calculated in accordance with this Appendix 16 to the Rules. Step 2 – Calculating the Proportionate Reduction Allocation 5.2 Next, the League will attribute a portion of the Season 2019/20 Reduction to each 19/20 Club and 19/20 Relegated Club based on its Revenue % Share (its ‘Proportionate Reduction Allocation’) (for example, if a 19/20 Club’s Revenue % Share is 10% and the Season 2019/20 Reduction is £100 million, its Proportionate Reduction Allocation would be £10 million). B. 19/20 Clubs and 19/20 Relegated Clubs Overview 4. The calculation of the share of the Season 2019/20 Reduction to be borne by each 19/20 Club and 19/20 Relegated Club shall comprise three steps, as explained in further detail at paragraph 5, below: Step 3 – Defraying the cost of the Proportionate Reduction Allocation 5.3 Next, in order to determine the maximum reduction to be borne by each 19/20 Club and 19/20 Relegated Club, the League will calculate the amount of the Season 2019/20 Reduction that would have been borne by each 19/20 Club and 19/20 Relegated Club simply by treating the Season 2019/20 Reduction as a reduction in revenue and applying the provisions of Rules D.15 to D.19 and D.25 without alteration (its ‘Maximum Reduction Allocation’). 4.1 Step 1 – The League will determine each 19/20 Club’s and each 19/20 Relegated Club’s Revenue % Share (see paragraph 5.1, below) 4.2 Step 2 – The League will then use the relevant Revenue % Share figures to calculate each 19/20 Club’s and each 19/20 Relegated Club’s Proportionate Reduction Allocation (see paragraph 5.2, below) 5.4 Finally, the League will utilise the Promoted Clubs’ Reduction Contribution (as defined at paragraph 6.2, below) to reduce each 19/20 Club’s and each 19/20 Relegated Club’s Proportionate Reduction Allocation as follows: 4.3 Step 3 – The League will then use the Promoted Clubs’ Reduction Contribution to defray in part the costs of each 19/20 Club’s and each 19/20 Relegated Club’s Proportionate Reduction Allocation (see paragraphs 5.3 and 5.4, below) 567 568 Appendices to the Rules

Appendix 16 Appendix 16 5.4.1 A portion of the Promoted Clubs’ Reduction Contribution will be utilised to defray the Proportionate Reduction Allocation of each 19/20 Club and each 19/20 Relegated Club in each case by an amount commensurate with its Revenue % Share; and 7.3 In that event, the League will utilise a portion of the fees that it would otherwise have been required to provide to the Re-Promoted Club(s) under Rule D.25 (ie, the ‘parachute payments’) to ensure that the quantum of the Promoted Clubs’ Reduction Contribution remains at the level calculated in accordance with paragraph 6.2, above 5.4.2 The remainder of the Promoted Clubs’ Reduction Contribution will be utilised to further reduce each 19/20 Club’s and 19/20 Relegated Club’s Proportionate Reduction Allocation to ensure that no 19/20 Club or 19/20 Relegated Club bears a share of the Season 2019/20 Reduction that is greater than its Maximum Reduction Allocation. D. Illustrative example 8. Given the complexity of the calculation methods referred to in this paper, attached at Annex One is a worked example of applicable process, drafted on the assumption that the Season 2019/20 Reduction totals £330 million. 5.5Having utilised the Promoted Clubs’ Reduction Contribution in the way described in paragraph 5.4, above, the final share of the Season 2019/20 Reduction to be borne by each 19/20 Club and each 19/20 Relegated Club will be determined. C. Season 2020/21 and Season 2021/22 Promoted Clubs 6. Subject to paragraph 7, below: 6.1The share of the Season 2019/20 Reduction to be borne by each of the Promoted Clubs in Seasons 2020/21 and 2021/22 will be the mean of the Maximum Reduction Allocations of the three 19/20 Relegated Clubs (calculated in accordance with the method set out in paragraph 5.3) 6.2The total amount of the six shares of the Season 2019/20 Reduction to be borne by the six Promoted Clubs in total in Season 2020/21 and Season 2021/22 will comprise the ‘Promoted Clubs’ Reduction Contribution’ 7. Where one or more 19/20 Relegated Clubs is promoted back to the League in Season 2021/22 (becoming a ‘Re-Promoted Club’): 7.1 The Re-Promoted Club(s) shall not be required to bear the further share(s) of the Season 2019/20 Reduction that it/they would otherwise have borne in accordance with paragraphs 2.3 and 6, above 7.2 Instead, the number of Promoted Clubs in Seasons 2020/21 and 2021/22 that will be required to bear shares of the Season 2019/20 Reduction, calculated in accordance with paragraph 6.1, above, will be reduced by the number of Re-Promoted Clubs 569 570 Appendices to the Rules

Appendix 16 Appendix 16 Annex One – Calculation of Season 2019/20 Reduction Share Illustrative Example: Scenario - Season Completion with £330m Reduction Total Season 2019/20 Broadcast Revenue is based on forecast. Actual allocation of reduction will be calculated on actual results at the end of the Season. Thus Revenue % Share will alter. Use a portion of the Promoted Club Reduction Contribution to defray each Club’s share of reduction calculated in Step 2 by allocation in the same Revenue % Share calculated in Step 1. Share of the pre reduction revenue. reduction further so that no Club’s r reduction shall not exceed this. 2019/20 Reduction ranges from £7.1m to £17.3m. share of reduction as under the Maximum Reduction Allocation. Promoted Club Rebate Contribution Rebate Borne By Each Promoted Club Promoted Club Rebate Contribution Season 2019/20 Rebate 571 572 Appendices to the Rules 330.0 Para 6 Para 7 8.4 50.4 The Promoted Club Reduction Contribution is therefore £50.4m. 50.4 Each Promoted Club in Season 2020/21 and 2021/22 will bear £8.4m of the Season 2019/20 Reduction. 330.0 (29.9) (20.6) (50.4) 279.6 330.0 Grand Total 2,797.8 100% 28.7 (2.6) (10.7) (13.3) 15.4 15.4 Total Relegated Clubs 243.2 8.7% Relegated Clubs assume the same Para 6 and 7 Calculate the share of reduction to be borne by each of the six Promoted Clubs in Seasons 2020/21 and 2021/22 by taking the average reduction allocated to the three Clubs relegated in Season 2019/20 i n Step 3 – Para 5.3 i.e. in this scenario, average of £9.0m, £9.1m and £7.1m = £8.4m. In this example: Each Club’s Final Share of Season 4.9 (0.4) (1.8) (2.3) 2.6 4.9 (0.4) (1.8) (2.3) 2.6 4.9 (0.4) (1.8) (2.3) 2.6 4.0 (0.4) (1.5) (1.9) 2.2 4.0 (0.4) (1.5) (1.9) 2.2 4.0 (0.4) (1.5) (1.9) 2.2 1.8 (0.2) (0.7) (0.8) 1.0 2.6 2.6 2.6 2.2 2.2 2.2 1.0 Relegated 1 41.8 1.5% Relegated 2 41.8 1.5% Relegated 3 41.8 1.5% Relegated 4 34.2 1.2% Relegated 5 34.2 1.2% Relegated 6 34.2 1.2% Relegated 7 15.2 0.5% Clubs and Relegated Clubs’ share of the Step 3 – Para 5.5 Each Club’s Final Share of Season 2019/20 Reduction is determined by combining its Proportionate Reduction Allocation in Step 2 with its allocation of Promoted Club Reduction Contribution calculated in Step 3 – Para 5.4. Step 3 – Para 5.3 In order to determine the maximum reduction for each Club and each Relegated Club, calculate each Club’s share of revenue by following Rules D.15 to D.19 & D.25 without alteration and by treating the reduction as a reduction in revenue. Step 2 – Para 5.2 Calculate each Club’s share of the reduction according to the Revenue % Share as determined in Step 1. Step 3 – Para 5.4.2 Using the remainder of the Promoted Club Reduction Contribution, allocate to Clubs in order to defray the share of share will exceed the share of eduction calculated in Step 3 – Para 5.3 under the Section D Allocation. Step 1 – Para 5.1 At the end of Season 2019/20, calculate the Total Season 2019/20 Broadcast Revenue due to each Club and Relegated Club without giving effect to the reduction. Thus determining each Club’s Revenue % Step 2 Step 3 Para 5.2 Para 5.4.1 Para 5.4.2 Para 5.4 Para 5.5 Proportionate Reduction Allocation £'m Promoted Club Reduction Contribution Allocation Final Share of Season 2019/20 Reduction £'m Initial Allocation £'m Additional Allocation £'m Total Allocation £'m 19.0 (1.7) 0.0 (1.7) 17.3 18.5 (1.7) 0.0 (1.7) 16.8 17.8 (1.6) 0.0 (1.6) 16.2 17.9 (1.6) 0.0 (1.6) 16.3 17.4 (1.6) 0.0 (1.6) 15.8 16.2 (1.5) 0.0 (1.5) 14.8 15.6 (1.4) 0.0 (1.4) 14.2 16.5 (1.5) 0.0 (1.5) 15.0 16.1 (1.5) 0.0 (1.5) 14.7 14.7 (1.3) 0.0 (1.3) 13.4 14.6 (1.3) 0.0 (1.3) 13.3 14.8 (1.3) 0.0 (1.3) 13.5 14.0 (1.3) 0.0 (1.3) 12.7 13.2 (1.2) (0.1) (1.3) 11.9 13.0 (1.2) (0.5) (1.7) 11.3 13.5 (1.2) (0.7) (1.9) 11.6 12.8 (1.2) (1.3) (2.5) 10.3 12.1 (1.1) (2.0) (3.1) 9.0 12.5 (1.1) (2.2) (3.3) 9.1 11.2 (1.0) (3.1) (4.1) 7.1 301.3 (27.3) (9.9) (37.1) 264.2 Step 3 Para 5.3 Maximum Reduction Allocation £'m 24.5 23.4 22.1 21.9 20.8 18.9 17.8 18.6 17.7 15.4 14.9 14.8 13.4 11.9 11.3 11.6 10.3 9.0 9.1 7.1 314.6 Step 1 Para 5.1 Total Season 2019/20 Broadcast Revenue Place Total £'m Revenue % Share 1 161.1 5.8% 2 156.7 5.6% 3 150.7 5.4% 4 151.5 5.4% 5 147.2 5.3% 6 137.7 4.9% 7 132.5 4.7% 8 140.3 5.0% 9 136.8 4.9% 10 124.7 4.5% 11 123.8 4.4% 12 125.5 4.5% 13 118.6 4.2% 14 111.7 4.0% 15 110.0 3.9% 16 114.3 4.1% 17 108.2 3.9% 18 102.2 3.7% 19 105.6 3.8% 20 95.2 3.4% Total PL Clubs 2,554.5 91.3% Step 3 – Para 5.4.1

Appendix 17

Appendix 17
Competition Interruption - Squad Management Protocol

Appendix 17

Appendices to the Rules

A. Introduction

1. This document details a range of measures that Clubs have agreed, pursuant to Rule C.18, may be implemented by the Board in the event that it considers them necessary to ensure the completion of a Competition. In accordance with Rule C.19, they may be implemented by written notice to Clubs (**"Implementation Notice"**).

2. Any of the below, though more particularly elements of Section B, may be subject to future overriding FIFA regulations and be updated accordingly as a result.

B. Postponement of League Matches

Guidance

3. Following the issue of an Implementation Notice, the Board will only permit the rearrangement or postponement of a League Match in exceptional circumstances, which will be judged on a case-by-case basis.

4. However, by way of guidance to Clubs:

   i. Permission will not be granted to postpone a League Match where the applicant Club has 14 or more Players listed on its Squad List available

   ii. Where the Club has fewer than 14 such Players available to participate in the relevant League Match, the Board may permit the application, save where one or more of the following scenarios applies:

      a. One or more of the Club's Squad List Players' inability to participate is attributable to a failure by the Club or the Player concerned to comply with any medical (or other) protocol issued by the Board in accordance with Rule C.18 (**"Protocol"**)

      b. One or more of the Club's Squad List Players' inability to participate is as a result of the Player being subject to Government-mandated isolation following a return from overseas

      c. The Club was able to utilise a Replacement Player (as defined at paragraph 11, below) but, for whatever reason, failed to do so

5. Further, in respect of any application by a Club to reschedule or postpone a League Match due to concerns regarding insufficient Squad List Players, the Board will also give consideration to:

   i. The number of registered Under 21 Players (and their relevant experience) available to the Club at the relevant time. Clubs will be expected to utilise appropriately experienced Under 21 Players. This will include any Under 21 Player who has made a first team appearance for:

      a. The Club

      b. Another Premier League or EFL club

      c. An overseas club

   ii. The relevant position(s) of the Squad List Player(s) who is/are unavailable (for example, the availability of appropriately experienced goalkeepers)

6. For the avoidance of doubt, the Board believes that it would be extremely difficult to realistically apply and enforce any sort of subjective weighting against the level of a Player who may become unavailable for whatever reason.

Process

7. Any application by a Club for the Board to exercise its discretion to rearrange or postpone a League Match must be:

   i. Made as far in advance of the relevant League Match as reasonably practicable

   ii. Accompanied by all evidence that the Club wishes the Board to consider in support of its application

8. If the Club's application is turned down by the Board, the Club must complete the fixture.

573

574

Appendix 17 Appendix 17 9. In the event that the Club refuses to complete the fixture, and the Board determines that a Club has: 12. Further, in considering whether to grant consent for the Replacement Player to be added to the Squad List outside of a Transfer Window, the Board will be mindful of the following factors: i. Failed to use its best endeavours to ensure that a League Match takes place on the scheduled time and date; and/or i. In accordance with FIFA Regulations, the Player must have been on loan to a club in a league which has been curtailed. If subsequent FIFA Guidance relaxes this restriction that will be reflected accordingly ii. Causes the postponement of a League Match, the matter will be dealt with in accordance with Section W (Disciplinary). In the event that the matter is referred to the Chair of the Judicial Panel, who appoints a Commission to hear the complaint, that Commission will have the sanctioning powers set out at Rule W.49.4 (including the power to deduct points to be scored in a League Match). ii. Where a Player previously available to the Club has become unavailable due to the expiry of his contract or a loan, what steps the Club has taken to agree an appropriate extension with that Player (and his parent Club/club, as appropriate) iii. The availability of ‘appropriately experienced Under 21 Players’ (as referred to at paragraph 5.i, above) registered to the Club C. Squad management 10. Following the issue of an Implementation Notice, the provisions of this Section C will apply, subject to the rules and regulations of FIFA and The FA. iv. The guidance in respect of goalkeepers set out in the League’s Squad Limits Guidance Note 11. In the event that a Club loses one or more Players from its Squad List in place prior to the interruption of the Competition, whether due to: v. Whether the Player had previously been on the Club’s Squad List during the relevant season i. The Player’s contract expiring and the Club and Player being unable to agree a new contract or an appropriate extension 13. Clubs retain the ability under Rule U.1 to field Under 21 Players without restriction. D. Full Strength Teams ii. The Player being on loan and the two Clubs/clubs and Player being unable to agree an appropriate extension 14. Rule L.19 requires Clubs to field a full-strength team in every League Match. iii. The Player refusing to train or play due to concerns over COVID-19 or equivalent 15. The League’s Squad Limits Guidance Note provides that ‘where a team is drawn exclusively from its Squad List as submitted to the Premier League, then such team will be classed as “full strength” for the purposes of this Rule.’ iv. The Player self-isolating because they have been in close contact with someone showing symptoms of COVID-19 or equivalent 16. The Rule requiring full strength teams should remain unamended to protect the integrity of the competition and ensure fairness to all. v. The Player becoming infected with COVID-19 or equivalent or becoming injured due to the increased volume of League Matches, 17. The Board will not consider the Rule to have been breached where a team fielded by a Club (ie, its starting eleven) is comprised solely of Players from its Squad List. However, while all cases will be considered on their merits, where a team fielded by a Club features Players who are not on its Squad List, when other Players from its Squad List are available to play, it may elect to take disciplinary action in accordance with Section W (Disciplinary) of the Rules. the Board will only consent to the replacement of the lost Player(s) in its Squad List with: vi. Any player who was registered with (and eligible to play for) the Club prior to the suspension but who was not included in the Squad List vii. A Player who is returning to the Club following an expired loan with another club and then only in the circumstances detailed at paragraph 12.i, below, (in either case, a ‘Replacement Player’). 575 576 Appendices to the Rules

Appendix 17 Appendix 17 E. Disciplinary approach 20. Where the Board refers a breach to a Commission, Section W of the Rules provides that a prescribed timetable is ordinarily followed, resulting in a period of at least a month before a hearing is convened and an award issued (Clubs have 14 days to respond to a complaint, with the Board having a further 14 days to reply, before a directions hearing is convened to set out a further timetable, again with the parties able to agree abridged timetables). However, all of the relevant timeframes can be abridged either with the consent of the Chair of the Judicial Panel/Commission or the agreement of the parties (see Rule W.28). 18. Following the issue of an Implementation Notice, the following disciplinary and procedural provisions shall apply in respect of breaches of any Protocol. 19. As with all disciplinary matters, ultimately any allegation of a breach of a protocol will be dealt with on its facts, on a case-by-case basis. However, given the critical importance of adherence to Protocols in place following an interruption to a Competition and the unanimous view of Clubs that breaches should be dealt with swiftly and with significant consequences, the Board envisages adopting the following approach: 21. The Board considers it essential that allegations of breaches of a Protocol are dealt with as expeditiously as possible, given the condensed timeframes in which the remainder of the relevant season will be completed. To that end, it proposes that, in every case where an alleged breach of a Protocol is referred to a Commission: i. Where an alleged breach of a protocol is reported the Board will consider a range of factors, including those set out in the following non-exhaustive list: a. The extent to which the breach has compromised the safety of one or more other Relevant Persons i. The complaint should be issued by email (rather than recorded delivery post) and is deemed to be received on the same day (rather than three days after posting) b. The extent to which the breach was intended to secure (and/or did secure) a competitive advantage ii. The Chairman of the Judicial Panel should be required to appoint a Commission within 24 hours of the matter being referred to him c. The state of mind of those committing the breach (eg, inadvertent, negligent or intentional) iii. Within 24 hours of their appointment, the Commission must convene a directions hearing to determine a timeline for resolving the case and to consider the matters set out at Rule W.35 (rather than such a hearing being convened after submissions have been exchanged) d. The number of individuals involved in the breach e. Whether the breach represents a repeated breach of the Protocol by the Club iv. The presumption will be that all cases should be dealt with within seven days, save that: ii. Having considered these factors, the Board will determine which of the following three categories the breach falls into, and take the disciplinary action set out in the adjacent column: a. either the Board or an affected Club can apply to the Commission at the directions hearing for an extended timetable in exceptional circumstances b. where the Board considers that urgent provisional measures are required (for example, where ongoing conduct of a Club is demonstrably risking the safety of one or more individuals), it may apply to the Chairman of the Judicial Panel for these timelines to be abridged further 577 578 Appendices to the Rules Nature of breach Board approach Minor breach Warning and reprimand, which are retained on file. Standard breach Fine of up to £25,000 (in line with its summary jurisdiction) Significant breach Refer the matter to a Commission

Match Officials

National List of Referees Season 2021/22 National List of Assistant Referees Season 2021/22 ADCOCK, JAMES Derbyshire ALLISON, SAM Wiltshire ATKINSON, MARTIN West Riding ATTWELL, STUART Birmingham BACKHOUSE, ANTHONY Cumberland BANKES, PETER Liverpool BARROTT, SAMUEL West Riding BELL, JAMES Sheffield and Hallamshire BOND, DARREN Lancashire BOURNE, DECLAN Nottinghamshire BOYESON, CARL East Riding BRAMALL, THOMAS Sheffield and Hallamshire BREAKSPEAR, CHARLES Surrey BROOK, CARL Sussex BROOKS, JOHN Leicestershire and Rutland BUSBY, JOHN Oxfordshire COGGINS, ANTONY Oxfordshire COOTE, DAVID Nottinghamshire COY, MARTIN Durham DAVIES, ANDY Hampshire DEAN, MICHAEL Cheshire DONOHUE, MATTHEW Manchester DOUGHTY, LEIGH Lancashire DRYSDALE, DARREN RAF EDWARDS, MARC Durham ELTRINGHAM, GEOFF Durham ENGLAND, DARREN Sheffield and Hallamshire FINNIE, WILL Northamptonshire FRIEND, KEVIN Leicestershire and Rutland GILLETT, JARRED Liverpool HAINES, ANDY Durham HAIR, NEIL Huntingdonshire HANDLEY, DARREN Lancashire HARRINGTON, TONY Durham HICKS, CRAIG Surrey HOOPER, SIMON Wiltshire HOWARD, PAUL London HUXTABLE, BRETT Devon JOHNSON, KEVIN Somerset JONES, ROBERT Cheshire JOYCE, ROSS North Riding KAVANAGH, CHRIS Manchester KETTLE, TREVOR RAF KITCHEN, ANDREW Durham LANGFORD, OLIVER Lancashire LEWIS, ROBERT Shropshire LININGTON, JAMES Hampshire MADLEY, ANDREW West Riding MADLEY, ROBERT West Riding MARRINER, ANDRE Birmingham MARTIN, STEPHEN Staffordshire MATHER, SIMON Manchester MOSS, JONATHAN West Riding NIELD, TOM West Riding OLDHAM, JAMES Derbyshire OLDHAM, SCOTT Lancashire OLIVER, MICHAEL Durham PAWSON, CRAIG Sheffield and Hallamshire POLLARD, CHRISTOPHER Suffolk PURKISS, SAM London REEVES, TOM Birmingham ROBINSON, TIM Sussex ROCK, DAVID Hertfordshire SALISBURY, MICHAEL Lancashire SARGINSON, CHRISTOPHER Staffordshire SCOTT, GRAHAM Berks and Bucks SIMPSON, JEREMY Lancashire SMITH, JOSHUA Lincolnshire SPEEDIE, BENJAMIN Liverpool STOCKBRIDGE, SEBASTIAN Durham STROUD, KEITH Hampshire SWABEY, LEE Devon TAYLOR, ANTHONY Cheshire TIERNEY, PAUL Lancashire TONER, BEN Lancashire WARD, GAVIN Surrey WEBB, DAVID Durham WELCH, REBECCA Durham WHITESTONE, DEAN Northamptonshire WOOLMER, ANDY Northamptonshire WRIGHT, PETER Liverpool YATES, OLLIE Staffordshire YOUNG, ALAN Bedfordshire AMEY, JUSTIN Dorset AMPHLETT, MARVYN Worcestershire ASPINALL, NATALIE Lancashire ATKIN, ROBERT Lincolnshire AVENT, DAVID North Riding AYLOTT, ANDREW Bedfordshire BANDARA, DAMITH Sussex BARNARD, NIK Cheshire BARTLETT, RICHARD Cheshire BECK, SIMON Bedfordshire BEGLEY, MICHAEL Dorset BENNETT, ANDY Surrey BENNETT, SIMON Staffordshire BESWICK, GARY Durham BETTS, LEE Norfolk BICKERDIKE, JOHNATHON West Riding BICKLE, OLIVER Derbyshire BLUNDEN, DARREN Kent BONNEYWELL, DANIEL Kent BRISTOW, MATTHEW Manchester BROWN, CONOR Lancashire BROWN, STEPHEN Kent BURT, STUART Northamptonshire BUTLER, STUART Kent BYRNE, GEORGE Suffolk CANN, DARREN Norfolk CHARD, MICHAEL London CHEOSIAUA, RAVEL Worcestershire CLARK, JOE Staffordshire CLAYTON, ALAN Cheshire CLAYTON, SIMON Durham COOK, DAN Hampshire COOK, DANIEL Essex COOPER, IAN Kent COOPER, NICHOLAS Suffolk CROWHURST, LEIGH Sussex CRYSELL, ADAM Berks and Bucks CUNLIFFE, MARK Liverpool DA COSTA, ANTHONY Cambridgeshire DABBS, ROBERT Dorset DALLISON, ANDREW Nottinghamshire DAVIES, NEIL London DERMOTT, PHILIP Lancashire DERRIEN, MARK Dorset DESBOROUGH, MIKE Hampshire DUNN, NICHOLAS Kent DWYER, MARK West Riding EATON, DEREK Gloucestershire EDWARDS, HELEN Liverpool EVANS, PAUL Northamptonshire FARMER, AARON Essex FARRELL, CONOR London FINCH, STEPHEN Army FITCH-JACKSON, CARL Suffolk FLYNN, DANIEL Somerset FLYNN, JOHN RAF FORD, DECLAN Lincolnshire FOX, ANDREW Birmingham FREEMAN, LEE Sheffield and Hallamshire FYVIE, GRAEME Durham GEORGE, MICHAEL Norfolk GILL, BHUPINDER Berks and Bucks GOOCH, PETER Lancashire GORDON, BARRY Durham GRAHAM, PAUL Manchester GRATTON, DANNY Staffordshire GREENHALGH, NICK Lancashire GRUNNILL, WAYNE East Riding HALL, BRADLEY Birmingham HARTY, THOMAS Shropshire HATZIDAKIS, CONSTANTINE Kent HENDLEY, ANDREW Birmingham HILTON, GARY Lancashire HODSKINSON, PAUL Lancashire HOLMES, ADRIAN West Riding HOLMES, MARTYN Cambridgeshire HOPTON, NICK Derbyshire HOWICK, KEVIN Berks and Bucks HOWSON, AKIL Leicestershire and Rutland HUDSON, SHAUN Durham HUGHES, KENWYN Nottinghamshire HUNT, DAVID Nottinghamshire 581 582 Match Officials

National List of Assistant Referees Season 2021/22 National List of Assistant Referees Season 2021/22 HUNT, JONATHAN Liverpool HUSBAND, CHRISTOPHER Worcestershire HUSSIN, IAN Liverpool HYDE, ROBERT Essex ISHERWOOD, CHRIS Lancashire JACKSON, OLIVER Kent JAMES, ALEX Cheshire JONES, MARK Nottinghamshire JONES, MATTHEW Staffordshire KANE, GRAHAM Sussex KARAIVANOV, HRISTO Nottinghamshire KELLY, PAUL Kent KHAN, ABBAS Leicestershire and Rutland KIDD, CHRISTOPHER Oxfordshire KIRKUP, PETER Northamptonshire LAVER, ANDREW Hampshire LEACH, DANIEL Oxfordshire LEDGER, SCOTT Sheffield and Hallamshire LEE, MATTHEW Sussex LENNARD, HARRY Sussex LEWIS, SAM Bedfordshire LIDDLE, GEOFFREY Durham LISTER, PAUL Surrey LONG, SIMON Cornwall LUGG, NIGEL Sussex MAINWARING, JAMES Lancashire MARKS, LOUIS Hampshire MASKELL, GARRY Essex MASSEY-ELLIS, SIAN Birmingham MCGRATH, MATTHEW East Riding MELLOR, GARETH West Riding MERCHANT, ROBERT Staffordshire MEREDITH, STEVEN Nottinghamshire MOORE, ANTHONY Manchester MORRIS, KEVIN Herefordshire MORRIS, RICHARD Gloucestershire MULRAINE, KEVIN Cumberland NELSON, ALISTAIR Nottinghamshire NEWHOUSE, PAUL Durham NUNN, ADAM Wiltshire OGLES, SAMUEL Hampshire O’SHEA,DECLAN Army PARRY, MATTHEW Liverpool PERRY, MARC Birmingham PLANE, STEVEN Worcestershire POTTAGE, MARK Dorset RAPER, LEWIS Liverpool RASHID, LISA Birmingham READ, GREGORY Surrey REES, PAUL Devon RICKETTS, ADAM Gloucestershire ROBATHAN, DANIEL Norfolk RUSHTON, STEVEN Staffordshire RUSSELL, GEOFFREY Northamptonshire RUSSELL, MARK Somerset SCHOLES, MARK Berks and Bucks SHAW, SIMON Gloucestershire SIMPSON, JOE Manchester SMALLWOOD, BILLY Cheshire SMART, EDWARD Birmingham SMEDLEY, IAN Derbyshire SMITH, MATTHEW Leicestershire and Rutland SMITH, ROB Hertfordshire SMITH, WADE Manchester STANKOVIC, IVAN Northumberland STEVENS, MARK Bedfordshire STOKES, JOSEPH Kent STONIER, PAUL Staffordshire TAYLOR, CRAIG Staffordshire TAYLOR, GRANT Birmingham TRANTER, ADRIAN Kent TRELEAVEN, DEAN Hampshire VALLANCE, JAMES Berks and Bucks VENAMORE, LEE Kent VICCARS, GARETH Berks and Bucks WADE, CHRISTOPHER Hampshire WADE, STEPHEN East Riding WARD, CHRISTOPHER Sheffield and Hallamshire WATERS, ADRIAN Hertfordshire WEBB, MICHAEL Surrey WEST, RICHARD East Riding WHITAKER, RYAN London WIGGLESWORTH, RICHARD Sheffield and Hallamshire WILD, RICHARD Lancashire WILDING, DARREN Worcestershire WILKES, MATTHEW Birmingham WILLIAMS, ANDREW Middlesex WILLIAMS, DARREN Northumberland WILLIAMS, OLLIE Worcestershire WILLIAMS, SCOTT London WILSON, JAMES Manchester WILSON, MARC Bedfordshire WOOD, TIMOTHY Gloucestershire WOODWARD, DANIEL Durham WOODWARD, RICHARD Cheshire YATES, PAUL Kent 583 584 Match Officials

Memorandum & Articles of Association

Memorandum of Association Memorandum of Association No. 2719699 (g) to carry out any other transactions or things as can be advantageously carried on in connection with or ancillary to the Premier League or as may be calculated directly or indirectly to enhance the value of or render profitable any of the property or rights of the Company; to invest and deal with the monies of the Company not immediately required in any manner and hold and deal with any investment so made; to pay or to provide or to make arrangements for providing gratuities, pensions, benefits, loans and other matters and to establish, support, subsidise and subscribe to any institution, association, club, scheme, fund or trust; to raise or borrow money and to give security over the Company’s assets; to lend or advance money and to give credit and to enter (whether gratuitously or otherwise) into guarantees or indemnities of all kinds, whether secured or unsecured, and whether in respect of its own obligations or those of some other person or company; to pay or agree to pay all or any of the promotion, formation and registration expenses of the Company; to contribute to or support any charitable, benevolent or useful object relating to association football, or participants therein; to do all other things to further the objects of the Company or as may be deemed incidental or conducive to the attainment of such objects or any of them. THE COMPANIES ACT 1985 COMPANY LIMITED BY SHARES MEMORANDUM OF ASSOCIATION of THE FOOTBALL ASSOCIATION PREMIER LEAGUE LIMITED (h) (i) 1. The name of the Company is “THE FOOTBALL ASSOCIATION PREMIER LEAGUE LIMITED”. (j) (k) 2. The registered office of the Company will be situated in England. 3. The objects for which the Company is established are: (a) to organise and manage under the jurisdiction of The Football Association a league of association football clubs to be known as “The Football Association Premier League” or such other name as the Company may from time to time adopt (“the Premier League”); to make, adopt, vary and publish rules, regulations and conditions for the management of the Premier League and matters relating thereto, and to take all such steps as shall be deemed necessary or advisable for enforcing such rules, regulations and conditions; to promote, provide for, regulate and manage all or any details or arrangements or other things as may be considered necessary or desirable for, or ancillary to, the comfort, conduct, convenience or benefit of football players and of the public or of any other persons concerned or engaged in or associated with the Premier League; to enter into television, broadcasting, sponsorship, commercial or other transactions of any kind in connection with the Premier League; to co-operate with The Football Association and the International Football Association Board in all matters relating to international competitions or relating to the laws of the game of association football and generally to adhere to and comply with the applicable rules and regulations of The Football Association; to carry out operations and to produce or deal with goods and to purchase or otherwise acquire, construct, lease, hold or deal with property, rights or privileges; (l) (m) (b) (n) (c) It is hereby declared that (except where the context expressly so requires) none of the several paragraphs of this clause, or the objects therein specified, or the powers thereby conferred shall be limited by, or be deemed merely subsidiary or auxiliary to, any other paragraph of this clause, or the objects in such other paragraph specified, or the powers thereby conferred. (d) (e) 4. The liability of the members is limited. 5. The share capital of the Company is £100 divided into 99 Ordinary Shares of £1 each and 1 Special Rights Preference Share of £1. (f) We, the several persons whose names, addresses and descriptions are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names. 587 588 Memorandum & Articles of Association

Articles of Association Memorandum of Association Names, Addresses and Descriptions of Subscribers Number and class of shares taken by each subscriber No. 2719699 THE COMPANIES ACT 2006 PRIVATE COMPANY LIMITED BY SHARES ARTICLES OF ASSOCIATION of THE FOOTBALL ASSOCIATION PREMIER LEAGUE LIMITED (As amended by Special Resolution passed on 10 June 2021) Rick N. Parry Chief Executive – F.A. Premier League 14 Dormer Close Rowton Chester CH3 7SA 22 Ordinary Shares Interpretation R.H.G. Kelly Chief Executive – Football Association 16 Lancaster Gate London W2 3LW Dated the 22nd day of May 1992 1 Special Rights Preference Share 1. In these Articles: “the Act” means the Companies Act 2006 including any statutory modification or reenactment thereof for the time being in force; “the Articles” means the Articles of Association of the Company and reference to a number following the word “Article” is a reference to an article so numbered in the Articles; Witness to the above signatures: I.L. Hewitt Solicitor 65 Fleet Street London EC4Y 1HS Graeme E.C. Sloan Solicitor 65 Fleet Street London EC4Y 1HS “Association Football” means the game of football as played in accordance with the rules and regulations of, or adopted by, the Football Association; “Audit and Remuneration Committee” means a committee convened by the Board under Article 51, comprised of three representatives of Clubs and the non-executive Directors in position from time to time; “the Board” means the board of directors for the time being of the Company; “Chair” means the person appointed as the Chair pursuant to Article 42 or any acting Chair appointed pursuant to Article 57.1; “Club” means an Association Football club which is for the time being a Member; “the Company” means the The Football Association Premier League Limited; “clear days” in relation to the period of a notice means that period excluding the day for which the notice is given or on which it is to take effect but including the day when the notice is given or deemed to be given; “Curtailment Resolution” bears the meaning given to it in Rule A.1.58; “Director” means a director of the Company; “the Football Association” means The Football Association Limited; 589 590 Memorandum & Articles of Association

Articles of Association Articles of Association “the Football Association Rules” means the rules and regulations for the time being of the Football Association; “Successor” means any manager, receiver, administrative receiver or liquidator appointed in any of the circumstances referred to in Article 10.1; “F.A Cup” means the Football Association Challenge Cup competition; “the United Kingdom” means Great Britain and Northern Ireland; and “the Football League” means The Football League Limited; “written” or “in writing” means the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether sent or supplied in electronic form or otherwise. “Former Companies Acts” has the meaning set out in section 1171 of the Act; “General Meeting” means any meeting of the Members and shall include for the purpose of the Articles (except where expressly stated) the annual general meeting and a separate class meeting of the holders of Ordinary Shares in the Company; A reference to a person includes a body corporate and an unincorporated body of persons. Unless the context otherwise requires, words or expressions contained in the Articles bear the same meaning as in the Act but excluding any statutory modification or re-enactment thereof not in force when the Articles or the relevant parts thereof are adopted. “the League” means the Association Football league managed by the Company and consisting of Association Football clubs which are from time to time Members; “League Office” means the registered office for the time being of the Company; Headings “Member” means an Association Football club the name of which is entered in the register of Members as the holder of an Ordinary Share; 2. The headings in the Articles are for convenience only and shall not affect the interpretation of the Articles. “the Memorandum” means the Memorandum of Association of the Company; “Ordinary Share” means an ordinary share of £1 in the capital of the Company; Share Capital “Representative” means any director or the secretary of a Club or any person who has been authorised to act as the representative of a Club as referred to in Article 36.1; 3. The authorised share capital of the Company at the date of adoption of the Articles is £100 divided into 99 Ordinary Shares and one special rights preference share of £1. 4. Subject to Article 12, an Ordinary Share shall only be issued, allotted or transferred to an Association Football club entitled, pursuant to the Articles and the Rules, to be a Member and such club shall, on issue, allotment or transfer to it of an Ordinary Share, become a Member. “Resolution” means a resolution of the Company which has been passed at a General Meeting by a majority of Members as specified in Article 27 or a resolution of the Members passed pursuant to the provisions of Article 33; “the Rules” means the rules of the League as made, adopted or amended from time to time pursuant to the provisions of Article 16; 5. No person shall be entitled to be a Member unless that person is: 5.1 a company limited by shares formed and registered in England and Wales under the Act; or a company limited by shares formed and registered in England and Wales under any of the Former Companies Acts; or any other person which the Board may determine, in its discretion, shall be entitled to be a Member. “the Seal” means the common seal of the Company; “Secretary” means the secretary of the Company or any other person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary; 5.2 5.3 “Special Share” means the one special rights preference share of £1 referred to in Article 3; 6. No member shall be entitled to own, or have a beneficial interest in, more than one Ordinary Share. “the Special Shareholder” means the holder of the Special Share; 591 592 Memorandum & Articles of Association

Articles of Association Articles of Association The Special Share 7.4 On any distribution of capital on a winding up of the Company, the Special Shareholder shall be entitled to repayment of the capital paid up or treated for the purposes of the Act or the Insolvency Act 1986 as paid up on the Special Share in priority to any repayment of capital to any Member. The Special Share shall carry no other right to participate in the capital, and no right to participate in the profits, of the Company. 7.1 The Special Share may only be issued to and held by the Football Association. 7.2 Notwithstanding any provision in the Articles or the Rules to the contrary, each of the following matters shall be deemed to be a variation of the rights attaching to the Special Share and shall accordingly be effective only with the consent in writing of the Special Shareholder and without such consent shall not be done or caused to be done: Share Certificates 8.1 Every Club, upon being registered as the holder of an Ordinary Share, shall be entitled without payment to one certificate for the Ordinary Share so held. Every certificate shall be executed in accordance with the Act and shall specify the distinguishing number of the Ordinary Share to which it relates and the amount paid up thereon. 7.2.1 the amendment, or removal, or the alteration of the effect of (which, for the avoidance of doubt, shall be taken to include the ratification of any breach of) all or any of the following: (a) (b) (c) (d) (e) (f) (g) (h) the objects of the Company set out in clause 3 of the Memorandum; in Article 1 the definition of “Special Share” or “the Special Shareholder”; Article 4 (issue of Ordinary Shares); this Article 7 (rights attaching to the Special Share); Article 42 (number of Directors); Article 44 (appointment and re-appointment of Directors); Article 80 (adherence to the Football Association Rules); and Articles 81 and 82 (winding-up); 8.2 If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of the expenses reasonably incurred by the Company in investigating such evidence as the Board may determine but otherwise free of charge, and (in the case of defacement or wearing-out of the share certificate) subject to delivery up of the old certificate. Transfer of Shares 7.2.2 7.2.3 7.2.4 any change of the name of the Company; the variation of any voting rights attaching to any shares in the Company; and the making and adoption of or any amendment to, removal of or waiver of any of the provisions of the Rules which relate to: 9.1 The instrument of transfer of an Ordinary Share may be in any usual form or in any other form which the Board may approve and shall be executed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee. (a) (b) the name of the League; the number of Members and promotion to and relegation from the League; the criteria for membership of the League; the arranging of fixtures on or prior to specified international match dates and commitment to support the Football Association in relation to international matches; the obligation of each Club to enter the F.A. Cup; the ownership of more than one club; or any rules common to the League and the Football League. 9.2 The Board shall refuse to register the transfer of an Ordinary Share to a person who is not entitled, pursuant to the Articles or the Rules, to be a Member. (c) (d) 9.3 The Board may also refuse to register the transfer of an Ordinary Share unless: 9.3.1 the instrument of transfer relating thereto is lodged at the League Office or at such other place as the Board may appoint and is accompanied by the certificate for the Ordinary Share to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer; and it is in respect of only one Ordinary Share. (e) (f) (g) 9.3.2 7.3 The Special Shareholder shall have all the rights of a Member in relation to receiving notice of, and attending and speaking at General Meetings and to receiving minutes of General Meetings. The Special Shareholder shall have no right to vote at General Meetings. 593 594 Memorandum & Articles of Association

Articles of Association Articles of Association 10.1 If a Member 10.2 If any Member shall cease to be entitled to be a member of the League pursuant to the provisions of the Rules, then that Member, shall, on receiving notice in writing from the Board to that effect, transfer its Ordinary Share to such person as the Board shall direct at a price of £1. 10.1.1 enters into a Company Voluntary Arrangement pursuant to Part 1 of the Insolvency Act 1986 (“the 1986 Act” which expression shall include any statutory modification or re-enactment thereof for the time being in force) or a compromise or arrangement with its creditors under Part 26 of the Act, or it enters into any compromise agreement with its creditors as a whole; or lodges, or its shareholders or directors lodge, a Notice of Intention to Appoint an Administrator or a Notice of Appointment of an Administrator at the Court in accordance with paragraphs 26 and 29 of Schedule B1 to the 1986 Act or it or its shareholders or directors make an application to the Court for an Administration Order under paragraph 12 of Schedule B1 to the 1986 Act or where an Administrator is appointed or an Administration Order is made in respect of it (“Administrator” and “Administration Order” having the meanings attributed to them respectively by paragraphs 1 and 10 of Schedule B1 to the 1986 Act); or has an Administrative Receiver (as defined by section 251 of the 1986 Act) or a Law of Property Act Receiver (appointed under section 109 of the Law of Property Act 1925) or any Receiver appointed by the Court under the Senior Courts Act 1981 or any court appointed Receiver or any other Receiver appointed over any of its assets which, in the opinion of the Board, are material to the Club’s ability to fulfill its obligations as a Member; or has its shareholders pass a resolution pursuant to section 84(1) of the 1986 Act to voluntarily wind it up; or has a meeting of its creditors convened pursuant to section 95 or section 98 of the 1986 Act; or has a winding up order made against it by the Court under section 122 of the 1986 Act or a provisional liquidator is appointed over it under section 135 of the 1986 Act; or ceases or forms an intention to cease wholly or substantially to carry on its business save for the purpose of reconstruction or amalgamation otherwise in accordance with a scheme of proposals which have previously been submitted to and approved in writing by the Board; or enters into or is placed into any insolvency regime in any jurisdiction outside England and Wales which is analogous with the insolvency regimes detailed in Articles 10.1.1 to Articles 10.1.6 hereof, 10.3 Any Member ceasing to be entitled to be a member of the League as referred to in Article 10.1 or 10.2 shall, as from the date of receiving the notice therein referred to, have no rights in relation to the Ordinary Share held by it save in relation to Articles 81 and 82. 10.1.2 10.4 If any Member or its Successor (as the case may be) shall fail to transfer such Member’s Ordinary Share in accordance with and within seven days of the notice in writing by the Board calling for the transfer of the same, the Board may authorise any Director to execute a transfer thereof in favour of a person entitled to be a member of the League and a transfer so executed shall be as valid and effective as if the same had been executed by the Member or its Successor (as the case may be) and the transferee shall be entered into the register of Members as the holder of such Ordinary Share accordingly. 10.1.3 10.5 On registration of the transfer of an Ordinary Share held by a Member, executed by such Member, its Successor or any Director (as the case may be) pursuant to the provisions of this Article 10, the Member shall cease to be a Member. 10.1.4 10.1.5 11.1 No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any Ordinary Share. 10.1.6 11.2 If the Board refuses to register a transfer of an Ordinary Share, the Board shall, within two months after the date on which the instrument of transfer was lodged with the Company, send to the transferee notice of the refusal. 10.1.7 11.3 The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Board refuses to register shall be returned to the person lodging it when notice of the refusal is given. 10.1.8 Excess Shares then the Board may at any time thereafter by notice in writing call upon the relevant Successor to transfer the Ordinary Share held by such Member to such person as the Board shall direct at a price of £1 and on receipt of such notice the Member shall thereupon cease to be entitled to be a Member of the League. 12.1 In the event that the maximum number of Association Football clubs entitled to be members of the League in accordance with the Articles or the Rules is less than the number of Ordinary Shares then in issue then, unless the excess of such Ordinary Shares shall be purchased by the Company or otherwise redeemed in accordance 595 596 Memorandum & Articles of Association

Articles of Association Articles of Association with the provisions of the Act, such excess Ordinary Shares shall be transferred to and be registered in the name of the Secretary and, whilst so registered, such Ordinary Shares shall carry no voting, dividend or other rights, including on any winding up of the Company. General Meetings 17.1 A General Meeting may be convened by the Board at any time. 17.2 If there are at any time less than two Directors then a continuing Director or the Secretary may convene a General Meeting for the purposes referred to in Article 57.1. 12.2 On any change of the Secretary, any Ordinary Shares so registered in the name of the Secretary shall forthwith be transferred into the name of the person holding such office following such change and in the event that such shares shall not be so transferred within fourteen days of the change of the Secretary, the Board may authorise any Director to execute a transfer of such shares in favour of the Secretary for the time being of the Company and a transfer so executed shall be as valid and effective as if the same had been executed by the holder of such shares and the transferee Secretary shall be entered in the register as the holder of such Ordinary Shares accordingly. 17.3 The Board shall convene each year at approximately quarterly intervals not less than four General Meetings (to include an annual general meeting) to be held at such time and at such place as the Board shall determine. 17.4 The Board (and if there are less than two Directors, a continuing Director or the Secretary) shall on receipt by the Company of the requisition to that effect from two or more Members forthwith proceed to convene a General Meeting (other than an annual general meeting) for a date not later than: 17.4.1 twenty eight clear days after the receipt of such requisition if it is signed by less than two thirds in number of the Members; or fourteen clear days after the receipt of such requisition if it is signed by two thirds or more in number of the Members; or twenty one clear days after receipt of such requisition if the meeting is for any of the purposes referred to in Articles 18.1.2, 18.1.3, or 18.1.4. Alteration of Share Capital 13.The Company may by Resolution cancel Ordinary Shares which, at the date of the passing of the Resolution, have not been issued and allotted or agreed to be issued and allotted to any Association Football club entitled thereto and diminish the amount of its share capital by the amount of the shares so cancelled. 17.4.2 17.4.3 14.Subject to the provisions of the Act, the Company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account. Notice of General Meetings – End of Season 2019/20, Season 2020/21 and Season 2021/22 17A.1 This Article 17A shall apply in replacement of Article 18 for the period beginning from its date of adoption and expiring on the date of the first annual general meeting convened following the conclusion of Season 2021/22. On its expiry, it shall automatically cease to apply and be deemed deleted from the Articles. Notwithstanding the foregoing, the Board may propose an Ordinary Resolution to amend the expiry date should it deem it necessary to do so. Purchase of Own Shares 15.Subject to the provisions of the Act, the Company may purchase its own shares (including any redeemable shares) and make a payment in respect of the redemption or purchase of its own shares otherwise than out of distributable profits of the Company or the proceeds of a fresh issue of shares. Rules 17A.2 At least twenty-one clear days’ notice in writing shall be given for: 16.1 The Company may by Resolution make and adopt and from time to time amend the Rules for the purpose of regulating all matters affecting the organisation and management of the League to the extent not provided for in, and so far as the same do not conflict with, the provisions of the Articles. 17A.2.1 17A.2.2 any annual general meeting; any meeting at which it is proposed to pass a special resolution or an elective resolution; and any meeting at which it is proposed to pass a Resolution appointing a person as a Director. 17A.2.3 16.2 Unless otherwise stated in the Articles or the Rules, the provisions of the Articles shall prevail in the event of any conflict with any of the provisions of the Rules. 597 598 Memorandum & Articles of Association

Articles of Association Articles of Association 17A.3 At least five clear days’ notice in writing shall be given for any meeting at which it is proposed to make, amend or adopt a Rule that the Board considers necessary or advisable in light of the COVID-19 pandemic. 20. Notice of any General Meeting shall be given to the Special Shareholder, all the Members, any Successor of a Member and to each Director and the auditors. 21. The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any member or person entitled to receive notice shall not invalidate the proceedings at that meeting. 17A.4 No fewer than two clear days’ notice in writing shall be given for any General Meeting at which the Board intends to table a Curtailment Resolution. For the avoidance of doubt, no Member (or group of Members) may table a Curtailment Resolution at any time. Proceedings at General Meetings 22. No business shall be transacted at any General Meeting unless a quorum is present. Save as otherwise provided in these Articles, two thirds in number of the Members shall constitute a quorum for all purposes. 17A.5 At least fourteen clear days’ notice in writing shall be given for any General Meeting not otherwise covered by Articles 17A.2, 17A.3 or 17A.4. Notice of General Meetings1 23. If such a quorum is not present within half an hour from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such time and place as the Board may determine. If at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the notice of the meeting shall be deemed to be, and the meeting shall be, cancelled. 18.1 At least twenty one clear days’ notice in writing shall be given for: 18.1.1 18.1.2 any annual general meeting; any meeting at which it is proposed to pass a special resolution or an elective resolution; any meeting at which it is proposed to pass a Resolution appointing a person as a Director; and any meeting at which it is proposed to make, adopt or amend the Rules. 18.1.3 18.1.4 24. The Chair, or, in his or her absence, a Director shall preside as chair of the meeting. If none is willing to act as chair, or if not present within fifteen minutes after the time appointed for holding the meeting, the Members present shall elect another Director or one of the Representatives of a Member who is present to be the chair of the meeting. 18.2 No fewer than two clear days’ notice in writing shall be given for any General Meeting at which the Board intends to table a Curtailment Resolution. For the avoidance of doubt, no Member (or group of Members) may table a Curtailment Resolution at any time. 18.3 At least fourteen clear days’ notice in writing shall be given for any other General Meeting. 25. Notwithstanding that he is not a Member, a Director shall be entitled to attend and speak at any General Meeting. 19. The notice of a General Meeting shall specify the time and place of the meeting, the general nature of the business to be transacted and shall include a statement that a Member entitled to attend and vote is entitled to appoint one or two proxies to attend and vote instead of that Member and that a proxy need not also be a Member and, in the case of an annual general meeting, shall specify the meeting as such. 26. The chair of the meeting may, with the consent of a General Meeting at which a quorum is present (and shall, if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for thirty days or more notice shall be given in accordance with Article 18 specifying the time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any such notice. 1 By elective resolution passed at a General Meeting of Shareholders held on 3rd December 1998 it was resolved that the provisions of Section 369(4) and Section 378(3) of the Companies Act 1985 (as amended by the Companies Act 1989) are to have effect in relation to the Company as if, for the references, in those sections, to 95%, there were substituted references to 90%. Accordingly any agreement of the members to the calling of a general meeting on short notice (Section 369) or to consider a special resolution at a General Meeting on short notice, requires the agreement of a majority of 90% (rather than 95%) in number, of the members having the right to attend and vote at a meeting. 599 600 Memorandum & Articles of Association

Articles of Association Articles of Association 27. Except where the Act specifies that a particular resolution of the Company requires a greater majority, two-thirds of such Members who are present and who vote by their Representative or by proxy at a General Meeting of which notice has been duly given shall be required for the passing of all resolutions of the Company. 32.2 No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days’ notice shall be given specifying the time and place at which the poll is to be taken. 28. A resolution put to the vote of a General Meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands, a poll is duly demanded. Subject to the provisions of the Act, a poll may be demanded: 28.1by the chair of the meeting; or 28.2by at least two Members, and a demand by a person as Representative of or proxy for a Member shall be the same as a demand by the Member. 33. In accordance with the Act, a resolution in writing signed on behalf of two thirds of the Members by a Representative of each of them shall be as valid and effective as if it had been passed at a General Meeting duly convened by notice appropriate thereto and held, except where the Act specifies that a particular resolution of the Company requires a greater majority, in which case a resolution in writing signed on behalf of such greater majority of the Members by a Representative of each of them shall be as valid and effective as if it had been passed at a General Meeting duly convened by notice appropriate thereto and held. Any such resolution may consist of several documents in the like form each signed on behalf of one or more of the Members by a Representative of each of them. 29. Unless a poll is duly demanded, a declaration by the chair of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost, or not carried by a particular majority, and an entry to that effect in the minutes of the General Meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. Votes of Members 34. Every Member present at a General Meeting by a Representative or proxy shall have one vote whether on a show of hands or on a poll. 30. The demand for a poll may, before the poll is taken, be withdrawn, but only with the consent of the chair of the meeting and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made. 35. No objection shall be raised to the qualification of any Representative or proxy except at the General Meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chair of the meeting whose decision shall be final and conclusive. 31. A poll shall be taken as the chair of the meeting directs and he or she may fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. A poll demanded on the election of a chair of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time and place as the chair of the meeting directs not being more than thirty days after the poll is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made. 32.1 Representatives 36.1 Any director or the secretary of a Club shall be entitled to act as the Representative of the Club at, and for all the purposes of business at, any General Meeting. A Club may separately or additionally, by resolution of its directors, authorise any of its employees as it thinks fit (not being a director or the secretary as aforesaid) to act as the Representative of the Club at any General Meeting. The Board may require reasonable evidence of any such authorisation. 36.2 A Representative shall be entitled to exercise all the powers of a Member for whom he acts as Representative. 601 602 Memorandum & Articles of Association

Articles of Association Articles of Association 36.3 Each Club shall, on becoming a Member, or when so requested by the Secretary, give notice to the Secretary, setting out, in such order or priority as the Club shall determine, details of each of its directors, secretary and any employee who has been authorised by the Club to act as its Representative at General Meetings and shall from time to time send to the Secretary details of any changes in such persons. Voting 40.1 A maximum of two Representatives or proxies of a Club shall be entitled to attend General Meetings but, in the event that more than one of such Representatives or proxies shall attend then, whilst such Representatives or proxies shall be entitled to speak, only the Representative present who is senior in order of priority in the notice referred to in Article 36.3 or, (if no Representative but more than one proxy is present), only the first named proxy shall be entitled to vote at such General Meeting on behalf of the Club. 36.4 A Representative shall be entitled to attend and where appropriate vote at a General Meeting notwithstanding that the member of which he is the Representative has appointed a proxy to attend the same. 40.2 Unless otherwise agreed by the Board or by a majority of the Members present at any General Meeting, no other Representative, proxy or any other person representing a Club shall be entitled to attend General Meetings and in any event such person, shall not be entitled to speak thereat unless invited to do so by the chair of the meeting. Proxies 37.1 An instrument appointing a proxy shall be in writing, signed on behalf of the Member by one of its directors or its secretary or any of the Member’s employees authorised by the Member to sign the same and shall be in the usual common form or in such form as the Board shall approve. Unless otherwise indicated on the instrument appointing the proxy, the proxy may vote or abstain from voting as such proxy shall think fit. 41. A vote given or poll demanded by the Representative or proxy of a Member shall be valid notwithstanding the previous termination of the authority of the person voting or demanding a poll unless notice of such termination was received by the Company at the League Office (or at such other place at which the instrument of proxy was duly deposited) before the commencement of the General Meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the General Meeting or adjourned meeting) the time appointed for taking the poll. 37.2 38. The instrument appointing a proxy and (where such instrument is not signed by a director or the secretary of a Member) a copy of the authority under which it is signed shall be in writing and shall: 38.1 be deposited at the League Office or with the Secretary no later than 48 hours prior to the time appointed for the commencement of the General Meeting which the person or persons named in the instrument propose to attend unless otherwise specified in the notice convening such General Meeting; or in the case of a poll taken more than forty eight hours after it is demanded, be deposited as aforesaid after the poll has been demanded and before the time appointed for the taking of the poll; or where the poll is not taken forthwith but is taken not more than forty eight hours after it was demanded, be delivered at the General Meeting at which the poll was demanded to the chair of the meeting or to the Secretary. Number and Appointment of Directors 42. The Board shall consist of not less than two Directors one of whom shall be the Chair and one of whom shall be the chief executive. 38.2 43. A Director need not hold any shares of the Company to qualify him as a Director but he shall be entitled to attend and speak at all General Meetings. 38.3 44. No person shall be appointed or re-appointed as Chair or as a Director except pursuant to a Resolution and unless: 44.1 such person is proposed by the Board and notice of intention to propose such person is included in the notice of the General Meeting at which the Resolution is to be proposed; or 39. The chair of the meeting may in his or her discretion permit the appointment of a proxy other than as provided herein if the circumstances arise which prevent a Member attending a General Meeting. 603 604 Memorandum & Articles of Association

Articles of Association Articles of Association 44.2where the General Meeting has already been convened, not less than fourteen and, where the General Meeting has not already been convened, not less than twenty two and, in any case not, more than thirty five clear days before the date appointed for a General Meeting, a notice signed by a Member has been given to the Company of the intention to propose that person for appointment or re-appointment; and 44.3in each case, appointment or re-appointment has been or is endorsed by the Special Shareholder (such endorsement not to be unreasonably withheld, refused or delayed). 49. The Board shall not in relation to any dealings relating to television, broadcasting, sponsorship or like transactions or other matters materially affecting the commercial interests of the Members enter into any contract or agreement or conduct themselves in any way as would bind the Company to any contract or agreement without the prior authority or approval by Resolution of the Members. 50. No alteration of the Memorandum or the Articles nor any direction of the Members shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. 45.The terms and conditions relating to the appointment or re-appointment of (including the remuneration and other terms and conditions of service of) the Chair or any other Director, shall be determined by the Audit and Remuneration Committee. Delegation of the Board’s Powers 51. Subject to the Articles, the Directors may delegate any of the powers which are conferred on them under the Articles and which are not specifically reserved to the Directors only: 51.1 51.2 51.3 51.4 51.5 to such person or committee; by such means (including by power of attorney); to such an extent; in relation to such matters or territories; and on such terms and conditions, 46.Subject to the requirements of the Act, and without prejudice to any claim or rights in respect of any breach of contract between the Company and such person, the Members may by Resolution terminate the appointment of the Chair or of any Director (as the case may be). as they think fit. If the Directors so specify, any such delegation may authorise further delegation of the Directors’ powers by any person to whom they are delegated. The Directors may revoke any delegation in whole or part, or alter its terms and conditions. Powers of the Board 52. 47. Subject to the Memorandum and the Articles the affairs of the Company shall be managed by the Board subject always to any directions from time to time given and any policy resolved upon by the Members in General Meeting. 53. Committees to which the Directors delegate any of their powers must follow procedures which are based as far as they are applicable on those provisions of the Articles which govern decision making by Directors. 48. The Board shall: 48.1 manage the affairs of the Company including the operation of the League and the operation and implementation of the Rules; exercise all powers of the Company but subject always to such powers of supervision and policy direction as the Members in General Meeting may from time to time exercise or give; take such executive steps as it considers necessary to give effect to any policy resolved upon by the Members in General Meeting; 48.2 54. Subject always to Article 53, the Directors may make rules solely in relation to procedure for all or any committees, which prevail over rules of procedure derived from the Articles if they are not consistent with them. 48.3 Borrowing Powers 48.4 make such recommendations to the Members on such importance to the Company as it considers appropriate; and matters of 55. The Board may with the prior approval or authority of a Resolution exercise all the powers of the Company to borrow or raise money and to mortgage or charge its assets and, subject to Section 80 of the Act, to issue debenture stock and other debt securities as security for any debt, liability or obligation of the Company or of any third party. 48.5 subject to the provisions of the Articles and the Act, determine any and all matters of procedure to be followed by the Company. 605 606 Memorandum & Articles of Association

Articles of Association Articles of Association Disqualification and Removal of Directors Directors’ Expenses 56. The office of a Director shall be vacated upon the happening of any of the following events: 58. A Director and any person appointed by the Board under Article 51 may be paid all reasonable travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of the Board or otherwise in connection with the discharge of their duties. 56.1 if he resigns his office by notice in writing under his hand to the Secretary sent to or left at the League Office; if he becomes bankrupt or makes any arrangement or composition with his creditors generally; if he is, or may be, suffering from mental disorder and either: 56.3.1he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1984; or 56.3.2an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; if he dies; if he ceases for any cause to hold office as Chair or chief executive; or if he ceases to be a Director by virtue of any provision of the Act or becomes prohibited bylaw from being a director. 56.2 Directors’ Interests 56.3 59. Subject to the provisions of the Act and provided that he has disclosed to the Members the nature and extent of any material interest which he has, and obtained the consent of the Members by Resolution, a Director notwithstanding his office: 59.1 may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested; may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested; and shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit. 59.2 56.4 56.5 56.6 59.3 57.1 In the event of a vacancy occurring on the Board, the continuing Director(s) shall forthwith convene a General Meeting for the purpose of appointing a Director to fill that vacancy and may appoint as a Director a person who is willing to act including as acting Chair. An acting Director so appointed shall hold office until the General Meeting convened as aforesaid shall be held and if not reappointed thereat shall vacate office at the conclusion thereof. 60. For the purpose of Article 59: 60.1 a general notice given to the Members that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified; and an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his. 60.2 57.2 Pending such General Meeting an acting Chair or other Director (as the case may be) appointed as aforesaid shall be treated as and shall have all the powers and duties of the Chair or Director (as the case may be) for all the purposes of the Articles. Proceedings of the Board 61.Subject to the provisions of the Articles and the Rules, the Board may regulate its proceedings as it thinks fit. A Director may, and the Secretary at the request of a Director shall, call a meeting of the Board. Any question arising at a meeting of the Board on which the Directors are not unanimous shall be referred to the Members at the next General Meeting. 607 608 Memorandum & Articles of Association

Articles of Association Articles of Association 62. The quorum for the transaction of the business of the Board shall be whichever number is required for a majority of Directors to be in attendance. Secretary 69. Subject to the provisions of the Act, the Secretary shall be appointed by the Board subject to ratification by the Members in General Meeting for such term, at such remuneration and upon such terms and conditions as the Board thinks fit and any Secretary so appointed may be removed by the Board or by Resolution of the Members. 63. If the number of Directors is less than two, the continuing Director may act only for the purpose of calling a General Meeting or for the purposes referred to in Article 57.1. 64. The Chair shall be the chair of all meetings of the Board or in his or her absence one of the Directors present. Minutes 65. All acts done by a meeting of the Board, or by a person acting as a Director (as provided by the Articles) shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of the Director or such other person or that any of them was disqualified from holding office, or if a Director, had vacated office, or was not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and, if a Director, had continued to be a Director and had been entitled to vote. 70. The Board shall cause minutes to be made in books kept for the purpose of all proceedings at General Meetings, of all Resolutions passed by the Members and of all meetings of the Board, including the names of the Directors present at each of such Board meetings. The Board shall cause all such minutes to be circulated to Members within fourteen days of the date of any such meeting. Execution of Documents 71. The Seal shall only be used pursuant to the authority of the Board. The Board may determine who shall sign any instrument to which the Seal is affixed and unless otherwise so determined it shall be signed by the two Directors or one Director and the Secretary. Any document signed by two Directors or one Director and the Secretary or one Director in the presence of a witness who attests the signature and expressed (in whatever form of words) to be executed by the Company has the same effect as if executed under the Seal. 66. A resolution in writing signed by the Directors shall be as valid and effective as if it had been passed at a meeting of the Board and may consist of several documents in the like form each signed by one of the Directors. Without prejudice to Article 66, a meeting of the Board may consist of a conference between the Directors who are not in one place, but where each is able (directly or by telephonic communication) to speak to the other, and to be heard by the other simultaneously. A Director taking part in such a conference shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. In relation to any meeting of the Board reference to the word “meeting” in the Articles shall be construed accordingly. 67. Dividends 72.1 No dividend shall be declared or paid in respect of any share except pursuant to a Resolution in General Meeting. 68. Unless authorised by a Resolution to do so, a Director shall not vote at any meeting of the Board or on any resolution concerning a matter in which he has, directly or indirectly, an interest or duty which is material and which conflicts or may conflict with the interests of the Company but shall nevertheless be counted in the quorum of Directors present at that meeting. 72.2 For the avoidance of doubt, Article 72.1 shall not affect the provisions relating to payments to Members in respect of broadcasting or sponsorship or other income received by the Company which shall be as laid down from time to time in the Rules and which shall be implemented by the Board in accordance with the Rules. Accounts 73.No member or other person has any right to inspect any accounting record or book or document of the Company unless: 73.1 73.2 73.3 he is entitled by law; he is authorised to do so by the Board; or he is authorised to do so by a Resolution. 609 610 Memorandum & Articles of Association

Articles of Association Articles of Association Notices 79. A notice may be given by the Company to a Successor of a Member in consequence of the insolvency, administration or receivership of a Member, by sending or delivering it, in any manner authorised by the Articles for the giving of notice to a Member, addressed to the Member by name or to the Successor at the address, if any, within the United Kingdom supplied for that purpose by the Successor. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the insolvency, administration or receivership had not occurred. 74.1 A notice calling a meeting of the Board need not be in writing. 74.2 Any other notice to be given to or by any person pursuant to the Articles shall be in writing. 75. Any notice or other document may be served or delivered by the Company on or to any Member or any Director either personally, or by sending it by post addressed to the Member or Director at his registered address or by facsimile transmission or electronic mail or other instantaneous means of transmission to the number or other transmission address or identification provided by the Member or the Director for this purpose, or by leaving it at its registered address addressed to the Member or the Director, or by any other means authorised in writing by the Member or Director concerned. Rules of The Football Association 80.The Company shall adhere to and comply with the Football Association Rules. Winding Up 81. On the winding-up of the Company the surplus assets shall be applied first, in repaying to the Members the amount paid on their shares respectively and, if such assets shall be insufficient to repay the said amount in full, they shall be applied rateably. If the surplus assets shall be more than sufficient to pay to the Members the whole amount paid upon their shares, the balance shall be paid over to The Football Association Benevolent Fund or to such other charitable or benevolent object connected with Association Football as shall be determined by Resolution at or before the time of winding-up and approved by The Football Association. 76. Any notice or other document, which is sent by post, shall be deemed to have been served or delivered twenty four hours after posting and, in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post. Any notice or other document left at a registered address otherwise than by post, or sent by facsimile transmission or electronic mail or other instantaneous means of transmission, shall be deemed to have been served or delivered when it was left or sent. Without prejudice to the provisions of Article 76 relating to service or delivery of any notice or document any notice or document not posted or delivered personally shall also be confirmed by sending or delivering a copy thereof by post or personally as provided in Article 75 but so that, in any such case, the accidental omission to so post or serve the same or non receipt of the same shall not invalidate the due service or delivery of the notice or other document in question. 82. 77. Indemnity 83. Subject to the provisions of the Act, but without prejudice to any indemnity to which a Director may otherwise be entitled, every Director or other officer or auditor of the Company shall be indemnified out of the assets of the Company against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company. 78. A Member present, either by Representative or by proxy, at any General Meeting shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called. 611 612 Memorandum & Articles of Association

Miscellaneous

Points Based System Governing Body Endorsement Requirements for Players 2021/2022 Season (4 June 2021 onwards) Governing Body Endorsement Requirements for Players The rules and criteria set out in this document will apply for the 2021/22 season and will be effective from 4 June 2021. The criteria will be reviewed in late 2021 in order that revised criteria can be issued in advance of the winter transfer window in January 2022. For any queries regarding these criteria or the application process, please contact Freddie Carter (Player Status Department) at Freddie.Carter@thefa.com (or registrations@ thefa.com) or on 0844 980 8200 # 4818. Glossary Aggregated FIFA World Rankings means the aggregated rankings list for senior men’s international teams over the International Reference Period that are published by The FA following publication of the FIFA World Rankings. This list is available on www.TheFA. com. The FA is the approved governing body for Football in the UK. The FA has the ability (subject to other requirements being met) to issue a Governing Body Endorsement for a player, coach or manager who is intended to participate in any of the following: Auto Pass Percentage means the percentage set out in Table 1 of this criteria. Available Continental Minutes means the total number of minutes (including, for the avoidance of doubt, any injury time or added time) played by the Player’s club (in the group stages onwards) in a Continental Competition during the Reference Period, minus the number of minutes that the Player was Unavailable for Selection. • any match that has been organised and/or sanctioned by The FA, FIFA or UEFA; • any match that has been organised by either the Premier League or the English Football League and that has also been sanctioned by The FA; or • any match or category of match whereby consent of the FA has been given for that player, coach or manager’s club to play. Available Domestic Cup Minutes means the total number of minutes (including, for the avoidance of doubt, any injury time or added time) played by the Player’s club in a Domestic Cup during the Last Season, minus the number of minutes that the Player was Unavailable for Selection. Please note that this guidance should be reviewed in conjunction with the relevant advice issued by the Home Office. The FA is not registered to give advice on immigration routes or processes or to advise on an individual’s immigration status and clubs should fully apprise themselves of their duties and responsibilities as sponsors. Information on aspects of immigration policy and law can be found on the Home Office website at www. gov.uk/browse/visas-immigration. You may also wish to seek advice from an Office of the Immigration Services Commissioner (OISC) registered advisor or someone who is appropriately qualified but otherwise exempt from such a registration requirement, for example, a qualified solicitor. The UK Visas and Immigration Centre can be contacted on 0300 123 2241. Available Domestic Minutes means the total number of minutes (including, for the avoidance of doubt, any injury time or added time) played by the Player’s club in its domestic league competition during the Reference Period (including any play-off games), minus the number of minutes that the Player was Unavailable for Selection. Available International Matches means the total number of matches played by the Player’s National Association in Senior Competitive International Matches during the International Reference Period, minus the number of matches that the Player was Unavailable for Selection. If less than 30% of the matches played by the Player’s National Association during the International Reference Period were Senior Competitive International Matches, Available International Matches shall also include International Friendlies. If a club is seeking a GBE during a transfer window, any application should be submitted to The FA by midday on the relevant transfer deadline day (at the latest) in order for The FA to process the application that day. If a club signs and registers a Player who does not have a GBE, it should do so in the knowledge that the Player may not be granted a GBE if his application does not comply with the terms of these criteria and the Player may not be able to undertake any employment duties for the applicant club. Clubs are also advised to allow sufficient time for entry clearance or leave to remain to be granted. The time taken may vary depending upon where the player is making his application from. A guide to visa processing times is available on the Home Office website at: www.gov.uk/ visa-processing times. Band 1 means the English Premier League, the Bundesliga, La Liga, Serie A and Ligue 1. Band 1 Continental Competition means the UEFA Champions League and the Copa Libertadores. Band 2 means the Portuguese Primeira Liga, Eredivisie, Belgian First Division A, the Turkish Super Lig and the English Championship. Band 2 Continental Competition means the UEFA Europa League and the Copa Sudamerica. Please note that an individual’s personal and immigration history may be taken into account when their application is being considered. Band 3 means the Russian Premier League, Campeonato Brasileiro Série A, Primera División of Argentina, Liga MX and the Scottish Premiership. 615 616 Miscellaneous

Governing Body Endorsement Requirements for Players

Band 3 Continental Competition means any continental competition which is not a Band 1 Continental Competition or Band 2 Continental Competition.

Band 4 means the Czech First League, Croatian First Football League, the Swiss Super League, La Liga 2, Bundesliga 2, Ukrainian Premier League, the Greek Superleague, the Colombian Categoria Primera A, the USA's Major League Soccer, the Austrian Football Bundesliga, the Danish Superliga and Ligue 2.

Band 5 means the Serbian SuperLiga, , the Polish Ekstraklasa, the Slovenian PrvaLiga, the Chilean Primera División, the Uruguayan Primera División, the Swedish Allsvenken division, the Norwegian Eliteserien division and the Chinese Super League.

Band 6 means all leagues not in Band 1, Band 2, Band 3, Band 4 or Band 5.

Certificate of Sponsorship means a certificate assigned to a Player pursuant to a club's Sponsor's Licence.

Continental Competition means a Band 1 Continental Competition, a Band 2 Continental Competition or a Band 3 Continental Competition.

Continental Progression means the progress made by the Player's Last Club in a Continental Competition in the Last Season. Where the Player has played in a Continental Competition which has concluded following the end of the Last Season, in particular where a Continental Competition concludes before the end of a season, Continental Progression means the progress made by the Player's club in that Continental Competition.

Current Club means:

1) the Player's Last Club, if the application for a GBE is made after the club the Player plays for as at the date of the application has completed its season; or

2) the club the Player is playing for as at the date the application is made, if the application for a GBE is made before the club the Player plays for as at the date of the application has completed its season (i.e. mid-season).

If the Player is a Free Agent, the Player's Current Club is the club the Player played in the half of the season immediately before the date the application is made. If the Player is a Free Agent and was not registered for any club in the half of the season immediately before the date the application is made, he shall not be granted any points for the criteria which adopt this definition.

Domestic Cup means any domestic cup competition which is open to clubs in the country's top domestic division and provides a route for qualification to a Band 1 Continental Competition or Band 2 Continental Competition.

617

Governing Body Endorsement Requirements for Players

Miscellaneous

English Club means a club affiliated to The FA.

Exceptions Panel means a panel appointed by The FA to consider an application for a GBE in accordance with paragraphs 45-53.

Extended GBE means a new GBE applied for by a Club in respect of a Player who has already received a GBE for that Club which is due to expire.

FIFA means the Fédération Internationale de Football Association.

Final League Position means the final league position of the Player's Last Club at the end of the Last Season. If the Last Season did not finish but a final league table was compiled, the Last Club's league position shall be taken from that final league table.

Free Agent means a Player who is not registered for any club as at the date that the application for a GBE is made.

GBE means Governing Body Endorsement.

Home Associations means The Scottish Football Association, the Football Association of Wales and The Irish Football Association.

International Friendlies means any match played by the National Association's senior team which is not a Senior Competitive International Match.

International Reference Period means:

1) the twenty four months prior to the date of the application for a GBE, if the Player is not a Youth Player; or

2) the twelve months prior to the date of the application for a GBE, if the Player is a Youth Player.

Last Club means the club the Player played for in the Last Season. If the Player played for two (or more) clubs during the Last Season, the Player's Last Club is the club the Player played for at the end of the Last Season. If the Player is a Free Agent and was not registered for any club at the end of the Last Season, he shall not be granted any points for the criteria which adopt this definition.

Last Season means the last full season prior to the date of the application for a GBE.

National Association means a football association that is a member of, and recognised by, FIFA.

PBS means the Home Office Points Based System.

Player means any player who is not a citizen of the United Kingdom or Ireland and has not acquired permanent residence in the United Kingdom, been granted pre-settled status or settled status under the EU Settlement Scheme.

618

Governing Body Endorsement Requirements for Players

Player's Domestic Cup Minutes means the percentage of Available Domestic Cup Minutes the Player played in.

Player's Domestic Minutes means the percentage of Available Domestic Minutes the Player played in.

Player's Continental Minutes means the percentage of Available Continental Minutes the Player played in.

Player's International Appearances means the percentage of Available International Matches the Player played in.

Player's National Association means the National Association the Player plays for, or has declared for, as at the date of the application for a GBE.

Reference Period means the twelve months prior to the date of the application for a GBE.

Relevant Interested Parties means a representative of (i) the league in which the Player plays, or will play if the application for a GBE is successful, and (ii) the Professional Footballers' Association.

Season means the period commencing on the date of the first match of the Premier League or English Football League and ending on the date of the last match of the Premier League or English Football League.

Senior Competitive International Matches means any match played by the National Association's senior team in the following tournaments:

1) FIFA World Cup Finals;
2) FIFA World Cup Qualifying Groups; and
3) Continental Cup Qualifiers and Finals, including but not limited to:
   a) UEFA European Championships and Qualifiers;
   b) UEFA Nations League Groups and Final Stages;
   c) CAF African Cup of Nations and Qualifiers;
   d) AFC Asia Nations Cup and Qualifiers;
   e) CONCACAF Gold Cup;
   f) CONCACAF Nations League;
   g) UNCAF Nations Cup;
   h) CONMEBOL Copa America; and
   i) OFC Nations Cup.

Sponsor's Licence means a licence obtained from the Home Office under the PBS.

Stakeholders means The FA, The Premier League, The English Football League and The Professional Footballers' Association.

619

Governing Body Endorsement Requirements for Players

Miscellaneous

T2 means T2 Sportsperson.

T5 means T5 (Temporary Worker) Creative or Sporting.

The FA means the Football Association.

Unavailable for Selection means the Player was not available to play due to injury, on-field suspension, or the Player's club not being obliged to release the Player for a Senior Competitive International Match or an International Friendly (as the match falls outside the FIFA international match calendar). For the avoidance of doubt, a player may not be classed as injured (and therefore Unavailable for Selection) if he was listed as a substitute in a match and was not used and such matches may not be eligible for exclusion when calculating the Available Minutes (as applicable). In international competitions where players are listed as substitutes regardless of whether or not they are injured, players may be classed as injured (and therefore Unavailable for Selection) if sufficient evidence is provided of their injury.

Youth Player means a Player who is born on or after 1 January 2000

GBE Status

1. A Player can register for a club without a GBE but, in order to play any football or undertake any employment duties for the club (including participation at training and in friendly matches), he must have obtained a GBE, been assigned a Certificate of Sponsorship by that club and secured leave to remain under T2 or T5 of the PBS (subject to satisfying any other eligibility requirements of The FA and any competitions the club participates in).

2. A club can apply for a GBE for a Player at any time during the Season. In order to apply for a GBE, a club must hold a valid Sponsor's Licence under T2 and/or T5 of the PBS. In order to apply for and obtain a valid Sponsor's Licence, a club must have obtained an endorsement letter for a Sponsor's Licence from the FA. If a Club's Sponsor's Licence is revoked, any Player who has obtained a GBE in order to play for the Club may have his leave curtailed and may have to make a change in employment application which must be granted before the Player can undertake any employment duties for the new club.

3. Clubs in the Premier League or English Football League are eligible for a Sponsor's Licence. Clubs in other leagues within the men's football pyramid are not permitted to field Players unless:

   a. The Player has obtained a visa outside the GBE system which permits them to play football (on such terms as they in fact play); and

620

Governing Body Endorsement Requirements for Players Governing Body Endorsement Requirements for Players secure leave to remain under T2 of the PBS (in addition to the documents listed in paragraph 17). b. The Player’s employment by the club complies with the terms and conditions of their visa and any relevant immigration law, including the Immigration Rules (or any successor legislation), and including but not limited to in relation to the requirements regarding professional sportspersons. 8. A Player who has been granted a GBE must submit a new application for a GBE if he wishes to permanently transfer (or has permanently transferred) to another club. If the GBE is granted, the player must submit a change of employment application to the Home Office, which must be granted before the Player can undertake any employment duties for the new club. 4. If The FA grants an application for a GBE for a Player in accordance with these criteria, the club is permitted to assign a Certificate of Sponsorship to the Player for the period covered by the GBE. The GBE must be presented to the Home Office when the club applies for entry clearance on behalf of a player, which must be done within 3 months of a Certificate of Sponsorship being assigned. Any Certificate of Sponsorship and a copy of the player’s biometric residence permit must be submitted to The FA by the club within 3 months of being assigned. Clubs must keep a copy of the relevant page of the Player’s passport evidencing their entitlement to work and contact details for the Player, which must be provided to The FA upon request. The club will also have to comply with any other criteria set by the Home Office in order to secure leave to remain under T2 or T5 of the PBS. 9. Any application for an Extended GBE (in accordance with paragraph 6), a transfer of a GBE (in accordance with paragraph 7) or a new club application for a GBE (in accordance with paragraph 8) shall be considered as follows: a. If the Player’s International Appearances meet the Auto Pass Percentage set out in Table 1 of the criteria, a new or Extended GBE will be granted (as appropriate). b. If the Player’s International Appearances do not meet the Auto Pass Percentage set out in Table 1 of the criteria, but the value of the Player’s Domestic Minutes for the applicant Club is at least 30% a new or Extended GBE will be granted (as appropriate). 5. A GBE under T2 of the PBS will be granted for three years or the length of the player’s contract (whichever is shorter) and a GBE under T5 of the PBS will be granted for twelve months or the length of the player’s contract (whichever is shorter). A Player will not be eligible to play for the club beyond the expiry date of the GBE unless the club has applied for and obtained an Extended GBE before the existing GBE has expired in accordance with these criteria and the PBS. c. If the Player does not satisfy the requirements in either paragraph a or b above, the club must submit details of the Player’s Domestic Minutes for the last 12 months and any other information which it considers to be relevant to its application to The FA. The FA will then provide this information to the Relevant Interested Parties by email. The FA and the Relevant Interested Parties shall consider this information, and any other information which they deem to be relevant in their absolute discretion, to determine whether the player remains of sufficient quality to be awarded a GBE. The FA and the Relevant Interested Parties shall make a decision by simple majority and if a majority of The FA and the Relevant Interested Parties recommend that the player should be awarded a GBE, a new or Extended GBE will be granted (as appropriate). Extensions to or transfers of a GBE 6. An Extended GBE under T2 of the PBS can be obtained for three years or the length of the player’s contract (whichever is shorter). If a GBE was granted for less than twelve months under T5 of the PBS, an Extended GBE can be obtained to extend the period of the Player’s GBE to a total of twelve months and the application can be made within the country. If a Club wishes to grant an Extended GBE under T5 of the PBS to extend the period of the Player’s GBE to over twelve months, the Player must leave the country before the expiry of the twelve month period and make an application for an Extended GBE under T5 of the PBS. d. The player shall not have a new or Extended GBE granted (as appropriate) other than in accordance with paragraphs a or b above. 7. A Player who has been granted a GBE under T5 of the PBS can apply (in country) to transfer to a GBE under T2 of the PBS, provided that application is made within twelve months of the T5 GBE being granted. The club must submit a new application for a GBE and provide a pass certificate, or other written confirmation containing an appropriate reference number, from an accredited English language test centre that the Player has passed the English language test required to 10. If a Player: a. b. c. d. does not turn up for employment; is absent for more than 10 working days without permission; has his contract terminated during the period that a GBE is effective; is no longer sponsored by the club for any other reason; or 621 622 Miscellaneous

Governing Body Endorsement Requirements for Players Governing Body Endorsement Requirements for Players Application Process e. experiences significant changes in his circumstances (such as a change in job title, salary or location of employment), 17. A club must submit any application for a GBE to The FA’s Player Status Department along with any evidence in support of the application, including: the club must inform the Home Office within 10 days. 11.The club must also inform the Home Office if there is a change of circumstances at the club within 20 working days. A change in circumstances might include changes of name, address or contact details, changes in structure (including mergers, takeovers and de-mergers), changes in financial circumstances (such as administration, receivership, company voluntary arrangement, debt arrangement scheme, liquidation or sequestration). a. A fully completed application form (see Appendix 1). b. A fully completed application spreadsheet (see Appendix 2). c. A transfer agreement (or loan agreement) in respect of the Player (in draft or final form). d. A playing contract in respect of the Player (in draft or final form). Temporary Transfers/Loans e. Written evidence to support any claim made by the applicant club that a Player was Unavailable for Selection for a particular match, including the reason(s). 12. If a Player who has been granted a GBE in accordance with these criteria is loaned to another club during the period of validity of the GBE, the Player’s club must notify the Home Office of the loan and change of location via the Sponsor Management System within 10 working days (regardless of the jurisdiction in which the loanee club is based). The loaning club will retain responsibility as the Player’s sponsor. If a Player is loaned from an English Club to another English Club (a “Domestic Loan”), no GBE application will be required by the loanee club. If the Player is loaned from an English Club to a club affiliated to another Home Association, or another National Association, the governing body endorsement process of that association will have to be satisfied by the loanee club. f. Written evidence to support any claim made by the applicant club that exceptional circumstances prevented the Player from achieving 15 points (where appropriate, in accordance with paragraph 25). g. Written evidence to support any claim made by the applicant club that a Youth Player has significant potential and is of sufficient quality to enhance the development of the game in England and justify the Exceptions Panel recommending that a GBE be awarded (where appropriate, in accordance with paragraph 25). 13. 18. The club must also pay an administration fee of £500 plus VAT for each application, which must be paid before the application will be considered by The FA. Each club shall bear its own costs in respect of any application. 14. If a Domestic Loan is made permanent, the new club will be required to submit an application for a GBE (which must comply with the requirements set out in these criteria). If the GBE is granted, the player will need to make a change of employment application. Provided the Domestic Loan continues until the date on which the change of employment application is granted, the Player can continue to play for the new club in the interim period. 19. If any information submitted as part of the GBE application process is amended (including the terms and conditions of a Player’s contract): a. before a GBE has granted and before the Player is registered with The FA, the club must inform The FA who may require a new application to be submitted (and a new fee to be paid); 15. If a Player is loaned from a club affiliated to another National Association (including any Home Nation) to an English Club, a GBE application will be required (which must comply with the requirements set out in these criteria). b. after a GBE has been granted but before the Player is registered with The FA, the club must inform The FA who may require a new application to be submitted (and a new fee to be paid); 16. When a Player returns to his parent club after a loan period, no GBE application will be required by the parent club (provided the GBE remains valid beyond the date of the Player’s return). GBEs will not be issued in respect of Players who are trialling with an English Club. If a Club wishes to trial a Player, it should contact the Home Office. 623 624 Miscellaneous

Governing Body Endorsement Requirements for Players

c. after a GBE has been granted and after the Player is registered, the club must inform the Home Office via the Sponsorship Management System. The Home Office will confirm whether they require a new application to be submitted (and a new fee to be paid).

20. If a new application is required in accordance with paragraph 19, it will be assessed by reference to the criteria set out in this document and the Club must comply with paragraphs 17-18 of these criteria in respect of the new application. The FA may also inform the Home Office who may curtail the Player's right to work.

Criteria

21. All Players shall be assessed in accordance with paragraphs 31-44.

22. The FA will grant a GBE if the Player's International Appearances meet the Auto Pass Percentage set out in Table 1 of the criteria.

23. If a Player is not granted a GBE in accordance with paragraph 22 above, The FA will grant a GBE if a Player achieves 15 or more points in accordance with paragraphs 31-44.

24. The Club may request that an Exceptions Panel consider the application if:
    a. a Player achieves between 10 and 14 points in accordance with paragraphs 31-44 and the Club can evidence that exceptional circumstances prevented the Player from achieving 15 points; or
    b. If the Player is a Youth Player, the Club can evidence that the Youth Player shows significant potential and is of sufficient quality to enhance the development of the game in England.

25. If the Club requests an Exceptions Panel, the procedure in paragraphs 45-53 shall apply.

26. If a Player is not granted a GBE in accordance with paragraph 22, 23 or paragraphs45-53, he will have no further opportunity to apply for a GBE in the same transfer window unless his circumstances change and will not be eligible to play for the applicant club.

625

Governing Body Endorsement Requirements for Players

Calculations

27. If a Player has played for two (or more) clubs during the Reference Period, or a Player is or has been a Free Agent during the Reference Period, the Player's Continental Minutes, Player's Domestic Cup Minutes and Player's Domestic Minutes (each, the "**Minutes**") will be calculated in accordance with paragraphs 28-29 below.

28. For each of the Minutes criteria, the applicant club should calculate a weighted average (using the annex to the application form at Appendix 1) as follows:
    a. Calculate the number of days during the Reference Period the Player has been registered for each/any club or no club (as appropriate).
    b. Calculate the percentage of the overall Reference Period that each of those periods of time represents.
    c. Calculate the percentage of Minutes played as a proportion of the total Available Continental Minutes, Available Domestic Cup Minutes or Available Domestic Minutes (respectively).
    d. Multiply each of the numbers at (b) by their corresponding number at (c).
    e. Add each of the numbers at (d) to find the weighted average value for the Minutes.

29. If only one of the clubs played in a Continental Competition, the Player's Continental Minutes shall be the percentage the Player played in for that club.

30. If the calculation of a Player's International Appearances, Player's Domestic Minutes, Player's Domestic Cup Minutes or Player's Continental Minutes (or any other percentage) results in:
    a. a decimal number of .5 or higher, the number will be rounded up to the next whole number; or
    b. a decimal number of lower than .5, the number will be rounded down to the next whole number.

Player's International Appearances

31. A Player shall be granted the number of points set out in Table 1 in respect of the Player's International Appearances.

Miscellaneous

626

Governing Body Endorsement Requirements for Players Governing Body Endorsement Requirements for Players 34.If a Player is eligible for points in multiple columns of Table 2, including where: Table 1 a. the Player has played in two domestic league competitions during the Reference Period; b. a Youth Player made his first appearance in more than one band during the Reference Period; or c. a Youth Player has made his first appearance for the senior team of a club during the Reference Period but has also played in a sufficient percentage of minutes to be eligible for points elsewhere, the Player shall be granted the higher of the points he is eligible for in Table 2. Player’s Continental Minutes 35.A Player shall be granted the number of points set out in Table 3 in respect of the Player’s Continental Minutes. Player’s Domestic Minutes Table 3 32.A Player shall be granted the number of points set out in Table 2 in respect of the Player’s Domestic Minutes. Band 1 Continental Band 2 Continental Band 3 Continental Continental 33.A Youth Player shall be granted the number of points set out in the final row of Table 2 if he made his first appearance (on the pitch) for the senior team of a club during the Reference Period. Table 2 Minutes 36.If the Player has played in two Continental Competitions during the Reference Period, the Player shall be granted the higher of the points he is eligible for in Table 3. Final League Position of Player’s Last Club 37.A Player shall be granted the number of points set out in Table 4 in respect of the Final League Position of the Player’s Last Club, provided (i) the Player appeared on the matchday squad list for the Player’s Last Club for at least one match in its domestic league competition or (ii) the value of the Player’s Domestic Cup Minutes was at least 1%, during the Last Season. 627 628 Miscellaneous Player’s DomesticBand 1 Band 2Band 3 Band 4Band 5 Band 6 90-100% 12108642 80-89%1197531 70-79%1086420 60-69%975310 50-59% 864200 40-49%7 53 10 0 30-39%6 42 00 0 20-29% 0 00 00 0 10-19% 000000 1-9% 0 00 00 0 Debut for 6 Youth Player 54 32 1 Player’s CompetitionCompetitionCompetition Minutes 90-100% 1052 80-89%941 70-79%830 60-69%720 50-59% 610 40-49%500 30-39%400 20-29% 000 10-19% 000 1-9% 000 Player’s International Appearances Aggregated FIFA World Ranking of the Player’s National Association 1-10 11-20 21-300 31-50 51+ 90-100% Auto PassAuto PassAuto PassAuto Pass2 80-89% Auto PassAuto PassAuto PassAuto Pass1 70-79% Auto PassAuto PassAuto PassAuto Pass0 60-69% Auto PassAuto PassAuto Pass100 50-59% Auto PassAuto Pass1080 40-49% Auto PassAuto Pass970 30-39% Auto Pass10860 20-29% 109700 10-19% 98000 1-9% 87000

Governing Body Endorsement Requirements for Players Governing Body Endorsement Requirements for Players Table 4 40.If the relevant Continental Competition is knock-out only, the Player will be awarded the points listed for group stage in Table 5 for any round prior to the Round of 32. 41.For the avoidance of doubt, a Player shall only be granted the higher of the points he is eligible for in Table 5. League Quality of Player’s Current Club 42.A Player shall be granted the number of points set out in Table 6 in respect of the band of the Player’s Current Club, provided (i) the Player appeared on the matchday squad list for the Player’s Current Club for at least one match in its domestic league competition or a Continental Competition or (ii) the value of the Player’s Domestic Cup Minutes was at least 1%, during the Reference Period. 43.For the purposes of paragraph42, Available Domestic Cup Minutes shall be calculated by reference to the Reference Period rather than Last Season. Table 6 38.For the avoidance of doubt, a Player shall only be granted the higher of the points he is eligible for in Table 4. Continental Progression of Player’s Last Club 39.A Player shall be granted the number of points set out in Table 5 in respect of the Continental Progression of the Player’s Last Club, provided (i) the Player appeared on the matchday squad list for the Player’s Last Club for at least one match in its domestic league competition or a Continental Competition or (ii) the value of the Player’s Domestic Cup Minutes was at least 1%, during the Last Season. 44. If a Player has been loaned to a club in a lower band than his parent club and has made a first team appearance (on the pitch) for his parent club during the Reference Period, he shall be granted the higher of the points he would have been eligible for in accordance with Table 6 if his parent club was the Player’s Current Club. Table 5 629 630 Miscellaneous Player’s Continental Band 1 Continental Band 2 Continental Band 3 Continental MinutesCompetitionCompetitionCompetition Final 1072 Semi-Finals961 Quarter-Finals850 Round of 16740 Round of 32630 Group stage520 Other000 Band of Player’s Points Current Club Band 112 Band 210 Band 38 Band 46 Band 54 Band 62 Last Club’s Final League PositionBand 1 Band 2Band 3 Band 4Band 5 Band 6 Title winner 6 54 32 1 Qualified for group stages of a Band 1 Continental5 Competition Qualified for qualifiers of a Band 1 Continental4 Competition 43 32 21 10 0 0 Qualified for group stages of a Band 2 Continental3 Competition Qualified for qualifiers of a Band 2 Continental2 Competition 21 10 00 00 0 0 Mid-table1 00 00 0 Relegation 0 00 00 0 PromotionN/A 11111

Governing Body Endorsement Requirements for Players Governing Body Endorsement Requirements for Players Exceptions Panels Please note that Exceptions Panels will not be available after the summer transfer window in 2021. a. exceptional circumstances prevented the Player from achieving 15 points, and if those exceptional circumstances did not apply, the Player would have achieved 15 points; or b. the Youth Player shows significant potential and is of sufficient quality to enhance the development of the game in England and justify the Exceptions Panel recommending that a GBE be awarded. 45. If a club requests an Exceptions Panel in accordance with paragraph 24, The FA will appoint an independent panel of three members, which shall include one legally qualified chair and two panel members who have relevant experience at the top level of the game (the “Panel Members”). 51. The Exceptions Panel will make its decision, based on the papers submitted to it, at an in-person or virtual meeting at which The FA’s Player Status Department will provide appropriate secretarial support. Each Panel Member has one vote and the decision will be made by a simple majority, with the chair having a casting vote. 46. The FA may also, at its absolute discretion, refer any question in relation to the interpretation or application of any aspect of these criteria to either a legally qualified chair of the Exceptions Panel or an Exceptions Panel (as appropriate) to determine. Any decision made by a chair of the Exceptions Panel or an Exceptions Panel under this paragraph shall be final and binding. 52. If the Exceptions Panel recommends to The FA that a GBE be granted, The FA will consider whether to grant a GBE (but is under no obligation to do so). 47. A fee of £5,000 plus VAT will be charged for every Exceptions Panel, which must be paid by the club before the application will be considered by the Exceptions Panel. 53. Written reasons for the decision will be supplied by the Exceptions Panel to the applicant club. An anonymised summary of each decision will be made available (on a confidential basis) to all Stakeholders and Stakeholders may make these summaries available to clubs in the Premier League or English Football League. 48. The club will be notified of the identity of the Panel Members and have the opportunity to challenge the appointment of any Panel Member on the basis of an actual or perceived conflict of interest. Each Panel Member shall also have the opportunity to declare an actual or perceived conflict of interest (of him or herself or any other Panel Member) to the Chair or, if the conflict of interest relates to the Chair, to The FA. The Chair, or The FA respectively, shall then determine whether the Panel Member should be excluded from participating in the application. If the Panel Member is excluded from participating in the application, The FA will appoint a replacement Panel Member (to whom this paragraph shall also apply). 49. The Exceptions Panel can request any further information from The FA’s Player Status Department, the applicant club or any third party (via The FA’s Player Status Department) that it deems necessary, in its absolute discretion, in order to make its decision. If an Exceptions Panel meeting has been convened or is in progress when a request for further information is made, the Chair may adjourn the meeting to allow the information to be gathered. Where it is able to do so, the applicant club or The FA’s Player Status Department will supply the further information to the Exceptions Panel within a reasonable timescale. 50. The Exceptions Panel shall only recommend to The FA that a GBE be granted if it is satisfied that either: 631 632 Miscellaneous

Appendix 1: Application Form
Points Based System

Application for a Governing Body Endorsement for a Player

Please refer to the criteria for The FA's Governing Body Endorsement (**"GBE"**) under the Points Based System (the **"Criteria"**) when filling in this application form. Defined terms used in this application form are set out in that document.

Please calculate the Player's points totals for items 4, 5 and 6 below in the spreadsheet at Appendix 2 and submit an electronic version of the spreadsheet to The FA along with this application form.

1. Contact details of applicant Club (employer)

Name (Club Secretary):

Telephone: Mobile:

E-mail:

2. Player details

Title:

Surname/Family Name:

First Name:

Date of birth:

Age:

Nationality:

Government issuing passport:

Has the Player previously held a Work Permit/Certificate of Sponsorship: If YES:

(a) please give details of employer and dates:

(b) please confirm whether this is an application for an extension of a GBE:

Player's current place of residence:

633

Appendix 1: Application Form
Points Based System

Miscellaneous

3. Application details

T2 or T5 of the Home Office Points Based System:

If the application is made under T2, please provide evidence that the Player has met the English language qualification requirements:

Length of player's contract:

From:

To:

Length of any Option period:

Length of GBE sought:

4. Player's International Appearances

National Association:

International Reference Period:
12 months ☐
24 months ☐

Aggregated FIFA World Ranking:

Available International Matches:

Are International Friendlies included:

Percentage of Player's International Appearances:

Has the Player met the Auto Pass Percentage:

Points claimed for the Player's International Appearances in accordance with the Criteria:

5. Player's Domestic Minutes

Club(s) the Player played for during the Reference Period:

Band(s) of the Club(s):

Available Domestic Minutes of the Player's Club(s) during the Reference Period:

If the Player played for multiple clubs, Available Domestic Minutes of each club:

634

Appendix 1: Application Form Points Based System Appendix 1: Application Form Points Based System 635 636 Miscellaneous 10. Exceptions Panel If you are claiming between 10 and 14 points for the Player, are there exceptional circumstances which prevented the Player from achieving 15 points: If so, are you requesting that an Exceptions Panel consider the application: If so, please provide written evidence of the exceptional circumstances which prevented the Player from achieving 15 points: If the Player is a Youth Player, does the Youth Player show significant potential and is he of sufficient quality to enhance the development of the game in England: 9. League Quality of Player’s Current Club Player’s Current Club: Band of Player’s Current Club: Points claimed for Quality of Player’s Current Club in accordance with the Criteria: 6. Player’s Continental Minutes Continental Competitions played by the Player’s Club(s) during the Reference Period: If the Player played for multiple clubs, Continental Competitions played by each club: Band(s) of Continental Competition(s): Available Continental Minutes of the Player’s Club(s) during the Reference Period: If the Player played for multiple clubs, Available Continental Minutes of each club: Percentage of Player’s Continental Minutes: If the Player played for multiple clubs and/or was a Free Agent during the Reference Period: (a) the number of days during the Reference Period that the Player played for each club; (b) the percentage of the overall Reference Period that each of those periods of time represents; (c) the percentage of Player’s Continental Minutes for each club; (d) each number at (b) multiplied by the corresponding number at (c); and (e) weighted average of Player’s Continental Minutes. Points claimed for the Player’s Continental Minutes in accordance with the Criteria: 8. Final League Position of Player’s Last Club Player’s Last Club: League of Player’s Last Club: Band of Player’s Last Club: Final League Position of Player’s Last Club (by reference to the Criteria): Points claimed for Final League Position of Player’s Last Club in accordance with the Criteria: Percentage of Player’s Domestic Minutes: If the Player played for multiple clubs and/or was a Free Agent during the Reference Period: (a) the number of days during the Reference Period that the Player played for each club; (b) the percentage of the overall Reference Period that each of those periods of time represents; (c) the percentage of Player’s Domestic Minutes for each club; (d) each number at (b) multiplied by the corresponding number at (c); and (e) weighted average of Player’s Domestic Minutes. If the Player is a Youth Player, did he make his first appearance (on the pitch) for the senior team a club during the Reference Period: Points claimed for the Player’s Domestic Minutes in accordance with the Criteria: 7. Final League Position of Player’s Last Club Player’s Last Club: League of Player’s Last Club: Band of Player’s Last Club: Final League Position of Player’s Last Club (by reference to the Criteria): Points claimed for Final League Position of Player’s Last Club in accordance with the Criteria:

Appendix 1: Application Form Points Based System Appendix 1: Application Form Points Based System Please submit the application to: Player Status Department The Football Association Wembley Stadium PO Box 1966 London SW1P 9EQ Email: Registrations@thefa.com Name: E-mail: 637 638 Miscellaneous 12. Declaration (to be given by an authorised signatory of the applicant club) The details given in this application are true and complete to the best of my knowledge and belief. The employer named in this application is responsible for the terms and conditions of employment and any requirements for registration or licensing necessary for the employment which is subject to this application. The employer holds a valid sponsor’s licence under T2 and/or T5 of the PBS so as to be eligible to assign Certificates of Sponsorship and is aware of its duties to comply with immigration law, including co-operating, record-keeping and reporting. Signature: Date: Name (in CAPITALS): Position: For and on behalf of: Telephone: Mobile: 11. Details of Representatives being used by Club (e.g. Solicitors) Total points claimed: If so, are you requesting an Exceptions Panel to consider the application: If so, please provide written evidence to support the claim that the Youth Player shows significant potential and is of sufficient quality to enhance the development of the game in England:

Constitution of The Professional Football Negotiating and Consultative Committee (England and Wales) Constitution of The Professional Football Negotiating and Consultative Committee (England and Wales) 1. Title The committee shall be called Consultative Committee (PFNCC). 4. Chair a) b) the Professional Football Negotiating and The PFNCC shall appoint an independent chair. In the event of the unavoidable absence of the independent chair, a meeting may be chaired by a Member of the PFNCC by agreement of all four Members. The independent chair shall be appointed for a term of 3 years and no individual may serve more than 2 consecutive terms. The independent chair shall retire at the July meeting next following their 75th birthday. Clauses (c) and (d) shall not apply to the independent chair in post at the date of adoption of this revised constitution (the Current Chair). The Current Chair shall continue to hold office until 30th June 2019, whereupon he shall retire from office. Any independent chair to be appointed after 30th June 2019 shall be permitted to attend meetings of the PFNCC prior to their appointment. 2. Membership The PFNCC shall consist of: c) a) Four representatives (the PFA); from the Professional Footballers’ Association d) b) c) d) e) Two representatives from The Football League Limited (the EFL); Two representatives from The FA Premier League Limited (the PL); One representative from The Football Association Limited (the FA); The Chief Executive Officer (or equivalent) of each of the four bodies listed above, or their respective nominees, (and the PFA, EFL, PL and FA are together the Members and each a Member). e) f) 3. Terms of Reference a) The PFNCC shall be the forum in which the Members consider matters relating to the employment of, and any associated rules and regulations relating to, those professional football players (Players) employed by clubs in membership of EFL and the PL (the Leagues), including (but not limited to): 5. Secretary a) The Chief Executive Officer of the EFL and the Chief Executive of the PFA shall act as joint secretaries of the PFNCC. The administration and secretarial services to be provided by the EFL. b) i) standard terms and conditions for contracts of employment of Players (including contractual obligations, minimum pay, pension provision, treatment of benefits in kind and holidays); matters relating to health & safety of Players, and appropriate insurance arrangements; a code of practice for clubs and Players to abide by; minimum standards for the resolution of disputes between clubs and Players; the effects of any applicable legislation. 6. Executive Officers A senior executive officer of each of the Members shall meet as and when necessary and in any event shall meet before any meeting of the PFNCC in order to give preliminary consideration to items which are to appear on the agenda for the next PFNCC meeting. ii) iii) iv) 7. Meetings a) There shall be four ordinary meetings of the PFNCC each Season. They shall ordinarily take place in July, October and April, and in January. An ordinary meeting shall be called on not less than 14 days’ notice. Special meetings may be called (in addition to the ordinary meetings set out in paragraph 7(a)) at the discretion of the Chair at the request of any Member. At least seven days’ notice of such meetings shall be given and the business of the meeting shall be stated in the notice. Other parties may be invited to attend any meeting of the PFNCC at the request of any Member and at the Chair’s discretion. The Chair shall also be empowered to invite third parties to any meeting following consultation with the Members. v) b) No major changes in the regulations of the Leagues affecting a Player’s terms and conditions of employment shall take place without full discussion and agreement in the PFNCC. The PFNCC can be used to facilitate consultation on any matter relating to professional football upon which any of the Members considers that the view of the PFNCC would be desirable to help further the best interests of the game. b) c) c) 639 640 Miscellaneous

Constitution of The Professional Football Negotiating and Consultative Committee (England and Wales) Constitution of The Professional Football Negotiating and Consultative Committee (England and Wales) d) The EFL and PL shall communicate with those clubs employing any Player nominated by the PFA as a representative in accordance with Clause 2(a), and request that such representatives and deputies are given reasonable facilities to attend meetings of the PFNCC. 12. Amendment of Constitution Any proposed amendments to the constitution of the PFNCC shall only be considered at a meeting called specifically for that purpose and notice of any proposed amendment shall be given in writing 28 days previous to such meeting. Any amendment to the constitution shall only take effect after approval to it has been given by each of the Members. 8. Minutes Full minutes of all meetings shall be drafted by the secretary provided by the EFL in accordance with Clause 5(b). The draft minutes shall not be circulated until approved by the Chair. Draft minutes should normally be circulated within 4 weeks of the meeting to which they relate. Minutes will be subject to approval of the PFNCC at the next meeting. 13. Status of Constitution The constitution shall be subject to the approval of each of the Members. If approved by each of them it shall be regarded as an agreement binding on each and all of them and shall be appended to the rules of each League and published in their respective handbooks. 9. Resolution of Differences a) It shall be the duty of the Members of the PFNCC to take all reasonable steps to ensure the acceptance of agreements reached. Where appropriate, any Member may seek the assistance of the Chair in expounding and explaining agreements reached. Where the Members are unable to reach agreement they may by agreement seek the advice of the Chair on any matters before the PFNCC. If the Members are unable to reach agreement following the processes outlined above they may by agreement seek independent arbitration by the Advisory Conciliation and Arbitration Service or any other agreed independent arbitrator. b) c) 10. Sub-Committees a) The PFNCC shall have the power to set up such sub-committees or joint working parties not restricted to Members of the PFNCC as it considers necessary. Each sub-committee or joint working party shall agree terms of reference which shall be subject to the approval of the PFNCC. Full minutes of sub-committee and/or joint working party meetings shall be kept and appended to minutes of meetings of the PFNCC for distribution to Members. b) c) 11. Finance a) Each Member shall be responsible for meeting the expenses of its representative(s) for attending meetings. Any fees and/or expenses of the Chair shall be shared equally by the Members. Any other expense shall be shared equally by the Members. b) c) 641 642 Miscellaneous

Statistics

Premier League Table Premier League Results Season 2020/21 Season 2020/21 Arsenal Aston Villa Brighton & Hove Albion Burnley Chelsea Crystal Palace Everton Fulham Leeds United Leicester City Liverpool Manchester City Manchester United Newcastle United Sheffield United Southampton Tottenham Hotspur West Bromwich Albion West Ham United Wolverhampton Wanderers 645 646 Statistics Arsenal Aston Villa Brighton & Hove Albion Burnley Chelsea Crystal Palace Everton Fulham Leeds United Leicester City Liverpool Manchester City Manchester United Newcastle United Sheffield United Southampton Tottenham Hotspur West Bromwich Albion West Ham United Wolverhampton Wanderers Home Away Pos Club PW D LFAW D LFA GD Pts 1Manchester City38 13244317143240155186 2Manchester United 38 9463828127035162974 3Liverpool 38 10362920106339222669 4Chelsea 38 9643118104527182267 5Leicester City38 9193430115334201866 6West Ham United38 1045322294630251565 7Tottenham Hotspur 38 1036352085633252362 8Arsenal 38 8472421103631181661 9Leeds United38 856282110093433859 10 Everton 38 649242811442320-1 59 11 Aston Villa 38 74829279372619955 12 Newcastle United38 65826336492029 -16 45 13 Wolverhampton Wanderers 38 74821255591527 -16 45 14 Crystal Palace 38 658203263102134 -25 44 15 Southampton38 838282544111943 -21 43 16 Brighton & Hove Albion 38 49622225591824-6 41 17 Burnley 38 469142763101928 -22 39 18 Fulham 38 24139283971825 -26 28 19 West Bromwich Albion 38 3610153925122037 -41 26 20 Sheffield United38511312272116836 -43 23 2-1 3-3 0-4 2-0 1-3 0-3 0-2 0-1 1-0 3-1 1-3 0-0 0-3 2-1 1-3 0-1 1-1 0-1 1-0 0-1 2-1 0-3 1-2 0-1 1-0 1-1 2-1 2-0 2-1 0-1 0-1 0-3 1-2 3-2 1-1 3-2 0-0 0-3 2-1 2-2 1-0 2-1 1-2 1-0 0-3 2-1 1-0 0-1 3-0 0-1 0-0 4-2 1-1 0-0 1-1 1-2 2-0 0-4 1-0 0-0 4-0 3-2 1-0 3-1 3-1 5-0 0-1 4-2 1-0 0-2 1-2 0-3 2-0 0-0 0-0 0-1 2-1 0-1 3-3 0-1 1-1 1-2 0-2 0-0 1-2 0-1 2-0 0-0 0-1 1-0 1-4 0-3 1-3 2-1 3-1 2-0 1-1 1-5 4-1 3-1 0-2 1-2 1-3 4-0 2-0 2-1 2-0 1-2 1-1 4-0 1-0 1-2 3-0 0-0 1-2 0-1 0-1 0-1 2-0 0-1 2-1 3-3 5-0 0-2 0-2 1-2 2-3 1-2 2-0 1-1 0-0 0-0 0-1 1-0 1-0 2-2 1-1 3-1 1-1 1-1 1-1 2-0 0-1 1-2 4-3 0-2 0-0 2-0 1-1 0-0 3-1 1-1 1-0 2-0 0-5 3-0 0-2 0-1 1-2 6-2 1-2 4-3 1-3 1-2 0-1 4-1 3-1 0-4 2-0 0-3 4-2 0-0 3-2 0-3 0-2 1-1 1-2 1-2 1-2 2-5 3-0 1-4 0-2 1-1 1-1 2-1 1-1 1-2 1-2 0-1 0-1 1-3 1-2 1-3 1-0 0-2 0-0 2-4 1-1 3-1 1-1 1-1 2-2 0-7 0-2 0-3 1-1 7-2 0-3 1-3 1-1 0-5 2-0 0-1 0-1 3-4 0-0 1-4 0-2 1-1 0-3 1-3 0-2 1-3 0-2 3-2 1-2 0-1 1-2 1-3 1-1 1-3 2-3 2-3 1-4 0-2 0-0 2-2 0-0 1-2 1-3 0-0 0-0 0-1 2-3 1-3 0-0 1-1 0-2 0-0 1-1 2-0 1-0 3-1 2-0 1-1 2-4 5-2 0-2 0-2 0-2 2-0 1-2 3-0 2-0 3-0 1-0 3-0 1-0 4-0 3-0 1-0 1-2 1-0 2-1 5-0 2-1 1-0 0-1 2-0 4-1 1-0 1-1 1-0 2-1 1-1 3-0 3-0 2-1 0-2 3-2 9-0 5-2 2-0 2-0 3-0 0-0 1-0 1-0 3-3 0-1 1-2 3-4 1-1 1-1 2-1 0-1 2-5 1-3 2-2 1-6 3-0 2-1 2-4 3-1 0-1 2-2 1-1 0-0 0-1 1-0 0-2 2-1 2-3 2-1 2-0 2-0 2-1 2-1 1-0 1-1 1-1 3-0 3-1 2-0 5-2 1-0 2-5 0-0 1-1 2-2 3-1 2-3 1-3 3-3 0-0 0-1 3-2 1-0 2-1 2-1 0-3 1-2 0-0 0-1 2-3 3-0 1-2 1-1 1-3 2-1 4-0 1-1 2-0 1-2 0-2 1-1 1-0 4-1 4-0 1-0 0-1 0-1 1-0 1-0 0-0 2-1 3-3 0-0 1-2

Premier League Appearances and Goals Season 2020/21 Premier League Appearances and Goals Brighton & Hove Albion Aston Villa Burnley P P NP GS P P NP GS Key: P = Played Sub P = Sub Played Sub NP = Sub Not Played GS = Goals Scored 647 648 Statistics Sub SubSub Sub Anthony Glennon 00 120 Joel Mumbongo 0450 Anthony Mancini 0020 Jóhann Gudmundsson 16642 Ashley Barnes 15733 Josh Benson 24 170 Ashley Westwood38003 Josh Brownhill 32110 Bailey Peacock-Farrell 40 310 Kevin Long 71 210 Ben Mee 30002 Lewis Richardson 0270 Bobby Thomas 0020 Mace Goodridge 0020 Charlie Taylor 28110 Matej Vydra 15 1353 Chris Wood 3210 12 Matthew Lowton 34021 Dale Stephens34 190 Max Thompson 0020 Dwight McNeil 34202 Nick Pope 32000 Erik Pieters137 120 Phil Bardsley 31 230 Jack Cork 15150 Richard Nartey 0090 James Tarkowski 36001 Robbie Brady 12721 Jay Rodriguez 12 1931 Will Norris 20 150 Jimmy Dunne 30 301 Sub SubSub Sub P P NP GSP P NP GS Ahmed El Mohamady 86 240 Kaine Hayden 0040 Anwar El Ghazi 17 116 10 Keinan Davis 1 14 181 Bertrand Traoré 29707 Kortney Hause 70 101 Björn Engels 00 230 Marvelous Nakamba 94 250 Carney Chukwuemeka 0250 Matt Targett 38000 Conor Hourihane 31 111 Matthew Cash 28010 Douglas Luiz32140 Morgan Sanson 3620 Emiliano Martínez38000 Neil Taylor 01 260 Ezri Konsa Ngoyo 35102 Ollie Watkins 3700 14 Frédéric Guilbert0080 Ross Barkley 18643 Jack Grealish 24206 Tom Heaton 00 230 Jacob Ramsey6 1680 Trézéguet 12922 Jaden Philogene-Bidace 0160 Tyrone Mings 36002 Jed Steer 00 150 Wesley 0340 John McGinn 37003 Sub SubSub Sub P P NP GSP P NP GS Aaron Connolly 98 112 José Izquierdo 0190 Adam Lallana 16 1411 Leandro Trossard 30515 Adam Webster29021 Lewis Dunk 33005 Alexis Mac Allister13891 Mat Ryan 11010 Alireza Jahanbakhsh6 1560 Max Sanders 0020 Andi Zeqiri 09 170 Michal Karbownik 0070 Ben White36010 Moisés Caicedo 0040 Bernardo 2190 Neal Maupay 29418 Christian Walton0080 Pascal Groß 27743 Dale Stephens0010 Percy Tau 12 130 Dan Burn 234 101 Reda Khadra 0110 Danny Welbeck 17726 Robert Sánchez 27000 Davy Pröpper 25 140 Solly March 19202 Florin Andone 0010 Steven Alzate 105 201 Jakub Moder 7570 Tariq Lamptey 11001 Jason Steele 00 300 Teddy Jenks 0020 Jayson Molumby 0150 Thomas McGill 0020 Jensen Weir 0020 Yves Bissouma 35101 Joël Veltman 25351 Sub SubSub Sub Arsenal P P NP GSP P NP GS Ainsley Maitland-Niles5680 Martin Ødegaard 9521 Alexandre Lacazette2295 13 Mat Ryan 30 120 Bernd Leno 35020 Matt Macey 0020 Bukayo Saka 30245 Miguel Azeez 0010 Calum Chambers 8280 Mohamed Elneny 176 131 Cédric Soares 82 150 Nicolas Pépé 16 136 10 Dani Ceballos 178 100 Pablo Marí 10070 David Luiz17321 Pierre-Emerick Aubameyang 2633 10 Eddie Nketiah4 13 112 Reiss Nelson 0240 Emile Smith Rowe 18232 Rob Holding 28250 Gabriel Magalhães 221 102 Rúnar Alex Rúnarsson 01 210 Gabriel Martinelli7792 Sead Kolasinac 1030 Granit Xhaka 29221 Shkodran Mustafi 0360 Héctor Bellerín 24191 Thomas Partey 18600 Joseph Willock 25 100 Willian 16981 Kieran Tierney 26101

Premier League Appearances and Goals Premier League Appearances and Goals Everton Crystal Palace Fulham P P NP GS P P NP GS 649 650 Statistics Sub SubSub Sub Aboubakar Kamara 2960 Josh Onomah 47 130 Ademola Lookman 31304 Kenny Tete18420 Aleksandar Mitrovic13 1433 Marek Rodák 20 280 Alphonse Areola 36020 Mario Lemina 19921 André-Frank Zambo Anguissa 29720 Maxime Le Marchand 1130 Anthony Knockaert0030 Michael Hector31 230 Antonee Robinson 24430 Neeskens Kebano 1480 Bobby De Cordova-Reid 28525 Ola Aina 31042 Cyrus Christie 0010 Ruben Loftus-Cheek21921 Denis Odoi 30 180 Stefan Johansen0010 Fabio Carvalho 3111 Sylvester Jasper0010 Fabri 0080 Terence Kongolo 1090 Harrison Reed 26510 Tim Ream 70 310 Ivan Cavaleiro 27903 Tom Cairney 9151 Joachim Andersen 30101 Tosin Adarabioyo 33010 Joe Bryan 79 181 Tyrese Francois 0100 Josh Maja 9623 Sub SubSub Sub P P NP GSP P NP GS Andros Townsend 25941 Luka Milivojevic 27411 Cheikhou Kouyaté35111 Mamadou Sakho 3180 Christian Benteke2194 10 Martin Kelly 01 240 Connor Wickham 0030 Max Meyer 0050 Eberechi Eze29524 Michy Batshuayi 7 11 172 Gary Cahill 20071 Nathaniel Clyne 13090 Jack Butland10 300 Patrick van Aanholt 202 110 Jairo Riedewald 19 1432 Reece Hannam 0050 James McArthur17110 Ryan Inniss 0010 James McCarthy10680 Sam Woods 0010 James Tomkins 6240 Scott Dann 150 151 Jean-Philippe Mateta 25 111 Stephen Henderson 0030 Jeffrey Schlupp 15 1202 Tyrick Mitchell 190 111 Jesurun Rak-Sakyi 0030 Vicente Guaita 37010 Joel Ward 25170 Wayne Hennessey 0050 Jordan Ayew 23 1031 Wilfried Zaha 2910 11 Sub SubSub Sub P P NP GSP P NP GS Abdoulaye Doucouré 29012 Jonjoe Kenny 1370 Alex Iwobi 17 1351 Jordan Pickford 31020 Allan 23120 Joshua King 0 1150 André Gomes 17 1160 Kyle John 0060 Anthony Gordon 1280 Lucas Digne 30000 Ben Godfrey 29220 Mason Holgate 26231 Bernard 39 211 Michael Keane 33223 Cenk Tosun 0560 Moise Kean 0210 Dominic Calvert-Lewin3210 16 Nathan Broadhead 0170 Ellis Simms 0010 Niels Nkounkou 11 240 Fabian Delph 2670 Reece Welch 0020 Gylfi Sigurdsson 24 1226 Richarlison 33107 Harry Tyrer 0050 Robin Olsen 70 210 Isaac Price0020 Ryan Astley 0010 James Rodríguez 21216 Séamus Coleman 18730 Jarrad Branthwaite0040 Theo Walcott 0110 Jean-Philippe Gbamin 0100 Tom Davies 178 100 João Virgínia 01 160 Tyler Onyango 0080 Jonas Lössl0080 Yerry Mina 23162 Sub SubSub Sub Chelsea P P NP GSP P NP GS Andreas Christensen15260 Kepa Arrizabalaga 61 280 Antonio Rüdiger 190 131 Kurt Zouma 222 115 Ben Chilwell 27073 Marcos Alonso 11292 Billy Gilmour 32 120 Mason Mount 32416 Callum Hudson-Odoi 10 13 102 Mateo Kovacic 21630 César Azpilicueta242 121 N’Golo Kanté 24620 Christian Pulisic18924 Olivier Giroud 89 184 Édouard Mendy 31030 Reece James 25731 Emerson 02 190 Ross Barkley 0210 Faustino Anjorin 0030 Ruben Loftus-Cheek 1000 Fikayo Tomori 0140 Tammy Abraham 12 1086 Hakim Ziyech 15852 Thiago Silva 23022 Jorginho235 107 Timo Werner 29636 Kai Havertz18944 Valentino Livramento 0020 Karlo Ziger 0010 Willy Caballero 1060

Premier League Appearances and Goals Premier League Appearances and Goals Liverpool Leicester City P P NP GS P P NP GS 651 652 Statistics Manchester CitySub SubSub Sub Adrián Bernabé 0050 Kyle Walker 22291 Aymeric Laporte142 120 Liam Delap 0150 Benjamin Mendy 112 192 Luke Mbete0020 Bernardo Silva 242 102 Nathan Aké9171 Claudio Gomes 0010 Nicolás Otamendi0010 Cole Palmer 0060 Oleksandr Zinchenko 15580 Ederson 36000 Phil Foden 17 11 109 Eric García 33 160 Raheem Sterling 2835 10 Felix Nmecha 0010 Riyad Mahrez 234 109 Fernandinho 129 110 Rodri 31342 Ferran Torres 159 137 Rúben Dias 32041 Gabriel Jesus 22719 Scott Carson 1030 Ilkay Gündogan 2356 13 Sergio Agüero 7574 James Trafford 0010 Taylor Harwood-Bellis 0020 João Cancelo 27162 Tommy Doyle 0050 John Stones220 124 Zack Steffen 10 340 Kevin De Bruyne 23246 Sub SubSub Sub P P NP GSP P NP GS Ayoze Pérez 15 1042 Kelechi Iheanacho 169 13 12 Çaglar Söyüncü 19421 Luke Thomas 122 171 Cengiz Ünder 18 170 Marc Albrighton 17 1471 Christian Fuchs81 200 Nampalys Mendy 158 140 Daniel Amartey84 151 Ricardo Pereira 10560 Danny Ward 00 380 Shane Flynn 0010 Demarai Gray 0100 Sidnei Tavares 1120 Dennis Praet105 101 Tawanda Maswanhise 0010 Hamza Choudhury 46 210 Thakgalo Leshabela 0140 Harvey Barnes 22319 Thanawat Suengchitthawon 0020 Islam Slimani 0100 Timothy Castagne 27002 James Justin23002 Vontae Daley-Campbell 00 100 James Maddison 24708 Wes Morgan 03 100 Jamie Vardy 3130 15 Wesley Fofana 27110 Jonny Evans28002 Wilfred Ndidi 25111 Kasper Schmeichel 38000 Youri Tielemans 37106 Sub SubSub Sub P P NP GSP P NP GS Adrián 30 270 Joseph Gomez 6100 Alex Oxlade-Chamberlain 2 11 121 Konstantinos Tsimikas 02 200 Alisson33001 Leighton Clarkson 0030 Andrew Robertson38001 Liam Hughes 0010 Ben Davies 0040 Mohamed Salah 3430 22 Ben Woodburn 0030 Naby Keita7380 Billy Koumetio 0030 Nathaniel Phillips 152 131 Caoimhin Kelleher 20 130 Neco Williams 33 250 Curtis Jones13 11 121 Ozan Kabak 9010 Diogo Jota12709 Rhys Williams 72 160 Divock Origi 27 170 Roberto Firmino 33309 Fabinho 28200 Sadio Mané 3140 11 Georginio Wijnaldum 34402 Takumi Minamino 27 111 Jake Cain 0020 Thiago 20411 Jakub Ojrzynski 0010 Trent Alexander-Arnold 34202 James Milner 11 1540 Virgil van Dijk 5001 Joel Matip9101 Xherdan Shaqiri 59 130 Jordan Henderson 20121 Sub SubSub Sub Leeds United P P NP GSP P NP GS Charlie Cresswell 0070 Leif Davis 02 230 Cody Drameh 0010 Liam Cooper 25011 Crysencio Summerville 0010 Luke Ayling 38000 Diego Llorente 14131 Mateusz Bogusz 0010 Elia Caprile 0050 Mateusz Klich 28714 Ezgjan Alioski 29722 Niall Huggins 0180 Gaetano Berardi 1190 Oliver Casey 0090 Hélder Costa139 103 Pablo Hernández 3 13 100 Ian Poveda-Ocampo 0 14 180 Pascal Struijk 225 101 Illan Meslier 35020 Patrick Bamford 3710 17 Jack Harrison 34208 Raphinha 26406 Jack Jenkins00 180 Robin Koch 13420 Jamie Shackleton3 10 180 Rodrigo 14 1207 Joe Gelhardt0080 Sam Greenwood 0010 Kalvin Phillips 28101 Stuart Dallas 38008 Kiko Casilla 30 310 Tyler Roberts 14 13 101

Premier League Appearances and Goals Premier League Appearances and Goals Sheffield United Newcastle United Southampton P P NP GS P P NP GS 653 654 Statistics Sub SubSub Sub Alex McCarthy30070 Kyle Walker-Peters30010 Alexandre Jankewitz11 100 Michael Obafemi 04 100 Allan Tchaptchet0110 Mohammed Salisu84 110 Caleb Watts0360 Moussa Djenepo 15 1271 Che Adams 30609 Nathan Redmond 17 1212 Daniel N’Lundulu 0 13 160 Nathan Tella 7 11 101 Danny Ings 2630 12 Oriol Romeu 20101 Fraser Forster80 300 Ryan Bertrand29000 Harry Lewis0020 Ryan Finnigan 0020 Ibrahima Diallo 10 1260 Shane Long 1 1070 Jack Stephens171 200 Stuart Armstrong32114 Jake Vokins 1070 Takumi Minamino 9152 James Ward-Prowse 38008 Theo Walcott20133 Jan Bednarek 36011 Will Ferry 00 160 Jannik Vestergaard29113 William Smallbone 2150 Kayne Ramsay 10 130 Yan Valery 1260 Kgaogelo Chauke 00 100 Sub SubSub Sub P P NP GSP P NP GS Allan Saint-Maximin19603 Javier Manquillo 103 160 Andy Carroll 4 14 171 Jeff Hendrick 175 142 Callum Wilson 2331 12 Joelinton 23864 Ciaran Clark 21181 Jonjo Shelvey 29131 Daniel Langley 0010 Joseph Willock 11318 DeAndre Yedlin 5130 Karl Darlow 25060 Dwight Gayle 4 1491 Mark Gillespie 00 200 Elliot Anderson 0180 Martin Dúbravka 130 110 Emil Krafth142 171 Matt Ritchie 153 120 Fabian Schär 13501 Matthew Longstaff 41 130 Federico Fernández 24030 Miguel Almirón 28624 Isaac Hayden 22230 Paul Dummett 14151 Jacob Murphy 17972 Ryan Fraser 9920 Jamaal Lascelles 19002 Sean Longstaff 15790 Jamal Lewis204 120 Sub SubSub Sub P P NP GSP P NP GS Aaron Ramsdale 38000 John Egan 30100 Antwoine Hackford 0100 John Fleck 29220 Ben Osborn 177 101 John Lundstram 23560 Billy Sharp 7993 Kean Bryan 121 101 Chris Basham 31000 Kyron Gordon 0060 Daniel Jebbison3101 Lys Mousset 2980 David McGoldrick 28728 Max Lowe 71 250 Enda Stevens 30000 Michael Verrips 00 130 Ethan Ampadu 23240 Oliver Burke 14 1181 Femi Seriki0100 Oliver McBurnie 12 1111 Frankie Maguire 0040 Oliver Norwood 26650 George Baldock 32030 Phil Jagielka 64 210 Harry Boyes0010 Rhian Brewster 12 1570 Iliman Ndiaye 0160 Sander Berge 13201 Jack O’Connell 2000 Wes Foderingham 00 250 Jack Robinson 9270 William Osula 0010 Jayden Bogle 12472 Zak Brunt 0070 Sub SubSub Sub Manchester United P P NP GSP P NP GS Aaron Wan-Bissaka 34032 Harry Maguire 34002 Alex Telles81 220 Jesse Lingard 0040 Amad 2180 Juan Mata 63 171 Anthony Elanga 2001 Lee Grant 0060 Anthony Martial 17514 Luke Shaw 30221 Axel Tuanzebe 45 210 Marcus Rashford 3341 11 Brandon Williams 22 160 Mason Greenwood 21 1047 Bruno Fernandes 3520 18 Nathan Bishop 0010 Daniel James114 123 Nemanja Matic 128 170 David de Gea 26070 Odion Ighalo 0110 Dean Henderson 121 250 Paul Pogba 21533 Donny van de Beek 4 15 151 Scott McTominay 24844 Edinson Cavani 13 130 10 Shola Shoretire 0230 Eric Bailly 102 140 Timothy Fosu-Mensah 1020 Fred 27351 Victor Lindelöf 29051 Hannibal Mejbri 0100 William Fish 0100

Premier League Appearances and Goals Premier League Appearances and Goals West Ham United West Bromwich Albion Wolverhampton Wanderers P P NP GS P P NP GS 655 656 Statistics Sub SubSub Sub Adama Traoré 28902 Morgan Gibbs-White 4791 Andreas Söndergaard0030 Nélson Semedo 34021 Christian Marques 0040 Nigel Lonwijk 0030 Conor Coady 37001 Oskar Buur 0120 Daniel Podence 22203 Owen Otasowie24 170 Diogo Jota0010 Patrick Cutrone0210 Fábio Silva 11 2164 Pedro Neto30105 Hugo Bueno 0010 Raúl Jiménez10004 João Moutinho 28511 Rayan Aït-Nouri16581 John Ruddy 11 360 Romain Saïss27073 Jonny7000 Rúben Neves 31515 Ki-Jana Hoever 57 220 Rúben Vinagre 1110 Leander Dendoncker 28511 Rui Patrício 37010 Lewis Richards 00 100 Taylor Perry0030 Luke Cundle 0060 Theo Corbeanu 01 100 Marçal 7640 Vitinha5 14 150 Maximilian Kilman 144 190 Willian José12521 Meritan Shabani 0030 Willy Boly 21051 Sub SubSub Sub P P NP GSP P NP GS Ahmed Hegazi 1010 Karlan Grant 147 101 Ainsley Maitland-Niles14100 Kieran Gibbs 9170 Andy Lonergan 0010 Kyle Bartley 28233 Branislav Ivanovic 8570 Kyle Edwards 1460 Caleb Taylor 0020 Lee Peltier 31 230 Callum Robinson 208 105 Matheus Pereira 3030 11 Cédric Kipré 0080 Matt Phillips 20 1312 Charlie Austin0530 Mbaye Diagne 14223 Cheikh Diaby 0010 Okay Yokuslu 15100 Conor Gallagher 28222 Rekeem Harper 0280 Conor Townsend 25020 Robert Snodgrass 6220 Dara O’Shea 25380 Romaine Sawyers 172 110 Darnell Furlong 32331 Sam Field 0320 David Button10 370 Sam Johnstone 37000 Filip Krovinovic 5650 Semi Ajayi 31242 Grady Diangana 15591 Taylor Gardner-Hickman 0040 Hal Robson-Kanu2 1782 Tim Iroegbunam 0010 Jake Livermore 153 120 Toby King 0010 Kamil Grosicki 2170 Sub SubSub Sub P P NP GSP P NP GS Aaron Cresswell 36000 Jamal Baptiste 0010 Ademipo Odubeko 00 180 Jarrod Bowen 30808 Andriy Yarmolenko 1 14 100 Jesse Lingard 16009 Angelo Ogbonna 28013 Lukasz Fabianski 35000 Arthur Masuaku 12000 Manuel Lanzini 5 12 151 Ben Johnson59 191 Mark Noble 8 13 110 Conor Coventry0070 Michail Antonio 2420 10 Craig Dawson 22043 Nathan Trott 00 100 Darren Randolph 30 240 Pablo Fornals 31235 David Martin00 150 Robert Snodgrass 0380 Declan Rice32002 Ryan Fredericks 68 151 Fabián Balbuena 131 201 Saïd Benrahma 14 1621 Felipe Anderson 0220 Sébastien Haller 10603 Frederik Alves00 110 Tomas Soucek 3800 10 Issa Diop 153 172 Vladimir Coufal 34010 Sub SubSub Sub Tottenham Hotspur P P NP GSP P NP GS Alfie Devine 0020 Japhet Tanganga 6080 Ben Davies 14690 Joe Hart 00 380 Carlos Vinícius36 161 Joe Rodon 8490 Dane Scarlett0130 Lucas Moura 14 1673 Davinson Sánchez 171 100 Matt Doherty 134 110 Dele Alli 7880 Moussa Sissoko 15 10 100 Eric Dier 28090 Nile John 0010 Erik Lamela 5 1851 Pierre-Emile Højbjerg 38002 Gareth Bale 10 10 10 11 Serge Aurier 19062 Gedson Fernandes 0030 Sergio Reguilón 26140 Giovani Lo Celso 11721 Son Heung-Min 3610 17 Harry Kane 3500 23 Steven Bergwijn 13851 Harry Winks96 150 Tanguy Ndombele 28533 Hugo Lloris 38000 Toby Alderweireld 250 101

Premier League Tables Premier League Tables 657 658 Statistics Premier League 1993/94PW D LGFGA GD PTS 1Manchester United 422711480384292 2Blackburn Rovers42259863362784 3Newcastle United422381182414177 4Arsenal 421817753282571 5Leeds United421816865392670 6Wimbledon 421811135653365 7Sheffield Wednesday 4216161076542264 8Liverpool 42179165955460 9Queens Park Rangers 421612146261160 10 Aston Villa 421512154650-4 57 11 Coventry City421414144345-2 56 12 Norwich City421217136561453 13 West Ham United421313164758-11 52 14 Chelsea 421312174953-4 51 15 Tottenham Hotspur 421112195459-5 45 16 Manchester City42918153849-11 45 17 Everton 42128224263-21 44 18 Southampton42127234966-17 43 19 Ipswich Town 42916173558-23 43 20 Sheffield United42818164260-18 42 21 Oldham Athletic42913204268-26 40 22 Swindon Town 425152247100-53 30 Premier League 1995/96PW D LGFGA GD PTS 1Manchester United 38257673353882 2Newcastle United38246866372978 3Liverpool 382011770343671 4Aston Villa 381891152351763 5Arsenal 381712949321763 6Everton 3817101164442061 7Blackburn Rovers381871361471461 8Tottenham Hotspur 381613950381261 9Nottingham Forest381513105054-4 58 10 West Ham United38149154352-9 51 11 Chelsea 381214124644250 12 Middlesbrough 381110173550-15 43 13 Leeds United38127194057-17 43 14 Wimbledon 381011175570-15 41 15 Sheffield Wednesday 381010184861-13 40 16 Coventry City38814164260-18 38 17 Southampton38911183452-18 38 18 Manchester City38911183358-25 38 19 Queens Park Rangers 3896233857-19 33 20 Bolton Wanderers 3885253971-3229 Premier League 1992/93PW D LGFGA GD PTS 1Manchester United 422412667313684 2Aston Villa 4221111057401774 3Norwich City42219126165-4 72 4Blackburn Rovers4220111168462271 5Queens Park Rangers 421712136355863 6Liverpool 421611156255759 7Sheffield Wednesday 421514135551459 8Tottenham Hotspur 421611156066-6 59 9Manchester City421512155651557 10 Arsenal 421511164038256 11 Chelsea 421414145154-3 56 12 Wimbledon 421412165655154 13 Everton 42158195355-2 53 14 Sheffield United421410185453152 15 Coventry City421313165257-5 52 16 Ipswich Town 421216145055-5 52 17 Leeds United421215155762-5 51 18 Southampton421311185461-7 50 19 Oldham Athletic421310196374-11 49 20 Crystal Palace 421116154861-13 49 21 Middlesbrough 421111205475-21 44 22 Nottingham Forest421010224162-21 40 Premier League 1994/95PW D LGFGA GD PTS 1Blackburn Rovers42278780394189 2Manchester United 422610677284988 3Nottingham Forest422211972432977 4Liverpool 4221111065372874 5Leeds United422013959382173 6Newcastle United4220121067472072 7Tottenham Hotspur 421614126658862 8Queens Park Rangers 42179166159260 9Wimbledon 421511164865-17 56 10 Southampton421218126163-2 54 11 Chelsea 421315145055-5 54 12 Arsenal 421312175249351 13 Sheffield Wednesday 421312174957-8 51 14 West Ham United421311184448-4 50 15 Everton 421117144451-7 50 16 Coventry City421214164462-18 50 17 Manchester City421213175364-11 49 18 Aston Villa 421115165156-5 48 19 Crystal Palace 421112193449-15 45 20 Norwich City421013193754-17 43 21 Leicester City42611254580-3529 22 Ipswich Town 4276293693-5727

Premier League Tables Premier League Tables *Middlesbrough deducted 3 points 659 660 Statistics Premier League 1997/98PW D LGFGA GD PTS 1Arsenal 38239668333578 2Manchester United 38238773264777 3Liverpool 381811968422665 4Chelsea 382031571432863 5Leeds United381781357461159 6Blackburn Rovers381610125752558 7Aston Villa 38176154948157 8West Ham United38168145657-1 56 9Derby County38167155249355 10 Leicester City3813141151411053 11 Coventry City381216104644252 12 Southampton38146185055-5 48 13 Newcastle United381111163544-9 44 14 Tottenham Hotspur 381111164456-12 44 15 Wimbledon 381014143446-12 44 16 Sheffield Wednesday 38128185267-15 44 17 Everton 38913164156-15 40 18 Bolton Wanderers 38913164161-20 40 19 Barnsley 38105233782-45 35 20 Crystal Palace 3889213771-3433 Premier League 1999/00PW D LGFGA GD PTS 1Manchester United 38287397455291 2Arsenal 38227973433073 3Leeds United382161158431569 4Liverpool 381910951302167 5Chelsea 381811953341965 6Aston Villa 3815131046351158 7Sunderland 381610125756158 8Leicester City38167155555055 9West Ham United381510135253-1 55 10 Tottenham Hotspur 38158155749853 11 Newcastle United381410146354952 12 Middlesbrough 381410144652-6 52 13 Everton 3812141259491050 14 Coventry City38128184754-7 44 15 Southampton38128184562-17 44 16 Derby County38911184457-13 38 17 Bradford City3899203868-3036 18 Wimbledon 38712194674-28 33 19 Sheffield Wednesday 3887233870-3231 20 Watford 3866263577-42 24 Premier League 1996/97PW D LGFGA GD PTS 1Manchester United 3821 12576 11873 443275 2Newcastle United3819 403368 3Arsenal 381911862323068 4Liverpool 381911862372568 5Aston Villa 3817101147341361 6Chelsea 381611115855359 7Sheffield Wednesday 38141595051-1 57 8Wimbledon 381511124946356 9Leicester City381211154654-8 47 10 Tottenham Hotspur 38137184451-7 46 11 Leeds United381113142838-10 46 12 Derby County381113144558-13 46 13 Blackburn Rovers38915144243-1 42 14 West Ham United381012163948-9 42 15 Everton 381012164457-13 42 16 Southampton381011175056-6 41 17 Coventry City38914153854-16 41 18 Sunderland 381010183553-18 40 19 Middlesbrough 381012165160-9 39* 20 Nottingham Forest38616163159-28 34 Premier League 1998/99PW D LGFGA GD PTS 1Manchester United 382213380374379 2Arsenal 382212459174278 3Chelsea 382015357302775 4Leeds United381813762342867 5West Ham United38169134653-7 57 6Aston Villa 381510135146555 7Liverpool 381591468491954 8Derby County381313124045-5 52 9Middlesbrough 381215114854-6 51 10 Leicester City381213134046-6 49 11 Tottenham Hotspur 381114134750-3 47 12 Sheffield Wednesday 38137184142-1 46 13 Newcastle United381113144854-6 46 14 Everton 381110174247-5 43 15 Coventry City38119183951-12 42 16 Wimbledon 381012164063-23 42 17 Southampton38118193764-27 41 18 Charlton Athletic38812184156-15 36 19 Blackburn Rovers38714173852-14 35 20 Nottingham Forest3879223569-3430

Premier League Tables Premier League Tables 661 662 Statistics Premier League 2001/02PW D LGFGA GD PTS 1Arsenal 38269379364387 2Liverpool 38248667303780 3Manchester United 38245987454277 4Newcastle United38218974522271 5Leeds United381812853371666 6Chelsea 381713866382864 7West Ham United38158154857-9 53 8Aston Villa 381214124647-1 50 9Tottenham Hotspur 38148164953-4 50 10 Blackburn Rovers381210165551446 11 Southampton38129174654-8 45 12 Middlesbrough 38129173547-12 45 13 Fulham 381014143644-8 44 14 Charlton Athletic381014143849-11 44 15 Everton 381110174557-12 43 16 Bolton Wanderers 38913164462-18 40 17 Sunderland 381010182951-22 40 18 Ipswich Town 3899204164-23 36 19 Derby County3886243363-3030 20 Leicester City38513203064-3428 Premier League 2003/04PW D LGFGA GD PTS 1Arsenal 382612073264790 2Chelsea 38247767303779 3Manchester United 38236964352975 4Liverpool 3816121055371860 5Newcastle United381317852401256 6Aston Villa 381511124844456 7Charlton Athletic381411135151053 8Bolton Wanderers 381411134856-8 53 9Fulham 381410145246652 10 Birmingham City381214124348-5 50 11 Middlesbrough 38139164452-8 48 12 Southampton381211154445-1 47 13 Portsmouth38129174754-7 45 14 Tottenham Hotspur 38136194757-10 45 15 Blackburn Rovers38128185159-8 44 16 Manchester City38914155554141 17 Everton 38912174557-12 39 18 Leicester City38615174865-17 33 19 Leeds United3889214079-3933 20 Wolverhampton Wanderers 38712193877-3933 Premier League 2000/01PW D LGFGA GD PTS 1Manchester United 38248679314880 2Arsenal 382010863382570 3Liverpool 38209971393269 4Leeds United382081064432168 5Ipswich Town 382061257421566 6Chelsea 3817101168452361 7Sunderland 381512114641557 8Aston Villa 381315104643354 9Charlton Athletic381410145057-7 52 10 Southampton381410144048-8 52 11 Newcastle United38149154450-6 51 12 Tottenham Hotspur 381310154754-7 49 13 Leicester City38146183951-12 48 14 Middlesbrough 38915144444042 15 West Ham United381012164550-5 42 16 Everton 38119184559-14 42 17 Derby County381012163759-22 42 18 Manchester City38810204165-24 34 19 Coventry City38810203663-27 34 20 Bradford City38511223070-40 26 Premier League 2002/03PW D LGFGA GD PTS 1Manchester United 38258574344083 2Arsenal 38239685424378 3Newcastle United382161163481569 4Chelsea 381910968383067 5Liverpool 3818101061412064 6Blackburn Rovers381612105243960 7Everton 38178134849-1 59 8Southampton381313124346-3 52 9Manchester City38156174754-7 51 10 Tottenham Hotspur 38148165162-11 50 11 Middlesbrough 381310154844449 12 Charlton Athletic38147174556-11 49 13 Birmingham City38139164149-8 48 14 Fulham 38139164150-9 48 15 Leeds United38145195857147 16 Aston Villa 38129174247-5 45 17 Bolton Wanderers 381014144151-10 44 18 West Ham United381012164259-17 42 19 West Bromwich Albion 3868242965-3626 20 Sunderland 3847272165-44 19

Premier League Tables Premier League Tables 663 664 Statistics Premier League 2005/06PW D LGFGA GD PTS 1Chelsea 38294572225091 2Manchester United 38258572343883 3Liverpool 38257657253282 4Arsenal 382071168313767 5Tottenham Hotspur 381811953381565 6Blackburn Rovers38196135142963 7Newcastle United38177144742558 8Bolton Wanderers 381511124941856 9West Ham United38167155255-3 55 10 Wigan Athletic38156174552-7 51 11 Everton 38148163449-15 50 12 Fulham 38146184858-10 48 13 Charlton Athletic38138174155-14 47 14 Middlesbrough 38129174858-10 45 15 Manchester City38134214348-5 43 16 Aston Villa 381012164255-13 42 17 Portsmouth38108203762-25 38 18 Birmingham City38810202850-22 34 19 West Bromwich Albion 3879223158-27 30 20 Sunderland 3836292669-43 15 Premier League 2007/08PW D LGFGA GD PTS 1Manchester United 38276580225887 2Chelsea 382510365263985 3Arsenal 382411374314383 4Liverpool 382113467283976 5Everton 381981155332265 6Aston Villa 3816121071512060 7Blackburn Rovers381513105048258 8Portsmouth38169134840857 9Manchester City381510134553-8 55 10 West Ham United381310154250-8 49 11 Tottenham Hotspur 381113146661546 12 Newcastle United381110174565-20 43 13 Middlesbrough 381012164353-10 42 14 Wigan Athletic381010183451-17 40 15 Sunderland 38116213659-23 39 16 Bolton Wanderers 38910193654-18 37 17 Fulham 38812183860-22 36 18 Reading 38106224166-25 36 19 Birmingham City38811194662-16 35 20 Derby County3818292089-69 11 Premier League 2004/05PW D LGFGA GD PTS 1Chelsea 38298172155795 2Arsenal 38258587365183 3Manchester United 382211558263277 4Everton 38187134546-1 61 5Liverpool 381771452411158 6Bolton Wanderers 381610124944558 7Middlesbrough 381413115346755 8Manchester City381313124739852 9Tottenham Hotspur 381410144741652 10 Aston Villa 381211154552-7 47 11 Charlton Athletic381210164258-16 46 12 Birmingham City381112154046-6 45 13 Fulham 38128185260-8 44 14 Newcastle United381014144757-10 44 15 Blackburn Rovers38915143243-11 42 16 Portsmouth38109194359-16 39 17 West Bromwich Albion 38616163661-25 34 18 Crystal Palace 38712194162-21 33 19 Norwich City38712194277-3533 20 Southampton38614184566-21 32 Premier League 2006/07PW D LGFGA GD PTS 1Manchester United 38285583275689 2Chelsea 382411364244083 3Liverpool 382081057273068 4Arsenal 381911863352868 5Tottenham Hotspur 38179125754360 6Everton 3815131052361658 7Bolton Wanderers 38168144752-5 56 8Reading 38167155247555 9Portsmouth381412124542354 10 Blackburn Rovers38157165254-2 52 11 Aston Villa 381117104341250 12 Middlesbrough 381210164449-5 46 13 Newcastle United381110173847-9 43 14 Manchester City38119182944-15 42 15 West Ham United38125213559-24 41 16 Fulham 38815153860-22 39 17 Wigan Athletic38108203759-22 38 18 Sheffield United38108203255-23 38 19 Charlton Athletic38810203460-26 34 20 Watford 38513202959-3028

Premier League Tables Premier League Tables *Portsmouth deducted 9 points 665 666 Statistics Premier League 2009/10PW D LGFGA GD PTS 1Chelsea 382756103327186 2Manchester United 38274786285885 3Arsenal 38236983414275 4Tottenham Hotspur 382171067412670 5Manchester City381813773452867 6Aston Villa 381713852391364 7Liverpool 381891161352663 8Everton 381613960491161 9Birmingham City381311143847-9 50 10 Blackburn Rovers381311144155-14 50 11 Stoke City381114133448-14 47 12 Fulham 381210163946-7 46 13 Sunderland 381111164856-8 44 14 Bolton Wanderers 38109194267-25 39 15 Wolverhampton Wanderers 38911183256-24 38 16 Wigan Athletic3899203779-42 36 17 West Ham United38811194766-19 35 18 Burnley 3886244282-40 30 19 Hull City38612203475-41 30 20 Portsmouth3877243466-3219* Premier League 2011/12PW D LGFGA GD PTS 1Manchester City38285593296489 2Manchester United 38285589335689 3Arsenal 382171074492570 4Tottenham Hotspur 38209966412569 5Newcastle United38198115651565 6Chelsea 3818101065461964 7Everton 3815111250401056 8Liverpool 381410144740752 9Fulham 381410144851-3 52 10 West Bromwich Albion 38138174552-7 47 11 Swansea City381211154451-7 47 12 Norwich City381211155266-14 47 13 Sunderland 381112154546-1 45 14 Stoke City381112153653-17 45 15 Wigan Athletic381110174262-20 43 16 Aston Villa 38717143753-16 38 17 Queens Park Rangers 38107214366-23 37 18 Bolton Wanderers 38106224677-31 36 19 Blackburn Rovers3887234878-3031 20 Wolverhampton Wanderers 38510234082-42 25 Premier League 2008/09PW D LGFGA GD PTS 1Manchester United 38286468244490 2Liverpool 382511277275086 3Chelsea 38258568244483 4Arsenal 382012668373172 5Everton 381712955371863 6Aston Villa 381711105448662 7Fulham 381411133934553 8Tottenham Hotspur 38149154545051 9West Ham United38149154245-3 51 10 Manchester City38155185850850 11 Wigan Athletic38129173445-11 45 12 Stoke City38129173855-17 45 13 Bolton Wanderers 38118194153-12 41 14 Portsmouth381011173857-19 41 15 Blackburn Rovers381011174060-20 41 16 Sunderland 3899203454-20 36 17 Hull City38811193964-25 35 18 Newcastle United38713184059-19 34 19 Middlesbrough 38711202857-29 32 20 West Bromwich Albion 3888223667-31 32 Premier League 2010/11PW D LGFGA GD PTS 1Manchester United 382311478374180 2Chelsea 38218969333671 3Manchester City38218960332771 4Arsenal 381911872432968 5Tottenham Hotspur 38161485546962 6Liverpool 381771459441558 7Everton 381315105145654 8Fulham 381116114943649 9Aston Villa 381212144859-11 48 10 Sunderland 381211154556-11 47 11 West Bromwich Albion 381211155671-15 47 12 Newcastle United381113145657-1 46 13 Stoke City38137184648-2 46 14 Bolton Wanderers 381210165256-4 46 15 Blackburn Rovers381110174659-13 43 16 Wigan Athletic38915144061-21 42 17 Wolverhampton Wanderers 38117204666-20 40 18 Birmingham City38815153758-21 39 19 Blackpool 38109195578-23 39 20 West Ham United38712194370-27 33

Premier League Tables Premier League Tables 667 668 Statistics Premier League 2013/14PW D LGFGA GD PTS 1Manchester City382756102376586 2Liverpool 382666101505184 3Chelsea 38257671274482 4Arsenal 38247768412779 5Everton 38219861392272 6Tottenham Hotspur 38216115551469 7Manchester United 381971264432164 8Southampton381511125446856 9Stoke City381311144552-7 50 10 Newcastle United38154194359-16 49 11 Crystal Palace 38136193348-15 45 12 Swansea City38119185454042 13 West Ham United38117204051-11 40 14 Sunderland 38108204160-19 38 15 Aston Villa 38108203961-22 38 16 Hull City38107213853-15 37 17 West Bromwich Albion 38715164359-16 36 18 Norwich City3889212862-3433 19 Fulham 3895244085-45 32 20 Cardiff City3879223274-42 30 Premier League 2015/16PW D LGFGA GD PTS 1Leicester City382312368363281 2Arsenal 382011765362971 3Tottenham Hotspur 381913669353470 4Manchester City381991071413066 5Manchester United 381991049351466 6Southampton381891159411863 7West Ham United381614865511462 8Liverpool 3816121063501360 9Stoke City38149154155-14 51 10 Chelsea 381214125953650 11 Everton 381114135955447 12 Swansea City381211154252-10 47 13 Watford 38129174050-10 45 14 West Bromwich Albion 381013153448-14 43 15 Crystal Palace 38119183951-12 42 16 AFC Bournemouth38119184567-22 42 17 Sunderland 38912174862-14 39 18 Newcastle United38910194465-21 37 19 Norwich City3897223967-28 34 20 Aston Villa 3838272776-49 17 Premier League 2012/13PW D LGFGA GD PTS 1Manchester United 38 285586434389 2Manchester City38 239666343278 3Chelsea 38 229775393675 4Arsenal 38 2110772373573 5Tottenham Hotspur 38 219866462072 6Everton 38 1615755401563 7Liverpool 38 1613971432861 8West Bromwich Albion 38 147175357-4 49 9Swansea City38 1113144751-4 46 10 West Ham United38 1210164553-8 46 11 Norwich City38 1014144158-17 44 12 Fulham 38 1110175060-10 43 13 Stoke City38 915143445-11 42 14 Southampton38 914154960-11 41 15 Aston Villa 38 1011174769-22 41 16 Newcastle United38 118194568-23 41 17 Sunderland 38 912174154-13 39 18 Wigan Athletic38 99204773-26 36 19 Reading 38 610224373-3028 20 Queens Park Rangers 38 413213060-3025 Premier League 2014/15PW D LGFGA GD PTS 1Chelsea 38269373324187 2Manchester City38247783384579 3Arsenal 38229771363575 4Manchester United 382010862372570 5Tottenham Hotspur 38197125853564 6Liverpool 38188125248462 7Southampton381861454332160 8Swansea City38168144649-3 56 9Stoke City38159144845354 10 Crystal Palace 38139164751-4 48 11 Everton 381211154850-2 47 12 West Ham United381211154447-3 47 13 West Bromwich Albion 381111163851-13 44 14 Leicester City38118194655-9 41 15 Newcastle United38109194063-23 39 16 Sunderland 38717143153-22 38 17 Aston Villa 38108203157-26 38 18 Hull City38811193351-18 35 19 Burnley 38712192853-25 33 20 Queens Park Rangers 3886244273-31 30

Premier League Tables Premier League Tables 669 670 Statistics Premier League 2017/18PW D LGFGA GD PTS 1Manchester City38 324 256 21062779100 2Manchester United 38 768284081 3Tottenham Hotspur 38238774363877 4Liverpool 382112584384675 5Chelsea 382171062382470 6Arsenal 381961374512363 7Burnley 381412123639-3 54 8Everton 381310154458-14 49 9Leicester City381211155660-4 47 10 Newcastle United38128183947-8 44 11 Crystal Palace 381111164555-10 44 12 AFC Bournemouth381111164561-16 44 13 West Ham United381012164868-20 42 14 Watford 38118194464-20 41 15 Brighton & Hove Albion 38913163454-20 40 16 Huddersfield Town 38910192858-3037 17 Southampton38715163756-19 36 18 Swansea City3889212856-28 33 19 Stoke City38712193568-3333 20 West Bromwich Albion 38613193156-25 31 Premier League 2019/20PW D LGFGA GD PTS 1Liverpool 383233 853352 1023567 99 2Manchester City382639 81 3Manchester United 381812866363066 4Chelsea 382061269541566 5Leicester City381881267412662 6Tottenham Hotspur 3816111161471459 7Wolverhampton Wanderers 381514951401159 8Arsenal 381414105648856 9Sheffield United381412123939054 10 Burnley 38159144350-7 54 11 Southampton38157165160-9 52 12 Everton 381310154456-12 49 13 Newcastle United381111163858-20 44 14 Crystal Palace 381110173150-19 43 15 Brighton & Hove Albion 38914153954-15 41 16 West Ham United38109194962-13 39 17 Aston Villa 3898214167-26 35 18 AFC Bournemouth3897224065-25 34 19 Watford 38810203664-28 34 20 Norwich City3856272675-49 21 Premier League 2018/19PW D LGFGA GD PTS 1Manchester City383224 952372 98 2Liverpool 383071 892267 97 3Chelsea 382198 633924 72 4Tottenham Hotspur 3823213 673928 71 5Arsenal 3821710 655411 70 6Manchester United 3819910 655411 66 7Wolverhampton Wanderers 3816913 47461 57 8Everton 3815914 54468 54 9Leicester City3815716 51483 52 10 West Ham United3815716 5255-3 52 11 Watford 3814816 5259-7 50 12 Crystal Palace 3814717 5153-2 49 13 Newcastle United3812917 4248-6 45 14 AFC Bournemouth3813619 5670-14 45 15 Burnley 3811720 4568-23 40 16 Southampton3891217 4565-20 39 17 Brighton & Hove Albion 389920 3560-25 36 18 Cardiff City3810424 3469-35 34 19 Fulham 387526 3481-47 26 20 Huddersfield Town 383728 2276-54 16 Premier League 2016/17PW D LGFGA GD PTS 1Chelsea 38303 585335293 2Tottenham Hotspur 38268 486266086 3Manchester City 38239 680394178 4Liverpool 382210 678423676 5Arsenal 38236 977443375 6Manchester United 381815 554292569 7Everton 381710 1162441861 8Southampton 381210 164148-7 46 9AFC Bournemouth 381210 165567-12 46 10 West Bromwich Albion 38129 174351-8 45 11 West Ham United 38129 174764-17 45 12 Leicester City 38128 184863-15 44 13 Stoke City 381111 164156-15 44 14 Crystal Palace 38125 215063-13 41 15 Swansea City 38125 214570-25 41 16 Burnley 38117 203955-16 40 17 Watford 38117 204068-28 40 18 Hull City 3897 223780-43 34 19 Middlesbrough 38513 202753-26 28 20 Sunderland 3866 262969-40 24

Premier League Brunel Building 57 North Wharf Road London W2 1HQ premierleague.com T +44 (0) 20 7864 9000 E info@premierleague.com The Football Association Premier League Limited Registered Office: Brunel Building, 57 North Wharf Road, London, W2 1HQ. No. 2719699 England